FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207132-04

PROSPECTUS

$638,574,000 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-C1
(Central Index Key number 0001673255)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Citigroup Global Markets Realty Corp.

(Central Index Key number 0001541001)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key number 0001558761)

Starwood Mortgage Funding V LLC

(Central Index Key number – Not Applicable)

FCRE REL, LLC

(Central Index Key number 0001636352)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C1

The Commercial Mortgage Pass-Through Certificates, Series 2016-C1 will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will be a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. Such mortgage loans will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in June 2016. The rated final distribution date for the certificates is May 2049.

Classes of Offered Certificates	Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description
Class A-1	$36,205,000		1.506%	Fixed
Class A-2	$15,052,000		2.679%	Fixed
Class A-3	$185,000,000		2.944%	Fixed
Class A-4	$237,485,000		3.209%	Fixed
Class A-AB	$55,255,000		3.003%	Fixed
Class X-A	$567,727,000	(5)	2.118%	Variable IO(6)
Class X-B	$35,896,000	(5)	1.002%	Variable IO(6)
Class A-S(7)	$38,730,000	(8)	3.514%	Fixed(9)
Class B(7)	$35,896,000	(8)	4.117%	Fixed(9)
Class EC(7)	$109,577,000	(8)	(9)	(9)
Class C(7)	$34,951,000	(8)	5.119%	WAC(9)(11)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the Series 2016-C1 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2016-C1 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Cantor Fitzgerald & Co. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc. and Cantor Fitzgerald & Co. are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 75.8% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 24.2% of each class of offered certificates. Drexel Hamilton, LLC is acting as co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about June 1, 2016. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 114.62% of the aggregate principal balance of the offered certificates, plus accrued interest from May 1, 2016, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

Citigroup		Cantor Fitzgerald & Co.
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager

May 17, 2016

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-C1

Commercial Mortgage Pass-Through Certificates, Series 2016-C1

Washington 1 property $3,300,000 0.4% of total
Colorado 1 property $8,250,000 1.1% of total
Illinois 2 properties $6,990,901 0.9% of total
Indiana 1 property $4,970,000 0.7% of total
Michigan 6 properties $36,146,959 4.8% of total
Ohio 2 properties $105,005,053 13.9% of total
New York 6 properties $64,479,301 8.5% of total
Pennsylvania 17 properties $45,069,737 6.0% of total
New Hampshire 1 property $20,000,000 2.6% of total
Connecticut 1 property $41,000,000 5.4% of total
New Jersey 12 properties $17,472,582 2.3% of total
Virginia 38 properties $61,111,130 8.1% of total
North Carolina 6 properties $37,430,372 5.0% of total
South Carolina 3 properties $7,325,000 1.0% of total
Georgia 4 properties $53,516,047 7.1% of total
Florida 6 properties $44,341,040 5.9% of total
Tennessee 1 property $3,985,241 0.5% of total
Alabama 1 property $2,239,257 0.3% of total
Kentucky 4 properties $6,275,000 0.8% of total
Texas 8 properties $79,706,115 10.5% of total
Oklahoma 1 property $4,725,000 0.6% of total
New Mexico 2 properties $6,951,602 0.9% of total
Arizona 3 properties $22,027,393 2.9% of total
California 3 properties $73,392,315 9.7% of total
Percent of Initial Pool Balance
>10.0 – 13.9%
>5.0 – 10.0%
>1.0 – 5.0%
0.3 – 1.0%

Mortgaged Properties by Property Type
Mixed Use 2.3%
Other (Leased Fee) 8.7%
Manufactured Housing 0.6%
Multifamily 9.9%
Retail 35.2%
Self Storage 10.9%
Office 12.5%
Hospitality 19.9%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2016-C1 certificates.

Classes of Certificates	Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(3)	Expected Principal Window(3)
Offered Certificates
Class A-1	$36,205,000		30.000%(4)	1.506%	Fixed	2.66	6/16 – 3/21
Class A-2	$15,052,000		30.000%(4)	2.679%	Fixed	4.85	3/21 – 4/21
Class A-3	$185,000,000		30.000%(4)	2.944%	Fixed	9.66	11/25 – 4/26
Class A-4	$237,485,000		30.000%(4)	3.209%	Fixed	9.87	4/26 – 5/26
Class A-AB	$55,255,000		30.000%(4)	3.003%	Fixed	7.24	4/21 – 11/25
Class X-A	$567,727,000	(5)	N/A	2.118%	Variable IO(6)	N/A	N/A
Class X-B	$35,896,000	(5)	N/A	1.002%	Variable IO(6)	N/A	N/A
Class A-S(7)	$38,730,000	(8)	24.875%	3.514%	Fixed(9)	9.94	5/26 – 5/26
Class B(7)	$35,896,000	(8)	20.125%	4.117%	Fixed(9)	9.94	5/26 – 5/26
Class EC(7)	$109,577,000	(8)	15.500%(10)	(9)	(9)	9.94	5/26 – 5/26
Class C(7)	$34,951,000	(8)	15.500%(10)	5.119%	WAC(9)(11)	9.94	5/26 – 5/26

Non-Offered Certificates
Class D	$47,232,000		9.250%	5.119%	WAC(11)	9.94	5/26 – 5/26
Class E	$24,561,000		6.000%	5.119%	WAC(11)	9.94	5/26 – 5/26
Class F	$9,446,000		4.750%	5.119%	WAC(11)	9.94	5/26 – 5/26
Class G	$9,447,000		3.500%	5.119%	WAC(11)	9.94	5/26 – 5/26
Class H	$26,450,044		0.000%	5.119%	WAC(11)	9.98	5/26 – 6/26
Class R(12)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(4)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)	The Class X-A and Class X-B certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B trust component from time to time.

(6)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B trust component, as described in this prospectus.

(7)	The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class EC certificates, and Class EC certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B and Class C certificates are collectively referred to in this prospectus as “exchangeable certificates.”

(8)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding certificate balances, subject to a variance of plus or minus 5%, of $38,730,000, $35,896,000 and $34,951,000, respectively. The exchangeable certificates and the Class EC certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class A-S, Class B or Class C trust component. The Class EC certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class EC certificates or any exchange of Class EC certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding certificate balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class EC and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum certificate balance of such class without giving effect to any issuance of Class EC certificates. The initial certificate balance of the Class EC certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, representing the maximum certificate balance of the Class EC certificates that could be issued in an exchange. The actual certificate balance of the Class EC certificates or any class of exchangeable certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EC certificates issued on the closing date. The aggregate certificate balance of the offered certificates shown on the cover page and back page of this prospectus includes the maximum certificate balance of exchangeable certificates and Class EC certificates that could be outstanding on the closing date, equal to $109,577,000 (subject to a variance of plus or minus 5%).

(9)	The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class EC certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

(10)	The approximate initial credit support percentages for the Class C and Class EC certificates are equal to the subordination level of the underlying Class C trust component.

(11)	For any distribution date, the pass-through rate on each class of the Class C, Class D, Class E, Class F, Class G and Class H certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class E, Class F, Class G, Class H and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Summary of Terms	17
Risk Factors	61
The Offered Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	61
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	62
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	62
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates	66
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	67
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	67
The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks	68
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	68
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	69
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	70
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	72
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	73
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views
of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	74
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	76
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	77
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	77
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us	78
Historical Information Regarding the Mortgage Loans May Be Limited	78
Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited	78
Static Pool Data Would Not Be Indicative of the Performance of This Pool	79
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	79
A Tenant Concentration May Result in Increased Losses	79
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	80
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	80
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	80
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	80
Early Lease Termination Options May Reduce Cash Flow	81
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	81
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	81
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will

Default on a Mortgage Loan Underlying Your Offered Certificates	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	82
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	83
The Types of Properties That Secure the Mortgage Loans Present Special Risks	89
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	105
Changes in Pool Composition Will Change the Nature of Your Investment	108
Tenancies-in-Common May Hinder Recovery	108
Risks Relating to Enforceability of Cross-Collateralization Arrangements	108
Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	109
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	109
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	111
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	113
Appraisals May Not Reflect Current or Future Market Value of Each Property	113
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	114
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	114
Increases in Real Estate Taxes May Reduce Available Funds	115
Risks Relating to Tax Credits	115
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	115
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	116
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	116
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	117
Leased Fee Properties Have Special Risks	118
Risks Related to Zoning Non-Compliance and Use Restrictions	118
Risks Relating to Inspections of Properties	119
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	119
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	119
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	120
Terrorism Insurance May Not Be Available for All Mortgaged Properties	121
Risks Associated with Blanket Insurance Policies or Self-Insurance	122
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	123
The Borrower’s Form of Entity May Cause Special Risks	123
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	126
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	127
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	127
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	127
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	128

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	129
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	130
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	131
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	133
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	133
Potential Conflicts of Interest of the Operating Advisor	133
Potential Conflicts of Interest of the Asset Representations Reviewer	134
Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder	135
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	136
Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination	137
Other Potential Conflicts of Interest May Affect Your Investment	137
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	138
The Servicing of each of the OZRE Leased Fee Portfolio Loan Combination and the Embassy Suites Lake Buena Vista Loan Combination Will Shift to Other Servicers	140
The Controlling Pari Passu Companion Loan for the Madbury Commons Loan Combination Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern Such Loan Combination Have Yet to Be Finalized	141
Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment	141
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	141
Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment	143
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	143
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	144
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	144
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	144
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	145
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	146
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	146
State, Local and Other Tax Considerations	148
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	148
Description of the Mortgage Pool	150
General	150
Certain Calculations and Definitions	152
Statistical Characteristics of the Mortgage Loans	161
Delinquency Information	171
Environmental Considerations	171
Litigation Considerations	174
Redevelopment, Expansion and Renovation	175
Default History, Bankruptcy Issues and Other Proceedings	175
Tenant Issues	177
Insurance Considerations	187
Zoning and Use Restrictions	188
Appraised Value	189
Non-Recourse Carveout Limitations	189
Real Estate and Other Tax Considerations	190
Certain Terms of the Mortgage Loans	191
Additional Indebtedness	202
The Loan Combinations	206
Significant Obligor	242

Additional Mortgage Loan Information	242
Transaction Parties	243
The Sponsors and the Mortgage Loan Sellers	243
Compensation of the Sponsors	256
The Originators	256
The Depositor	273
The Issuing Entity	274
The Trustee	274
The Certificate Administrator	276
Servicers	278
The Operating Advisor and the Asset Representations Reviewer	297
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	298
Description of the Certificates	302
General	302
Exchangeable Certificates	305
Distributions	306
Allocation of Yield Maintenance Charges and Prepayment Premiums	318
Assumed Final Distribution Date; Rated Final Distribution Date	320
Prepayment Interest Shortfalls	320
Subordination; Allocation of Realized Losses	321
Reports to Certificateholders; Certain Available Information	324
Voting Rights	332
Delivery, Form, Transfer and Denomination	333
Certificateholder Communication	336
The Mortgage Loan Purchase Agreements	337
Sale of Mortgage Loans; Mortgage File Delivery	337
Representations and Warranties	341
Cures, Repurchases and Substitutions	342
Dispute Resolution Provisions	345
Asset Review Obligations	345
The Pooling and Servicing Agreement	346
General	346
Certain Considerations Regarding the Outside Serviced Loan Combinations	348
Assignment of the Mortgage Loans	349
Servicing of the Mortgage Loans	350
Subservicing	356
Advances	356
Accounts	360
Withdrawals from the Collection Account	362
Application of Loss of Value Payments	364
Servicing and Other Compensation and Payment of Expenses	364
Application of Penalty Charges and Modification Fees	377
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	378
Appraisal Reduction Amounts	379
Inspections	384
Evidence as to Compliance	385
Limitation on Liability; Indemnification	386
Servicer Termination Events	389
Rights Upon Servicer Termination Event	391
Waivers of Servicer Termination Events	392
Termination of the Special Servicer Without Cause	392
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	395
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	396
Amendment	397
Realization Upon Mortgage Loans	399
Directing Holder	406
Operating Advisor	412
Asset Status Reports	417
The Asset Representations Reviewer	419
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	426
Dispute Resolution Provisions	427
Rating Agency Confirmations	430
Termination; Retirement of Certificates	432
Optional Termination; Optional Mortgage Loan Purchase	432
Servicing of the Outside Serviced Mortgage Loans	433
Use of Proceeds	442
Yield, Prepayment and Maturity Considerations	442
Yield	442
Yield on the Class X-A and Class X-B Certificates	445
Weighted Average Life of the Offered Certificates	446
Price/Yield Tables	450
Material Federal Income Tax Consequences	455
General	455
Qualification as a REMIC	455
Status of Offered Certificates	457
Taxation of the Regular Interests	457
Taxation of Class EC and Exchangeable Certificates	463
Taxes That May Be Imposed on a REMIC	464
Bipartisan Budget Act of 2015	464
Taxation of Certain Foreign Investors	465
FATCA	466
Backup Withholding	466
Information Reporting	466
3.8% Medicare Tax on “Net Investment Income”	466
Reporting Requirements	467

Tax Return Disclosure and Investor List Requirements	467
Certain State, Local and Other Tax Considerations	468
ERISA Considerations	468
General	468
Plan Asset Regulations	469
Prohibited Transaction Exemptions	470
Underwriter Exemption	471
Exempt Plans	474
Insurance Company General Accounts	474
Ineligible Purchasers	474
Further Warnings	475
Consultation with Counsel	475
Tax Exempt Investors	476
Legal Investment	476
Certain Legal Aspects of the Mortgage Loans	477
General	478
Types of Mortgage Instruments	478
Installment Contracts	479
Leases and Rents	479
Personalty	480
Foreclosure	480
Bankruptcy Issues	485
Environmental Considerations	492
Due-On-Sale and Due-On-Encumbrance Provisions	495
Junior Liens; Rights of Holders of Senior Liens	495
Subordinate Financing	495
Default Interest and Limitations on Prepayments	496
Applicability of Usury Laws	496
Americans with Disabilities Act	496
Servicemembers Civil Relief Act	497
Anti-Money Laundering, Economic Sanctions and Bribery	497
Potential Forfeiture of Assets	498
Ratings	498
Plan of Distribution (Underwriter Conflicts of Interest)	500
Incorporation of Certain Information by Reference	502
Where You Can Find More Information	502
Financial Information	503
Legal Matters	503
Index of Certain Defined Terms	504

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

▪	This prospectus begins with two introductory sections describing the certificates and the issuing entity in abbreviated form:

•	the “Certificate Summary” commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates; and

•	the “Summary of Terms” commencing on page 17 of this prospectus, which gives a brief introduction to the key features of the certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page 61 of this prospectus describes the material risks that apply to the certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page 504 of this prospectus.

▪	In this prospectus:

•	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

•	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. ”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF certificates. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, with effect from and including the date on which the prospectus directive is implemented in that relevant member state, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION “AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM and by any means of SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO decide TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES

WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED ON FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND

REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Citigroup Commercial Mortgage Trust 2016-C1, Commercial Mortgage Pass-Through Certificates, Series 2016-C1.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor.”

Issuing Entity	Citigroup Commercial Mortgage Trust 2016-C1, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of May 1, 2016, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

	•	Citigroup Global Markets Realty Corp., a New York corporation (25 mortgage loans representing approximately 56.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (15 mortgage loans representing approximately 24.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Starwood Mortgage Funding V LLC, a Delaware limited liability company (10 mortgage loans representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Citigroup Global Markets Realty Corp. and Cantor Commercial Real Estate Lending, L.P. (one (1) co-originated mortgage loan, comprised of two separate promissory notes, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	•	FCRE REL, LLC, a Delaware limited liability company (3 mortgage loans representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Originators	The sponsors originated the mortgage loans or acquired the mortgage loans (or will acquire the mortgage loans on or prior to the closing date), directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citigroup Global Markets Realty Corp.(1)(2)	Citigroup Global Markets Realty Corp.(1)(2)	25	$430,213,293	56.9%
Cantor Commercial Real Estate Lending, L.P.(3)	Cantor Commercial Real Estate Lending, L.P	15	182,810,378	24.2
Starwood Mortgage Capital LLC	Starwood Mortgage Funding V LLC	10	93,158,145	12.3
Citigroup Global Markets Realty Corp./Cantor Commercial Real Estate Lending, L.P.(4)	Citigroup Global Markets Realty Corp./Cantor Commercial Real Estate Lending, L.P.(4)	1	40,000,000	5.3
FCRE REL, LLC	FCRE REL, LLC	3	9,528,229	1.3
	Total	54	$755,710,045	100.0%

(1)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp. and UBS Real Estate Securities Inc., and will be sold to the depositor by Citigroup Global Markets Realty Corp.

(2)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp. and Deutsche Bank AG, New York Branch, and will be sold to the depositor by Citigroup Global Markets Realty Corp.

(3)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Plaza Frontier, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was acquired by Cantor Commercial Real Estate Lending, L.P. from Western Alliance Bank at origination.

(4)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated by Citigroup Global Markets Realty Corp. and Cantor Commercial Real Estate Lending, L.P. and is evidenced by two promissory notes: (i) note A-2-1, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Citigroup Global Markets Realty Corp. is acting as mortgage loan seller; and (ii) note A-1-1, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” and “—The Originators.”

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are part of outside serviced loan combinations and serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

Any mortgage loans transferred to the issuing entity, any related companion loans and any related loan combinations that are serviced under the pooling and servicing agreement are referred to as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement (in any such case, an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Embassy Suites Lake Buena Vista, is part of a loan combination that will initially be serviced pursuant to the pooling and servicing agreement for this securitization. However, in the case of that loan combination, upon the inclusion of a designated companion loan in a future securitization transaction, the servicing of the subject loan combination will shift to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement (i.e., the outside servicing agreement) governing that future securitization transaction. Accordingly, in the case of the Embassy Suites Lake Buena Vista mortgage loan, that mortgage loan, the related companion loan(s) and the related loan combination will be: (i) a serviced mortgage loan, serviced companion loan(s) and serviced loan combination, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and outside serviced loan combination, respectively, after the related shift in servicing occurs. Such mortgage loan, the related companion loan(s) and the related loan combination are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and “servicing shift loan combination”, respectively.

The servicer(s) of the outside serviced mortgage loan(s) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and any related serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) in certain circumstances, reviewing, evaluating, and providing or withholding consent as to certain major decisions and other transactions relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal special servicing offices of the special servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—Servicers—The Special Servicer”, and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The controlling class representative (prior to the occurrence and continuance of a control termination event (as described under “—Directing Holder / Controlling Class Representative” below)) will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such special servicer, an “excluded mortgage loan special servicer”) unless such excluded special servicer mortgage loan is also an excluded mortgage loan (as defined under “—Directing Holder / Controlling Class Representative” below), in which case the largest controlling class certificateholder (by certificate balance) that is not an excluded controlling class holder with respect to that mortgage loan will be entitled to appoint the excluded mortgage loan special servicer. A controlling class certificateholder that is a borrower party with respect to any mortgage loan will be an “excluded controlling class holder” with respect to that mortgage loan. See “—Directing Holder / Controlling Class Representative” below. Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If neither the controlling class representative nor any controlling class certificateholder is entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan, an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

LNR Partners, LLC was selected to be the initial special servicer by Prime Finance CMBS B-Piece Holdco II, L.P., which is expected to purchase a majority of each of class of the Class E, Class F, Class G and Class H certificates (and may purchase certain other classes of certificates) on the closing date, thereby becoming an initial controlling class certificateholder and the initial directing holder with respect to the serviced loans other than (x) any serviced loan combination as to which the controlling note is held outside the issuing entity, and (y) any excluded mortgage loan. LNR Securities Holdings, LLC (an affiliate of LNR Partners, LLC), or an affiliate, is expected to purchase a minority of each class of the Class E, Class F, Class G and Class H certificates (and may purchase certain other classes of certificates) on the closing date, thereby becoming an initial controlling class certificateholder. See “Directing Holder / Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations”. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Significant Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company and an affiliate under common control with Cantor Commercial Real Estate Lending, L.P., will act as primary servicer with respect to the Marriott Savannah Riverfront mortgage loan, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. and Citigroup Global Markets Realty Corp. (through their sales to the depositor of their respectively owned promissory notes). In addition, with respect to 14 mortgage loans, representing approximately 22.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have limited subservicing duties as further described under “Transaction Parties—Servicers—Significant Primary Servicer—Berkeley Point Capital LLC”. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon

Street, 14th Floor, Boston, Massachusetts 02108. The fees of the primary servicer or servicers will be paid out of any related servicing fees paid to the master servicer. See “Transaction Parties—Servicers—Significant Primary Servicer—Berkeley Point Capital LLC” and “Transaction Parties—Servicers—Significant Primary Servicer—Summary of Berkeley Point Servicing Agreements”.

Trustee and Custodian	Deutsche Bank Trust Company Americas, a New York banking corporation, will act as trustee and as custodian. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-CGCMT Commercial Mortgage Trust 2016-C1. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans, although the assignment of mortgage for a servicing shift loan combination may not be recorded pending the applicable shift in servicing. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

With respect to each outside serviced mortgage loan, the entity set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below, in its capacity as trustee under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction, is the mortgagee of record for that outside serviced mortgage loan and the related outside serviced companion loan(s). With respect to each outside serviced mortgage loan, the entity set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below, in its capacity as custodian under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction, is the primary custodian for that outside serviced mortgage loan and the related outside serviced companion loan(s). See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2016-C1, and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2016-C1. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. Following the occurrence and continuance of certain trigger events, the operating advisor will have the following rights and duties with respect to the serviced mortgage loans: (i) certain review and reporting responsibilities with respect to the performance of the special servicer; (ii) certain non-binding consultation rights with the special servicer regarding major decisions on specially serviced loans; and (iii) in certain circumstances, the right to recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special
Servicers, Outside Trustees
and Outside Custodians	The following loan combinations will or are expected to constitute the “outside serviced loan combinations” and will be (or, in the case of a servicing shift loan combination, following the inclusion of the applicable companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement governing the securitization of a related companion loan by the parties thereto, as set forth below:

(i) each of (a) prior to the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, the loan combination secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, and (b) the loan combination secured by the mortgaged property identified on Annex A to this prospectus as Madbury Commons, is expected to be serviced and administered pursuant to the pooling and servicing agreement (the “CFCRE 2016-C4 pooling and servicing agreement”) for the commercial mortgage securitization transaction (the “CFCRE 2016-C4 securitization”) involving the issuance of the CFCRE 2016-C4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C4, expected to be dated as of May 1, 2016, between CCRE Commercial Mortgage Securities, L.P., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, and U.S. Bank National Association, as certificate administrator and as trustee;

(ii) the loan combination secured by the mortgaged property identified on Annex A to this prospectus as Park Place is being serviced and administered pursuant to the pooling and servicing agreement (the “CGCMT 2016-GC36 pooling and servicing agreement”) for the commercial mortgage securitization transaction (the “CGCMT 2016-GC36 securitization”) involving the issuance of the Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36, dated as of February 1, 2016, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank

National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer and as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer; and

(iii) in the case of each of the loan combinations secured by the mortgaged property or portfolio of mortgaged properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio (which is expected to be initially serviced pursuant to the CFCRE 2016-C4 pooling and servicing agreement) and Embassy Suites Lake Buena Vista (which will be initially serviced pursuant to the pooling and servicing agreement for this securitization transaction), from and after the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, that loan combination will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement governing that future commercial mortgage securitization transaction, which agreement or other arrangement is expected to include a master servicer, a special servicer, a trustee and a custodian (or a party performing custodial duties), none of which have been identified.

Each of the pooling and servicing agreements, trust and servicing agreements and/or other servicing arrangements identified or referred to in clauses (i) through (iii) above is referred to herein as an “outside servicing agreement”; each master servicer identified or referred to in clauses (i) through (iii) above or its permitted successor is referred to herein as an “outside servicer”; each special servicer identified or referred to in clauses (i) through (iii) above or its permitted successor is referred to herein as an “outside special servicer”; each trustee identified or referred to in clauses (i) through (iii) above or its permitted successor is referred to herein as an “outside trustee”; each operating advisor identified or referred to in clauses (i) through (iii) above or its permitted successor is referred to herein as an “outside operating advisor”; and each custodian (or other party performing custodial duties) identified or referred to in clauses (i) through (iii) above or its permitted successor is referred to herein as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder / Controlling
Class Representative	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced loan combination under the pooling and servicing agreement will be:

• with respect to any such mortgage loan (other than an excluded mortgage loan) or loan combination (other than any serviced loan combination as to which the controlling note is held outside the issuing entity), the controlling class representative; and

• with respect to any serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), the holder of the related controlling note (sometimes referred to as an “outside controlling noteholder”).

The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate balance). No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower, a mortgagor or a manager of a mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

In general, the controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class. The controlling class as of the Closing Date will be the Class H certificates. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

With respect to the serviced mortgage loans (other than an excluded mortgage loan) and serviced loan combinations (other than any serviced outside controlled loan combinations), prior to the occurrence of certain appraisal or other trigger events:

• the related directing holder will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, loan combinations, and

• the related directing holder will have the right to remove and replace the special servicer with respect to such mortgage loans or, if applicable, loan combinations (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the then-controlling class of certificates.

If and to the extent that the holder of a mortgage loan included in any serviced outside controlled loan combination has consultation rights, then prior to certain trigger events the controlling class representative may consult with respect to certain major decisions and other matters with respect to such loan combination.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement and/or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described in the prior paragraph with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder may not lose such rights under the related co-lender agreement.

A “control termination event” will either (a) occur when none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the classes of Class E, Class F, Class G and Class H certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a control termination event will be deemed to exist.

A “consultation termination event” will either (a) occur when none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the classes of Class E, Class F, Class G and Class H certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a consultation termination event will be deemed to exist.

Prime Finance CMBS B-Piece Holdco II, L.P., on behalf of funds and/or accounts it manages is expected, on the closing date, to (i) purchase a majority of each class of the Class E, Class F, Class G and Class H certificates, and (ii) appoint itself, or an affiliate thereof, to be the initial controlling class representative (and, accordingly, the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction, other than (x) any serviced AB loan combination, with respect to which the initial directing holder will be the holder of the related subordinate companion loan, (y) any serviced outside controlled loan combination, with respect to which the initial directing holder will be the holder of the related controlling pari passu companion loan, and (z) any excluded mortgage loan).

For so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, each servicing shift loan combination will be a serviced outside controlled loan combination and, after the related shift in servicing occurs, such servicing shift loan combination will be an outside serviced loan combination.

With respect to any subordinate companion loan that is part of a serviced loan combination, during such time as the holder of the applicable subordinate companion loan is no longer permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class representative (as directing holder) will generally have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the pool that are not part of a loan combination.

With respect to the outside serviced mortgage loans, the entity identified in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below is the initial controlling class representative (or equivalent entity) (referred to as an “outside controlling class representative”) under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction or other directing holder for the related outside serviced loan combination, and such entity will have certain consent and consultation rights and special servicer replacement rights with respect to the related outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The controlling class representative, any outside controlling class representative or any other related directing holder may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of certificates, and may remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The controlling class representative, any outside controlling class representative or any other related directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”.

Significant Affiliations
and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

	•	serve in multiple capacities with respect to this securitization transaction;

	•	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

	•	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer with respect to any securitization involving a companion loan in an outside serviced loan combination; or

	•	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer with respect to any securitization involving a companion loan in an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

	•	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Warehouse Financing Arrangements”);

•	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim Servicing Arrangements”);

•	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim and Other Custodial Arrangements”);

•	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

•	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Other Arrangements”).

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combination and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and

Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Significant Obligor	The mortgaged property identified on Annex A as The Strip, securing a mortgage loan representing approximately 13.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering. See “Description of the Mortgage Pool—Significant Obligors” and “Significant Loan Summaries—The Strip” in Annex B to this prospectus.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the due date in May 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to May 2016, the date that would have been its due date in May 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about June 1, 2016.

Distribution Date	The 4th business day following the related determination date of each month, beginning in June 2016.

Determination Date	The 6th day of each calendar month or, if the 6th day is not a business day, then the business day following such 6th day, beginning in June 2016.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in June 2016, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	March 2021
	Class A-2	April 2021
	Class A-3	April 2026
	Class A-4	May 2026
	Class A-AB	November 2025
	Class X-A	May 2026
	Class X-B	May 2026
	Class A-S	May 2026
	Class B	May 2026
	Class EC	May 2026
	Class C	May 2026

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The assumed final distribution date with respect to each class of the Class A-S, Class B, Class EC and Class C certificates assumes that the maximum certificate balance of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in May 2049.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C1:

	•	Class A-1

	•	Class A-2

	•	Class A-3

	•	Class A-4

	•	Class A-AB

	•	Class X-A

	•	Class X-B

	•	Class A-S

	•	Class B

	•	Class EC

	•	Class C

The Series 2016-C1 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: Class D, Class E, Class F, Class G, Class H and Class R certificates.

B. Certificate Balances
or Notional Amounts	Subject to the discussion in the following paragraph, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, which certificate balance (or notional amount) may vary up to 5% on the closing date.

The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table under “Certificate Summary” in this prospectus represents the maximum certificate balance of such class without giving effect to any issuance of Class EC certificates. The initial certificate balance of the Class EC certificates shown in the table under “Certificate Summary” in this prospectus is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, which is the maximum certificate balance of the Class EC certificates that could be issued in an exchange. The actual certificate balance of the Class EC certificates or any class of exchangeable certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EC certificates issued on the closing date.

The aggregate certificate balance of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of the Class EC certificates and the class of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates (other than the Class EC certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

For any distribution date, the pass-through rate with respect to each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates will be fixed at the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus.

For any distribution date, the pass-through rate with respect to the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this prospectus.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B trust component as described in this prospectus.

The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class EC certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

For purposes of calculating the pass-through rate on any class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

• the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

• with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates— Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and“—Distributions—Interest Distribution Amounts” in this prospectus.

D. Exchangeable Certificates	If you own Class A-S, Class B and Class C certificates in an exchange proportion that we describe in this prospectus, you will be able to exchange them for a proportionate interest in the Class EC certificates, and vice versa. The Class A-S, Class B and Class C certificates are collectively referred to as “exchangeable certificates.” You can exchange your exchangeable certificates or Class EC certificates by notifying the certificate administrator. If you own Class EC certificates, those certificates will entitle you to receive principal and interest in the amounts that would otherwise have been payable on the applicable proportion of Class A-S, Class B and Class C certificates exchangeable for those Class EC certificates. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus.

See “Description of the Certificates—Exchangeable Certificates” in this prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks.”

E. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00500% to 0.05500% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to the outside serviced mortgage loans set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1)	Outside Special Servicer Fee Rate	Workout Fee Rate(2)	Liquidation Fee Rate(2)

OZRE Leased Fee Portfolio	0.0225%	0.25%(3)	1.0%(3)	1.0%(3)
Madbury Commons	0.0225%	0.25%	1.0%	1.0%
Park Place	0.0200%	The greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.0%	1.0%

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

(3)	Servicing of such mortgage loan will shift from the CFCRE 2016-C4 pooling and servicing agreement to a future pooling and servicing agreement upon the occurrence of the securitization of the OZRE Leased Fee Portfolio controlling pari passu companion loan, at which point the outside special servicer fee rate, workout fee rate and liquidation fee rate will be such rates as are specified in the pooling and servicing agreement for the commercial mortgage securitization to which the OZRE Leased Fee Portfolio controlling pari passu companion loan is contributed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

Additionally, with respect to a servicing shift mortgage loan after the related shift in servicing occurs, the outside servicer under the outside servicing agreement governing the servicing of that loan will be entitled to a servicing fee, and the outside special servicer under the related outside servicing agreement will be entitled to a special servicing fee, as well as a workout fee and liquidation fee. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading). With respect to the Embassy Suites Lake Buena Vista mortgage loan after the related shift in servicing occurs and while it is an outside serviced mortgage loan, the related outside servicer (or primary servicer) will be entitled to a primary servicing fee that is expected to accrue at 0.0025% per annum, and the related outside special servicer will be entitled to (i) a special servicing fee accruing at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 0.25% per annum but if such rate would result in such special servicing fee being less than $3,500 in any given month, then such rate will be a higher rate that would result in such special servicing fee being equal to $3,500), (ii) a workout fee calculated at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 1.0%), and (iii) a liquidation fee calculated at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 1.0%).

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00230% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00066%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.00580% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

Also, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

	(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

	(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

	(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class EC certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class EC certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the

Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class EC certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

Seventh: Non-offered certificates: in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B. Interest and Principal
Entitlements	A description of each class’s and trust component’s interest entitlement can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class EC certificates, the related pass-through rates on the applicable percentage interest of the related certificate balances of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class EC certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Certificates—Exchangeable Certificates” in this prospectus. Any such allocations of principal and interest as between the Class EC certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges
and Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

D. Subordination, Allocation of
Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2016-C1 certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate balance of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component) and the Class X-B certificates (to the extent such losses are allocated to the Class B trust component), and, therefore, the amount of interest they accrue.

*	Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A and Class X-B certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A and Class X-B certificates, in each case, to the extent such losses reduce the certificate balance of a related class of principal balance certificates or a related trust component.

**	Distributions and losses allocated to a trust component will be concurrently allocated to the related class of exchangeable certificates that evidences a percentage interest in such trust component and to the Class EC certificates. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class EC certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class EC certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class EC certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Certificates—Distributions” in this prospectus.

***	Other than the Class R certificates.

Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Mortgage loan losses and principal payments, if any, on the mortgage loans that are allocated to a class of certificates having a certificate balance will reduce that certificate balance.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class EC certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates or trust components with the lowest payment priorities:

•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

•	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer to the extent not paid by the related sponsor;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by late payment charges or default interest paid by the related borrower);

•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to the outside pooling and servicing agreement;

•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class EC and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class EC and Class C certificates), on a pro rata basis, to reduce the amount of the interest payment on such classes of certificates and trust components. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including any REO mortgage loan) in the issuing entity (including the outside serviced mortgage loans), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the mortgage loans and any companion loans (other than those that are part of an outside serviced loan combination), unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 54 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $755,710,045. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 24 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

Fee Simple / Leasehold	One hundred twenty-eight (128) mortgaged properties, collectively securing approximately 97.6% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Two (2) mortgaged properties, collectively securing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Eight (8) mortgage loans, collectively representing approximately 34.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

•	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

•	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

•	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance		Holder(s) of Companion Loan(s)	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)		Loan Combination Underwritten NCF DSCR(1)		Servicing of Loan Combination	Controlling Note Included in Issuing Entity (Y/N) / If no, Identity of Controlling Note / Outside Controlling Noteholder

OZRE Leased Fee Portfolio(2)	CCRE Lending	$65,750,000	8.7%	$110,000,000	(2)	Various(2)	70.2%	70.2%	1.74	x	1.74	x	Outside Serviced	N / Note A-2 / CCRE Lending
Hyatt Regency Huntington Beach Resort & Spa(3)	CGMRC	$54,000,000	7.1%	$146,000,000	(3)	Various(3)	54.4%	54.4%	1.74	x	1.74	x	Serviced	Y

One Harbor Point Square(4)	CGMRC	$41,000,000	5.4%	$41,000,000	(4)	German American Capital Corporation (or an affiliate)(4)	68.8%	68.8%	1.55	x	1.55	x	Serviced	Y

Marriott Savannah Riverfront(5)	CCRE Lending and CGMRC	$40,000,000	5.3%	$33,500,000	(5)	CGMRC / CCRE Lending(5)	66.5%	66.5%	1.40	x	1.40	x	Serviced	Y

Madbury Commons(6)	CCRE Lending	$20,000,000	2.6%	$29,000,000	(7)	CCRE Lending(6)	68.6%	68.6%	1.31	x	1.31	x	Outside Serviced	N / Note A-1 / CCRE Lending

247 Bedford Avenue(7)	CGMRC	$17,150,000	2.3%	$13,850,000	(6)	CGMRC(7)	60.5%	60.5%	1.33	x	1.33	x	Serviced	Y

Park Place(8)	CGMRC	$12,000,000	1.6%	$81,000,000	(8)	Various(8)	66.4%	66.4%	1.44	x	1.44	x	Outside Serviced	N / Note A-1 / CGCMT 2016-GC36

Embassy Suites Lake Buena Vista(9)	SMF V	$11,000,000	1.5%	$31,000,000	(9)	Starwood Mortgage Funding VI LLC(9)	62.5%	62.5%	1.49	x	1.49	x	Servicing Shift	N / Note A-1 / Starwood Mortgage Funding VI LLC

(1)	Calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loans. There are no related subordinate companion loans.

(2)	The OZRE Leased Fee Portfolio loan combination is comprised of the following pari passu loans: (i) the OZRE Leased Fee Portfolio mortgage loan, which is evidenced by the non-controlling notes A-3, A-6, A-7 and A-8, and which is treated herein as a single mortgage loan and has an outstanding principal balance as of the cut-off date of $65,750,000; (ii) the three OZRE Leased Fee Portfolio pari passu companion loans evidenced by the non-controlling notes A-1, A-4 and A-5, which have outstanding principal balances as of the cut-off date of $50,000,000, $10,000,000 and $10,000,000, respectively, and which are currently held by Cantor Commercial Real Estate Lending, L.P. and expected to be contributed to the CFCRE 2016-C4 securitization; and (iii) the OZRE Leased Fee Portfolio pari passu companion loan evidenced by the controlling note A-2 (the “OZRE Leased Fee Portfolio controlling pari passu companion loan”), which has an outstanding principal balance as of the cut-off date of $40,000,000, and which is currently held by Cantor Commercial Real Estate Lending, L.P. and expected to be contributed to one or more future commercial mortgage securitization transactions.

(3)	The Hyatt Regency Huntington Beach Resort & Spa loan combination is comprised of the following pari passu loans: (i) the Hyatt Regency Huntington Beach Resort & Spa mortgage loan, which is evidenced by the controlling note A-1-1 and has an outstanding principal balance as of the cut-off date of $54,000,000; (ii) the three Hyatt Regency Huntington Beach Resort & Spa pari passu companion loans evidenced by the non-controlling notes A-1-2, A-2 and A-3, which have outstanding principal balances as of the cut-off date of $6,000,000, $40,000,000 and $40,000,000, respectively, and which are currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions; (iii) the two Hyatt Regency Huntington Beach Resort & Spa pari passu companion loans evidenced by the non-controlling notes A-4 and A-5, which have outstanding principal balances as of the cut-off date of $50,000,000 and $10,000,000, respectively, and which are currently held by UBS Real Estate Securities Inc. and expected to be contributed to one or more future commercial mortgage securitization transactions.

(4)	The One Harbor Point Square loan combination is comprised of the following pari passu loans: (i) the One Harbor Point Square mortgage loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the cut-off date of $41,000,000; and (ii) the One Harbor Point Square pari passu companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the cut-off date of $41,000,000, and which is currently held by German American Capital Corporation or an affiliate and expected to be contributed to the commercial mortgage securitization transaction involving the issuance of the JPMDB Commercial Mortgage Securities Trust 2016-C2, Commercial Mortgage Pass-Through Certificates, Series 2016-C2.

(5)	The Marriott Savannah Riverfront loan combination is comprised of the following pari passu loans: (i) the Marriott Savannah Riverfront mortgage loan, which is evidenced by the controlling note A-1-1 and the non-controlling note A-2-1, and which is treated herein as a single mortgage loan and has an outstanding principal balance as of the cut-off date of $40,000,000; (ii) the two Marriott Savannah Riverfront pari passu companion loans evidenced by the non-controlling notes A-1-2 and A-3, which have outstanding principal balances as of the cut-off date of $5,000,000 and $11,750,000, respectively, and which are currently held by Cantor Commercial Real Estate Lending, L.P. and expected to be contributed to one or more future commercial mortgage securitization transactions; and (iii) the two Marriott Savannah Riverfront pari passu companion loans evidenced by the non-controlling notes A-2-2 and A-4, which have outstanding principal balances as of the cut-off date of $5,000,000 and $11,750,000, respectively, and which are currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions.

(6)	The Madbury Commons loan combination is comprised of the following pari passu loans: (i) the Madbury Commons mortgage loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the cut-off date of $20,000,000; and (ii) the Madbury Commons pari passu companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the cut-off date of $29,000,000, and which is currently held by Cantor Commercial Real Estate Lending, L.P. and expected to be contributed to the CFCRE 2016-C4 securitization.

(7)	The 247 Bedford Avenue loan combination is comprised of the following pari passu loans: (i) the 247 Bedford Avenue mortgage loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the cut-off date of $17,150,000; and (ii) the 247 Bedford Avenue pari passu companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the cut-off date of $13,850,000, and which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions.

(8)	The Park Place loan combination is comprised of the following pari passu loans: (i) the Park Place mortgage loan, which is evidenced by the non-controlling note A-2-2-1 and has an outstanding principal balance as of the cut-off date of $12,000,000; (ii) the Park Place pari passu companion loan evidenced by the controlling note A-1, which has an outstanding principal balance as of the cut-off date of $50,000,000 and was contributed to the CGCMT 2016-GC36 securitization transaction; (iii) the Park Place pari passu companion loan evidenced by the non-controlling note A-2-1, which has an outstanding principal balance as of the cut-off date of $20,000,000 and was contributed to the commercial mortgage securitization transaction involving the issuance of the Citigroup Commercial Mortgage Trust 2016-GC37, Commercial Mortgage Pass-Through Certificates, Series 2016-GC37; and (iv) the Park Place pari passu companion loan evidenced by the non-controlling note A-2-2-2, which has an outstanding principal balance as of the cut-off date of $11,000,000, and which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions.

(9)	The Embassy Suites Lake Buena Vista loan combination is comprised of the following pari passu loans: (i) the Embassy Suites Lake Buena Vista mortgage loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the cut-off date of $11,000,000; and (ii) the Embassy Suites Lake Buena Vista pari passu companion loan, which is evidenced by the controlling note A-1 (the “Embassy Suites Lake Buena Vista controlling pari passu companion loan”) and has an outstanding principal balance as of the cut-off date of $31,000,000, and which is currently held by Starwood Mortgage Funding VI LLC and expected to be contributed to one or more future commercial mortgage securitization transactions.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

Each of (i) the Hyatt Regency Huntington Beach Resort & Spa loan combination, (ii) the Marriott Savannah Riverfront loan combination, (iii) the One Harbor Point Square loan combination, and (iv) the 247 Bedford Avenue loan combination will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction.

The Embassy Suites Lake Buena Vista loan combination will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. After the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan designated as note A-1, the Embassy Suites Lake Buena Vista loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement entered into in connection with that securitization.

There are no subordinate companion loans or AB loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “subordinate companion loans”, “AB loan combinations” or any related terms should be disregarded.

The outside serviced mortgage loans (including any servicing shift mortgage loan that becomes an outside serviced mortgage loan) will be serviced and administered pursuant to a pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the securitization of one or more related companion loans. The identity of, and certain other items of information regarding, the mortgage loans that, as of the closing date, will be outside serviced mortgage loans are set forth in the following table:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller	Outside Servicing Agreement	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Certificate Administrator	Outside Custodian	Initial Outside Controlling Class Representative(1)

OZRE Leased Fee Portfolio	CCRE Lending	CFCRE 2016-C4(2)	8.7%	Wells Fargo Bank, National Association(2)	Rialto Capital Advisors, LLC(2)	U.S. Bank National Association(2)	U.S. Bank National Association(2)	U.S. Bank National Association(2)	RREF III Debt AIV, LP(2)

Madbury Commons	CCRE Lending	CFCRE 2016-C4(3)	2.6%	Wells Fargo Bank, National Association(3)	Rialto Capital Advisors, LLC(3)	U.S. Bank National Association(3)	U.S. Bank National Association(3)	U.S. Bank National Association(3)	RREF III Debt AIV, LP(3)

Park Place	CGMRC	CGCMT 2016-GC36	1.6%	KeyBank National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund IV, L.P.

(1)	The related transaction documents may provide that the initial outside controlling class representative may either be the entity specified or an affiliate thereof.

(2)	The OZRE Leased Fee Portfolio controlling pari passu companion loan is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to a future commercial mortgage securitization transaction. The OZRE Leased Fee Portfolio mortgage loan is expected to be (and information is presented in the foregoing table based on the assumption that the OZRE Leased Fee Portfolio loan combination will be) initially serviced and administered pursuant to the CFCRE 2016-C4 pooling and servicing agreement until the securitization of the OZRE Leased Fee Portfolio controlling pari passu companion loan, after which it is expected that the OZRE Leased Fee Portfolio mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement or other comparable agreement for the commercial mortgage securitization transaction to which the OZRE Leased Fee Portfolio controlling pari passu companion loan is contributed. Neither the parties to the outside servicing agreement for the securitization of the OZRE Leased Fee Portfolio controlling pari passu companion loan nor the related outside controlling class representative have yet been identified.

(3)	The Madbury Commons controlling pari passu companion loan is currently held by Cantor Commercial Real Estate Lending, L.P., but is expected to be contributed to the CFCRE 2016-C4 securitization prior to the closing date for this securitization transaction. Accordingly, the Madbury Commons loan combination is expected to be (and information is presented in the foregoing table is based on the assumption that the Madbury Commons loan combination will be) serviced and administered pursuant to the CFCRE 2016-C4 pooling and servicing agreement.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The servicing shift mortgage loan will initially be serviced and administered pursuant to the pooling and servicing agreement for this securitization. However, in the case of such mortgage loan, upon the inclusion of a designated companion loan in a future securitization transaction, the servicing of the subject mortgage loan will shift to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement (i.e., the outside servicing agreement) governing that future securitization transaction. The identity of, and certain other items of information regarding, the mortgage loan that, as of the closing date, will be a servicing shift mortgage loan is set forth in the following table:

Servicing Shift Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller	Outside Servicing Agreement	Mortgage Loan as Approx.% of Initial Pool Balance	Controlling Note Included in Issuing Entity (Y/N) / If No, Identity of Controlling Note / Outside Controlling Noteholder

Embassy Suites Lake Buena Vista	SMF V	(1)	1.5%	N / Note A-1 / Starwood Mortgage Funding VI LLC

(1)	The Embassy Suites Lake Buena Vista mortgage loan is a servicing shift mortgage loan, which (i) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction until the securitization of the related controlling pari passu companion loan, which is expected to be contributed to one or more future commercial mortgage securitization transactions, and (ii) following the securitization of such controlling pari passu companion loan, will be an outside serviced mortgage loan and will be serviced and administered by an outside servicer and outside special servicer pursuant to an outside servicing agreement. No parties to the outside servicing agreement for the securitization of such controlling pari passu companion loan have yet been identified, nor has the related outside controlling class representative been identified.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the pooling and servicing agreement, trust and servicing agreement and/or other comparable agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment”.

Additional Characteristics
of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans

Initial Pool Balance(1)	$755,710,045
Number of Mortgage Loans	54
Number of Mortgaged Properties	130
Number of Crossed Groups	1
Crossed Groups as a percentage of Initial Pool Balance	0.5%
Range of Cut-off Date Balances	$1,866,047 to $101,871,670
Average Cut-off Date Balance	$13,994,630
Range of Mortgage Rates	4.30000% to 5.58400%
Weighted Average Mortgage Rate	4.97958%
Range of original terms to Maturity Date	60 months to 121 months
Weighted average original term to Maturity Date	119 months
Range of Cut-off Date remaining terms to Maturity Date	59 months to 121 months
Weighted average Cut-off Date remaining term to Maturity Date	118 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	349 months
Range of remaining amortization terms(2)	240 months to 360 months
Weighted average remaining amortization term(2)	349 months
Range of Cut-off Date LTV Ratios(3)(4)	37.7% to 74.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	66.1%
Range of Maturity Date LTV Ratios(3)(4)	30.8% to 70.2%
Weighted average Maturity Date LTV Ratio(3)(4)	57.2%
Range of UW NCF DSCR(3)(5)	1.21x to 2.30x
Weighted average UW NCF DSCR(3)(5)	1.48x
Range of Debt Yield on Underwritten NOI(3)(6)	6.5% to 17.3%
Weighted average Debt Yield on Underwritten NOI(3)(6)	10.1%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	44.0%
Interest Only then Amortizing Balloon	39.5%
Interest Only	16.6%
Percentage of Initial Pool Balance consisting of:
Mortgage Loans with mezzanine debt	5.4%
Mortgaged Properties with single tenants(7)	3.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include mortgage loans that pay interest-only until their maturity dates.

(3)	With respect to each mortgage loan that is part of a loan combination, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (i) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, or may be based on the “as-complete” value for a mortgaged property which assumes the completion of property improvement plan renovations, the costs of which were reserved at origination, (ii) such LTV ratios may be based on “as-stabilized” appraised values in certain cases in which reserves have been established at origination for all or a portion of the applicable condition or circumstance that is expected to result in stabilization or (iii) such LTV ratios may be calculated based on the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, is 67.2% and 58.3%, respectively.

(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service for such mortgage loan net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(6)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the cut-off date balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loans with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loans may be calculated based on the cut-off date balance net of the related earnout or economic holdback reserve. See the definition of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(7)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the number of tenants is based on those tenants that lease the improvements from the ground lessee (rather than the tenant under the ground lease with the borrower), which improvements are not collateral for the mortgage loan.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

•	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

•	unless otherwise indicated (including in the prior bullet), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

•	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

•	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

•	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than 1 mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus;

•	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus; and

•	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Mortgage Loans	Certain of the mortgage loans were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, as described below:

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as DoubleTree – Cocoa Beach, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior loan, which matured in February 2016 and was in maturity default.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Victorian Square, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan paid off in full a prior loan secured by the mortgaged property that was included in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7 commercial mortgage securitization transaction and experienced a maturity default in January 2016.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on
Projections of Future Income	With respect to 62 of the mortgaged properties, representing approximately 15.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) were acquired by the borrower under the related mortgage loan or an affiliate thereof within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting From Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from
Underwriting Guidelines	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Two (2) mortgage loans, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each originated with one or more exceptions to the related originator’s underwriting guidelines. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria”.

Certain Mortgage Loans with Material
Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the largest 15 mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans
From the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited;

•	The certificate administrator’s website initially located at www.sf.citidirect.com; and

•	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components (and, correspondingly, the Class A-S, Class B, Class EC and Class C certificates) and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement, and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions of Mortgage Loans;
Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any related REO property or the interests of the certificateholders in the mortgage loan or any related REO property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage
Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to such defaulted mortgage loan’s (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the co-lender agreement with respect to any serviced AB loan combination, the holder of the related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related serviced pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income
Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are as follows:

•	The lower-tier REMIC will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to an upper-tier REMIC.

•	The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the upper-tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class EC and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the exchangeable certificates and the Class EC certificates) and the trust components will constitute REMIC “regular interests”.

•	The offered certificates (other than the exchangeable certificates and the Class EC certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

•	Each class of exchangeable certificates and the Class EC certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

•	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A and Class X-B certificates and the Class C trust component will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates or the Class EC certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large as compared to the amount of principal payable on your certificates, or if your certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any classes of certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the

Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

The Class EC certificates and the applicable class of exchangeable certificates will be subject to a realized loss or shortfall on any trust component to the extent of their percentage interest in such trust component. See “Description of the Certificates—Distributions”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B, Class EC and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates,

•	the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.

The yield to maturity on the X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The yield to maturity of the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class B trust component. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and/or Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks

Certain Factors May Limit Exchangeability

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class EC certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Certificates—Exchangeable Certificates—Exchanges”.

•	A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

•	Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class EC certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

•	Certificates may only be held in authorized denominations.

Your Right to Receive Distributions on Exchangeable Certificates and Class EC Certificates Will Be Subordinated

As described in this prospectus, if you acquire any exchangeable certificates or Class EC certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class EC certificates represent an interest in the Class A-S trust component) the holders of the Class EC certificates. If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class B certificates and (insofar as the Class EC certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class EC certificates. If you acquire Class EC certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to: (a) insofar as the Class EC certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class EC Certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates and—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of CMBS. The deterioration of other structured products markets may continue to adversely affect the value of CMBS. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with CMBS indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of your offered certificates.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) will apply from January 1, 2016 to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

•	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016 and, when implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

•	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

•	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of

Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. December 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If the American Fidelity Assurance Company case is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the Pooling and Servicing Agreement is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

•	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.”, “—Cantor Commercial Real Estate Lending, L.P.”, “—Starwood Mortgage Capital LLC” and “—FCRE REL, LLC”.   A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citigroup Global Markets Realty Corp.—Review of CGMRC Mortgage Loans”, “—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”, “—Starwood Mortgage Funding V LLC—Review of SMF V Mortgage Loans”, and “—FCRE REL, LLC—Review of FCRE Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, office, self storage, multifamily and leased fee. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Ohio, Texas, California, New York, Virginia, Georgia, Pennsylvania, Florida and

Connecticut. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.

You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Office Properties

Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	whether the property is subject to any age restrictions on tenants;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Mixed Use Properties

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”. See Annex A for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	whether the property is subject to any age restrictions on tenants;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Health Care-Related Properties

Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.   adversely affect the nature of the business, or

2.   require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements

Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Recreational and Resort Properties. Any mortgage loan underlying the offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions. The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

•	changing local demographics;

•	competition from other schools or cultural and educational institutions;

•	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

•	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

the perceptions of the safety, convenience and services of the lot or garage.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	a title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1. was insolvent at the time of granting the lien,

2. was rendered insolvent by the granting of the lien,

3. was left with inadequate capital, or

4. was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges.

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases.

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is”, “as stabilized” or other values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as stabilized” or other value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is”, “as stabilized” or other values, we cannot assure you that those assumptions are or will be accurate or that the “as-is”, “as stabilized” or other values will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, music venues, dental or medical offices, health clubs, gas stations, data centers, sound studios and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Four (4) of the mortgaged properties, securing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 17%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor Representations and Warranties No. 16 (Insurance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury; or

•	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History,

Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this in this prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related outside serviced loan combination. However, neither the outside servicer nor the outside special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the outside servicer or the outside special servicer to violate applicable law, the related mortgage loan documents, the outside servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

•	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

•	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable specially serviced loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. After the occurrence and during the continuance of a control termination event), the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the applicable specially serviced mortgage loan(s) and/or companion loan(s); provided that the operating advisor may consult regarding a serviced outside controlled loan combination only if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. Additionally, after the occurrence and during the continuance of a control termination event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision with respect to the applicable serviced mortgage loan(s) and/or serviced companion loan(s), to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders (and, if applicable, any related serviced pari passu companion loan holder) constituted a single lender) and will have no fiduciary duty to any party. See “The Pooling and Servicing Agreement—Operating Advisor”.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder

It is expected that (i) Prime Finance CMBS B-Piece Holdco II, L.P. will be the initial controlling class representative and initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than any serviced outside controlled loan combination), (ii) LNR Securities Holdings, LLC (an affiliate of LNR Partners, LLC, the special servicer, Starwood Mortgage Funding V LLC, a sponsor, Starwood Mortgage Capital LLC, an originator, and Starwood Mortgage Funding VI LLC, the initial holder of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, and, as such, the initial directing holder with respect to the Embassy Suites Lake Buena Vista loan combination) or an affiliate will be an initial controlling class certificateholder, and (iii) Starwood Mortgage Funding VI LLC will be the initial holder of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, and, as such, the initial directing holder with respect to the Embassy Suites Lake Buena Vista loan combination.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder”. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as it is permitted to do so (e.g., in the case of the controlling class representative, for so long as a control termination event does not exist)) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, based on such direction, take actions with respect to the applicable specially serviced mortgage loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, the special servicer may be removed and replaced with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement by (and with a successor to be appointed by) the controlling class representative or other directing holder, as applicable (in the case of the controlling class representative, for so long as a control termination event does not exist, and other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan) without cause if either (i) LNR Partners, LLC or an affiliate thereof is no longer the special servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns less than 25% of the certificate balance of the then controlling class of certificates, in each case, upon satisfaction of certain conditions specified in the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and (so long as a consultation termination event does not exist) the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), and the outside controlling note holder of a serviced outside controlled loan combination may have interests that are in conflict with those of any or all of the certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a serviced companion loan holder (or its representative), may take actions with respect to the related serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”. No serviced companion loan holder (or its representative) will have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise (or, if it is the outside controlling note holder of a serviced outside controlled loan combination, may direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative (or, in the case of an outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class E, Class F, Class G and Class H certificates (the “B-Piece Buyers”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyers may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyers or that the final pool as influenced by the B-Piece Buyers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyers’ certificates. Because of the differing subordination levels, the B-Piece Buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyers but that does not benefit other investors. In addition, the B-Piece Buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause their interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyers performed due diligence solely for their own benefit and have no liability to any person or entity for conducting their due diligence. The B-Piece Buyers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in their capacities as owners of the Class E, Class F, Class G and Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyers’ acceptance of a mortgage loan. The B-Piece Buyers’ acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyers will have no liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs.

Prime Finance CMBS B-Piece Holdco II, L.P. or its designee will constitute the initial controlling class representative and, accordingly, the initial directing holder with respect to the serviced mortgage loans and serviced companion loans other than any serviced outside controlled loan combination and any excluded mortgage loan. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled loan combination, as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled companion loan, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a security backed, in whole or in part, by a companion loan, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General”.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

After the occurrence and during continuance of a control termination event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer under the pooling and servicing agreement (except with respect to a serviced outside controlled loan combination). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of a quorum of certificateholders (which quorum consists of the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances) of the certificates (other than the Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but, for purposes of this clause (b), considering only those classes of certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate balance of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class EC certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. With respect to the outside serviced mortgage loans, it is expected that after the occurrence and during continuance of a control termination event or equivalent event under the related outside servicing agreement the certificateholders relating to each outside servicing agreement will have similar rights to remove the outside special servicer. In addition, after the occurrence and during the continuance of a consultation termination event, the operating advisor may recommend the replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement); provided that the operating advisor may not recommend the removal of the special servicer with respect to a serviced outside controlled loan combination without the consent of the related controlling note holder. That recommendation may result in the termination and replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s)) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate balance of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class EC certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Servicing of the Outside Serviced Mortgage Loans”.

The outside special servicer for any outside serviced loan combination will be subject to removal and replacement by the related outside controlling class representative or in connection with a securityholder vote generally in a manner similar to that contemplated by the preceding two paragraphs, in each case subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement. In addition, with respect to any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder, as controlling note holder of such outside serviced loan combination, may terminate and replace the outside special servicer for such loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable mortgage loan(s) and companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder”. Similarly, any outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have certain consent and consultation rights with respect to the related outside serviced loan combination under the outside servicing agreement and the related co-lender agreement, which (in the case of an outside controlling class representative) it may lose upon the occurrence of certain events specified in the applicable outside servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations”.

In addition, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event, (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance (or outstanding notional amount, as applicable), which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases with respect to the termination of the special servicer, the operating advisor and the asset representations reviewer, certain voting rights will also be reduced by appraisal reduction amounts. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights”.

The Servicing of each of the OZRE Leased Fee Portfolio Loan Combination and the Embassy Suites Lake Buena Vista Loan Combination Will Shift to Other Servicers

The servicing of the OZRE Leased Fee Portfolio loan combination is expected to be governed by the CFCRE 2016-C4 pooling and servicing agreement, and the servicing of the Embassy Suites Lake Buena Vista loan combination is expected to be governed by the pooling and servicing agreement for this securitization transaction, in each case, only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the related loan combination will shift to the outside servicer and outside special servicer under that other future securitization and will be governed exclusively by the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for any such future securitization has been determined. In addition, the provisions of the eventual other servicing agreements have not yet been determined, although they will be required, pursuant to the related co-lender agreement, to satisfy the respective requirements described under “Description of the Mortgage Pool—The Loan Combinations—Embassy Suites Lake Buena Vista Loan Combination” and “—The Loan Combinations—The OZRE Leased Fee Portfolio Loan Combination”. Prospective investors should be aware that they will not have any control over the identity of any outside servicer or outside special servicer, nor will they have any assurance as to the particular terms of any such other pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, with respect to each of the OZRE Leased Fee Portfolio loan combination and the Embassy Suites Lake Buena Vista loan combination, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of such loan combination other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the controlling class representative in this transaction. See “Description of the Mortgage Pool—The Loan Combination—Embassy Suites Lake Buena Vista Loan Combination”.

In addition, with respect to the Embassy Suites Lake Buena Vista loan combination, if such loan combination becomes specially serviced prior to the securitization of the related controlling pari passu companion loan, the special servicer will be required to service and administer such loan combination and any related REO property in the same manner as any other specially serviced loan or REO property for which it is responsible and will be entitled to all rights and compensation earned with respect to such loan combination as set forth in the pooling and servicing agreement for this securitization transaction. Prior to the securitization of the related controlling pari passu companion loan, no other special servicer will be entitled to any such compensation or have such rights and obligations. If the Embassy Suites Lake Buena Vista loan combination is being specially serviced when the related controlling pari passu companion loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.

The Controlling Pari Passu Companion Loan for the Madbury Commons Loan Combination Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern Such Loan Combination Have Yet to Be Finalized

It is expected that the Madbury Commons loan combination will be serviced and administered pursuant to the pooling and servicing agreement for the commercial mortgage securitization transaction to which the Madbury Commons pari passu companion loan is contributed, which is expected to be the CFCRE 2016-C4 securitization. However, the CFCRE 2016-C4 securitization has not closed, and the provisions of the CFCRE 2016-C4 pooling and servicing agreement have not yet been finalized, although such provisions will be required, pursuant to the related co-lender agreement, to satisfy the requirements described under “Description of the Mortgage Pool—The Loan Combinations—The Madbury Commons Loan Combination”. Prospective investors should be aware that they will not have any control over, nor any assurance as to whether, the closing of the CFCRE 2016-C4 securitization transaction actually occurs, nor will they have any assurance as to the particular terms of the CFCRE 2016-C4 pooling and servicing agreement, except to the extent of compliance with the requirements referred to in the previous sentence.

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement (and, in the case of the controlling class representative, for so long as a control termination event does not exist and the related mortgage loan is not an excluded mortgage loan), the special servicer generally will be required to obtain the consent of the related directing holder. After the occurrence and during the continuance of a control termination event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a consultation termination event unless an excluded mortgage loan is involved) and the operating advisor; provided that such consultation will occur with respect to a serviced outside controlled loan combination if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. These actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” for a list of actions and decisions requiring consultation with the operating advisor and/or the controlling class representative following the occurrence of a control termination event. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the controlling class); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder for having so acted.

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, given that, pursuant to the co-lender agreement for any such serviced pari passu loan combination (other than any such loan combination that is a serviced outside controlled loan combination), the serviced pari passu companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”), with respect to any such serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a consultation termination event does not exist, unless an excluded mortgage loan is involved (or unless the controlling note is a subordinate companion loan in an AB loan combination), the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving any serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder or its representative (if it is not otherwise exercising the rights of directing holder) will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) the right of the subordinate companion loan holder to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

With respect to any serviced AB loan combination, the holder of the related subordinate companion loan will initially have the right to consent to certain servicing actions by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such serviced AB loan combination).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

•	An outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of certificates.

•	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us (however, Starwood Mortgage Capital LLC, an originator, will guarantee Starwood Mortgage Funding V LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, and Freedom Mortgage Corporation will guarantee FCRE REL, LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”). Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or, if applicable, any related guarantor(s)) will have the financial ability to effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors (or, if applicable, any related guarantor(s)) may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.   Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a Control Termination Event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors,” “—Taxation of Class EC and Exchangeable Certificates” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2016-C1 (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 54 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of their respective due dates in May 2016 (or, in the case of any Mortgage Loan that has its first due date subsequent to May 2016, the date that would have been its due date in May 2016 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $755,710,045 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, hospitality, office, self storage, multifamily, leased fee, mixed use or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower.  You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Eight (8) of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”) are part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, the discussion in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”)	25 (the “CGMRC Mortgage Loans”)(1)	$430,213,293	56.9%
Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE Lending”)	15 (the “CCRE Mortgage Loans”)(1)	182,810,378	24.2
Starwood Mortgage Funding V LLC, a Delaware limited liability company (“SMF V”)	10 (the “SMF V Mortgage Loans”)	93,158,145	12.3
CGMRC / CCRE Lending(1)(2)	1	40,000,000	5.3
FCRE REL, LLC, a Delaware limited liability company (“FCRE”)	3 (the “FCRE Mortgage Loans”)	9,528,229	1.3
Total	54	$755,710,045	100.0%

(1)	Except as otherwise indicated, references to “CGMRC Mortgage Loan(s)” also include the CGMRC Marriott Savannah Riverfront Note (as defined below), and references to “CCRE Mortgage Loan(s)” also include the CCRE Marriott Savannah Riverfront Note (as defined below).

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, was co-originated by CGMRC and CCRE Lending and is evidenced by two promissory notes: (i) note A-2-1, with an outstanding principal balance of $20,000,000 as of the Cut-off Date as to which CGMRC is acting as Mortgage Loan Seller (the “CGMRC Marriott Savannah Riverfront Note”), and (ii) note A-1-1, with an outstanding principal balance of $20,000,000 as of the Cut-off Date as to which CCRE Lending is acting as Mortgage Loan Seller (the “CCRE Marriott Savannah Riverfront Note”).

The Sponsors originated the Mortgage Loans or acquired the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance

Citigroup Global Markets Realty Corp.(1)(2)	Citigroup Global Markets Realty Corp. (1)(2)	25	$430,213,293	56.9%
Cantor Commercial Real Estate Lending, L.P. (3)	Cantor Commercial Real Estate Lending, L.P.	15	182,810,378	24.2
Starwood Mortgage Capital LLC	Starwood Mortgage Funding V LLC	10	93,158,145	12.3
Citigroup Global Markets Realty Corp./Cantor Commercial Real Estate Lending, L.P.(4)	Citigroup Global Markets Realty Corp. / Cantor Commercial Real Estate Lending, L.P. (4)	1	40,000,000	5.3
FCRE REL, LLC	FCRE REL, LLC	3	9,528,229	1.3
	Total	54	$755,710,045	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, representing approximately 7.1% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Citigroup Global Markets Realty Corp. and UBS Real Estate Securities Inc., and will be sold to the Depositor by Citigroup Global Markets Realty Corp.

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Citigroup Global Markets Realty Corp. and Deutsche Bank AG, New York Branch, and will be sold to the Depositor by Citigroup Global Markets Realty Corp.

(3)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Plaza Frontier, representing approximately 0.7% of the Initial Pool Balance, was acquired by CCRE Lending from Western Alliance Bank at origination.

(4)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, was co-originated by CGMRC and CCRE Lending and is evidenced by two promissory notes: (i) the CGMRC Marriott Savannah Riverfront Mortgage Loan Note, and (ii) CCRE Marriott Savannah Riverfront Mortgage Loan Note.

CGMRC, CCRE Lending, Starwood Mortgage Capital LLC and FCRE REL, LLC are referred to in this prospectus as the “Originators”. SMF V has acquired or will acquire the SMF V Mortgage Loans from Starwood Mortgage Capital LLC on or prior to the Closing Date. CCRE Lending acquired the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Plaza Frontier, representing approximately 0.7% of the Initial Pool Balance, from Western Alliance Bank at origination.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, CCRE Lending, SMF V and FCRE (collectively, the “Sponsors”) on or about June 1, 2016 (the “Closing Date”) pursuant to the respective Mortgage Loan Purchase Agreements (as defined under “The Mortgage Loan Purchase Agreements” below). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its related anticipated repayment date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics in Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged

Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of May 2016 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to May 2016, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of May 2016); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth on Annex A. The appraisals for certain of the Mortgaged Properties may state an “as stabilized”, “hypothetical market value”, “prospective market value upon stabilization” or “as-complete” appraised value (generally as an alternative to, or in addition to, an “as-is” appraised value) for such Mortgaged Properties that assumes that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property. In addition, in the case of a portfolio of Mortgaged Properties, the appraisals may reflect a “portfolio premium” or an “as-is bulk” appraised value based on the assumption that such portfolio of Mortgaged Properties will be sold as a collective whole. Such values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A to this prospectus, and in Annex B to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A to this prospectus and the related footnotes. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value unless otherwise specified below, and is in each case as determined by an appraisal made not more than 5 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated on an “as-complete” or “portfolio premium” appraised value, as set forth below:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the Appraised Value of $250,400,000 reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the value of each of the Mortgaged Properties on an individual basis is approximately $236,425,000.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, the Appraised Value of $110,600,000 assumes the completion of an approximately $8.3 million PIP at the Mortgaged Property. The appraised value of the Mortgaged Property without adjusting for the PIP is $102,300,000.

In addition, for certain Mortgage Loans, the Cut-off Date LTV Ratio and/or the Maturity Date LTV Ratio was calculated based on the “As Stabilized Appraised Value” as set forth on Annex A or an alternative appraised value (other than as set forth on Annex A) for the related Mortgaged Property, as described under the definitions of Cut-off Date LTV Ratio and/or Maturity Date LTV Ratio, as applicable.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties;

•	with respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A. The Cut-off Date LTV Ratio calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
Embassy Suites Lake Buena Vista	1.5%	68.0%	$3,400,000	62.5%

•	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A, which in each case is subject to certain adjustments as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (“as-is” appraised value)(1)	“as-is” appraised value(1)
OZRE Leased Fee Portfolio	8.7%	70.2%	$250,400,000	74.3%	$236,425,000
Marriott Savannah Riverfront	5.3%	66.5%	$110,600,000	71.8%	$102,300,000

(1)	Reflects the Appraised Value set forth on Annex A, discounting the adjustments with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

•	with respect to each of the Mortgage Loans secured by the Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the “As Stabilized Appraised Value” as set forth on Annex A to this prospectus, as opposed to the related Appraised Value, each as set forth below:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (As Stabilized Appraised Value)	As Stabilized Appraised Value	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value
Plumtree Apartments	2.3%	69.8%	$24,600,000(1)	82.8%	$20,750,000
Pflugerville SC	1.1%	67.4%	$12,800,000(2)	75.0%	$11,500,000
Amsdell Devon 2.0	1.1%	74.2%	$11,325,000(3)	75.0%	$11,200,000

(1)	Reflects expected renovations estimated to cost approximately $3,600,000 and expected increases in rental rates following renovation. $2,475,000 was reserved at origination. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” in this prospectus.

(2)	Reflects expected tenant improvements and leasing commissions, the estimated costs of which were escrowed at origination.

(3)	Reflects expected capital improvements, the estimated costs of which were escrowed at origination.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group; and

•	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the Debt Yield on Underwritten NCF was calculated based on the related Mortgage Loan’s Cut-off Date Balance less a related earnout or holdback reserve. The respective Debt Yield on Underwritten NCF calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
Embassy Suites Lake Buena Vista	1.5%	10.1%	$3,400,000	11.0%
Amsdell Devon 2.0	1.1%	7.1%	$1,200,000	8.3%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group; and

•	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the Debt Yield on Underwritten NOI was calculated based on the related Mortgage Loan’s Cut-off Date Balance less a related earnout or holdback reserve. The respective Debt Yield on Underwritten NOI calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
Embassy Suites Lake Buena Vista	1.5%	11.7%	$3,400,000	12.7%
Amsdell Devon 2.0	1.1%	7.4%	$1,200,000	8.6%

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan, unless expressly stated otherwise;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, to the aggregate Annual Debt Service of the applicable Crossed Group; and

•	with respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the Underwritten NCF DSCR was calculated based on the Annual Debt Service less a related earnout or holdback reserve. The Underwritten NCF DSCR calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Underwritten NCF DSCR	Earnout or Holdback Amount	Underwritten NCF DSCR
Amsdell Devon 2.0	1.1%	1.06x	$1,200,000	1.24x

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date LTV Ratio”, “Maturity Date Loan-to-Value Ratio” or “LTV Ratio at Maturity” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date LTV Ratio is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties;

•	with respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the Maturity Date LTV Ratio was calculated based on the Balloon Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A. The Maturity Date LTV Ratio calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Maturity Date LTV Ratio	Earnout or Holdback Amount	Maturity Date LTV Ratio
Embassy Suites Lake Buena Vista	1.5%	56.7%	$3,400,000	51.2%

•	with respect to the Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties identified in the table below, the Maturity Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A; however, in each case, such Appraised Value is subject to certain adjustments as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date LTV Ratio (“Appraised Value”)	Appraised Value	Maturity Date LTV Ratio (“as-is” appraised value) (1)	“as-is” appraised value(1)
OZRE Leased Fee Portfolio	8.7%	70.2%	$250,400,000	74.3%	$236,425,000
Marriott Savannah Riverfront	5.3%	50.7%	$110,600,000	54.9%	$102,300,000

(1)	Reflects the Appraised Value set forth on Annex A, discounting the adjustments with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

•	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date LTV Ratio was calculated using the “As Stabilized Appraised Value” as set forth on Annex A to this prospectus, as opposed to the related Appraised Value, each as set forth below:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date LTV Ratio (As Stabilized Appraised Value)	As Stabilized Appraised Value	Maturity Date LTV Ratio (Appraised Value)	Appraised Value
Plumtree Apartments	2.3%	64.5%	$24,600,000(1)	76.5%	$20,750,000
Pflugerville SC	1.1%	58.2%	$12,800,000(2)	64.8%	$11,500,000
Amsdell Devon 2.0	1.1%	66.2%	$11,325,000(3)	66.9%	$11,200,000

(1)	Reflects expected renovations estimated to cost approximately $3,600,000 and expected increases in rental rates following renovation. $2,475,000 was reserved at origination. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” in this prospectus.

(2)	Reflects expected tenant improvements and leasing commissions, the estimated costs of which were escrowed at origination.

(3)	Reflects expected capital improvements, the estimated costs of which were escrowed at origination.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, manufactured housing community, rental and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units, Pads or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office or retail space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related

Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 10 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units,” “Rooms,” “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads, or (d) in the case of a Mortgaged Property operated as a student housing property, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$755,710,045
Number of Mortgage Loans	54
Number of Mortgaged Properties	130
Number of Crossed Groups	1
Crossed Groups as a percentage of Initial Pool Balance	0.5%
Range of Cut-off Date Balances	$1,866,047 to $101,871,670
Average Cut-off Date Balance	$13,994,630
Range of Mortgage Rates	4.30000% to 5.58400%
Weighted Average Mortgage Rate	4.97958%
Range of original terms to Maturity Date	60 months to 121 months
Weighted average original term to Maturity Date	119 months
Range of Cut-off Date remaining terms to Maturity Date	59 months to 121 months
Weighted average Cut-off Date remaining term to Maturity Date	118 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	349 months
Range of remaining amortization terms(2)	240 months to 360 months
Weighted average remaining amortization term(2)	349 months
Range of Cut-off Date LTV Ratios(3)(4)	37.7% to 74.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	66.1%
Range of Maturity Date LTV Ratios(3)(4)	30.8% to 70.2%
Weighted average Maturity Date LTV Ratio(3)(4)	57.2%
Range of UW NCF DSCR(3)(5)	1.21x to 2.30x
Weighted average UW NCF DSCR(3)(5)	1.48x
Range of Debt Yield on Underwritten NOI(3)(6)	6.5% to 17.3%
Weighted average Debt Yield on Underwritten NOI(3)(6)	10.1%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	44.0%
Interest Only then Amortizing Balloon	39.5%
Interest Only	16.6%
Percentage of Initial Pool Balance consisting of:
Mortgage Loans with mezzanine debt	5.4%
Mortgaged Properties with single tenants(7)	3.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include Mortgage Loans that pay interest-only until their maturity dates.

(3)	With respect to each Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that Mortgage Loan and any related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios for each Mortgage Loan are generally based on the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of the related Mortgaged Properties, provided that (i) the “as-is” Appraised Value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, or may be based on the “as-complete” value for a Mortgaged Property which assumes the completion of PIP renovations, the costs of which were reserved at origination, (ii) such LTV ratios may be based on “as-stabilized” Appraised Values in certain cases in which reserves have been established at origination for all or a portion of the applicable condition or circumstance that is expected to result in stabilization or (iii) such LTV ratios may be calculated based on the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Mortgage Pool using only unadjusted “as-is” Appraised Values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, is 67.2% and 58.3%, respectively.

(5)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties by the annual debt service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the annual debt service for such Mortgage Loan net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(6)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the related Mortgaged Property’s Underwritten NCF divided by the Cut-off Date Balance of such Mortgage Loan; provided, that with respect to any Mortgage Loans with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for

such Mortgage Loans may be calculated based on the Cut-off Date Balance net of the related earnout or economic holdback reserve. See the definition of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(7)	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the number of tenants is based on those tenants that lease the improvements from the ground lessee (rather than the tenant under the ground lease with the borrower), which improvements are not collateral for the Mortgage Loan.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or anticipated repayment dates, as applicable. This includes 28 Mortgage Loans, representing approximately 44.0% of the Initial Pool Balance, that pay principal and interest for their entire terms, 20 Mortgage Loans, representing approximately 39.5% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and 6 Mortgage Loans, representing approximately 16.6% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or anticipated repayment dates, as applicable.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	23	26	$266,063,704	35.2%
Anchored	10	10	182,445,767	24.1
Unanchored(2)	6	7	41,456,649	5.5
Shadow Anchored	3	3	22,760,000	3.0
Single Tenant Retail(2)	4	6	19,401,288	2.6

Hospitality	6	6	$150,212,891	19.9%
Full Service	5	5	141,512,891	18.7
Limited Service	1	1	8,700,000	1.2

Office	5	5	$94,562,860	12.5%
General Suburban	4	4	53,562,860	7.1
CBD	1	1	41,000,000	5.4

Self Storage	8	22	$82,435,857	10.9%

Multifamily	8	9	$74,629,830	9.9%
Garden	7	8	54,629,830	7.2
Student Housing	1	1	20,000,000	2.6

Leased Fee	1	58	$65,750,000	8.7%

Mixed Use (Office/Retail)	2	2	$17,670,000	2.3%
Office/Retail	2	2	17,670,000	2.3

Manufactured Housing	1	2	$4,384,902	0.6%

Total	54	130	$755,710,045	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A.

(2)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Bushwick Retail Portfolio, representing approximately 1.9% of the Initial Pool Balance, is both Unanchored and Single Tenant Retail.

Retail Properties

Twenty-six (26) retail properties, representing collateral for approximately 35.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 23 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, emergency room facilities, diagnostic laboratories, fitness centers, health clubs, dry cleaners, classrooms/educational centers, health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs, parking garages, hospitals, animal hospitals, driving schools, hair salons and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

Six (6) hospitality properties, representing collateral for approximately 19.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 6 of the Mortgage Loans. Six (6) of the hospitality Mortgaged Properties, representing collateral for approximately 19.9% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties”.

Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements. The following table shows each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Fairfield Inn Asheville South	$8,700,000	1.2%	4/27/2025	5/6/2026

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, Marriott Savannah Riverfront and DoubleTree – Cocoa Beach, collectively representing approximately 14.3% of the Initial Pool Balance, require a seasonality reserve that was established in connection with the origination of each such Mortgage Loan and/or that is required on an ongoing basis.

With respect to the Mortgage Loan secured by the Mortgaged Property identified in Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, representing approximately 7.1% of the Initial Pool Balance, approximately 43.7% of the underwritten revenue is attributable to food, beverage and spa sources.

With respect to the Mortgage Loan secured by the Mortgaged Property identified in Annex A to this prospectus as DoubleTree – Cocoa Beach, representing approximately 1.9% of the Initial Pool Balance, approximately 19.2% of the underwritten revenue is attributable to food, beverage and spa sources.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Embassy Suites Lake Buena Vista, representing approximately 1.5% of the Initial Pool Balance, approximately 12.2% of the underwritten revenue is attributed to food and beverage sources.

See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Restaurants and Taverns”.

Office Properties

Five (5) office properties, representing collateral for approximately 12.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

Self Storage Properties

Twenty-two (22) self storage properties, representing collateral for approximately 10.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage and/or (g) rent derived from retail operations.

Multifamily Properties

Nine (9) multifamily properties, representing collateral for approximately 9.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

One (1) Mortgaged Property, identified on Annex A to this prospectus as Madbury Commons, securing approximately 2.6% of the Initial Pool Balance, is a multifamily property with 100% of its tenants comprised of students.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Omni & Centre Square, representing approximately 0.9% of the Initial Pool Balance, approximately 50% and 15% of such portfolio’s tenants are, respectively, students and military personnel.

Leased Fee Properties

One (1) Mortgage Loan, representing approximately 8.7% of the Initial Pool Balance, is secured by the fee interest in 58 Mortgaged Properties (but not the related improvements).  The improvements are leased out to multiple tenants. Certain factors may adversely affect the operation and value of a mortgaged property that consists entirely of a leased fee interest.  See “Risk Factors—Leased Fee Properties Have Special Risks”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the Mortgaged Properties are subject to a unitary ground lease, which was executed on the Mortgage Loan origination date (the “Unitary Ground Lease”). The ground lessee under the Unitary Ground Lease is 50% owned by, but not day-to-day controlled by, affiliates of the borrower and is 50% owned by, and day-to-day controlled by, Brandywine Realty Trust. The borrower delivered a true lease opinion with respect to the Unitary Ground Lease. With respect to the Mortgaged Properties located in Virginia, Pennsylvania and North Carolina, the Unitary Ground Lease has a term of 99 years, with a lease expiration date of February 3, 2115, and with respect to the Mortgaged Properties located in New Jersey, the Unitary Ground Lease has a term of 98 years, with a lease expiration date of February 3, 2114. Annual ground rent is currently $11,894,563.50, with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by Consumer Price Index escalation. In addition, under the Unitary Ground Lease, the ground lessee has the right to voluntarily transfer its leasehold interest in one or more individual Mortgaged Properties to a third party and to cause those transferred Mortgaged Properties to be removed from the Unitary Ground Lease and to be subject to an identical new ground lease between the third party as ground lessee and the borrower as ground lessor (a “Severed Lease” and, together with the Unitary Ground Lease, the “Ground Leases”). Any such transfer resulting in a Severed Lease is subject to the borrower’s consent, not to be unreasonably withheld; provided, that the borrower may grant or withhold its consent in its sole and absolute discretion if the transfer: (i) would be to a person who violates OFAC or similar representations or who does not possess experience owning and operating properties like the assets subject to the Unitary Ground Lease substantially equivalent to the existing ground lessee; or (ii) would result in the ratio of net operating income from the Mortgaged Properties subject to the Unitary Ground Lease (following such transfer) or the Severed Lease, respectively, when compared to the rent payable under such lease, to be less than 1.75x, as determined by the borrower. Notwithstanding the foregoing, any involuntary transfer of the leasehold estate which occurs due to a foreclosure or similar remedial action by the leasehold lender, or the first voluntary transfer by such lender following acquisition of title, or any Severed Lease created in connection therewith, is permitted without the consent of the borrower.

Mixed Use Properties

Two (2) mixed use properties, representing collateral for approximately 2.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.

Each of the mixed use properties has one or more retail and/or office components. To the extent a mixed use property has retail and/or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, music venues, theaters, parking garages, banks, ballroom event spaces, fitness centers, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

Two (2) manufactured housing community properties, representing collateral for approximately 0.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 1 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Avalon MHP Portfolio, representing approximately 0.6% of the Initial Pool Balance, approximately 63.8% of the portfolio’s pads are occupied by 176 mobile homes owned by an affiliate of the related borrower and rented out to tenants. Although the affiliate-owned homes are not collateral for the Mortgage Loan (and only pad rent was underwritten by the lender), the Mortgage Loan documents and an estoppel signed by the borrower-affiliate provide that the borrower-affiliate may not remove more than eight of the affiliate-owned homes located at the Christoval Estates Mortgaged Property or seven of the affiliate-owned homes located at the Riverbend Estates Mortgaged Property. In the event the affiliate removes homes in violation of this provision, the Mortgage Loan is recourse to the borrower and non-recourse carveout guarantor for any related losses incurred by the lender. Notwithstanding the foregoing, the Mortgage Loan documents permit (i) the sale of an affiliated-owned home to a third party provided such tenant leases the underlying pad (after which such home will not be subject to the restriction on removal) or (ii) a removed home to be replaced with a home of at least the same value within ninety (90) days of removal.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant	11	16.3%
Theater	2	15.1%
Gym, fitness center or a health club	4	5.4%
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	6	5.0%
School, educational facility and/or beauty and cosmetology school	4	3.5%
Other (Night Club)	1	1.7%
Other (Government)	1	1.6%

Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors: (i) changing local demographics; (ii) competition from other schools; increases in tuition and/or reductions in availability of student loans, government grants or scholarships; (iii) reductions in education spending as a result of changes in economic conditions in the area of the school; (iv) poor performance by teachers, administrative staff or students; or (v) mismanagement at the private school. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Private Schools and Other Cultural and Educational Institutions”.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance

Top Mortgage Loan	$101,871,670	13.5%
Top 5 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$302,621,670	40.0%
Top 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$416,375,971	55.1%
Largest Related-Borrower Concentration(1)	$30,350,000	4.0%
Next Largest Related-Borrower Concentration(1)	$4,105,304	0.5%

(1)	Excludes single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 2.3% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the largest 15 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property / Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
OZRE Leased Fee Portfolio	$65,750,000	8.7%
Storage Depot Portfolio	25,250,000	3.3
Bushwick Retail Portfolio	14,000,000	1.9
Elite Stor Portfolio	12,750,000	1.7
My Space Storage Portfolio	9,000,000	1.2
Omni & Centre Square	6,951,602	0.9
Rite Aid – ACV Portfolio	5,450,000	0.7
Avalon MHP Portfolio	4,384,902	0.6
Eldridge SS Portfolio	4,340,833	0.6
Grand Total	$147,877,336	19.6%

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, collectively representing approximately 4.5% of the Initial Pool Balance, have borrower sponsors that are related to each other and, in one case, are cross-collateralized and cross-defaulted with each other. No such group of Mortgage Loans represents more than approximately 4.0% of the Initial Pool Balance. See “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Storage Depot Portfolio	$25,250,000	3.3%
Cape Atlantic Self Storage	5,100,000	0.7
Total for Group 1:	$30,350,000	4.0%

Group 2
Shifrin Verizon & Aspen Oxford(1)	$2,239,257	0.3%
Shifrin Verizon Centerville(1)	1,866,047	0.2
Total for Group 2:	$4,105,304	0.5%

(1)	The Mortgage Loans are cross-collateralized and cross-defaulted with each other.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Ohio	2	$105,005,053	13.9%
Texas	8	$79,706,115	10.5%
California	3	$73,392,315	9.7%
New York	6	$64,479,301	8.5%
Virginia	38	$61,111,130	8.1%
Georgia	4	$ 53,516,047	7.1%
Pennsylvania	17	$ 45,069,737	6.0%
Florida	6	$ 44,341,040	5.9%
Connecticut	1	$ 41,000,000	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

•	Mortgaged Properties located in Texas, California, Florida, Arizona, Georgia and Nevada, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

•	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, Texas, Illinois, Michigan, Ohio, California, Florida, Maryland, South Carolina, Georgia and Massachusetts, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

•	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Four (4) Mortgaged Properties, collectively securing approximately 10.1% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17%.

Loans Underwritten Based on Projections of Future Income Resulting From Mortgaged Properties with Limited Prior Operating History

Two (2) of the Mortgaged Properties, identified on Annex A to this prospectus as 46 Geary Street and Walgreens Clinton, collectively securing approximately 2.2% of the Initial Pool Balance, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Two (2) of the Mortgaged Properties, identified on Annex A to this prospectus as 247 Bedford Avenue and Madbury Commons, collectively securing approximately 4.9% of the Initial Pool Balance, were constructed, substantially renovated, re-positioned or repurposed 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the related borrower was unable to provide the related Mortgage Loan Seller with historical financial information relating to the leased fee interest in the Mortgaged Properties because the fee and leasehold interest in each of the Mortgaged Properties was bifurcated on or about the Mortgage Loan origination date. The borrower provided the related Mortgage Loan Seller with historical financial information related to the occupancy history of the Mortgaged Properties since 2010 (based on the leases for tenants occupying space at the improvements, which are not collateral for the Mortgage Loan), which historical financial information was utilized in the underwriting of the Mortgage Loan.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Crossroads Plaza, Walgreens Clinton, Rite Aid – Lynden, WA, Henderson Place Apartments and Rite Aid – Atco, NJ, representing approximately 1.3%, 0.5%, 0.4%, 0.3% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this Crossroads Plaza, representing approximately 1.3% of the Initial Pool Balance, the related borrowers are permitted to convey a portion (but not all) of their respective interests in the Mortgaged Property to additional borrowers that agree to be bound, jointly and severally, with the related borrowers, by the terms of the Mortgage Loan documents, subject to a cap of four borrowers under the Mortgage Loan documents at any time.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as One Harbor Point Square and Toscana Park, representing approximately 5.4% and 0.7%, respectively, of the Initial Pool Balance, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent, other than as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the related Mortgaged Property is part of the Harbor Point Planned Community pursuant to a planned community declaration. A master association comprised of each of the owners in the planned community assumes day-to-day control of the planned community, and the related borrower owns 13.58% of the votes in the master association.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Two (2) Mortgaged Properties, identified on Annex A to this prospectus as DeSoto Town Center and Rite Aid – Atco, NJ, securing approximately 2.2% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Strathallan DoubleTree by Hilton, representing approximately 3.0% of the Initial Pool Balance, the borrower owns the fee interest in the Mortgaged Property, subject to the rights of the County of Monroe Industrial Development Agency (the “Monroe IDA”) in the related leasehold interest. The Monroe IDA leased back to the borrower the related subleasehold interest in the Mortgaged Property. At the expiration of the related PILOT program, the leasehold interest in the Mortgaged Property will revert to the borrower. See “—Real Estate and Other Tax Considerations” for additional information.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property”. See also Sponsor Representations and Warranties No. 34 (Ground Leases) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 8 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

•	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

•	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

•	as to which the borrower or other responsible party has obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

•	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the 2277 Dabney Road Mortgaged Property was enrolled as an active Voluntary Remediation Program site in 2013 in connection with metal contamination identified in the soil and groundwater related to the former use of the Mortgaged Property as a railway yard. As a condition for receipt of a Certificate of Completion of Remediation, the Virginia Department of Environmental Quality required recordation of a land use restriction (which was recorded on or about February 4, 2016), that, among other things, (i) prohibits the use of the Mortgaged Property for residential, school or daycare related purposes, (ii) prohibits the use of groundwater at the Mortgaged Property and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities. Under the Mortgage Loan documents, the borrower is required to comply with the land use restriction and diligently pursue and obtain a Certificate of Completion of Remediation. In addition, the Mortgage Loan is not recourse to the guarantors for breach of the environmental covenants contained in the Mortgage Loan documents; instead, the borrower obtained a pollution legal liability environmental insurance (“PLL”) policy from Allied World Assurance Company that expires on February 4, 2026 (two days prior to the maturity date of the Mortgage Loan), with a $50,000 deductible, a limit of $20,000,000 per occurrence and in the aggregate and an optional extended reporting period for up to three years. All policy premiums have been paid in full through February 4, 2026. In the event that as of February 5, 2022, the borrower has not paid the premium required to extend the PLL policy for three additional years, the borrower is required to deposit $26,019 each month for the next 12 months into a lender-controlled escrow account related to policy premiums, which amount may be used to pay premium amounts due in connection with the extension of the PLL policy period for an additional three years. In the event the borrower has not paid the premium required to extend the PLL policy for three additional years at least two business days prior to the maturity date of the Mortgage Loan, the lender will use proceeds in the related escrow account to pay the premium required to extend the PLL policy for an additional three years.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, the related ESA noted that the soil and groundwater at the Mortgaged Property was impacted from a manufactured gas plant formerly located at an adjacent property. In connection with a remediation plan approved by the Georgia Environmental Protection Division, (i) Atlanta Gas Light Company, the owner of the adjacent plant, executed an indemnification agreement to the benefit of the owners of the Mortgaged Property and (ii) the borrower recorded a land use restriction which, among other things, prohibits (i) the use of groundwater at the Mortgaged Property and (ii) any residential uses at the Mortgaged Property. Additionally, the borrower is required under the Mortgage Loan documents to provide secondary containment for certain diesel fuel drums located at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the related ESA identifies the Mortgaged Property as part of a larger 25-acre parcel formerly owned and occupied by Connecticut Light & Power (“CL&P”). Impacts were identified on the larger 25-acre parcel, including the Mortgaged Property, as a result of historic operations by CL&P. The former CL&P parcel, including the Mortgaged Property, was extensively investigated and remediated pursuant to the Connecticut Transfer Act. As a result of the remediation and investigation, an environmental land use restriction was filed for the larger 25-acre parcel, including the Mortgaged Property, which prevents the disturbance of the engineered controls put in place across the entire former CL&P parcel to address residual impacts, and requires post-remediation monitoring, including groundwater monitoring. Post remediation monitoring will be performed by the master association under the condominium declaration to which the related Mortgaged Property is subject. No groundwater monitoring wells are planned for placement on the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as My Space Storage 4th Street, representing approximately 0.2% of the Initial Pool Balance, the related ESA for the related Mortgaged Property identifies impacts to the soil at the Mortgaged Property in relation to historic operations. The Michigan Department of Environmental Quality (“MDEQ”) has not identified any party responsible for the soil impacts. The borrower ultimately placed asphalt over impacted soils and the MDEQ determined that the placement of such an impervious surface over the impacted soils was sufficient to address MDEQ due care requirements and that no further action was required by the borrower. Based on the MDEQ determination, the related ESA consultant concluded that no additional investigation into the matter was necessary, but has recommended that, as owner of the Mortgaged Property, the borrower continue to maintain the asphalt covering as required by MDEQ due care obligations. A baseline environmental assessment would be required upon a transfer of ownership of the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A of this prospectus as Eldridge SS Portfolio – Rome Hilliard Storage, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the related ESA identifies elevated concentrations of radon above the U.S. Environmental Protection Agency (USEPA) guideline of 4 picoCuries per liter in the on-site residential home occupied by the manager. The consultant recommended the installation of a radon mitigation system within the manager’s home. The lender held back $2,000 at origination, representing approximately 130% of the estimated cost of installing a radon mitigation system. We cannot assure you that such mitigation will be completed or that the costs will not exceed the reserves.

Litigation Considerations

Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”. There may be material pending or threatened litigation or other legal proceedings against the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. Below are descriptions of certain material current litigation matters or material threatened litigation matters relating to certain Mortgage Loans:

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, according to the 10-K filing of Och-Ziff Capital Management Group LLC (“OZM”), a public company affiliate of the related non-recourse carveout guarantors, OZM has been under investigation by the Securities and Exchange Commission and the U.S. Department of Justice since 2011 concerning possible violations of the Foreign Corrupt Practices Act and other laws. The investigation and associated derivative suits are related to an investment by a foreign sovereign wealth fund in some of the OZM funds in 2007 and investments by some of the OZM funds, both directly and indirectly, in a number of companies in Africa. OZM has indicated it is currently unable to estimate the range of possible loss and acknowledged that any resolution could have a material adverse effect on OZM’s business.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, in May 2015, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (CSC), was named as a defendant in an action brought by C-III Asset Management LLC, as special servicer, in connection with the foreclosure of a Marriott hotel located in Oklahoma City. The complaint seeks damages of $868,000 under the related environmental indemnity related to mold remediation and $750,000 related to alleged waste related to maintenance of the roof, sidewalks and miscellaneous equipment.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 4455 LBJ Freeway, representing approximately 3.8% of the Initial Pool Balance, a shareholder filed a class action derivative suit against the controlling shareholders and board of directors of a related guarantor, AmTrust Financial Services, Inc. (the “AmTrust Guarantor”) for breach of fiduciary duty and against the other related guarantor, National General Holdings Corp., for unjust enrichment. All claims relate to a failed merger between the AmTrust Guarantor and Tower Group International, Ltd.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as DoubleTree – Cocoa Beach, representing approximately 1.9% of the Initial Pool Balance, the related borrower sponsor is a defendant in litigation by a broker that was used for refinancing two assets held in the related borrower sponsor’s portfolio. Such litigation is related to the payment of broker fees.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Bushwick Retail Portfolio, representing approximately 1.9% of the Initial Pool Balance, the related guarantor is a defendant in litigation by a current tenant of the Mortgaged Property, who has filed suit claiming the guarantor fraudulently required a payment of $220,000 in “key money” for improvements to be made to the tenant’s space; however, it is alleged that no such “key money” services were ever provided. The Mortgage Loan is structured with recourse for loss from the related guarantor in the event of an unfavorable disposition.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Fairfield Inn Asheville South, representing approximately 1.2% of the Initial Pool Balance, a deficiency judgment remains outstanding against the related guarantor (who is also the related borrower’s primary owner) for payment of an amount equal to $2,408,366 that accrues interest at a rate of $923 per day. The borrower deposited funds in the amount of $450,000 into a liquidity reserve account, which funds are to be released to the borrower, pursuant to the related Mortgage Loan documents, upon receipt of evidence acceptable to the lender that all obligations of the guarantor under the deficiency judgment have been satisfied in full, expired or otherwise terminated and no further obligations remain. In addition, the guarantor has covenanted to maintain liquid assets of $3,000,000 until receipt of evidence acceptable to the lender that all obligations of the guarantor under the deficiency judgment have been satisfied in full, expired or otherwise terminated and no further obligations remain. No assurance can be given as to the guarantor’s ability to maintain the required amount of liquid assets.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, such properties are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of certain such Mortgaged Properties that are undergoing (or are required to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than $1,000,000, and certain of such Mortgaged Properties that are subject to PIPs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, in connection with the renewal of the franchise agreement, the borrower is required to complete a PIP at the Mortgaged Property that includes, among other things, renovations to the concierge lounge, meeting spaces, guestrooms and corridors. At Mortgage Loan origination, the borrower reserved approximately $9.1 million, which amount represents 110% of the estimated cost to complete the PIP.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Plumtree Apartments, representing approximately 2.3% of the Initial Pool Balance, the related borrower is planning $3,600,000 in capital improvements to the Mortgaged Property, including full renovations of 159 units, as well as clubhouse and pool renovations. $2,475,000 was escrowed at origination of the Mortgage Loan for the renovations, representing approximately 69% of the estimated cost of the renovation. The remaining cost of the renovations is anticipated to be funded by equity contributions from the borrower. However, the Mortgage Loan documents do not require the borrower to complete or fund the renovations. If the borrower has not satisfied the conditions to disbursement prior to the date that is 36 months after origination, the borrower has no further right to receive a disbursement from the holdback reserve, and any funds remaining in such holdback reserve remain on deposit as additional collateral for the Mortgage Loan; provided that if the borrower satisfies such conditions prior to such date with respect to a disbursement, it may receive such disbursement after such date.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Default History, Bankruptcy Issues and Other Proceedings

Defaults Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases.

Two (2) of the Mortgage Loans, representing approximately 3.7% of the Initial Pool Balance, were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as DoubleTree – Cocoa Beach, representing approximately 1.9% of the Initial Pool

Balance, the Mortgage Loan refinanced a prior loan, which matured in February 2016 and was in maturity default.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victorian Square, representing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan paid off in full a prior loan secured by the Mortgaged Property that was included in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7 commercial mortgage securitization transaction and experienced a maturity default in January 2016.

Borrowers, Principals or Affiliated Entities Were Parties to Defaults, Bankruptcy Proceedings, Criminal Proceedings, Foreclosure Proceedings, Deed-In-Lieu Of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to loan defaults, bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship) taking into account any such material defaults, proceedings, transactions and/or mortgage loan workouts that have occurred within the last 15 years and of which we are aware:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, in 2005, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”), acquired a portfolio of fourteen hotel properties from Blackstone Group, Inc., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and $300,000,000 of sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group, L.P. purchased. The debt matured in October 2010 with an outstanding principal balance of $1,030,000,000. CSC was unable to refinance or restructure the loan and agreed to a deed-in-lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group, L.P. In addition, in 2007, CSC acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license and, as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for Chapter 11 bankruptcy. Furthermore, the other non-recourse carveout guarantor, CSC Holdings, LLC, has been the borrower sponsor of various CMBS loans for which the related property has been acquired by the applicable lender in connection with a foreclosure or pursuant to a deed-in-lieu of foreclosure, as well as the borrower sponsor of certain non-recourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver, are in foreclosure or have entered a deed-in-lieu of foreclosure transaction. CSC Holdings, LLC is also the borrower sponsor of loans in default outside of securitizations. See “—Litigation Considerations” for additional information regarding certain litigation matters.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Strathallan DoubleTree by Hilton, representing approximately 3.0% of the Initial Pool Balance, one of the non-recourse carveout guarantors, David Christa, is an investor in a multifamily property that is currently subject to a foreclosure proceeding that was filed on September 21, 2015 by Wells Fargo Bank, N.A. Additionally, the other non-recourse carveout guarantor, Robert Morgan, was an investor in a portfolio of 38 RV park properties, various of which properties were sold at foreclosure proceedings or otherwise delivered to the related lender during the past five years.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Plumtree Apartments, representing 2.3% of the Initial Pool Balance, the related borrower sponsor defaulted on one unrelated loan and then brought it current, and had six unrelated properties be foreclosed or transferred in lieu of foreclosure. Two foreclosures occurred in 2011 after the respective properties lost tenants relating to the recession. An office property was transferred in lieu of foreclosure in 2012 after it lost three physician tenants to a competing newly constructed hospital in 2011, and a second office property lost three tenants in 2010, resulting in a short sale of the property. Two multifamily residential properties in Las Vegas were additionally affected by the recession, and the related servicer took title to one of the multifamily properties in 2011 and the second multifamily property was transferred in lieu of foreclosure in 2011.

There are likely other material defaults, proceedings, transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the largest 15 Mortgage Loans, or (iii) otherwise occurred at any time and of which we are not aware.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each retail, office, self storage and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

•	Six (6) of the Mortgaged Properties (excluding the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, securing approximately 8.7% of the Initial Pool Balance, which is subject to a ground lease and subleased to various tenants that occupy space at the improvements, which improvements are not collateral for the Mortgage Loan), securing in whole or in part 4 Mortgage Loans, collectively representing approximately 2.6% of the Initial Pool Balance by allocated loan amount, are each leased to a single tenant.

•	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 0.6% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance by allocated loan amount.

Name of Tenant	Number of Mortgaged Properties	Aggregate approx. % of Initial Pool Balance by Allocated Loan Amount
Cinemark	2	15.1%
Ashley Furniture Home Store	2	3.0%
Bealls	2	2.8%

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and mixed use Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the retail, office and mixed use Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Bushwick Retail Portfolio – 1441 Broadway(1)	0.4%	7/14/2017	4/6/2026
Rite Aid – Lynden, WA(2)	0.4%	3/31/2026	4/6/2026
Rite Aid – Atco, NJ(2)	0.3%	3/31/2026	4/6/2026
Shifrin Verizon Centerville	0.2%	3/31/2018	1/6/2026

(1)	1441 Broadway, a single-tenant site, represents approximately 19.8% of the net rentable square feet of the portfolio of Mortgaged Properties identified on Annex A to this prospectus Bushwick Retail Portfolio.

(2)	Lynden, WA and Atco, NJ, each a single-tenant site, represent approximately 55.0% and 45.0%, respectively, of the net rentable square feet of the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Rite Aid - ACV Portfolio.

•	With respect to the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire in a single calendar year that is prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance by Allocated Loan Amount	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date

The Strip	13.5%	54.7%	2021	4/6/2026
DeSoto Town Center	2.2%	77.4%(2)	2018	4/6/2026
Country Oaks Retail Center	1.2%	70.3%	2026	5/6/2026
Emory Village	1.0%	58.9%	2020	4/6/2026
Phelan Village Shopping Center	0.9%	61.6%	2021	4/6/2026
Winterhaven Square	0.7%	82.9%	2018	5/6/2026
Food Lion Zebulon	0.5%	73.1%	2021	5/6/2026
Shifrin Verizon & Aspen Oxford	0.3%	58.3%	2024	1/6/2026

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

(2)	The Mortgaged Property consists of approximately 161 multifamily units and approximately 14,556 rentable square feet of retail space. The approximate aggregate percentage of leases expiring shown in the above table for such Mortgaged Property is calculated based solely on the net rentable square footage of retail space at such Mortgaged Property.

•	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

•	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or at least 20% of its leased net rentable square footage) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the largest tenant, Bridgewater Associates, representing approximately 55.0% of the net rentable square footage of the Mortgaged Property, has options to terminate its lease as of June 13, 2024 and June 13, 2027 with 12 months’ notice on each occasion and the payment of the unamortized cost of tenant improvement allowances, leasing commissions, and other third-party costs. The fourth largest tenant, Waypoint Residential, representing approximately 2% of the net rentable square footage of the Mortgaged Property, has an option to terminate its lease as of the last day of the 60th month of the lease term, approximately November 30, 2020, with 12 months’ notice and the payment of a termination fee.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Brookfield Office, representing approximately 1.3% of the Initial Pool Balance, the second largest tenant, RouteOne, representing approximately 30.0% of the net rentable square footage, has an option to terminate in December, 2019 with 6 months’ notice and the payment of a termination fee equal to the unamortized balance of tenant improvements.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Shifrin Verizon & Aspen Oxford, representing approximately 0.3% of the Initial Pool Balance, the largest tenant, Cellco Partnership d/b/a Verizon Wireless, occupying approximately 58.3% of the net rentable area, has a right to terminate its lease effective October 31, 2020 with not less than 6 months’ prior written notice and payment of a termination fee equal to the sum of 3 months’ (i) fixed rent and (ii) operating expenses, taxes and insurance, in each case, as such amounts are due in the then current lease year.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victorian Square, representing approximately 1.8% of the Initial Pool Balance, the largest tenant, Gabe’s, occupying approximately 21.3% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease in the event that its gross sales do not exceed $7.0 million during the 12-month period commencing August 1, 2019, with 12 months’ notice (which notice must be received within 90 days of the end of such 12-month period) and payments of a termination fee equal to the sum of any unamortized (i) tenant allowance (not to exceed $800,000) and (ii) brokerage commissions.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victorian Square, representing approximately 1.8% of the Initial Pool Balance, the largest tenant, Gabe’s, has the right to an abatement of 50% of all sums due under its lease in the event gross occupancy at the Mortgaged Property (including the Gabe’s space, which comprises 21.3% of the net rentable area) is less than 70% of the net rentable area at the Mortgaged Property for a period exceeding 180 days. If such occupancy deficiency is not remedied within 365 days from the initial abatement, Gabe’s will have a one-time option to either (i) terminate its lease or (ii) continue paying the reduced rent until such time as the occupancy deficiency is cured. In addition, Gabe’s has the right to abate 50% of its base rent in the event that at least 90% of the space currently leased by Planet Fitness becomes vacant, and is not occupied and operated as a national or regional retailer or health and fitness center for a period exceeding 60 days. If such occupancy deficiency is not remedied within 365 days, Gabe’s has the right to (i) terminate its lease or (ii) continue paying the reduced rent until such time as the occupancy deficiency is cured. Additionally, the fifth largest tenant, Dollar Tree, occupying approximately 6.38% of the net rentable area at the Mortgaged Property, has the right at any time after February 1, 2016 to pay a reduced rent equal to the lesser of (i) 3% of gross sales and (ii) 50% of rent otherwise due, in the event the space currently leased to Planet Fitness or Gabe’s (or any replacement tenants), collectively occupying approximately 28.61% of the net rentable area at the Mortgaged Property, becomes vacant. If such vacancy continues for over 6 months, Dollar Tree will have an ongoing option to (i) terminate its lease with 30 days’ written notice or (ii) continue paying the reduced rent until such time as the vacancy is cured.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the largest 15 Mortgage Loans.

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the largest 15 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Strip, representing approximately 13.5% of the Initial Pool Balance, the largest tenant, Wal-Mart, representing 19.0% of the net rentable square footage at the related Mortgaged Property, has a right to go dark at any time with a landlord right to recapture after 180 days of closure. The second largest tenant, Lowe’s, representing 16.6% of the net rentable square footage at the related Mortgaged Property, has a right to go dark at any time with a landlord right of recapture after twelve months of closure. The third largest tenant, Giant Eagle, representing 11.5% of the net rentable square footage at the related Mortgaged Property, has a right to go dark at any time with a landlord right of recapture after 225 days of closure. The fifth largest tenant, Best Buy Stores, representing 5.4% of the net rentable square footage at the related Mortgaged Property, has a right to go dark at any time with a landlord right of recapture after 180 days of closure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified in Annex A to this prospectus as 247 Bedford Avenue, representing 2.3% of the Initial Pool Balance, the largest tenant, representing approximately 69.8% of net rentable area, has the right to go dark at any time with a landlord right of recapture after 180 days of closure.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of Base Rent
Bosque River Shopping Center	1.6%	Army Corps of Engineers and Marines(1)	1.0%	2.7%

(1)      The related tenant may terminate the lease at any time upon 30 days’ notice.

Other Tenant Termination Issues

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

Tenants Not Yet in Occupancy or Paying Rent, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent or may be in the process of negotiating such lease. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the largest tenant, Bridgewater Associates, representing approximately 54.9% of the net rentable square footage, has executed a lease and is anticipated to begin paying rent on June 13, 2017. The third largest tenant, MC Credit Partners, representing approximately 5.9% of net rentable square footage, has executed a lease and is anticipated to begin paying rent on a portion of its premises in November 2016 and the remaining portion in June 2018. The borrower under the related Mortgage Loan deposited approximately $9,699,890 in a reserve account upon origination of the Mortgage Loan for the outstanding gap rent for these two tenants.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 247 Bedford Avenue, representing approximately 2.3% of the Initial Pool Balance, the largest tenant, representing approximately 69.8% of net rentable area, has executed a lease and is anticipated to begin paying rent on May 26, 2017. The second largest tenant, The Corcoran Group, representing approximately 26.6% of net rentable area, has executed a lease and is anticipated to begin paying rent May 17, 2016. The borrower under the related Mortgage Loan deposited approximately $1,975,463 in a reserve account upon origination of the Mortgage Loan for the outstanding gap rent for these two tenants.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victorian Square, representing approximately 1.8% of the Initial Pool Balance, the fourth largest tenant, Planet Fitness, leasing approximately 9.9% of the net rentable area at the Mortgaged Property, has taken occupancy of its space but is in a free rent period until June 30, 2016.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Park Place, representing approximately 1.6% of the Initial Pool Balance, the largest tenant, Infusion Software, representing approximately 50% of the net rentable area, currently occupies Buildings 5 and 6 at the related Mortgaged Property, and has executed a lease and is anticipated to take occupancy and begin paying rent in January 2017 with respect to Building 4. The borrower under the related Mortgage Loan deposited $2,217,788 into a gap rent reserve account upon origination of the Mortgage Loan, which will be released to the borrower upon Infusion Software’s occupancy of the leased space and the commencement of payment of rent by Infusion Software.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

We cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress or Closing Retail Locations

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties or certain tenants at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	On July 7, 2015, Sears Holdings Corp. (“Sears”) announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears, Seritage and the Joint Ventures have the right to recapture space from Sears, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Plaza Frontier, representing approximately 0.7% of the Initial Pool Balance, a Sears Hometown Store is the fourth largest tenant, occupying approximately 9.5% of the net rentable area at the related Mortgaged Property. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears stores will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Strip, representing approximately 13.5% of the Initial Pool Balance, Best Buy Stores, which is a subsidiary of Best Buy, is a tenant at the related Mortgaged Property. We cannot assure you that Best Buy will remain open for business or that the closing of any Best Buy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 5, 2015, J.C. Penney Company, Inc. (“JC Penney”) notified impacted non-management associates at affected store locations of its plan to close approximately 40 underperforming JC Penney department stores in fiscal 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bosque River Shopping Center, representing approximately 1.6% of the Initial Pool Balance, JC Penney is the third largest tenant at the mall and is part of the collateral for the related Mortgage Loan. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JC Penney terminates its lease or goes dark. We cannot assure you that JC Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JC Penney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 15, 2016, Wal-Mart Stores, Inc. (“Wal-Mart”) announced its plan to close 269 of its stores across the globe, including 154 in the United States. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Strip, representing approximately 13.5% of the Initial Pool Balance, Wal-Mart is a tenant at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Wal-Mart terminates its lease or goes dark. We cannot assure you that Wal-Mart will remain open for business or that the closing of any Wal-Mart store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On October 27, 2015, Walgreens Boots Alliance, Inc., which owns Walgreens, announced its intention to acquire Rite Aid Corporation. In connection with the acquisition, Walgreens Boots Alliance, Inc. also announced that it is willing to divest up to 1,000 stores in order to clear antitrust hurdles and gain regulatory approval of its deal to acquire Rite Aid Corporation. The acquisition is expected to close in the second half of 2016. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Clinton, representing approximately 0.5% of the Initial Pool Balance, the sole tenant at the Mortgaged Property is a Walgreens store. Although Walgreens has not identified any particular Walgreens store planned for closure, if the intended acquisition of Rite Aid Corporation were to occur, we cannot assure you that the Walgreens store at the Mortgaged Property will not be closed as part of the transaction, as a result of Walgreens’ store closure announcement or otherwise. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Phelan Village Shopping Center, representing approximately 0.9% of the Initial Pool Balance, the largest tenant at the Mortgaged Property is a Rite Aid store, and in the case of the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Rite Aid – ACV Portfolio, representing approximately 0.7% of the Initial Pool Balance, the sole tenant at each Mortgaged Property in the portfolio is a Rite Aid store. Although Walgreens has not identified any particular Rite Aid store planned for closure, if the intended acquisition of Rite Aid Corporation were to occur, we cannot assure you that the Rite Aid store at each Mortgaged Property will not be closed as part of the transaction or otherwise.

•	On February 5, 2015, RadioShack Corporation (“RadioShack”) filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Phelan Village Shopping Center, representing approximately 0.9% of the Initial Pool Balance, RadioShack is a tenant at the related Mortgaged Property. RadioShack released a preliminary list of 1,784 stores slated for closure, which list did not include RadioShack at the Mortgaged Property. We cannot assure you that RadioShack will remain open for business or that the closing of any other RadioShack store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the prospectus as Park Place, representing 1.6% of the Initial Pool Balance, the tenant League for Innovation, representing 1.6% of the net rentable square footage, is a not-for-profit tenant.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the largest 15 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Strip, representing 13.5% of the Initial Pool Balance, in the event the related borrower receives a bona fide offer to purchase the portion of the Mortgaged Property leased to the tenant IHOP, IHOP has a right of first refusal to purchase the portion of the Mortgaged Property which it currently occupies. The right of first refusal is not exercisable in connection with the transfer of the premises in connection with a foreclosure or pursuant to a deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the entire portfolio is subject to a unitary ground lease with Map Ground Lease Owner LLC, which ground lessee has a one-time option to purchase the entire portfolio of Mortgaged Properties in whole on February 4, 2026 or such other date as may be mutually agreed to by the borrower and the ground lessee for a purchase price equal to the greater of (x) the then-current fair market value of the portfolio (based on criteria specified in the ground lease) and (y) $330,000,000, provided, among other conditions, (i) the ground lessee provides written notice to the borrower no later than 90 days and no greater than 180 days prior to February 4, 2026 and (ii) the borrower prepays the Mortgage Loan in full, together with the applicable yield maintenance premium. The purchase option has not been subordinated to the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Bridgewater Associates, representing 54.9% of the net rentable square footage, has a right of first offer to purchase the Mortgaged Property if the related borrower chooses to sell the Mortgaged Property. The right does not apply to foreclosures or deed-in-lieu of foreclosure transactions, any sale by a mortgagee thereafter, any pledge of equity interests in the borrower or any foreclosure of any mezzanine loan secured by the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, the franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure or a judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor as defined under the franchise agreement.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Rite Aid – ACV Portfolio, representing 0.7% of the Initial Pool Balance, each of the single tenants at the related Mortgaged Properties has a right of first refusal to purchase its respective property. The rights do not apply to any sale or conveyance of the property in foreclosure or pursuant to a deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Plaza Frontier, representing approximately 0.7% of the Initial Pool Balance, (i) the second largest tenant, FP Stores, Inc., has a right of first refusal (during its lease term and any remaining renewal terms) to purchase either its leased premises or the adjacent premises (which is part of the Mortgaged Property), or both, in the event the borrower desires to sell such space and (ii) the third largest tenant, 99 Cent Only Stores, has a right of first refusal (during its lease term and any remaining renewal terms) to purchase its leased premises in the event the borrower desires to sell such space, provided, in each case, the right of first refusal does not apply to a sale or lease of the entire Mortgaged Property and such leases have been subordinated to the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Clinton, representing 0.5% of the Initial Pool Balance, in the event the related borrower receives a bona fide offer to purchase the leased premises, the sole tenant has a right of first refusal to purchase the Mortgaged Property. The right of first refusal is not exercisable in connection with the transfer of the premises in connection with a foreclosure or pursuant to a deed-in-lieu of foreclosure.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the entire portfolio is subject to a unitary ground lease with Map Ground Lease Owner LLC, which ground lessee is indirectly owned (a 50% non-controlling interest) by Map Ground Lease Holdings LLC, an affiliate of the non-recourse carveout guarantors.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 4455 LBJ Freeway, representing 3.8% of the Initial Pool Balance, approximately 64% of the net rentable square footage of the Mortgaged Property is leased to affiliates of the related guarantors.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victorian Square, representing approximately 1.8% of the Initial Pool Balance, the second largest tenant, Market Bazaar, an affiliate of the borrower, is occupying approximately 20% of the net rentable area at the Mortgaged Property as a multi-vendor eclectic market.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 102 Mortgaged Properties, which secure, in whole or in part, 37 Mortgage Loans, representing approximately 70.6% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Rite Aid – ACV Portfolio, representing approximately 0.7% of the Initial Pool Balance, the sole tenant at each Mortgaged Property in the portfolio, Rite Aid, is required to insure the related Mortgaged Property pursuant to its lease, and the related borrower is permitted to rely on such insurance, so long as such insurance satisfies the requirements under the related Mortgage Loan documents.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as Walgreens Clinton, securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the sole tenant, Walgreens, is permitted to provide any insurance required to be maintained by the borrower. The sole tenant is also permitted to self-insure, provided, among other things, the tenant maintains a “BBB” rating by Standard & Poor’s Ratings Services (or an equivalent rating by another rating agency) and the sole tenant satisfies the net worth requirements under its lease (which is $100 million).

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties.

In addition, certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

•	With respect to one Mortgaged Property partially securing the Mortgage Loan identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance by allocated loan amount, the 2277 Dabney Road Mortgaged Property is subject to a land use restriction which, among other conditions, (i) prohibits use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities. See “—Environmental Considerations” for additional information.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the Mortgaged Property was built on top of a former brownfield site. Remediation has occurred, including installation of an environmental control system to isolate contaminated soil. The Mortgaged Property is currently subject to a Declaration of Environmental Land Use Restriction and Grant of Easement which prevents the unauthorized demolition of the building and disturbance of the engineered environmental control system. We cannot assure you that the authorization process for construction following a casualty would not impact the value or rebuildability of the related Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, the Mortgaged Property is subject to fire code violations and a land use restriction. The Mortgage Loan documents require the borrower to cure any fire code violations that were open on the Mortgage Loan origination date. At origination, the borrower escrowed $81,434, representing approximately 125% of the estimated cost to cure such open fire code violations. The Mortgage Loan is recourse to the borrower and guarantor for losses to the lender resulting from any breach by the borrower of any covenant to cure the open fire code violations. In addition, the Mortgaged Property is subject to a recorded land use restriction which, among other conditions, prohibits (i) the use of groundwater at the Mortgaged Property and (ii) any residential uses at the Mortgaged Property. See “—Environmental Considerations” for additional information.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victorian Square, representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property is non-conforming due to a parking deficiency of 73 spaces. At origination, the borrower reserved $100,000, which may be released to the borrower only after the deficiency is cured as evidenced by an updated zoning report that indicates that the Mortgaged Property is conforming as to parking. Under the Mortgage Loan documents, the borrower may cure the parking deficiency by (i) adding the required number of parking spaces, (ii) obtaining a parking variance from the applicable governmental authority, or (iii) entering into a reciprocal easement agreement for parking with an adjacent property, and, in each case, the borrower is required to deliver an updated zoning report identifying the Mortgaged Property as “legal conforming.”

In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representation and warranty set forth in paragraph (24) (Local Law Compliance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Appraised Value

The Appraised Values for certain of the Mortgaged Properties may state an “as stabilized”, “hypothetical market value” or “as-complete” appraised value (generally as an alternative to, or in addition to, an “as-is” appraised value) for such Mortgaged Properties that assumes that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property. In addition, in the case of a portfolio of Mortgaged Properties, the appraisals may reflect a “portfolio premium” or “as-is bulk” appraised value based on the assumption that such portfolio of Mortgaged Properties will be sold as a collective whole. Such values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A to this prospectus, and in Annex B to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A to this prospectus and the related footnotes. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” Appraised Value unless otherwise specified below, and is in each case as determined by an appraisal made not more than 5 months prior to the origination date of the related Mortgage Loan, as described under the column entitled Appraisal Date on Annex A to this prospectus.

In the case of the 2 Mortgage Loans identified under the definition of “Appraised Value” under “—Certain Calculations and Definitions” above, representing 14.0% of the Initial Pool Balance, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” Appraised Value, but is instead calculated on a “hypothetical market value”, “as-complete” or “portfolio premium” Appraised Value.

In addition, in the case of 6 Mortgage Loans, collectively representing 20.0% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated subject to certain adjustments or was based on an adjusted Appraised Value, as described under the definition of “Cut-off Date LTV Ratio” under “—Certain Calculations and Definitions” above, as applicable.

Further, in the case of 6 Mortgage Loans, collectively representing 20.0% of the Initial Pool Balance, the Maturity Date LTV Ratio was calculated subject to certain adjustments or was based on an adjusted Appraised Value, as described under the definition of “LTV Ratio at Maturity” under “—Certain Calculations and Definitions” above, as applicable.

See “—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the Mortgage Loan is recourse only to the borrower and not the guarantor for breach of the environmental covenants contained in the Mortgage Loan documents; instead the borrower obtained an environmental insurance policy from Allied World Assurance Company that expires on February 4, 2026, has a $50,000 deductible and a limit of $20,000,000 per occurrence and in the aggregate. All policy premiums have been paid in full through February 4, 2026. See “—Environmental Considerations” for additional information.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, representing approximately 7.1% of the Initial Pool Balance, the related Mortgaged Property is encumbered by assessments relating to infrastructure improvement bonds with the local government. The related borrower will make assessment payments in connection with the bonds until the bonds’ maturity in 2031. In addition, the related borrower is the recipient of “gap” payments, which are reimbursement payments the related borrower is entitled to receive from the local governmental authority in consideration for the construction of certain public infrastructure. The gap payments are deposited and held in the real estate tax reserve and used for the payment of real estate taxes. Finally, the related borrower acquired the fee interest at origination of the Mortgage Loan from a government entity. Because the government entity owned the fee interest, the fee interest was previously exempt from real estate taxation. The borrower is required to start paying real estate taxes on the assessed value of the fee interest, and the value of the fee interest will likely be subject to a reassessment in the near term as a result of the sale.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the related Mortgaged Property is encumbered by assessments relating to infrastructure improvement bonds with the local government. The related borrower will make semiannual assessment payments in connection with the bonds until the bonds’ maturity in 2039.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Strathallan DoubleTree by Hilton, representing approximately 3.0% of the Initial Pool Balance, the borrower entered into a payment-in-lieu of taxes (“PILOT”) program on May 1, 2012, with the County of Monroe Industrial Development Agency (“IDA”). In connection with the PILOT program, the borrower retained its fee interest and transferred the related leasehold interest in the Mortgaged Property to the IDA and the IDA leased back to the borrower the related subleasehold interest. Pursuant to the PILOT program, the borrower receives a reduction of its real estate taxes on certain eligible improvements at the Mortgaged Property through 2022, with tax savings phasing out at the rate of 10% per year beginning in 2013. Real estate taxes were underwritten based on the average in-place assessed values and real estate taxes, net of abatements, over the term of the Mortgage Loan. The leasehold interest in the Mortgaged Property will revert back to the borrower upon expiration of the related lease agreement on April 30, 2023.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Park Place, representing approximately 1.6% of the Initial Pool Balance, the related Mortgaged Property is encumbered by assessments relating to a bond financing development agreement with the city. The related borrower will make semiannual assessment payments in connection with the bond financing development agreement until the bonds’ maturity in 2022.

See “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds”.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	5	2	8.8%
6	0	52	91.2
Total		54	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Six (6) of the Mortgage Loans, representing approximately 16.6% of the Initial Pool Balance, provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 48 Mortgage Loans, representing approximately 83.4%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 48 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Twenty (20) of these 48 Mortgage Loans referenced in the preceding sentence, representing approximately 39.5%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then amortize for the remainder of their loan term. The remaining 28 of these 48 Mortgage Loans, representing approximately 44.0%, in the aggregate, of the Initial Pool Balance, amortize for their entire loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

After the related Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable). Additionally, if there are any ARD Loans included in the Issuing Entity, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to ARD Loans, Anticipated Repayment Dates, Excess Interest and Excess Interest Distribution Account, should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.

All of the Mortgage Loans provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

•	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	% of Initial Pool Balance
L, D, O	44	65.3%
L, D or YM1%, O	2	15.6
L, YM1%, O	6	11.7
YM1%, D or YM1%, O	1	5.4
L, O	1	1.9
Total	54	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

•	“L” means the Mortgage Loan provides for a prepayment lock-out period;

•	“D” means the Mortgage Loan provides for a defeasance period;

•	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

•	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

•	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

•	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

•	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

•	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 117 months;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 0 months; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 83 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance

3	10	27.6%
4	38	55.2
5	4	5.9
6	2	11.3
Total	54	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease, single tenant Mortgage Loans and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Certain Terms of the Mortgage Loans—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the largest 15 Mortgage Loans.

Defeasance; Collateral Substitution

The terms of 44 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 65.3% of the Initial Pool Balance, permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Certain Terms of the Mortgage Loans—Voluntary Prepayments” above and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Certain Terms of the Mortgage Loans—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.7% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property provided, among other conditions, (i) the borrower prepays an amount equal to a percentage of the allocated loan amount for the Mortgaged Property to be released (as described below) (such amount, the “OZRE Leased Fee Portfolio Release Price”), together with the applicable yield maintenance premium, (ii) after giving effect to such release, (a) the DSCR is not less than the greater of (1) 1.55x and (2) the DSCR immediately preceding such release and (b) the debt yield is not less than the greater of (1) 6.77% and (2) the debt yield immediately preceding such release, (iii) the borrower delivers a rating agency confirmation from each applicable rating agency and (iv) the REMIC requirements are satisfied. In connection with determining the OZRE Leased Fee Portfolio Release Price, the borrower is required to pay (x) with respect to a Mortgaged Property designated as a “Core Asset” in the Mortgage Loan documents, 125% of the allocated loan amount, or (y) with respect to a Mortgaged Property that is not designated as a “Core Asset” in the Mortgage Loan documents, (1) 105% of the allocated loan amount if the aggregate sum of the OZRE Leased Fee Portfolio Release Prices paid in connection with a partial release (including the Release Price for the Mortgaged Property then to be released) is less than $17,575,000 or (2) 120% of the allocated loan amount for such Mortgaged Property in the event the aggregate sum of the OZRE Leased Fee Portfolio Release Prices (including the Mortgaged Property to be released) is equal to or greater than $17,575,000.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Bushwick Retail Portfolio, representing approximately 1.9% of the Initial Pool Balance, provided no event of default has occurred and is continuing under the related Mortgage Loan documents, the borrower has the one time right to obtain the release of any one or more of 1419 Broadway and 1441 Broadway (each, a “Bushwick Release Parcel”) from the lien of the Mortgage Loan documents at any time after the monthly payment date occurring in July 2017, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others: (i) the Bushwick Release Parcel is conveyed to a person other than the borrower; (ii) the borrower (a) partially prepays the Mortgage Loan in an amount equal to 125% of the allocated loan amount and any applicable interest shortfall (and applicable yield maintenance premium, if released prior to the payment date in January 2026) with respect to the applicable Bushwick Release Parcel; (iii) the partial release is permitted under REMIC requirements then in effect; (iv) the lender receives rating agency confirmation; (v) a REMIC opinion is delivered with respect to the partial release; and (vi) as of the date the lender receives notice from the borrower of the proposed partial release (the “Partial Release Notice Date”) and as of the date the partial release is consummated, after giving effect to the release of the lien of the Mortgage Loan documents encumbering the Bushwick Release Parcel, (a) the debt service coverage ratio with respect to the remaining individual properties is greater than the greater of (1) the debt service coverage ratio of all individual properties encumbered by the Mortgage Loan documents immediately prior to the Partial Release Notice Date or the date the partial release is consummated, and (2) 1.55x, and (b) the loan-to-value ratio with respect to the remaining individual properties is no greater than the lesser of (1) 58.3%, or (2) the loan-to-value ratio with respect to all of the individual properties immediately prior to the Partial Release Notice Date or the date the partial release is consummated, as applicable.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Avalon MHP Portfolio, representing approximately 0.6% of the Initial Pool Balance, after the lockout period, the borrowers may obtain the release of either individual Mortgaged Property in connection with a third-party sale, provided that, among other conditions, (i) the borrowers prepay, together with the applicable yield maintenance premium, an amount equal to the greater of (a) 85% of the net sale proceeds for either such Mortgaged Property, (b) with respect to (x) the Christoval Estates Mortgaged Property, $2,350,000, or (y) the Riverbend Estates Mortgaged Property, $3,150,000, or (c) an amount necessary to satisfy the requirement that, after giving effect to such release, (1) the loan-to-value ratio is no greater than 55% and (2) the DSCR is no less than the greater of (x) 1.563x or (y) the DSCR immediately preceding the release, (ii) the borrowers deliver a rating agency confirmation from each applicable rating agency and (iii) REMIC requirements are satisfied.

•	With respect to the cross-collateralized and cross-defaulted Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Shifrin Verizon & Aspen Oxford and Shifrin Verizon Centerville, collectively representing approximately 0.5% of the Initial Pool Balance, after the expiration of the lockout period, each borrower has the right to obtain the release of its related Mortgaged Property in connection with a bona fide third-party sale, provided, that, among other conditions (i) the related borrower prepays, together with the applicable yield maintenance premium, an amount equal to the outstanding principal balance of the Mortgage Loan related to the Mortgaged Property being sold and all accrued and unpaid interest on the outstanding principal balance prepaid, (ii) any amounts then due under the Mortgage Loan documents are paid, including, but not limited to, outstanding reserves and escrows, (iii) after giving effect to the release, the remaining Mortgaged Property (a) has a loan-to-value ratio of no greater than 50% and (b) a debt yield of (x) 12.1%, if the Shifrin Verizon & Aspen Oxford Mortgaged Property remains, or (y) 12.5%, if the Shifrin Verizon Centerville Mortgaged Property remains, (iv) with respect to the remaining Mortgaged Property, the related borrower funds a reserve equal to one year of debt service and (v)(a) if the Shifrin Verizon & Aspen Oxford Mortgaged Property is released, the term of the Verizon lease at the Shifrin Verizon Centerville Mortgaged Property has been extended for no less than five years or (b) if the Shifrin Verizon Centerville Mortgaged Property is released, the termination option in favor of Cellco Partnership d/b/a Verizon Wireless at the Shifrin Verizon & Aspen Oxford Mortgaged Property has already expired and has not been exercised. See “—Unilateral Lease Termination Rights” for additional information.

Property Releases; Partial Defeasance

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Elite Stor Portfolio, representing approximately 1.7% of the Initial Pool Balance, after the defeasance lockout period, the related borrowers may obtain the partial release of the Beeline Self Storage Mortgaged Property (but not any other individual Mortgaged Property), provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 100% of the net sales proceeds for such Mortgaged Property and (b) 120% of the allocated loan amount for such Mortgaged Property, (ii) after giving effect to such release (a) the loan-to-value ratio of the remaining Mortgaged Properties is no greater than 60%, (b) the DSCR of the remaining Mortgaged Properties is no less than 1.50x (based upon the trailing 12 month period) and (c) the debt yield is at least 10.25%, (iii) the borrowers deliver a rating agency confirmation from each applicable rating agency, and (iv) REMIC requirements are satisfied. The allocated loan amount for the Beeline Self Storage Mortgaged Property is $3,500,000.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Rite Aid – ACV Portfolio, representing approximately 0.7% of the Initial Pool Balance, provided no event of default has occurred and remains uncured under the related Mortgage Loan documents, after the earlier to occur of (x) the third anniversary of the closing date of the Mortgage Loan and (y) two years from the Closing Date, the borrower will have the right to voluntarily defease a portion of the Mortgage Loan and obtain a release of the lien of the Mortgage Loan documents as to either of the individual Mortgaged Properties by providing the lender with certain non-callable government securities, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others: (i) delivery of a REMIC opinion; (ii) the partial defeasance event being permitted under REMIC requirements then in effect; (iii) delivery of rating agency confirmation; and (iv) as of the date the lender receives notice of the partial defeasance (the “Rite Aid – ACV Portfolio Partial Defeasance Notice Date”) and as of the date the partial defeasance event is consummated, after giving effect to the release of the lien encumbering the individual Mortgaged Property proposed to be released, (a) the debt service coverage ratio with respect to the remaining individual Mortgaged Property being greater than the greater of (1) 1.65x and (2) the debt service coverage ratio of both of the individual Mortgaged Properties encumbered by the Mortgage Loan documents immediately prior to the Rite Aid – ACV Portfolio Partial Defeasance Notice Date or the date the partial defeasance event is consummated (as applicable), (b) the loan-to-value ratio with respect to the remaining individual Mortgaged Property being no greater than the lesser of (1) 55% and (2) the loan-to-value ratio with respect to both of the individual Mortgaged Properties immediately prior to the Rite Aid – ACV Portfolio Partial Defeasance Notice Date or the date the partial defeasance event is consummated (as applicable), and (c) the debt yield with respect to the remaining individual Mortgaged Property being greater than the greater of (1) 10.5% and (2) the debt yield of both of the individual Mortgaged Properties immediately prior to the Rite Aid – ACV Portfolio Partial Defeasance Notice Date or the date the partial defeasance event is consummated (as applicable).

Property Releases; Free Releases

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Park Place, representing approximately 1.6% of the Initial Pool Balance, provided no event of default has occurred and is continuing under the related Mortgage Loan documents, the borrower has the one time right to obtain the release of a portion of the Mortgaged Property that is currently used as a parking lot (the “Park Place Release Parcel”) from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the Park Place Release Parcel is conveyed to an affiliate of the borrower; (ii) the partial release is permitted under REMIC requirements then in effect; (iii) the delivery of a REMIC opinion with respect to the partial release; (iv) the delivery of a reciprocal easement agreement affecting the Park Place Release Parcel that provides the remaining property with access and use of an equal number of parking spaces in the parking garage as existed prior to the release; (v) the Park Place Release Parcel is subdivided from the remaining property and constitutes a separate tax parcel; and (vi) during construction of any improvements on the Park Place Release Parcel, the guarantor under the Mortgage Loan or an affiliate of such guarantor provides the lender with a completion guaranty.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Fairfield Inn Asheville South, representing approximately 1.2% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of a certain unimproved parcel (to which no value was attributed in the appraisal obtained in connection with the origination of such Mortgage Loan) in connection with a sale of such parcel to a third-party, subject to the satisfaction of certain conditions, including but not limited to (i) the related borrower’s delivery of a REMIC opinion, (ii) the simultaneous transfer of title to such parcel to a party other than the related borrower and (iii) the borrower’s payment or reimbursement of all reasonable third party costs and expenses actually incurred by the related lender in connection with such release.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, the Mortgaged Property is benefitted by an insured parking easement which provides non-exclusive parking rights to the related borrower. The related Mortgage Loan documents permit the borrower to, with the lender’s consent, terminate the parking easement provided that certain conditions are met, including that: (i) no event of default is continuing at the time of notice or consummation of the termination; (ii) prior to (or concurrently with) the termination of the parking easement, the borrower enters into a replacement parking easement on substantially the same terms as the parking easement being terminated within 500 feet of the Mortgaged Property or such other location that satisfies lease obligations and legal parking requirements; (iii) the borrower provides evidence that the termination and replacement of the parking easement satisfies all REMIC requirements; and (iv) after giving effect to the termination and replacement of the parking easement, the Mortgaged Property continues to satisfy all zoning requirements relating to parking and the borrower is in a position to satisfy all parking obligations set forth in the leases at the Mortgaged Property.

Escrows

Fifty-one (51) Mortgage Loans, representing approximately 90.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-one (51) Mortgage Loans, representing approximately 89.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty (30) Mortgage Loans, representing approximately 92.9% of that portion of the Initial Pool Balance secured by retail, office and mixed use properties as well as two multifamily properties and one self storage property with retail tenants, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office and mixed use properties only.

Forty-seven (47) Mortgage Loans, representing approximately 72.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the largest 15 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each Rating Agency;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, on behalf of the Trustee, will be required to determine, in a manner consistent with the Servicing Standard, subject in each case to any consent rights of the Special Servicer (in the case of the Master Servicer) and the Controlling Class Representative provided for in the Pooling and Servicing Agreement, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”. The

Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	12	$359,687,434	47.6%
Springing Lockbox	34	307,652,423	40.7
Soft Springing Lockbox(1)	3	68,941,959	9.1
Soft Lockbox	4	15,028,229	2.0
None	1	4,400,000	0.6
Total:	54	$755,710,045	100.0%

(1)	The Mortgaged Property identified on Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, representing approximately 7.1% of the Initial Pool Balance, is structured with a soft springing lockbox in place at origination into which the related manager deposits monthly any revenues remaining following payment of operating expenses.

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries—OZRE Leased Fee Portfolio”, “—Hyatt Regency Huntington Beach Resort & Spa”, “—One Harbor Point Square”, “—Marriott Savannah Riverfront”, “—Madbury Commons”, “—247 Bedford Avenue”, “—Park Place” and “—Embassy Suites Lake Buena Vista” in Annex B to this prospectus.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV(1)	Cut-off Date Mortgage Loan DSCR	Cut-off Date Total Debt DSCR(1)

One Harbor Point Square(2)	$41,000,000	$16,900,000	$41,000,000	$98,900,000	5.74195%	68.8%	83.0%	1.55x	1.13x

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan.

(2)	The related mezzanine loan is initially being held by a third party that is not affiliated with the related Sponsor.

The mezzanine loan related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that (x) prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the Mortgage Loan and (y) prepayments of the related mezzanine loan will be permitted prior to prepayment of the Mortgage Loan provided that such prepayment is from a source of funds other than the respective Mortgaged Property, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the Mortgage Loan prior to any acceleration or enforcement of the Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan described in the preceding paragraph, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required

247 Bedford Avenue	$17,150,000	60.5%	1.35x	6.5%	Yes

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Permitted Unsecured Debt

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as The Strip and One Harbor Point Square, representing approximately 13.5% and 5.4%, respectively, of the Initial Pool Balance, the related Mortgage Loan documents permit the pledge of indirect interests in the related borrower, provided (A) the pledges are (i) of a minority, non-controlling interest or (ii) to secure a parent level credit facility involving substantially all of the interests held by such parent and not tied specifically to the cash flow of the related Mortgaged Property, and (B) the pledges do not involve a pledge of direct equity in the related borrower or a pledge of equity by parties without a substantial source of revenue to repay the debt other than direct or indirect distributions from the related borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bosque River Shopping Center, representing approximately 1.6% of the Initial Pool Balance, the related borrower has received a loan from certain affiliates and other parties in the aggregate outstanding amount of $500,000 that is not secured by the Mortgaged Property or any assets of the related borrower. The holders of such unsecured loan have entered into a subordination and standstill agreement with the lender under the related Mortgage Loan pursuant to which such holders have agreed, among other things, (i) that such unsecured loan is subordinate to the prior indefeasible payment of the Mortgage Loan and (ii) until the indefeasible payment in full of the Mortgage Loan, not to (a) accelerate the payment of such unsecured loan, (b) invoke the process of any jurisdiction for the purpose of commencing or sustaining a case against the borrower under bankruptcy and insolvency laws or (c) institute any judicial or administrative proceeding against the borrower or the lender under the Mortgage Loan which would interfere with or delay the exercise by the lender under the Mortgage Loan of its rights and remedies in respect of the Mortgaged Property under the Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Brookfield Office, representing approximately 1.3% of the Initial Pool Balance, the related borrower is permitted to incur loans from one or more members of the related borrower (“Brookfield Office Member Loans”) that, in each case: (a) are fully subordinate to the Mortgage Loan; (b) are non-recourse to the related borrower and any of its assets, including the Mortgaged Property, and amounts payable pursuant to the Brookfield Office Member Loan are permitted only to the extent that net cash flow is available after payments required under the Mortgage Loan documents; (c) has a holder that, in a bankruptcy or similar proceeding involving the related borrower, will vote for any plan or reorganization proposed by the lender or in favor of which the lender has voted; and (d) has a holder that will not take any action to enforce its rights or remedies to collect all or a portion of the Brookfield Office Member Loan until one year and one day after the Mortgage Loan has been satisfied in full pursuant to the Mortgage Loan documents.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note and all of which are secured by the same Mortgages encumbering the same Mortgaged Property or portfolio of Mortgaged Properties. Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Holder(s) of Companion Loan(s)	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(1)	Servicing of Loan Combination	Controlling Note Included in Issuing Entity (Y/N) / If no, Identity of Controlling Note / Outside Controlling Noteholder

OZRE Leased Fee Portfolio	CCRE Lending	$65,750,000	8.7%	$110,000,000	Various	70.2%	70.2%	1.74x	1.74x	Outside Serviced	N / Note A-2 / CCRE Lending

Hyatt Regency Huntington Beach Resort & Spa	CGMRC	$54,000,000	7.1%	$146,000,000	Various	54.4%	54.4%	1.74x	1.74x	Serviced	Y

One Harbor Point Square	CGMRC	$41,000,000	5.4%	$41,000,000	German American Capital Corporation (or an affiliate)	68.8%	68.8%	1.55x	1.55x	Serviced	Y

Marriott Savannah Riverfront	CCRE Lending and CGMRC	$40,000,000	5.3%	$33,500,000	Various	66.5%	66.5%	1.40x	1.40x	Serviced	Y

Madbury Commons	CCRE Lending	$20,000,000	2.6%	$29,000,000	CCRE Lending	68.6%	68.6%	1.31x	1.31x	Outside Serviced	N / Note A-1 / CCRE Lending

247 Bedford Avenue	CGMRC	$17,150,000	2.3%	$13,850,000	CGMRC	60.5%	60.5%	1.33x	1.33x	Serviced	Y

Park Place	CGMRC	$12,000,000	1.6%	$81,000,000	Various	66.4%	66.4%	1.44x	1.44x	Outside Serviced	N / Note A-1 / CGCMT 2016-GC36

Embassy Suites Lake Buena Vista	SMF V	$11,000,000	1.5%	$31,000,000	Starwood Mortgage Funding VI LLC	62.5%	62.5%	1.49x	1.49x	Servicing Shift	N / Note A-1 / Starwood Mortgage Funding VI LLC

(1)	Calculated including the related pari passu Companion Loan(s), but excluding any related subordinate Companion Loans. There are no related Subordinate Companion Loans.

Set forth in the bullets below is a summary of each Loan Combination, together with certain applicable definitions referred to in this prospectus:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as OZRE Leased Fee Portfolio, which is evidenced by the non-controlling notes A-3, A-6, A-7 and A-8, has an outstanding principal balance as of the Cut-off Date of $65,750,000 and represents approximately 8.7% of the Initial Pool Balance (the “OZRE Leased Fee Portfolio Mortgage Loan”), the related Mortgaged Properties also secure four (4) other loans that are pari passu in right of payment with the OZRE Leased Fee Portfolio Mortgage Loan (each, an “OZRE Leased Fee Portfolio Pari Passu Companion Loan” and, collectively, the “OZRE Leased Fee Portfolio Pari Passu Companion Loans” and, together with the OZRE Leased Fee Portfolio Mortgage Loan, the “OZRE Leased Fee Portfolio Loan Combination”). The three (3) OZRE Leased Fee Portfolio Pari Passu Companion Loans evidenced by the non-controlling notes A-1, A-4 and A-5, which have outstanding principal balances as of the Cut-off Date of approximately $50,000,000, $10,000,000 and $10,000,000, respectively, are currently held by CCRE Lending and are expected to be contributed to the commercial mortgage securitization transaction (the “CFCRE 2016-C4 Securitization”) involving the issuance of the CFCRE 2016-C4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C4. The OZRE Leased Fee Portfolio Pari Passu Companion Loan evidenced by the controlling note A-2 (the “OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of approximately $40,000,000, is currently held by CCRE Lending and is expected to be contributed to one or more future commercial mortgage securitization transactions. The OZRE Leased Fee Portfolio Loan Combination is expected to be serviced and administered pursuant to the pooling and servicing agreement for the CFCRE 2016-C4 Securitization (the “CFCRE 2016-C4 Pooling and Servicing Agreement”) until the securitization of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan (the “OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date”), after which it is expected that the OZRE Leased Fee Portfolio Loan Combination will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement or other comparable agreement for the commercial mortgage securitization transaction to which the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan is contributed (the “OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement”).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, which is evidenced by the controlling note A-1-1, has an outstanding principal balance as of the Cut-off Date of $54,000,000 and represents approximately 7.1% of the Initial Pool Balance (the “Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan”), the related Mortgaged Property also secures five (5) other loans that are pari passu in right of payment with the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan (each, a “Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loan” and, collectively, the “Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans” and, together with the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan, the “Hyatt Regency Huntington Beach Resort & Spa Loan Combination”). The three (3) Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans evidenced by the non-controlling notes A-1-2, A-2 and A-3, which have outstanding principal balances as of the Cut-off Date of $6,000,000, $40,000,000 and $40,000,000, respectively, are currently held by CGMRC and are expected to be contributed to one or more future commercial mortgage securitization transactions. The two (2) Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans evidenced by the non-controlling notes A-4 and A-5, which have outstanding principal balances as of the Cut-off Date of $50,000,000 and $10,000,000, respectively, are currently held by UBS Real Estate Securities Inc. and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Hyatt Regency Huntington Beach Resort & Spa Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $41,000,000 and represents approximately 5.4% of the Initial Pool Balance (the “One Harbor Point Square Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the One Harbor Point Square Mortgage Loan (the “One Harbor Point Square Pari Passu Companion Loan” and, together with the One Harbor Point Square Mortgage Loan, the “One Harbor Point Square Loan Combination”). The One Harbor Point Square Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $41,000,000, is currently held by German American Capital Corporation or an affiliate and is expected to be contributed to the commercial mortgage securitization transaction (the “JPMDB 2016-C2 Securitization”) involving the issuance of the JPMDB Commercial Mortgage Securities Trust 2016-C2, Commercial Mortgage Pass-Through Certificates, Series 2016-C2. The One Harbor Point Square Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, which is evidenced by the controlling note A-1-1 and the non-controlling note A-2-1, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 5.3% of the Initial Pool Balance (the “Marriott Savannah Riverfront Mortgage Loan”), the related Mortgaged Property also secures four (4) other loans that are pari passu in right of payment with the Marriott Savannah Riverfront Mortgage Loan (each, a “Marriott Savannah Riverfront Pari Passu Companion Loan” and, collectively, the “Marriott Savannah Riverfront Pari Passu Companion Loans” and, together with the Marriott Savannah Riverfront Mortgage Loan, the “Marriott Savannah Riverfront Loan Combination”). The two (2) Marriott

Savannah Riverfront Pari Passu Companion Loans evidenced by the non-controlling notes A-1-2 and A-3, which have outstanding principal balances as of the Cut-off Date of $5,000,000 and $11,750,000, respectively, are currently held by CCRE Lending and are expected to be contributed to one or more future commercial mortgage securitization transactions. The two (2) Marriott Savannah Riverfront Pari Passu Companion Loans evidenced by the non-controlling notes A-2-2 and A-4, which have outstanding principal balances as of the Cut-off Date of $5,000,000 and $11,750,000, respectively, are currently held by CGMRC and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Marriott Savannah Riverfront Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Madbury Commons, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $20,000,000 and represents approximately 2.6% of the Initial Pool Balance (the “Madbury Commons Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Madbury Commons Mortgage Loan (the “Madbury Commons Pari Passu Companion Loan” and, together with the Madbury Commons Mortgage Loan, the “Madbury Commons Loan Combination”). The Madbury Commons Pari Passu Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $29,000,000, is currently held by CCRE Lending and is expected to be contributed to the CFCRE 2016-C4 Securitization. The Madbury Commons Loan Combination is expected to be serviced and administered pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 247 Bedford Avenue, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $17,150,000 and represents approximately 2.3% of the Initial Pool Balance (the “247 Bedford Avenue Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the 247 Bedford Avenue Mortgage Loan (the “247 Bedford Avenue Pari Passu Companion Loan” and, together with the 247 Bedford Avenue Mortgage Loan, the “247 Bedford Avenue Loan Combination”). The 247 Bedford Avenue Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of approximately $13,850,000, is currently held by CGMRC, and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 247 Bedford Avenue Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Park Place, which is evidenced by the non-controlling note A-2-2-1, has an outstanding principal balance as of the Cut-off Date of $12,000,000 and represents approximately 1.6% of the Initial Pool Balance (the “Park Place Mortgage Loan”), the related Mortgaged Property also secures three (3) other loans that are pari passu in right of payment with the Park Place Mortgage Loan (each, a “Park Place Pari Passu Companion Loan” and, collectively, the “Park Place Pari Passu Companion Loans” and, together with the Park Place Mortgage Loan, the “Park Place Loan Combination”). The Park Place Pari Passu Companion Loan evidenced by the controlling note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $50,000,000 and was contributed to the commercial mortgage securitization transaction (the “CGCMT 2016-GC36 Securitization”) involving the issuance of the Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36. The Park Place Pari Passu Companion Loan evidenced by the non-controlling note A-2-1 has an outstanding principal balance as of the Cut-off Date of approximately $20,000,000 and was contributed to the commercial mortgage securitization transaction (the “CGCMT 2016-GC37 Securitization”) involving the issuance of the Citigroup Commercial Mortgage Trust 2016-GC37, Commercial Mortgage Pass-Through Certificates, Series 2016-GC37. The Park Place Pari Passu Companion Loan evidenced by the non-controlling note A-2-2-2 has an outstanding principal balance as of the Cut-off Date of approximately $11,000,000, is currently held by CGMRC, and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Park Place Loan Combination is being serviced and administered pursuant to the pooling and servicing agreement for the CGCMT 2016-GC36 Securitization (the “CGCMT 2016-GC36 Pooling and Servicing Agreement”).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Embassy Suites Lake Buena Vista, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $11,000,000 and represents approximately 1.5% of the Initial Pool Balance (the “Embassy Suites Lake Buena Vista Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Embassy Suites Lake Buena Vista Mortgage Loan (the “Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan” and, together with the Embassy Suites Lake Buena Vista Mortgage Loan, the “Embassy Suites Lake Buena Vista Loan Combination”). The Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $31,000,000, is currently held by Starwood Mortgage Funding VI LLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Embassy Suites Lake Buena Vista Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement until the securitization of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan (the “Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date”), after which it is expected that the Embassy Suites Lake Buena Vista Loan Combination will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement or other comparable agreement for the commercial mortgage securitization transaction to which the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan is contributed (the “Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement”) and the trust created pursuant to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, the “Embassy Suites Lake Buena Vista Securitization Trust”.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity.

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the securitization of one or more related companion loans. The identity of, and certain other items of information regarding, the Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loan(s) are set forth in the following table:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller	Outside Servicing Agreement	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Certificate Administrator	Outside Custodian	Initial Outside Controlling Class Representative(1)

OZRE Leased Fee Portfolio	CCRE Lending	CFCRE 2016-C4(2)	8.7%	Wells Fargo Bank, National Association(2)	Rialto Capital Advisors, LLC(2)	U.S. Bank National Association(2)	U.S. Bank National Association(2)	U.S. Bank National Association(2)	RREF III Debt AIV, LP(2)

Madbury Commons	CCRE Lending	CFCRE 2016-C4(3)	2.6%	Wells Fargo Bank, National Association(3)	Rialto Capital Advisors, LLC(3)	U.S. Bank National Association(3)	U.S. Bank National Association(3)	U.S. Bank National Association(3)	RREF III Debt AIV, LP(3)

Park Place	CGMRC	CGCMT 2016-GC36	1.6%	KeyBank National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund IV, L.P.

(1)	The related transaction documents may provide that the initial Outside Controlling Class Representative may either be the entity specified or an affiliate thereof.

(2)	The OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan is currently held by CCRE Lending and is expected to be contributed to a future commercial mortgage securitization transaction. The OZRE Leased Fee Portfolio Mortgage Loan is expected to be (and information is presented in the foregoing table based on the assumption that the OZRE Leased Fee Portfolio Loan Combination will be) initially serviced and administered pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement until the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, after which it is expected that the OZRE Leased Fee Portfolio Mortgage Loan will be serviced and administered pursuant to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement. Neither the parties to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement nor the related Outside Controlling Class Representative have yet been identified.

(3)	The Madbury Commons Controlling Pari Passu Companion Loan is currently held by CCRE Lending, but is expected to be contributed to the CFCRE 2016-C4 securitization transaction prior to the Closing Date. Accordingly, the Madbury Commons Mortgage Loan is expected to be (and information is presented in the foregoing table is based on the assumption that the Madbury Commons Loan Combination will be) serviced and administered pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement.

The Servicing Shift Mortgage Loan will initially be serviced and administered pursuant to the Pooling and Servicing Agreement. However, in the case of such Mortgage Loan, upon the inclusion of a designated Companion Loan in a future securitization transaction, the servicing of the subject Mortgage Loan will shift to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement (i.e., the Outside Servicing Agreement) governing that future securitization transaction. The identity of, and certain other items of information regarding, the Mortgage Loan that, as of the Closing Date, will be a Servicing Shift Mortgage Loan is set forth in the following table:

Servicing Shift Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller	Outside Servicing Agreement	Mortgage Loan as Approx. % of Initial Pool Balance	Controlling Note Included in Issuing Entity (Y/N) / If No, Identity of Controlling Note / Outside Controlling Noteholder

Embassy Suites Lake Buena Vista	SMF V	(1)	1.5%	N / Note A-1 / Starwood Mortgage Funding VI LLC

(1)	The Embassy Suites Lake Buena Vista Mortgage Loan is a Servicing Shift Mortgage Loan, which (i) will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement until the securitization of the related controlling Pari Passu Companion Loan, which is expected to be contributed to one or more future commercial mortgage securitization transactions, and (ii) following the securitization of such controlling Pari Passu Companion Loan, will be an Outside Serviced Mortgage Loan, and will be serviced and administered by an Outside Servicer and Outside Special Servicer pursuant to an Outside Servicing Agreement. No parties to the Outside Servicing Agreement for the securitization of such controlling Pari Passu Companion Loan have yet been identified, nor has the related Outside Controlling Class Representative been identified.

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things, (i) that one of the holders will be the “controlling note holder” (the “Controlling Note Holder”) entitled to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination, and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first to any related Subordinate Companion Loan (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries—OZRE Leased Fee Portfolio”, “—Madbury Commons”, “—Park Place” and “—Embassy Suites Lake Buena Vista” in Annex B to this prospectus.

The OZRE Leased Fee Portfolio Loan Combination

Servicing

The OZRE Leased Fee Portfolio Loan Combination and any related REO Property is expected to be serviced and administered (i) prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, by the master servicer and the special servicer pursuant to the terms of the CFCRE 2016-C4 Pooling and Servicing Agreement, but subject to the terms of the related Co-Lender Agreement and (ii) on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, by the master servicer and special servicer designated in the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement (the “OZRE Leased Fee Portfolio Future Servicer” and “OZRE Leased Fee Portfolio Future Special Servicer”, respectively), in the manner described under “The Pooling and Servicing Agreement—Servicing of the

Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”, but subject to the related Co-Lender Agreement. The certificate administrator, trustee, operating advisor, asset representations reviewer and depositor under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement are referred to herein as the “OZRE Leased Fee Portfolio Future Certificate Administrator”, the “OZRE Leased Fee Portfolio Future Trustee”, the “OZRE Leased Fee Portfolio Future Operating Advisor”, the “OZRE Leased Fee Portfolio Future Asset Representations Reviewer” and the “OZRE Leased Fee Portfolio Depositor”, respectively. No parties to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement have yet been identified.

The Servicing Standard set forth in the CFCRE 2016-C4 Pooling and Servicing Agreement will require the CFCRE 2016-C4 Servicer and the CFCRE 2016-C4 Special Servicer to take into account the interests of both the certificateholders, and the Issuing Entity, as holder of the OZRE Leased Fee Portfolio Mortgage Loan, and the related Companion Loan Holders as a collective whole. The servicing standard set forth in the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement is expected to require the OZRE Leased Fee Portfolio Future Servicer and the OZRE Leased Fee Portfolio Future Special Servicer to take into account the interests of both the holders of certificates issued under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement (the “OZRE Leased Fee Portfolio Certificateholders”) and the Issuing Entity, as holder of the OZRE Leased Fee Portfolio Mortgage Loan, as a collective whole. Amounts payable to the Issuing Entity as holder of the OZRE Leased Fee Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be distributed net of certain fees and expenses on the OZRE Leased Fee Portfolio Mortgage Loan as set forth in the related Co-Lender Agreement and will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

If any of the OZRE Leased Fee Portfolio Mortgage Loan or the OZRE Leased Fee Portfolio Companion Loan becomes specially serviced prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the CFCRE 2016-C4 Special Servicer will be required to service and administer the OZRE Leased Fee Portfolio Loan Combination and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Loan Combination as set forth under the CFCRE 2016-C4 Pooling and Servicing Agreement. Prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Loan Combination will no longer be serviced pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement but will be serviced by the OZRE Leased Fee Portfolio Future Servicer and, if necessary, the OZRE Leased Fee Portfolio Future Special Servicer pursuant to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement. If the OZRE Leased Fee Portfolio Loan Combination is being specially serviced when the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date occurs, the CFCRE 2016-C4 Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Combination, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the CFCRE 2016-C4 Pooling and Servicing Agreement.

Amounts payable to the Issuing Entity as holder of the OZRE Leased Fee Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

U.S. Bank National Association, as custodian under the CFCRE 2016-C4 Pooling and Servicing Agreement, is expected to be the initial custodian of the mortgage file related to the OZRE Leased Fee Portfolio Loan Combination (other than the promissory notes evidencing the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Companion Loans not included the CFCRE 2016-C4 Securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the OZRE Leased Fee Portfolio Mortgage Loan and the holders of the OZRE Leased Fee Portfolio Pari Passu Companion Loans with respect to distributions of funds received in respect of the OZRE Leased Fee Portfolio Loan Combination, and provides, in general, that:

•	the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the OZRE Leased Fee Portfolio Loan Combination or the related Mortgaged Property will be applied to the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the OZRE Leased Fee Portfolio Future Servicer, the OZRE Leased Fee Portfolio Future Special Servicer, the OZRE Leased Fee Portfolio Future Operating Advisor, the OZRE Leased Fee Portfolio Future Asset Representations Reviewer, the OZRE Leased Fee Portfolio Future Certificate Administrator, the OZRE Leased Fee Portfolio Future Depositor and the OZRE Leased Fee Portfolio Future Trustee) in accordance with the terms of such Co-Lender Agreement and either the CFCRE 2016-C4 Pooling and Servicing Agreement or OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, as applicable; and

•	costs, fees, expenses, losses and shortfalls relating to the OZRE Leased Fee Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Pari Passu Companion Loans in accordance with the terms of such Co-Lender Agreement and the CFCRE 2016-C4 Pooling and Servicing Agreement or the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, as the case may be.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the OZRE Leased Fee Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the OZRE Leased Fee Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the OZRE Leased Fee Portfolio Pari Passu Companion Loans.

Prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the CFCRE 2016-C4 Servicer will be obligated to make any necessary Property Advances in respect of the OZRE Leased Fee Portfolio Loan Combination, and certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CFCRE 2016-C4 Securitization, subject to the CFCRE 2016-C4 issuing entity’s right to reimbursement from future payments and other collections on the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders. After the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Future Servicer will generally be obligated to make any necessary property advances in respect of the OZRE Leased Fee Portfolio Loan Combination, and certain costs and expenses (such as a pro rata share of a property advance) allocable to the OZRE Leased Fee Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the OZRE Leased Fee Portfolio Securitization Trust, subject to the OZRE Leased Fee Portfolio Securitization Trust’s right to reimbursement from future payments and other collections on the OZRE Leased Fee Portfolio Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to OZRE Leased Fee Portfolio Loan Combination (the “OZRE Leased Fee Portfolio Loan Combination Directing Holder”), as of any date of determination, will be the holder of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan, which prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date is

Cantor Commercial Real Estate Lending, L.P., and which after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date is expected to be the OZRE Leased Fee Portfolio Future Trustee; provided, that, it is expected that unless a control termination event exists under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, the controlling class representative under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement (the “OZRE Leased Fee Portfolio Controlling Class Representative”) will be entitled to exercise the rights of the OZRE Leased Fee Portfolio Loan Combination Directing Holder. Certain decisions to be made with respect to the OZRE Leased Fee Portfolio Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, will require the approval of the OZRE Leased Fee Portfolio Controlling Class Representative. It is expected that, while the OZRE Leased Fee Portfolio Controlling Class Representative is the OZRE Leased Fee Portfolio Loan Combination Directing Holder, the OZRE Leased Fee Portfolio Controlling Class Representative’s consent and/or consultation rights with respect to the OZRE Leased Fee Portfolio Loan Combination will be the same as its rights with respect to the other mortgage loans included in the OZRE Leased Fee Portfolio Securitization Trust.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the OZRE Leased Fee Portfolio Mortgage Loan (or its representative) will (i) have the right to receive copies of all notices, information and reports that the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), or the OZRE Leased Fee Portfolio Future Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), is required to provide to the holder of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio Controlling Class Representative (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date) with respect to any major decisions (as defined in the related Co-Lender Agreement) to be taken with respect to the OZRE Leased Fee Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the OZRE Leased Fee Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions (as defined in the related Co-Lender Agreement) to be taken with respect to the OZRE Leased Fee Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the OZRE Leased Fee Portfolio Loan Combination. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), or the OZRE Leased Fee Portfolio Future Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Issuing Entity (or its representative) described above, the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), or the OZRE Leased Fee Portfolio Future Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), is permitted to make any major decision (as defined in the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Pari Passu Companion Loans. None of the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), or the OZRE Leased Fee Portfolio Future Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date) will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

None of the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), or the OZRE Leased Fee Portfolio Future Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), may follow or be required to follow any direction, advice or consultation provided by the Issuing Entity (or its representative) that would cause such master servicer or special servicer, as applicable, to violate the terms of the OZRE Leased Fee Portfolio Loan Combination, applicable law, the CFCRE 2016-C4 Pooling and Servicing Agreement (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), the related Co-Lender Agreement, the REMIC provisions or such master servicer’s or special servicer’s, as applicable, obligation to act in accordance with the applicable servicing standard.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to annual conference calls with the CFCRE 2016-C4 Servicer of the CFCRE 2016-C4 Special Servicer (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), or the OZRE Leased Fee Portfolio Future Servicer or the OZRE Leased Fee Portfolio Future Special Servicer (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date), as applicable, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the OZRE Leased Fee Portfolio Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that the CFCRE 2016-C4 Pooling and Servicing Agreement may provide for the application of Penalty Charges paid in respect of the Mortgage Loan Combination to be used to (i) pay the CFCRE 2016-C4 Servicer, the CFCRE 2016-C4 Trustee or the CFCRE 2016-C4 Special Servicer for interest accrued on any Property Advances, (ii) to pay the parties to any securitization for interest accrued on any P&I Advance, (iii) to pay certain other expenses incurred with respect to the OZRE Leased Fee Portfolio Loan Combination and (iv) to pay to the CFCRE 2016-C4 Servicer and/or the CFCRE 2016-C4 Special Servicer as additional servicing compensation, except that, for so long as any note is not included in a Securitization, any Penalty Charges allocated to any such note not in a securitization, that are not applied pursuant to clauses (i)-(iii) above shall be remitted to the respective noteholder and shall not be paid to the CFCRE 2016-C4 Servicer and/or the CFCRE 2016-C4 Special Servicer without the express consent of such noteholder.

It is expected that there will be similar provisions in the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the OZRE Leased Fee Portfolio Loan Combination becomes a defaulted mortgage loan, and if the CFCRE 2016-C4 Special Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable, determines to sell the OZRE Leased Fee Portfolio Pari Passu Companion Loans in accordance with the CFCRE 2016-C4 Pooling and Servicing Agreement or the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, then the CFCRE 2016-C4 Special Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable, will be required to sell the OZRE Leased Fee Portfolio Mortgage Loan together with the OZRE Leased Fee Portfolio Pari Passu Companion Loans as one loan combination in accordance with procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the CFCRE 2016-C4 Special Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable, will not be permitted to sell the OZRE Leased Fee Portfolio Loan Combination if the OZRE Leased Fee Portfolio Loan Combination becomes a defaulted mortgage loan without the written consent of the Issuing Entity (or its representative) (provided that consent is not required if the Issuing Entity (or its representative) is the borrower or an affiliate of the borrower) unless the CFCRE 2016-C4 Special Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable, has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the OZRE Leased Fee Portfolio Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFCRE 2016-C4 Special Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the OZRE Leased Fee Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the OZRE Leased Fee Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative (prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio Controlling Class Representative (on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer or the OZRE Leased Fee Portfolio Future Servicer or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable, in connection with the proposed sale; provided that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the CFCRE 2016-C4 Pooling and Servicing Agreement or the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, the Issuing Entity (or its representative) and the holders of the OZRE Leased Fee Portfolio Companion Loan Holders will be permitted to bid at any sale of the OZRE Leased Fee Portfolio Loan Combination unless such person is a related borrower or an agent or affiliated of a related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the terms of the related Co-Lender Agreement, the OZRE Leased Fee Portfolio Loan Combination Directing Holder will have the right at any time, with or without cause, to replace the special servicer then acting with respect to the OZRE Leased Fee Portfolio Loan Combination and appoint a replacement special servicer without the consent of the Issuing Entity (or its representative). It is anticipated that after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the applicable certificateholders under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement with the requisite percentage of voting rights under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement (after a control termination event under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the OZRE Leased Fee Portfolio Loan Combination and appoint a replacement special servicer without the consent of the Issuing Entity (or its representative). If a servicer termination event on the part of the OZRE Leased Fee Portfolio Future Special Servicer under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement has occurred that affects the rights of the Issuing Entity (or its representative) in its capacity as holder of the OZRE Leased Fee Portfolio Mortgage Loan, the Issuing Entity (or its representative) will have the right to direct the OZRE Leased Fee Portfolio Future Trustee to terminate the OZRE Leased Fee Portfolio Future Special Servicer under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement solely with respect to the OZRE Leased Fee Portfolio Loan Combination pursuant to and in accordance with the terms of the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement.

The Hyatt Regency Huntington Beach Resort & Spa Loan Combination

Servicing

The Hyatt Regency Huntington Beach Resort & Spa Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holders as a collective whole.

Amounts payable to the Issuing Entity as holder of the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holders will be distributed to such holders net of certain fees and expenses on the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan and the holders of the related Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans with respect to distributions of funds received in respect of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, and provides, in general, that:

•	the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan and the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination or the related Mortgaged Property will be applied to the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan and the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan and the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans or from general collections with respect to the securitization of any of the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan; provided, that, unless a Control Termination Event exists or the Hyatt Regency Huntington Beach Resort & Spa Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan

Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, each related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative or other person entitled to exercise the rights of the holder of the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative or other person under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination. The consultation right of each such related Companion Loan Holder (or its representative) will expire 10 business days (or in connection with an Acceptable Insurance Default, 30 days) following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not such Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day (or 30 day) consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holders’ (or their representatives’) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day (or 30 day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holders (or their representatives).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from a related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Issuing Entity, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holders (or their representatives) described above, pursuant to the terms of the related Co-Lender Agreement, each related Companion Loan Holder (or its representative) will have the right to annual conference calls with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that the Pooling and Servicing Agreement is required to provide that Penalty Charges paid on the Hyatt Regency Huntington Beach Resort & Spa Loan Combination will first, be used to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to pay the Master Servicer and the Trustee, and the master servicer and the trustee for any securitization of a Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to any document governing the securitization of a Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loan) made with respect to such loan by such party, third, to pay certain other expenses incurred with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to any Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loan, be paid, (x) prior to the securitization of such Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of such Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Hyatt Regency Huntington Beach Resort & Spa Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans together with the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Hyatt Regency Huntington Beach Resort & Spa Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holders unless the Special Servicer has delivered to each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hyatt Regency Huntington Beach Resort & Spa Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, and any documents in the servicing file reasonably requested by such Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that each related Companion Loan Holder (or its representative) may waive, as to itself, any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the Issuing Entity (or its representative) and the related Companion Loan Holders (or their representatives) will be permitted to bid at any sale of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination unless such person is the borrower or an agent or affiliate of the borrower or the holder or beneficial owner of an Accelerated Mezzanine Loan or an affiliate of such holder or beneficial owner.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, subject to the terms of the Pooling and Servicing Agreement, the controlling note holder with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan, or its representative) will have the right, at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination and appoint a replacement Special Servicer that is a “qualified servicer” (as described in the related Co-Lender Agreement) in lieu thereof. Accordingly, subject to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative (prior to a Control Termination Event and provided that the Hyatt Regency Huntington Beach Resort & Spa Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination and appoint a replacement Special Servicer that is a “qualified servicer” (as described in the related Co-Lender Agreement) in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. Each related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the Hyatt Regency Huntington Beach Resort & Spa Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects such related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The One Harbor Point Square Loan Combination

Servicing

Upon the occurrence of the JPMDB 2016-C2 Securitization and prior to the Closing Date, the One Harbor Point Square Loan Combination will be serviced pursuant to the pooling and servicing agreement for that securitization by the parties thereto. Following the Closing Date, the One Harbor Point Square Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the One Harbor Point Square Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the One Harbor Point Square Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the One Harbor Point Square Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the One Harbor Point Square Mortgage Loan and the holder of the One Harbor Point Square Pari Passu Companion Loan with respect to distributions of funds received in respect of the One Harbor Point Square Loan Combination, and provides, in general, that:

•	the One Harbor Point Square Mortgage Loan and the One Harbor Point Square Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the One Harbor Point Square Loan Combination or the related Mortgaged Property will be applied to the One Harbor Point Square Mortgage Loan and the One Harbor Point Square Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the One Harbor Point Square Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the One Harbor Point Square Mortgage Loan and the One Harbor Point Square Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the One Harbor Point Square Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the One Harbor Point Square Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the One Harbor Point Square Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the One Harbor Point Square Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the One Harbor Point Square Pari Passu Companion Loan or from general collections with respect to the securitization of the One Harbor Point Square Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the One Harbor Point Square Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the One Harbor Point Square Mortgage Loan; provided, that, unless a Control Termination Event exists or the One Harbor Point Square Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the One Harbor Point Square Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the One Harbor Point Square Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the One Harbor Point Square Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the One Harbor Point Square Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative or other person entitled to exercise the rights of the holder of the One Harbor Point Square Mortgage Loan (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative or such other person under the Pooling and Servicing Agreement) with respect to any Major Decisions to be taken with respect to the One Harbor Point Square Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the One Harbor Point Square Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the One Harbor Point Square Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the One Harbor Point Square Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days (or in connection with an Acceptable Insurance Default, 30 days) following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day (or 30 day) consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day (or 30 day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One Harbor Point Square Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the One Harbor Point Square Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing

Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Issuing Entity, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to annual conference calls with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the One Harbor Point Square Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that the Pooling and Servicing Agreement may provide that Penalty Charges paid on the One Harbor Point Square Loan Combination will first, be used to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the One Harbor Point Square Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the One Harbor Point Square Pari Passu Companion Loan) made with respect to such loan by such party, third, to pay certain other expenses incurred with respect to the One Harbor Point Loan Combination and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the One Harbor Point Square Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the One Harbor Point Square Pari Passu Companion Loan, be paid, (x) prior to the securitization of the One Harbor Point Square Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the One Harbor Point Square Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the One Harbor Point Square Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the One Harbor Point Square Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the One Harbor Point Square Pari Passu Companion Loan together with the One Harbor Point Square Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the One Harbor Point Square Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the One Harbor Point Square Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the One Harbor Point Square Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the Issuing Entity (or its representative) and the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the One Harbor Point Square Loan Combination unless such person is the borrower or an agent or affiliate of the borrower or the holder or beneficial owner of an Accelerated Mezzanine Loan or an affiliate of such holder or beneficial owner.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, subject to the terms of the Pooling and Servicing Agreement, the controlling note holder with respect to the One Harbor Point Square Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the One Harbor Point Square Mortgage Loan, or its representative) will have the right, at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the One Harbor Point Square Loan Combination and appoint a replacement Special Servicer that is a “qualified servicer” (as described in the related Co-Lender Agreement) in lieu thereof. Accordingly, subject to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative (prior to a Control Termination Event and provided that the One Harbor Point Square Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the One Harbor Point Square Loan Combination and appoint a replacement Special Servicer that is a “qualified servicer” (as described in the related Co-Lender Agreement) in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the One Harbor Point Square Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The Marriott Savannah Riverfront Loan Combination

Servicing

The Marriott Savannah Riverfront Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Marriott Savannah Riverfront Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holders as a collective whole.

Amounts payable to the Issuing Entity as holder of the Marriott Savannah Riverfront Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holders will be distributed to such holders net of certain fees and expenses on the Marriott Savannah Riverfront Pari Passu Companion Loans as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Marriott Savannah Riverfront Mortgage Loan and the holders of the related Marriott Savannah Riverfront Pari Passu Companion Loans with respect to distributions of funds received in respect of the Marriott Savannah Riverfront Loan Combination, and provides, in general, that:

•	the Marriott Savannah Riverfront Mortgage Loan and the Marriott Savannah Riverfront Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Marriott Savannah Riverfront Loan Combination or the related Mortgaged Property will be applied to the Marriott Savannah Riverfront Mortgage Loan and the Marriott Savannah Riverfront Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Marriott Savannah Riverfront Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Marriott Savannah Riverfront Mortgage Loan and the Marriott Savannah Riverfront Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Marriott Savannah Riverfront Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Marriott Savannah Riverfront Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Marriott Savannah Riverfront Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Marriott Savannah Riverfront Pari Passu Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Marriott Savannah Riverfront Pari Passu Companion Loans or from general collections with respect to the securitization of any of the Marriott Savannah Riverfront Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Marriott Savannah Riverfront Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Marriott Savannah Riverfront Mortgage Loan; provided, that, unless a Control Termination Event exists or the Marriott Savannah Riverfront Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Marriott Savannah Riverfront Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Marriott Savannah Riverfront Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Marriott Savannah Riverfront Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Marriott Savannah Riverfront Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, each related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative or other person entitled to exercise the rights of the holder of the Marriott Savannah Riverfront Mortgage Loan (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative or other person under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Marriott Savannah Riverfront Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Marriott Savannah Riverfront Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Marriott Savannah Riverfront Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Marriott Savannah Riverfront Loan Combination. The consultation right of each such related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not such Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holders’ (or their representatives’) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Savannah Riverfront Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holders (or their representatives).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from a related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Marriott Savannah Riverfront Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Issuing Entity, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holders (or their representatives) described above, pursuant to the terms of the related Co-Lender Agreement, each related Companion Loan Holder (or its representative) will have the right to annual conference calls with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Marriott Savannah Riverfront Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that the Pooling and Servicing Agreement may provide for the application of Penalty Charges paid in respect of the Marriott Savannah Riverfront Loan Combination to be used to (i) pay the Master Servicer, the Trustee or the Special Servicer for interest accrued on any Property Advances, (ii) to pay the parties to any securitization for interest accrued on any P&I Advance, (iii) to pay certain other expenses incurred with respect to the Marriott Savannah Riverfront Loan Combination and (iv) to pay to the Master Servicer and/or the Special Servicer as additional servicing compensation.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Marriott Savannah Riverfront Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Marriott Savannah Riverfront Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Marriott Savannah Riverfront Pari Passu Companion Loans together with the Marriott Savannah Riverfront Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Marriott Savannah Riverfront Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holders unless the Special Servicer has delivered to each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Marriott Savannah Riverfront Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Marriott Savannah Riverfront Loan Combination, and any documents in the servicing file requested by such Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time

(but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that each related Companion Loan Holder (or its representative) may waive, as to itself, any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the Issuing Entity (or its representative) and the related Companion Loan Holders (or their representatives) will be permitted to submit an offer at any sale of the Marriott Savannah Riverfront Loan Combination unless such person is a borrower or an agent or affiliate of a borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, subject to the terms of the Pooling and Servicing Agreement, the controlling note holder with respect to the Marriott Savannah Riverfront Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Marriott Savannah Riverfront Mortgage Loan, or its representative) will have the right, at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Marriott Savannah Riverfront Loan Combination and appoint a replacement Special Servicer that is a “qualified servicer” (as described in the related Co-Lender Agreement) in lieu thereof. Accordingly, subject to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative (prior to a Control Termination Event and provided that the Marriott Savannah Riverfront Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Marriott Savannah Riverfront Loan Combination and appoint a replacement Special Servicer that is a “qualified servicer” (as described in the related Co-Lender Agreement) in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. Each related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the Marriott Savannah Riverfront Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects such related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The Madbury Commons Loan Combination

Servicing

The Madbury Commons Loan Combination and any related REO Property is expected to be serviced and administered pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement, dated as of May 1, 2016, among CCRE Commercial Mortgage Securities, L.P., as depositor (the “CFCRE 2016-C4 Depositor”), Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016-C4 Servicer”), Rialto Capital Advisors LLC, as special servicer (the “CFCRE 2016-C4 Special Servicer”), Park Bridge Lender Servicers LLC, as operating advisor (the “CFCRE 2016-C4 Operating Advisor ”) and as asset representations reviewer (the “CFCRE 2016-C4 Asset Representations Reviewer ”), U.S. Bank National Association, as certificate administrator (the “CFCRE 2016-C4 Certificate Administrator”), and U.S. Bank National Association, as trustee (the “CFCRE 2016-C4 Trustee”), by the CFCRE 2016-C4 Servicer and the CFCRE 2016-C4 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Madbury Commons Mortgage Loan” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Madbury Commons Loan Combination, the servicing standard set forth in the CFCRE 2016-C4 Pooling and Servicing Agreement will require the CFCRE 2016-C4 Servicer and the CFCRE 2016-C4 Special Servicer to take into account the interests of the CFCRE 2016-C4 certificateholders and the Issuing Entity, as the holder of the Madbury Commons Mortgage Loan.

Amounts payable to the Issuing Entity as holder of the Madbury Commons Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

U.S. Bank National Association, as custodian under the CFCRE 2016-C4 Pooling and Servicing Agreement, is expected to be the initial custodian of the mortgage file related to the Madbury Commons Loan Combination (other than the promissory note evidencing the Madbury Commons Mortgage Loan).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Madbury Commons Mortgage Loan and the holders of the Madbury Commons Pari Passu Companion Loan with respect to distributions of funds received in respect of the Madbury Commons Loan Combination, and provides, in general, that:

•	the Madbury Commons Mortgage Loan and the Madbury Commons Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Madbury Commons Loan Combination or the related Mortgaged Property will be applied to the Madbury Commons Mortgage Loan and the Madbury Commons Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CFCRE 2016-C4 Servicer, the CFCRE 2016-C4 Special Servicer, the CFCRE 2016-C4 Operating Advisor, the CFCRE 2016-C4 Certificate Administrator and the CFCRE 2016-C4 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CFCRE 2016-C4 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Madbury Commons Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Madbury Commons Mortgage Loan and the Madbury Commons Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Madbury Commons Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Madbury Commons Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Madbury Commons Pari Passu Companion Loan. Similarly, P&I advances on the Madbury Commons Pari Passu Companion Loan are not reimbursable out of payments or other collections on the Madbury Commons Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property protection advance) allocable to the Madbury Commons Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CFCRE 2016-C4 Securitization, subject to the CFCRE 2016-C4 issuing entity’s right to reimbursement from future payments and other collections on the Madbury Commons Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Madbury Commons Loan Combination, as of any date of determination, will be the CFCRE 2016-C4 Trustee on behalf of the CFCRE 2016-C4 issuing entity as holder of the controlling Madbury Commons Pari Passu Companion Loan; provided, that, unless a control termination event exists under the CFCRE 2016-C4 Pooling and Servicing Agreement or the Madbury Commons Loan Combination is an “excluded mortgage loan” under the CFCRE 2016-C4 Pooling and Servicing Agreement, the related Outside Controlling Class Representative (the “CFCRE 2016-C4 Controlling Class Representative”) will be entitled to exercise the rights of the controlling note holder with respect to the Madbury Commons Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the CFCRE 2016-C4 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the Madbury Commons Loan

Combination, including consent and/or consultation rights regarding “major decisions” (as defined under the related Co-Lender Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the Madbury Commons Loan Combination (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus). Pursuant to the terms of the CFCRE 2016-C4 Pooling and Servicing Agreement, the CFCRE 2016-C4 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Madbury Commons Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the CFCRE 2016-C4 issuing entity (other than any “excluded mortgage loan” under the CFCRE 2016-C4 Pooling and Servicing Agreement) that are serviced under the CFCRE 2016-C4 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Madbury Commons Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable, is required to provide to the CFCRE 2016-C4 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CFCRE 2016-C4 Controlling Class Representative under the CFCRE 2016-C4 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Madbury Commons Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Madbury Commons Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Madbury Commons Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Madbury Commons Loan Combination. The consultation rights of the Issuing Entity (or its representative) will expire 10 business days following the delivery thereto of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CFCRE 2016-C4 Controlling Class Representative, whether or not the Issuing Entity (or its representative) or such Companion Loan Holders (or their representatives), as applicable, have responded within such period; provided, that if the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Madbury Commons Loan Combination. Neither the CFCRE 2016-C4 Servicer nor the CFCRE 2016-C4 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

The CFCRE 2016-C4 Pooling and Servicing Agreement provides that neither the CFCRE 2016-C4 Servicer nor the CFCRE 2016-C4 Special Servicer may take or refrain from taking any action pursuant to instructions from the Issuing Entity (or its representative) that would cause the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable, to violate applicable law, the terms of the Madbury Commons Loan Combination, the related Co-Lender Agreement, the CFCRE 2016-C4 Pooling and Servicing Agreement, including the servicing standard under the CFCRE 2016-C4 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CFCRE 2016-C4 Servicer, the CFCRE 2016-C4 Special Servicer, the CFCRE 2016-C4 Depositor, a mortgage loan seller with respect to the CFCRE 2016-C4 Securitization, the CFCRE 2016-C4 issuing entity, the CFCRE 2016-C4 Trustee, the CFCRE 2016-C4 Operating Advisor, the CFCRE 2016-C4 Asset Representations Reviewer, the CFCRE 2016-C4 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CFCRE 2016-C4 Servicer’s or the CFCRE 2016-C4 Special Servicer’s responsibilities, or (iii) cause the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CFCRE 2016-C4 certificateholders.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to annual conference calls with the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CFCRE 2016-C4 Servicer or the

CFCRE 2016-C4 Special Servicer, as applicable, in which servicing issues related to the Madbury Commons Loan Combination are discussed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Madbury Commons Mortgage Loan” in this prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that the CFCRE 2016-C4 Pooling and Servicing Agreement may provide for the application of Penalty Charges paid in respect of the Mortgage Loan to be used to (i) pay the Master Servicer, the Trustee or the Special Servicer for interest accrued on any Property Advances, (ii) to pay the parties to any securitization for interest accrued on any P&I Advance, (iii) to pay certain other expenses incurred with respect to the Mortgage Loan and (iv) to pay to the Master Servicer and/or the Special Servicer as additional servicing compensation.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Madbury Commons Loan Combination becomes a defaulted mortgage loan under the CFCRE 2016-C4 Pooling and Servicing Agreement, and if the CFCRE 2016-C4 Special Servicer determines to sell the controlling Madbury Commons Pari Passu Companion Loan in accordance with the CFCRE 2016-C4 Pooling and Servicing Agreement, then the CFCRE 2016-C4 Special Servicer will be required to sell the Madbury Commons Pari Passu Companion Loan together with the Madbury Commons Mortgage Loan as one whole loan in accordance with the procedures set forth under the CFCRE 2016-C4 Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Madbury Commons Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the CFCRE 2016-C4 Special Servicer will not be permitted to sell the Madbury Commons Loan Combination if it becomes a defaulted mortgage loan under the CFCRE 2016-C4 Pooling and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the Madbury Commons Mortgage Loan (provided that such consent is not required from the Issuing Entity if such person is the related borrower or an affiliate of the related borrower), unless the CFCRE 2016-C4 Special Servicer has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Madbury Commons Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFCRE 2016-C4 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Madbury Commons Loan Combination, and any documents in the servicing file requested by the Issuing Entity (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CFCRE 2016-C4 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFCRE 2016-C4 Servicer or the CFCRE 2016-C4 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CFCRE 2016-C4 Pooling and Servicing Agreement, each of the Issuing Entity (or its representative) and the holder of the Madbury Commons Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the Madbury Commons Loan Combination unless such person is a related borrower or an agent or affiliate of a related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the CFCRE 2016-C4 Pooling and Servicing Agreement, the controlling note holder with respect to the Madbury Commons Loan Combination (which, as of any date of determination, will be the CFCRE 2016-C4 Trustee on behalf of the CFCRE 2016-C4 issuing entity as holder of the controlling Madbury Commons Pari Passu Companion Loan, or its representative which, prior to a control termination event under the CFCRE 2016-C4 Pooling and Servicing Agreement, will be the CFCRE 2016-C4 Controlling Class Representative) will have the right, at any time, with or without cause, to replace the CFCRE 2016-C4 Special Servicer then acting with respect to the Madbury Commons Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). Accordingly, the CFCRE 2016-C4 Controlling Class Representative (prior to a control termination event under the CFCRE 2016-C4 Pooling and Servicing Agreement and provided that the Madbury Commons Loan Combination is not an “excluded mortgage loan” under the CFCRE 2016-C4 Pooling and Servicing Agreement), and the applicable CFCRE 2016-C4 certificateholders with the requisite percentage of voting rights (after a control termination event under the CFCRE 2016-C4 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CFCRE 2016-C4 Special Servicer then acting with respect to the Madbury Commons Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The Issuing Entity (or its representative) will be permitted to direct the CFCRE 2016-C4 Trustee to terminate the CFCRE 2016-C4 Special Servicer (solely with respect to the Madbury Commons Loan Combination) upon a servicer termination event under the CFCRE 2016-C4 Pooling and Servicing Agreement with respect to the CFCRE 2016-C4 Special Servicer that affects the Issuing Entity (as the holder of the Madbury Commons Mortgage Loan).

The 247 Bedford Avenue Loan Combination

Servicing

The 247 Bedford Avenue Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the 247 Bedford Avenue Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the 247 Bedford Avenue Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holders net of certain fees and expenses on the 247 Bedford Avenue Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 247 Bedford Avenue Mortgage Loan and the holder of the 247 Bedford Avenue Pari Passu Companion Loan with respect to distributions of funds received in respect of the 247 Bedford Avenue Loan Combination, and provides, in general, that:

•	the 247 Bedford Avenue Mortgage Loan and the 247 Bedford Avenue Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 247 Bedford Avenue Loan Combination or the related Mortgaged Property will be applied to the 247 Bedford Avenue Mortgage Loan and the 247 Bedford Avenue Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the 247 Bedford Avenue Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the 247 Bedford Avenue Mortgage Loan and the 247 Bedford Avenue Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 247 Bedford Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 247 Bedford Avenue Mortgage Loan or, as and to the extent described under “The Pooling and

Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 247 Bedford Avenue Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the 247 Bedford Avenue Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the 247 Bedford Avenue Pari Passu Companion Loan or from general collections with respect to the securitization of the 247 Bedford Avenue Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the 247 Bedford Avenue Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the 247 Bedford Avenue Mortgage Loan; provided, that, unless a Control Termination Event exists or the 247 Bedford Avenue Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the 247 Bedford Avenue Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the 247 Bedford Avenue Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the 247 Bedford Avenue Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the 247 Bedford Avenue Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the 247 Bedford Avenue Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 247 Bedford Avenue Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the 247 Bedford Avenue Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 247 Bedford Avenue Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 247 Bedford Avenue Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the 247 Bedford Avenue Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the

Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the 247 Bedford Avenue Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the 247 Bedford Avenue Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 247 Bedford Avenue Mortgage Loan and 247 Bedford Avenue Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the 247 Bedford Avenue Mortgage Loan and the 247 Bedford Avenue Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the 247 Bedford Avenue Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the 247 Bedford Avenue Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the 247 Bedford Avenue Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 247 Bedford Avenue Mortgage Loan and the 247 Bedford Avenue Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the 247 Bedford Avenue Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the 247 Bedford Avenue Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the 247 Bedford Avenue Pari Passu Companion Loan, be paid, (x) prior to the securitization of the 247 Bedford Avenue Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the 247 Bedford Avenue Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 247 Bedford Avenue Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the 247 Bedford Avenue Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the 247 Bedford Avenue Pari Passu Companion Loan together with the 247 Bedford Avenue Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the 247 Bedford Avenue Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 247 Bedford Avenue Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 247 Bedford Avenue Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the 247 Bedford Avenue Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, each of the Issuing Entity (or its representative) and the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the 247 Bedford Avenue Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, subject to the terms of the Pooling and Servicing Agreement, the controlling note holder with respect to the 247 Bedford Avenue Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the 247 Bedford Avenue Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the 247 Bedford Avenue Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). Accordingly, subject to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative (prior to a Control Termination Event and provided that the 247 Bedford Avenue Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the 247 Bedford Avenue Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the 247 Bedford Avenue Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The Park Place Loan Combination

Servicing

The Park Place Loan Combination and any related REO Property are serviced and administered pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement, dated as of February 1, 2016, among Citigroup Commercial Mortgage Securities Inc., as depositor (the “CGCMT 2016-GC36 Depositor”), KeyBank National Association, as master servicer (the “CGCMT 2016-GC36 Servicer”), Wells Fargo Bank, National Association, as special servicer (the “CGCMT 2016-GC36 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “CGCMT 2016-GC36 Operating Advisor ”) and as asset representations reviewer (the “CGCMT 2016-GC36 Asset Representations Reviewer ”), Wells Fargo Bank, National Association., as certificate administrator (the “CGCMT 2016-GC36 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “CGCMT 2016-GC36 Trustee”), by the CGCMT 2016-GC36 Servicer and the CGCMT 2016-GC36 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Park Place Mortgage Loan” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Park Place Loan Combination, the servicing standard set forth in the CGCMT 2016-GC36 Pooling and Servicing Agreement requires the CGCMT 2016-GC36 Servicer and the CGCMT 2016-GC36 Special Servicer to take into account the interests of the CGCMT 2016-GC36 certificateholders, the Issuing Entity, as the holder of the Park Place Mortgage Loan, and the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 as a collective whole.

Amounts payable to the Issuing Entity as holder of the Park Place Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the CGCMT 2016-GC36 Pooling and Servicing Agreement, is the initial custodian of the mortgage file related to the Park Place Loan Combination (other than the promissory notes evidencing the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans not included in the CGCMT 2016-GC36 Securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Park Place Mortgage Loan and the holders of the Park Place Pari Passu Companion Loans with respect to distributions of funds received in respect of the Park Place Loan Combination, and provides, in general, that:

•	the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans are of equal priority with each other and no portion of any of them has priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Park Place Loan Combination or the related Mortgaged Property will be applied to the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2016-GC36 Servicer, the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Operating Advisor, the CGCMT 2016-GC36 Certificate Administrator and the CGCMT 2016-GC36 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CGCMT 2016-GC36 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Park Place Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Park Place Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Park Place Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Park Place Pari Passu Companion Loans. Similarly, P&I advances on the Park Place Pari Passu Companion Loans are not reimbursable out of payments or other collections on the Park Place Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property protection advance) allocable to the Park Place Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2016-GC36 Securitization, subject to the CGCMT 2016-GC36 issuing entity’s right to reimbursement from future payments and other collections on the Park Place Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Park Place Loan Combination, as of any date of determination, is the CGCMT 2016-GC36 Trustee on behalf of the CGCMT 2016-GC36 issuing entity as holder of the controlling Park Place Pari Passu Companion Loan; provided, that, unless a control termination event exists under the CGCMT 2016-GC36 Pooling and Servicing Agreement or the Park Place Loan Combination is an “excluded mortgage loan” under the CGCMT 2016-GC36 Pooling and Servicing Agreement, the related Outside Controlling Class Representative (the “CGCMT 2016-GC36 Controlling Class Representative”) is entitled to exercise the rights of the controlling note holder with respect to the Park Place Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the CGCMT 2016-GC36 Controlling Class Representative is entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the Park Place Loan Combination, including consent and/or consultation rights regarding “major decisions” (as defined under the related Co-Lender Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the Park Place Loan Combination (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus). Pursuant to the terms of the CGCMT 2016-GC36 Pooling and Servicing Agreement, the CGCMT 2016-GC36 Controlling Class Representative has the same consent and/or consultation rights with respect to the Park Place Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the CGCMT 2016-GC36 issuing entity (other than any “excluded mortgage loan” under the CGCMT 2016-GC36 Pooling and Servicing Agreement) that are serviced under the CGCMT 2016-GC36 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Park Place Mortgage Loan (or its representative) and the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives), will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, is required to provide to the CGCMT 2016-GC36 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2016-GC36 Controlling Class Representative under the CGCMT 2016-GC36 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Park Place Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Park Place Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Park Place Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Park Place Loan Combination. The consultation rights of the Issuing Entity (or its representative) and the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives), will, in each case, expire 10 business days following the delivery thereto of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CGCMT 2016-GC36 Controlling Class Representative, whether or not the Issuing Entity (or its representative) or such Companion Loan Holders (or their representatives), as applicable, have responded within such period; provided, that if the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Park Place Loan Combination. Neither the CGCMT 2016-GC36 Servicer nor the CGCMT 2016-GC36 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives).

The CGCMT 2016-GC36 Pooling and Servicing Agreement provides that neither the CGCMT 2016-GC36 Servicer nor the CGCMT 2016-GC36 Special Servicer may take or refrain from taking any action pursuant to instructions from the Issuing Entity (or its representative) or the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives) that would cause the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, to violate applicable law, the terms of the Park Place Loan Combination, the related Co-Lender Agreement, the CGCMT 2016-GC36 Pooling and Servicing Agreement, including the servicing standard under the CGCMT 2016-GC36 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2016-GC36 Servicer, the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Depositor, a mortgage loan seller with respect to the CGCMT 2016-GC36 Securitization, the CGCMT 2016-GC36 issuing entity, the CGCMT 2016-GC36 Trustee, the CGCMT 2016-GC36 Operating Advisor, the CGCMT 2016-GC36 Asset Representations Reviewer, the CGCMT 2016-GC36 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2016-GC36 Servicer’s or the CGCMT

2016-GC36 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CGCMT 2016-GC36 certificateholders.

In addition to the consultation rights of the Issuing Entity (or its representative) and the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) and the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable) with the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, in which servicing issues related to the Park Place Loan Combination are discussed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Park Place Mortgage Loan” in this prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Park Place Loan Combination will first be used to reduce, on a pro rata basis, the amounts payable on each of the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans by the amount necessary to pay the CGCMT 2016-GC36 Servicer, the CGCMT 2016-GC36 Trustee or the CGCMT 2016-GC36 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CGCMT 2016-GC36 Pooling and Servicing Agreement; second, be used to reduce the respective amounts payable on each of the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the CGCMT 2016-GC36 Servicer the CGCMT 2016-GC36 Trustee and the master servicer and trustee for any securitization of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 or A-2-2-2, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement or the document governing any securitization of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 or A-2-2-2) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CGCMT 2016-GC36 Pooling and Servicing Agreement or the document governing any securitization of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 or A-2-2-2, as applicable); third, be used to reduce, on a pro rata basis, the amounts payable on each of the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2016-GC36 Pooling and Servicing Agreement) incurred with respect to the Park Place Loan Combination (as specified in the CGCMT 2016-GC36 Pooling and Servicing Agreement); and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Park Place Mortgage Loan, the Park Place Pari Passu Companion Loan evidenced by the controlling note A-1 and the Park Place Pari Passu Companion Loan evidenced by the non-controlling note A-2-1, be paid to the CGCMT 2016-GC36 Servicer and/or the CGCMT 2016-GC36 Special Servicer as additional servicing compensation as provided in the CGCMT 2016-GC36 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of penalty charges allocable to the Park Place Pari Passu Companion Loan evidenced by the non-controlling note A-2-2-2, be paid, (x) prior to the securitization of such Park Place Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of such Park Place Pari Passu Companion Loan, to the CGCMT 2016-GC36 Servicer and/or the CGCMT 2016-GC36 Special Servicer as additional servicing compensation as provided in the CGCMT 2016-GC36 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Park Place Loan Combination becomes a defaulted mortgage loan under the CGCMT 2016-GC36 Pooling and Servicing Agreement, and if the CGCMT 2016-GC36 Special Servicer determines to sell the controlling Park Place Pari Passu Companion Loan in accordance with the CGCMT 2016-GC36 Pooling and Servicing Agreement, then the CGCMT 2016-GC36 Special Servicer will be required to sell all the Park Place Pari Passu Companion Loans together with the Park

Place Mortgage Loan as one whole loan in accordance with the procedures set forth under the CGCMT 2016-GC36 Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Park Place Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the CGCMT 2016-GC36 Special Servicer will not be permitted to sell the Park Place Loan Combination if it becomes a defaulted mortgage loan under the CGCMT 2016-GC36 Pooling and Servicing Agreement without the written consent of each of the Issuing Entity (or its representative), as holder of the Park Place Mortgage Loan, and the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives) (provided that such consent is not required from the Issuing Entity or any such Companion Loan Holder, as applicable, if such person is the related borrower or an affiliate of the related borrower), unless the CGCMT 2016-GC36 Special Servicer has delivered to the Issuing Entity (or its representative) and each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Park Place Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2016-GC36 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Park Place Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) or any such Companion Loan Holder (or its representative) that are material to the price of the Park Place Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2016-GC36 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2016-GC36 Servicer or the CGCMT 2016-GC36 Special Servicer in connection with the proposed sale; provided, that each of the Issuing Entity (or its representative) or the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CGCMT 2016-GC36 Pooling and Servicing Agreement, each of the Issuing Entity (or its representative) and the holders of the Park Place Pari Passu Companion Loans (or their representatives) will be permitted to submit an offer at any sale of the Park Place Loan Combination unless such person is the related borrower or an agent or affiliate of the related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the CGCMT 2016-GC36 Pooling and Servicing Agreement, the controlling note holder with respect to the Park Place Loan Combination (which, as of any date of determination, is the CGCMT 2016-GC36 Trustee on behalf of the CGCMT 2016-GC36 issuing entity as holder of the controlling Park Place Pari Passu Companion Loan, or its representative which, prior to a control termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement, is the CGCMT 2016-GC36 Controlling Class Representative) has the right, at any time, with or without cause, to replace the CGCMT 2016-GC36 Special Servicer then acting with respect to the Park Place Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives). Accordingly, the CGCMT 2016-GC36 Controlling Class Representative (prior to a control termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement and provided that the Park Place Loan Combination is not an “excluded mortgage loan” under the CGCMT 2016-GC36 Pooling and Servicing Agreement), and the applicable CGCMT 2016-GC36 certificateholders with the requisite percentage of voting rights (after a control termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement) have the right, with or without cause, to replace the CGCMT 2016-GC36 Special Servicer then acting with respect to the Park Place Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives). Each of the Issuing Entity (or its representative) and the holders of the Park Place Pari Passu Companion Loans evidenced by the non-controlling notes A-2-1 and A-2-2-2 (or their representatives) will be permitted to direct the CGCMT 2016-GC36 Trustee to terminate the CGCMT 2016-GC36 Special Servicer (solely with respect to the Park Place Loan Combination) upon a servicer termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement with respect to the CGCMT 2016-GC36 Special Servicer that affects the Issuing Entity (as the holder of the Park Place Mortgage Loan) or such Companion Loan Holder, as applicable.

The Embassy Suites Lake Buena Vista Loan Combination

Servicing

The Embassy Suites Lake Buena Vista Loan Combination and any related REO Property will be serviced and administered (i) prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement and (ii) on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, by the master servicer and special servicer designated in the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (the “Embassy Suites Lake Buena Vista Future Servicer” and “Embassy Suites Lake Buena Vista Future Special Servicer”, respectively), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”, but subject to the related Co-Lender Agreement. The certificate administrator, trustee, operating advisor, asset representations reviewer and depositor under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement are referred to herein as the “Embassy Suites Lake Buena Vista Future Certificate Administrator”, the “Embassy Suites Lake Buena Vista Future Trustee”, the “Embassy Suites Lake Buena Vista Future Operating Advisor”, the “Embassy Suites Lake Buena Vista Future Asset Representations Reviewer” and the “Embassy Suites Lake Buena Vista Depositor”, respectively. No parties to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement have yet been identified.

The Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole. The servicing standard set forth in the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement is expected to require the Embassy Suites Lake Buena Vista Future Servicer and the Embassy Suites Lake Buena Vista Future Special Servicer to take into account the interests of both the holders of certificates issued under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (the “Embassy Suites Lake Buena Vista Certificateholders”) and the Issuing Entity, as holder of the Embassy Suites Lake Buena Vista Mortgage Loan, as a collective whole. Amounts payable to the Issuing Entity as holder of the Embassy Suites Lake Buena Vista Mortgage Loan pursuant to the related Co-Lender Agreement will be distributed net of certain fees and expenses on the Embassy Suites Lake Buena Vista Mortgage Loan as set forth in the related Co-Lender Agreement and will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

If any of the Embassy Suites Lake Buena Vista Mortgage Loan or the Embassy Suites Lake Buena Vista Companion Loan becomes specially serviced prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Special Servicer will be required to service and administer the Embassy Suites Lake Buena Vista Loan Combination and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Loan Combination as set forth under the Pooling and Servicing Agreement. Prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Loan Combination will no longer be serviced pursuant to the Pooling and Servicing Agreement but will be serviced by the Embassy Suites Lake Buena Vista Future Servicer and, if necessary, the Embassy Suites Lake Buena Vista Future Special Servicer pursuant to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement. If the Embassy Suites Lake Buena Vista Loan Combination is being specially serviced when the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date occurs, the Special Servicer will be entitled to compensation for the period during which it acted as Special Servicer with respect to such Loan Combination, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the Pooling and Servicing Agreement.

Amounts payable to the Issuing Entity as holder of the Embassy Suites Lake Buena Vista Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Deutsche Bank Trust Company Americas, as the Custodian under the Pooling and Servicing Agreement, is expected to be, as of the Closing Date, the custodian of the mortgage file related to the Embassy Suites Lake Buena Vista Loan Combination (other than the promissory note evidencing the Embassy Suites Lake Buena Controlling Pari Passu Companion Loan). Following the Embassy Suites Lake Buena Securitization Date, the custodian of the mortgage file related to the Embassy Suites Lake Buena Vista Loan Combination (other than the promissory note evidencing the Embassy Suites Lake Buena Vista Mortgage Loan) is expected to be the custodian under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Embassy Suites Lake Buena Vista Mortgage Loan and the holder of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan with respect to distributions of funds received in respect of the Embassy Suites Lake Buena Vista Loan Combination, and provides, in general, that:

•	the Embassy Suites Lake Buena Vista Mortgage Loan and the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Embassy Suites Lake Buena Vista Loan Combination or the related Mortgaged Property will be applied to the Embassy Suites Lake Buena Vista Mortgage Loan and the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the Embassy Suites Lake Buena Vista Future Servicer, the Embassy Suites Lake Buena Vista Future Special Servicer, the Embassy Suites Lake Buena Vista Future Operating Advisor, the Embassy Suites Lake Buena Vista Future Asset Representations Reviewer, the Embassy Suites Lake Buena Vista Future Certificate Administrator, the Embassy Suites Lake Buena Vista Future Depositor and the Embassy Suites Lake Buena Vista Future Trustee) in accordance with the terms of such Co-Lender Agreement and either the Pooling and Servicing Agreement or Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, as applicable; and

•	costs, fees, expenses, losses and shortfalls relating to the Embassy Suites Lake Buena Vista Loan Combination will be allocated, on a pro rata and pari passu basis, to the Embassy Suites Lake Buena Vista Mortgage Loan and the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan in accordance with the terms of such Co-Lender Agreement and the Pooling and Servicing Agreement or the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, as the case may be.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Embassy Suites Lake Buena Vista Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Embassy Suites Lake Buena Vista Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan.

Prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Master Servicer will be obligated to make any necessary Property Advances in respect of the Embassy Suites Lake Buena Vista Loan Combination, and certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders. After the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Future Servicer will generally be obligated to make any necessary property advances in respect of the Embassy Suites Lake Buena Vista Loan Combination, and certain costs and expenses (such as a pro rata share of a property advance) allocable to the Embassy Suites Lake Buena Vista Mortgage Loan may be paid or reimbursed out of payments and other collections on the Embassy Suites Lake Buena Vista Securitization Trust, subject to the Embassy Suites Lake Buena Vista Securitization Trust’s right to reimbursement from future payments and other collections on the Embassy Suites Lake Buena Vista Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to Embassy Suites Lake Buena Vista Loan Combination (the “Embassy Suites Lake Buena Vista Loan Combination Directing Holder”), as of any date of determination, will be the holder of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, which prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date is (and is expected to remain) Starwood Mortgage Funding VI LLC (which is an affiliate of SMF V, SMC, LNR Partners, LLC and LNR Securities Holdings, LLC), and which after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date is expected to be the Embassy Suites Lake Buena Vista Future Trustee; provided, that, it is expected that unless a control termination event exists under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, the controlling class representative under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (the “Embassy Suites Lake Buena Vista Controlling Class Representative”) will be entitled to exercise the rights of the Embassy Suites Lake Buena Vista Loan Combination Directing Holder. Certain decisions to be made with respect to the Embassy Suites Lake Buena Vista Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, will require the approval of the Embassy Suites Lake Buena Vista Controlling Class Representative. It is expected that, while the Embassy Suites Lake Buena Vista Controlling Class Representative is the Embassy Suites Lake Buena Vista Loan Combination Directing Holder, the Embassy Suites Lake Buena Vista Controlling Class Representative’s consent and/or consultation rights with respect to the Embassy Suites Lake Buena Vista Loan Combination will be the same as its rights with respect to the other mortgage loans included in the Embassy Suites Lake Buena Vista Securitization Trust.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Embassy Suites Lake Buena Vista Mortgage Loan (or its representative) will (i) have the right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), or the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), is required to provide to the Controlling Class Representative (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date) or the Embassy Suites Lake Buena Vista Controlling Class Representative (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date) with respect to any major decisions (as defined in the related Co-Lender Agreement) to be taken with respect to the Embassy Suites Lake Buena Vista Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Embassy Suites Lake Buena Vista Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions (as defined in the related Co-Lender Agreement) to be taken with respect to the Embassy Suites Lake Buena Vista Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Embassy Suites Lake Buena Vista Loan Combination. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the Master Servicer or the Special Servicer, as applicable (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), or the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Issuing Entity (or its representative) described above, the Master Servicer or the Special Servicer, as applicable (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), or the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable (on and after the Embassy Suites Lake Buena Vista

Controlling Pari Passu Companion Loan Securitization Date), is permitted to make any major decision (as defined in the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Embassy Suites Lake Buena Vista Mortgage Loan and the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan. None of the Master Servicer or the Special Servicer, as applicable (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), or the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date) will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

None of the Master Servicer or the Special Servicer, as applicable (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), or the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), may follow or be required to follow any direction, advice or consultation provided by the Issuing Entity (or its representative) that would cause such master servicer or special servicer, as applicable, to violate the terms of the Embassy Suites Lake Buena Vista Loan Combination, applicable law, the Pooling and Servicing Agreement (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), the related Co-Lender Agreement, the REMIC provisions or such master servicer’s or special servicer’s, as applicable, obligation to act in accordance with the applicable servicing standard.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the Master Servicer or the Special Servicer, as applicable (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), or the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date), as applicable) annual meetings with the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Embassy Suites Lake Buena Vista Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges (or analogous penalty charges under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement) paid on the Embassy Suites Lake Buena Vista Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Embassy Suites Lake Buena Vista Mortgage Loan and the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date) or the Embassy Suites Lake Buena Vista Master Servicer, the Embassy Suites Lake Buena Vista Trustee or the Embassy Suites Lake Buena Vista Special Servicer (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date) for any interest accrued on customary, reasonable and necessary “out of pocket” costs and expenses advanced by such party in connection with the servicing and administering of the Embassy Suites Lake Buena Vista Loan Combination if a default, delinquency or other unanticipated event has occurred or a default is reasonably foreseeable or any related REO property, second, be used to reduce the respective amounts payable on each of the Embassy Suites Lake Buena Vista Mortgage Loan and the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan by the amount necessary to pay the Embassy Suites Lake Buena Vista Future Servicer, the Embassy Suites Lake Buena Vista Future Trustee, the Master Servicer or the Trustee for any interest accrued on any P&I Advance (or analogous P&I advances made pursuant to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Embassy Suites Lake Buena Vista Mortgage Loan and the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Embassy Suites Lake Buena Vista Loan Combination (as specified in the Pooling and Servicing Agreement (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date) or the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date)) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, be paid (x) prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (y) on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, to the Embassy Suites Lake Buena Vista Future Servicer and/or the Embassy Suites Lake Buena Vista Future Special Servicer as additional servicing compensation as provided in the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, be paid (x) prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, to the related Companion Loan holder and (y) on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, to the Embassy Suites Lake Buena Vista Future Servicer and/or the Embassy Suites Lake Buena Vista Future Special Servicer as additional servicing compensation as provided in the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Embassy Suites Lake Buena Vista Loan Combination becomes a defaulted mortgage loan, and if the Special Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, determines to sell the Embassy Suites Lake Buena Vista Mortgage Loan in accordance with the Pooling and Servicing Agreement or the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan in accordance with the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, then the Special Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, will be required to sell the Embassy Suites Lake Buena Vista Mortgage Loan together with the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan as one loan combination in accordance with procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the Special Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, will not be permitted to sell the Embassy Suites Lake Buena Vista Loan Combination if the Embassy Suites Lake Buena Vista Loan Combination becomes a defaulted mortgage loan without the written consent of the Issuing Entity (or its representative) (provided that consent is not required if the Issuing Entity (or its representative) is the borrower or an affiliate of the borrower) unless the Special Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Embassy Suites Lake Buena Vista Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Embassy Suites Lake Buena Vista Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the Embassy Suites Lake Buena Vista Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative (prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date) or the Embassy Suites Lake Buena Vista Controlling Class Representative (on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer or the Embassy Suites Lake Buena Vista Future Servicer or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, in connection with the proposed sale; provided that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, the Issuing Entity (or its representative) will be permitted to bid at any sale of the Embassy Suites Lake Buena Vista Loan Combination unless the Issuing Entity (or its representative) is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the terms of the related Co-Lender Agreement, the Embassy Suites Lake Buena Vista Loan Combination Directing Holder will have the right at any time, with or without cause, to replace the special servicer then acting with respect to the Embassy Suites Lake Buena Vista Loan Combination and appoint a replacement special servicer without the consent of the Issuing Entity (or its representative). It is anticipated that after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the applicable certificateholders under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement with the requisite percentage of voting rights under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (after a control termination event under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the Embassy Suites Lake Buena Vista Loan Combination and appoint a replacement special servicer without the consent of the Issuing Entity (or its representative). If a servicer termination event on the part of the Embassy Suites Lake Buena Vista Future Special Servicer under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement has occurred that affects the rights of the Issuing Entity (or its representative) in its capacity as holder of the Embassy Suites Lake Buena Vista Mortgage Loan, the Issuing Entity (or its representative) will have the right to direct the Embassy Suites Lake Buena Vista Future Trustee to terminate the Embassy Suites Lake Buena Vista Future Special Servicer under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement solely with respect to the Embassy Suites Lake Buena Vista Loan Combination pursuant to and in accordance with the terms of the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement.

Significant Obligor

The Mortgaged Property identified on Annex A to this prospectus as The Strip, securing a Mortgage Loan representing approximately 13.5% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB, with respect to this offering. See “Significant Loan Summaries—The Strip” in Annex B to this prospectus.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citigroup Global Markets Realty Corp., Cantor Commercial Real Estate Lending, L.P., Starwood Mortgage Funding V LLC and FCRE REL, LLC are the Sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters), and Citibank, N.A. (the Certificate Administrator, Certificate Registrar and paying agent). CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securities (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion, $5.23 billion and $6.19 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014 and 2015, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General

In connection with the preparation of this prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database

First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the CGMRC Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation

CGMRC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus regarding the CGMRC Mortgage Loans. These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus.

Legal Review

CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

•	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

•	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

•	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

•	a description of any material issues with respect to any of the mortgage loans;

•	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

•	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

•	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

•	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

•	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

•	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

•	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

•	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

•	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

•	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

•	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

•	whether any borrower is not a special purpose entity;

•	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

•	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

•	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

•	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

•	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

•	a description of any material leasing issues at the related Mortgaged Properties;

•	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

•	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

•	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

•	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

•	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the

Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates

Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries

Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this prospectus. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 16, 2016. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including April 1, 2013 to and including March 31, 2016, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CGMRC nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CGMRC intends to purchase the Class R Certificates on the Closing Date. However, CGMRC or its affiliates may own in the future certain other Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a Sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending is an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

Citibank, the Certificate Administrator and an affiliate of the Depositor, CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, and certain other third party lenders provides warehouse financing to certain affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities.  Two of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $53,950,239 as of the Cut-off Date, were subject to the repurchase facility with Citibank as of the date of this prospectus. After May 20, 2016, none of the CCRE Mortgage Loans will be subject to that repurchase facility.   If any of the CCRE Mortgage Loans are subject to a repurchase facility at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliates and make payments to the repurchase agreement counterparties.

Cantor Commercial Real Estate Lending, L.P.’s Commercial Mortgage Securitization Program

Since its founding in July 2010 through December 31, 2015, CCRE Lending has originated or acquired approximately 1,215 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $22.5 billion and has acted as a sponsor and mortgage loan seller on 57 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Review of CCRE Mortgage Loans

Overview

CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process. The CCRE Mortgage Loans include one Mortgage Loan identified on Annex A to this prospectus as secured by the Mortgaged Property identified as Plaza Frontier, representing approximately 0.7% of the Initial Pool Balance (the “Purchased Loan”) that was purchased from a third party originator.

Data Tape

To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation

CCRE Lending engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review

CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel (or, with respect to the Purchased Loan, in-house counsel) prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan (or, with respect to the Purchased Loan, in-house counsel) reviewed CCRE Lending’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B this prospectus.

Other Review Procedures

In connection with the origination of each CCRE Mortgage Loan, CCRE Lending (or, with respect to the Purchased Loan, the originator) conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team (and, with respect to the Purchased Loan, a CCRE Mortgage Loan origination team underwrote such CCRE Mortgage Loan) to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Cantor Commercial Real Estate Lending, L.P.” below. See “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.

Findings and Conclusions

Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CCRE Lending most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2016. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including March 31, 2016, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates intends to retain as of the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may in the future own certain Classes of Certificates and if so, will have the right to dispose of any such Certificates at any time.

Starwood Mortgage Funding V LLC

General

Starwood Mortgage Funding V LLC (“SMF V”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC”) (together with its subsidiaries, including SMF V, “Starwood”). SMF V is a Sponsor of, and a seller of certain Mortgage Loans into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

SMF V and SMC are affiliated with SMF VI, the initial holder of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, and, as such, the initial Directing Holder with respect to the Embassy Suites Lake Buena Vista Loan Combination as of the Closing Date. SMF V, SMC and SMF VI are affiliated with LNR Partners, LLC, the initial Special Servicer, and with LNR Securities Holdings, LLC. LNR Securities Holdings, LLC (or its affiliate) is expected to purchase a minority of each class of the Class E, Class F, Class G and Class H Certificates (and may purchase certain other classes of Certificates) and, on the Closing Date, to be an initial Controlling Class Certificateholder.

Citibank, N.A., the Certificate Administrator and an affiliate of the Depositor, CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated by Starwood through a master repurchase facility. As of the date of this prospectus, all of the SMF V Mortgage Loans are subject to such master repurchase facility, with an aggregate principal balance of approximately $93,158,145 as of the Cut-off Date and representing approximately 12.3% of the Initial Pool Balance. SMF V is using the proceeds from its sale of the SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank, N.A. free and clear of any liens.

Starwood’s Securitization Program

This is the fiftieth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $6.31 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF V Mortgage Loans

Overview

SMF V has conducted a review of the SMF V Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMF V Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF V Mortgage Loans. No sampling procedures were used in the review process.

Database

To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF V Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF V Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF V Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF V Data Tape”) containing detailed information regarding each SMF V Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF V Data Tape was used to provide the numerical information regarding the SMF V Mortgage Loans in this prospectus.

Data Comparison and Recalculation

SMF V engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by SMF V, relating to information in this prospectus regarding the SMF V Mortgage Loans. These procedures included:

•	comparing the information in the SMF V Data Tape against various source documents provided by SMF V that are described above under “—Database”;

•	comparing numerical information regarding the SMF V Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF V Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF V Mortgage Loans disclosed in this prospectus.

Legal Review

Starwood engaged various law firms to conduct certain legal reviews of the SMF V Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF V Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF V Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF V Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF V Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a Due Diligence Questionnaire relating to the SMF V Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF V Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Significant Loan Summaries—DeSoto Town Center” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures

With respect to any material pending litigation of which Starwood was aware at the origination of any SMF V Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF V Mortgage Loans to determine whether any SMF V Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below. See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions

Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF V Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF V Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF V attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 5, 2016. SMC’s Central Index Key is 0001548405. SMF V is a wholly-owned subsidiary of SMC and does not have its own Central Index Key. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that LNR Securities Holdings, LLC (or its affiliate), which is an affiliate of Starwood, intends to purchase a minority of each Class of the Class E, Class F, Class G and Class H Certificates. In addition, Starwood or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

FCRE REL, LLC

General

FCRE REL, LLC (“FCRE”) is a Sponsor. FCRE is a Delaware limited liability company organized in 2014 and is a wholly-owned subsidiary of Freedom Mortgage Corporation, a New Jersey corporation. FCRE maintains its principal office at 623 Fifth Avenue, New York, New York 10022, FCRE makes commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither FCRE nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against FCRE for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by FCRE in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus.

Citibank, N.A., the Certificate Administrator and an affiliate of the Depositor, CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated by FCRE through a master repurchase facility. As of the date of this prospectus, all of the FCRE Mortgage Loans are subject to such master repurchase facility with an aggregate principal balance of approximately $9,528,229 as of the Cut-off Date and representing approximately 1.3% of the Initial Pool Balance. FCRE is using the proceeds from its sale of the FCRE Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank, N.A. free and clear of any liens.

FCRE’s Commercial Mortgage Origination and Securitization Program

FCRE, originates commercial and multifamily mortgage loans throughout the United States. FCRE began originating commercial mortgage loans for securitization in the second quarter of 2014. FCRE sold a total of $17.9 million of its commercial mortgage loans to Citigroup Global Markets Realty Corp., which loans were then included in two separate securitizations. FCRE was a named sponsor in the CGCMT 2015-GC29 and CGCMT 2015-GC35 securitizations, contributing a total of 24 loans with an aggregate principal balance of $94.2 million. The commercial and multifamily mortgage loans originated by FCRE to date consist of fixed rate loans with original principal balances between approximately $1.3 million and $17 million.

In connection with the commercial mortgage securitization transactions in which it has indirectly participated, FCRE has sold the subject mortgage loans to a sponsor which in turn transferred those mortgage loans to the depositor for transfer to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issued commercial mortgage pass-through certificates that were backed in part by, and supported by the cash flows generated by, those mortgage assets.

FCRE has not participated in the structuring of any securitization transaction, including this one. FCRE will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates either directly or indirectly. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally FCRE and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of FCRE Mortgage Loans

General

In connection with the preparation of this prospectus, FCRE conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the FCRE Mortgage Loans. No sampling procedures were used in the review process.

Database

First, FCRE created a database of information (the “FCRE Securitization Database”) obtained in connection with the origination of the FCRE Mortgage Loans, including:

•	certain information from the FCRE Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, surveys, zoning reports and other zoning information;

•	bankruptcy and credit searches with respect to the related borrowers; and

•	certain information and other search results obtained by the FCRE deal team for each of the FCRE Mortgage Loans during the underwriting process.

FCRE also included in the FCRE Securitization Database certain updates to such information received by the FCRE securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the FCRE securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the FCRE Securitization Database, FCRE created a Microsoft Excel file (the “FCRE Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the FCRE Mortgage Loans.

Data Comparison and Recalculation

FCRE engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by FCRE, relating to information in this prospectus regarding the FCRE Mortgage Loans. These procedures included:

•	comparing the information in the FCRE Data File against various source documents provided by FCRE that are described above under “—Database”;

•	comparing numerical information regarding the FCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the FCRE Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the FCRE Mortgage Loans disclosed in this prospectus.

Legal Review

FCRE also reviewed and responded to a Due Diligence Questionnaire relating to the FCRE Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the FCRE Mortgage Loans and including such information in this prospectus to the extent material. Securitization counsel reviewed the Due Diligence Questionnaire completed by the FCRE deal team.

FCRE also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus. FCRE compiled exceptions to such representations and warranties and provided such exceptions separately to securitization counsel for review and to the Depositor for inclusion on Annex E-2 to this prospectus. In addition, for each FCRE Mortgage Loan, FCRE prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary generally include the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property-level information obtained during the origination process included in each asset summary generally include a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

With respect to each FCRE Mortgage Loan, FCRE reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, FCRE found and concluded that the disclosure regarding the FCRE Mortgage Loans in this prospectus is accurate in all material respects. FCRE also found and concluded that the FCRE Mortgage Loans were originated in accordance with FCRE’s origination procedures and underwriting criteria. FCRE attributes to itself all findings and conclusions from the foregoing review procedures.

Repurchase Requests

FCRE filed its first Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 6, 2015. FCRE’s Central Index Key is 0001636352. FCRE most recently filed a Form ABS-15G on February 2, 2016. As of March 31, 2016, FCRE does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither FCRE nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)           the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)           the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Originators

Citigroup Global Markets Realty Corp., Cantor Commercial Real Estate Lending, L.P., Starwood Mortgage Capital LLC and FCRE REL, LLC are referred to in this prospectus as the “Originators”.

The information set forth in this prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview

CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process

The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval

All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements

CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements

While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements

CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material.

Property Insurance

CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material.

Property Condition Report

CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Co-Originations

From time to time, CGMRC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect CGMRC as the payee. CGMRC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Hyatt Regency Huntington Beach Resort & Spa, representing approximately 7.1% of the Initial Pool Balance, was co-originated with UBS Real Estate Securities Inc. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Harbor Point Square, representing approximately 5.4% of the Initial Pool Balance, was co-originated with Deutsche Bank AG, New York Branch. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, was co-originated with CCRE Lending. Each of the Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan, the One Harbor Point Square Mortgage Loan and the Marriott Savannah Riverfront Mortgage Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions to Underwriting Criteria

Except as disclosed in the following paragraphs, none of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Plumtree Apartments, representing approximately 2.3% of the Initial Pool Balance, the Cut-off Date LTV Ratio of 82.8% based on the “as-is” appraised value of $20,750,000 is above the maximum loan-to-value ratio of 80% generally required by CGMRC’s underwriting standards. Subsequent to its acquisition of the Mortgaged Property, the borrower commenced renovations at the Mortgaged Property with an expected total cost of $3,600,000 ($8,867/unit). The renovations include interior unit upgrades for the flooring, cabinets, counters, lighting, hardware, plumbing, and appliances in 40% of the units, along with new roofs on select buildings, new windows, clubhouse/pool area upgrades and various other improvements to the hallways, brick work, parking lot, lighting, balconies, trim, HVAC system, and signage. The renovations are expected to take two years to complete. At origination, the Mortgage Loan was structured with a $2,475,000 holdback reserve to fund a portion of the planned renovations. The remaining cost of the renovations is anticipated to be funded by borrower equity contributions; however, the Mortgage Loan documents do not require the borrower to complete or fund the renovations. If the borrower has not satisfied the conditions to disbursement prior to the date that is 36 months after origination, the borrower has no further right to receive a disbursement from the holdback reserve, and any funds remaining in such holdback reserve remain on deposit as additional collateral for the Mortgage Loan; provided that if the borrower satisfies such conditions prior to such date with respect to a disbursement, it may receive such disbursement after such date. The appraisal for the Mortgaged Property sets forth a “prospective stabilized/completed renovations” appraised value of $24,600,000 as of February 1, 2018 which assumes completion of the renovations and increases in rental rates following such renovations, and which results in a Cut-off Date LTV Ratio of 69.8%. Based on the foregoing factors, and CGMRC’s evaluation of the quality of the Mortgaged Property, CGMRC approved the inclusion of the Mortgage Loan in this securitization transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Amsdell Devon 2.0, representing approximately 1.1% of the Initial Pool Balance, the Underwritten NCF DSCR of 1.06x is below the minimum debt service coverage ratio of 1.20x generally required by CGMRC’s underwriting standards. At origination, the Mortgage Loan was structured with a $1,200,000 holdback reserve, to be utilized to fund specified capital improvements to the Mortgaged Property that are required to be completed within the first 48 months following the closing of the Mortgage Loan. The holdback reserve may be disbursed only if certain conditions are satisfied, including (i) the debt yield after giving effect to the disbursement is at least 8.5% (calculated on a trailing 12-month basis) and (ii) on the date of the disbursement, all deferred maintenance items on the Mortgaged Property must be cured. Based on the net funded Mortgage Loan amount of $7,200,000, the debt service coverage ratio would be 1.24x. Based on the foregoing factors and CGMRC’s evaluation of the quality of the Mortgaged Property, CGMRC approved the inclusion of the Mortgage Loan in this securitization transaction.

Cantor Commercial Real Estate Lending, L.P.

Overview

CCRE Lending’s commercial mortgage loans (including the CCRE Mortgage Loans) are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis

The credit underwriting process for each CCRE Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval

All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio

CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt

Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements

While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance

The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The Mortgage Loan documents typically also require the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance

In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements

Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvement/Lease Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A to this prospectus.

Co-Originations

From time to time, CCRE Lending originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect CCRE Lending as the payee. CCRE Lending has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The CCRE Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, was co-originated with CGMRC. The Marriott Savannah Riverfront Mortgage Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions to Underwriting Criteria

None of the CCRE Mortgage Loans have exceptions to the related underwriting criteria.

Servicing

Interim servicing for all loans originated by CCRE Lending prior to securitization is typically performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association. However, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third party servicer may retain primary servicing.

Starwood Mortgage Capital LLC

Overview

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF V Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis

Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval

All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio

Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt

Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

•	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

•	However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements

Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

•	Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•	Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF V Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance

Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria

None of the SMF V Mortgage Loans were originated with material exceptions to Starwood’s underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

FCRE REL, LLC

Overview

FCRE’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.

Process

The credit underwriting process for each FCRE loan is performed by a deal team comprised of real estate professionals which typically includes an originator and an underwriter and the commercial closing group. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls and leases would not be examined for certain property types, such as hospitality properties. A member of the FCRE deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The FCRE deal team or one of its agents also performs a review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation, the deal team finalizes its underwriting analysis of the property’s cash flow in accordance with FCRE’s cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A credit committee package is prepared to summarize all of the above referenced information.

Credit Approval All commercial mortgage loans must be presented to its credit committee that consists of FCRE’s senior management team—which consists of its executive vice president and senior vice president/head of credit and underwriting—as well as two of three senior executives of FCRE’s parent, Freedom Mortgage Corporation. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements

FCREs underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.25x and a maximum loan-to-value ratio (LTV) of 75%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and FCRE’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless FCRE determines that information in its possession has become stale.

Amortization Requirements

While FCRE’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements

FCRE may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, FCRE may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.

Although escrows are evaluated on a case-by-case basis and are not required for all FCRE commercial mortgage loans. FCRE typically requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, or (ii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

For a description of the escrows collected with respect to the FCRE Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and FCRE or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exception that FCRE deems material.

Property Insurance

FCRE requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that FCRE deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the FCRE Mortgage Loans, FCRE generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisal—FCRE obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report—FCRE obtains a Phase I site assessment for each mortgaged property prepared by an environmental firm approved by FCRE. FCRE or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, FCRE generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exception that FCRE deems material.

•	Property Condition Report—FCRE obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by FCRE. FCRE or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, FCRE often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all FCRE loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. Servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

None of the FCRE Mortgage Loans have exceptions to FCRE’s underwriting criteria.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of CGMRC, a Sponsor and an Originator, an affiliate of Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CGMRC or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2016-C1, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor,” “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”), a New York banking corporation, will act as trustee (in such capacity, the “Trustee”) and custodian on behalf of the Trustee (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—CGCMT 2016-C1, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991. DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and have significant experience in this area.

DBTCA will also act as custodian of the mortgage files for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files for the Mortgage Loans from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the Mortgage Loan documents are held on behalf of the Issuing Entity.

In its capacity as trustee on commercial mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBTCA, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

DBTCA and Deutsche Bank National Trust Company (“DBNTC”) have been sued by investors in civil litigation concerning their role as trustees of certain residential mortgage-backed securities (“RMBS”) trusts.

On June 18, 2014, a group of investors, including funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P., and others, filed a derivative action against DBTCA and DBNTC in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939 (“TIA”), breach of contract, breach of fiduciary duty and negligence based on DBNTC and DBTCA’s alleged failure to perform their duties as trustees for the trusts. Plaintiffs subsequently dismissed their state court complaint and filed a derivative and class action complaint in the U.S. District Court for the Southern District of New York on behalf of and for the benefit of 564 private-label RMBS trusts, which substantially overlapped with the trusts at issue in the state court action. The complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $89.4 billion, but the complaint does not include a demand for money damages in a sum certain. DBNTC and DBTCA filed a motion to dismiss, and on January 19, 2016, the court partially granted the motion on procedural grounds: as to the 500 trusts that are governed by pooling and servicing agreements, the court declined to exercise jurisdiction. The court did not rule on substantive defenses asserted in the motion to dismiss. On March 22, 2016, plaintiffs filed an amended complaint in federal court. In the amended complaint, plaintiffs asserted claims in connection with 62 trusts governed by indenture agreements. The amended complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $9.8 billion, but the complaint does not include a demand for money damages in a sum certain. DBNTC and DBTCA will have an opportunity to file new defensive motions with respect to the amended complaint. Discovery is ongoing.

On March 25, 2016, the BlackRock plaintiffs filed a state court action against DBTCA in the Superior Court of California, Orange County with respect to 513 trusts. On May 18, 2016, plaintiffs filed an amended complaint with respect to 465 trusts, and included DBNTC as an additional defendant. The amended complaint asserts three causes of action: breach of contract; breach of fiduciary duty; and breach of the duty to avoid conflicts of interest. Plaintiffs purport to bring the action on behalf of themselves and all other current owners of certificates in the 465 trusts. The amended complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $75.7 billion, but does not include a demand for money damages in a sum certain. The complaint has not yet been served. Discovery has not yet commenced.

On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a Summons With Notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts. It appears that IKB may assert claims for violation of the TIA, violation of New York’s Streit Act, breach of contract, fraud, fraudulent and negligent misrepresentation, breach of fiduciary duty, negligence, and unjust enrichment. IKB appears to allege that DBNTC and DBTCA are liable for over U.S. $274 million of damages. DBNTC and DBTCA accepted service of the summons with notice. IKB must file a complaint by May 27, 2016. Discovery has not yet commenced.

DBTCA has no pending legal proceedings (including, based on DBTCA’s present evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as Trustee under the Pooling and Servicing Agreement for this transaction.

The foregoing information set forth under this “—The Trustee” heading has been provided by DBTCA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action, (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2016-C1 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CGCMT 2016-C1.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2016, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2016, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 73 transactions backed by commercial mortgages with an aggregate principal balance of approximately $85.6 billion. The depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the trustee, the custodian the operating advisor and the asset representations reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns and Grantor Trust tax returns on behalf of the issuing entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain RMBS transactions. On June 18, 2014 a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank serves or did serve as trustee, asserting claims for purported violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee filed a new civil action against Citibank in the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiff’s original state court action. Citibank’s motion to dismiss the federal complaint was fully briefed as of May 13, 2015. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. That case, involving the three remaining trusts, is pending.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York’s Streit Act. Citibank’s motion to dismiss was fully briefed as of April 15, 2016.

On August 19, 2015, the Federal Deposit Insurance Corporation (“FDIC”) as receiver for a financial institution filed a civil action against Citibank in the Southern District of New York. This action related to one private-label RMBS trust for which Citibank formerly served as trustee. FDIC asserts claims for breach of contract, violation of the Streit Act, and violation of the Trust Indenture Act of 1939. Citibank jointly briefed a motion to dismiss with The Bank of New York Mellon and U.S. Bank, entities that have also been sued by FDIC in their capacity as trustee, and whose cases are also in front of Judge Carter. Defendants’ joint motion to dismiss was fully briefed as of March 22, 2016.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

Neither Citibank nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that Citibank or one of its affiliates intends to purchase the Class R Certificates on the Closing Date. Citibank or its affiliates may from time to time after the sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.  For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and as primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also: (i) expected to be the master servicer under the CFCRE 2016-C4 Pooling and Servicing Agreement, pursuant to which (x) the OZRE Leased Fee Portfolio Loan Combination is expected to be serviced prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date and (y) the Madbury Commons Loan Combination is expected to be serviced; (ii) expected to be the master servicer, certificate administrator and custodian under the pooling and servicing agreement for the JPMDB 2016-C2 Securitization, pursuant to which the One Harbor Point Square Loan Combination is expected to be serviced prior to the Closing Date; (iii) the special servicer, certificate administrator and custodian under the CGCMT 2016-GC36 Pooling and Servicing Agreement, pursuant to which the Park Place Loan Combination is serviced; and (iv) an affiliate of Wells Fargo Securities, LLC, one of the initial purchasers with respect to the Non-Offered Certificates. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer and special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016

By Approximate Number:	33,354	33,590	32,701	32,343
By Approximate Aggregate Unpaid Principal Balance (in billions):	$434.37	$474.38	$501.54	$507.88

Within this portfolio, as of March 31, 2016, are approximately 23,601 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $405.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%
Calendar Year 2014	$ 377,947,659,331	$ 1,750,352,607	0.46%
Calendar Year 2015	$ 401,673,056,650	$ 1,600,995,208	0.40%
YTD Q1 2016	$ 395,092,114,230	$ 662,618,517	0.17%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016

By Approximate Number	91	111	123	135
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$58.7	$67.2	$85.1	$96.8
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$1,047,414,628	$520,064,655	$181,704,308	$66,337,636

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificateholders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar

Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans and the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer or special servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Outside Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the Master Servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CGMRC from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CGMRC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending (or certain of its affiliates), a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMF V, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMF V from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the SMF V Mortgage Loans.

Wells Fargo expects to enter into limited servicing agreements (in connection with this transaction and in connection with the CFCRE 2016-C4 Securitization) with Berkeley Point Capital LLC (“Berkeley Point”) pursuant to which Berkeley Point is expected to assume certain limited subservicing duties with respect to some or all of the CCRE Mortgage Loans and related Pari Passu Companion Loans.

Wells Fargo expects to enter into a primary servicing agreement with Berkeley Point pursuant to which Berkeley Point is expected to act as primary servicer with respect to some or all of the CCRE Mortgage Loans and the CGMRC Marriott Savannah Riverfront Note.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00250%

with respect to each Mortgage Loan and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as Master Servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information regarding Wells Fargo under the heading “—Servicers—The Master Servicer” has been provided by Wells Fargo.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”) will be appointed as primary servicer for the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance (with a Cut-off Date Balance of approximately $40,000,000), and in such capacity, will be responsible for the primary servicing and administration of such Mortgage Loan. In addition, with respect to fourteen (14) Mortgage Loans secured by Mortgaged Properties representing approximately 22.3% of the Initial Pool Balance (with an aggregate Cut-off Date Balance of approximately $168,860,139), pursuant to two separate limited sub-servicing agreements, Berkeley Point will have limited subservicing duties consisting of collecting financial statements and other reporting information from the related borrowers and, at the option of Berkeley Point, performing inspections.

Berkeley Point is an affiliate under common control with CCRE Lending, an Originator and Mortgage Loan Seller, and Cantor Fitzgerald & Co., an underwriter.

The principal executive offices of Berkeley Point are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562.

Berkeley Point serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA

Primary Servicer	CPS2	Above Average	Approved

Special Servicer	CSS3+	Average	Approved-multifamily

Berkeley Point, a wholly owned subsidiary of Cantor Commercial Real Estate, specializes in providing real estate financing for both commercial and multifamily properties. Together with its predecessor entities, Berkeley Point has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, Berkeley Point originates and/or acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. Berkeley Point is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015. In addition to its primary and special servicing assignments, Berkeley Point also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, Columbus, Ohio, Dallas, Texas, Seattle, Washington and St. Louis, Missouri.

As of March 31, 2016, Berkeley Point’s primary servicing portfolio was comprised of 1843 loans with an aggregate outstanding principal balance of approximately $32.02 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 84 Freddie Mac K-Series securitizations for 284 loans with an approximate aggregate outstanding principal balance of approximately $6.51 billion, and 57 commercial mortgage loans with an aggregate outstanding principal balance of approximately $1.97 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016

Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$3.1 billion	$4.842 billion	$7.82 billion	$8.48 billion
By Number	46 pools (122 loans)	67 pools (177 loans)	99 pools (313 loans)	107 pools (341 loans)
Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance			$14.05 billion	$14.55 billion
By Number			49 pools (830 loans)	52 pools (843 loans)

The commercial real estate loans that Berkeley Point originates and/or for which Berkeley Point provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the Certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. Berkeley Point uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, Berkeley Point provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the Certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the Sponsors other than CCRE Lending, the Issuing Entity, the Master Servicer, the Trustee or any Originator other than CCRE Lending and any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a Certificateholder.

Neither Berkeley Point nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization.

The foregoing information regarding Berkeley Point under the heading “—Servicers—Significant Primary Servicer” has been provided by Berkeley Point.

Summary of Berkeley Point Servicing Agreements

General. Berkeley Point has acquired the right to be appointed as the primary servicer of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Savannah Riverfront, representing approximately 5.3% of the Initial Pool Balance, which such Mortgage Loan is to be transferred to the Depositor by CGMRC and CCRE Lending (the “BPC Primary Serviced Mortgage Loan”) and the Marriott Savannah Riverfront Pari Passu Companion Loans (the “BPC Serviced Companion Loans”). Accordingly, Wells Fargo, as master servicer, and Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of May 1, 2016 (the “BPC Primary Servicing Agreement”). The primary servicing of such BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loan and Companion Loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing duties will include:

•	maintaining the servicing file and releasing files in accordance with the Pooling and Servicing Agreement and the BPC Primary Servicing Agreement,

•	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the Master Servicer and forwarding a copy of such repurchase communication to the Master Servicer and such information in its possession reasonably requested by the Master Servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the Master Servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller(s),

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the Pooling and Servicing Agreement) to hold such collections,

•	remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Berkeley Point, as primary servicer,

•	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the Master Servicer from time to time,

•	collecting monthly and quarterly borrower reports, income statements and rent rolls,

•	performing inspections of the related mortgaged properties at the frequency required of the Master Servicer under the Pooling and Servicing Agreement and providing inspection reports to the Master Servicer,

•	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the Master Servicer of any borrower requests or transactions and performing certain duties of the Master Servicer with respect to such borrower request or transaction; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without confirming that the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer will process such request and obtaining the prior written consent of the Master Servicer,

•	promptly notifying Master Servicer of any defaults under the BPC Primary Serviced Mortgage Loan or the BPC Serviced Companion Loans, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer, and

•	with respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

Berkeley Point will provide to Master Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans for audit and review. Berkeley Point will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the Master Servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the Issuing Entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. Berkeley Point will fully cooperate with the Master Servicer in connection with avoiding the imposition of a tax on any portion of the Issuing Entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations.

Berkeley Point will not communicate directly with the Special Servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the Master Servicer under the BPC Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the Special Servicer and the Special Servicer will process such request unless mutually agreed by the Special Servicer and the Master Servicer that the Master Servicer will process such request. The Master Servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the Master Servicer receives the servicing fee with respect to the BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans under the Pooling and Servicing Agreement. Berkeley Point is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the BPC Primary Servicing Agreement. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if received and the Master Servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, Berkeley Point will also be entitled to retain, with respect to the BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	50% of the Master Servicer’s share of late fees to the extent Berkeley Point is performing the related collection work and to the extent not required to offset with respect to the BPC Primary Serviced Mortgage Loan or the BPC Serviced Companion Loans under the Pooling and Servicing Agreement (1) Advances, including interest on such Advances or (2) additional trust fund expenses;

•	100% of the Master Servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

•	100% of the Master Servicer’s share of any assumption application fees to the extent Berkeley Point performs the related assumption;

•	50% of the Master Servicer’s share of any assumption fees, modification fees, consent fees, and defeasance fees to the extent such action was performed by Berkeley Point; and

•	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

Berkeley Point will not be entitled to any additional primary servicing compensation in the form of fees earned with respect to the processing of any Major Decision or Special Servicer Decision performed by the Special Servicer; provided, however, if Berkeley Point processes any Special Servicer Decision following approval of such decision by the Special Servicer, Berkeley Point will be entitled to the applicable fee as described in the bullets above.

Berkeley Point will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any directors, members, managers, officers, employees or agents of Berkeley Point (the “BPC Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the Master Servicer against any loss, liability or expense (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the Issuing Entity, to the extent provided in the Pooling and Servicing Agreement, against any Losses incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the Pooling and Servicing Agreement as a result of pursuing the Issuing Entity on behalf of Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the Master Servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, the Pooling and Servicing Agreement or the Certificates by reason of (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its obligations or duties under the BPC Primary Servicing Agreement or under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC Primary Servicing Agreement will provide that Berkeley Point may not resign from the obligations and duties imposed on it thereunder except by mutual consent of Berkeley Point and the Master Servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by Berkeley Point.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

•	the Master Servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	the Master Servicer elects (or at the Depositor’s request to the extent the Depositor has the right to request termination of Berkeley Point under the Pooling and Servicing Agreement) to terminate pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

•	upon resignation by Berkeley Point;

•	upon the later of the final payment or other liquidation of the last BPC Primary Serviced Mortgage Loan and remittance of all funds thereunder or if the BPC Primary Serviced Mortgage Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes an REO Property;

•	by mutual consent of Berkeley Point and the Master Servicer in writing;

•	upon termination of the Pooling and Servicing Agreement;

•	in the event any BPC Primary Serviced Mortgage Loan becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement, solely with respect to such BPC Primary Serviced Mortgage Loan;

•	at the option of the purchaser of any BPC Primary Serviced Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, solely with respect to such BPC Primary Serviced Mortgage Loan; or

•	if the Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the Trustee, and the Trustee has the right to terminate Berkeley Point pursuant to the Pooling and Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

•	any failure by Berkeley Point (i) to make a required deposit to the accounts maintained by Berkeley Point on the day and by the time such deposit was first required to be made, or (ii) to remit to the Master Servicer any amount required to be so deposited or remitted by Berkeley Point, which failure is not cured within 1 Business Day after such deposit or remittance is due;

•	any failure on the part of Berkeley Point to deliver to the Master Servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC Primary Servicing Agreement;

•	any failure on the part of Berkeley Point duly to observe or perform in any material respect any of the other covenants or obligations under the BPC Primary Servicing Agreement, which continues unremedied for a period of 20 days (10 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the BPC Primary Servicing Agreement or such shorter period (not less than one business day) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or a lapse in any required insurance coverage, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Berkeley Point by the Master Servicer, provided, however, if such failure with a 20 day cure period is capable of being cured and Berkeley Point is diligently pursuing such cure, such 20 day period will be extended for an additional 45 days; provided that Berkeley

Point has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

•	any breach on the part of Berkeley Point of any representation or warranty made pursuant to the BPC Primary Servicing Agreement which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of 20 days after the date on which notice of such breach, requiring the same to be remedied, will have been given to Berkeley Point by the Master Servicer, provided, however, if such breach is capable of being cured and Berkeley Point is diligently pursuing such cure, such 20 day period will be extended for an additional 45 days; provided that Berkeley Point has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to Berkeley Point and certain actions by or on behalf Berkeley Point indicating its insolvency or inability to pay its obligations;

•	either of Moody’s or KBRA (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities or (B) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal and, in the case of either of clauses (A) or (B) publicly citing servicing concerns with the Master Servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

•	Berkeley Point, if rated by Fitch, ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days of delisting;

•	the net worth of Berkeley Point, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

•	a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

•	Berkeley Point assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the BPC Primary Servicing Agreement except as permitted by the BPC Primary Servicing Agreement; or

•	(i) any failure by Berkeley Point to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article X of the Pooling and Servicing Agreement or under the BPC Primary Servicing Agreement (following the expiration of any applicable grace period) or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to; or (ii) any failure by Berkeley Point to perform in any material respect any of the covenants or obligations of Berkeley Point contained in the BPC Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X of the Pooling and Servicing Agreement (following the expiration of any applicable grace period) or under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the Master Servicer to transition primary servicing of the BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans to the Master Servicer or its designee.

In addition, pursuant to a limited sub-servicing agreement between Berkeley Point, an affiliate of CCRE Lending, and Wells Fargo, the Master Servicer, Berkeley Point will have limited subservicing duties with respect to twelve (12) Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $83,110,139, representing approximately 11.0% of the Initial Pool Balance (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of Berkeley Point, performing inspections), and will be entitled to receive a fee calculated at 0.0200% per annum for such Mortgage Loans.

Pursuant to a limited sub-servicing agreement between Berkeley Point, an affiliate of CCRE Lending, and Wells Fargo, in its capacity as the CFCRE 2016-C4 Servicer, Berkeley Point will have limited subservicing duties with respect to the OZRE Leased Fee Portfolio Mortgage Loan (prior to the securitization of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan) and the Madbury Commons Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $85,750,000, representing approximately 11.3% of the Initial Pool Balance (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of Berkeley Point, performing inspections), and will be entitled to receive a fee calculated at 0.0200% per annum for such Mortgage Loans.

The foregoing information set forth in this “—Summary of Berkeley Point Servicing Agreements” section has been provided by Wells Fargo.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the Issuing Entity (other than any Outside Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 154 as of March 31, 2016. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

•	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

•	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

•	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

•	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

•	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

•	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

•	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

•	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

•	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

•	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

•	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

•	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

•	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

•	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

•	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion; and

•	154 domestic commercial mortgage backed securitization pools as of March 31, 2016 with a then current face value in excess of $106 billion.

As of March 31, 2016, LNR Partners has resolved approximately $64.3 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015 and approximately $689 million of U.S. commercial and multifamily mortgage loans through March 31, 2016.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of March 31, 2016, LNR Partners had approximately 239 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2016, LNR Partners and its affiliates specially service a portfolio, which included approximately 7,657 assets across the United States and various international properties with a then current face value of approximately $106 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the Mortgage Loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC or an affiliate is expected to purchase a minority interest in the Class E, Class F, Class G and Class H certificates on the Closing Date. LNR Securities Holdings, LLC and any such affiliate are each affiliates of LNR Partners, the initial special servicer. LNR Partners assisted LNR Securities Holdings, LLC and Prime Finance CMBS B-Piece Holdco II, L.P., which is expected to purchase a majority interest in the Class E, Class F, Class G and Class H certificates and is expected to be appointed as the initial Controlling Class Representative, with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool. The Controlling Class Representative will only be permitted to remove LNR Partners (or any affiliate of LNR Partners acting as Special Servicer) as Special Servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the Certificate Balance of the then-Controlling Class of Certificates.

In the CMBS pools in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

LNR Partners and LNR Securities Holdings, LLC are affiliated with SMF V, one of the Sponsors, with SMC, one of the Originators, and Starwood Mortgage Funding VI LLC (“SMF VI”), the initial holder of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, and, as such, the initial Directing Holder with respect to the Embassy Suites Lake Buena Vista Loan Combination as of the Closing Date.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor (other than SMF V), or any Originator (other than SMC).

Except as otherwise disclosed in this prospectus and except for LNR Partners acting as Special Servicer for this securitization transaction, an affiliate of LNR Partners purchasing a minority of each Class of the Class E, Class F, Class G and Class H Certificates, SMF V being one of the Sponsors, SMC being one of the Originators, and SMF VI being the initial holder of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, and, as such, the initial Directing Holder with respect to the Embassy Suites Lake Buena Vista Loan Combination as of the Closing Date, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any significant obligor, any Originator, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years. In addition, except as otherwise disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any Originator, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information regarding LNR Partners under the heading “—Servicers—The Special Servicer” has been provided by LNR Partners.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than any Serviced Outside Controlled Loan Combination) (a) for cause at any time and (b) without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (if a Control Termination Event does not exist) if either (i) LNR Partners, LLC or an affiliate thereof is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns less than 25% of the Certificate Balance of the then Controlling Class of Certificates, in each case, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement. The Special Servicer may be removed and replaced with respect to a Serviced Outside Controlled Loan Combination, with or without cause at any time, at the direction of the related Outside Controlling Note Holder, provided that its rights to remove LNR Partners, LLC as Special Servicer without cause shall be limited as described above if so provided in the related Co-Lender Agreement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Servicers and the Outside Special Servicers

It is expected that (i) prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Loan Combination, and (ii) the Madbury Commons Loan Combination, will each be serviced and administered pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

Following the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Loan Combination will be serviced and administered pursuant to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement. The parties to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement have not yet been identified.

The Park Place Loan Combination is being serviced and administered pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement by KeyBank National Association, as master servicer, and Wells Fargo Bank, National Association, as special servicer.

Following the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Loan Combination will be serviced and administered pursuant to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement. The parties to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement have not yet been identified.

The role and responsibilities of the related Outside Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, generally similar to those of the Master Servicer of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the related Outside Special Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, similar to those of the Special Servicer of the Mortgage Loans (other than Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The CFCRE 2016-C4 Special Servicer

It is anticipated that effective as of May 18, 2016, Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will be the initial special servicer under the CFCRE 2016-C4 Pooling and Servicing Agreement, pursuant to which the OZRE Leased Fee Portfolio Loan Combination and the Madbury Commons Loan Combination will be serviced. In such capacity, Rialto will be responsible for the servicing and administration of the OZRE Leased Fee Portfolio Loan Combination and the Madbury Commons Loan Combination (if either becomes a specially serviced loan (as defined in the CFCRE 2016-C4 Pooling and Servicing Agreement)) and any related REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions (as defined in the CFCRE 2016-C4 Pooling and Servicing Agreement) and certain other transactions relating to the OZRE Leased Fee Portfolio Loan Combination and the Madbury Commons Loan Combination, pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

The special servicing of the OZRE Leased Fee Portfolio Loan Combination is expected to shift in the future and to be conducted under and pursuant to the terms of the related pooling and servicing agreement governing the securitization of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan, by the special servicer designated in the pooling and servicing agreement entered into in connection with such securitization.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of March 31, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, eight private equity funds (collectively, the “Funds”) with an aggregate of over $3.1 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $4.1 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 59 different securitizations totaling over $66 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 435 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes twelve satellite offices located in Nevada, Arizona, California, Colorado, Oregon, Illinois, North Carolina and Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2016, Rialto and its affiliates were actively special servicing over 1,900 portfolio loans with a principal balance of approximately $700 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 63 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering over 4,700 assets with an original principal balance at securitization of approximately $68.2 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	63
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$66.7 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	29
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$175.2 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as a special servicer CFCRE 2016-C4 Pooling and Servicing Agreement, Rialto will not have primary responsibility for custody services of original documents evidencing the mortgage loans serviced under the CFCRE 2016-C4 Pooling and Servicing Agreement. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans serviced under the CFCRE 2016-C4 Pooling and Servicing Agreement. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the relevant servicing standard under the CFCRE 2016-C4 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related property protection advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the CFCRE 2016-C4 Securitization, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the CFCRE 2016-C4 Pooling and Servicing Agreement for assets of the same type included in the CFCRE 2016-C4 Securitization. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the CFCRE 2016-C4 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to certificateholders under the CFCRE 2016-C4 Securitization or the Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In addition, CFCRE 2016-C4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2016-C4, as holder of the lead note under the Co-Lender Agreement governing the Madbury Commons Loan Combination, is the directing holder under such Co-Lender Agreement and Rialto is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the CFCRE 2016-C4 Pooling and Servicing Agreement.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Neither Rialto nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, Rialto or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this “—The CFCRE 2016-C4 Special Servicer” sub-heading has been provided by Rialto.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2016, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions with an approximate aggregate initial principal balance of $79.4 billion issued in 75 transactions.

As of March 31, 2016, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions with an approximate aggregate initial principal balance of $5.8 billion issued in 7 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent.

CCRE Lending, a Sponsor and an Originator, Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point, a primary servicer, are affiliated with each other.

Wells Fargo, the Master Servicer, is also (a) expected to be the Outside Servicer under the CFCRE 2016-C4 Pooling and Servicing Agreement, which (i) prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, is expected to govern the servicing of the OZRE Leased Fee Portfolio Loan Combination, and (ii) is expected to govern the servicing of the Madbury Commons Loan Combination, (b) expected to be the master servicer, certificate administrator and custodian under the pooling and servicing agreement for the JPMDB 2016-C2 Securitization, pursuant to which the One Harbor Point Square Loan Combination is expected to be serviced prior to the Closing Date, (c) the Outside Special Servicer, Outside Certificate Administrator and Outside Custodian under the CGCMT 2016-GC36 Pooling and Servicing Agreement, which governs the servicing of the Park Place Loan Combination, and (d) an affiliate of Wells Fargo Securities, LLC, one of the initial purchasers with respect to the Non-Offered Certificates.

LNR Partners, the Special Servicer, and LNR Securities Holdings, LLC, an expected initial purchaser of a minority of each Class of the Class E, Class F, Class G and Class H Certificates, are both affiliates of SMF V, a Sponsor, SMC, an Originator, and SMF VI, the initial holder of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, and, as such, the Directing Holder with respect to the Embassy Suites Lake Buena Vista Loan Combination as of the Closing Date.

Park Bridge Lender Services, the Operating Advisor and the Asset Representations Reviewer, is also expected to be the Outside Operating Advisor and the asset representations reviewer under the CFCRE 2016-C4 Pooling and Servicing Agreement, which (i) prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, is expected to govern the servicing of the OZRE Leased Fee Portfolio Loan Combination, and (ii) is expected to govern the servicing of the Madbury Commons Loan Combination.

Warehouse Financing Arrangements

Citibank, the Certificate Administrator and an affiliate of the Depositor, CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated by CCRE Lending through a master repurchase facility.  As of the date of this prospectus, two (2) of the CCRE Mortgage Loans were subject to such master repurchase facility, with an aggregate Cut-off Date Balance of approximately $53,950,239, representing approximately 7.1% of the Initial Pool Balance.  After May 20, 2016, none of the CCRE Mortgage Loans will be subject to that repurchase facility.

Citibank, the Certificate Administrator and an affiliate of the Depositor, CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated by Starwood through a master repurchase facility. As of the date of this prospectus, all of the SMF V Mortgage Loans are subject to such master repurchase facility, with an aggregate Cut-off Date Balance of approximately $93,158,145, representing approximately 12.3% of the Initial Pool Balance. SMF V is using the proceeds from its sale of the SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank free and clear of any liens.

Citibank, the Certificate Administrator and an affiliate of the Depositor, CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated by FCRE through a master repurchase facility. As of the date of this prospectus, all of the FCRE Mortgage Loans are subject to such master repurchase facility with an aggregate Cut-off Date Balance of approximately $9,528,229, representing approximately 1.3% of the Initial Pool Balance. FCRE is using the proceeds from its sale of the FCRE Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank free and clear of any liens.

Interim Servicing Arrangements

Pursuant to an interim servicing agreement between Wells Fargo, which is the Master Servicer, and CGMRC, a Sponsor and an Originator, and certain of its affiliates, Wells Fargo acts as interim servicer with respect to twenty (20) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $377,656,334, representing approximately 50% of the Initial Pool Balance) to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo, which is the Master Servicer, and CCRE Lending, a Sponsor and an Originator, and certain of its affiliates, Wells Fargo acts as interim servicer with respect to fourteen (14) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately

$178,085,378, representing approximately 23.6% of the Initial Pool Balance) to be contributed to this securitization transaction by CCRE Lending.

Pursuant to an interim servicing agreement between Berkeley Point, an affiliate of CCRE Lending, and CCRE Lending, a Sponsor and an Originator, and certain of its affiliates, Berkeley Point acts as interim servicer with respect to one (1) of the Mortgage Loans (with an Cut-off Date Balance of approximately $40,000,000, representing approximately 5.3% of the Initial Pool Balance) to be contributed to this securitization transaction by CCRE Lending and CGMRC (with respect to CCRE Lending, the CCRE Marriott Savannah Riverfront Note, and with respect to CGMRC, the CGMRC Marriott Savannah Riverfront Note).

Pursuant to an interim servicing agreement between Wells Fargo, the Master Servicer, and SMF V, a Sponsor (or its affiliate), Wells Fargo acts as interim servicer with respect to all of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $93,158,145, representing approximately 12.3% of the Initial Pool Balance) to be contributed to this securitization transaction by SMF V.

Interim and Other Custodial Arrangements

Wells Fargo, the Master Servicer, is also acting as the interim custodian (pursuant to an interim custodial arrangement or, in the case of the One Harbor Point Square Mortgage Loan, upon the occurrence of the JPMDB 2016-C2 Securitization, pursuant to the pooling and servicing agreement for the JPMDB 2016-C2 Securitization) of the loan files for the Mortgage Loans to be contributed to this securitization by CGMRC, CCRE Lending, SMF V and FCRE prior to the Closing Date (or, in the case of the OZRE Leased Fee Portfolio Mortgage Loan and the Madbury Commons Mortgage Loan, prior to the closing date of a related Outside Securitization), other than with respect to (i) the Park Place Mortgage Loan, as to which Wells Fargo is holding the related Mortgage Loan documents in its capacity as Outside Custodian for the CGCMT 2016-GC36 Securitization, and (ii) the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Community Self Storage, representing approximately 0.9% of the Initial Pool Balance.

Loan Combination and Mezzanine Loan Arrangements

CGMRC, an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold three of the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans, two of the Marriott Savannah Riverfront Pari Passu Companion Loans, the 247 Bedford Avenue Pari Passu Companion Loan and one of the Park Place Pari Passu Companion Loans, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

CCRE Lending, an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold all of the OZRE Leased Fee Portfolio Pari Passu Companion Loans, two of the Marriott Savannah Riverfront Pari Passu Companion Loans and the Madbury Commons Pari Passu Companion Loan, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

DBTCA, the Trustee, is an affiliate of (i) Deutsche Bank AG, New York Branch, the co-originator of the One Harbor Point Square Loan Combination and (ii) the holder of the One Harbor Point Square Pari Passu Companion Loan, which is German American Capital Corporation or an affiliate. German American Capital Corporation or such affiliate is expected to transfer the One Harbor Point Square Pari Passu Companion Loan to the JPMDB 2016-C2 Securitization.

SMF V, an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

Other Arrangements

The Master Servicer will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

Pursuant to a primary servicing agreement between Berkeley Point, an affiliate of CCRE Lending, and Wells Fargo, the Master Servicer, Berkeley Point will perform most servicing duties of the Master Servicer, other than making certain Advances, with respect to the Marriott Savannah Riverfront Mortgage Loan, with a Cut-off Date Balance of approximately $40,000,000, representing approximately 5.3% of the Initial Pool Balance.

Pursuant to a limited sub-servicing agreement between Berkeley Point, an affiliate of CCRE Lending, and Wells Fargo, the Master Servicer, Berkeley Point will have limited subservicing duties with respect to twelve (12) Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $83,110,139, representing approximately 11.0% of the Initial Pool Balance (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of Berkeley Point, performing inspections), and will be entitled to receive a fee calculated at 0.0200% per annum for such Mortgage Loans.

Pursuant to a limited sub-servicing agreement between Berkeley Point, an affiliate of CCRE Lending, and Wells Fargo, in its capacity as the CFCRE 2016-C4 Servicer, Berkeley Point will have limited subservicing duties with respect to the OZRE Leased Fee Portfolio Mortgage Loan (prior to the securitization of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan) and the Madbury Commons Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $85,750,000, representing approximately 11.3% of the Initial Pool Balance (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of Berkeley Point, performing inspections), and will be entitled to receive a fee calculated at 0.0200% per annum for such Mortgage Loans.

LNR Partners, the initial Special Servicer, is an affiliate of LNR Securities Holdings, LLC. LNR Securities Holdings, LLC (or its affiliate) is expected to purchase a minority of each Class of the Class E, Class F, Class G and Class H Certificates and assisted LNR Securities Holdings, LLC and Prime Finance CMBS B-Piece Holdco II, L.P., which is expected to purchase a majority of each Class of the Class E, Class F, Class G and Class H Certificates and be appointed as the initial Controlling Class Representative, with due diligence relating to the Mortgage Loans and other mortgage loans that were intended to be included in the Issuing Entity.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2016-C1 (the “Certificates”) will be issued on or about June 1, 2016 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

The Certificates will consist of the following classes (each, a “Class”): (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class EC and Class C Certificates (collectively, the “Offered Certificates”), which are offered by this prospectus; and (ii) the Class D, Class E, Class F, Class G, Class H and Class R Certificates (collectively, the “Non-Offered Certificates”), which are not offered by this prospectus. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class EC, Class C, Class D, Class E, Class F, Class G and Class H Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class X-A and Class X-B Certificates are referred to collectively in this prospectus as the “Interest-Only Certificates” or “Class X Certificates”. The Class A-S, Class B and Class C Certificates are referred to collectively in this prospectus as the “Exchangeable Certificates”. The Class R Certificates are sometimes also referred to in this prospectus as the “Residual Certificates”. The Certificates (other than the Class A-S, Class B, Class EC, Class C and Class R Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A and Class X-B Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances (or, in the case of the respective Classes of Exchangeable Certificates and the Class EC Certificates, the maximum Certificate Balances), and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$36,205,000
Class A-2	$15,052,000
Class A-3	$185,000,000
Class A-4	$237,485,000
Class A-AB	$55,255,000
Class X-A	$567,727,000
Class X-B	$35,896,000
Class A-S(1)(2)	$38,730,000
Class B (1)(2)	$35,896,000
Class EC(1)(2)	$109,577,000
Class C (1)(2)	$34,951,000
Class D	$47,232,000
Class E	$24,561,000
Class F	$9,446,000
Class G	$9,447,000
Class H	$26,450,044

(1)	The Exchangeable Certificates may be exchanged for Class EC Certificates, and Class EC Certificates may be exchanged for the Exchangeable Certificates.

(2)	On the Closing Date, the Issuing Entity will issue the Class A-S, Class B, and Class C Trust Components, which will have outstanding Certificate Balances on the Closing Date of $38,730,000, $35,896,000 and $34,951,000, respectively. The Exchangeable Certificates and Class EC Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each Class of the Class A-S and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class A-S Trust Component; each Class of the Class B and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class B Trust Component; and each Class of the Class C and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class C Trust Component. Following any exchange of Class A-S, Class B, and Class C Certificates for Class EC Certificates or any exchange of Class EC Certificates for Class A-S, Class B, and Class C Certificates, the percentage interests of the outstanding Certificate Balances of the Class A-S, Class B, and Class C Trust Components that is represented by the Class A-S, Class B, Class EC and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each Class of Exchangeable Certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum Certificate Balance of such class without giving effect to any issuance of Class EC Certificates. The initial Certificate Balance of the Class EC Certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial Certificate Balances of the Exchangeable Certificates, representing the maximum Certificate Balance of the Class EC Certificates that could be issued in an exchange. The actual Certificate Balance of any Class of Exchangeable Certificates or the Class EC Certificates issued on the Closing Date may be less than the maximum Certificate Balance of that class and may be zero. The Certificate Balances of the Exchangeable Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class EC Certificates issued on the Closing Date. The initial Certificate Balance of any Trust Component will equal the initial Certificate Balance of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class EC Certificates.

The “Certificate Balance” of any Class of Principal Balance Certificates or any Trust Component, as applicable, outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of the Class EC Certificates and the applicable Class of Exchangeable Certificates evidencing an interest in that Trust Component) are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates (exclusive of the Class EC Certificates) and each Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates or that Trust Component, as applicable, on that Distribution Date. The Certificate Balance of the Class EC Certificates from time to time will equal the excess, if any, of the aggregate of the Certificate Balances of the Trust Components over the aggregate of the Certificate Balances of the Exchangeable Certificates. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or a Trust Component (and, therefore, the Class EC Certificates and the applicable Class of Exchangeable Certificates evidencing an interest in such Trust Component), as applicable, in reduction of its Certificate Balance are recovered subsequent to such Certificate

Balance being reduced to zero, holders of such Class of Principal Balance Certificates or holders of the Class EC Certificates and such applicable Class of the Exchangeable Certificates, as the case may be,  may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below. “Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class A-S Certificates. See “—Distributions—Pass-Through Rates” below. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S Percentage Interest” means the quotient of the Certificate Balance of the Class A-S Certificates divided by the Certificate Balance of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be 100.0%.

“Class A-S-Exchange Percentage Interest” means 100.0% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-Exchange Percentage Interest will be 0.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class B Certificates. See “—Distributions—Pass-Through Rates” below. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class B-Exchange Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B Percentage Interest” means the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be 100.0%.

“Class B-Exchange Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-Exchange Percentage Interest will be 0.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class C Certificates. See “—Distributions—Pass-Through Rates” below. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class C-Exchange Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C Percentage Interest” means the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be 100.0%.

“Class C-Exchange Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-Exchange Percentage Interest will be 0.0%.

“Class EC Component” means any of the Class EC Component A-S, Class EC Component B or Class EC Component C.

“Class EC Component A-S” means the portion of the Class A-S Trust Component evidenced by the Class EC Certificates equal to the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component.

“Class EC Component B” means the portion of the Class B Trust Component evidenced by the Class EC Certificates equal to the Class B-Exchange Percentage Interest of the Class B Trust Component.

“Class EC Component C” means the portion of the Class C Trust Component evidenced by the Class EC Certificates equal to the Class C-Exchange Percentage Interest of the Class C Trust Component.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component outstanding from time to time. The Notional Amount of the Class X-B Certificates will equal the Certificate Balance of the Class B Trust Component outstanding from time to time.

The Class R Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

Exchangeable Certificates

Exchanges

Exchangeable Certificates (i.e., Class A-S, Class B and Class C Certificates) may be exchanged for Class EC Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class EC Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Exchangeable Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class EC Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Exchangeable Certificates to be surrendered, and any Class EC Certificates will be exchangeable on the books of DTC for Exchangeable Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class EC Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of: (a) any Exchangeable Certificate in relation to the Trust Component with the same letter designation as such Certificate is the ratio, expressed as a percentage, of (i) the principal balance of that Certificate to (ii) the Certificate Balance of that Trust Component; and (b) any Class EC Certificate in relation to any Trust Component is the ratio, expressed as a percentage, of (i) the portion of the principal balance of the Class EC Component with the same letter designation as that Trust Component evidenced by that Certificate to (ii) the Certificate Balance of that Trust Component.

There will be no limit on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. Subject to compliance with the exchange procedures described below under “—Exchangeable Certificates—Procedures”, the requirement that the Class A-S Trust Component have a Certificate Balance greater than zero and the requirement that a Certificateholder is the beneficial owner of the requisite Classes of Exchangeable Certificates in the required Exchange Proportion or of Class EC Certificates, there are no other conditions or limitations to the exchange of Exchangeable Certificates. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class EC Certificates on each Distribution Date in respect of interest, principal, reimbursements of Realized Losses and yield maintenance charges allocated to any of the respective Class EC Components will be so distributed in a single, aggregate distribution to the holders of the Class EC Certificates on such Distribution Date. In addition, the Class EC Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the respective Class EC Components. See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC Certificates and/or the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of Class EC and Exchangeable Certificates”.

Procedures

If a Certificateholder wishes to exchange Exchangeable Certificates for Class EC Certificates, or Class EC Certificates for Exchangeable Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at ctssfexchanges@citi.com no later than three business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates and Class EC Certificates to be exchanged and received, the original and outstanding principal balance of the Exchangeable Certificates and Class EC Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received must equal the aggregate entitlements of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate or Class EC Certificate received pursuant to the exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in June 2016. The “Determination Date” will be the sixth day of each calendar month (or, if the sixth calendar day of that month is not a business day, then the next business day), commencing in June 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate or any Class EC Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate or any Class EC Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Balance of the related Class of Exchangeable Certificates or Class EC Certificates will be determined as if such class consisted only of the Certificates comprising the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The aggregate amount available for distributions of interest, principal and reimbursements of Realized Losses to holders of the Certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)          the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the borrowers of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums;

(vi)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(vii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)          if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)          all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)          with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2017, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)          with respect to the initial Distribution Date, the Initial Interest Deposit Amount.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in June 2016, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 46 Geary Street, representing approximately 1.7% of the Initial Pool Balance, the related Mortgage Loan Seller will be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, an amount that represents one-month’s interest accrued with respect to that Mortgage Loan at the related Net Mortgage Rate for the month of May 2016 (such amount, the “Initial Interest Deposit Amount”).

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”);

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero;

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vi)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the holders of Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been reduced to zero, to the Class A-S Trust Component and, thus, concurrently, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Balance of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the holders of the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component and, thus, concurrently, to the holders of Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component have been reduced to zero, to the Class B Trust Component and, thus, concurrently, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the holders of the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the holders of Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the Class A-S Trust Component and the Class B Trust Component have been reduced to zero, to the Class C Trust Component and, thus, concurrently, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the holders of the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D and Class E Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E and Class F Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E, Class F and Class G Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class H Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective outstanding Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (without regard to the distribution of the Principal Distribution Amount on such Distribution Date) the Certificate Balances of the Class D, Class E, Class F, Class G and Class H Certificates and all of the Trust Components have been reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Certificates (exclusive of the Class EC and Class R Certificates) or any Trust Component is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B Certificates for any Distribution Date will be fixed at the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate with respect to each Class of the Class C, Class D, Class E, Class F, Class G and Class H Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B

Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Trust Component for such Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B, and Class C Trust Components represented by the Class EC Certificates. The Pass-Through Rates on the Class A-S, Class B, and Class C Trust Components will at all times be the same as the Pass-Through Rates of the Class A-S, Class B, and Class C Certificates, respectively.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates (exclusive of the Class EC Certificates and the Exchangeable Certificates) or any Trust Component with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates or such Trust Component, as the case may be, for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year subsequent to 2016 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year subsequent to 2016, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such Class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) other than in the case of the Interest-Only Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class or Trust Component for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date,

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date,

(3)	the Principal Shortfall, if any, for the prior Distribution Date; and,

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of the Issuing Entity’s interest therein, any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for such Distribution Date exceeds (2) the aggregate amount actually distributed on such Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Loan Combination is paid in full, or if the Mortgage Loan or Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Loan Combination, the related Co-Lender Agreement) to the contrary, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to Certificateholders (excluding holders of the Class E, Class F, Class G, Class H and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and, correspondingly, the Class A-S and Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and, correspondingly, the Class B and Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and, correspondingly, the Class C and Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Component(s) (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and the Trust Component(s) in such YM Group, in the following manner: (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and, therefore, the Class EC Certificates and the applicable Class of Exchangeable Certificates, collectively) in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Regular Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Regular Certificates or Trust Component, and (z) the

amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Class(es) and/or Trust Component(s), the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated between the holders of the Class E, Class F, Class G and Class H Certificates in the manner provided in the Pooling and Servicing Agreement.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	March 2021
Class A-2	April 2021
Class A-3	April 2026
Class A-4	May 2026
Class A-AB	November 2025
Class X-A	May 2026
Class X-B	May 2026
Class A-S	May 2026
Class B	May 2026
Class EC	May 2026
Class C	May 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of each ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in May 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00250% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among the respective Classes of the Regular Certificates and the respective Trust Components on a pro rata basis in accordance with the respective Interest Accrual Amounts for those classes and Trust Components for such Distribution Date.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class EC, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class EC Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H Certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class EC Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F, Class G and Class H Certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class EC and Class C Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates or a Trust Component to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class or Trust Component prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Certificates or Trust Components that are subordinate to more senior Classes or Trust Components, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates or related Trust Components.

On and after the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, to the Class A-S Certificates and the Class EC Certificates), the Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, to the Class B Certificates and the Class EC Certificates), the Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, to the Class C Certificates and the Class EC Certificates), the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class H Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, correspondingly, the Exchangeable Certificates and the Class EC Certificates) after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The

Certificate Administrator will be required to allocate any Realized Losses among the respective Classes of Subordinate Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, correspondingly, the Exchangeable Certificates and the Class EC Certificates) in the following order, until the Certificate Balance of each such class and/or Trust Component is reduced to zero:

first, to the Class H Certificates;

second, to the Class G Certificates;

third, to the Class F Certificates;

fourth, to the Class E Certificates;

fifth, to the Class D Certificates;

sixth, to the Class C Trust Component (and, correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); and

seventh, to the Class B Trust Component (and, correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); and

eighth, to the Class A-S Trust Component (and, correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component).

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates and Trust Components to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R Certificates and will not be directly allocated to the Interest-Only Certificates. However, the Notional Amounts of the Classes of Interest-Only Certificates will be reduced if the Certificate Balances of the related Classes of Principal Balance Certificates and/or Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a Class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)        the Distribution Date Statement;

(2)        a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)        a CREFC® historical loan modification and corrected loan report;

(4)        a CREFC® advance recovery report;

(5)        a CREFC® total loan report;

(6)        a CREFC® operating statement analysis report;

(7)        a CREFC® comparative financial status report;

(8)        a CREFC® net operating income adjustment worksheet;

(9)        a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)      a CREFC® loan level reserve and letter of credit report;

(12)      a CREFC® property file;

(13)      a CREFC® financial file;

(14)      a CREFC® loan setup file; and

(15)      a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)          Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending September 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)        Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the initial purchasers, the underwriters, the Sponsors, the Master Servicer, the Special Servicer, the Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, the Directing Holder (but, in the case of the Controlling Class Representative, only for so long as a Consultation Termination Event does not exist), the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence) and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of a Borrower Party be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

The Controlling Class Representative, each member of the Controlling Class and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (or, in the case of the Special Servicer, information in the nature of Excluded Information).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is neither the Controlling Class Representative nor a Controlling Class Certificateholder, such person is or is not a Borrower Party or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of a Borrower Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or an agent of any borrower or (2) such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary herein, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Mortgage Loan Seller or any person known to a responsible officer of the Certificate Registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a certificate held in book-entry form.

“Non-Reduced Certificates“ means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class EC Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class EC Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class EC Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class EC Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the

Depositor’s Rule 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

•	this prospectus;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

•	the Distribution Date statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

•	the summary of any Final Asset Status Report as provided by the Special Servicer; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

•	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

•	any notice of resignation or termination of the Master Servicer or Special Servicer;

•	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

•	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

•	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

•	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

•	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

•	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

•	any notice of the occurrence of an Operating Advisor Termination Event;

•	any notice of the occurrence of an Asset Reviewer Termination Event;

•	any assessments of compliance delivered to the Certificate Administrator;

•	any Attestation Reports delivered to the Certificate Administrator;

•	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

•	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

Any reports on Form 10-D filed by the Certificate Administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with the Directing Holder as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and any Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at “www.sf.citidirect.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically by the Certificate Administrator. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, the Directing Holder (but, in the case of the Controlling Class Representative, only if a Consultation Termination Event does not exist) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Class of Certificates (other than the Class X and Class R Certificates), a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Certificate Balance of the class, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Balances of all Classes of the Non-Reduced Certificates), each determined as of the prior Distribution Date; provided, that in certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, and “—Operating Advisor—Termination of the

Operating Advisor Without Cause”, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

For purposes of such allocations, the Class A-S Certificates and the Class EC Component A-S evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”, the Class B Certificates and the Class EC Component B evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”, and the Class C Certificates and the Class EC Component C evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”. Voting Rights will be allocated to the Class EC Certificates only with respect to each Trust Component that is part of a “Class of Certificates” determined as described in the preceding sentence.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class EC Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received in such exchange) will be required to be in denominations of at least $10,000 initial principal balance, and the initial principal balance of the Class EC Certificates exchanged will be required to equal the aggregate initial principal balance of the Class A-S, Class B and Class C Certificates being exchanged therefor (i.e., at least $30,000 initial principal balance).

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Without Cause”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer,

the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Global Transaction Services – CGCMT 2016-C1

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan and the Embassy Suites Lake Buena Vista Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof; (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this prospectus, (1) in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement and (2) in the case of the Embassy Suites Lake Buena Vista Mortgage Loan, the related Mortgage File will be delivered to the Trustee or a custodian on its behalf on or prior to the Closing Date and such Mortgage File (other than the documents described in clause (i) of the prior sentence) will be transferred to the custodian related to the securitization of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan on or about the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, with a copy of the documents so transferred to be retained by the Trustee or a document custodian on behalf of the Trustee and with the expectation that the assignments referred to in clauses (iv), (v) and (vi) of the prior sentence will be recorded in the name of the trustee for that securitization.

As provided in the Pooling and Servicing Agreement, the Trustee, a custodian on its behalf, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the respective Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of SMF V, also against SMC, as guarantor of the repurchase and substitution obligations of SMF V, and, in the case of FCRE, also against Freedom Mortgage Corporation, as guarantor of the repurchase and substitution obligations of FCRE), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within 60 days after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)         a copy of each of the following documents:

(i)          (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)         the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)         any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)         final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)         the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         the related ground lease, if any, and any ground lessor estoppel;

(vii)        the related loan agreement, if any;

(viii)       the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)        the related lockbox agreement or cash management agreement, if any;

(x)         the environmental indemnity from the related borrower, if any;

(xi)        the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)       in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)      any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)        any mezzanine loan intercreditor agreement;

(xv)         any related environmental insurance policy;

(xvi)       any related letter of credit and any related assignment thereof; and

(xvii)       any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)         for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of the origination settlement statement;

(r)          a copy of any insurance summary report;

(s)         a copy of the organizational documents of the related mortgagor and any guarantor;

(t)         a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)         the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)         unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)        unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related Originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related Originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus, subject to the exceptions set forth on Annex E-2 to this prospectus.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus.

If, as provided in the respective Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor (and, if applicable, against any related guarantor(s)), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all unpaid Special Servicing Fees and other unpaid additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to the SMF V Mortgage Loans, SMC will guarantee the repurchase obligations of SMF V under the related Mortgage Loan Purchase Agreement in the event SMF V fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect. With respect to the FCRE Mortgage Loans, Freedom Mortgage Corporation, the parent of FCRE, will guarantee the repurchase obligations of FCRE under the related Mortgage Loan Purchase Agreement in the event FCRE fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing, substituting or curing a Material Defect, to the extent that the Sponsor and the Special Servicer (subject to the consent of the Controlling Class Representative so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan) are able to agree upon a cash payment payable by the Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), the Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Special Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Special Servicer with the servicing file for such Mortgage Loan as set forth in the Pooling and Servicing Agreement upon the Special Servicer’s request. Upon its making such payment, the Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth in Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth in Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Special Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Special Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Series 2016-C1 certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of a SMF V Mortgage Loan, SMC, as guarantor of the repurchase and substitution obligations of SMF V, or, in the case of an FCRE Mortgage Loan, Freedom Mortgage Corporation, as guarantor of the repurchase and substitution obligations of FCRE), defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of SMF V, SMC, as guarantor of the repurchase and substitution obligations of SMF V, or, in the case of FCRE, Freedom Mortgage Corporation, as guarantor of the repurchase and substitution obligations of FCRE) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of May 1, 2016 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (as defined below) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply:

•	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement. Each of (i) the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, (ii) the Marriott Savannah Riverfront Loan Combination, (iii) the One Harbor Point Square Loan Combination, (iv) the 247 Bedford Avenue Loan Combination and (v) prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Loan Combination, is a Serviced Pari Passu Loan Combination.

•	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

•	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

•	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement). Each of (i) the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans, (ii) the Marriott Savannah Riverfront Pari Passu Companion Loans, (iii) the One Harbor Point Square Pari Passu Companion Loan, (iv) the 247 Bedford Avenue Pari Passu Companion Loan and (v) prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, is a Serviced Pari Passu Companion Loan.

•	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

•	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

•	“Companion Loan Holder” means the holder of a Companion Loan.

•	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

•	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

•	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

•	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

•	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

•	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not included in this securitization transaction (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination. Because the “controlling note” with respect to the Embassy Suites Lake Buena Vista Loan Combination is not included in this securitization transaction, prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Loan Combination, will be a “Serviced Outside Controlled Pari Passu Loan Combination”. Such Loan Combination will cease to be a Serviced Outside Controlled Loan Combination upon becoming an Outside Serviced Loan Combination.

•	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Serviced Outside Controlled Companion Loan” means the Companion Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related pooling and servicing agreement, trust and servicing agreement and/or other comparable agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

•	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination. Each of (i) the OZRE Leased Fee Portfolio Pari Passu Companion Loans, (ii) the Madbury Commons Pari Passu Companion Loan, (iii) the Park Place Pari Passu Companion Loans and (iv) following the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan, is an Outside Serviced Companion Loan.

•	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the pooling and servicing agreement, trust and servicing agreement or other comparable agreement governing the securitization of a related Companion Loan. Each of (i) the OZRE Leased Fee Portfolio Loan Combination, (ii) the Madbury Commons Loan Combination, (iii) the Park Place Loan Combination and (iv) following the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Loan Combination, is an Outside Serviced Loan Combination.

•	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination. Each of (i) the OZRE Leased Fee Portfolio Mortgage Loan, (ii) the Madbury Commons Mortgage Loan, (iii) the Park Place Mortgage Loan and (iv) following the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Mortgage Loan, is an Outside Serviced Mortgage Loan.

•	“Outside Servicing Agreement” means the pooling and servicing agreement, trust and servicing agreement or other comparable agreement pursuant to which an Outside Serviced Loan Combination is being serviced. Each of (i) the CFCRE 2016-C4 Pooling and Servicing Agreement, (ii) following the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, (iii) the CGCMT 2016-GC36 Pooling and Servicing Agreement and (iv) following the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, is an Outside Servicing Agreement.

•	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

•	“Outside Servicer”, “Outside Special Servicer “, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement.

•	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Loan Combination. The Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan is a Servicing Shift Companion Loan.

•	“Servicing Shift Loan Combination” means a Loan Combination that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Companion Loan in a future securitization transaction, the servicing of such Loan Combination will shift to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement (i.e., the Outside Servicing Agreement) governing that future securitization transaction. The Embassy Suites Lake Buena Vista Loan Combination is a Servicing Shift Loan Combination.

•	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Loan Combination. The Embassy Suites Lake Buena Vista Mortgage Loan is a Servicing Shift Mortgage Loan.

See “Description of the Mortgage Pool—The Loan Combinations”.

There are no Subordinate Companion Loans or AB Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to “Subordinate Companion Loans”, “AB Loan Combinations” or any related terms should be disregarded.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside

Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Trustee, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

The Trustee (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Trustee, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the related Mortgage Loan. In the case of SMF V, its parent, SMC, is guaranteeing its repurchase and substitution obligations under the related Mortgage Loan Purchase Agreement in the event that SMF V fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect. In the case of FCRE, its parent, Freedom Mortgage Corporation, is guaranteeing its repurchase and substitution obligations under the related Mortgage Loan Purchase Agreement in the event that FCRE fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect. This substitution or repurchase obligation (and such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for a Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with the following (the “Servicing Standard”):

•              the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

•              with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

•              without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

•	which is not a Specially Serviced Loan; or

•	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•	except in the case of a Serviced Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•	solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Serviced Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, must promptly deliver a copy thereof to the other such servicer), a written and fully executed or otherwise binding commitment (subject only to customary closing conditions) for refinancing from an acceptable lender reasonably satisfactory in form and substance to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration of the related Serviced Loan without the application of a grace period under the terms of the Mortgage Loan documents; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Serviced Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing)) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

•	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected

Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the Master Servicer’s determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be subject to the Special Servicer’s processing and consent or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request or make such determination subject to the consent of the Special Servicer as further described below. The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any Major Decisions, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision”):

(a)  approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(b)  approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)  approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)  approving easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan;

(e)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(f)  in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)  any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)  in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision;

(i)  approving any transfers of an interest in the borrower under a Serviced Mortgage Loan, unless such transfer (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower; and

(j)  any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement, excluding any such modification, consent or waiver that would constitute a Major Decision, related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto;

provided, however, that notwithstanding the foregoing, the Master Servicer and Special Servicer may mutually agree as provided in the Pooling and Servicing Agreement that the Master Servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any Serviced Loan that is not a Specially Serviced Loan. The Master Servicer and the Special Servicer will each be entitled to 50% of any Excess Modification Fees, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees paid in connection with a Special Servicer Decision or Major Decision with respect to any Serviced Loan that is not a Specially Serviced Loan regardless of whether the Master Servicer or the Special Servicer processes such Special Servicer Decision or Major Decision.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision), and prior to taking any action with respect to any Special Servicer Decision, will be required to refer the request to the Special Servicer, who will process the request directly, or if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision or a Special Servicer Decision.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable mortgage loan seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties without, prior to the occurrence and continuance of a Control Termination Event and if an Excluded Mortgage Loan is not involved, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with any applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer or by any successor Master Servicer or Special Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer and the Special Servicer will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the Master Servicer or the Special Servicer, as the case may be.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans and REO Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage

Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

•	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

•	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

•	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

•	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

•	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event) and, in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to the recoverability or the nonrecoverability notwithstanding any determination of the recoverability or the nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder) (unless, if the Controlling Class Representative is the consenting party, a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account” (together with the Lower-Tier REMIC Distribution Account, the “Distribution Account”).

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account, as applicable, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account for distribution on the Certificates. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2017) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier REMIC Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the related Collection Period. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date. However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates and the Class EC Certificates, which may, together with any other Securitization Account(s), be a sub-account of a single account. Amounts distributed with respect to a Trust Component are to be deposited in the Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Class of Exchangeable Certificates and the Class EC Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, the Excess Interest Distribution Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (ii) any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess

Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity), (vi) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (viii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (ix) to pay the CREFC® Intellectual Property Royalty License Fee, (x) to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below, (xi) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (xii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related

Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)        to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)       to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer with respect to such Mortgage Loan or any related REO Property;

(iii)      to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)      following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The fee payable to the Master Servicer (the “Servicing Fee”) in respect of each related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan will be paid monthly from amounts received on such Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan, and (c) be prorated for partial periods. The Servicing Fee includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) (a) with respect to each Outside Serviced Mortgage Loan, the per annum primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan in the case of assumptions processed by the Master Servicer (whether or not the consent of the Special Servicer is required), any defeasance fee received in connection with the defeasance of a Serviced Loan, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are permitted under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, to the extent remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (x) Specially Serviced Loans and (y) Mortgage Loans that are not Specially Serviced Loans for which the assumptions are processed by the Special Servicer; and (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor (or, if applicable, any related guarantor(s)) in connection with a Material Defect. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are permitted under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00580% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including any Outside Serviced Mortgage Loan)and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00230% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any

Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00066% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of the Mortgage Loan as of the close of business on the Distribution Date in such interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to each Delinquent Loan, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal the sum of: (i) $13,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller and the Special Servicer will be required to determine whether to, and if it so determines to do so, to pursue remedies against such Mortgage Loan Seller to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2)(3) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans(5)	from time to time	the related fee/ investment income

–   100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans in the case of assumptions processed by the Master Servicer (whether or not the consent of the Special Servicer is required) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan

–   100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans from time to time from time to time

	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly
Special Servicing Fee(3)(6) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds
Workout Fee(3)(7) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee(3)(8) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.(9)	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans(5)	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (x) Specially Serviced Loans (other than any Outside Serviced Mortgage Loan) and (y) Mortgage Loans that are not Specially Serviced Loans for which the assumptions are processed by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time

Type/Recipient	Amount(1)	Frequency	Source of Funds
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00580% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00230% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)	from time to time	to the extent paid by related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00066% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	(i) $13,000 multiplied by the number of Delinquent Loans subject to an Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers taking into account the Consumer Price Index for All Urban Consumers	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount, such fee will be paid by the Issuing Entity out of general collections

Property Advances(3)(9) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on Property Advances(3)(9) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections
P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections
Indemnification Expenses(3)(9) / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans.

(2)	With respect to each Outside Serviced Mortgage Loan, the per annum primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) equal to (a) 0.0225% per annum with respect to the OZRE Leased Fee Portfolio Mortgage Loan, (b) 0.0225% per annum with respect to the Madbury Commons Mortgage Loan, (c) 0.0200% per annum with respect to the Park Place Mortgage Loan, and (d) 0.0025% per annum with respect to the Embassy Suites Lake Buena Vista Mortgage Loan while it is an Outside Serviced Mortgage Loan.

(3)	With respect to the Embassy Suites Lake Buena Vista Loan Combination, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the Embassy Suites Lake Buena Vista Loan Combination is serviced under the Pooling and Servicing Agreement. For the Embassy Suites Lake Buena Vista Loan Combination, on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the related Outside Servicer and the related Outside Special Servicer, under the related Outside Servicing Agreement is expected to be generally entitled to fees and expenses substantially similar to the foregoing. However, neither the parties to such Outside Servicing Agreement nor the amounts of such items have been determined.

(4)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer and/or Outside Special Servicer, as applicable, will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. The rights to compensation for such parties will be governed by the applicable Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

(5)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus. The allocations between each Outside Servicer and each Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(6)	With respect to each Outside Serviced Mortgage Loan, the related Outside Special Servicer will be entitled to a special servicing fee accruing at a rate equal to (a) with respect to the OZRE Leased Fee Portfolio Mortgage Loan (x) prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, 0.25% per annum, and (y) following the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the rate to be specified in the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, (b) with respect to the Madbury Commons Mortgage Loan, 0.25% per annum, (c) with respect to the Park Place Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, and (d) with respect to the Embassy Suites Lake Buena Vista Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 0.25% per annum but if such rate would result in such special servicing fee being less than $3,500 in any given month, then such special servicing fee being equal to $3,500).

(7)	With respect to each Outside Serviced Mortgage Loan, the related Outside Special Servicer will be entitled to a workout fee accruing at a rate equal to (a) with respect to the OZRE Leased Fee Portfolio Mortgage Loan (x) prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the lesser of 1.0% of each collection of interest and principal and $1,000,000, and (y) following the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the rate to be specified in the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, (b) with respect to the Madbury Commons Mortgage Loan, the lesser of 1.0% of each collection of principal and interest and $1,000,000, (c) with respect to the Park Place Mortgage Loan, the lesser of 1.00% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000, and (d) with respect to the Embassy Suites Lake Buena Vista Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 1.0%).

(8)	With respect to each Outside Serviced Mortgage Loan, the related Outside Special Servicer will be entitled to a liquidation fee accruing at a rate equal to (a) with respect to the OZRE Leased Fee Portfolio Mortgage Loan (x) prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the lesser of 1.0% of the proceeds of liquidation and $1,000,000, and (y) following the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the rate to be specified in the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, (b) with respect to the Madbury Commons Mortgage Loan, the lesser of 1.0% of the proceeds of liquidation and $1,000,000, (c) with respect to the Park Place Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the CGCMT 2016-GC36 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000, and (d) with respect to the Embassy Suites Lake Buena Vista Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 1.0%).

(9)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan

Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required (a) with respect to Specially Serviced Loans, to determine in a manner consistent with the Servicing Standard and (b) with respect to Serviced Mortgage Loans and Serviced Loan Combinations that are non-Specially Serviced Loans, to determine, in a manner consistent with the Servicing Standard (or if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will process and provide its recommendation (with any action to be subject to the Special Servicer’s determination and consent)), whether to waive any right the lender under any Serviced Loan may have under a due-on-sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With respect to any Serviced Loans that are non-Specially Serviced Loans, the Special Servicer or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer (subject to the Special Servicer’s consent) or, in the case of Specially Serviced Loans, the Special Servicer, each in a manner consistent with the Servicing Standard, will be required, to the extent permitted by applicable law, to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request of a waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required (a) with respect to Specially Serviced Loans, to determine, in a manner consistent with the Servicing Standard and (b) with respect to Serviced Mortgage Loans and Serviced Loan Combinations that are non-Specially Serviced Loans, to determine (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will process and provide its recommendation (with any action to be subject to the Special Servicer’s determination and consent)), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Loan may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With respect to any Serviced Loans that are non-Specially Serviced Loans, the Special Servicer or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer (subject to the Special Servicer’s consent) or, in the case of Specially Serviced Loans, the Special Servicer, each in a manner consistent with the Servicing Standard, will be required, to the extent permitted by applicable law, to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request of a waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

•	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

•	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

•	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

•	the date on which the related Mortgaged Property became an REO Property;

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

•	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s). If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates). See “The Pooling and Servicing Agreement—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property

Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer. Upon obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. Neither the Trustee nor the Certificate Administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify Cumulative Appraisal Reduction Amounts.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the Class EC Certificates and the applicable Class of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, and then to the Class E Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determination the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Balance of the most senior Class of Control Eligible Certificates whose Certificate Balance is notionally reduced to less than 25% of the initial Certificate Balance of that Class as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination, and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event or receipt of written notice of a Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which a Collateral Deficiency Amount exists if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable efforts, in accordance with the Servicing Standard, to obtain such appraisal within 30 days from receipt of such holders’ written request and is required to use its reasonable efforts, in accordance with the Servicing Standard, to obtain an appraisal that is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2017; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and only after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report“) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the

Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and

Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations hereunder.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, and paying agent. The protections, immunities and indemnities afforded to the Trustee will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)          (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)          any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)          any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan

Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)          any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)          certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)           either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)          the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)          the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the related Outside Controlling Note Holder will have the right to approve a successor Special Servicer with respect to any Serviced Outside Controlled Loan Combination, and prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will have the right to approve a successor Special Servicer with respect to the other Serviced Loans. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the Trustee will be required to consult with the related Outside Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special

Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class EC Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class EC Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Without Cause

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)          if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced as Special Servicer with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan) at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation) if either (i) LNR

Partners or an affiliate thereof is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns, as of the date of the delivery of the related notice of termination, less than 25% of the Certificate Balance of the then Controlling Class of Certificates;

(b)          if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class R Certificates) evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose); and

(c)          the Special Servicer may be removed and replaced at any time with or without cause solely with respect to a Serviced Outside Controlled Loan Combination at the direction of the related Outside Controlling Note Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation) and the related Co-Lender Agreement.

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer. If neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, a replacement special servicer will be appointed in the manner described below and as specified in the Pooling and Servicing Agreement.

If a Consultation Termination Event has occurred and is continuing, or if neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, then upon resignation of the Special Servicer with respect to an Excluded Special Servicer Mortgage Loan, at the expense of the Issuing Entity, the Certificate Administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Excluded Mortgage Loan Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the Certificates exercise their right to vote). If such Excluded Mortgage Loan Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the Special Servicer has provided its written notice of resignation, the Certificate Administrator will provide written notice to the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans; provided, that the Operating Advisor may recommend the replacement of the Special Servicer with respect to a Serviced Outside Controlled Loan Combination only if the related Outside Controlling Note Holder so consents. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

“Certificateholder Quorum” means the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Certificates (other than the Class R Certificates), on an aggregate basis.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement and the Controlling Class Representative; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor

Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain a rating on its unsecured long term debt of at least (A) “A-” by Fitch Ratings, Inc., and (B) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short term debt rating of at least “P-1” from Moody’s; provided, however, that Deutsche Bank Trust Company Americas as the initial trustee will be deemed to have met the eligibility requirements in (A) and (B) above for so long as (a) it has a rating on its long-term unsecured debt of at least “Baa2” by Moody’s and “BBB” by Fitch, (b) it has a rating on its short-term debt obligations of at least “F2” by Fitch, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A2” by Moody’s and “A+” by Fitch (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by Fitch, and (B) “Baa2” by Moody’s (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate

Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)          to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)          to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)          to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)          to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)          to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)           to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)          to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Trustee is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Trustee is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any related Outside Controlling Note Holder and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Pari Passu Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced Pari Passu Loan Combination that is a Serviced Outside Controlled Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced

Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Pari Passu Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the related Outside Controlling Note Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be permitted (but may not be required) to sell the related Serviced Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan as a single whole loan, provided that the Special Servicer has received prior written consent from the holder of such Subordinate Companion Loan.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The OZRE Leased Fee Portfolio Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The Madbury Commons Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The Park Place Loan Combination—Sale of Defaulted Loan Combination”, and “—The Loan Combinations—The Embassy Suites Lake Buena Vista Loan Combination—Sale of Defaulted Loan Combination”.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists or a Serviced Outside Controlled Loan Combination is involved) and any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related

Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Consultation Termination Event exists)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, as discussed under “— Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor (if any) and the consent and/or consultation rights of the related Directing Holder (if any) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Serviced Loan that is not a Specially Serviced Loan (other than any modification, waiver or amendment that the Special Servicer is directly processing or certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the related Directing Holder to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the related Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”.

When the Special Servicer’s consent is required under the Pooling and Servicing Agreement with respect to any modification, waiver or amendment of a non-Specially Serviced Loan that the Master Servicer is processing, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Controlling Note Holder (to the extent set forth in the related Co-Lender Agreement if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist and the subject Serviced Loan is not an Excluded Mortgage Loan), as applicable, which consent will be deemed given if such related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Trustee or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Master Servicer or Special Servicer, depending on whether that Outside Serviced Mortgage Loan is then being specially serviced and depending on whether the matter would be a Special Servicer Decision or a Major Decision, with, in the case of a matter that would be a Major Decision, the consent of the Controlling Class Representative unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan. Any consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan will be exercised by the Controlling Class Representative (unless a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan).

Directing Holder

General

The related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing or the subject Mortgage Loan is an Excluded Mortgage Loan) will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) the Special Servicer will not be permitted (if the Controlling Class Representative is the related Directing Holder, for so long as no Control Termination Event exists) to take, or to consent to the Master Servicer’s taking, any of the following actions as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that (i) if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action and (ii) the consent of the Controlling Class Representative will not be required in connection with a Major Decision with respect to an Excluded Mortgage Loan) (each of the following, a “Major Decision”):

(A)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)          any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)          any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)          any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)          any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent or approve under the related Mortgage Loan documents;

(H)          releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)            any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)           the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)          following a default or an event of default with respect to a Serviced Loan, any acceleration of a Serviced Loan, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(L)           any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement, in each case entered into with any mezzanine lender or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto;

(M)         any determination of an Acceptable Insurance Default;

(N)          any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)          any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

Notwithstanding the foregoing, if the Controlling Class Representative is the related Directing Holder, the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer. Notwithstanding the foregoing, the Controlling Class Representative will have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan under the Pooling and Servicing Agreement.

In addition, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than (i) a Serviced Outside Controlled Loan Combination and (ii) an Excluded Mortgage Loan, provided that a Control Termination Event does not exist) and (y) the related Outside Controlling Note Holder (with respect to a Serviced Outside Controlled Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The Special Servicer will be responsible for the processing of Major Decisions; provided, that the Master Servicer and the Special Servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the Master Servicer will process and obtain the prior consent of the Special Servicer to any Major Decision.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than a Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan, the Controlling Class Representative; and (b) with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer and the Special Servicer) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be Prime Finance CMBS B-Piece Holdco II, L.P. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates; provided, however, that (at any time that the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (a) in the case of any Class of Control Eligible Certificates to which the designation of “Controlling Class” would otherwise shift by operation of this definition, where the Certificate Balance of such Class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “Controlling Class” will not shift and will remain with the Class of Control Eligible Certificates currently designated as the Controlling Class, and (b) in the case of any Class of Control Eligible Certificates which is then designated the “Controlling Class”, if the Certificate Balance of such Class of Control Eligible Certificates is reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts), then the designation of “Controlling Class” will shift to the Class of Control Eligible Certificates that is the most subordinate and that also has a remaining Certificate Balance. The Controlling Class as of the Closing Date will be the Class H Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate Certificate Balance of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate Certificate Balance of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower, a mortgagor or a manager of a Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the applicable Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder. However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement and/or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or an Outside Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer,

Operating Advisor and the Trustee will be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time that the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then (1) the largest Controlling Class Certificateholder (by Certificate Balance) that holds in excess of 25% (by Certificate Balance) of the Controlling Class that sends notice of the selection of a Controlling Class Representative will be entitled to so appoint a Controlling Class Representative or, (2) if no such holder sends notice pursuant to clause (1) and LNR Securities Holdings, LLC or an affiliate thereof owns at least 25% of the Controlling Class of Certificates, then such entity will be the Controlling Class Representative and (3) if neither of the events in clause (1) or (2) occurs, then a Control Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—The Loan Combinations—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)           may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)           may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)           will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of the applicable Specially Serviced Loan(s) to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of such Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the applicable Specially Serviced Loan(s) to the extent described in this prospectus and set forth in the Pooling and Servicing Agreement; provided that the Operating Advisor may consult regarding a Serviced Outside Controlled Loan Combination only if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific applicable Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and the applicable Specially Serviced Loan(s) and (ii) each related Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loan under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each related Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount with respect to, and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of, a Specially Serviced Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the related Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders (and, with respect to any Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s)) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, or any of their respective affiliates.

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement and/or any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate

Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the related Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (if any other Serviced Loan(s) (other than any Excluded Mortgage Loan) are involved), as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations with respect to a Specially Serviced Loan to the Operating Advisor and the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, in no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action. It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any applicable Serviced Mortgage Loan(s) were Specially Serviced Loan(s) during, and a Control Termination Event existed as of the end of, the prior calendar year) prepare an annual report to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) within 120 days of the end of the prior calendar year and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of such Specially Serviced Loan(s) during the prior calendar year. No annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. In addition, in the event the Special Servicer is replaced, the Operating Advisor’s annual report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the Operating Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the Controlling Class Representative (if a Serviced Loan other than a Serviced Outside Controlled Loan Combination is addressed and a Consultation Termination Event does not exist); and (c) the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is addressed). The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of the applicable Specially Serviced Loan(s) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Without Cause” above, subject to any related Outside Controlling Note Holder’s right to consent, as described under “—Termination of the Special Servicer Without Cause”.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)            the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause,” the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only prior to the occurrence and continuance of a Consultation Termination Event and only if it does not relate to an Excluded Mortgage Loan), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event) and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s), except for Excluded Mortgage Loans, are involved and a Control Termination Event does not exist), as applicable, does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the related Directing Holder may object to any asset status report within 10 business days of receipt (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the related Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the related Directing Holder disapproves such asset status report within 10 business days of receipt (and, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event does not exist) and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist) or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist), provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor, or (b) (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative. With respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative), will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its representative) may be the related Outside Controlling Note Holder. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (during the continuance of a Control Termination Event) and, with respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Controlling Class Representative will not have any approval or consultation rights with respect to an asset status report that relates to an Excluded Mortgage Loan. Also, notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special

Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the Distribution Report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of two (2) large Mortgage Loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the two (2) largest Mortgage Loans in the pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if a specified number of Mortgage Loans (15) are Delinquent Loans so long as those Mortgage Loans represent at least 20.0% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 53 prior pools of commercial mortgage loans for which CGMRC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and April 30, 2016 was 28.06%; however, the average of the highest delinquency percentages for those 53 reviewed transactions (taking into account all reporting periods between January 1, 2010 and April 30, 2016 for each such transaction) based on the aggregate outstanding principal balance of delinquent mortgage loans in the identified reporting periods was 4.33%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the Directing Holder and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a) Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents is in the possession of the Mortgage Loan Seller.

(b) Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Special Servicer who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The Mortgage Loan Seller will be required to provide any documents or any explanations to support a conclusion that a subject representation and warranty has not failed a Test to the Special Servicer, and the Special Servicer will be required to promptly, but in no event later than 10 business days after receipt from the related Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c) Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such the Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate

Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Special Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. or Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights;

•	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

•	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

•	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

•	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such request to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the Certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

“Enforcing Servicer” means the Special Servicer.

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply. In connection with a Repurchase Request, the “Enforcing Party” will be (i) in the event one or more Requesting Certificateholders or Consultation Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholder(s) and/or Consultation Requesting Certificateholder(s), or (ii) in all other cases, the Enforcing Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or

Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder and such Consultation Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder or a Consultation Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

If a Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder or Consultation Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Requesting Certificateholder or Consultation Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders and/or Consultation Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders and/or Consultation Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder or Consultation Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Requesting Certificateholder or Consultation Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective affiliates will not be entitled to be a Requesting Certificateholder or Consultation Requesting Certificateholder.

The Requesting Certificateholders or Consultation Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder or Consultation Requesting Certificateholder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder or Consultation Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that if the Controlling Class Representative is the Directing Holder, no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder or Consultation Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder or Consultation Requesting Certificateholder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder or Consultation Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)           with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Properties and, if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect thereto, non-Specially Serviced Loans), as applicable) will be required to determine (with the consent of the related Directing Holder, unless, in the case of the Controlling Class Representative, a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Properties and, if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect thereto, non-Specially Serviced Loans), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Properties and, if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect thereto, non-Specially Serviced Loans), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)         with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a commercial mortgage loan securitization as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)        with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class R certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components (and, correspondingly, the Class A-S, Class B, Class EC and Class C Certificates) and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make servicing advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to their non-recoverability determination. The servicing arrangements under the Outside Servicing Agreements differ (or, in the case of the Embassy Suites Lake Buena Vista Loan Combination, will likely differ) or would be expected to differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, except as expressly addressed in the Pooling and Servicing Agreement, with respect to each Outside Serviced Mortgage Loan:

•	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

•	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required to promptly deliver a copy of such request to the Master Servicer and the Special Servicer, and the Master Servicer (if such Outside Serviced Mortgage Loan is not part of a “specially serviced loan” under the applicable Outside Servicing Agreement and only to the extent that the action would not be considered a Major Decision or a Special Servicer Decision) or the Special Servicer (if such Outside Serviced Mortgage Loan is part of a “specially serviced loan” under the applicable Outside Servicing Agreement or if the action would be considered a Major Decision or a Special Servicer Decision) will be required to exercise such right of consent, with, in the case of a matter that would be a Major Decision, the consent of the Controlling Class Representative unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Master Servicer or Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

•	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a

Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

•	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

•	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Servicing of the OZRE Leased Fee Portfolio Mortgage Loan

It is anticipated that the OZRE Leased Fee Portfolio Mortgage Loan and any related REO Property will initially be serviced under the CFCRE 2016-C4 Pooling and Servicing Agreement until the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, after which the OZRE Leased Fee Portfolio Mortgage Loan will be serviced under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement. On and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Future Servicer will be required to make property protection advances and remit collections on the OZRE Leased Fee Portfolio Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the OZRE Leased Fee Portfolio Mortgage Loan and make P&I Advances with respect to the OZRE Leased Fee Portfolio Mortgage Loan, subject to any non-recoverability determination. It is expected that the servicing arrangements under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement will generally be similar to, but differ in certain respects from, the servicing arrangements under the expected terms of the CFCRE 2016-C4 Pooling and Servicing Agreement. In that regard, in the case of the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing arrangements between the expected provisions of the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement and the expected provisions of the CFCRE 2016-C4 Pooling and Servicing Agreement:

•	It is expected that, pursuant to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the

OZRE Leased Fee Portfolio Mortgage Loan will be similar to the corresponding fees payable under the CFCRE 2016-C4 Pooling and Servicing Agreement.

•	It is expected that the OZRE Leased Fee Portfolio Future Servicer (or a primary servicer) will earn a primary servicing fee with respect to the OZRE Leased Fee Portfolio Mortgage Loan that is to be calculated at 0.0225% per annum (which includes any applicable sub-servicing fee rate).

•	It is expected that none of the parties to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement will be required to make P&I Advances with respect to the OZRE Leased Fee Portfolio Mortgage Loan.

•	It is expected that the OZRE Leased Fee Portfolio Future Servicer will be obligated to make property protection advances with respect to the OZRE Leased Fee Portfolio Loan Combination. It is expected that the OZRE Leased Fee Portfolio Future Servicer will be entitled to be reimbursed for property protection advances on the OZRE Leased Fee Portfolio Loan Combination (together with interest thereon at a prime rate), first, from collections on, and proceeds of, the OZRE Leased Fee Portfolio Loan Combination and then, in the case of nonrecoverable property protection advances, if collections on and proceeds of the OZRE Leased Fee Portfolio Loan Combination are insufficient, from general collections of the OZRE Leased Fee Portfolio Securitization Trust and from general collections of the Issuing Entity, on a pro rata basis (based on the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan’s and the OZRE Leased Fee Portfolio Mortgage Loan’s respective outstanding principal balances).

•	It is expected that the OZRE Leased Fee Portfolio Future Special Servicer will be required to take actions with respect to the OZRE Leased Fee Portfolio Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	The servicing provisions of the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement relating to performing inspections and collecting operating information are expected to be substantially similar to those of the CFCRE 2016-C4 Pooling and Servicing Agreement.

•	The requirement of the OZRE Leased Fee Portfolio Future Special Servicer to make compensating interest payments in respect of the OZRE Leased Fee Portfolio Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans and Serviced Loan Combinations under the CFCRE 2016-C4 Pooling and Servicing Agreement.

•	The OZRE Leased Fee Portfolio Future Servicer and OZRE Leased Fee Portfolio Future Special Servicer are expected (a) to have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) to be subject to servicer termination events substantially similar to those in the CFCRE 2016-C4 Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement are expected to be similar, but not necessarily identical, to those actions that constitute Major Decisions under the CFCRE 2016-C4 Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable Outside Controlling Class Representative will be permitted to consent may correspondingly differ.

•	The liability of the parties to the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement is expected to be limited in a manner similar, but not necessarily identical, to the liability of the parties to the CFCRE 2016-C4 Pooling and Servicing Agreement.

•	Collections on the OZRE Leased Fee Portfolio Loan Combination are expected to be required to be maintained under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the

Serviced Loan Combinations under the CFCRE 2016-C4 Pooling and Servicing Agreement, but ratings requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement may differ from the CFCRE 2016-C4 Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CFCRE 2016-C4 Special Servicer (with respect to the OZRE Leased Fee Portfolio Loan Combination) or the OZRE Leased Fee Portfolio Future Special Servicer, as applicable, may be removed at any time, with or without cause, by the holder of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan (which, prior to the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date is Cantor Commercial Real Estate Lending, L.P., and which, on and after the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, is expected to be (x) in the absence of a control termination event under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, the OZRE Leased Fee Portfolio Controlling Class Representative or (y) during the continuance of a control termination event under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, the applicable certificateholders under the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement) pursuant to the terms of the related Co-Lender Agreement and the CFCRE 2016-C4 Pooling and Servicing Agreement or the OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement, as applicable.

The OZRE Leased Fee Portfolio Future Servicer and the OZRE Leased Fee Portfolio Future Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such parties in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The OZRE Leased Fee Portfolio Loan Combination” in this prospectus.

For a discussion of the differences between the expected terms of the CFCRE 2016-C4 Pooling and Servicing Agreement (under which the OZRE Leased Fee Portfolio Mortgage Loan is expected to be serviced until the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date) and the expected terms of the Pooling and Servicing Agreement, see “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Madbury Commons Mortgage Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the CFCRE 2016-C4 Pooling and Servicing Agreement, which is expected to be available online prior to the Closing Date at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Madbury Commons Mortgage Loan

The Madbury Commons Mortgage Loan and any related REO Property is expected to be serviced under the CFCRE 2016-C4 Pooling and Servicing Agreement.

The servicing arrangements under the expected terms of the CFCRE 2016-C4 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the expected terms of the CFCRE 2016-C4 Pooling and Servicing Agreement and the expected terms of the Pooling and Servicing Agreement:

•	Pursuant to the CFCRE 2016-C4 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Madbury Commons Mortgage Loan are similar to the corresponding fees payable under the Pooling and Servicing Agreement.

•	The CFCRE 2016-C4 Servicer earns a primary servicing fee with respect to the Madbury Commons Mortgage Loan that is calculated at 0.0225% per annum (which includes any applicable sub-servicing fee rate).

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Madbury Commons Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the Madbury Commons Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

•	The CFCRE 2016-C4 Servicer is obligated to make property protection advances with respect to the Madbury Commons Loan Combination. If the CFCRE 2016-C4 Servicer determines that a property protection advance it made with respect to the Madbury Commons Loan Combination or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the Madbury Commons Mortgage Loan and the Madbury Commons Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the CFCRE 2016-C4 Issuing Entity and from general collections on the mortgage loans included in any securitization of any related non-controlling Madbury Commons Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the Madbury Commons Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CFCRE 2016-C4 Servicer and the CFCRE 2016-C4 Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The CFCRE 2016-C4 Special Servicer is required to take actions with respect to the Madbury Commons Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the Madbury Commons Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CFCRE 2016-C4 Servicer to make compensating interest payments in respect of the Madbury Commons Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The CFCRE 2016-C4 Servicer and CFCRE 2016-C4 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the Madbury Commons Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Madbury Commons Mortgage Loan.

•	The specific types of actions constituting major decisions under the CFCRE 2016-C4 Pooling and Servicing Agreement are similar, but necessarily identical, to those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable Outside Controlling Class Representative is permitted to consent will correspondingly differ.

•	The liability of the parties to the CFCRE 2016-C4 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Madbury Commons Loan Combination are maintained under the CFCRE 2016-C4 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CFCRE 2016-C4 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CFCRE 2016-C4 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The Madbury Commons Loan Combination—Special Servicer Appointment Rights” in this prospectus.

The CFCRE 2016-C4 Depositor, the CFCRE 2016-C4 Servicer, the CFCRE 2016-C4 Special Servicer, the CFCRE 2016-C4 Certificate Administrator, the CFCRE 2016-C4 Trustee, the CFCRE 2016-C4 Operating Advisor, the CFCRE 2016-C4 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Madbury Commons Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the CFCRE 2016-C4 Pooling and Servicing Agreement, which is expected to be available online prior to the Closing Date at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Park Place Mortgage Loan

The Park Place Mortgage Loan and any related REO Property is being serviced under the CGCMT 2016-GC36 Pooling and Servicing Agreement.

The servicing arrangements under the CGCMT 2016-GC36 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the CGCMT 2016-GC36 Pooling and Servicing Agreement and the expected terms of the Pooling and Servicing Agreement:

•	Pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Park Place Mortgage Loan are similar to the corresponding fees payable under the Pooling and Servicing Agreement and are payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” in this prospectus.

•	The CGCMT 2016-GC36 Servicer earns a primary servicing fee with respect to the Park Place Mortgage Loan that is calculated at 0.02000% per annum (which includes any applicable sub-servicing fee rate).

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Park Place Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the Park Place Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

•	The CGCMT 2016-GC36 Servicer is obligated to make property protection advances with respect to the Park Place Loan Combination. If the CGCMT 2016-GC36 Servicer determines that a property protection advance it made with respect to the Park Place Loan Combination or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the CGCMT 2016-GC36 Issuing Entity and from general collections on the mortgage loans included in any securitization of any related non-controlling Park Place Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the Park Place Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CGCMT 2016-GC36 Servicer and the CGCMT 2016-GC36 Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The CGCMT 2016-GC36 Special Servicer is required to take actions with respect to the Park Place Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the Park Place Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CGCMT 2016-GC36 Servicer to make compensating interest payments in respect of the Park Place Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The CGCMT 2016-GC36 Servicer and CGCMT 2016-GC36 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the Park Place Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Park Place Mortgage Loan.

•	The equivalent of Penalty Charges with respect to the Park Place Loan Combination are allocated in accordance with the related Co-Lender Agreement.

•	The specific types of actions constituting major decisions under the CGCMT 2016-GC36 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable Outside Controlling Class Representative is permitted to consent will correspondingly differ.

•	The liability of the parties to the CGCMT 2016-GC36 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Park Place Loan Combination are maintained under the CGCMT 2016-GC36 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CGCMT 2016-GC36 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CGCMT 2016-GC36 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The Park Place Loan Combination—Special Servicer Appointment Rights” in this prospectus.

The CGCMT 2016-GC36 Depositor, the CGCMT 2016-GC36 Servicer, the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Certificate Administrator, the CGCMT 2016-GC36 Trustee, the CGCMT 2016-GC36 Operating Advisor, the CGCMT 2016-GC36 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Park Place Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the CGCMT 2016-GC36 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Embassy Suites Lake Buena Vista Mortgage Loan

It is anticipated that the Embassy Suites Lake Buena Vista Mortgage Loan and any related REO Property will initially be serviced under the Pooling and Servicing Agreement until the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, after which the Embassy Suites Lake Buena Vista Mortgage Loan will be serviced under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement. On and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, the Embassy Suites Lake Buena Vista Future Servicer will be required to make property protection advances and remit collections on the Embassy Suites Lake Buena Vista Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Embassy Suites Lake Buena Vista Mortgage Loan and make P&I Advances with respect to the Embassy Suites Lake Buena Vista Mortgage Loan, subject to any non-recoverability determination. It is expected that the servicing arrangements under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement will generally be similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement. In that regard, in the case of the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing arrangements between the expected provisions of the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement and the provisions of the Pooling and Servicing Agreement:

•	It is expected that, pursuant to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the

Embassy Suites Lake Buena Vista Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	It is expected that the Embassy Suites Lake Buena Vista Future Servicer (or a primary servicer) will earn a primary servicing fee with respect to the Embassy Suites Lake Buena Vista Mortgage Loan that is to be calculated at 0.0025% per annum.

•	It is expected that none of the parties to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement will be required to make P&I Advances with respect to the Embassy Suites Lake Buena Vista Mortgage Loan.

•	It is expected that the Embassy Suites Lake Buena Vista Future Servicer will be obligated to make property protection advances with respect to the Embassy Suites Lake Buena Vista Loan Combination. It is expected that the Embassy Suites Lake Buena Vista Future Servicer will be entitled to be reimbursed for property protection advances on the Embassy Suites Lake Buena Vista Loan Combination (together with interest thereon at a prime rate), first, from collections on, and proceeds of, the Embassy Suites Lake Buena Vista Loan Combination and then, in the case of nonrecoverable property protection advances, if collections on and proceeds of the Embassy Suites Lake Buena Vista Loan Combination are insufficient, from general collections of the Embassy Suites Lake Buena Vista Securitization Trust and from general collections of the Issuing Entity, on a pro rata basis (based on the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan’s and the Embassy Suites Lake Buena Vista Mortgage Loan’s respective outstanding principal balances).

•	It is expected that the Embassy Suites Lake Buena Vista Future Special Servicer will be required to take actions with respect to the Embassy Suites Lake Buena Vista Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	The servicing provisions of the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement relating to performing inspections and collecting operating information are expected to be substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the Embassy Suites Lake Buena Vista Future Special Servicer to make compensating interest payments in respect of the Embassy Suites Lake Buena Vista Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans and Serviced Loan Combinations under the Pooling and Servicing Agreement.

•	The Embassy Suites Lake Buena Vista Future Servicer and Embassy Suites Lake Buena Vista Future Special Servicer are expected (a) to have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) to be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable Outside Controlling Class Representative will be permitted to consent may correspondingly differ.

•	The liability of the parties to the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement is expected to be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Embassy Suites Lake Buena Vista Loan Combination are expected to be required to be maintained under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, but ratings requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement is expected to differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The Special Servicer (with respect to the Embassy Suites Lake Buena Vista Loan Combination) or the Embassy Suites Lake Buena Vista Future Special Servicer, as applicable, may be removed at any time, with or without cause, by the holder of the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan (which, prior to the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date is (and is expected to remain) SMF VI (which is an affiliate of SMF V, SMC, LNR Partners and LNR Securities Holdings, LLC), and which, on and after the Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date, is expected to be (x) in the absence of a control termination event under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, the Embassy Suites Lake Buena Vista Controlling Class Representative or (y) during the continuance of a control termination event under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, the applicable certificateholders under the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement) pursuant to the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement or the Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement, as applicable.

The Embassy Suites Lake Buena Vista Future Servicer and the Embassy Suites Lake Buena Vista Future Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such parties in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Embassy Suites Lake Buena Vista Loan Combination” in this prospectus.

Use of Proceeds

The Depositor expects to receive from this offering approximately 114.62% of the aggregate principal balance of the Offered Certificates, plus accrued interest from May 1, 2016, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of

Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates). Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or a Trust Component (and, therefore, the applicable Class of Exchangeable Certificates and the Class EC Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class EC Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or Trust Component (and, therefore, the applicable Class of Exchangeable Certificates and the Class EC Certificates). See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the issuing entity described in this prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates, (ix) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in June 2016, (x) the Certificates will be issued on June 1, 2016, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class EC Certificates) and Trust Component is as described under “Description of the Certificates—Distributions—Pass-Through Rates”, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan, (xv) the Exchangeable Certificates and the Class EC Certificates are, in the case of each Class thereof, issued at its respective maximum initial Certificate Balance, (xvi) the initial Certificate Balances or Notional Amounts of the respective Classes of Certificates and Trust Components (or, in the case of the respective Classes of Exchangeable Certificates and the Class EC Certificates, the maximum Certificate Balances of such Certificates) are as set forth in the table (together with the footnotes thereto) under “Certificate Summary”, (xvii) no Exchangeable Certificates and Class EC Certificates have been exchanged, except with respect to the decrement tables and price/yield tables below and the Assumed Final Distribution Dates relating to the respective Classes of Exchangeable Certificates and the Class EC Certificates, in which case we assume that the maximum Certificate Balance of each Class of those Certificates was issued on the Closing Date and (xviii) there are no property releases requiring payment of a yield maintenance charge or other prepayment premium.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	86%	86%	86%	86%	86%
May 2018	67%	67%	67%	67%	67%
May 2019	45%	45%	45%	45%	45%
May 2020	21%	21%	21%	21%	21%
May 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.66	2.66	2.66	2.66	2.66
First Principal Payment Date	June 2016	June 2016	June 2016	June 2016	June 2016
Last Principal Payment Date	March 2021	February 2021	February 2021	February 2021	February 2021

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.85	4.85	4.84	4.83	4.71
First Principal Payment Date	March 2021	February 2021	February 2021	February 2021	February 2021
Last Principal Payment Date	April 2021	April 2021	April 2021	April 2021	April 2021

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.66	9.63	9.60	9.56	9.34
First Principal Payment Date	November 2025	August 2025	August 2025	August 2025	August 2025
Last Principal Payment Date	April 2026	March 2026	February 2026	February 2026	January 2026

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.86	9.84	9.81	9.65
First Principal Payment Date	April 2026	March 2026	February 2026	February 2026	January 2026
Last Principal Payment Date	May 2026	May 2026	May 2026	April 2026	February 2026

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	98%	98%	98%	98%	98%
May 2022	78%	78%	78%	78%	78%
May 2023	56%	56%	56%	56%	56%
May 2024	34%	34%	34%	34%	34%
May 2025	10%	10%	10%	10%	10%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.24	7.24	7.24	7.24	7.24
First Principal Payment Date	April 2021	April 2021	April 2021	April 2021	April 2021
Last Principal Payment Date	November 2025	November 2025	November 2025	November 2025	November 2025

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.87	9.69
First Principal Payment Date	May 2026	May 2026	May 2026	April 2026	February 2026
Last Principal Payment Date	May 2026	May 2026	May 2026	May 2026	February 2026

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	May 2026	May 2026	May 2026	May 2026	February 2026
Last Principal Payment Date	May 2026	May 2026	May 2026	May 2026	February 2026

Percentages of the Initial Certificate Balance of
the Class EC Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.92	9.69
First Principal Payment Date	May 2026	May 2026	May 2026	April 2026	February 2026
Last Principal Payment Date	May 2026	May 2026	May 2026	May 2026	February 2026

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	May 2026	May 2026	May 2026	May 2026	February 2026
Last Principal Payment Date	May 2026	May 2026	May 2026	May 2026	February 2026

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.507%	3.507%	3.507%	3.507%	3.507%
96-00	3.092%	3.092%	3.092%	3.092%	3.092%
97-00	2.684%	2.684%	2.684%	2.684%	2.684%
98-00	2.282%	2.282%	2.282%	2.282%	2.282%
99-00	1.886%	1.886%	1.886%	1.886%	1.886%
100-00	1.496%	1.496%	1.496%	1.496%	1.496%
101-00	1.112%	1.112%	1.112%	1.112%	1.112%
102-00	0.733%	0.733%	0.733%	0.733%	0.733%
103-00	0.359%	0.359%	0.359%	0.359%	0.359%
104-00	-0.010%	-0.010%	-0.010%	-0.010%	-0.010%
105-00	-0.373%	-0.373%	-0.373%	-0.373%	-0.373%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.824%	3.825%	3.826%	3.829%	3.857%
96-00	3.589%	3.590%	3.591%	3.593%	3.615%
97-00	3.358%	3.358%	3.359%	3.361%	3.377%
98-00	3.129%	3.129%	3.130%	3.131%	3.141%
99-00	2.903%	2.903%	2.903%	2.904%	2.909%
100-00	2.679%	2.679%	2.679%	2.679%	2.679%
101-00	2.458%	2.458%	2.458%	2.457%	2.451%
102-00	2.240%	2.239%	2.238%	2.238%	2.226%
103-00	2.023%	2.023%	2.022%	2.020%	2.004%
104-00	1.810%	1.809%	1.808%	1.806%	1.784%
105-00	1.598%	1.597%	1.596%	1.594%	1.567%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.574%	3.575%	3.577%	3.579%	3.592%
96-00	3.447%	3.448%	3.449%	3.451%	3.461%
97-00	3.321%	3.322%	3.323%	3.324%	3.332%
98-00	3.197%	3.198%	3.198%	3.199%	3.204%
99-00	3.074%	3.075%	3.075%	3.075%	3.078%
100-00	2.953%	2.953%	2.953%	2.953%	2.953%
101-00	2.833%	2.833%	2.833%	2.832%	2.830%
102-00	2.715%	2.714%	2.714%	2.713%	2.708%
103-00	2.598%	2.597%	2.596%	2.595%	2.587%
104-00	2.482%	2.481%	2.480%	2.478%	2.468%
105-00	2.368%	2.366%	2.364%	2.362%	2.350%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.838%	3.838%	3.840%	3.841%	3.850%
96-00	3.712%	3.712%	3.713%	3.714%	3.721%
97-00	3.587%	3.587%	3.588%	3.589%	3.594%
98-00	3.463%	3.464%	3.464%	3.465%	3.468%
99-00	3.341%	3.341%	3.342%	3.342%	3.344%
100-00	3.221%	3.221%	3.221%	3.221%	3.221%
101-00	3.102%	3.102%	3.101%	3.101%	3.099%
102-00	2.984%	2.984%	2.983%	2.983%	2.979%
103-00	2.868%	2.867%	2.867%	2.866%	2.861%
104-00	2.753%	2.752%	2.751%	2.750%	2.743%
105-00	2.639%	2.638%	2.637%	2.636%	2.627%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.815%	3.815%	3.815%	3.815%	3.815%
96-00	3.650%	3.650%	3.650%	3.650%	3.650%
97-00	3.487%	3.487%	3.487%	3.487%	3.487%
98-00	3.326%	3.326%	3.326%	3.326%	3.326%
99-00	3.167%	3.167%	3.167%	3.167%	3.167%
100-00	3.010%	3.010%	3.010%	3.010%	3.010%
101-00	2.855%	2.855%	2.855%	2.855%	2.855%
102-00	2.701%	2.701%	2.701%	2.701%	2.701%
103-00	2.550%	2.550%	2.550%	2.550%	2.550%
104-00	2.400%	2.400%	2.400%	2.400%	2.400%
105-00	2.251%	2.251%	2.251%	2.251%	2.251%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
13-12	5.829%	5.800%	5.763%	5.707%	5.391%
13-16	5.604%	5.575%	5.537%	5.482%	5.163%
13-20	5.383%	5.353%	5.315%	5.259%	4.939%
13-24	5.164%	5.134%	5.096%	5.040%	4.717%
13-28	4.948%	4.918%	4.880%	4.823%	4.499%
14-00	4.736%	4.705%	4.667%	4.610%	4.283%
14-04	4.526%	4.495%	4.457%	4.399%	4.071%
14-08	4.319%	4.288%	4.249%	4.191%	3.861%
14-12	4.115%	4.084%	4.045%	3.986%	3.654%
14-16	3.913%	3.882%	3.843%	3.784%	3.450%
14-20	3.714%	3.683%	3.643%	3.584%	3.248%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
6-12	7.299%	7.302%	7.306%	7.313%	6.897%
6-16	6.847%	6.850%	6.855%	6.861%	6.440%
6-20	6.408%	6.412%	6.416%	6.422%	5.995%
6-24	5.982%	5.985%	5.989%	5.996%	5.563%
6-28	5.567%	5.570%	5.574%	5.581%	5.143%
7-00	5.163%	5.166%	5.171%	5.177%	4.734%
7-04	4.770%	4.773%	4.778%	4.784%	4.335%
7-08	4.387%	4.390%	4.395%	4.402%	3.947%
7-12	4.013%	4.017%	4.021%	4.028%	3.569%
7-16	3.649%	3.653%	3.657%	3.664%	3.200%
7-20	3.294%	3.297%	3.302%	3.309%	2.840%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.152%	4.152%	4.152%	4.156%	4.166%
96-00	4.025%	4.025%	4.025%	4.028%	4.035%
97-00	3.899%	3.899%	3.899%	3.901%	3.906%
98-00	3.774%	3.774%	3.774%	3.775%	3.779%
99-00	3.651%	3.651%	3.651%	3.652%	3.653%
100-00	3.529%	3.529%	3.529%	3.529%	3.529%
101-00	3.409%	3.409%	3.409%	3.408%	3.406%
102-00	3.290%	3.290%	3.290%	3.289%	3.285%
103-00	3.173%	3.173%	3.173%	3.170%	3.165%
104-00	3.056%	3.056%	3.056%	3.054%	3.046%
105-00	2.941%	2.941%	2.941%	2.938%	2.929%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.782%	4.782%	4.782%	4.782%	4.796%
96-00	4.651%	4.651%	4.651%	4.651%	4.661%
97-00	4.521%	4.521%	4.521%	4.521%	4.528%
98-00	4.392%	4.392%	4.392%	4.392%	4.397%
99-00	4.265%	4.265%	4.265%	4.265%	4.267%
100-00	4.140%	4.140%	4.140%	4.140%	4.139%
101-00	4.016%	4.016%	4.016%	4.016%	4.013%
102-00	3.893%	3.893%	3.893%	3.893%	3.888%
103-00	3.772%	3.772%	3.772%	3.772%	3.764%
104-00	3.652%	3.652%	3.652%	3.652%	3.642%
105-00	3.534%	3.534%	3.534%	3.534%	3.521%

Pre-Tax Yield to Maturity (CBE) for the Class EC Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.861%	4.861%	4.861%	4.863%	4.874%
96-00	4.728%	4.728%	4.728%	4.731%	4.739%
97-00	4.598%	4.598%	4.598%	4.600%	4.606%
98-00	4.469%	4.469%	4.469%	4.471%	4.474%
99-00	4.341%	4.341%	4.341%	4.343%	4.344%
100-00	4.215%	4.215%	4.215%	4.217%	4.215%
101-00	4.091%	4.091%	4.091%	4.092%	4.088%
102-00	3.968%	3.968%	3.968%	3.969%	3.963%
103-00	3.846%	3.846%	3.846%	3.847%	3.839%
104-00	3.726%	3.726%	3.726%	3.727%	3.716%
105-00	3.607%	3.607%	3.608%	3.608%	3.595%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.729%	5.729%	5.729%	5.729%	5.743%
96-00	5.591%	5.591%	5.591%	5.591%	5.602%
97-00	5.454%	5.455%	5.455%	5.455%	5.463%
98-00	5.320%	5.320%	5.320%	5.320%	5.326%
99-00	5.187%	5.187%	5.187%	5.188%	5.190%
100-00	5.056%	5.056%	5.056%	5.056%	5.056%
101-00	4.926%	4.926%	4.926%	4.927%	4.924%
102-00	4.798%	4.798%	4.798%	4.798%	4.793%
103-00	4.671%	4.671%	4.672%	4.672%	4.664%
104-00	4.546%	4.546%	4.546%	4.547%	4.536%
105-00	4.423%	4.423%	4.423%	4.423%	4.410%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class E, Class F, Class G and Class H Certificates and each Trust Component, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of the Trust Components and the Exchangeable Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class EC Certificates and each Class of Exchangeable Certificates will represent undivided beneficial interests in their respective Percentage Interests of the related Trust Component or Trust Components and related amounts in the Exchangeable Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security)(reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not greater than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Issuing Entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a

Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders. For purposes of the following discussion, the treatment described below applies to a Class EC Certificateholder’s interest in the Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of Class EC and Exchangeable Certificates” below.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X-A and Class X-B Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class C Trust Component will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S and Class B Trust Components will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X-A and Class X-B Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Class EC and Exchangeable Certificates

The portion of the Issuing Entity consisting of the Trust Components and the Exchangeable Distribution Account will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC Certificates and each Class of Exchangeable Certificates will evidence undivided beneficial ownership of all or a portion of the related Trust Component or Trust Components. The holder of a Class EC Certificate generally must account separately for its interest in each Trust Component as a separate Regular Interest. See “—Taxation of the Regular Interests” above. A purchaser of a Class EC Certificate must allocate its basis in such certificate among the Trust Components represented by such certificate in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of a Class EC Certificate, the holder must allocate the amount received on the sale among the Trust Components represented by such Certificate in accordance with their relative fair market values as of the time of sale.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class EC Certificates, and the exchange of the Class EC Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if a Class EC Certificate represents beneficial ownership of two or more Trust Components, those Trust Components could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Trust Components underlying a Class EC Certificate were aggregated for original issue discount purposes and a beneficial owner of such certificate were to (i) exchange that certificate for separate Exchangeable Certificates, (ii) sell one of those separate Exchangeable Certificates and (iii) retain one or more of the remaining separate Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of a Class EC Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the certificate between the separate Exchangeable Certificates sold and the separate Exchangeable Certificates retained in proportion to the relative fair market values of the related Trust Component or Trust Components as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the separate Exchangeable Certificates sold using its basis allocable to the related Trust Component or Trust Components. Also, the beneficial owner then must treat the Trust Component or Trust Components relating to the separate Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to that Trust Component or Trust Components. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the separate Exchangeable Certificates retained based on the beneficial owner’s basis in the related Trust Component or Trust Components.

As a result, when compared to treating each Trust Component underlying a Class EC Certificate as a separate debt instrument, aggregating the Trust Components underlying a Class EC Certificate could affect the timing and character of income recognized by a beneficial owner of a Class EC Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of a Class EC Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Certificate Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Class EC Certificates and due to the Certificate Administrator’s lack of information necessary to report computations that might be required by Code Section 1286, the Certificate Administrator will treat each Trust Component underlying a Class EC Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Trust Components underlying a Class EC Certificate were aggregated, the timing of accruals of original issue discount applicable to a Class EC Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Trust Components underlying the Class EC Certificates should be aggregated for original issue discount purposes.

Prospective beneficial owners of Class EC Certificates and/or Exchangeable Certificates should consult their own tax advisors as to the appropriate method of accounting for their interest in those Certificates.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules.

The parties responsible for the tax administration of the Trust REMICs described herein will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. The new rules are complex and likely will be clarified and possibly revised before going into effect. Residual interest holders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

The Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class EC Certificates and Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, to report the Issuing Entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the Issuing Entity were disposed of or Certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the Issuing Entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such Certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5. The Certificate Administrator will also be required to make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the related Treasury regulations and (ii) certificateholders who do not hold their Certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. No assurance can be given that holders of Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Internal Revenue Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

•	a fiduciary of a Plan, or

•	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers or co-manager, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some Certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through Certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool Certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Cantor Fitzgerald & Co., Authorization Number 2011-05E (June 6, 2011), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through Certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

•	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	Certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

•	Certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying Mortgage Loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

•	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

•	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

•	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more Classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and

(ii) 50% or more of the aggregate interest in the Issuing Entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

•	providing services to the Plan,

•	having a specified relationship to this person, or

•	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, Certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the

Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

Ohio. Two (2) of the Mortgaged Properties, representing security for 13.9% of the Initial Pool Balance are located in Ohio.

Commercial mortgage loans in Ohio are generally secured by mortgages on the related real estate, and such mortgages are foreclosed judicially. A suit to foreclose a mortgage is initiated with the filing, in the county in which the real estate is located, of a complaint against, and the service of a summons and complaint upon, the owner of the real estate and all parties with a recorded interest in the real estate. Along with the complaint, the filing plaintiff must include a preliminary judicial lien report or a commitment of an owner’s fee policy of title insurance (practice varies from county to county) that is prepared by a title company and includes, among other things, a complete legal description of each parcel of real estate to be sold at the judicial sale as well as the home addresses of all record owners and lienholders. In many counties, the plaintiff must also file proof of ownership of the original note. If no answers to the complaint are filed, a judgment by default foreclosing the mortgage may be filed. If an answer is filed, any disputes raised by the answer must be determined judicially by summary disposition, if appropriate, or by trial. Once a judgment foreclosing the mortgage has been filed, the plaintiff files a praecipe with the clerk of courts requesting that an order and notice of sale of the real estate be issued by the clerk of the courts to the sheriff of the county in which the foreclosure judgment was entered. An advertisement of the foreclosure sale is published once a week for three to five consecutive weeks (practice varies from county to county) beginning at least thirty (30) days prior to the sale in a newspaper of general circulation in the county in which the judgment was entered and in which the real estate is located. The notice of the sale, with a copy of the advertisement of sale that is to be published, is normally sent by restricted and regular mail to the owner of the real estate and all parties claiming an interest in the real estate. The sheriff appoints three disinterested feeholders who must agree on the value of the related property. The sale is conducted by the sheriff’s office at the courthouse in the county in which the judgment was rendered, on the property or elsewhere as ordered by the court. The property must sell for at least two-thirds of the appraised value; and if the minimum bid is not received, the property must be reappraised and auctioned again. A party may petition the court for relief from the minimum bid requirement after an unsuccessful sale. Any delinquent real estate taxes on the real estate must be paid out of the proceeds of the sheriff’s sale. If the mortgagee bids its debt, the mortgagee is not required to pay the purchase price, but is required to pay off prior liens, taxes and sheriff’s costs. After the sale, a return is filed by the sheriff conducting the sale. A motion to confirm the sale must be filed with the court issuing the order of sale. If the court finds that the sale was performed in conformity with law and equity, the court will issue an order confirming the sale, which cuts off the equity of redemption. Upon the entry of an order confirming the sale, the sheriff conducting the sale will issue a sheriff’s deed to the real estate to the successful purchaser at the sale.

Texas. Eight (8) of the Mortgaged Properties, representing security for 10.5% of the Initial Pool Balance are located in Texas.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property.

The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.

The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.

Some or all of the Mortgage Loans underlying the Offered Certificates are nonrecourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor.

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships.

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

The Pooling and Servicing Agreement provides that if any Mortgage Loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the Mortgage Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the Mortgage Loan is included in the Issuing Entity, the Master Servicer or Special Servicer, on behalf of the Trustee, will be required to take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due on sale clause contained in the related Mortgage Loan, in each case subject to any consent rights of the Special Servicer (in the case of an action by the Master Servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Certificates, and would not be covered by advances or any form of credit support provided in connection with the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

•	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through Certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the Certificates in question on each distribution date and, except in the case of interest-only Certificates, the ultimate payment in full of the certificate balance of each Class of Certificates in question on a date that is not later than the rated final distribution date with respect to such Class of Certificates. A rating takes into consideration, among other things, the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates in question, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Certificates in question. A securities rating on mortgage pass-through Certificates does not, however, represent any assessment of or constitute a statement regarding—

•	whether the price paid for those Certificates is fair;

•	whether those Certificates are a suitable investment for any particular investor;

•	the tax attributes of those Certificates or of the trust;

•	the yield to maturity or, if they have principal balances, the average life of those Certificates;

•	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying Mortgage Loans;

•	the degree to which the amount or frequency of prepayments on the underlying Mortgage Loans might differ from those originally anticipated;

•	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

•	whether or to what extent the interest payable on those Certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying Mortgage Loans;

•	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

•	if those Certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those Certificates.

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through Certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such Certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-AB Certificates and/or the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”), pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below. In connection with the offering contemplated by this prospectus, Citigroup Global Markets Inc. and Cantor Fitzgerald & Co. are acting as co-lead managers and joint bookrunners with respect to approximately 75.8% and 24.2%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC is acting as co-manager.

Class	Citigroup Global Markets Inc.	Cantor Fitzgerald & Co.	Drexel Hamilton, LLC

Class A-1	$ 27,446,813	$ 8,758,187	$ 0
Class A-2	$ 11,410,839	$ 3,641,161	$ 0
Class A-3	$ 140,247,492	$ 44,752,508	$ 0
Class A-4	$ 180,036,084	$ 57,448,916	$ 0
Class A-AB	$ 41,888,514	$ 13,366,486	$ 0
Class X-A	$ 430,390,745	$ 137,336,255	$ 0
Class X-B	$ 27,212,562	$ 8,683,438	$ 0
Class A-S	$ 29,361,002	$ 9,368,998	$ 0
Class B	$ 27,212,562	$ 8,683,438	$ 0
Class EC	$ 0	$ 0	$ 0
Class C	$ 26,496,163	$ 8,454,837	$ 0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,700,000.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 114.62% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2016, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of the Depositor, Citibank (the Certificate Administrator) and CGMRC (a Sponsor, an Originator and the current holder of three of the Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans, two of the Marriott Savannah Riverfront Pari Passu Companion Loans, the 247 Bedford Avenue Pari Passu Companion Loan and one of the Park Place Pari Passu Companion Loans). Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P. (a Sponsor, an Originator and the current holder of all of the OZRE Leased Fee Portfolio Pari Passu Companion Loans, two of the Marriott Savannah Riverfront Pari Passu Companion Loans and the Madbury Commons Pari Passu Companion Loan), and Berkeley Point (a primary servicer). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Cantor Fitzgerald & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, and (ii) the payment by the Depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”. In addition, (i) proceeds received by SMF V in connection with the contribution of the SMF V Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, the Certificate Administrator, an affiliate of CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, as the repurchase agreement counterparty; and (ii) proceeds received by FCRE in connection with the contribution of the FCRE Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, the Certificate Administrator, an affiliate of CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, as the repurchase agreement counterparty.

As a result of the circumstances described above, Citigroup Global Markets Inc. and Cantor Fitzgerald & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests.”

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 390 Greenwich Street, 7th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207132) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of this prospectus through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

Index of Certain Defined Terms

17g-5 Information Provider	332
1986 Act	457
2010 PD Amending Directive	12
2015 Budget Act	464
247 Bedford Avenue Loan Combination	208
247 Bedford Avenue Mortgage Loan	208
247 Bedford Avenue Pari Passu Companion Loan	208
30/360 Basis	313
AB Loan Combination	150
AB Modified Loan	382
Accelerated Mezzanine Loan	409
Acceptable Insurance Default	352
Accredited Investor	14
Actual/360 Basis	191
Additional Primary Servicing Compensation	286
Administrative Fee Rate	371
ADR	152
Advance Rate	358
Advances	357
Affected Investor	70
Affirmative Asset Review Vote	420
AIFMD	70
Allocated Cut-off Date Loan Amount	152
AmTrust Guarantor	174
Ancillary Fees	366
Annual Debt Service	153
Anticipated Repayment Date	191
Appraisal Date	153
Appraisal Reduction Amount	381
Appraisal Reduction Event	379
Appraised Value	153
Appraised-Out Class	383
Appraiser	381
ARD	153
ARD Loan	191
Assessment of Compliance	385
Asset Representations Reviewer	297
Asset Representations Reviewer Asset Review Fee	371
Asset Representations Reviewer Ongoing Fee	371
Asset Representations Reviewer Ongoing Fee Rate	371
Asset Representations Reviewer Termination Event	424
Asset Representations Reviewer Upfront Fee	371
Asset Review	421
Asset Review Notice	420
Asset Review Quorum	420
Asset Review Report	422
Asset Review Report Summary	422
Asset Review Standard	421
Asset Review Trigger	419
Asset Review Vote Election	420
Assumed Final Distribution Date	320
Assumption Fees	367
Attestation Report	385
Available Funds	307
Balloon Balance	153
Balloon Mortgage Loans	191
Bankruptcy Code	72
Base Interest Fraction	319
BCBS	71
Beds	160
Berkeley Point	281, 282
Borrower Delayed Reimbursements	366
Borrower Party	409
BPC Parties	287
BPC Primary Serviced Mortgage Loan	285
BPC Primary Servicer Termination Event	288
BPC Primary Servicing Agreement	285
BPC Serviced Companion Loans	285
B-Piece Buyers	136
Brookfield Office Member Loans	205
Bushwick Release Parcel	198
CBE	450
CCRE Data Tape	249
CCRE Deal Team	249
CCRE Financing Affiliates	248
CCRE Lending	151, 248
CCRE Marriott Savannah Riverfront Note	151
CCRE Mortgage Loans	151, 248
CDI 202.01	72
Certificate Administrator	276
Certificate Balance	303
Certificate Owner	327
Certificate Summary	10
Certificateholder	327
Certificateholder Quorum	395
Certificateholder Repurchase Request	426
Certificates	302
Certifying Certificateholder	336
CFCRE 2016-C4 Asset Representations Reviewer	225
CFCRE 2016-C4 Certificate Administrator	225
CFCRE 2016-C4 Controlling Class Representative	226
CFCRE 2016-C4 Depositor	225
CFCRE 2016-C4 Operating Advisor	225
CFCRE 2016-C4 Pooling and Servicing Agreement	207
CFCRE 2016-C4 Securitization	206
CFCRE 2016-C4 Servicer	225
CFCRE 2016-C4 Special Servicer	225
CFCRE 2016-C4 Trustee	225
CGCMT 2016-GC36 Asset Representations Reviewer	232
CGCMT 2016-GC36 Certificate Administrator	232
CGCMT 2016-GC36 Controlling Class Representative	233
CGCMT 2016-GC36 Depositor	232
CGCMT 2016-GC36 Operating Advisor	232
CGCMT 2016-GC36 Pooling and Servicing Agreement	208

CGCMT 2016-GC36 Securitization	208
CGCMT 2016-GC36 Servicer	232
CGCMT 2016-GC36 Special Servicer	232
CGCMT 2016-GC36 Trustee	232
CGCMT 2016-GC37 Securitization	208
CGMRC	151, 243
CGMRC Data File	244
CGMRC Marriott Savannah Riverfront Note	151
CGMRC Mortgage Loans	151
CGMRC Securitization Database	244
Citibank	276
CL&P	173
Class	302
Class A-AB Scheduled Principal Balance	309
Class A-S Percentage Interest	304
Class A-S Trust Component	304
Class A-S-Exchange Percentage Interest	304
Class B Percentage Interest	304
Class B Trust Component	304
Class B-Exchange Percentage Interest	304
Class C Percentage Interest	304
Class C Trust Component	304
Class C-Exchange Percentage Interest	304
Class EC Component	304
Class EC Component A-S	304
Class EC Component B	304
Class EC Component C	305
Class X Certificates	302
Class X Strip Rate	313
Clearstream	333
Clearstream Participants	335
Closing Date	152, 302
CMBS	69, 243
Code	57, 455
Co-Lender Agreement	210
Collateral Deficiency Amount	382
Collection Account	360
Collection Period	308
Collective Investment Scheme	11
Communication Request	336
Companion Loan	150
Companion Loan Holder	346
Companion Loan Rating Agency	390
Compensating Interest Payment	321
Consent Fees	365
Consultation Election Notice	427
Consultation Requesting Certificateholder	427
Consultation Termination Event	409
Control Eligible Certificates	384, 409
Control Termination Event	409
Controlling Class	409
Controlling Class Certificateholder	408
Controlling Class Representative	408
Controlling Note Holder	210
Corrected Loan	353
CPR	446
CREFC®	324
CREFC® Intellectual Property Royalty License Fee	371
CREFC® Intellectual Property Royalty License Fee Rate	371
CREFC® Reports	324
Crossed Group	153
Cross-Over Date	312
CRR	70
CSC	176
Cumulative Appraisal Reduction Amount	382, 383
Cure/Contest Period	422
Custodian	274, 405
Cut-off Date	150
Cut-off Date Balance	150
Cut-off Date DSCR	156
Cut-off Date Loan-to-Value Ratio	154
Cut-off Date LTV Ratio	154
DBNTC	275
DBTCA	274
Debt Service Coverage Ratio	156
Debt Yield on Underwritten NCF	155
Debt Yield on Underwritten Net Cash Flow	155
Debt Yield on Underwritten Net Operating Income	155
Debt Yield on Underwritten NOI	155
Defaulted Mortgage Loan	369
Defeasance	E-1-9
Defeasance Deposit	196
Defeasance Loans	196
Defeasance Lock Out Period	196
Defeasance Option	196
Defective Mortgage Loan	344
Definitive Certificate	333
Delinquent Loan	420
Depositaries	334
Depositor	152, 273
Determination Date	306
Diligence File	339
Directing Holder	408
Disclosable Special Servicer Fees	370
Dispute Resolution Consultation	428
Dispute Resolution Cut-off Date	427
Distribution Account	361
Distribution Date	306
Document Defect	338
Dodd-Frank Act	71
DSCR	156, 261
DTC	333
DTC Participants	334
DTC Rules	334
Due Date	191, 308
Due Diligence Questionnaire	245
Due Diligence Requirement	70
Due Period	308
EDGAR	502
EEA	70
Eligible Asset Representations Reviewer	423
Eligible Operating Advisor	417
Embassy Suites Lake Buena Vista Certificateholders	237

Embassy Suites Lake Buena Vista Controlling Class Representative	239
Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan	209
Embassy Suites Lake Buena Vista Controlling Pari Passu Companion Loan Securitization Date	209
Embassy Suites Lake Buena Vista Depositor	237
Embassy Suites Lake Buena Vista Future Asset Representations Reviewer	237
Embassy Suites Lake Buena Vista Future Certificate Administrator	237
Embassy Suites Lake Buena Vista Future Operating Advisor	237
Embassy Suites Lake Buena Vista Future Pooling and Servicing Agreement	209
Embassy Suites Lake Buena Vista Future Servicer	237
Embassy Suites Lake Buena Vista Future Special Servicer	237
Embassy Suites Lake Buena Vista Future Trustee	237
Embassy Suites Lake Buena Vista Loan Combination	209
Embassy Suites Lake Buena Vista Loan Combination Directing Holder	239
Embassy Suites Lake Buena Vista Mortgage Loan	209
Embassy Suites Lake Buena Vista Securitization Trust	209
Enforcing Party	426
Enforcing Servicer	426
Environmental Condition	492, E-1-12
ERISA	468
ESA	171, E-1-12
Euroclear	333
Euroclear Operator	335
Euroclear Participants	335
Excess Interest	192
Excess Interest Distribution Account	361
Excess Liquidation Proceeds Reserve Account	361
Excess Modification Fees	365
Excess Penalty Charges	366
Excess Prepayment Interest Shortfall	321
Exchange Act	242
Exchange Date	306
Exchangeable Certificates	302
Exchangeable Distribution Account	362
Exchangeable Proportion	305
Excluded Controlling Class Holder	139, 330
excluded controlling class mortgage loan	139
Excluded Controlling Class Mortgage Loan	409
excluded information	139
Excluded Information	330
Excluded Mortgage Loan	409
Excluded Mortgage Loan Special Servicer	393
Excluded Special Servicer Mortgage Loan	393
Exemption Rating Agency	471
FATCA	466
FCRE	151, 253
FCRE Data File	254
FCRE Mortgage Loans	151
FCRE Securitization Database	254
FDIC	123, 277, 295
FETL	15
FIEL	15
Final Asset Status Report	414
Final Dispute Resolution Election Notice	428
Financial Promotion Order	11
Fitch	280
Form 8-K	242
FPO Persons	11
FSCMA	15
FSMA	11
Funds	295
Grantor Trust	455
Ground Lease	E-1-10
Ground Leases	165
Hard Lockbox	156
High Net Worth Companies, Unincorporated Associations, Etc.	11
Hyatt Regency Huntington Beach Resort & Spa Loan Combination	207
Hyatt Regency Huntington Beach Resort & Spa Mortgage Loan	207
Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loan	207
Hyatt Regency Huntington Beach Resort & Spa Pari Passu Companion Loans	207
IDA	190
IKB	275
Indirect Participants	334
Initial Interest Deposit Amount	308
Initial Pool Balance	150
Initial Rate	191
Initial Requesting Certificateholder	426
In-Place Cash Management	156
Institutional Investor	14
Insurance Rating Requirements	E-1-4
Interest Accrual Amount	314
Interest Accrual Period	314
Interest Distribution Amount	314
Interest Only Mortgage Loans	191
Interest Reserve Account	361
Interest Shortfall	314
Interested Person	404
Interest-Only Certificates	302
Investment Company Act	1
Investor Certification	326
IRS	456
Issuing Entity	150
JC Penney	184
Joint Ventures	184
JPMDB 2016-C2 Securitization	207
KBRA	390
Largest Tenant	156
Largest Tenant Lease Expiration	157

Lender Liability Act	493
Lennar	295
Liquidation Fee	368
Liquidation Fee Rate	368
Liquidation Proceeds	369
LNR	290
LNR Partners	290
Loan Combination	150
Loan Combination Custodial Account	360
Loan Per Unit	157
Loss of Value Payment	343
Loss of Value Reserve Fund	362
Losses	287
Lower-Tier Regular Interests	455
Lower-Tier REMIC	455
Lower-Tier REMIC Distribution Account	361
LTV	261
LTV Ratio at Maturity	157
LUST	172
Madbury Commons Loan Combination	208
Madbury Commons Mortgage Loan	208
Madbury Commons Pari Passu Companion Loan	208
MAI	380, E-1-13
Major Decision	406
Marriott Savannah Riverfront Loan Combination	207
Marriott Savannah Riverfront Mortgage Loan	207
Marriott Savannah Riverfront Pari Passu Companion Loan	207
Marriott Savannah Riverfront Pari Passu Companion Loans	207
MAS	13
Master Servicer	278
Master Servicer Remittance Date	356
Material Breach	341
Material Defect	342
Material Document Defect	338
Maturity Date Loan-to-Value Ratio	157
Maturity Date LTV Ratio	157
MDEQ	173
Modeling Assumptions	446
Modification Fees	366
Monroe IDA	171
Monthly Payment	308
Moody’s	390
Morningstar	280
Mortgage	150
Mortgage File	337
Mortgage Loan Purchase Agreement	337
Mortgage Loan Schedule	349
Mortgage Loan Sellers	151
Mortgage Loans	150
Mortgage Note	150
Mortgage Pool	150
Mortgage Rate	313
Mortgaged Property	150
Mortgagee	E-1-13
Most Recent NOI	158
Net Cash Flow	159
Net Mortgage Pass-Through Rate	313
Net Mortgage Rate	313
Non-Offered Certificates	302
Nonrecoverable Advance	358
Non-Reduced Certificates	327
Non-U.S. Tax Person	466
Notional Amount	305
NRSRO	326, 476
NRSRO Certification	327
Occupancy	158
Occupancy Date	158
Offered Certificates	302
OID Regulations	458
OLA	123
One Harbor Point Square Loan Combination	207
One Harbor Point Square Mortgage Loan	207
One Harbor Point Square Pari Passu Companion Loan	207
Operating Advisor	297
Operating Advisor Consulting Fee	370
Operating Advisor Fee	370
Operating Advisor Fee Rate	370
Operating Advisor Standard	413
Operating Advisor Termination Event	415
Original Balance	158
Originators	152, 256
Other Crossed Loans	344
Outside Certificate Administrator	348
Outside Controlling Class Representative	348
Outside Controlling Note Holder	347
Outside Custodian	348
Outside Depositor	348
Outside Operating Advisor	348
Outside Securitization	348
Outside Serviced Companion Loan	347
Outside Serviced Loan Combination	347
Outside Serviced Mortgage Loan	347
Outside Servicer	348
Outside Servicer Fee Rate	376
Outside Servicing Agreement	348
Outside Special Servicer	348
Outside Trustee	348
OZM	174
OZRE Leased Fee Portfolio Certificateholders	211
OZRE Leased Fee Portfolio Controlling Class Representative	213
OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan	206
OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date	207
OZRE Leased Fee Portfolio Depositor	211
OZRE Leased Fee Portfolio Future Asset Representations Reviewer	211
OZRE Leased Fee Portfolio Future Certificate Administrator	211
OZRE Leased Fee Portfolio Future Operating Advisor	211

OZRE Leased Fee Portfolio Future Pooling and Servicing Agreement	207
OZRE Leased Fee Portfolio Future Servicer	210
OZRE Leased Fee Portfolio Future Special Servicer	210
OZRE Leased Fee Portfolio Future Trustee	211
OZRE Leased Fee Portfolio Loan Combination	206
OZRE Leased Fee Portfolio Loan Combination Directing Holder	212
OZRE Leased Fee Portfolio Mortgage Loan	206
OZRE Leased Fee Portfolio Pari Passu Companion Loan	206
OZRE Leased Fee Portfolio Pari Passu Companion Loans	206
OZRE Leased Fee Portfolio Release Price	197
P&I Advance	356
Pads	160
Pari Passu Companion Loan	150
Pari Passu Indemnified Items	389
Pari Passu Indemnified Parties	389
Pari Passu Loan Combination	150
Park Bridge Financial	297
Park Bridge Lender Services	297
Park Place Loan Combination	208
Park Place Mortgage Loan	208
Park Place Pari Passu Companion Loan	208
Park Place Pari Passu Companion Loans	208
Park Place Release Parcel	199
Partial Release Notice Date	198
Participants	333
Party in Interest	468
Pass-Through Rate	312
PCIS Persons	11
PCO	189
PCR	259, 272
Penalty Charges	366
Percentage Interest	306
Permitted Encumbrances	E-1-2
Permitted Investments	307
Permitted Special Servicer/Affiliate Fees	370
PILOT	190
PIPs	114, 175
Plan Asset Regulations	469
PLL	173
PML	263
Pooling and Servicing Agreement	346
Pooling and Servicing Agreement Party Repurchase Request	426
PRC	13
Preliminary Asset Review Report	422
Preliminary Dispute Resolution Election Notice	427
Prepayment Assumption	459
Prepayment Interest Excess	320
Prepayment Interest Shortfall	320
Prepayment Penalty Description	159
Prepayment Provision	159
Prime Rate	358
Principal Balance Certificates	302
Principal Distribution Amount	314
Principal Shortfall	315
Privileged Information	413
Privileged Information Exception	413
Privileged Person	326
Professional Investors	13
Prohibited Prepayment	321
Promotion of Collective Investment Schemes Exemptions Order	11
Property Advances	357
Proposed Course of Action Notice	427
Prospectus	13
Prospectus Directive	12
PTE	471
Purchased Loan	249
Qualified Investor	12
Qualified Investors	12
Qualified Mortgage	338
Qualified Substitute Mortgage Loan	343
RadioShack	185
Rated Final Distribution Date	320
Rating Agencies	498
Rating Agency	498
Rating Agency Confirmation	431
Rating Agency Declination	431
RCM	295
RCRA	493
Realized Loss	322
REC	171
Recognized Collective Investment Scheme	11
Record Date	306
Registration Statement	502
Regular Certificates	302
Regular Interestholder	457
Regular Interests	455
Regulation AB	242
Related Group	159
Release Date	196
Relevant Member State	12
Relevant Person	14
Relevant Persons	11
REMIC	455
REMIC LTV Test	148
REMIC Regulations	455
REO Account	362
REO Companion Loan	316
REO Loan	316
REO Mortgage Loan	316
REO Property	302
Repurchase Price	342, 432
Repurchase Request	426
Requesting Certificateholder	427
Requesting Holders	383
Requesting Investor	336
Requesting Party	430
Requirements	497
Residual Certificates	302
Resolution Failure	427
Resolved	427
Restricted Group	472

Restricted Party	413
Retention Requirement	70
Review Materials	420
Revised Rate	191
RevPAR	159
Rialto	294
Risk Factors	10
Rite Aid – ACV Portfolio Partial Defeasance Notice Date	199
RMBS	275
Rooms	160
Rule 17g-5	327, 398
S&P	280
Scheduled Principal Distribution Amount	315
Sears	184
SEC	242
Securities Act	242
Securitization Accounts	302
SEL	263, E-1-5
Senior Certificates	302
Seritage	184
Serviced AB Loan Combination	346
Serviced Companion Loan	346
Serviced Companion Loan Holder	346
Serviced Companion Loan Securities	132, 390
Serviced Loan Combination	346
Serviced Loans	347
Serviced Mortgage Loans	347
Serviced Outside Controlled Companion Loan	347
Serviced Outside Controlled Loan Combination	347
Serviced Outside Controlled Mortgage Loan	347
Serviced Pari Passu Companion Loan	346
Serviced Pari Passu Companion Loan Holder	346
Serviced Pari Passu Loan Combination	346
Serviced Subordinate Companion Loan	346
Serviced Subordinate Companion Loan Holder	346
Servicer Termination Events	389
Servicing Fee	364
Servicing Fee Rate	364
Servicing Function Participant	386
Servicing Shift Companion Loan	348
Servicing Shift Loan Combination	348
Servicing Shift Mortgage Loan	348
Servicing Standard	350
Servicing Transfer Event	351
Severed Lease	165
SFA	13
Similar Law	474
Similar Requirements	70
Single-Purpose Entity	E-1-9
SMC	251
SMF V	151, 251
SMF V Data Tape	252
SMF V Mortgage Loans	151
SMF VI	293
SMMEA	476
Soft Lockbox	159
Soft Springing Lockbox	159
Solvency II	70
Special Servicer Decision	354
Special Servicing Fee	367
Special Servicing Fee Rate	367
Specially Serviced Loan	351
Split Mortgage Loan	150
Sponsors	152, 243
Springing Cash Management	159
Springing Lockbox	159
Standard Qualifications	E-1-1
Startup Day	455
Starwood	251
Starwood Review Team	251
Stated Principal Balance	315
Structured Product	13
Subject Loans	371, 375
Subordinate Certificates	302
Subordinate Companion Loan	150
Sub-Servicing Agreement	356
Summary of Terms	10
TCO	189
Terms and Conditions	335
Terrorism Cap Amount	E-1-8
Tests	421
Third Party Report	152
TIA	71, 275
Title Exception	E-1-2
Title Policy	E-1-2
Title V	496
Trailing 12 NOI	158
Tranche Percentage Interest	305
TRIA	E-1-8
TRIPRA	121
Trust Component	304
Trust REMICs	455
Trustee	274
Trustee/Certificate Administrator Fee	370
Trustee/Certificate Administrator Fee Rate	370
U.S. Tax Person	466
Underwriter Entities	129
Underwriter Exemption	471
Underwriting Agreement	500
Underwritten EGI	160
Underwritten Expenses	159
Underwritten NCF	159
Underwritten NCF DSCR	156
Underwritten Net Cash Flow	159
Underwritten Net Operating Income	159
Underwritten NOI	159
Underwritten Revenues	160
Unitary Ground Lease	165
Units	160
Unscheduled Principal Distribution Amount	315
Unsolicited Information	421
Updated Appraisal	399
Upper-Tier REMIC	455
Upper-Tier REMIC Distribution Account	361
UST	172
UW NCF DSCR	156

Volcker Rule	71
Voting Rights	332
WAC Rate	313
Wachovia	278
Wal-Mart	184
Weighted Average Mortgage Rate	160
Wells Fargo	278
Withheld Amounts	361
Workout Fee	367
Workout Fee Rate	368
Workout-Delayed Reimbursement Amount	360
YM Group A	318
YM Group B	318
YM Groups	318
Zoning Regulations	E-1-7

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)
1	Loan		CGMRC	CGMRC	The Strip	NAP	NAP	6338-6765 Strip Avenue Northwest	North Canton	Ohio	44720	Retail	Anchored	1996	NAP	786,928	SF	129.45	Fee Simple	102,000,000
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	NAP	NAP									3,926,180	SF	44.76		65,750,000
2.01	Property				300 Arboretum Place			300 Arboretum Place	North Chesterfield	Virginia	23236	Other	Leased Fee	1988	NAP	214,209	SF		Fee Simple
2.02	Property				700 East Gate Drive			700 East Gate Drive	Mount Laurel	New Jersey	08054	Other	Leased Fee	1984	NAP	119,272	SF		Fee Simple
2.03	Property				6802 Paragon Place			6802 Paragon Place	Richmond	Virginia	23230	Other	Leased Fee	1998, 2000	NAP	143,783	SF		Fee Simple
2.04	Property				6800 Paragon Place			6800 Paragon Place	Richmond	Virginia	23230	Other	Leased Fee	1986	NAP	146,365	SF		Fee Simple
2.05	Property				2100 West Laburnum Avenue			2100 West Laburnum Avenue	Richmond	Virginia	23227	Other	Leased Fee	1984	NAP	128,301	SF		Fee Simple
2.06	Property				7300 Beaufont Springs Drive			7300 Beaufont Springs Drive	North Chesterfield	Virginia	23225	Other	Leased Fee	1998	NAP	120,665	SF		Fee Simple
2.07	Property				7501 Boulder View Drive			7501 Boulder View Drive	North Chesterfield	Virginia	23225	Other	Leased Fee	1989	NAP	136,654	SF		Fee Simple
2.08	Property				4870 Sadler Road			4870 Sadler Road	Glen Allen	Virginia	23060	Other	Leased Fee	2000	NAP	62,100	SF		Fee Simple
2.09	Property				12015 Lee Jackson Memorial Highway			12015 Lee Jackson Memorial Highway	Fairfax	Virginia	22033	Other	Leased Fee	1985	NAP	150,758	SF		Fee Simple
2.10	Property				6806 Paragon Place			6806 Paragon Place	Richmond	Virginia	23230	Other	Leased Fee	1998, 2000	NAP	74,480	SF		Fee Simple
2.11	Property				925 Harvest Drive			925 Harvest Drive	Blue Bell	Pennsylvania	19422	Other	Leased Fee	1990	NAP	62,957	SF		Fee Simple
2.12	Property				555 Croton Road			555 Croton Road	King of Prussia	Pennsylvania	19406	Other	Leased Fee	1999	NAP	96,909	SF		Fee Simple
2.13	Property				980 Harvest Drive			980 Harvest Drive	Blue Bell	Pennsylvania	19422	Other	Leased Fee	1988	NAP	62,379	SF		Fee Simple
2.14	Property				309 Fellowship Road			309 Fellowship Road	Mount Laurel	New Jersey	08054	Other	Leased Fee	1982	NAP	55,698	SF		Fee Simple
2.15	Property				11781 Lee Jackson Memorial Highway			11781 Lee Jackson Memorial Highway	Fairfax	Virginia	22033	Other	Leased Fee	1982	NAP	130,381	SF		Fee Simple
2.16	Property				305 Fellowship Road			305 Fellowship Road	Mount Laurel	New Jersey	08054	Other	Leased Fee	1980	NAP	56,583	SF		Fee Simple
2.17	Property				701 East Gate Drive			701 East Gate Drive	Mount Laurel	New Jersey	08054	Other	Leased Fee	1986	NAP	61,794	SF		Fee Simple
2.18	Property				920 Harvest Drive			920 Harvest Drive	Blue Bell	Pennsylvania	19422	Other	Leased Fee	1989	NAP	51,875	SF		Fee Simple
2.19	Property				4880 Sadler Road			4880 Sadler Road	Glen Allen	Virginia	23060	Other	Leased Fee	1998, 2000	NAP	63,427	SF		Fee Simple
2.20	Property				1025 Boulders Parkway			1025 Boulders Parkway	North Chesterfield	Virginia	23225	Other	Leased Fee	1994	NAP	93,143	SF		Fee Simple
2.21	Property				2201 Tomlynn Street			2201 Tomlynn Street	Richmond	Virginia	23230	Other	Leased Fee	1990	NAP	85,861	SF		Fee Simple
2.22	Property				2511 Brittons Hill Road			2511 Brittons Hill Road	Richmond	Virginia	23230	Other	Leased Fee	1988	NAP	132,548	SF		Fee Simple
2.23	Property				7401 Beaufont Springs Drive			7401 Beaufont Springs Drive	North Chesterfield	Virginia	23225	Other	Leased Fee	1996	NAP	82,781	SF		Fee Simple
2.24	Property				2240-2250 Butler Pike			2240-2250 Butler Pike	Plymouth Meeting	Pennsylvania	19462	Other	Leased Fee	1970-1984	NAP	52,229	SF		Fee Simple
2.25	Property				4805 Lake Brook Drive			4805 Lake Brook Drive	Glen Allen	Virginia	23060	Other	Leased Fee	1995	NAP	60,208	SF		Fee Simple
2.26	Property				4401 Fair Lakes Court			4401 Fair Lakes Court	Fairfax	Virginia	22033	Other	Leased Fee	1987	NAP	55,828	SF		Fee Simple
2.27	Property				9100 Arboretum Parkway			9100 Arboretum Parkway	North Chesterfield	Virginia	23236	Other	Leased Fee	1988	NAP	58,446	SF		Fee Simple
2.28	Property				2812 Emerywood Parkway			2812 Emerywood Parkway	Richmond	Virginia	23294	Other	Leased Fee	1979, 1998, 2000	NAP	56,984	SF		Fee Simple
2.29	Property				500 Enterprise Road			500 Enterprise Road	Horsham	Pennsylvania	19044	Other	Leased Fee	1991	NAP	66,751	SF		Fee Simple
2.30	Property				303 Fellowship Road			303 Fellowship Road	Mount Laurel	New Jersey	08054	Other	Leased Fee	1979	NAP	53,768	SF		Fee Simple
2.31	Property				7325 Beaufont Springs Drive			7325 Beaufont Springs Drive	North Chesterfield	Virginia	23225	Other	Leased Fee	1998	NAP	77,648	SF		Fee Simple
2.32	Property				910 Harvest Drive			910 Harvest Drive	Blue Bell	Pennsylvania	19422	Other	Leased Fee	1989	NAP	52,611	SF		Fee Simple
2.33	Property				9011 Arboretum Parkway			9011 Arboretum Parkway	North Chesterfield	Virginia	23236	Other	Leased Fee	1990	NAP	73,183	SF		Fee Simple
2.34	Property				2260 Butler Pike			2260 Butler Pike	Plymouth Meeting	Pennsylvania	19462	Other	Leased Fee	1984	NAP	31,892	SF		Fee Simple
2.35	Property				1 Progress Drive			1 Progress Drive	Horsham	Pennsylvania	19044	Other	Leased Fee	1988	NAP	79,204	SF		Fee Simple
2.36	Property				307 Fellowship Road			307 Fellowship Road	Mount Laurel	New Jersey	08054	Other	Leased Fee	1981	NAP	54,073	SF		Fee Simple
2.37	Property				140 West Germantown Pike			140 West Germantown Pike	Plymouth Meeting	Pennsylvania	19462	Other	Leased Fee	1985	NAP	25,357	SF		Fee Simple
2.38	Property				9200 Arboretum Parkway			9200 Arboretum Parkway	North Chesterfield	Virginia	23236	Other	Leased Fee	1988	NAP	49,542	SF		Fee Simple
2.39	Property				9210 Arboretum Parkway			9210 Arboretum Parkway	North Chesterfield	Virginia	23236	Other	Leased Fee	1988	NAP	48,423	SF		Fee Simple
2.40	Property				2221 Dabney Road			2221 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1983	1994	45,250	SF		Fee Simple
2.41	Property				815 East Gate Drive			815 East Gate Drive	Mount Laurel	New Jersey	08054	Other	Leased Fee	1986	NAP	25,500	SF		Fee Simple
2.42	Property				120 West Germantown Pike			120 West Germantown Pike	Plymouth Meeting	Pennsylvania	19462	Other	Leased Fee	1985	NAP	30,574	SF		Fee Simple
2.43	Property				4364 South Alston Avenue			4364 South Alston Avenue	Durham	North Carolina	27713	Other	Leased Fee	1985	NAP	57,245	SF		Fee Simple
2.44	Property				308 Harper Drive			308 Harper Drive	Moorestown	New Jersey	08057	Other	Leased Fee	1976	NAP	59,500	SF		Fee Simple
2.45	Property				2251 Dabney Road			2251 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1983	1994	42,000	SF		Fee Simple
2.46	Property				2212 Tomlynn Street			2212 Tomlynn Street	Richmond	Virginia	23230	Other	Leased Fee	1985	NAP	45,353	SF		Fee Simple
2.47	Property				2246 Dabney Road			2246 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1991	NAP	33,271	SF		Fee Simple
2.48	Property				2256 Dabney Road			2256 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1983	NAP	33,413	SF		Fee Simple
2.49	Property				2244 Dabney Road			2244 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1995	NAP	33,050	SF		Fee Simple
2.50	Property				2130 Tomlynn Street			2130 Tomlynn Street	Richmond	Virginia	23230	Other	Leased Fee	1986, 1988	NAP	29,700	SF		Fee Simple
2.51	Property				2161 Tomlynn Street			2161 Tomlynn Street	Richmond	Virginia	23230	Other	Leased Fee	1985	NAP	41,550	SF		Fee Simple
2.52	Property				2248 Dabney Road			2248 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1991	NAP	30,184	SF		Fee Simple
2.53	Property				2112 Tomlynn Street			2112 Tomlynn Street	Richmond	Virginia	23230	Other	Leased Fee	1984	NAP	23,850	SF		Fee Simple
2.54	Property				2277 Dabney Road			2277 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1986	NAP	50,400	SF		Fee Simple
2.55	Property				9211 Arboretum Parkway			9211 Arboretum Parkway	North Chesterfield	Virginia	23236	Other	Leased Fee	1991	NAP	30,791	SF		Fee Simple
2.56	Property				2240 Dabney Road			2240 Dabney Road	Richmond	Virginia	23230	Other	Leased Fee	1984	NAP	15,389	SF		Fee Simple
2.57	Property				161 Gaither Drive			161 Gaither Drive	Mount Laurel	New Jersey	08054	Other	Leased Fee	1987	NAP	44,739	SF		Fee Simple
2.58	Property				817 East Gate Drive			817 East Gate Drive	Mount Laurel	New Jersey	08054	Other	Leased Fee	1986	NAP	25,351	SF		Fee Simple
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	NAP	NAP	21500 Pacific Coast Highway	Huntington Beach	California	92648	Hospitality	Full Service	2003	2009-2015	517	Rooms	386,847.20	Fee Simple	54,000,000
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	NAP	NAP	2200 Atlantic Street	Stamford	Connecticut	06902	Office	CBD	2011	NAP	251,295	SF	326.31	Fee Simple	41,000,000
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	NAP	NAP	100 General McIntosh Boulevard	Savannah	Georgia	31401	Hospitality	Full Service	1992	2006	387	Rooms	189,922.48	Fee Simple	40,000,000
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	NAP	NAP	4455 LBJ Freeway	Farmers Branch	Texas	75244	Office	General Suburban	1980	NAP	294,850	SF	98.36	Fee Simple	29,000,000
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	Group 1	NAP									324,641	SF	77.78		25,250,000
7.01	Property				Storage Depot-Northeast			6325 Allentown Boulevard	Harrisburg	Pennsylvania	17112	Self Storage	Self Storage	2004	NAP	68,250	SF		Fee Simple
7.02	Property				Storage Depot-North			4401 North 6th Street	Harrisburg	Pennsylvania	17110	Self Storage	Self Storage	1995	NAP	76,384	SF		Fee Simple
7.03	Property				Storage Depot-South			115 Cumberland Parkway	Mechanicsburg	Pennsylvania	17055	Self Storage	Self Storage	1994	2015	84,151	SF		Fee Simple
7.04	Property				Storage Depot-West			350 South 7th Street	Lemoyne	Pennsylvania	17043	Self Storage	Self Storage	1986	1997	48,542	SF		Fee Simple
7.05	Property				Storage Depot-East			321 Milroy Road	Harrisburg	Pennsylvania	17111	Self Storage	Self Storage	1984	NAP	47,314	SF		Fee Simple
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	NAP	NAP	546 East Avenue	Rochester	New York	14607	Hospitality	Full Service	1975	2012	155	Rooms	144,060.01	Fee Simple	22,500,000
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	NAP	NAP	17-21 Madbury Road	Durham	New Hampshire	03824	Multifamily	Student Housing	2015	NAP	525	Beds	93,333.33	Fee Simple	20,000,000
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	NAP	NAP	229 Parkwood Drive	Lansing	Michigan	48917	Multifamily	Garden	1968, 1970	NAP	406	Units	42,302.96	Fee Simple	17,175,000
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	NAP	NAP	247 Bedford Avenue	Brooklyn	New York	11211	Retail	Anchored	1930	2016	19,625	SF	1,579.62	Fee Simple	17,150,000
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	NAP	NAP	207 East Pleasant Run Road	DeSoto	Texas	75115	Multifamily	Garden	2009	NAP	161	Units	100,931.68	Leasehold	16,250,000
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	NAP	NAP	2080 North Atlantic Avenue	Cocoa Beach	Florida	32931	Hospitality	Full Service	1987	2012-2015	148	Rooms	95,835.07	Fee Simple	14,200,000
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	NAP	NAP									37,850	SF	369.88		14,000,000
14.01	Property				1467-1469 Broadway			1467-1469 Broadway	Brooklyn	New York	11221	Retail	Unanchored	2004	NAP	16,000	SF		Fee Simple
14.02	Property				1419 Broadway			1419 Broadway	Brooklyn	New York	11221	Retail	Single Tenant Retail	1994	2006	14,350	SF		Fee Simple
14.03	Property				1441 Broadway			1441 Broadway	Brooklyn	New York	11221	Retail	Single Tenant Retail	1997	2007	7,500	SF		Fee Simple
15	Loan		CCRE	CCRE	Victorian Square	NAP	NAP	10901 Hull Street Road	Midlothian	Virginia	23112	Retail	Anchored	1987	2013-2014	270,575	SF	51.56	Fee Simple	14,000,000
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	NAP	NAP									361,716	SF	35.25		12,750,000
16.01	Property				Beeline Self Storage			7000 North Military Trail	West Palm Beach	Florida	33410	Self Storage	Self Storage	1986	NAP	67,560	SF		Fee Simple
16.02	Property				Add-a-Space			1320 Bypass Road	Winchester	Kentucky	40391	Self Storage	Self Storage	1990	NAP	61,210	SF		Fee Simple
16.03	Property				Uncle Bob’s Anderson			616 Pearman Dairy Road	Anderson	South Carolina	29625	Self Storage	Self Storage	1984, 1986, 2005, 2006	NAP	55,936	SF		Fee Simple
16.04	Property				Oakmont Storage			811 Schenkel Lane	Frankfort	Kentucky	40601	Self Storage	Self Storage	1994, 2001, 2006	2013	63,780	SF		Fee Simple
16.05	Property				Winn Avenue			261 Winn Avenue	Winchester	Kentucky	40391	Self Storage	Self Storage	2011, 2015	NAP	35,200	SF		Fee Simple
16.06	Property				Bowling Green Self Storage			5650 Russellville Road	Bowling Green	Kentucky	42101	Self Storage	Self Storage	1995, 2003	NAP	48,680	SF		Fee Simple
16.07	Property				Uncle Bob’s Florence			1309 East Howe Springs Road	Florence	South Carolina	29505	Self Storage	Self Storage	1976	2013	29,350	SF		Fee Simple
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	NAP	NAP	46 Geary Street	San Francisco	California	94108	Mixed Use	Office/Retail	1907	2008	18,002	SF	705.48	Fee Simple	12,700,000

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)
18	Loan		SMF V	SMC	Carmel Village	NAP	NAP	7510 Pineville Matthews Road	Charlotte	North Carolina	28226	Retail	Unanchored	2005	NAP	53,795	SF	228.65	Fee Simple	12,300,000
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	NAP	NAP	2900 West Washington Street	Stephenville	Texas	76401	Retail	Anchored	1984	NAP	221,194	SF	55.20	Fee Simple	12,225,000
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	NAP	NAP	1255, 1260, 1333, 1340, 1445 and 1450 South Spectrum Boulevard	Chandler	Arizona	85286	Office	General Suburban	2009-2014	NAP	523,673	SF	177.59	Fee Simple	12,000,000
21	Loan		CGMRC	CGMRC	CSS Island Park	NAP	NAP	4055 Austin Boulevard	Island Park	New York	11558	Self Storage	Self Storage	2004	NAP	72,779	SF	151.14	Fee Simple	11,000,000
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	NAP	NAP	8100 Lake Street	Orlando	Florida	32836	Hospitality	Full Service	1991	2014	334	Rooms	125,748.50	Fee Simple	11,000,000
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	NAP	NAP	31500 Northwestern Highway	Farmington Hills	Michigan	48334	Office	General Suburban	1986	2004	93,802	SF	106.31	Fee Simple	9,984,000
24	Loan	50	SMF V	SMC	Crossroads Plaza	NAP	NAP	401-450 North Berkeley Boulevard	Goldsboro	North Carolina	27534	Retail	Shadow Anchored	1969	NAP	154,733	SF	61.40	Fee Simple	9,500,000
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	NAP	NAP									113,247	SF	79.47		9,000,000
25.01	Property				My Space Storage Lansing			5814 South Pennsylvania Avenue	Lansing	Michigan	48911	Self Storage	Self Storage	1967	2010	36,641	SF		Fee Simple
25.02	Property				My Space Storage Flint			4101 West Pierson Road	Flint	Michigan	48504	Self Storage	Self Storage	1999	NAP	36,166	SF		Fee Simple
25.03	Property				My Space Storage 4th Street			306 North 4th Street	Brighton	Michigan	48116	Self Storage	Self Storage	1960	2002	19,420	SF		Fee Simple
25.04	Property				My Space Storage Hill Road			1287 West Hill Road	Flint	Michigan	48507	Self Storage	Self Storage	1984	NAP	21,020	SF		Fee Simple
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	NAP	NAP	9598 Southwest 114th Street	Ocala	Florida	34481	Retail	Anchored	2006	NAP	88,550	SF	101.07	Fee Simple	8,950,000
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	NAP	NAP	11 Rocky Ridge Road	Asheville	North Carolina	28806	Hospitality	Limited Service	1997	2012	92	Rooms	94,565.22	Fee Simple	8,700,000
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	NAP	NAP	15424 FM 1825	Pflugerville	Texas	78660	Retail	Anchored	1998	2006	67,149	SF	128.45	Fee Simple	8,625,000
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	NAP	NAP	10-12 East Oregon Avenue	Philadelphia	Pennsylvania	19148	Self Storage	Self Storage	1940	2002	104,580	SF	80.32	Fee Simple	8,400,000
30	Loan		SMF V	SMC	Centennial Center	NAP	NAP	300-390 South McCaslin Boulevard	Louisville	Colorado	80027	Retail	Shadow Anchored	1986-1988	NAP	51,970	SF	158.75	Fee Simple	8,250,000
31	Loan		CGMRC	CGMRC	Emory Village	NAP	NAP	1401-1405 Oxford Road and 1554-1556 North Decatur Road	Atlanta	Georgia	30307	Retail	Unanchored	1962	1998	24,074	SF	301.15	Fee Simple	7,250,000
32	Loan		SMF V	SMC	Omni & Centre Square	NAP	NAP									215	Units	32,333.03		6,960,000
32.01	Property				Omni Apartments			2049 South Triviz Drive	Las Cruces	New Mexico	88001	Multifamily	Garden	1987	NAP	162	Units		Fee Simple
32.02	Property				Centre Square Apartments			2135 Payne Street	Las Cruces	New Mexico	88001	Multifamily	Garden	1997	NAP	53	Units		Fee Simple
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	NAP	NAP	4013-4083 Phelan Road	Phelan	California	92371	Retail	Anchored	1990	NAP	58,548	SF	114.30	Fee Simple	6,700,000
34	Loan		CCRE	CCRE	Community Self Storage	NAP	NAP	8300 North Fry Road	Cypress	Texas	77433	Self Storage	Self Storage	2007	NAP	103,555	SF	63.69	Fee Simple	6,625,000
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	NAP	NAP	6031 Cypress Gardens Boulevard	Winter Haven	Florida	33884	Retail	Anchored	1993	NAP	65,370	SF	84.14	Fee Simple	5,500,000
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	NAP	NAP									32,233	SF	169.08		5,450,000
36.01	Property				Rite Aid - Lynden, WA			8090 Guide Meridian Road	Lynden	Washington	98264	Retail	Single Tenant Retail	2006	NAP	17,579	SF		Fee Simple
36.02	Property				Rite Aid - Atco, NJ			375 White Horse Pike	Atco	New Jersey	08004	Retail	Single Tenant Retail	2006	NAP	14,654	SF		Leasehold
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	Group 1	NAP	3 West Roosevelt Boulevard	Marmora	New Jersey	08223	Self Storage	Self Storage	2001-2003	NAP	52,975	SF	96.27	Fee Simple	5,100,000
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	NAP	NAP	3136, 3140 and 3146 North Stockton Hill Road	Kingman	Arizona	86401	Retail	Unanchored	1980	2014	81,013	SF	61.93	Fee Simple	5,040,000
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	NAP	NAP	9815 West Happy Valley Road	Peoria	Arizona	85383	Retail	Shadow Anchored	2008	NAP	25,143	SF	199.26	Fee Simple	5,010,000
40	Loan		CCRE	CCRE	Toscana Park	NAP	NAP	201-335 Florence Avenue and 322, 325, 326 Toscana Boulevard	Granger	Indiana	46530	Mixed Use	Office/Retail	2007	NAP	50,088	SF	99.23	Fee Simple	4,970,000
41	Loan		CCRE	CCRE	Ambassador House Apartments	NAP	NAP	4517 North Pennsylvania Avenue	Oklahoma City	Oklahoma	73112	Multifamily	Garden	1966	2014	142	Units	33,274.65	Fee Simple	4,725,000
42	Loan	59	SMF V	SMC	Eagle Creek	NAP	NAP	4280 South Lee Street	Buford	Georgia	30518	Multifamily	Garden	1972	2003, 2016	114	Units	38,596.49	Fee Simple	4,400,000
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	NAP	NAP	1837 Homer Adams Parkway	Alton	Illinois	62002	Retail	Unanchored	2005	NAP	45,400	SF	96.92	Fee Simple	4,400,000
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	NAP	NAP									276	Pads	15,887.32		4,400,000
44.01	Property				Riverbend Estates			4402 River Bend Drive	San Angelo	Texas	76903	Manufactured Housing	Manufactured Housing	1959	NAP	166	Pads		Fee Simple
44.02	Property				Christoval Estates			3511 Christoval Road	San Angelo	Texas	76903	Manufactured Housing	Manufactured Housing	1956	NAP	110	Pads		Fee Simple
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	NAP	NAP	131 Harbison Boulevard	Columbia	South Carolina	29212	Retail	Unanchored	1998	2012	16,756	SF	259.61	Fee Simple	4,350,000
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	NAP	NAP									83,625	SF	51.91		4,350,000
46.01	Property				Rome Hilliard Storage			466 Hilliard Rome Road	Columbus	Ohio	43228	Self Storage	Self Storage	1965, 1995, 1997	NAP	44,500	SF		Fee Simple
46.02	Property				Betta Stor-It			2614 West Highway 98	Mary Esther	Florida	32569	Self Storage	Self Storage	1989	NAP	39,125	SF		Fee Simple
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	Group 2	Group A	101 Oxford Exchange Boulevard	Oxford	Alabama	36203	Retail	Unanchored	2013	NAP	7,861	SF	284.86	Fee Simple	2,250,000
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	Group 2	Group A	2902 Watson Boulevard	Centerville	Georgia	31028	Retail	Single Tenant Retail	2010	NAP	5,000	SF	373.21	Fee Simple	1,875,000
49	Loan		CGMRC	CGMRC	Walgreens Clinton	NAP	NAP	245 South Main Street	Clinton	Tennessee	37716	Retail	Single Tenant Retail	2003	NAP	13,650	SF	291.96	Fee Simple	3,990,000
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	NAP	NAP	114 Wakelon Street	Zebulon	North Carolina	27597	Retail	Anchored	1985	NAP	113,095	SF	34.48	Fee Simple	3,900,000
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	NAP	NAP	1505 Lynnhaven Parkway	Virginia Beach	Virginia	23453	Retail	Anchored	1980	2014	50,838	SF	70.73	Fee Simple	3,600,000
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	NAP	NAP	170 Henderson Street	Midlothian	Texas	76065	Multifamily	Garden	2001	NAP	50	Units	52,806.34	Fee Simple	2,650,000
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	NAP	NAP	10024 Skokie Boulevard	Skokie	Illinois	60077	Office	General Suburban	1977	2010	26,698	SF	97.04	Fee Simple	2,600,000
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	NAP	NAP	4029 Professional Drive	Hope Mills	North Carolina	28348	Multifamily	Garden	1983, 2005	NAP	60	Units	41,465.19	Fee Simple	2,500,000

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)
1	Loan		CGMRC	CGMRC	The Strip	101,871,670	101,871,670	13.5%	83,164,397	4.75000%	0.01426%	4.7357%	532,080.28	6,384,963.36			Amortizing	Actual/360	1	0	0	120
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	65,750,000	65,750,000	8.7%	65,750,000	4.30000%	0.03426%	4.2657%	238,876.45	2,866,517.36	399,641.20	4,795,694.44	Interest Only	Actual/360	3	120	117	120
2.01	Property				300 Arboretum Place		4,769,915
2.02	Property				700 East Gate Drive		3,741,110
2.03	Property				6802 Paragon Place		3,460,526
2.04	Property				6800 Paragon Place		3,432,468
2.05	Property				2100 West Laburnum Avenue		2,487,838
2.06	Property				7300 Beaufont Springs Drive		2,487,838
2.07	Property				7501 Boulder View Drive		2,487,838
2.08	Property				4870 Sadler Road		2,001,494
2.09	Property				12015 Lee Jackson Memorial Highway		1,964,083
2.10	Property				6806 Paragon Place		1,945,377
2.11	Property				925 Harvest Drive		1,683,499
2.12	Property				555 Croton Road		1,589,972
2.13	Property				980 Harvest Drive		1,496,444
2.14	Property				309 Fellowship Road		1,271,977
2.15	Property				11781 Lee Jackson Memorial Highway		1,215,861
2.16	Property				305 Fellowship Road		1,131,686
2.17	Property				701 East Gate Drive		1,122,333
2.18	Property				920 Harvest Drive		1,122,333
2.19	Property				4880 Sadler Road		1,122,333
2.20	Property				1025 Boulders Parkway		1,122,333
2.21	Property				2201 Tomlynn Street		1,028,805
2.22	Property				2511 Brittons Hill Road		1,028,805
2.23	Property				7401 Beaufont Springs Drive		1,028,805
2.24	Property				2240-2250 Butler Pike		1,028,805
2.25	Property				4805 Lake Brook Drive		963,336
2.26	Property				4401 Fair Lakes Court		953,983
2.27	Property				9100 Arboretum Parkway		935,277
2.28	Property				2812 Emerywood Parkway		935,277
2.29	Property				500 Enterprise Road		879,161
2.30	Property				303 Fellowship Road		851,102
2.31	Property				7325 Beaufont Springs Drive		841,750
2.32	Property				910 Harvest Drive		841,750
2.33	Property				9011 Arboretum Parkway		841,750
2.34	Property				2260 Butler Pike		748,222
2.35	Property				1 Progress Drive		748,222
2.36	Property				307 Fellowship Road		692,105
2.37	Property				140 West Germantown Pike		692,105
2.38	Property				9200 Arboretum Parkway		617,283
2.39	Property				9210 Arboretum Parkway		617,283
2.40	Property				2221 Dabney Road		617,283
2.41	Property				815 East Gate Drive		598,578
2.42	Property				120 West Germantown Pike		589,225
2.43	Property				4364 South Alston Avenue		542,461
2.44	Property				308 Harper Drive		533,108
2.45	Property				2251 Dabney Road		523,755
2.46	Property				2212 Tomlynn Street		523,755
2.47	Property				2246 Dabney Road		420,875
2.48	Property				2256 Dabney Road		420,875
2.49	Property				2244 Dabney Road		411,522
2.50	Property				2130 Tomlynn Street		392,817
2.51	Property				2161 Tomlynn Street		374,111
2.52	Property				2248 Dabney Road		374,111
2.53	Property				2112 Tomlynn Street		346,053
2.54	Property				2277 Dabney Road		346,053
2.55	Property				9211 Arboretum Parkway		336,700
2.56	Property				2240 Dabney Road		187,055
2.57	Property				161 Gaither Drive		140,292
2.58	Property				817 East Gate Drive		140,292
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	54,000,000	54,000,000	7.1%	48,889,266	5.07000%	0.01426%	5.0557%	292,198.24	3,506,378.88	790,017.47	9,480,209.64	Interest Only, Then Amortizing	Actual/360	0	48	48	120
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	41,000,000	41,000,000	5.4%	34,311,517	4.69950%	0.02426%	4.6752%	212,629.18	2,551,550.16	212,629.18	2,551,550.16	Interest Only, Then Amortizing	Actual/360	0	12	12	120
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	40,000,000	40,000,000	5.3%	30,537,699	5.58400%	0.01426%	5.5697%	247,645.61	2,971,747.30	207,403.19	2,488,838.28	Amortizing	Actual/360	0	0	0	120
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	29,000,000	29,000,000	3.8%	22,564,570	4.96000%	0.01426%	4.9457%	168,855.95	2,026,271.40			Interest Only, Then Amortizing	Actual/360	0	12	12	120
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	25,250,000	25,250,000	3.3%	22,809,829	4.95000%	0.04426%	4.9057%	134,776.92	1,617,323.04			Interest Only, Then Amortizing	Actual/360	0	48	48	120
7.01	Property				Storage Depot-Northeast		5,700,000
7.02	Property				Storage Depot-North		5,700,000
7.03	Property				Storage Depot-South		5,450,000
7.04	Property				Storage Depot-West		5,000,000
7.05	Property				Storage Depot-East		3,400,000
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	22,329,301	22,329,301	3.0%	17,111,285	5.47050%	0.03426%	5.4362%	137,773.58	1,653,282.96			Amortizing	Actual/360	5	0	0	120
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	20,000,000	20,000,000	2.6%	17,677,066	4.92900%	0.03426%	4.8947%	106,498.16	1,277,977.91	154,422.33	1,853,067.97	Interest Only, Then Amortizing	Actual/360	4	36	32	120
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	17,175,000	17,175,000	2.3%	15,870,664	5.13000%	0.04176%	5.0882%	93,568.48	1,122,821.76			Interest Only, Then Amortizing	Actual/360	1	60	59	120
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	17,150,000	17,150,000	2.3%	17,150,000	4.75000%	0.01426%	4.7357%	68,828.27	825,939.24	55,584.35	667,012.15	Interest Only	Actual/360	0	120	120	120
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	16,250,000	16,250,000	2.2%	15,076,461	5.40500%	0.01426%	5.3907%	91,299.48	1,095,593.76			Interest Only, Then Amortizing	Actual/360	1	60	59	120
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	14,183,590	14,183,590	1.9%	13,137,007	5.21000%	0.01426%	5.1957%	78,061.49	936,737.88			Amortizing	Actual/360	1	0	0	60
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	14,000,000	14,000,000	1.9%	14,000,000	5.07000%	0.01426%	5.0557%	59,971.53	719,658.36			Interest Only	Actual/360	1	120	119	120
14.01	Property				1467-1469 Broadway		5,900,000
14.02	Property				1419 Broadway		4,850,000
14.03	Property				1441 Broadway		3,250,000
15	Loan		CCRE	CCRE	Victorian Square	13,950,239	13,950,239	1.8%	11,547,159	5.10000%	0.05426%	5.0457%	76,012.97	912,155.64			Amortizing	Actual/360	3	0	0	120
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	12,750,000	12,750,000	1.7%	11,068,999	5.13600%	0.03426%	5.1017%	69,508.41	834,100.92			Interest Only, Then Amortizing	Actual/360	4	24	20	120
16.01	Property				Beeline Self Storage		3,500,000
16.02	Property				Add-a-Space		2,770,000
16.03	Property				Uncle Bob’s Anderson		2,160,000
16.04	Property				Oakmont Storage		1,740,000
16.05	Property				Winn Avenue		890,000
16.06	Property				Bowling Green Self Storage		875,000
16.07	Property				Uncle Bob’s Florence		815,000
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	12,700,000	12,700,000	1.7%	12,700,000	5.12000%	0.01426%	5.1057%	54,939.26	659,271.12			Interest Only	Actual/360	0	121	121	121

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)
18	Loan		SMF V	SMC	Carmel Village	12,300,000	12,300,000	1.6%	10,089,372	4.93000%	0.01426%	4.9157%	65,503.86	786,046.32			Amortizing	Actual/360	0	0	0	120
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	12,210,873	12,210,873	1.6%	10,118,720	5.21000%	0.01426%	5.1957%	67,204.34	806,452.08			Amortizing	Actual/360	1	0	0	120
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	12,000,000	12,000,000	1.6%	10,604,139	4.92000%	0.03176%	4.8882%	63,833.16	765,997.92	430,873.86	5,170,486.32	Interest Only, Then Amortizing	Actual/360	4	36	32	120
21	Loan		CGMRC	CGMRC	CSS Island Park	11,000,000	11,000,000	1.5%	11,000,000	4.44000%	0.01426%	4.4257%	41,265.28	495,183.36			Interest Only	Actual/360	1	120	119	120
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	11,000,000	11,000,000	1.5%	9,183,263	5.48000%	0.01426%	5.4657%	62,318.83	747,825.96	175,625.79	2,107,509.52	Amortizing	Actual/360	0	0	0	120
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	9,971,959	9,971,959	1.3%	8,202,574	4.98000%	0.06176%	4.9182%	53,474.30	641,691.60			Amortizing	Actual/360	1	0	0	120
24	Loan	50	SMF V	SMC	Crossroads Plaza	9,500,000	9,500,000	1.3%	8,228,948	5.03900%	0.05426%	4.9847%	51,224.73	614,696.76			Interest Only, Then Amortizing	Actual/360	0	24	24	120
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	9,000,000	9,000,000	1.2%	7,421,137	5.09000%	0.06426%	5.0257%	48,810.19	585,722.28			Amortizing	Actual/360	0	0	0	120
25.01	Property				My Space Storage Lansing		3,800,000
25.02	Property				My Space Storage Flint		2,225,000
25.03	Property				My Space Storage 4th Street		1,650,000
25.04	Property				My Space Storage Hill Road		1,325,000
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	8,950,000	8,950,000	1.2%	7,360,494	5.00900%	0.03426%	4.9747%	48,094.78	577,137.36			Amortizing	Actual/360	0	0	0	120
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	8,700,000	8,700,000	1.2%	6,058,985	5.45900%	0.01426%	5.4447%	56,678.89	680,146.68			Amortizing	Actual/360	0	0	0	120
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	8,625,000	8,625,000	1.1%	7,454,163	4.95000%	0.01426%	4.9357%	46,037.66	552,451.92			Interest Only, Then Amortizing	Actual/360	0	24	24	120
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	8,400,000	8,400,000	1.1%	7,494,295	5.36000%	0.04176%	5.3182%	46,959.06	563,508.72			Interest Only, Then Amortizing	Actual/360	1	36	35	120
30	Loan		SMF V	SMC	Centennial Center	8,250,000	8,250,000	1.1%	7,334,491	5.19300%	0.06426%	5.1287%	45,265.98	543,191.76			Interest Only, Then Amortizing	Actual/360	1	36	35	120
31	Loan		CGMRC	CGMRC	Emory Village	7,250,000	7,250,000	1.0%	6,342,170	5.44000%	0.01426%	5.4257%	40,892.19	490,706.28			Interest Only, Then Amortizing	Actual/360	1	24	23	120
32	Loan		SMF V	SMC	Omni & Centre Square	6,951,602	6,951,602	0.9%	5,717,579	4.97700%	0.06176%	4.9152%	37,265.01	447,180.12			Amortizing	Actual/360	1	0	0	120
32.01	Property				Omni Apartments		4,691,402
32.02	Property				Centre Square Apartments		2,260,200
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	6,692,315	6,692,315	0.9%	5,552,718	5.25000%	0.03426%	5.2157%	36,997.65	443,971.80			Amortizing	Actual/360	1	0	0	120
34	Loan		CCRE	CCRE	Community Self Storage	6,595,024	6,595,024	0.9%	5,480,585	5.19000%	0.03426%	5.1557%	36,337.68	436,052.16			Amortizing	Actual/360	4	0	0	120
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	5,500,000	5,500,000	0.7%	4,499,593	4.85000%	0.01426%	4.8357%	29,023.05	348,276.60			Amortizing	Actual/360	0	0	0	120
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	5,450,000	5,450,000	0.7%	4,702,738	4.89000%	0.01426%	4.8757%	28,891.49	346,697.88			Interest Only, Then Amortizing	Actual/360	1	24	23	120
36.01	Property				Rite Aid - Lynden, WA		3,300,000
36.02	Property				Rite Aid - Atco, NJ		2,150,000
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	5,100,000	5,100,000	0.7%	4,455,136	5.38000%	0.01426%	5.3657%	28,574.43	342,893.16			Interest Only, Then Amortizing	Actual/360	0	24	24	120
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	5,017,393	5,017,393	0.7%	4,175,250	5.23400%	0.03426%	5.1997%	27,781.14	333,373.68			Amortizing	Actual/360	4	0	0	120
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	5,010,000	5,010,000	0.7%	4,333,205	4.98000%	0.06176%	4.9182%	26,833.56	322,002.72			Interest Only, Then Amortizing	Actual/360	0	24	24	120
40	Loan		CCRE	CCRE	Toscana Park	4,970,000	4,970,000	0.7%	4,124,472	5.29000%	0.03426%	5.2557%	27,567.79	330,813.48			Amortizing	Actual/360	0	0	0	120
41	Loan		CCRE	CCRE	Ambassador House Apartments	4,725,000	4,725,000	0.6%	4,725,000	4.83850%	0.03426%	4.8042%	19,316.20	231,794.40			Interest Only	Actual/360	6	120	114	120
42	Loan	59	SMF V	SMC	Eagle Creek	4,400,000	4,400,000	0.6%	3,918,471	5.27200%	0.01426%	5.2577%	24,356.95	292,283.40			Interest Only, Then Amortizing	Actual/360	0	36	36	120
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	4,400,000	4,400,000	0.6%	4,045,515	4.80000%	0.01426%	4.7857%	23,085.28	277,023.36			Interest Only, Then Amortizing	Actual/360	1	60	59	120
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	4,384,902	4,384,902	0.6%	3,651,239	5.29000%	0.03426%	5.2557%	24,406.09	292,873.08			Amortizing	Actual/360	3	0	0	120
44.01	Property				Riverbend Estates		2,471,821
44.02	Property				Christoval Estates		1,913,080
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	4,350,000	4,350,000	0.6%	3,698,838	5.25000%	0.01426%	5.2357%	24,020.86	288,250.32			Interest Only, Then Amortizing	Actual/360	1	12	11	120
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	4,340,833	4,340,833	0.6%	3,616,881	5.35000%	0.01426%	5.3357%	24,291.00	291,492.00			Amortizing	Actual/360	2	0	0	120
46.01	Property				Rome Hilliard Storage		3,133,383
46.02	Property				Betta Stor-It		1,207,450
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	2,239,257	2,239,257	0.3%	1,844,768	4.91500%	0.03426%	4.8807%	11,961.87	143,542.44			Amortizing	Actual/360	4	0	0	120
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	1,866,047	1,866,047	0.2%	1,537,306	4.91500%	0.03426%	4.8807%	9,968.23	119,618.76			Amortizing	Actual/360	4	0	0	120
49	Loan		CGMRC	CGMRC	Walgreens Clinton	3,985,241	3,985,241	0.5%	3,284,496	5.04000%	0.01426%	5.0257%	21,516.83	258,201.96			Amortizing	Actual/360	1	0	0	120
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	3,900,000	3,900,000	0.5%	2,461,899	5.04000%	0.01426%	5.0257%	25,824.53	309,894.36			Amortizing	Actual/360	0	0	0	120
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	3,595,670	3,595,670	0.5%	2,959,110	4.99500%	0.01426%	4.9807%	19,314.58	231,774.96			Amortizing	Actual/360	1	0	0	120
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	2,640,317	2,640,317	0.3%	2,175,062	4.95000%	0.01426%	4.9357%	14,144.90	169,738.80			Amortizing	Actual/360	3	0	0	120
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	2,590,901	2,590,901	0.3%	2,150,276	5.18400%	0.03426%	5.1497%	14,251.20	171,014.40			Amortizing	Actual/360	3	0	0	120
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	2,487,911	2,487,911	0.3%	2,045,340	4.85000%	0.01426%	4.8357%	13,192.30	158,307.60			Amortizing	Actual/360	4	0	0	120

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date	Grace Period-Late Fee	Grace Period-Default	Prepayment Provision (3)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)
1	Loan		CGMRC	CGMRC	The Strip	119	360	359	4/6/2016	6	5/6/2016		5/6/2016	4/6/2026	No		0	0	Lockout/25_Defeasance or >YM or 1%/92_0%/3	11,111,255	2,451,964	8,659,291
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	117	0	0	2/4/2016	6	3/6/2016	2/6/2026		2/6/2026	No		0	0	Lockout/27_>YM or 1%/87_0%/6	N/A	N/A	N/A
2.01	Property				300 Arboretum Place															N/A	N/A	N/A
2.02	Property				700 East Gate Drive															N/A	N/A	N/A
2.03	Property				6802 Paragon Place															N/A	N/A	N/A
2.04	Property				6800 Paragon Place															N/A	N/A	N/A
2.05	Property				2100 West Laburnum Avenue															N/A	N/A	N/A
2.06	Property				7300 Beaufont Springs Drive															N/A	N/A	N/A
2.07	Property				7501 Boulder View Drive															N/A	N/A	N/A
2.08	Property				4870 Sadler Road															N/A	N/A	N/A
2.09	Property				12015 Lee Jackson Memorial Highway															N/A	N/A	N/A
2.10	Property				6806 Paragon Place															N/A	N/A	N/A
2.11	Property				925 Harvest Drive															N/A	N/A	N/A
2.12	Property				555 Croton Road															N/A	N/A	N/A
2.13	Property				980 Harvest Drive															N/A	N/A	N/A
2.14	Property				309 Fellowship Road															N/A	N/A	N/A
2.15	Property				11781 Lee Jackson Memorial Highway															N/A	N/A	N/A
2.16	Property				305 Fellowship Road															N/A	N/A	N/A
2.17	Property				701 East Gate Drive															N/A	N/A	N/A
2.18	Property				920 Harvest Drive															N/A	N/A	N/A
2.19	Property				4880 Sadler Road															N/A	N/A	N/A
2.20	Property				1025 Boulders Parkway															N/A	N/A	N/A
2.21	Property				2201 Tomlynn Street															N/A	N/A	N/A
2.22	Property				2511 Brittons Hill Road															N/A	N/A	N/A
2.23	Property				7401 Beaufont Springs Drive															N/A	N/A	N/A
2.24	Property				2240-2250 Butler Pike															N/A	N/A	N/A
2.25	Property				4805 Lake Brook Drive															N/A	N/A	N/A
2.26	Property				4401 Fair Lakes Court															N/A	N/A	N/A
2.27	Property				9100 Arboretum Parkway															N/A	N/A	N/A
2.28	Property				2812 Emerywood Parkway															N/A	N/A	N/A
2.29	Property				500 Enterprise Road															N/A	N/A	N/A
2.30	Property				303 Fellowship Road															N/A	N/A	N/A
2.31	Property				7325 Beaufont Springs Drive															N/A	N/A	N/A
2.32	Property				910 Harvest Drive															N/A	N/A	N/A
2.33	Property				9011 Arboretum Parkway															N/A	N/A	N/A
2.34	Property				2260 Butler Pike															N/A	N/A	N/A
2.35	Property				1 Progress Drive															N/A	N/A	N/A
2.36	Property				307 Fellowship Road															N/A	N/A	N/A
2.37	Property				140 West Germantown Pike															N/A	N/A	N/A
2.38	Property				9200 Arboretum Parkway															N/A	N/A	N/A
2.39	Property				9210 Arboretum Parkway															N/A	N/A	N/A
2.40	Property				2221 Dabney Road															N/A	N/A	N/A
2.41	Property				815 East Gate Drive															N/A	N/A	N/A
2.42	Property				120 West Germantown Pike															N/A	N/A	N/A
2.43	Property				4364 South Alston Avenue															N/A	N/A	N/A
2.44	Property				308 Harper Drive															N/A	N/A	N/A
2.45	Property				2251 Dabney Road															N/A	N/A	N/A
2.46	Property				2212 Tomlynn Street															N/A	N/A	N/A
2.47	Property				2246 Dabney Road															N/A	N/A	N/A
2.48	Property				2256 Dabney Road															N/A	N/A	N/A
2.49	Property				2244 Dabney Road															N/A	N/A	N/A
2.50	Property				2130 Tomlynn Street															N/A	N/A	N/A
2.51	Property				2161 Tomlynn Street															N/A	N/A	N/A
2.52	Property				2248 Dabney Road															N/A	N/A	N/A
2.53	Property				2112 Tomlynn Street															N/A	N/A	N/A
2.54	Property				2277 Dabney Road															N/A	N/A	N/A
2.55	Property				9211 Arboretum Parkway															N/A	N/A	N/A
2.56	Property				2240 Dabney Road															N/A	N/A	N/A
2.57	Property				161 Gaither Drive															N/A	N/A	N/A
2.58	Property				817 East Gate Drive															N/A	N/A	N/A
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	120	360	360	4/27/2016	1	6/1/2016	5/1/2020	6/1/2020	5/1/2026	No		5	5	Lockout/24_Defeasance/92_0%/4	70,781,735	51,948,000	18,833,735
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	120	360	360	4/11/2016	6	6/6/2016	5/6/2017	6/6/2017	5/6/2026	No		0	0	Lockout/0_>YM or 1%/24_Defeasance or >YM or 1%/93_0%/3	3,639,297	3,552,591	86,706
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	120	300	300	4/22/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	20,897,369	12,720,633	8,176,736
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	120	300	300	4/7/2016	6	6/6/2016	5/6/2017	6/6/2017	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	1,821,181	1,418,907	402,274
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	120	360	360	4/18/2016	6	6/6/2016	5/6/2020	6/6/2020	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	2,596,248	930,289	1,665,959
7.01	Property				Storage Depot-Northeast															527,908	185,087	342,821
7.02	Property				Storage Depot-North															618,705	231,282	387,423
7.03	Property				Storage Depot-South															545,501	193,139	352,362
7.04	Property				Storage Depot-West															519,587	165,950	353,636
7.05	Property				Storage Depot-East															384,547	154,830	229,718
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	115	300	295	11/20/2015	6	1/6/2016		1/6/2016	12/6/2025	No		0	0	Lockout/29_Defeasance/87_0%/4	9,457,859	7,844,793	1,613,066
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	116	360	360	12/15/2015	6	2/6/2016	1/6/2019	2/6/2019	1/6/2026	No		0	0	Lockout/28_Defeasance/86_0%/6	N/A	N/A	N/A
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	119	360	360	3/29/2016	6	5/6/2016	4/6/2021	5/6/2021	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	3,071,287	1,741,280	1,330,007
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	120	0	0	4/15/2016	6	6/6/2016	5/6/2026		5/6/2026	No		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	119	360	360	3/15/2016	6	5/6/2016	4/6/2021	5/6/2021	4/6/2026	No		0	0	Lockout/25_Defeasance or >YM or 1%/90_0%/5	N/A	N/A	N/A
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	59	360	359	3/29/2016	6	5/6/2016		5/6/2016	4/6/2021	No		0	0	Lockout/25_Defeasance/32_0%/3	6,533,471	5,016,057	1,517,414
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	119	0	0	3/29/2016	6	5/6/2016	4/6/2026		4/6/2026	No		0	0	Lockout/116_0%/4	992,524	N/A	992,524
14.01	Property				1467-1469 Broadway															374,693	N/A	374,693
14.02	Property				1419 Broadway															387,221	N/A	387,221
14.03	Property				1441 Broadway															230,610	N/A	230,610
15	Loan		CCRE	CCRE	Victorian Square	117	360	357	1/22/2016	6	3/6/2016		3/6/2016	2/6/2026	No		0	0	Lockout/27_Defeasance/90_0%/3	1,257,071	468,902	788,169
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	116	360	360	12/22/2015	6	2/6/2016	1/6/2018	2/6/2018	1/6/2026	No		0	0	Lockout/28_Defeasance/88_0%/4	1,758,762	771,255	987,507
16.01	Property				Beeline Self Storage															414,341	178,680	235,661
16.02	Property				Add-a-Space															342,864	103,388	239,476
16.03	Property				Uncle Bob’s Anderson															375,287	218,655	156,632
16.04	Property				Oakmont Storage															249,007	93,155	155,852
16.05	Property				Winn Avenue															26,601	28,869	(2,268)
16.06	Property				Bowling Green Self Storage															168,840	43,129	125,711
16.07	Property				Uncle Bob’s Florence															181,822	105,379	76,443
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	121	0	0	5/3/2016	1	6/1/2016	6/1/2026		6/1/2026	No		0	5	Lockout/25_Defeasance/91_0%/5	N/A	N/A	N/A

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date	Grace Period-Late Fee	Grace Period- Default	Prepayment Provision (3)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)
18	Loan		SMF V	SMC	Carmel Village	120	360	360	4/28/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	1,499,879	357,783	1,142,096
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	119	360	359	3/29/2016	6	5/6/2016		5/6/2016	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	116	360	360	12/15/2015	6	2/6/2016	1/6/2019	2/6/2019	1/6/2026	No		0	0	Lockout/28_Defeasance/88_0%/4	6,184,083	2,011,268	4,172,815
21	Loan		CGMRC	CGMRC	CSS Island Park	119	0	0	4/1/2016	6	5/6/2016	4/6/2026		4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	1,783,384	675,235	1,108,149
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	120	360	360	4/26/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	119	360	359	3/22/2016	6	5/6/2016		5/6/2016	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	1,683,396	862,206	821,190
24	Loan	50	SMF V	SMC	Crossroads Plaza	120	360	360	4/28/2016	6	6/6/2016	5/6/2018	6/6/2018	5/6/2026	No		0	0	Lockout/24_>YM or 1%/92_0%/4	1,283,264	276,108	1,007,156
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	120	360	360	4/21/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	1,073,505	431,288	642,217
25.01	Property				My Space Storage Lansing															402,886	165,568	237,318
25.02	Property				My Space Storage Flint															273,190	106,338	166,852
25.03	Property				My Space Storage 4th Street															245,238	104,518	140,720
25.04	Property				My Space Storage Hill Road															152,191	54,865	97,326
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	120	360	360	4/13/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/91_0%/5	1,033,853	245,782	788,072
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	120	264	264	4/12/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	2,424,426	1,352,230	1,072,196
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	120	360	360	4/27/2016	6	6/6/2016	5/6/2018	6/6/2018	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	1,212,178	404,817	807,362
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	119	360	360	3/17/2016	6	5/6/2016	4/6/2019	5/6/2019	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	917,069	379,537	537,532
30	Loan		SMF V	SMC	Centennial Center	119	360	360	3/30/2016	6	5/6/2016	4/6/2019	5/6/2019	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	947,398	287,238	660,161
31	Loan		CGMRC	CGMRC	Emory Village	119	360	360	3/7/2016	6	5/6/2016	4/6/2018	5/6/2018	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	810,615	168,471	642,144
32	Loan		SMF V	SMC	Omni & Centre Square	119	360	359	4/1/2016	6	5/6/2016		5/6/2016	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	1,235,102	697,318	537,784
32.01	Property				Omni Apartments															877,743	487,497	390,246
32.02	Property				Centre Square Apartments															357,359	209,821	147,538
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	119	360	359	4/1/2016	6	5/6/2016		5/6/2016	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	905,217	242,078	663,139
34	Loan		CCRE	CCRE	Community Self Storage	116	360	356	12/28/2015	6	2/6/2016		2/6/2016	1/6/2026	No		0	0	Lockout/28_Defeasance/87_0%/5	634,976	407,450	227,526
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	120	360	360	4/20/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	733,721	249,054	484,667
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	119	360	360	4/1/2016	6	5/6/2016	4/6/2018	5/6/2018	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	621,500	19,637	601,863
36.01	Property				Rite Aid - Lynden, WA															398,750	12,130	386,620
36.02	Property				Rite Aid - Atco, NJ															222,750	7,507	215,243
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	120	360	360	4/26/2016	6	6/6/2016	5/6/2018	6/6/2018	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	699,139	245,700	453,439
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	116	360	356	12/29/2015	6	2/6/2016		2/6/2016	1/6/2026	No		0	0	Lockout/28_Defeasance/88_0%/4	N/A	N/A	N/A
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	120	360	360	4/21/2016	6	6/6/2016	5/6/2018	6/6/2018	5/6/2026	No		0	0	Lockout/24_>YM or 1%/92_0%/4	641,766	202,989	438,777
40	Loan		CCRE	CCRE	Toscana Park	120	360	360	4/29/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/93_0%/3	431,687	350,450	81,237
41	Loan		CCRE	CCRE	Ambassador House Apartments	114	0	0	10/30/2015	6	12/6/2015	11/6/2025		11/6/2025	No		0	0	Lockout/30_Defeasance/86_0%/4	1,027,615	504,248	523,367
42	Loan	59	SMF V	SMC	Eagle Creek	120	360	360	4/21/2016	6	6/6/2016	5/6/2019	6/6/2019	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	119	360	360	3/15/2016	6	5/6/2016	4/6/2021	5/6/2021	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	862,462	315,332	547,130
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	117	360	357	1/22/2016	6	3/6/2016		3/6/2016	2/6/2026	No		0	0	Lockout/27_>YM or 1%/89_0%/4	684,105	232,078	452,027
44.01	Property				Riverbend Estates															367,686	133,154	234,533
44.02	Property				Christoval Estates															316,419	98,924	217,494
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	119	360	360	3/30/2016	6	5/6/2016	4/6/2017	5/6/2017	4/6/2026	No		0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	118	360	358	3/1/2016	6	4/6/2016		4/6/2016	3/6/2026	No		0	0	Lockout/26_Defeasance/91_0%/3	596,898	238,133	358,765
46.01	Property				Rome Hilliard Storage															433,358	179,938	253,420
46.02	Property				Betta Stor-It															163,540	58,195	105,345
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	116	360	356	12/18/2015	6	2/6/2016		2/6/2016	1/6/2026	No		0	0	Lockout/49_>YM or 1%/67_0%/4	N/A	N/A	N/A
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	116	360	356	12/18/2015	6	2/6/2016		2/6/2016	1/6/2026	No		0	0	Lockout/49_>YM or 1%/67_0%/4	282,755	18,493	264,262
49	Loan		CGMRC	CGMRC	Walgreens Clinton	119	360	359	3/30/2016	6	5/6/2016		5/6/2016	4/6/2026	No		0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	120	240	240	4/15/2016	6	6/6/2016		6/6/2016	5/6/2026	No		0	0	Lockout/24_Defeasance/92_0%/4	880,543	194,420	686,123
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	119	360	359	3/31/2016	6	5/6/2016		5/6/2016	4/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	117	360	357	1/29/2016	6	3/6/2016		3/6/2016	2/6/2026	No		0	0	Lockout/27_Defeasance/89_0%/4	458,060	226,066	231,994
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	117	360	357	1/29/2016	6	3/6/2016		3/6/2016	2/6/2026	No		0	0	Lockout/27_Defeasance/90_0%/3	437,697	256,253	181,444
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	116	360	356	1/5/2016	6	2/6/2016		2/6/2016	1/6/2026	No		0	0	Lockout/28_Defeasance/88_0%/4	344,113	128,439	215,675

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)	Most Recent EGI (if past 2015) ($)	Most Recent Expenses (if past 2015) ($)	Most Recent NOI (if past 2015) ($)	Most Recent NOI Date (if past 2015)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
1	Loan		CGMRC	CGMRC	The Strip	11,231,857	2,477,457	8,754,400	11,351,631	2,462,503	8,889,128	N/A	N/A	N/A	N/A	N/A	Not Available	11,127,798	2,535,228	8,592,570	8.4%
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	13,325,934	N/A	13,325,934	7.6%
2.01	Property				300 Arboretum Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	1,004,050	N/A	1,004,050
2.02	Property				700 East Gate Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	775,025	N/A	775,025
2.03	Property				6802 Paragon Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	693,077	N/A	693,077
2.04	Property				6800 Paragon Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	587,386	N/A	587,386
2.05	Property				2100 West Laburnum Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	499,549	N/A	499,549
2.06	Property				7300 Beaufont Springs Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	438,025	N/A	438,025
2.07	Property				7501 Boulder View Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	471,718	N/A	471,718
2.08	Property				4870 Sadler Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	365,896	N/A	365,896
2.09	Property				12015 Lee Jackson Memorial Highway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	309,904	N/A	309,904
2.10	Property				6806 Paragon Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	350,350	N/A	350,350
2.11	Property				925 Harvest Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	372,359	N/A	372,359
2.12	Property				555 Croton Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	413,179	N/A	413,179
2.13	Property				980 Harvest Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	345,449	N/A	345,449
2.14	Property				309 Fellowship Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	261,263	N/A	261,263
2.15	Property				11781 Lee Jackson Memorial Highway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	200,205	N/A	200,205
2.16	Property				305 Fellowship Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	271,265	N/A	271,265
2.17	Property				701 East Gate Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	232,907	N/A	232,907
2.18	Property				920 Harvest Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	223,857	N/A	223,857
2.19	Property				4880 Sadler Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	206,359	N/A	206,359
2.20	Property				1025 Boulders Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	204,350	N/A	204,350
2.21	Property				2201 Tomlynn Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	227,062	N/A	227,062
2.22	Property				2511 Brittons Hill Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	206,222	N/A	206,222
2.23	Property				7401 Beaufont Springs Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	221,622	N/A	221,622
2.24	Property				2240-2250 Butler Pike	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	225,627	N/A	225,627
2.25	Property				4805 Lake Brook Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	195,310	N/A	195,310
2.26	Property				4401 Fair Lakes Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	153,923	N/A	153,923
2.27	Property				9100 Arboretum Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	186,267	N/A	186,267
2.28	Property				2812 Emerywood Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	197,056	N/A	197,056
2.29	Property				500 Enterprise Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	149,659	N/A	149,659
2.30	Property				303 Fellowship Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	213,539	N/A	213,539
2.31	Property				7325 Beaufont Springs Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	150,211	N/A	150,211
2.32	Property				910 Harvest Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	178,756	N/A	178,756
2.33	Property				9011 Arboretum Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	232,435	N/A	232,435
2.34	Property				2260 Butler Pike	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	170,887	N/A	170,887
2.35	Property				1 Progress Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	172,612	N/A	172,612
2.36	Property				307 Fellowship Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	140,070	N/A	140,070
2.37	Property				140 West Germantown Pike	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	160,005	N/A	160,005
2.38	Property				9200 Arboretum Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	102,635	N/A	102,635
2.39	Property				9210 Arboretum Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	152,677	N/A	152,677
2.40	Property				2221 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	135,171	N/A	135,171
2.41	Property				815 East Gate Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	126,025	N/A	126,025
2.42	Property				120 West Germantown Pike	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	128,867	N/A	128,867
2.43	Property				4364 South Alston Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	118,810	N/A	118,810
2.44	Property				308 Harper Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	107,496	N/A	107,496
2.45	Property				2251 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	116,320	N/A	116,320
2.46	Property				2212 Tomlynn Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	103,931	N/A	103,931
2.47	Property				2246 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	84,243	N/A	84,243
2.48	Property				2256 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	92,833	N/A	92,833
2.49	Property				2244 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	83,683	N/A	83,683
2.50	Property				2130 Tomlynn Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	78,754	N/A	78,754
2.51	Property				2161 Tomlynn Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	105,766	N/A	105,766
2.52	Property				2248 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	81,024	N/A	81,024
2.53	Property				2112 Tomlynn Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	71,282	N/A	71,282
2.54	Property				2277 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	66,016	N/A	66,016
2.55	Property				9211 Arboretum Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	75,014	N/A	75,014
2.56	Property				2240 Dabney Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	36,940	N/A	36,940
2.57	Property				161 Gaither Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	23,566	N/A	23,566
2.58	Property				817 East Gate Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	27,445	N/A	27,445
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	83,276,772	59,465,361	23,811,411	88,254,481	61,949,211	26,305,270	N/A	N/A	N/A	N/A	N/A	Not Available	88,435,908	62,406,949	26,028,959	13.0%
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	3,656,283	3,395,447	260,836	4,569,928	4,125,023	444,905	N/A	N/A	N/A	N/A	N/A	Not Available	13,227,054	4,741,524	8,485,530	10.3%
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	22,905,442	13,980,100	8,925,342	24,005,561	14,885,375	9,120,186	23,681,271	14,811,870	8,869,401	2/29/2016	12	Trailing 12	23,616,568	14,799,845	8,816,723	12.0%
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	1,524,559	1,445,157	79,402	1,610,071	1,442,762	167,309	1,608,931	1,440,883	168,048	1/31/2016	12	Trailing 12	5,409,291	1,699,421	3,709,870	12.8%
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	2,843,016	1,008,953	1,834,063	3,075,257	1,053,554	2,021,703	3,125,810	1,036,310	2,089,500	3/31/2016	12	Trailing 12	3,159,816	1,026,628	2,133,188	8.4%
7.01	Property				Storage Depot-Northeast	628,280	208,612	419,668	679,952	215,383	464,569	678,243	211,670	466,573	3/31/2016	12	Trailing 12	676,332	210,906	465,426
7.02	Property				Storage Depot-North	659,593	240,080	419,514	705,908	248,895	457,013	713,729	244,719	469,010	3/31/2016	12	Trailing 12	718,746	243,104	475,642
7.03	Property				Storage Depot-South	581,849	218,737	363,112	645,846	229,762	416,085	669,004	226,625	442,379	3/31/2016	12	Trailing 12	686,061	220,894	465,167
7.04	Property				Storage Depot-West	535,039	169,452	365,588	589,824	173,745	416,079	591,166	171,613	419,553	3/31/2016	12	Trailing 12	591,383	177,357	414,026
7.05	Property				Storage Depot-East	438,254	172,072	266,182	453,727	185,769	267,957	473,668	181,684	291,984	3/31/2016	12	Trailing 12	487,294	174,366	312,928
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	11,197,019	8,472,528	2,724,491	13,559,258	10,532,097	3,027,161	14,195,311	10,994,581	3,200,730	3/31/2016	12	Trailing 12	14,272,397	11,048,776	3,223,622	14.4%
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	N/A	N/A	N/A	N/A	N/A	N/A	6,628,900	1,581,984	5,046,916	1/31/2016	3	Trailing 3	6,659,528	2,485,278	4,174,250	8.5%
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	3,281,068	1,851,190	1,429,878	3,416,288	1,893,773	1,522,515	3,436,917	1,835,522	1,601,395	2/29/2016	12	Trailing 12	3,436,917	1,750,596	1,686,321	9.8%
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	2,308,820	295,696	2,013,125	6.5%
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	1,898,731	952,382	946,349	2,120,677	1,020,345	1,100,332	2,137,841	1,005,460	1,132,381	1/31/2016	12	Trailing 12	2,426,999	1,015,982	1,411,017	8.7%
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	6,896,623	5,273,676	1,622,947	6,944,947	5,298,197	1,646,750	6,978,810	5,284,576	1,694,234	2/29/2016	12	Trailing 12	7,313,320	5,531,747	1,781,573	12.6%
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	1,159,049	N/A	1,159,049	1,269,834	N/A	1,269,834	N/A	N/A	N/A	N/A	N/A	Not Available	1,463,330	288,710	1,174,620	8.4%
14.01	Property				1467-1469 Broadway	523,082	N/A	523,082	617,380	N/A	617,380	N/A	N/A	N/A	N/A	N/A	Not Available	659,861	86,943	572,918
14.02	Property				1419 Broadway	397,836	N/A	397,836	407,786	N/A	407,786	N/A	N/A	N/A	N/A	N/A	Not Available	491,783	130,881	360,902
14.03	Property				1441 Broadway	238,131	N/A	238,131	244,668	N/A	244,668	N/A	N/A	N/A	N/A	N/A	Not Available	311,686	70,886	240,800
15	Loan		CCRE	CCRE	Victorian Square	1,545,051	465,690	1,079,360	1,512,081	483,447	1,028,634	N/A	N/A	N/A	N/A	N/A	Not Available	2,050,115	457,388	1,592,727	11.4%
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	1,925,054	805,240	1,119,814	2,024,921	800,722	1,224,199	N/A	N/A	N/A	N/A	N/A	Not Available	2,156,981	919,028	1,237,953	9.7%
16.01	Property				Beeline Self Storage	428,737	200,493	228,244	434,569	207,487	227,082	N/A	N/A	N/A	N/A	N/A	Not Available	516,564	240,467	276,097
16.02	Property				Add-a-Space	367,074	109,045	258,030	377,965	112,130	265,835	N/A	N/A	N/A	N/A	N/A	Not Available	370,426	129,959	240,467
16.03	Property				Uncle Bob’s Anderson	430,490	204,259	226,231	432,530	205,141	227,389	N/A	N/A	N/A	N/A	N/A	Not Available	450,195	199,057	251,139
16.04	Property				Oakmont Storage	259,665	96,796	162,870	279,428	62,007	217,421	N/A	N/A	N/A	N/A	N/A	Not Available	319,982	113,219	206,763
16.05	Property				Winn Avenue	74,072	31,007	43,064	121,144	32,259	88,884	N/A	N/A	N/A	N/A	N/A	Not Available	102,392	58,632	43,760
16.06	Property				Bowling Green Self Storage	171,403	50,313	121,090	169,904	59,116	110,789	N/A	N/A	N/A	N/A	N/A	Not Available	184,695	77,582	107,113
16.07	Property				Uncle Bob’s Florence	193,613	113,327	80,286	209,382	122,582	86,800	N/A	N/A	N/A	N/A	N/A	Not Available	212,727	100,113	112,614
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	1,331,943	383,219	948,723	7.5%

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)	Most Recent EGI (if past 2015) ($)	Most Recent Expenses (if past 2015) ($)	Most Recent NOI (if past 2015) ($)	Most Recent NOI Date (if past 2015)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
18	Loan		SMF V	SMC	Carmel Village	1,393,731	359,183	1,034,548	1,496,239	373,187	1,123,052	1,538,436	378,992	1,159,444	3/31/2016	12	Trailing 12	1,553,574	379,700	1,173,874	9.5%
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	1,791,244	513,178	1,278,066	1,840,423	482,278	1,358,145	N/A	N/A	N/A	N/A	N/A	Not Available	1,802,963	523,042	1,279,921	10.5%
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	7,646,738	2,193,060	5,453,678	9,795,726	2,486,782	7,308,944	N/A	N/A	N/A	N/A	N/A	Not Available	12,323,925	2,954,962	9,368,963	10.1%
21	Loan		CGMRC	CGMRC	CSS Island Park	1,798,691	696,763	1,101,928	1,876,502	719,644	1,156,858	N/A	N/A	N/A	N/A	N/A	Not Available	1,876,502	724,832	1,151,670	10.5%
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	8,950,710	8,310,063	640,647	16,183,032	11,744,153	4,438,879	16,701,942	11,807,039	4,894,903	3/31/2016	12	Trailing 12	16,701,942	11,789,293	4,912,649	12.7%
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	2,084,867	810,965	1,273,902	2,080,213	813,225	1,266,988	N/A	N/A	N/A	N/A	N/A	Not Available	1,946,657	842,409	1,104,248	11.1%
24	Loan	50	SMF V	SMC	Crossroads Plaza	1,264,143	286,471	977,672	1,314,209	288,694	1,025,515	1,306,614	296,803	1,009,811	3/31/2016	12	Trailing 12	1,192,723	276,744	915,979	9.6%
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	1,090,137	424,171	665,966	1,267,448	459,441	808,008	1,280,946	462,307	818,640	1/31/2016	12	Trailing 12	1,241,781	469,945	771,836	8.6%
25.01	Property				My Space Storage Lansing	404,750	152,306	252,444	510,922	172,631	338,291	520,135	172,041	348,093	1/31/2016	12	Trailing 12	507,550	176,128	331,421
25.02	Property				My Space Storage Flint	281,339	112,602	168,737	302,450	110,312	192,138	302,819	112,080	190,739	1/31/2016	12	Trailing 12	300,237	112,471	187,766
25.03	Property				My Space Storage 4th Street	247,083	96,979	150,104	263,209	102,100	161,110	265,363	101,556	163,807	1/31/2016	12	Trailing 12	242,270	102,530	139,740
25.04	Property				My Space Storage Hill Road	156,965	62,285	94,680	190,867	74,398	116,469	192,629	76,629	116,000	1/31/2016	12	Trailing 12	191,724	78,816	112,908
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	1,038,693	225,913	812,781	1,034,012	240,569	793,443	1,035,939	241,761	794,178	1/31/2016	12	Trailing 12	1,022,553	237,880	784,673	8.8%
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	2,616,767	1,346,608	1,270,159	2,778,731	1,537,987	1,240,744	2,820,784	1,560,131	1,260,653	2/28/2016	12	Trailing 12	2,820,784	1,541,496	1,279,288	14.7%
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	1,174,064	410,283	763,781	1,102,158	427,003	675,155	N/A	N/A	N/A	N/A	N/A	Not Available	1,219,730	450,191	769,539	8.9%
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	992,201	408,839	583,362	1,004,127	415,697	588,430	1,002,164	407,089	595,075	2/29/2016	12	Trailing 12	1,002,164	383,906	618,258	8.6%
30	Loan		SMF V	SMC	Centennial Center	1,078,056	355,977	722,079	1,116,706	359,345	757,361	N/A	N/A	N/A	N/A	N/A	Not Available	1,137,872	374,196	763,676	9.3%
31	Loan		CGMRC	CGMRC	Emory Village	790,238	165,862	624,376	798,793	160,315	638,478	N/A	N/A	N/A	N/A	N/A	Not Available	788,994	173,655	615,339	8.5%
32	Loan		SMF V	SMC	Omni & Centre Square	1,217,061	478,450	738,611	1,198,221	456,448	741,773	1,221,631	514,021	707,610	2/29/2016	12	Trailing 12	1,221,631	536,248	685,384	9.9%
32.01	Property				Omni Apartments	873,400	345,982	527,418	863,191	369,975	493,216	871,667	374,215	497,451	2/29/2016	12	Trailing 12	871,667	396,247	475,420
32.02	Property				Centre Square Apartments	343,661	132,468	211,193	335,030	86,473	248,557	349,965	139,806	210,159	2/29/2016	12	Trailing 12	349,965	140,001	209,964
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	970,417	251,503	718,914	996,014	252,456	743,557	N/A	N/A	N/A	N/A	N/A	Not Available	962,597	280,868	681,730	10.2%
34	Loan		CCRE	CCRE	Community Self Storage	809,355	491,163	318,192	1,156,733	442,319	714,415	1,178,284	470,543	707,741	2/29/2016	12	Trailing 12	1,144,282	451,062	693,220	10.5%
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	755,460	223,209	532,251	738,028	225,808	512,220	N/A	N/A	N/A	N/A	N/A	Not Available	721,375	231,757	489,619	8.9%
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	621,500	18,905	602,595	621,500	19,581	601,919	N/A	N/A	N/A	N/A	N/A	Not Available	833,423	223,770	609,653	11.2%
36.01	Property				Rite Aid - Lynden, WA	398,750	12,130	386,621	398,750	12,564	386,187	N/A	N/A	N/A	N/A	N/A	Not Available	417,715	16,897	400,818
36.02	Property				Rite Aid - Atco, NJ	222,750	6,776	215,975	222,750	7,018	215,733	N/A	N/A	N/A	N/A	N/A	Not Available	415,708	206,872	208,835
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	691,362	239,848	451,514	695,375	254,247	441,128	694,737	255,387	439,350	2/29/2016	12	Trailing 12	694,737	245,645	449,092	8.8%
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	N/A	N/A	N/A	642,339	125,412	516,927	N/A	N/A	N/A	N/A	N/A	Not Available	819,634	238,508	581,126	11.6%
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	666,417	191,012	475,406	621,372	212,488	408,884	N/A	N/A	N/A	N/A	N/A	Not Available	659,025	193,203	465,821	9.3%
40	Loan		CCRE	CCRE	Toscana Park	672,030	322,551	349,479	744,840	428,120	316,720	761,352	426,056	335,296	1/31/2016	12	Trailing 12	915,363	407,443	507,920	10.2%
41	Loan		CCRE	CCRE	Ambassador House Apartments	1,023,621	493,895	529,726	1,017,665	531,335	486,329	1,018,199	536,592	481,607	2/29/2016	12	Trailing 12	1,018,199	526,953	491,246	10.4%
42	Loan	59	SMF V	SMC	Eagle Creek	796,145	383,237	412,908	852,654	419,305	433,350	863,603	419,859	443,745	2/29/2016	12	Trailing 12	863,603	406,782	456,821	10.4%
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	866,488	317,494	548,995	884,408	304,456	579,951	918,567	300,778	617,789	1/31/2016	12	Trailing 12	929,824	300,991	628,833	14.3%
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	714,498	234,696	479,802	742,678	228,814	513,865	788,371	298,079	490,292	3/31/2016	12	Trailing 12	788,371	288,923	499,448	11.4%
44.01	Property				Riverbend Estates	393,265	131,080	262,185	423,635	122,200	301,435	451,574	171,907	279,667	3/31/2016	12	Trailing 12	451,574	159,663	291,911
44.02	Property				Christoval Estates	321,232	103,615	217,617	319,043	106,613	212,430	336,798	126,172	210,625	3/31/2016	12	Trailing 12	336,798	129,261	207,537
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	483,605	150,688	332,917	498,261	137,912	360,349	N/A	N/A	N/A	N/A	N/A	Not Available	571,385	147,269	424,116	9.7%
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	637,124	248,558	388,566	708,819	277,430	431,389	N/A	N/A	N/A	N/A	N/A	Not Available	708,819	303,743	405,076	9.3%
46.01	Property				Rome Hilliard Storage	453,126	191,139	261,987	513,283	215,225	298,058	N/A	N/A	N/A	N/A	N/A	Not Available	513,283	209,997	303,286
46.02	Property				Betta Stor-It	183,998	57,419	126,579	195,536	62,205	133,330	N/A	N/A	N/A	N/A	N/A	Not Available	195,536	93,746	101,790
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	330,971	42,751	288,220	346,324	N/A	346,324	N/A	N/A	N/A	N/A	N/A	Not Available	329,008	48,770	280,238	12.7%
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	278,400	23,737	254,663	278,400	N/A	278,400	N/A	N/A	N/A	N/A	N/A	Not Available	264,480	23,713	240,767	12.7%
49	Loan		CGMRC	CGMRC	Walgreens Clinton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	337,238	6,745	330,493	8.3%
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	875,142	215,699	659,443	943,097	245,117	697,980	N/A	N/A	N/A	N/A	N/A	Not Available	939,238	265,989	673,248	17.3%
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	330,453	99,808	230,645	442,953	122,803	320,149	N/A	N/A	N/A	N/A	N/A	Not Available	462,925	121,623	341,303	9.5%
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	465,797	222,107	243,690	479,818	228,901	250,917	484,597	229,846	254,751	2/28/2016	12	Trailing 12	491,843	232,108	259,734	9.8%
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	508,057	223,787	284,271	556,107	238,923	317,184	N/A	N/A	N/A	N/A	N/A	Not Available	595,099	270,845	324,254	12.5%
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	352,919	115,292	237,627	329,459	139,933	189,525	343,897	148,357	195,540	2/28/2016	12	Trailing 12	405,202	154,533	250,669	10.1%

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
1	Loan		CGMRC	CGMRC	The Strip	118,039	317,698	8,156,832	1.28	8.0%	140,640,000	3/1/2016	NAP	NAP	72.4%	59.1%	100.0%	3/22/2016	NAP	NAP
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	N/A	0	13,325,934	1.74	7.6%	250,400,000	Various	NAP	NAP	70.2%	70.2%	90.4%		NAP	NAP
2.01	Property				300 Arboretum Place	N/A	0	1,004,050			16,300,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.02	Property				700 East Gate Drive	N/A	0	775,025			13,840,000	1/16/2016	NAP	NAP			84.4%	1/5/2016	NAP	NAP
2.03	Property				6802 Paragon Place	N/A	0	693,077			11,775,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.04	Property				6800 Paragon Place	N/A	0	587,386			10,475,000	1/16/2016	NAP	NAP			88.4%	1/5/2016	NAP	NAP
2.05	Property				2100 West Laburnum Avenue	N/A	0	499,549			8,100,000	1/16/2016	NAP	NAP			95.8%	1/5/2016	NAP	NAP
2.06	Property				7300 Beaufont Springs Drive	N/A	0	438,025			7,450,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.07	Property				7501 Boulder View Drive	N/A	0	471,718			8,425,000	1/8/2016	NAP	NAP			88.8%	1/5/2016	NAP	NAP
2.08	Property				4870 Sadler Road	N/A	0	365,896			6,218,099	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.09	Property				12015 Lee Jackson Memorial Highway	N/A	0	309,904			6,150,000	1/16/2016	NAP	NAP			72.2%	1/5/2016	NAP	NAP
2.10	Property				6806 Paragon Place	N/A	0	350,350			5,950,000	1/16/2016	NAP	NAP			91.2%	1/5/2016	NAP	NAP
2.11	Property				925 Harvest Drive	N/A	0	372,359			6,650,000	1/16/2016	NAP	NAP			93.4%	1/5/2016	NAP	NAP
2.12	Property				555 Croton Road	N/A	0	413,179			7,400,000	1/16/2016	NAP	NAP			71.1%	1/5/2016	NAP	NAP
2.13	Property				980 Harvest Drive	N/A	0	345,449			6,150,000	1/16/2016	NAP	NAP			77.8%	1/5/2016	NAP	NAP
2.14	Property				309 Fellowship Road	N/A	0	261,263			4,660,000	1/16/2016	NAP	NAP			93.0%	1/5/2016	NAP	NAP
2.15	Property				11781 Lee Jackson Memorial Highway	N/A	0	200,205			3,950,000	1/16/2016	NAP	NAP			77.9%	1/5/2016	NAP	NAP
2.16	Property				305 Fellowship Road	N/A	0	271,265			4,840,000	1/16/2016	NAP	NAP			95.3%	1/5/2016	NAP	NAP
2.17	Property				701 East Gate Drive	N/A	0	232,907			4,380,000	1/16/2016	NAP	NAP			91.2%	1/5/2016	NAP	NAP
2.18	Property				920 Harvest Drive	N/A	0	223,857			4,210,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.19	Property				4880 Sadler Road	N/A	0	206,359			3,506,901	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.20	Property				1025 Boulders Parkway	N/A	0	204,350			4,050,000	1/16/2016	NAP	NAP			84.4%	1/5/2016	NAP	NAP
2.21	Property				2201 Tomlynn Street	N/A	0	227,062			3,675,000	1/16/2016	NAP	NAP			95.0%	1/5/2016	NAP	NAP
2.22	Property				2511 Brittons Hill Road	N/A	0	206,222			3,675,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.23	Property				7401 Beaufont Springs Drive	N/A	0	221,622			4,175,000	1/16/2016	NAP	NAP			92.8%	1/5/2016	NAP	NAP
2.24	Property				2240-2250 Butler Pike	N/A	0	225,627			4,200,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.25	Property				4805 Lake Brook Drive	N/A	0	195,310			3,875,000	1/16/2016	NAP	NAP			73.9%	1/5/2016	NAP	NAP
2.26	Property				4401 Fair Lakes Court	N/A	0	153,923			3,050,000	1/16/2016	NAP	NAP			87.6%	1/5/2016	NAP	NAP
2.27	Property				9100 Arboretum Parkway	N/A	0	186,267			3,325,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.28	Property				2812 Emerywood Parkway	N/A	0	197,056			3,525,000	1/16/2016	NAP	NAP			84.6%	1/5/2016	NAP	NAP
2.29	Property				500 Enterprise Road	N/A	0	149,659			2,950,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.30	Property				303 Fellowship Road	N/A	0	213,539			3,810,000	1/16/2016	NAP	NAP			85.4%	1/5/2016	NAP	NAP
2.31	Property				7325 Beaufont Springs Drive	N/A	0	150,211			2,975,000	1/16/2016	NAP	NAP			66.0%	1/5/2016	NAP	NAP
2.32	Property				910 Harvest Drive	N/A	0	178,756			3,360,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.33	Property				9011 Arboretum Parkway	N/A	0	232,435			3,950,000	1/16/2016	NAP	NAP			85.0%	1/5/2016	NAP	NAP
2.34	Property				2260 Butler Pike	N/A	0	170,887			3,210,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.35	Property				1 Progress Drive	N/A	0	172,612			3,400,000	1/16/2016	NAP	NAP			70.4%	1/5/2016	NAP	NAP
2.36	Property				307 Fellowship Road	N/A	0	140,070			2,500,000	1/16/2016	NAP	NAP			80.8%	1/5/2016	NAP	NAP
2.37	Property				140 West Germantown Pike	N/A	0	160,005			2,850,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.38	Property				9200 Arboretum Parkway	N/A	0	102,635			2,025,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.39	Property				9210 Arboretum Parkway	N/A	0	152,677			2,600,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.40	Property				2221 Dabney Road	N/A	0	135,171			2,190,221	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.41	Property				815 East Gate Drive	N/A	0	126,025			2,364,963	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.42	Property				120 West Germantown Pike	N/A	0	128,867			2,420,000	1/16/2016	NAP	NAP			79.9%	1/5/2016	NAP	NAP
2.43	Property				4364 South Alston Avenue	N/A	0	118,810			1,930,000	1/16/2016	NAP	NAP			95.6%	1/5/2016	NAP	NAP
2.44	Property				308 Harper Drive	N/A	0	107,496			2,020,000	1/16/2016	NAP	NAP			72.2%	1/5/2016	NAP	NAP
2.45	Property				2251 Dabney Road	N/A	0	116,320			1,884,779	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.46	Property				2212 Tomlynn Street	N/A	0	103,931			1,763,612	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.47	Property				2246 Dabney Road	N/A	0	84,243			1,425,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.48	Property				2256 Dabney Road	N/A	0	92,833			1,500,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.49	Property				2244 Dabney Road	N/A	0	83,683			1,425,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.50	Property				2130 Tomlynn Street	N/A	0	78,754			1,336,388	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.51	Property				2161 Tomlynn Street	N/A	0	105,766			1,800,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.52	Property				2248 Dabney Road	N/A	0	81,024			1,375,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.53	Property				2112 Tomlynn Street	N/A	0	71,282			1,200,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.54	Property				2277 Dabney Road	N/A	0	66,016			1,175,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.55	Property				9211 Arboretum Parkway	N/A	0	75,014			1,400,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.56	Property				2240 Dabney Road	N/A	0	36,940			600,000	1/16/2016	NAP	NAP			100.0%	1/5/2016	NAP	NAP
2.57	Property				161 Gaither Drive	N/A	0	23,566			490,000	1/16/2016	NAP	NAP			58.2%	1/5/2016	NAP	NAP
2.58	Property				817 East Gate Drive	N/A	0	27,445			515,037	1/16/2016	NAP	NAP			80.7%	1/5/2016	NAP	NAP
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	3,491,795	0	22,537,164	1.74	11.3%	367,900,000	3/18/2016	383,500,000	3/18/2018	54.4%	49.2%	83.5%	12/31/2015	260.59	217.50
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	50,259	542,298	7,892,973	1.55	9.6%	119,200,000	2/1/2016	135,000,000	2/1/2018	68.8%	57.6%	96.3%	2/1/2016	NAP	NAP
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	1,180,828	0	7,635,895	1.40	10.4%	110,600,000	3/28/2016	NAP	NAP	66.5%	50.7%	71.8%	2/29/2016	161.96	116.35
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	58,970	462,433	3,188,467	1.57	11.0%	46,100,000	2/17/2016	54,600,000	4/1/2017	62.9%	48.9%	93.5%	4/1/2016	NAP	NAP
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	32,464	0	2,100,724	1.30	8.3%	37,275,000	2/10/2016	37,350,000	Various	67.7%	61.2%	81.0%		NAP	NAP
7.01	Property				Storage Depot-Northeast	6,825	0	458,601			7,775,000	2/10/2016	7,800,000	8/10/2016			74.9%	3/31/2016	NAP	NAP
7.02	Property				Storage Depot-North	7,638	0	468,004			8,225,000	2/10/2016	NAP	NAP			88.7%	3/31/2016	NAP	NAP
7.03	Property				Storage Depot-South	8,415	0	456,751			9,275,000	2/10/2016	9,325,000	8/10/2016			69.8%	3/31/2016	NAP	NAP
7.04	Property				Storage Depot-West	4,854	0	409,172			6,875,000	2/10/2016	NAP	NAP			90.6%	3/31/2016	NAP	NAP
7.05	Property				Storage Depot-East	4,731	0	308,197			5,125,000	2/10/2016	NAP	NAP			87.1%	3/31/2016	NAP	NAP
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	570,896	0	2,652,726	1.60	11.9%	33,000,000	10/1/2015	35,000,000	10/1/2017	67.7%	51.9%	72.3%	3/31/2016	169.35	122.4
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	61,437	0	4,112,813	1.31	8.4%	71,400,000	11/9/2015	NAP	NAP	68.6%	60.7%	100.0%	11/6/2015	NAP	NAP
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	101,500	0	1,584,821	1.41	9.2%	20,750,000	2/4/2016	24,600,000	2/1/2018	69.8%	64.5%	94.6%	1/21/2016	NAP	NAP
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	2,944	20,197	1,989,984	1.33	6.4%	51,200,000	3/1/2016	54,600,000	7/1/2017	60.5%	60.5%	96.4%	3/1/2016	NAP	NAP
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	28,658	0	1,382,359	1.26	8.5%	22,560,000	2/23/2016	NAP	NAP	72.0%	66.8%	95.7%	3/8/2016	NAP	NAP
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	292,533	0	1,489,040	1.59	10.5%	25,400,000	3/7/2016	26,700,000	3/7/2017	55.8%	51.7%	77.6%	2/29/2016	140.67	109.14
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	9,841	43,474	1,121,305	1.56	8.0%	24,000,000	2/5/2016	NAP	NAP	58.3%	58.3%	100.0%		NAP	NAP
14.01	Property				1467-1469 Broadway	4,160	16,780	551,977			11,400,000	2/5/2016	NAP	NAP			100.0%	3/15/2016	NAP	NAP
14.02	Property				1419 Broadway	3,731	16,695	340,476			8,000,000	2/5/2016	NAP	NAP			100.0%	3/15/2016	NAP	NAP
14.03	Property				1441 Broadway	1,950	9,998	228,851			4,600,000	2/5/2016	NAP	NAP			100.0%	3/15/2016	NAP	NAP
15	Loan		CCRE	CCRE	Victorian Square	54,115	136,693	1,401,919	1.54	10.0%	25,100,000	11/11/2015	NAP	NAP	55.6%	46.0%	95.6%	1/19/2016	NAP	NAP
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	58,937	0	1,179,016	1.41	9.2%	19,200,000	Various	19,760,000	Various	66.4%	57.7%	83.9%		NAP	NAP
16.01	Property				Beeline Self Storage	1,500	0	274,597			4,700,000	11/23/2015	5,200,000	5/23/2017			76.6%	3/16/2016	NAP	NAP
16.02	Property				Add-a-Space	17,717	0	222,750			4,300,000	10/27/2015	NAP	NAP			95.1%	3/16/2016	NAP	NAP
16.03	Property				Uncle Bob’s Anderson	8,390	0	242,748			3,100,000	12/3/2015	3,150,000	12/3/2016			81.1%	3/16/2016	NAP	NAP
16.04	Property				Oakmont Storage	11,001	0	195,762			2,900,000	11/2/2015	NAP	NAP			98.3%	3/16/2016	NAP	NAP
16.05	Property				Winn Avenue	5,280	0	38,480			1,650,000	10/27/2015	1,660,000	4/27/2016			46.7%	3/16/2016	NAP	NAP
16.06	Property				Bowling Green Self Storage	8,395	0	98,719			1,400,000	10/27/2015	NAP	NAP			95.9%	3/16/2016	NAP	NAP
16.07	Property				Uncle Bob’s Florence	6,655	0	105,959			1,150,000	12/3/2015	NAP	NAP			75.6%	3/16/2016	NAP	NAP
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	2,700	38,529	907,494	1.38	7.1%	22,500,000	4/11/2016	NAP	NAP	56.4%	56.4%	100.0%	3/31/2016	NAP	NAP

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
18	Loan		SMF V	SMC	Carmel Village	16,139	35,475	1,122,260	1.43	9.1%	17,750,000	4/5/2016	NAP	NAP	69.3%	56.8%	92.3%	4/26/2016	NAP	NAP
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	46,810	118,460	1,114,651	1.38	9.1%	17,500,000	2/10/2016	NAP	NAP	69.8%	57.8%	89.2%	4/1/2016	NAP	NAP
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	104,735	719,855	8,544,373	1.44	9.2%	140,000,000	11/10/2015	146,500,000	1/1/2017	66.4%	58.7%	100.0%	12/1/2015	NAP	NAP
21	Loan		CGMRC	CGMRC	CSS Island Park	10,917	0	1,140,753	2.30	10.4%	20,950,000	2/22/2016	NAP	NAP	52.5%	52.5%	93.5%	2/29/2016	NAP	NAP
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	668,078	0	4,244,572	1.49	11.0%	61,800,000	3/21/2016	NAP	NAP	62.5%	51.2%	82.3%	3/31/2016	125.24	103.1
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	16,838	112,992	974,417	1.52	9.8%	14,000,000	10/28/2015	NAP	NAP	71.2%	58.6%	94.3%	10/19/2015	NAP	NAP
24	Loan	50	SMF V	SMC	Crossroads Plaza	43,325	25,449	847,205	1.38	8.9%	13,480,000	2/8/2016	13,850,000	9/1/2016	70.5%	61.0%	85.2%	4/25/2016	NAP	NAP
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	20,713	0	751,123	1.28	8.3%	12,300,000	2/18/2016	NAP	NAP	73.2%	60.3%	93.7%		NAP	NAP
25.01	Property				My Space Storage Lansing	9,222	0	322,199			5,500,000	2/18/2016	NAP	NAP			95.6%	2/27/2016	NAP	NAP
25.02	Property				My Space Storage Flint	5,425	0	182,341			2,790,000	2/18/2016	NAP	NAP			92.2%	2/27/2016	NAP	NAP
25.03	Property				My Space Storage 4th Street	2,913	0	136,827			2,280,000	2/18/2016	NAP	NAP			94.5%	2/27/2016	NAP	NAP
25.04	Property				My Space Storage Hill Road	3,153	0	109,755			1,730,000	2/18/2016	NAP	NAP			92.4%	2/27/2016	NAP	NAP
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	13,283	22,138	749,253	1.30	8.4%	12,250,000	2/15/2016	NAP	NAP	73.1%	60.1%	100.0%	4/1/2016	NAP	NAP
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	112,831	0	1,166,456	1.72	13.4%	14,300,000	3/15/2016	NAP	NAP	60.8%	42.4%	79.0%	2/28/2016	103.80	82.01
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	6,715	50,381	712,443	1.29	8.3%	11,500,000	2/26/2016	12,800,000	2/26/2017	67.4%	58.2%	87.8%	2/29/2016	NAP	NAP
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	18,824	0	599,434	1.24	8.3%	11,200,000	2/24/2016	11,325,000	8/24/2017	74.2%	66.2%	55.6%	1/31/2016	NAP	NAP
30	Loan		SMF V	SMC	Centennial Center	12,993	25,985	724,698	1.33	8.8%	11,400,000	2/18/2016	NAP	NAP	72.4%	64.3%	94.2%	3/29/2016	NAP	NAP
31	Loan		CGMRC	CGMRC	Emory Village	4,815	18,299	592,225	1.21	8.2%	10,500,000	2/5/2016	NAP	NAP	69.0%	60.4%	100.0%	2/29/2016	NAP	NAP
32	Loan		SMF V	SMC	Omni & Centre Square	66,650	0	618,734	1.38	8.9%	9,350,000	2/17/2016	NAP	NAP	74.3%	61.2%	92.6%		NAP	NAP
32.01	Property				Omni Apartments	50,220	0	425,200			6,310,000	2/17/2016	NAP	NAP			92.0%	3/20/2016	NAP	NAP
32.02	Property				Centre Square Apartments	16,430	0	193,534			3,040,000	2/17/2016	NAP	NAP			94.3%	3/20/2016	NAP	NAP
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	9,953	58,548	613,229	1.38	9.2%	11,000,000	2/5/2016	NAP	NAP	60.8%	50.5%	96.8%	3/3/2016	NAP	NAP
34	Loan		CCRE	CCRE	Community Self Storage	10,356	0	682,864	1.57	10.4%	10,400,000	11/3/2015	NAP	NAP	63.4%	52.7%	84.4%	4/23/2016	NAP	NAP
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	9,806	32,701	447,113	1.28	8.1%	8,300,000	2/4/2016	NAP	NAP	66.3%	54.2%	100.0%	12/1/2015	NAP	NAP
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	4,835	32,837	571,981	1.65	10.5%	9,950,000	Various	NAP	NAP	54.8%	47.3%	100.0%		NAP	NAP
36.01	Property				Rite Aid - Lynden, WA	2,637	16,915	381,266			6,600,000	3/10/2016	NAP	NAP			100.0%	4/1/2016	NAP	NAP
36.02	Property				Rite Aid - Atco, NJ	2,198	15,922	190,715			3,350,000	12/23/2015	NAP	NAP			100.0%	4/1/2016	NAP	NAP
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	7,946	0	441,145	1.29	8.6%	7,575,000	3/16/2016	NAP	NAP	67.3%	58.8%	91.1%	3/14/2016	NAP	NAP
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	16,203	40,507	524,417	1.57	10.5%	7,200,000	9/18/2015	NAP	NAP	69.7%	58.0%	100.0%	8/19/2015	NAP	NAP
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	5,029	24,324	436,468	1.36	8.7%	6,800,000	3/17/2016	NAP	NAP	73.7%	63.7%	94.7%	3/1/2016	NAP	NAP
40	Loan		CCRE	CCRE	Toscana Park	10,018	50,088	447,815	1.35	9.0%	8,500,000	2/18/2016	9,700,000	2/18/2017	58.5%	48.5%	85.4%	4/11/2016	NAP	NAP
41	Loan		CCRE	CCRE	Ambassador House Apartments	42,600	0	448,646	1.94	9.5%	7,430,000	9/3/2015	NAP	NAP	63.6%	63.6%	90.1%	3/16/2016	NAP	NAP
42	Loan	59	SMF V	SMC	Eagle Creek	34,903	0	421,918	1.44	9.6%	6,600,000	3/29/2016	NAP	NAP	66.7%	59.4%	96.5%	4/15/2016	NAP	NAP
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	14,528	82,886	531,419	1.92	12.1%	7,500,000	1/20/2016	NAP	NAP	58.7%	53.9%	95.6%	1/31/2016	NAP	NAP
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	19,699	0	479,749	1.64	10.9%	7,220,000	11/13/2015	NAP	NAP	60.7%	50.6%	97.1%		NAP	NAP
44.01	Property				Riverbend Estates	11,200	0	280,711			4,070,000	11/13/2015	NAP	NAP			97.6%	4/18/2016	NAP	NAP
44.02	Property				Christoval Estates	8,500	0	199,037			3,150,000	11/13/2015	NAP	NAP			96.4%	4/14/2016	NAP	NAP
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	2,681	17,987	403,448	1.40	9.3%	6,500,000	1/25/2016	6,625,000	8/1/2016	66.9%	56.9%	88.5%	3/8/2016	NAP	NAP
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	12,544	0	392,532	1.35	9.0%	5,820,000	Various	6,170,000	Various	74.6%	62.1%	74.5%		NAP	NAP
46.01	Property				Rome Hilliard Storage	6,675	0	296,611			3,800,000	12/21/2015	NAP	NAP			92.2%	2/10/2016	NAP	NAP
46.02	Property				Betta Stor-It	5,869	0	95,921			2,020,000	12/22/2015	2,370,000	12/22/2017			54.4%	2/10/2016	NAP	NAP
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	1,179	7,861	271,198	1.92	12.3%	7,500,000	9/14/2015	NAP	NAP	37.7%	31.0%	100.0%	12/14/2015	NAP	NAP
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	750	5,000	235,017	1.92	12.3%	3,400,000	9/16/2015	NAP	NAP	37.7%	31.0%	100.0%	12/14/2015	NAP	NAP
49	Loan		CGMRC	CGMRC	Walgreens Clinton	1,365	0	329,128	1.27	8.3%	5,750,000	2/14/2016	NAP	NAP	69.3%	57.1%	100.0%	2/23/2016	NAP	NAP
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	16,964	113,095	543,189	1.75	13.9%	8,000,000	3/8/2016	NAP	NAP	48.8%	30.8%	100.0%	3/2/2016	NAP	NAP
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	9,659	25,419	306,224	1.32	8.5%	4,900,000	2/22/2016	NAP	NAP	73.4%	60.4%	100.0%	3/28/2016	NAP	NAP
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	16,250	0	243,484	1.43	9.2%	3,750,000	12/4/2015	NAP	NAP	70.4%	58.0%	98.0%	2/28/2016	NAP	NAP
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	7,175	22,421	294,658	1.72	11.4%	4,440,000	9/16/2015	NAP	NAP	58.4%	48.4%	100.0%	12/17/2015	NAP	NAP
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	18,000	0	232,669	1.47	9.4%	3,450,000	11/20/2015	NAP	NAP	72.1%	59.3%	93.3%	2/28/2016	NAP	NAP

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan		CGMRC	CGMRC	The Strip	Wal-Mart	149,429	10/25/2021	Lowe’s	130,497	10/31/2021	Giant Eagle	90,854	1/31/2022
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio
2.01	Property				300 Arboretum Place	NAP			NAP			NAP
2.02	Property				700 East Gate Drive	NAP			NAP			NAP
2.03	Property				6802 Paragon Place	NAP			NAP			NAP
2.04	Property				6800 Paragon Place	NAP			NAP			NAP
2.05	Property				2100 West Laburnum Avenue	NAP			NAP			NAP
2.06	Property				7300 Beaufont Springs Drive	NAP			NAP			NAP
2.07	Property				7501 Boulder View Drive	NAP			NAP			NAP
2.08	Property				4870 Sadler Road	NAP			NAP			NAP
2.09	Property				12015 Lee Jackson Memorial Highway	NAP			NAP			NAP
2.10	Property				6806 Paragon Place	NAP			NAP			NAP
2.11	Property				925 Harvest Drive	NAP			NAP			NAP
2.12	Property				555 Croton Road	NAP			NAP			NAP
2.13	Property				980 Harvest Drive	NAP			NAP			NAP
2.14	Property				309 Fellowship Road	NAP			NAP			NAP
2.15	Property				11781 Lee Jackson Memorial Highway	NAP			NAP			NAP
2.16	Property				305 Fellowship Road	NAP			NAP			NAP
2.17	Property				701 East Gate Drive	NAP			NAP			NAP
2.18	Property				920 Harvest Drive	NAP			NAP			NAP
2.19	Property				4880 Sadler Road	NAP			NAP			NAP
2.20	Property				1025 Boulders Parkway	NAP			NAP			NAP
2.21	Property				2201 Tomlynn Street	NAP			NAP			NAP
2.22	Property				2511 Brittons Hill Road	NAP			NAP			NAP
2.23	Property				7401 Beaufont Springs Drive	NAP			NAP			NAP
2.24	Property				2240-2250 Butler Pike	NAP			NAP			NAP
2.25	Property				4805 Lake Brook Drive	NAP			NAP			NAP
2.26	Property				4401 Fair Lakes Court	NAP			NAP			NAP
2.27	Property				9100 Arboretum Parkway	NAP			NAP			NAP
2.28	Property				2812 Emerywood Parkway	NAP			NAP			NAP
2.29	Property				500 Enterprise Road	NAP			NAP			NAP
2.30	Property				303 Fellowship Road	NAP			NAP			NAP
2.31	Property				7325 Beaufont Springs Drive	NAP			NAP			NAP
2.32	Property				910 Harvest Drive	NAP			NAP			NAP
2.33	Property				9011 Arboretum Parkway	NAP			NAP			NAP
2.34	Property				2260 Butler Pike	NAP			NAP			NAP
2.35	Property				1 Progress Drive	NAP			NAP			NAP
2.36	Property				307 Fellowship Road	NAP			NAP			NAP
2.37	Property				140 West Germantown Pike	NAP			NAP			NAP
2.38	Property				9200 Arboretum Parkway	NAP			NAP			NAP
2.39	Property				9210 Arboretum Parkway	NAP			NAP			NAP
2.40	Property				2221 Dabney Road	NAP			NAP			NAP
2.41	Property				815 East Gate Drive	NAP			NAP			NAP
2.42	Property				120 West Germantown Pike	NAP			NAP			NAP
2.43	Property				4364 South Alston Avenue	NAP			NAP			NAP
2.44	Property				308 Harper Drive	NAP			NAP			NAP
2.45	Property				2251 Dabney Road	NAP			NAP			NAP
2.46	Property				2212 Tomlynn Street	NAP			NAP			NAP
2.47	Property				2246 Dabney Road	NAP			NAP			NAP
2.48	Property				2256 Dabney Road	NAP			NAP			NAP
2.49	Property				2244 Dabney Road	NAP			NAP			NAP
2.50	Property				2130 Tomlynn Street	NAP			NAP			NAP
2.51	Property				2161 Tomlynn Street	NAP			NAP			NAP
2.52	Property				2248 Dabney Road	NAP			NAP			NAP
2.53	Property				2112 Tomlynn Street	NAP			NAP			NAP
2.54	Property				2277 Dabney Road	NAP			NAP			NAP
2.55	Property				9211 Arboretum Parkway	NAP			NAP			NAP
2.56	Property				2240 Dabney Road	NAP			NAP			NAP
2.57	Property				161 Gaither Drive	NAP			NAP			NAP
2.58	Property				817 East Gate Drive	NAP			NAP			NAP
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	NAP			NAP			NAP
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	Bridgewater Associates	137,986	6/30/2032	Castleton Commodities Int.	66,012	5/31/2027	MC Credit Partners	14,767	5/31/2028
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	NAP			NAP			NAP
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	AmTrust	107,349	2/29/2028	National General	81,822	2/29/2028	Credit Union Resource	31,159	10/31/2016
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio
7.01	Property				Storage Depot-Northeast	NAP			NAP			NAP
7.02	Property				Storage Depot-North	NAP			NAP			NAP
7.03	Property				Storage Depot-South	NAP			NAP			NAP
7.04	Property				Storage Depot-West	NAP			NAP			NAP
7.05	Property				Storage Depot-East	NAP			NAP			NAP
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	NAP			NAP			NAP
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	NAP			NAP			NAP
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	NAP			NAP			NAP
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	Investment Grade Tenant - Aa1/AA+ (Moody’s/S&P)	13,700	5/31/2027	The Corcoran Group	5,225	3/31/2026	NAP
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	Tuscany Restaurant	3,866	6/30/2018	Integrity Hair Salon	3,521	2/28/2018	Wingstop Restaurant	2,590	11/30/2018
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	NAP			NAP			NAP
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio
14.01	Property				1467-1469 Broadway	Traditional Day Care	12,000	12/31/2020	Bushwick Laundry, Inc.	4,000	6/30/2029	NAP
14.02	Property				1419 Broadway	Hospital Clinic Home Center (“HCHC”) Instructional Corp	14,350	11/30/2026	NAP			NAP
14.03	Property				1441 Broadway	Hospital Clinic Home Center (“HCHC”) Instructional Corp	7,500	7/14/2017	NAP			NAP
15	Loan		CCRE	CCRE	Victorian Square	Gabe’s	57,599	7/31/2025	Market Bazaar	53,996	3/31/2028	Ashley Furniture Home Store	50,712	9/30/2017
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio
16.01	Property				Beeline Self Storage	NAP			NAP			NAP
16.02	Property				Add-a-Space	NAP			NAP			NAP
16.03	Property				Uncle Bob’s Anderson	NAP			NAP			NAP
16.04	Property				Oakmont Storage	NAP			NAP			NAP
16.05	Property				Winn Avenue	NAP			NAP			NAP
16.06	Property				Bowling Green Self Storage	NAP			NAP			NAP
16.07	Property				Uncle Bob’s Florence	NAP			NAP			NAP
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	F/X Entertainment	5,525	7/31/2019	Paul Smith	4,320	2/29/2024	Newsweek	4,080	4/5/2021

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
18	Loan		SMF V	SMC	Carmel Village	Bonefish Grill	5,397	1/31/2021	Panera Bread	5,107	12/31/2020	Palm Beach Tan	4,316	2/28/2018
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	Bealls	30,000	1/31/2026	Tractor Supply	26,774	12/31/2018	JC Penney	24,760	8/30/2019
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	Infusion Software	261,591	9/30/2021	Education Management	100,885	1/31/2022	Healthways, Inc	92,109	4/30/2020
21	Loan		CGMRC	CGMRC	CSS Island Park	NAP			NAP			NAP
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	NAP			NAP			NAP
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	Ramco-Gershenson, Inc.	29,802	8/31/2019	RouteOne	28,298	12/31/2022	Raymond James & Associates	17,074	6/30/2018
24	Loan	50	SMF V	SMC	Crossroads Plaza	Michael’s	23,715	2/28/2021	Bread of Heaven	14,722	11/30/2018	Hibachi Grill	10,950	12/31/2022
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio
25.01	Property				My Space Storage Lansing	NAP			NAP			NAP
25.02	Property				My Space Storage Flint	NAP			NAP			NAP
25.03	Property				My Space Storage 4th Street	NAP			NAP			NAP
25.04	Property				My Space Storage Hill Road	NAP			NAP			NAP
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	Bealls	62,245	4/30/2026	Dollar Tree	10,055	5/31/2024	Flooring Factory Outlet	10,000	2/28/2025
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	NAP			NAP			NAP
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	Ashley Furniture Home Store	38,914	8/31/2028	Kung Fu Buffet	6,109	1/31/2020	Planet Smile Dental Center	4,772	7/31/2022
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	NAP			NAP			NAP
30	Loan		SMF V	SMC	Centennial Center	La Petite Academy	9,400	6/30/2017	Hi-Tech Appliance	5,200	9/30/2017	Centennial Wine & Spirits	4,810	6/30/2021
31	Loan		CGMRC	CGMRC	Emory Village	CVS	13,568	1/31/2020	Chipotle	2,705	1/31/2022	KEBA Sandwiches	2,458	5/31/2021
32	Loan		SMF V	SMC	Omni & Centre Square
32.01	Property				Omni Apartments	NAP			NAP			NAP
32.02	Property				Centre Square Apartments	NAP			NAP			NAP
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	Rite Aid	31,472	2/1/2021	Excelsior Charter School	4,020	2/28/2017	AutoZone	3,978	8/31/2023
34	Loan		CCRE	CCRE	Community Self Storage	NAP			NAP			NAP
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	Publix	47,814	6/16/2018	Rainbow USA, Inc.	6,430	1/31/2019	Winter Haven Hospital	3,200	7/31/2018
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio
36.01	Property				Rite Aid - Lynden, WA	Rite Aid	17,579	3/31/2026	NAP			NAP
36.02	Property				Rite Aid - Atco, NJ	Rite Aid	14,654	3/31/2026	NAP			NAP
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	NAP			NAP			NAP
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	Tractor Supply Company	25,898	1/31/2024	FP Stores, Inc.	24,268	7/31/2025	99 Cent Only Stores	17,167	1/31/2023
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	Mattress Firm	6,000	10/31/2024	LA Dance	3,800	9/30/2019	Herbal Nail Bar	2,300	9/30/2017
40	Loan		CCRE	CCRE	Toscana Park	South Bend Specialty Surgery Center, LLC	7,000	2/28/2023	Campbell Ear, Nose & Throat	5,835	2/26/2024	The Golf Club of Granger, Inc.	4,673	6/30/2020
41	Loan		CCRE	CCRE	Ambassador House Apartments	NAP			NAP			NAP
42	Loan	59	SMF V	SMC	Eagle Creek	NAP			NAP			NAP
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	Club Fitness	10,400	3/4/2018	Dollar Tree	10,000	6/30/2020	Panera, LLC d/b/a St. Louis Bread Co.	4,200	12/31/2020
44	Loan		CCRE	CCRE	Avalon MHP Portfolio
44.01	Property				Riverbend Estates	NAP			NAP			NAP
44.02	Property				Christoval Estates	NAP			NAP			NAP
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	Mattress Firm	4,280	10/30/2021	Liberty Mutual Ins. Company	2,866	4/30/2017	Heartland Dental Care, Inc.	2,555	3/31/2023
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio
46.01	Property				Rome Hilliard Storage	NAP			NAP			NAP
46.02	Property				Betta Stor-It	NAP			NAP			NAP
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	Cellco Partnership d/b/a Verizon Wireless	4,582	1/31/2024	Aspen Dental Management, Inc.	3,279	10/31/2023	NAP
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	Verizon	5,000	3/31/2018	NAP			NAP
49	Loan		CGMRC	CGMRC	Walgreens Clinton	Walgreens	13,650	4/30/2028	NAP			NAP
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	Roses Stores, Inc.	45,495	10/21/2021	Food Lion	37,200	5/30/2021	Aaron Rentals	9,600	11/30/2022
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	Farmers International Market	33,963	2/28/2029	Dollar General	8,450	5/31/2018	Castaways	5,025	7/31/2025
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	NAP			NAP			NAP
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	Estelle Skin Care and Spa Institute	4,437	1/1/2019	Roza Nail Technology School	2,096	5/15/2019	Northwestern Medical Group	1,729	11/30/2016
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	NAP			NAP			NAP

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)
1	Loan		CGMRC	CGMRC	The Strip	Cinemark	66,338	12/31/2025	Best Buy Stores	42,496	1/31/2021	3/14/2016	No	NAP	3/15/2016	NAP	NAP
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio
2.01	Property				300 Arboretum Place	NAP			NAP			10/7/2015	No	NAP	10/20/2015	NAP	NAP
2.02	Property				700 East Gate Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.03	Property				6802 Paragon Place	NAP			NAP			10/9/2015	No	NAP	10/20/2015	NAP	NAP
2.04	Property				6800 Paragon Place	NAP			NAP			10/9/2015	No	NAP	10/20/2015	NAP	NAP
2.05	Property				2100 West Laburnum Avenue	NAP			NAP			10/15/2015	No	NAP	10/20/2015	NAP	NAP
2.06	Property				7300 Beaufont Springs Drive	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.07	Property				7501 Boulder View Drive	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.08	Property				4870 Sadler Road	NAP			NAP			9/20/2015	No	NAP	10/20/2015	NAP	NAP
2.09	Property				12015 Lee Jackson Memorial Highway	NAP			NAP			10/19/2015	No	NAP	10/20/2015	NAP	NAP
2.10	Property				6806 Paragon Place	NAP			NAP			10/9/2015	No	NAP	10/20/2015	NAP	NAP
2.11	Property				925 Harvest Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.12	Property				555 Croton Road	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.13	Property				980 Harvest Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.14	Property				309 Fellowship Road	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.15	Property				11781 Lee Jackson Memorial Highway	NAP			NAP			10/19/2015	No	NAP	10/20/2015	NAP	NAP
2.16	Property				305 Fellowship Road	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.17	Property				701 East Gate Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.18	Property				920 Harvest Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.19	Property				4880 Sadler Road	NAP			NAP			9/20/2015	No	NAP	10/20/2015	NAP	NAP
2.20	Property				1025 Boulders Parkway	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.21	Property				2201 Tomlynn Street	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.22	Property				2511 Brittons Hill Road	NAP			NAP			10/12/2015	No	NAP	10/20/2015	NAP	NAP
2.23	Property				7401 Beaufont Springs Drive	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.24	Property				2240-2250 Butler Pike	NAP			NAP			10/9/2015	No	NAP	10/20/2015	NAP	NAP
2.25	Property				4805 Lake Brook Drive	NAP			NAP			9/20/2015	No	NAP	10/20/2015	NAP	NAP
2.26	Property				4401 Fair Lakes Court	NAP			NAP			10/19/2015	No	NAP	10/20/2015	NAP	NAP
2.27	Property				9100 Arboretum Parkway	NAP			NAP			10/7/2015	No	NAP	10/20/2015	NAP	NAP
2.28	Property				2812 Emerywood Parkway	NAP			NAP			10/12/2015	No	NAP	10/20/2015	NAP	NAP
2.29	Property				500 Enterprise Road	NAP			NAP			10/5/2015	No	NAP	10/20/2015	NAP	NAP
2.30	Property				303 Fellowship Road	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.31	Property				7325 Beaufont Springs Drive	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.32	Property				910 Harvest Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.33	Property				9011 Arboretum Parkway	NAP			NAP			10/7/2015	No	NAP	10/20/2015	NAP	NAP
2.34	Property				2260 Butler Pike	NAP			NAP			10/9/2015	No	NAP	10/20/2015	NAP	NAP
2.35	Property				1 Progress Drive	NAP			NAP			10/6/2015	No	NAP	10/20/2015	NAP	NAP
2.36	Property				307 Fellowship Road	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.37	Property				140 West Germantown Pike	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.38	Property				9200 Arboretum Parkway	NAP			NAP			10/7/2015	No	NAP	10/20/2015	NAP	NAP
2.39	Property				9210 Arboretum Parkway	NAP			NAP			10/7/2015	No	NAP	10/20/2015	NAP	NAP
2.40	Property				2221 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.41	Property				815 East Gate Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.42	Property				120 West Germantown Pike	NAP			NAP			10/8/2015	No	NAP	10/20/2015	NAP	NAP
2.43	Property				4364 South Alston Avenue	NAP			NAP			9/20/2015	No	NAP	10/20/2015	NAP	NAP
2.44	Property				308 Harper Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.45	Property				2251 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.46	Property				2212 Tomlynn Street	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.47	Property				2246 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.48	Property				2256 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.49	Property				2244 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.50	Property				2130 Tomlynn Street	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.51	Property				2161 Tomlynn Street	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.52	Property				2248 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.53	Property				2112 Tomlynn Street	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.54	Property				2277 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.55	Property				9211 Arboretum Parkway	NAP			NAP			10/7/2015	No	NAP	10/20/2015	NAP	NAP
2.56	Property				2240 Dabney Road	NAP			NAP			1/5/2016	No	NAP	10/20/2015	NAP	NAP
2.57	Property				161 Gaither Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
2.58	Property				817 East Gate Drive	NAP			NAP			10/20/2015	No	NAP	10/20/2015	NAP	NAP
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	NAP			NAP			1/20/2016	No	NAP	1/20/2016	1/20/2016	10%
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	Waypoint Residential	4,953	11/30/2022	Fortina	3,700	7/31/2025	3/4/2016	No	NAP	4/7/2016	NAP	NAP
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	NAP			NAP			4/19/2016	No	NAP	4/20/2016	NAP	NAP
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	Musa Financial	21,153	8/31/2018	Lone Star Investment	12,021	4/30/2025	3/14/2016	No	NAP	2/26/2016	NAP	NAP
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio
7.01	Property				Storage Depot-Northeast	NAP			NAP			2/29/2016	No	NAP	2/26/2016	NAP	NAP
7.02	Property				Storage Depot-North	NAP			NAP			2/29/2016	No	NAP	2/26/2016	NAP	NAP
7.03	Property				Storage Depot-South	NAP			NAP			2/29/2016	No	NAP	2/29/2016	NAP	NAP
7.04	Property				Storage Depot-West	NAP			NAP			2/29/2016	No	NAP	2/29/2016	NAP	NAP
7.05	Property				Storage Depot-East	NAP			NAP			2/29/2016	No	NAP	2/26/2016	NAP	NAP
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	NAP			NAP			11/20/2015	No	NAP	10/15/2015	NAP	NAP
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	NAP			NAP			11/17/2015	No	NAP	11/13/2015	NAP	NAP
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	NAP			NAP			2/11/2016	No	NAP	2/16/2016	NAP	NAP
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	NAP			NAP			3/16/2016	No	NAP	2/29/2016	NAP	NAP
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	BB&T Corporation	2,083	12/31/2020	Kenneth & Mary Greene (BBQ Restaurant)	1,288	3/31/2018	2/24/2016	No	NAP	2/24/2016	NAP	NAP
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	NAP			NAP			3/7/2016	No	NAP	3/7/2016	NAP	NAP
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio
14.01	Property				1467-1469 Broadway	NAP			NAP			2/4/2016	No	NAP	2/2/2016	NAP	NAP
14.02	Property				1419 Broadway	NAP			NAP			2/4/2016	No	NAP	2/2/2016	NAP	NAP
14.03	Property				1441 Broadway	NAP			NAP			2/4/2016	No	NAP	2/2/2016	NAP	NAP
15	Loan		CCRE	CCRE	Victorian Square	Planet Fitness	26,715	6/30/2026	Dollar Tree	17,276	1/31/2021	1/13/2016	No	NAP	12/3/2015	NAP	NAP
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio
16.01	Property				Beeline Self Storage	NAP			NAP			11/30/2015	No	NAP	11/30/2015	NAP	NAP
16.02	Property				Add-a-Space	NAP			NAP			11/9/2015	No	NAP	11/9/2015	NAP	NAP
16.03	Property				Uncle Bob’s Anderson	NAP			NAP			12/9/2015	No	NAP	12/8/2015	NAP	NAP
16.04	Property				Oakmont Storage	NAP			NAP			12/8/2015	No	NAP	12/8/2015	NAP	NAP
16.05	Property				Winn Avenue	NAP			NAP			11/12/2015	No	NAP	11/9/2015	NAP	NAP
16.06	Property				Bowling Green Self Storage	NAP			NAP			11/17/2015	No	NAP	11/17/2015	NAP	NAP
16.07	Property				Uncle Bob’s Florence	NAP			NAP			12/9/2015	No	NAP	12/8/2015	NAP	NAP
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	Tapfwd47	2,572	10/31/2017	Therapydia Inc	1,505	10/31/2017	1/19/2016	No	NAP	4/4/2016	1/20/2016	17%

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)
18	Loan		SMF V	SMC	Carmel Village	Pet Essentials	3,584	12/31/2020	Urbana Spa	3,575	7/31/2018	4/6/2016	No	NAP	4/6/2016	NAP	NAP
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	Hastings Entertainment	20,190	3/31/2019	Cinemark Cinema 6	11,900	12/31/2016	2/24/2016	No	NAP	2/22/2016	NAP	NAP
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	Insys Therapeutics, Inc.	34,945	6/30/2021	Infineon Technologies	25,941	5/31/2019	11/18/2015	No	NAP	11/17/2015	NAP	NAP
21	Loan		CGMRC	CGMRC	CSS Island Park	NAP			NAP			2/22/2016	No	NAP	2/23/2016	NAP	NAP
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	NAP			NAP			3/28/2016	No	NAP	3/28/2016	NAP	NAP
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	Wright Beamer, PLC	4,508	4/30/2020	Gershenson Realty & Invest.	4,044	5/31/2016	10/28/2015	No	NAP	10/28/2015	NAP	NAP
24	Loan	50	SMF V	SMC	Crossroads Plaza	It’s Fashion Metro (Cato)	10,000	1/31/2021	Christian Soldier	9,273	5/31/2018	2/12/2016	No	NAP	2/12/2016	NAP	NAP
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio
25.01	Property				My Space Storage Lansing	NAP			NAP			2/29/2016	No	NAP	2/29/2016	NAP	NAP
25.02	Property				My Space Storage Flint	NAP			NAP			2/26/2016	No	NAP	2/29/2016	NAP	NAP
25.03	Property				My Space Storage 4th Street	NAP			NAP			2/29/2016	No	NAP	2/29/2016	NAP	NAP
25.04	Property				My Space Storage Hill Road	NAP			NAP			2/26/2016	No	NAP	2/29/2016	NAP	NAP
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	Sherwin Williams	5,000	7/31/2022	Rose Nails	1,250	12/31/2018	3/24/2016	No	NAP	4/12/2016	NAP	NAP
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	NAP			NAP			3/22/2016	No	NAP	3/18/2016	NAP	NAP
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	Enso Nails	2,457	3/31/2021	Austin’s Pizza	2,002	5/31/2023	3/1/2016	No	NAP	2/26/2016	NAP	NAP
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	NAP			NAP			4/1/2016	No	NAP	1/21/2016	NAP	NAP
30	Loan		SMF V	SMC	Centennial Center	Centennial Automotive Center	4,742	7/31/2017	The Family Vet, P.C.	4,014	12/31/2019	2/23/2016	No	NAP	2/22/2016	NAP	NAP
31	Loan		CGMRC	CGMRC	Emory Village	Doc Chey’s Noodle House	1,965	5/31/2019	Romeo’s NY Pizza	1,952	6/30/2022	2/25/2016	No	NAP	2/25/2016	NAP	NAP
32	Loan		SMF V	SMC	Omni & Centre Square
32.01	Property				Omni Apartments	NAP			NAP			2/25/2016	No	NAP	2/25/2016	NAP	NAP
32.02	Property				Centre Square Apartments	NAP			NAP			2/25/2016	No	NAP	2/25/2016	NAP	NAP
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	McDonalds Corp	3,000	12/13/2017	Tandy Corp/Radio Shack	2,490	5/31/2021	2/12/2016	No	NAP	2/11/2016	2/11/2016	12%
34	Loan		CCRE	CCRE	Community Self Storage	NAP			NAP			11/11/2015	No	NAP	11/6/2015	NAP	NAP
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	Jade Nails & Spa	1,600	1/31/2018	Publix Liquors	1,600	12/31/2018	2/17/2016	No	NAP	2/17/2016	NAP	NAP
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio
36.01	Property				Rite Aid - Lynden, WA	NAP			NAP			3/1/2016	No	NAP	1/6/2016	3/1/2016	8%
36.02	Property				Rite Aid - Atco, NJ	NAP			NAP			3/1/2016	No	NAP	1/6/2016	NAP	NAP
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	NAP			NAP			3/18/2016	No	NAP	3/21/2016	NAP	NAP
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	Sears Hometown Store	7,680	7/30/2023	Boyd’s Outlaw Sleep Centers	6,000	9/30/2025	9/23/2015	No	NAP	9/23/2015	NAP	NAP
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	Lake Pleasant Cleaners	2,200	10/31/2020	#1 Brother’s Pizza	2,000	7/31/2019	3/18/2016	No	NAP	3/18/2016	NAP	NAP
40	Loan		CCRE	CCRE	Toscana Park	1000 Degree Pizza, LLC d/b/a Tony Sacco’s Coal Oven Pizza	4,270	6/30/2023	Beacon Medical Group, Inc.	3,819	11/24/2020	2/24/2016	No	NAP	2/24/2016	NAP	NAP
41	Loan		CCRE	CCRE	Ambassador House Apartments	NAP			NAP			9/17/2015	No	NAP	9/14/2015	NAP	NAP
42	Loan	59	SMF V	SMC	Eagle Creek	NAP			NAP			3/31/2016	No	NAP	3/31/2016	NAP	NAP
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	Cato Corporation, LLC	4,000	1/31/2021	ProRehab	3,000	11/30/2017	3/22/2016	No	NAP	3/22/2016	NAP	NAP
44	Loan		CCRE	CCRE	Avalon MHP Portfolio
44.01	Property				Riverbend Estates	NAP			NAP			12/14/2015	No	NAP	8/28/2015	NAP	NAP
44.02	Property				Christoval Estates	NAP			NAP			12/14/2015	No	NAP	8/28/2015	NAP	NAP
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	Mr. PC, LLC	1,990	12/31/2017	Scottrade, Inc.	1,844	3/31/2021	1/27/2016	No	NAP	1/27/2016	NAP	NAP
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio
46.01	Property				Rome Hilliard Storage	NAP			NAP			2/18/2016	No	NAP	2/12/2016	NAP	NAP
46.02	Property				Betta Stor-It	NAP			NAP			2/18/2016	No	NAP	2/18/2016	NAP	NAP
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	NAP			NAP			10/21/2015	No	NAP	9/17/2015	NAP	NAP
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	NAP			NAP			10/20/2015	No	NAP	9/17/2015	NAP	NAP
49	Loan		CGMRC	CGMRC	Walgreens Clinton	NAP			NAP			2/18/2016	No	NAP	2/18/2016	NAP	NAP
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	Fit4Life	4,800	2/28/2020	My Eye Dr.	3,200	7/31/2018	3/9/2016	No	NAP	3/9/2016	NAP	NAP
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	Las Brasas Mexican Grill	1,700	8/31/2019	China Wok	1,700	8/31/2017	3/9/2016	No	NAP	3/11/2016	NAP	NAP
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	NAP			NAP			2/10/2016	No	NAP	2/10/2016	NAP	NAP
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	Currence Inc	1,729	4/30/2017	Dr. Janice Johnson MD	1,299	8/30/2016	10/20/2015	No	NAP	9/25/2015	NAP	NAP
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	NAP			NAP			12/28/2015	No	NAP	12/28/2015	NAP	NAP

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)
1	Loan		CGMRC	CGMRC	The Strip	No	249,647	83,216	0	0	1,681,291	9,837	0	0	33,333	2,000,000	0	0	800,399	0	0
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	No	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2.01	Property				300 Arboretum Place	No
2.02	Property				700 East Gate Drive	No
2.03	Property				6802 Paragon Place	No
2.04	Property				6800 Paragon Place	No
2.05	Property				2100 West Laburnum Avenue	No
2.06	Property				7300 Beaufont Springs Drive	No
2.07	Property				7501 Boulder View Drive	No
2.08	Property				4870 Sadler Road	No
2.09	Property				12015 Lee Jackson Memorial Highway	No
2.10	Property				6806 Paragon Place	No
2.11	Property				925 Harvest Drive	No
2.12	Property				555 Croton Road	No
2.13	Property				980 Harvest Drive	No
2.14	Property				309 Fellowship Road	No
2.15	Property				11781 Lee Jackson Memorial Highway	No
2.16	Property				305 Fellowship Road	No
2.17	Property				701 East Gate Drive	No
2.18	Property				920 Harvest Drive	No
2.19	Property				4880 Sadler Road	No
2.20	Property				1025 Boulders Parkway	No
2.21	Property				2201 Tomlynn Street	No
2.22	Property				2511 Brittons Hill Road	No
2.23	Property				7401 Beaufont Springs Drive	No
2.24	Property				2240-2250 Butler Pike	No
2.25	Property				4805 Lake Brook Drive	No
2.26	Property				4401 Fair Lakes Court	No
2.27	Property				9100 Arboretum Parkway	No
2.28	Property				2812 Emerywood Parkway	No
2.29	Property				500 Enterprise Road	No
2.30	Property				303 Fellowship Road	No
2.31	Property				7325 Beaufont Springs Drive	No
2.32	Property				910 Harvest Drive	No
2.33	Property				9011 Arboretum Parkway	No
2.34	Property				2260 Butler Pike	No
2.35	Property				1 Progress Drive	No
2.36	Property				307 Fellowship Road	No
2.37	Property				140 West Germantown Pike	No
2.38	Property				9200 Arboretum Parkway	No
2.39	Property				9210 Arboretum Parkway	No
2.40	Property				2221 Dabney Road	No
2.41	Property				815 East Gate Drive	No
2.42	Property				120 West Germantown Pike	No
2.43	Property				4364 South Alston Avenue	No
2.44	Property				308 Harper Drive	No
2.45	Property				2251 Dabney Road	No
2.46	Property				2212 Tomlynn Street	No
2.47	Property				2246 Dabney Road	No
2.48	Property				2256 Dabney Road	No
2.49	Property				2244 Dabney Road	No
2.50	Property				2130 Tomlynn Street	No
2.51	Property				2161 Tomlynn Street	No
2.52	Property				2248 Dabney Road	No
2.53	Property				2112 Tomlynn Street	No
2.54	Property				2277 Dabney Road	No
2.55	Property				9211 Arboretum Parkway	No
2.56	Property				2240 Dabney Road	No
2.57	Property				161 Gaither Drive	No
2.58	Property				817 East Gate Drive	No
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	No	898,739	299,580	743,645	63,174	9,300,000	0	0	0	0	0	0	0	0	0	0
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	No	718,539	119,757	30,763	7,691	0	4,188	0	0	26,177	0	0	0	0	0	0
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	No	105,000	105,000	69,302	33,923	0	98,402	0	0	0	0	0	0	159,040	0	0
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	No	120,888	24,178	65,965	6,597	0	4,914	0	0	25,000	1,200,000	0	0	178,250	0	0
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	No	108,381	23,676	11,006	2,751	165,559	0	165,559	0	0	0	0	0	0	0	750
7.01	Property				Storage Depot-Northeast	No
7.02	Property				Storage Depot-North	No
7.03	Property				Storage Depot-South	No
7.04	Property				Storage Depot-West	No
7.05	Property				Storage Depot-East	No
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	No	171,195	28,533	14,925	7,462	0	43,656	0	0	0	0	0	0	0	0	0
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	No	287,612	95,871	87,953	8,795	0	5,120	0	64,278	0	0	0	0	0	0	0
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	No	155,175	25,863	0	0	2,475,000	8,458	0	0	0	0	0	0	0	0	0
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	No	92,611	15,435	37,403	3,117	0	245	0	0	0	0	0	0	0	0	0
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	No	122,520	30,630	42,515	3,270	0	2,388	0	75,000	0	0	0	0	0	0	0
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	No	56,363	9,394	235,400	33,629	0	13,068	0	0	0	0	0	0	17,500	0	0
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	No	53,307	10,661	3,415	1,707	0	820	0	0	3,154	56,775	0	0	14,125	0	0
14.01	Property				1467-1469 Broadway	No
14.02	Property				1419 Broadway	No
14.03	Property				1441 Broadway	No
15	Loan		CCRE	CCRE	Victorian Square	No	30,000	10,000	7,101	3,550	0	4,510	0	200,000	11,274	0	0	0	5,000	0	0
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	No	31,951	15,413	39,132	5,800	0	4,911	0	0	0	0	0	0	76,947	0	0
16.01	Property				Beeline Self Storage	No
16.02	Property				Add-a-Space	No
16.03	Property				Uncle Bob’s Anderson	No
16.04	Property				Oakmont Storage	No
16.05	Property				Winn Avenue	No
16.06	Property				Bowling Green Self Storage	No
16.07	Property				Uncle Bob’s Florence	No
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	No	111,670	22,334	8,723	1,454	0	225	0	0	3,000	50,000	0	0	0	0	0

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)
18	Loan		SMF V	SMC	Carmel Village	No	69,775	11,629	17,623	1,356	0	1,345	0	100,000	8,333	400,000	0	0	0	0	0
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	No	62,284	15,571	26,298	5,260	0	3,901	0	250,000	13,825	0	0	0	59,625	0	0
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	No	587,243	117,449	102,602	11,400	0	8,728	0	500,000	43,640	2,094,692	0	0	0	0	0
21	Loan		CGMRC	CGMRC	CSS Island Park	No	63,885	21,295	517	172	0	0	0	0	0	0	0	0	0	0	0
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	No	365,843	52,263	304,318	26,568	0	55,673	0	0	0	0	0	0	0	0	0
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	No	52,963	13,241	2,045	682	125,000	0	67,352	125,000	8,599	412,728	0	0	0	0	0
24	Loan	50	SMF V	SMC	Crossroads Plaza	No	34,451	5,742	6,034	2,011	0	9,026	0	400,000	0	400,000	0	0	88,506	0	0
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	No	97,740	10,860	3,825	1,912	40,000	1,519	75,000	0	690	24,840	0	0	138,250	0	0
25.01	Property				My Space Storage Lansing	No
25.02	Property				My Space Storage Flint	No
25.03	Property				My Space Storage 4th Street	No
25.04	Property				My Space Storage Hill Road	No
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	No	68,612	9,802	13,871	3,443	0	1,107	0	0	0	0	0	0	3,406	0	0
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	No	33,670	5,612	16,356	2,045	0	9,403	0	0	0	0	0	0	0	0	0
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	No	101,458	20,292	6,615	2,205	157,500	560	0	0	4,198	200,000	0	0	11,750	0	0
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	No	12,248	6,124	0	0	0	1,569	0	0	0	0	0	0	0	0	0
30	Loan		SMF V	SMC	Centennial Center	No	0	15,797	2,651	1,326	0	1,082	0	250,000	0	250,000	0	0	0	0	0
31	Loan		CGMRC	CGMRC	Emory Village	No	28,991	4,832	7,701	1,925	0	401	30,000	150,000	0	150,000	0	0	10,125	0	55,500
32	Loan		SMF V	SMC	Omni & Centre Square	No	9,915	4,958	5,876	2,938	0	5,554	0	0	0	0	0	0	0	0	0
32.01	Property				Omni Apartments	No
32.02	Property				Centre Square Apartments	No
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	No	17,000	5,667	9,332	3,435	0	829	0	0	4,879	235,000	0	0	62,425	0	0
34	Loan		CCRE	CCRE	Community Self Storage	No	15,469	15,469	5,954	1,489	0	863	0	0	0	0	0	0	0	0	0
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	No	54,981	7,854	13,549	4,516	0	817	0	0	2,724	0	0	0	0	0	0
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	No	0	0	0	0	0	403	14,508	0	1,343	80,000	0	0	0	0	0
36.01	Property				Rite Aid - Lynden, WA	No
36.02	Property				Rite Aid - Atco, NJ	No
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	No	8,298	4,149	2,218	444	0	662	0	0	0	0	0	0	41,938	0	0
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	No	13,603	6,801	4,485	1,495	2,700	1,350	0	6,752	3,376	0	0	0	152,444	0	0
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	No	14,681	4,894	0	0	0	419	15,100	0	2,250	108,000	0	0	0	0	0
40	Loan		CCRE	CCRE	Toscana Park	No	22,167	22,167	4,787	2,394	0	835	0	220,000	4,174	0	0	0	9,125	0	0
41	Loan		CCRE	CCRE	Ambassador House Apartments	No	32,250	3,583	34,039	6,808	0	3,550	0	0	0	0	0	0	40,906	0	0
42	Loan	59	SMF V	SMC	Eagle Creek	No	25,690	3,212	3,865	1,933	305,200	2,909	0	0	0	0	0	0	0	0	0
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	No	47,364	11,841	9,375	1,042	1,211	1,211	0	6,907	6,907	200,000	0	0	0	0	0
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	No	3,667	1,833	3,412	1,628	0	1,642	0	0	0	0	0	0	86,188	0	0
44.01	Property				Riverbend Estates	No
44.02	Property				Christoval Estates	No
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	No	19,798	4,949	897	179	0	559	28,000	60,000	5,585	120,000	0	0	0	0	0
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	No	17,690	5,897	3,869	1,934	20,000	1,045	60,000	0	0	0	0	0	11,688	0	0
46.01	Property				Rome Hilliard Storage	No
46.02	Property				Betta Stor-It	No
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	No	2,833	1,417	4,484	374	0	98	5,896	39,305	655	78,610	0	0	0	0	0
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	No	1,333	667	2,479	207	0	63	3,750	25,000	417	50,000	0	0	0	0	0
49	Loan		CGMRC	CGMRC	Walgreens Clinton	No	0	0	0	0	0	0	0	0	0	0	0	0	1,875	0	0
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	No	90,718	9,072	8,362	1,672	0	1,414	0	150,000	9,425	450,000	0	0	370,029	0	0
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	No	0	1,743	10,006	1,429	0	805	0	100,000	0	100,000	0	0	0	0	0
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	No	13,773	6,886	11,756	1,306	1,354	1,354	0	0	0	0	0	0	2,600	0	0
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	No	9,000	9,000	8,756	876	0	598	0	50,000	1,868	140,000	0	0	0	0	0
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	No	3,336	3,336	8,878	2,220	1,500	1,500	0	0	0	0	0	0	26,250	0	0

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
1	Loan		CGMRC	CGMRC	The Strip	0	419,298	0	Unfunded Obligation Reserve
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	0	0	0
2.01	Property				300 Arboretum Place
2.02	Property				700 East Gate Drive
2.03	Property				6802 Paragon Place
2.04	Property				6800 Paragon Place
2.05	Property				2100 West Laburnum Avenue
2.06	Property				7300 Beaufont Springs Drive
2.07	Property				7501 Boulder View Drive
2.08	Property				4870 Sadler Road
2.09	Property				12015 Lee Jackson Memorial Highway
2.10	Property				6806 Paragon Place
2.11	Property				925 Harvest Drive
2.12	Property				555 Croton Road
2.13	Property				980 Harvest Drive
2.14	Property				309 Fellowship Road
2.15	Property				11781 Lee Jackson Memorial Highway
2.16	Property				305 Fellowship Road
2.17	Property				701 East Gate Drive
2.18	Property				920 Harvest Drive
2.19	Property				4880 Sadler Road
2.20	Property				1025 Boulders Parkway
2.21	Property				2201 Tomlynn Street
2.22	Property				2511 Brittons Hill Road
2.23	Property				7401 Beaufont Springs Drive
2.24	Property				2240-2250 Butler Pike
2.25	Property				4805 Lake Brook Drive
2.26	Property				4401 Fair Lakes Court
2.27	Property				9100 Arboretum Parkway
2.28	Property				2812 Emerywood Parkway
2.29	Property				500 Enterprise Road
2.30	Property				303 Fellowship Road
2.31	Property				7325 Beaufont Springs Drive
2.32	Property				910 Harvest Drive
2.33	Property				9011 Arboretum Parkway
2.34	Property				2260 Butler Pike
2.35	Property				1 Progress Drive
2.36	Property				307 Fellowship Road
2.37	Property				140 West Germantown Pike
2.38	Property				9200 Arboretum Parkway
2.39	Property				9210 Arboretum Parkway
2.40	Property				2221 Dabney Road
2.41	Property				815 East Gate Drive
2.42	Property				120 West Germantown Pike
2.43	Property				4364 South Alston Avenue
2.44	Property				308 Harper Drive
2.45	Property				2251 Dabney Road
2.46	Property				2212 Tomlynn Street
2.47	Property				2246 Dabney Road
2.48	Property				2256 Dabney Road
2.49	Property				2244 Dabney Road
2.50	Property				2130 Tomlynn Street
2.51	Property				2161 Tomlynn Street
2.52	Property				2248 Dabney Road
2.53	Property				2112 Tomlynn Street
2.54	Property				2277 Dabney Road
2.55	Property				9211 Arboretum Parkway
2.56	Property				2240 Dabney Road
2.57	Property				161 Gaither Drive
2.58	Property				817 East Gate Drive
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	0	0	0
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	0	20,165,432	2,219	Unfunded Obligations Reserve ($20,125,740); Declaration Assessment Reserve ($24,174); WPCA Assessment Reserve ($15,518.44 upfront, $2,218.59 monthly)
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	0	9,648,700	0	PIP Reserve ($9,148,700); Seasonality Reserve ($500,000 upfront, $250,000 monthly in April, May, June, October and November until reserve exceeds cap of $1,250,000)
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	0	7,987,080	0	Unfunded Obligations Reserve
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	0	0	0
7.01	Property				Storage Depot-Northeast
7.02	Property				Storage Depot-North
7.03	Property				Storage Depot-South
7.04	Property				Storage Depot-West
7.05	Property				Storage Depot-East
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	0	0	0
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	0	10,014	0	Saxbys Coffee Rent Abatement Reserve
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	0	0	0
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	0	4,193,933	0	Unfunded Free Rent Reserve ($1,975,463); Unfunded Obligations Reserve ($1,468,470.12); Space C Reserve ($750,000)
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	0	83,320	0	BB&T TI/LC Reserve
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	0	50,000	0	PIP Reserve ($50,000)
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	0	0	0
14.01	Property				1467-1469 Broadway
14.02	Property				1419 Broadway
14.03	Property				1441 Broadway
15	Loan		CCRE	CCRE	Victorian Square	0	419,592	0	Outstanding TI Reserve ($140,450); Ashley Furniture Rollover Reserve ($100,000); Parking Reserve ($100,000); Rent Abatement Reserve ($79,142)
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	0	235,000	0	Capital Improvement Reserve (Upfront: 235,000)
16.01	Property				Beeline Self Storage
16.02	Property				Add-a-Space
16.03	Property				Uncle Bob’s Anderson
16.04	Property				Oakmont Storage
16.05	Property				Winn Avenue
16.06	Property				Bowling Green Self Storage
16.07	Property				Uncle Bob’s Florence
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	0	0	0

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
18	Loan		SMF V	SMC	Carmel Village	0	0	0
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	0	0	0
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	0	7,618,460	0	Gap Rent Reserve ($2,217,788); Infusion Building 4 Unfunded Landlord Obligation Reserve ($5,246,634); Insys Therapeutics Unfunded Landlord Obligation Reserve ($38,168); Infineon Free Rent Reserve ($115,870)
21	Loan		CGMRC	CGMRC	CSS Island Park	0	0	0
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	0	3,400,000	0	Earnout Reserve
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	0	215,460	0	Ramco TI Reserve ($149,010); Raymond James TI Reserve ($66,450)
24	Loan	50	SMF V	SMC	Crossroads Plaza	0	200,000	0	Economic Reserve
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	0	0	0
25.01	Property				My Space Storage Lansing
25.02	Property				My Space Storage Flint
25.03	Property				My Space Storage 4th Street
25.04	Property				My Space Storage Hill Road
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	0	0	0
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	0	1,050,000	0	PIP Reserve ($600,000); Liquidity Reserve ($450,000)
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	0	900,000	0	Unfunded Obligations Reserve ($700,000); Holdback Reserve ($200,000)
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	0	1,200,000	0	Economic Holdback
30	Loan		SMF V	SMC	Centennial Center	0	0	0
31	Loan		CGMRC	CGMRC	Emory Village	0	64,141	0	Designated Tenant Reserve ($40,000); Gap Rent Holdback ($24,141)
32	Loan		SMF V	SMC	Omni & Centre Square	0	0	0
32.01	Property				Omni Apartments
32.02	Property				Centre Square Apartments
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	0	750,000	0	Rite Aid Reserve
34	Loan		CCRE	CCRE	Community Self Storage	0	0	0
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	0	0	0
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	0	0	0
36.01	Property				Rite Aid - Lynden, WA
36.02	Property				Rite Aid - Atco, NJ
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	0	0	0
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	0	168,524	0	Unfunded Obligations Reserve
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	0	0	0
40	Loan		CCRE	CCRE	Toscana Park	0	0	0
41	Loan		CCRE	CCRE	Ambassador House Apartments	0	0	0
42	Loan	59	SMF V	SMC	Eagle Creek	0	0	0
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	0	0	0
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	0	0	0
44.01	Property				Riverbend Estates
44.02	Property				Christoval Estates
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	0	0	0
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	0	3,000	0	Radon Mitigation Reserve ($2,000); Well Testing Reserve ($1,000)
46.01	Property				Rome Hilliard Storage
46.02	Property				Betta Stor-It
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	0	0	0
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	0	0	0
49	Loan		CGMRC	CGMRC	Walgreens Clinton	0	0	0
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	0	0	0
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	0	16,793	0	Castaways TI/LC Reserve
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	0	0	0
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	0	0	0
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	0	0	0

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N
1	Loan		CGMRC	CGMRC	The Strip	The Strip Delaware LLC	No
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	MAP Fee Owner LLC	No
2.01	Property				300 Arboretum Place
2.02	Property				700 East Gate Drive
2.03	Property				6802 Paragon Place
2.04	Property				6800 Paragon Place
2.05	Property				2100 West Laburnum Avenue
2.06	Property				7300 Beaufont Springs Drive
2.07	Property				7501 Boulder View Drive
2.08	Property				4870 Sadler Road
2.09	Property				12015 Lee Jackson Memorial Highway
2.10	Property				6806 Paragon Place
2.11	Property				925 Harvest Drive
2.12	Property				555 Croton Road
2.13	Property				980 Harvest Drive
2.14	Property				309 Fellowship Road
2.15	Property				11781 Lee Jackson Memorial Highway
2.16	Property				305 Fellowship Road
2.17	Property				701 East Gate Drive
2.18	Property				920 Harvest Drive
2.19	Property				4880 Sadler Road
2.20	Property				1025 Boulders Parkway
2.21	Property				2201 Tomlynn Street
2.22	Property				2511 Brittons Hill Road
2.23	Property				7401 Beaufont Springs Drive
2.24	Property				2240-2250 Butler Pike
2.25	Property				4805 Lake Brook Drive
2.26	Property				4401 Fair Lakes Court
2.27	Property				9100 Arboretum Parkway
2.28	Property				2812 Emerywood Parkway
2.29	Property				500 Enterprise Road
2.30	Property				303 Fellowship Road
2.31	Property				7325 Beaufont Springs Drive
2.32	Property				910 Harvest Drive
2.33	Property				9011 Arboretum Parkway
2.34	Property				2260 Butler Pike
2.35	Property				1 Progress Drive
2.36	Property				307 Fellowship Road
2.37	Property				140 West Germantown Pike
2.38	Property				9200 Arboretum Parkway
2.39	Property				9210 Arboretum Parkway
2.40	Property				2221 Dabney Road
2.41	Property				815 East Gate Drive
2.42	Property				120 West Germantown Pike
2.43	Property				4364 South Alston Avenue
2.44	Property				308 Harper Drive
2.45	Property				2251 Dabney Road
2.46	Property				2212 Tomlynn Street
2.47	Property				2246 Dabney Road
2.48	Property				2256 Dabney Road
2.49	Property				2244 Dabney Road
2.50	Property				2130 Tomlynn Street
2.51	Property				2161 Tomlynn Street
2.52	Property				2248 Dabney Road
2.53	Property				2112 Tomlynn Street
2.54	Property				2277 Dabney Road
2.55	Property				9211 Arboretum Parkway
2.56	Property				2240 Dabney Road
2.57	Property				161 Gaither Drive
2.58	Property				817 East Gate Drive
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	PCH Beach Resort, LLC	No
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	One Harbor Point Square LLC	No
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	Columbia Properties Savannah, LLC	No
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	4455 LBJ Freeway LLC	No
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	SSCP Harrisburg LLC, SSCP Harrisburg North LLC, SSCP Harrisburg Northeast LLC, SSCP Harrisburg West LLC and SSCP Harrisburg South LLC	No
7.01	Property				Storage Depot-Northeast
7.02	Property				Storage Depot-North
7.03	Property				Storage Depot-South
7.04	Property				Storage Depot-West
7.05	Property				Storage Depot-East
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	550 East Ave LLC	No
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	GP Madbury 17, LLC	No
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	Plumtree Apartment Associates, LLC	No
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	247 Bedford Associates, LLC	No
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	T DeSoto Town Center, LLC	No
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	Pandey Hotel Cocoa Beach LLC	No
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	Broadway Bushwick Builders Income Producing Properties, L.P.	No
14.01	Property				1467-1469 Broadway
14.02	Property				1419 Broadway
14.03	Property				1441 Broadway
15	Loan		CCRE	CCRE	Victorian Square	MEM Victoria Realty SPE LLC	No
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	Southern Self Storage Elite, LLC, Storage Rentals of America Elite Bypass Road, LLC, Storage Rentals of America Elite Winn Avenue, LLC, Storage Rentals of America Elite Russellville Road, LLC, Storage Rentals of America Elite Anderson, LLC, Storage Rentals of America Elite Florence, LLC and Storage Rentals of America Elite Frankfort, LLC	No
16.01	Property				Beeline Self Storage
16.02	Property				Add-a-Space
16.03	Property				Uncle Bob’s Anderson
16.04	Property				Oakmont Storage
16.05	Property				Winn Avenue
16.06	Property				Bowling Green Self Storage
16.07	Property				Uncle Bob’s Florence
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	46 Geary, LLC	No

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N
18	Loan		SMF V	SMC	Carmel Village	Quail Hollow Investment Group, LLC	No
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	Bosque River Center Realty, LLC	No
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	CAZ 1 DE LLC	No
21	Loan		CGMRC	CGMRC	CSS Island Park	CSS Island Park	No
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	ESLBV Property Owner, LLC	No
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	Brookfield Building Associates, L.L.C.	No
24	Loan	50	SMF V	SMC	Crossroads Plaza	BL-Goldsboro, LLC and GC Goldsboro, LLC	No
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	Hill Road Storage Center, LLC, Flint Storage Centers, LLC, 4th Street Trio, LLC and Lansing Storage Centers, LLC	No
25.01	Property				My Space Storage Lansing
25.02	Property				My Space Storage Flint
25.03	Property				My Space Storage 4th Street
25.04	Property				My Space Storage Hill Road
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	Country Oaks Retail LLC	No
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	OM Shanti OM, LLC	No
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	Pflugerville West Partners, Ltd.	No
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	Amsdell Storage Ventures XLIII, LLC	No
30	Loan		SMF V	SMC	Centennial Center	Centennial Shopping Center, LP	No
31	Loan		CGMRC	CGMRC	Emory Village	Emory Village, LLC	No
32	Loan		SMF V	SMC	Omni & Centre Square	Omni and Centre Square Home Community, LLC	No
32.01	Property				Omni Apartments
32.02	Property				Centre Square Apartments
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	Edennis Property, LLC	No
34	Loan		CCRE	CCRE	Community Self Storage	8300 Fry, LLC	No
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	PUB-WHS LLC	No
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	C & J Drugs, LLC and GMF Drug Stores, LLC	No
36.01	Property				Rite Aid - Lynden, WA
36.02	Property				Rite Aid - Atco, NJ
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	Megalops, LLC	No
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	Sunstone Arroyo, LLC	No
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	Barclay/Pleasant Valley LLC	No
40	Loan		CCRE	CCRE	Toscana Park	Toscana Retail, LLC	No
41	Loan		CCRE	CCRE	Ambassador House Apartments	Ambassador House of OKC, L.L.C.	No
42	Loan	59	SMF V	SMC	Eagle Creek	Eagle Creek 2016 LLC	No
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	Oakwood Plaza Investors LLC	No
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	Christoval Estates, LLC and Riverbend Estates, LLC	No
44.01	Property				Riverbend Estates
44.02	Property				Christoval Estates
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	131 Harbison Blvd., LLC	No
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	L & W Properties, L.L.C. and Rome Hilliard Self Storage, Inc	No
46.01	Property				Rome Hilliard Storage
46.02	Property				Betta Stor-It
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	Zaraco LLC	No
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	Genaboo LLC	No
49	Loan		CGMRC	CGMRC	Walgreens Clinton	Old Vine I, LLC and Old Vine II, LLC	No
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	Triangle East Center, LLC	No
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	Lynnhaven Shopping Center Associates LLC	No
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	Perri Allen Properties, LLC and Allen Perri Properties, LLC	No
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	10024 Skokie LLC	No
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	Bear Six Investments, LLC	No

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)
1	Loan		CGMRC	CGMRC	The Strip	Robert L. Stark and Morry Weiss	Refinance	102,000,000
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	Och-Ziff Real Estate Fund III, L.P., Och-Ziff Real Estate Parallel Fund III A, L.P., Och-Ziff Real Estate Parallel Fund III B, L.P., Och-Ziff Real Estate Parallel Fund III D, L.P. and Och-Ziff Real Estate Parallel Fund III E, L.P.	Acquisition	175,750,000
2.01	Property				300 Arboretum Place
2.02	Property				700 East Gate Drive
2.03	Property				6802 Paragon Place
2.04	Property				6800 Paragon Place
2.05	Property				2100 West Laburnum Avenue
2.06	Property				7300 Beaufont Springs Drive
2.07	Property				7501 Boulder View Drive
2.08	Property				4870 Sadler Road
2.09	Property				12015 Lee Jackson Memorial Highway
2.10	Property				6806 Paragon Place
2.11	Property				925 Harvest Drive
2.12	Property				555 Croton Road
2.13	Property				980 Harvest Drive
2.14	Property				309 Fellowship Road
2.15	Property				11781 Lee Jackson Memorial Highway
2.16	Property				305 Fellowship Road
2.17	Property				701 East Gate Drive
2.18	Property				920 Harvest Drive
2.19	Property				4880 Sadler Road
2.20	Property				1025 Boulders Parkway
2.21	Property				2201 Tomlynn Street
2.22	Property				2511 Brittons Hill Road
2.23	Property				7401 Beaufont Springs Drive
2.24	Property				2240-2250 Butler Pike
2.25	Property				4805 Lake Brook Drive
2.26	Property				4401 Fair Lakes Court
2.27	Property				9100 Arboretum Parkway
2.28	Property				2812 Emerywood Parkway
2.29	Property				500 Enterprise Road
2.30	Property				303 Fellowship Road
2.31	Property				7325 Beaufont Springs Drive
2.32	Property				910 Harvest Drive
2.33	Property				9011 Arboretum Parkway
2.34	Property				2260 Butler Pike
2.35	Property				1 Progress Drive
2.36	Property				307 Fellowship Road
2.37	Property				140 West Germantown Pike
2.38	Property				9200 Arboretum Parkway
2.39	Property				9210 Arboretum Parkway
2.40	Property				2221 Dabney Road
2.41	Property				815 East Gate Drive
2.42	Property				120 West Germantown Pike
2.43	Property				4364 South Alston Avenue
2.44	Property				308 Harper Drive
2.45	Property				2251 Dabney Road
2.46	Property				2212 Tomlynn Street
2.47	Property				2246 Dabney Road
2.48	Property				2256 Dabney Road
2.49	Property				2244 Dabney Road
2.50	Property				2130 Tomlynn Street
2.51	Property				2161 Tomlynn Street
2.52	Property				2248 Dabney Road
2.53	Property				2112 Tomlynn Street
2.54	Property				2277 Dabney Road
2.55	Property				9211 Arboretum Parkway
2.56	Property				2240 Dabney Road
2.57	Property				161 Gaither Drive
2.58	Property				817 East Gate Drive
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	Hyatt Hotels Corporation, Mayer Financial, L.P., Grand Resort, LLC and Robert L. Mayer, Jr.	Refinance	200,000,000
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	Harbor Point Holding Company LLC	Refinance	82,000,000
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	CSC Holdings, LLC and Columbia Sussex Corporation	Refinance	73,500,000
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	AmTrust Financial Services, Inc. and National General Holdings Corp.	Recapitalization	29,000,000
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	Jacob Ramage and Matthew Lang	Acquisition	25,250,000
7.01	Property				Storage Depot-Northeast
7.02	Property				Storage Depot-North
7.03	Property				Storage Depot-South
7.04	Property				Storage Depot-West
7.05	Property				Storage Depot-East
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	Robert C. Morgan and David F. Christa	Refinance	22,500,000
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	Eamonn T. Healy, Kenneth Rubin and Barrett Bilotta	Refinance	49,000,000
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	Alan Hayman	Acquisition	17,175,000
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	Benjamin Bernstein and Benjamin Stokes	Refinance	31,000,000
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	2005 ZST/TBT Descendant’s Trust - T Trust	Refinance	16,250,000
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	Prakash Pandey and Pandey Hotel Corporation	Refinance	14,200,000
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	David Feldman, Daniel Gerard and Henry Hewes	Refinance	14,000,000
14.01	Property				1467-1469 Broadway
14.02	Property				1419 Broadway
14.03	Property				1441 Broadway
15	Loan		CCRE	CCRE	Victorian Square	Morris Missry and Ezra Missry	Refinance	14,000,000
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	Benjamin S. Macfarland III	Acquisition	12,750,000
16.01	Property				Beeline Self Storage
16.02	Property				Add-a-Space
16.03	Property				Uncle Bob’s Anderson
16.04	Property				Oakmont Storage
16.05	Property				Winn Avenue
16.06	Property				Bowling Green Self Storage
16.07	Property				Uncle Bob’s Florence
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	Gabriel J. Chehebar	Refinance	12,700,000

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)
18	Loan		SMF V	SMC	Carmel Village	Michael E. Calandra and Bob M. Beaty, Jr.	Refinance	12,300,000
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	David Salomon	Refinance	12,225,000
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	David Allred, Allred Family Revocable Trust Dated April 1, 1998 and the Douglas Allred Family Investments, LLC	Refinance	93,000,000
21	Loan		CGMRC	CGMRC	CSS Island Park	Dwight W. Davis, Timothy D. Davis, William D. Schmicker	Refinance	11,000,000
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	Kenneth K. Kochenour	Refinance	42,000,000
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	Douglas M. Etkin, Phillip W. Fisher and Richard P. Kughn	Refinance	9,984,000
24	Loan	50	SMF V	SMC	Crossroads Plaza	Gabor Csupo and William Burns Yeomans, Sr.	Refinance	9,500,000
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	Gerald Clark	Refinance	9,000,000
25.01	Property				My Space Storage Lansing
25.02	Property				My Space Storage Flint
25.03	Property				My Space Storage 4th Street
25.04	Property				My Space Storage Hill Road
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	John R. McGill	Refinance	8,950,000
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	Satis D. Patel	Refinance	8,700,000
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	John D. Long, Jr.	Refinance	8,625,000
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	Robert J. Amsdell and Barry L. Amsdell	Acquisition	8,400,000
30	Loan		SMF V	SMC	Centennial Center	Mohsen Sharif, Mark Vakili and Albert Minoofar	Refinance	8,250,000
31	Loan		CGMRC	CGMRC	Emory Village	Jeffrey B. Kerker and Jan R. Saperstein	Refinance	7,250,000
32	Loan		SMF V	SMC	Omni & Centre Square	Wildwood Hills Home Community Trust, Dated September 30, 1998 and Madeleine Gross	Acquisition	6,960,000
32.01	Property				Omni Apartments
32.02	Property				Centre Square Apartments
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	Dennis Needleman	Refinance	6,700,000
34	Loan		CCRE	CCRE	Community Self Storage	Andrew A. Gregory	Refinance	6,625,000
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	Bruce G. Hermelee, Natalia Lvova and Sakoge South 1, LLLP	Refinance	5,500,000
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	David R. Grieve, James L. McCullough, Jr, Artie M. Owen, The Artie M. Owen Trust Dated January 14, 2003 and The McCullough Family Trust Dated September 6, 2001	Refinance	5,450,000
36.01	Property				Rite Aid - Lynden, WA
36.02	Property				Rite Aid - Atco, NJ
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	Jacob Ramage	Acquisition	5,100,000
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	Daniel Khoshaba and Rodney S. Atamian	Acquisition	5,040,000
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer	Refinance	5,010,000
40	Loan		CCRE	CCRE	Toscana Park	Ryan C. Rans	Refinance	4,970,000
41	Loan		CCRE	CCRE	Ambassador House Apartments	BWL Investments, L.L.C.	Refinance	4,725,000
42	Loan	59	SMF V	SMC	Eagle Creek	Gideon Levy	Acquisition	4,400,000
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	Commonwealth Commercial Partners, LLC	Refinance	4,400,000
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	Corey Donaldson	Refinance	4,400,000
44.01	Property				Riverbend Estates
44.02	Property				Christoval Estates
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	John W. Bell III, John A. Batt, Jr. and Fenner French	Recapitalization	4,350,000
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	William Eldridge and Lija Eldridge	Refinance	4,350,000
46.01	Property				Rome Hilliard Storage
46.02	Property				Betta Stor-It
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	George Shifrin and Tinkerbelle Shifrin	Refinance	2,250,000
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	George Shifrin and Tinkerbelle Shifrin	Refinance	1,875,000
49	Loan		CGMRC	CGMRC	Walgreens Clinton	Ronald Piksa and Kathy Piksa	Acquisition	3,990,000
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	Warren G. Bailey and Brenda G. Bailey	Refinance	3,900,000
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	Stephen Garchik and Ronald Strawn	Refinance	3,600,000
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	William Kingman and Donald McCormick	Refinance	2,650,000
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	Marc A. Harris	Refinance	2,600,000
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	James H. Smith, Sr., Ricky N. Hall and John Poulos	Refinance	2,500,000

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Principal’s New Cash Contribution (7) ($)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan		CGMRC	CGMRC	The Strip	0	0	150,000	102,150,000	78,716,668	0	985,988	3,150,635	19,296,708	0	102,150,000	Hard	Springing
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	29,154,380	0	0	204,904,380	0	201,292,613	3,611,767	0	0	0	204,904,380	Hard	In Place
2.01	Property				300 Arboretum Place
2.02	Property				700 East Gate Drive
2.03	Property				6802 Paragon Place
2.04	Property				6800 Paragon Place
2.05	Property				2100 West Laburnum Avenue
2.06	Property				7300 Beaufont Springs Drive
2.07	Property				7501 Boulder View Drive
2.08	Property				4870 Sadler Road
2.09	Property				12015 Lee Jackson Memorial Highway
2.10	Property				6806 Paragon Place
2.11	Property				925 Harvest Drive
2.12	Property				555 Croton Road
2.13	Property				980 Harvest Drive
2.14	Property				309 Fellowship Road
2.15	Property				11781 Lee Jackson Memorial Highway
2.16	Property				305 Fellowship Road
2.17	Property				701 East Gate Drive
2.18	Property				920 Harvest Drive
2.19	Property				4880 Sadler Road
2.20	Property				1025 Boulders Parkway
2.21	Property				2201 Tomlynn Street
2.22	Property				2511 Brittons Hill Road
2.23	Property				7401 Beaufont Springs Drive
2.24	Property				2240-2250 Butler Pike
2.25	Property				4805 Lake Brook Drive
2.26	Property				4401 Fair Lakes Court
2.27	Property				9100 Arboretum Parkway
2.28	Property				2812 Emerywood Parkway
2.29	Property				500 Enterprise Road
2.30	Property				303 Fellowship Road
2.31	Property				7325 Beaufont Springs Drive
2.32	Property				910 Harvest Drive
2.33	Property				9011 Arboretum Parkway
2.34	Property				2260 Butler Pike
2.35	Property				1 Progress Drive
2.36	Property				307 Fellowship Road
2.37	Property				140 West Germantown Pike
2.38	Property				9200 Arboretum Parkway
2.39	Property				9210 Arboretum Parkway
2.40	Property				2221 Dabney Road
2.41	Property				815 East Gate Drive
2.42	Property				120 West Germantown Pike
2.43	Property				4364 South Alston Avenue
2.44	Property				308 Harper Drive
2.45	Property				2251 Dabney Road
2.46	Property				2212 Tomlynn Street
2.47	Property				2246 Dabney Road
2.48	Property				2256 Dabney Road
2.49	Property				2244 Dabney Road
2.50	Property				2130 Tomlynn Street
2.51	Property				2161 Tomlynn Street
2.52	Property				2248 Dabney Road
2.53	Property				2112 Tomlynn Street
2.54	Property				2277 Dabney Road
2.55	Property				9211 Arboretum Parkway
2.56	Property				2240 Dabney Road
2.57	Property				161 Gaither Drive
2.58	Property				817 East Gate Drive
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	0	0	136,576	200,136,576	102,519,949	0	976,782	10,942,384	77,797,460	7,900,000	200,136,576	Soft Springing	Springing
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	0	16,900,000	175,000	99,075,000	53,276,047	0	5,207,852	20,914,734	19,676,367	0	99,075,000	Hard	In Place
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	9,412,409	0	0	82,912,409	71,391,766	0	1,538,601	9,982,042	0	0	82,912,409	Hard	Springing
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	0	0	370,000	29,370,000	0	0	701,697	8,352,184	20,316,119	0	29,370,000	Hard	Springing
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	11,080,743	0	499,425	36,830,169	0	35,000,000	1,544,473	285,696	0	0	36,830,169	Springing	Springing
7.01	Property				Storage Depot-Northeast
7.02	Property				Storage Depot-North
7.03	Property				Storage Depot-South
7.04	Property				Storage Depot-West
7.05	Property				Storage Depot-East
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	0	0	0	22,500,000	20,385,726	0	299,193	186,120	1,628,961	0	22,500,000	Hard	Springing
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	0	0	0	49,000,000	37,138,304	0	2,646,516	449,858	8,765,322	0	49,000,000	Springing	Springing
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	6,254,331	0	47,500	23,476,831	0	20,200,000	646,656	2,630,175	0	0	23,476,831	Springing	Springing
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	0	0	65,000	31,065,000	20,791,645	0	1,514,996	4,323,947	4,434,412	0	31,065,000	Hard	Springing
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	0	0	0	16,250,000	9,536,225	0	164,554	323,355	6,225,867	0	16,250,000	Springing	Springing
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	1,749,608	0	45,000	15,994,608	15,013,472	0	621,874	359,263	0	0	15,994,608	Hard	Springing
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	0	0	45,000	14,045,000	10,603,149	0	538,666	70,847	2,832,338	0	14,045,000	Springing	Springing
14.01	Property				1467-1469 Broadway
14.02	Property				1419 Broadway
14.03	Property				1441 Broadway
15	Loan		CCRE	CCRE	Victorian Square	0	0	0	14,000,000	10,004,224	0	1,037,711	661,693	2,296,373	0	14,000,000	Hard	In Place
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	5,842,155	0	0	18,592,155	0	17,650,000	559,125	383,030	0	0	18,592,155	Springing	Springing
16.01	Property				Beeline Self Storage
16.02	Property				Add-a-Space
16.03	Property				Uncle Bob’s Anderson
16.04	Property				Oakmont Storage
16.05	Property				Winn Avenue
16.06	Property				Bowling Green Self Storage
16.07	Property				Uncle Bob’s Florence
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	644,703	0	60,000	13,404,703	13,077,825	0	206,485	120,393	0	0	13,404,703	Springing	Springing

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Principal’s New Cash Contribution (7) ($)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
18	Loan		SMF V	SMC	Carmel Village	0	0	0	12,300,000	11,857,062	0	125,286	187,398	130,254	0	12,300,000	Springing	Springing
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	0	0	0	12,225,000	8,979,896	0	222,882	398,207	2,624,015	0	12,225,000	Springing	Springing
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	0	0	85,000	93,085,000	64,124,118	0	1,006,627	8,808,305	19,145,950	0	93,085,000	Springing	Springing
21	Loan		CGMRC	CGMRC	CSS Island Park	0	0	35,000	11,035,000	3,737,646	0	380,743	64,402	6,852,209	0	11,035,000	Springing	Springing
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	0	0	0	42,000,000	30,136,525	0	343,617	4,070,161	7,449,697	0	42,000,000	Springing	Springing
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	587,091	0	45,000	10,616,091	9,859,148	0	236,475	520,468	0	0	10,616,091	Soft Springing	Springing
24	Loan	50	SMF V	SMC	Crossroads Plaza	0	0	0	9,500,000	8,509,100	0	257,703	728,992	4,205	0	9,500,000	Springing	Springing
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	0	0	70,000	9,070,000	4,409,101	0	283,339	279,815	4,097,746	0	9,070,000	Springing	Springing
25.01	Property				My Space Storage Lansing
25.02	Property				My Space Storage Flint
25.03	Property				My Space Storage 4th Street
25.04	Property				My Space Storage Hill Road
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	398,464	0	0	9,348,464	8,970,810	0	291,764	85,889	0	0	9,348,464	Springing	Springing
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	0	0	0	8,700,000	4,518,270	0	186,605	1,100,026	2,895,099	0	8,700,000	Springing	Springing
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	0	0	50,000	8,675,000	6,400,481	0	225,125	1,177,323	872,070	0	8,675,000	Springing	Springing
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	4,013,769	0	199,149	12,612,918	0	11,000,000	400,670	1,212,248	0	0	12,612,918	Springing	Springing
30	Loan		SMF V	SMC	Centennial Center	0	0	0	8,250,000	7,253,277	0	251,351	252,651	492,720	0	8,250,000	Springing	Springing
31	Loan		CGMRC	CGMRC	Emory Village	0	0	37,500	7,287,500	5,677,292	0	207,535	316,459	1,086,215	0	7,287,500	Springing	Springing
32	Loan		SMF V	SMC	Omni & Centre Square	2,641,256	0	0	9,601,256	0	9,350,000	235,465	15,791	0	0	9,601,256	Springing	Springing
32.01	Property				Omni Apartments
32.02	Property				Centre Square Apartments
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	0	0	0	6,700,000	5,578,224	0	152,936	838,757	130,082	0	6,700,000	Springing	Springing
34	Loan		CCRE	CCRE	Community Self Storage	0	0	0	6,625,000	4,245,418	0	139,714	21,423	2,218,445	0	6,625,000	Springing	Springing
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	0	0	50,000	5,550,000	4,204,332	0	188,374	68,530	1,088,764	0	5,550,000	Soft	Springing
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	0	0	30,000	5,480,000	5,209,933	0	184,414	0	85,652	0	5,480,000	Hard	Springing
36.01	Property				Rite Aid - Lynden, WA
36.02	Property				Rite Aid - Atco, NJ
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	2,031,067	0	193,646	7,324,713	0	6,800,000	472,260	52,453	0	0	7,324,713	Springing	Springing
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	2,591,161	0	0	7,631,161	0	7,200,000	82,654	348,507	0	0	7,631,161	Hard	Springing
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	0	0	47,500	5,057,500	3,221,329	0	175,320	14,681	1,646,169	0	5,057,500	Springing	Springing
40	Loan		CCRE	CCRE	Toscana Park	0	0	0	4,970,000	3,891,965	0	262,396	256,079	559,560	0	4,970,000	Soft Springing	Springing
41	Loan		CCRE	CCRE	Ambassador House Apartments	25,637	0	0	4,750,637	4,570,453	0	72,989	107,195	0	0	4,750,637	Springing	Springing
42	Loan	59	SMF V	SMC	Eagle Creek	2,219,490	0	0	6,619,490	0	6,000,000	284,735	334,755	0	0	6,619,490	None	None
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	32,326	0	32,250	4,464,576	4,174,603	0	225,116	64,857	0	0	4,464,576	Soft	Springing
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	0	0	0	4,400,000	2,321,901	0	192,148	93,267	1,792,684	0	4,400,000	Springing	Springing
44.01	Property				Riverbend Estates
44.02	Property				Christoval Estates
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	0	0	60,000	4,410,000	0	0	143,368	80,695	4,185,937	0	4,410,000	Springing	Springing
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	0	0	20,000	4,370,000	3,000,137	0	170,238	56,247	1,143,378	0	4,370,000	Springing	Springing
46.01	Property				Rome Hilliard Storage
46.02	Property				Betta Stor-It
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	332,773	0	0	2,582,773	2,455,393	0	80,758	46,622	0	0	2,582,773	Springing	Springing
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	0	0	0	1,875,000	1,349,004	0	157,111	28,813	340,073	0	1,875,000	Springing	Springing
49	Loan		CGMRC	CGMRC	Walgreens Clinton	1,325,046	0	191,855	5,506,901	0	5,320,000	185,026	1,875	0	0	5,506,901	Hard	Springing
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	29,511	0	35,000	3,964,511	3,153,713	0	191,690	619,108	0	0	3,964,511	Springing	Springing
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	0	0	0	3,600,000	2,099,120	0	129,927	126,799	1,244,155	0	3,600,000	Springing	Springing
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	0	0	31,500	2,681,500	2,565,938	0	56,888	29,483	29,192	0	2,681,500	Soft	Springing
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	0	0	0	2,600,000	1,885,325	0	108,765	67,756	538,154	0	2,600,000	Springing	Springing
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	24,079	0	31,500	2,555,579	2,397,392	0	118,223	39,964	0	0	2,555,579	Soft	Springing

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
1	Loan		CGMRC	CGMRC	The Strip	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio	(i) the occurrence of an Event of Default, (ii) the occurrence of a Ground Lease Trigger Period, (iii) Bankruptcy action of Borrower, Principal, Guarantor or Manager,
2.01	Property				300 Arboretum Place
2.02	Property				700 East Gate Drive
2.03	Property				6802 Paragon Place
2.04	Property				6800 Paragon Place
2.05	Property				2100 West Laburnum Avenue
2.06	Property				7300 Beaufont Springs Drive
2.07	Property				7501 Boulder View Drive
2.08	Property				4870 Sadler Road
2.09	Property				12015 Lee Jackson Memorial Highway
2.10	Property				6806 Paragon Place
2.11	Property				925 Harvest Drive
2.12	Property				555 Croton Road
2.13	Property				980 Harvest Drive
2.14	Property				309 Fellowship Road
2.15	Property				11781 Lee Jackson Memorial Highway
2.16	Property				305 Fellowship Road
2.17	Property				701 East Gate Drive
2.18	Property				920 Harvest Drive
2.19	Property				4880 Sadler Road
2.20	Property				1025 Boulders Parkway
2.21	Property				2201 Tomlynn Street
2.22	Property				2511 Brittons Hill Road
2.23	Property				7401 Beaufont Springs Drive
2.24	Property				2240-2250 Butler Pike
2.25	Property				4805 Lake Brook Drive
2.26	Property				4401 Fair Lakes Court
2.27	Property				9100 Arboretum Parkway
2.28	Property				2812 Emerywood Parkway
2.29	Property				500 Enterprise Road
2.30	Property				303 Fellowship Road
2.31	Property				7325 Beaufont Springs Drive
2.32	Property				910 Harvest Drive
2.33	Property				9011 Arboretum Parkway
2.34	Property				2260 Butler Pike
2.35	Property				1 Progress Drive
2.36	Property				307 Fellowship Road
2.37	Property				140 West Germantown Pike
2.38	Property				9200 Arboretum Parkway
2.39	Property				9210 Arboretum Parkway
2.40	Property				2221 Dabney Road
2.41	Property				815 East Gate Drive
2.42	Property				120 West Germantown Pike
2.43	Property				4364 South Alston Avenue
2.44	Property				308 Harper Drive
2.45	Property				2251 Dabney Road
2.46	Property				2212 Tomlynn Street
2.47	Property				2246 Dabney Road
2.48	Property				2256 Dabney Road
2.49	Property				2244 Dabney Road
2.50	Property				2130 Tomlynn Street
2.51	Property				2161 Tomlynn Street
2.52	Property				2248 Dabney Road
2.53	Property				2112 Tomlynn Street
2.54	Property				2277 Dabney Road
2.55	Property				9211 Arboretum Parkway
2.56	Property				2240 Dabney Road
2.57	Property				161 Gaither Drive
2.58	Property				817 East Gate Drive
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Manager, (iii) DSCR is less than 1.30x, (iv) the occurrence of a Hotel Agreement Trigger Period, (v) the occurrence of a Hotel Agreement Renewal Trigger Event
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of either the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) 12 months prior to the expiration of the term of the Franchise Agreement or if the Franchise Agreement has terminated
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than (a) 1.40x prior to monthly payment date in June, 2020 and (b) 1.15 commencing on payment date in June, 2020 and thereafter
7.01	Property				Storage Depot-Northeast
7.02	Property				Storage Depot-North
7.03	Property				Storage Depot-South
7.04	Property				Storage Depot-West
7.05	Property				Storage Depot-East
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.20x
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.10x, (iv) the occurrence of a Lease Sweep Period
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the occurrence of a Mezzanine Loan Event of Default
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) Bankruptcy action of the Manager
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) the occurrence of a Specified Tenant Trigger Period
14.01	Property				1467-1469 Broadway
14.02	Property				1419 Broadway
14.03	Property				1441 Broadway
15	Loan		CCRE	CCRE	Victorian Square	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor, or Manager, (iii) DSCR is less than 1.20x
16.01	Property				Beeline Self Storage
16.02	Property				Add-a-Space
16.03	Property				Uncle Bob’s Anderson
16.04	Property				Oakmont Storage
16.05	Property				Winn Avenue
16.06	Property				Bowling Green Self Storage
16.07	Property				Uncle Bob’s Florence
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
18	Loan		SMF V	SMC	Carmel Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield falling is less than 7.0%, (iv) Occupancy is less than 80%, (v) the occurrence of a Specified Tenant Trigger Period
21	Loan		CGMRC	CGMRC	CSS Island Park	The occurrence of an Event of Default
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the expiration of the franchise agreement, (iv) the occurrence of a default under the franchise agreement, (v) borrower or franchisor delivers notice to or terminates the franchise agreement
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
24	Loan	50	SMF V	SMC	Crossroads Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
25.01	Property				My Space Storage Lansing
25.02	Property				My Space Storage Flint
25.03	Property				My Space Storage 4th Street
25.04	Property				My Space Storage Hill Road
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Lease Sweep Period, (v) the occurrence of an Excess Cash Trigger, (vi) the occurrence of a DSC Cash Management Period
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) DSCR is less than 1.10x during any period when PIP work is being implemented, (iv) the occurrence of a Franchise Termination Trigger Event, (v) the occurrence of a Franchise Trigger Period
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
30	Loan		SMF V	SMC	Centennial Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
31	Loan		CGMRC	CGMRC	Emory Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
32	Loan		SMF V	SMC	Omni & Centre Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
32.01	Property				Omni Apartments
32.02	Property				Centre Square Apartments
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iv) the occurrence of a Rollover Reserve Sweep Period, (v) the occurrence of a Stater Bros. Market Sweep Period
34	Loan		CCRE	CCRE	Community Self Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
36.01	Property				Rite Aid - Lynden, WA
36.02	Property				Rite Aid - Atco, NJ
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x prior to June 6, 2018, DSCR is less than 1.15x on or after June 6, 2018
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a 99 Cents Termination Period, (iv) the occurrence of a Fallas Termination Period
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
40	Loan		CCRE	CCRE	Toscana Park	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x
41	Loan		CCRE	CCRE	Ambassador House Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.25x
42	Loan	59	SMF V	SMC	Eagle Creek	NAP
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.70x
44	Loan		CCRE	CCRE	Avalon MHP Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.35x
44.01	Property				Riverbend Estates
44.02	Property				Christoval Estates
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
46.01	Property				Rome Hilliard Storage
46.02	Property				Betta Stor-It
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the earliest of the following (A) the date that Verizon Tenant and/or Aspen Dental Tenant provides notice to vacate, (B) the date that is six months prior to the expiration of the Verizon Tenant Lease and/or the Aspen Dental Tenant Lease, (C) the date that is six months prior to the last day Verizon Tenant and/or Aspen Dental Tenant may exercise its early termination option
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the earliest of the following (A) the date that Verizon Tenant provides notice to vacate, (B) the date that is six months prior to the expiration of the Verizon Tenant Lease, (C) the date that is six months prior to the last day Verizon Tenant may exercise its early termination option
49	Loan		CGMRC	CGMRC	Walgreens Clinton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Farmers Sweep Event Period
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan		CGMRC	CGMRC	The Strip	No								Yes	1
2	Loan	8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18	CCRE	CCRE	OZRE Leased Fee Portfolio			11,894,564	110,000,000.00					Yes	2
2.01	Property				300 Arboretum Place	Yes	2/3/2115	896,202						Yes	2.01
2.02	Property				700 East Gate Drive	Yes	2/3/2114	691,777						Yes	2.02
2.03	Property				6802 Paragon Place	Yes	2/3/2115	618,632						Yes	2.03
2.04	Property				6800 Paragon Place	Yes	2/3/2115	524,294						Yes	2.04
2.05	Property				2100 West Laburnum Avenue	Yes	2/3/2115	445,891						Yes	2.05
2.06	Property				7300 Beaufont Springs Drive	Yes	2/3/2115	390,976						Yes	2.06
2.07	Property				7501 Boulder View Drive	Yes	2/3/2115	421,049						Yes	2.07
2.08	Property				4870 Sadler Road	Yes	2/3/2115	326,594						Yes	2.08
2.09	Property				12015 Lee Jackson Memorial Highway	Yes	2/3/2115	276,616						Yes	2.09
2.10	Property				6806 Paragon Place	Yes	2/3/2115	312,718						Yes	2.10
2.11	Property				925 Harvest Drive	Yes	2/3/2115	332,363						Yes	2.11
2.12	Property				555 Croton Road	Yes	2/3/2115	368,799						Yes	2.12
2.13	Property				980 Harvest Drive	Yes	2/3/2115	308,344						Yes	2.13
2.14	Property				309 Fellowship Road	Yes	2/3/2114	233,200						Yes	2.14
2.15	Property				11781 Lee Jackson Memorial Highway	Yes	2/3/2115	178,701						Yes	2.15
2.16	Property				305 Fellowship Road	Yes	2/3/2114	242,128						Yes	2.16
2.17	Property				701 East Gate Drive	Yes	2/3/2114	207,890						Yes	2.17
2.18	Property				920 Harvest Drive	Yes	2/3/2115	199,812						Yes	2.18
2.19	Property				4880 Sadler Road	Yes	2/3/2115	184,193						Yes	2.19
2.20	Property				1025 Boulders Parkway	Yes	2/3/2115	182,400						Yes	2.20
2.21	Property				2201 Tomlynn Street	Yes	2/3/2115	202,673						Yes	2.21
2.22	Property				2511 Brittons Hill Road	Yes	2/3/2115	184,071						Yes	2.22
2.23	Property				7401 Beaufont Springs Drive	Yes	2/3/2115	197,817						Yes	2.23
2.24	Property				2240-2250 Butler Pike	Yes	2/3/2115	201,392						Yes	2.24
2.25	Property				4805 Lake Brook Drive	Yes	2/3/2115	174,331						Yes	2.25
2.26	Property				4401 Fair Lakes Court	Yes	2/3/2115	137,390						Yes	2.26
2.27	Property				9100 Arboretum Parkway	Yes	2/3/2115	166,259						Yes	2.27
2.28	Property				2812 Emerywood Parkway	Yes	2/3/2115	175,889						Yes	2.28
2.29	Property				500 Enterprise Road	Yes	2/3/2115	133,584						Yes	2.29
2.30	Property				303 Fellowship Road	Yes	2/3/2114	190,602						Yes	2.30
2.31	Property				7325 Beaufont Springs Drive	Yes	2/3/2115	134,076						Yes	2.31
2.32	Property				910 Harvest Drive	Yes	2/3/2115	159,556						Yes	2.32
2.33	Property				9011 Arboretum Parkway	Yes	2/3/2115	207,469						Yes	2.33
2.34	Property				2260 Butler Pike	Yes	2/3/2115	152,532						Yes	2.34
2.35	Property				1 Progress Drive	Yes	2/3/2115	154,072						Yes	2.35
2.36	Property				307 Fellowship Road	Yes	2/3/2114	125,025						Yes	2.36
2.37	Property				140 West Germantown Pike	Yes	2/3/2115	142,819						Yes	2.37
2.38	Property				9200 Arboretum Parkway	Yes	2/3/2115	91,611						Yes	2.38
2.39	Property				9210 Arboretum Parkway	Yes	2/3/2115	136,278						Yes	2.39
2.40	Property				2221 Dabney Road	Yes	2/3/2115	120,652						Yes	2.40
2.41	Property				815 East Gate Drive	Yes	2/3/2114	112,488						Yes	2.41
2.42	Property				120 West Germantown Pike	Yes	2/3/2115	115,025						Yes	2.42
2.43	Property				4364 South Alston Avenue	Yes	2/3/2115	106,048						Yes	2.43
2.44	Property				308 Harper Drive	Yes	2/3/2114	95,949						Yes	2.44
2.45	Property				2251 Dabney Road	Yes	2/3/2115	103,826						Yes	2.45
2.46	Property				2212 Tomlynn Street	Yes	2/3/2115	92,768						Yes	2.46
2.47	Property				2246 Dabney Road	Yes	2/3/2115	75,195						Yes	2.47
2.48	Property				2256 Dabney Road	Yes	2/3/2115	82,862						Yes	2.48
2.49	Property				2244 Dabney Road	Yes	2/3/2115	74,694						Yes	2.49
2.50	Property				2130 Tomlynn Street	Yes	2/3/2115	70,295						Yes	2.50
2.51	Property				2161 Tomlynn Street	Yes	2/3/2115	94,406						Yes	2.51
2.52	Property				2248 Dabney Road	Yes	2/3/2115	72,321						Yes	2.52
2.53	Property				2112 Tomlynn Street	Yes	2/3/2115	63,626						Yes	2.53
2.54	Property				2277 Dabney Road	Yes	2/3/2115	58,925						Yes	2.54
2.55	Property				9211 Arboretum Parkway	Yes	2/3/2115	66,957						Yes	2.55
2.56	Property				2240 Dabney Road	Yes	2/3/2115	32,972						Yes	2.56
2.57	Property				161 Gaither Drive	Yes	2/3/2114	21,035						Yes	2.57
2.58	Property				817 East Gate Drive	Yes	2/3/2114	24,497						Yes	2.58
3	Loan	19, 20	CGMRC	CGMRC, UBS	Hyatt Regency Huntington Beach Resort & Spa	No			146,000,000.00					Yes	3
4	Loan	21	CGMRC	CGMRC, Deutsche Bank, AG	One Harbor Point Square	No			41,000,000.00			16,900,000	10.8000%	Yes	4
5	Loan	22, 23, 24, 25	CCRE, CGMRC	CCRE, CGMRC	Marriott Savannah Riverfront	No			33,500,000.00					Yes	5
6	Loan	26	CGMRC	CGMRC	4455 LBJ Freeway	No								Yes	6
7	Loan		CGMRC	CGMRC	Storage Depot Portfolio									Yes	7
7.01	Property				Storage Depot-Northeast	No								Yes	7.01
7.02	Property				Storage Depot-North	No								Yes	7.02
7.03	Property				Storage Depot-South	No								Yes	7.03
7.04	Property				Storage Depot-West	No								Yes	7.04
7.05	Property				Storage Depot-East	No								Yes	7.05
8	Loan	27	CCRE	CCRE	Strathallan DoubleTree by Hilton	No								Yes	8
9	Loan	28, 29, 30, 31	CCRE	CCRE	Madbury Commons	No			29,000,000.00					Yes	9
10	Loan	32	CGMRC	CGMRC	Plumtree Apartments	No								Yes	10
11	Loan	33	CGMRC	CGMRC	247 Bedford Avenue	No			13,850,000.00					Yes	11
12	Loan	34, 35	SMF V	SMC	DeSoto Town Center	Yes	1/19/2108	-						Yes	12
13	Loan		CGMRC	CGMRC	DoubleTree - Cocoa Beach	No								Yes	13
14	Loan	36	CGMRC	CGMRC	Bushwick Retail Portfolio									Yes	14
14.01	Property				1467-1469 Broadway	No								Yes	14.01
14.02	Property				1419 Broadway	No								Yes	14.02
14.03	Property				1441 Broadway	No								Yes	14.03
15	Loan		CCRE	CCRE	Victorian Square	No								Yes	15
16	Loan	37	CCRE	CCRE	Elite Stor Portfolio									Yes	16
16.01	Property				Beeline Self Storage	No								Yes	16.01
16.02	Property				Add-a-Space	No								Yes	16.02
16.03	Property				Uncle Bob’s Anderson	No								Yes	16.03
16.04	Property				Oakmont Storage	No								Yes	16.04
16.05	Property				Winn Avenue	No								Yes	16.05
16.06	Property				Bowling Green Self Storage	No								Yes	16.06
16.07	Property				Uncle Bob’s Florence	No								Yes	16.07
17	Loan	38, 39	CGMRC	CGMRC	46 Geary Street	No								Yes	17

CGCMT 2016-C1 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
18	Loan		SMF V	SMC	Carmel Village	No								Yes	18
19	Loan	40	SMF V	SMC	Bosque River Shopping Center	No								Yes	19
20	Loan	41, 42, 43	CGMRC	CGMRC	Park Place	No			81,000,000.00					Yes	20
21	Loan		CGMRC	CGMRC	CSS Island Park	No								Yes	21
22	Loan	44, 45, 46, 47	SMF V	SMC	Embassy Suites Lake Buena Vista	No			31,000,000.00					Yes	22
23	Loan	48, 49	CGMRC	CGMRC	Brookfield Office	No								Yes	23
24	Loan	50	SMF V	SMC	Crossroads Plaza	No								Yes	24
25	Loan		CGMRC	CGMRC	My Space Storage Portfolio									Yes	25
25.01	Property				My Space Storage Lansing	No								Yes	25.01
25.02	Property				My Space Storage Flint	No								Yes	25.02
25.03	Property				My Space Storage 4th Street	No								Yes	25.03
25.04	Property				My Space Storage Hill Road	No								Yes	25.04
26	Loan	51	CCRE	CCRE	Country Oaks Retail Center	No								Yes	26
27	Loan		SMF V	SMC	Fairfield Inn Asheville South	No								Yes	27
28	Loan	52	CGMRC	CGMRC	Pflugerville SC	No								Yes	28
29	Loan	53, 54	CGMRC	CGMRC	Amsdell Devon 2.0	No								Yes	29
30	Loan		SMF V	SMC	Centennial Center	No								Yes	30
31	Loan		CGMRC	CGMRC	Emory Village	No								Yes	31
32	Loan		SMF V	SMC	Omni & Centre Square									Yes	32
32.01	Property				Omni Apartments	No								Yes	32.01
32.02	Property				Centre Square Apartments	No								Yes	32.02
33	Loan		CCRE	CCRE	Phelan Village Shopping Center	No								Yes	33
34	Loan		CCRE	CCRE	Community Self Storage	No								Yes	34
35	Loan	55	CGMRC	CGMRC	Winterhaven Square	No								Yes	35
36	Loan		CGMRC	CGMRC	Rite Aid - ACV Portfolio									Yes	36
36.01	Property				Rite Aid - Lynden, WA	No								Yes	36.01
36.02	Property				Rite Aid - Atco, NJ	Yes	3/31/2026	181,500						Yes	36.02
37	Loan		CGMRC	CGMRC	Cape Atlantic Self Storage	No								Yes	37
38	Loan	56, 57	CCRE	Western Alliance Bank	Plaza Frontier	No								Yes	38
39	Loan	58	CGMRC	CGMRC	Mountainside Crossing	No								Yes	39
40	Loan		CCRE	CCRE	Toscana Park	No								Yes	40
41	Loan		CCRE	CCRE	Ambassador House Apartments	No								Yes	41
42	Loan	59	SMF V	SMC	Eagle Creek	No								Yes	42
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Oakwood Plaza Retail	No								Yes	43
44	Loan		CCRE	CCRE	Avalon MHP Portfolio									Yes	44
44.01	Property				Riverbend Estates	No								Yes	44.01
44.02	Property				Christoval Estates	No								Yes	44.02
45	Loan	60	CGMRC	CGMRC	Shops at Harbison Hill	No								Yes	45
46	Loan		CGMRC	CGMRC	Eldridge SS Portfolio									Yes	46
46.01	Property				Rome Hilliard Storage	No								Yes	46.01
46.02	Property				Betta Stor-It	No								Yes	46.02
47	Loan	61, 62, 63, 64	CCRE	CCRE	Shifrin Verizon & Aspen Oxford	No								Yes	47
48	Loan	61, 62, 65, 66	CCRE	CCRE	Shifrin Verizon Centerville	No								Yes	48
49	Loan		CGMRC	CGMRC	Walgreens Clinton	No								Yes	49
50	Loan	67	CGMRC	CGMRC	Food Lion Zebulon	No								Yes	50
51	Loan		SMF V	SMC	Lynnhaven Green Shopping Center	No								Yes	51
52	Loan		FCRE REL, LLC	FCRE REL, LLC	Henderson Place Apartments	No								Yes	52
53	Loan	68	CCRE	CCRE	10024 Skokie Boulevard	No								Yes	53
54	Loan		FCRE REL, LLC	FCRE REL, LLC	Creekside Apartments	No								Yes	54

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Principal Balance of $65,750,000 represents the non-controlling notes A-3, A-6, A-7 and A-8.The OZRE Leased Fee Portfolio Loan Combination is evidenced by eight pari passu notes. The non-controlling notes A-1, A-4 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000, are currently held by Cantor Commercial Real Estate Lending, L.P. and are expected to be contributed to the CFCRE 2016-C4 securitization transaction. The controlling note A-2, which has an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(9)	The borrower delivered a true lease opinion with respect to the ground lease. With respect to the OZRE Leased Fee Portfolio Properties located in Virginia, Pennsylvania and North Carolina, the ground lease has a term of 99 years with a lease expiration date of February 3, 2115, and with respect to the OZRE Leased Fee Portfolio Properties located in New Jersey, the Ground Lease has a term of 98 years with a lease expiration of February 3, 2114. Annual ground rent is currently $11,894,564 with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by the consumer price index escalation for the most recent 12-month period, subject to lender approval.

(10)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2016. For the purposes of this Prospectus, the assumed lockout period of 27 payments is based on the expected CGCMT 2016-C1 securitization closing date of June 1, 2016. The actual lockout period may be longer.

(11)	Any time during the term of the OZRE Leased Fee Portfolio Loan Combination, the borrower may obtain the release of an individual OZRE Leased Fee Portfolio Property if, among other requirements, (i) no event of default has occurred or is continuing, (ii) the debt service coverage ratio as calculated under the OZRE Leased Fee Portfolio Loan documents after the release is not less than the greater of (a) 1.55x (the debt service coverage ratio based on the year one ground rent payment) or (b) the debt service coverage ratio immediately prior to such release, (iii) the debt yield as calculated under the OZRE Leased Fee Portfolio Loan documents after the release is not less than the greater of (a) 6.77% (the debt yield based on the year one ground rent payment) or (b) the debt yield immediately preceding such release, and (iv) the borrower partially prepays the OZRE Leased Fee Portfolio Loan Combination in an amount equal to the applicable release price as stated in the loan documents, together with the applicable yield maintenance premium.

(12)	The ground lessee has a one-time option to purchase the borrower’s leased fee interests effective February 4, 2026 at a price to be determined at the then prevailing fair market value (based on criteria specified in the ground lease), subject to a floor of $330.0 million. The OZRE Leased Fee Portfolio Loan Combination is required to be paid in full prior to or upon the exercise of the purchase option. The ground lessee has the right to voluntarily transfer less than all of its leasehold interest in one or more OZRE Leased Fee Portfolio Properties to a third party and to cause those transferred OZRE Leased Fee Portfolio Properties to be removed from the ground lease, and to be instead demised under an identical new ground lease between that third party, as ground lessee, and the borrower, as ground lessor. Any such transfer is subject to the borrower’s consent (which may not be unreasonably withheld, except that the borrower may withhold its consent in its sole and absolute discretion if the transfer: (i) would be to a person who violates OFAC or similar representations or who does not possess experience owning and operating properties like the ground lease substantially equivalent to that of the ground lessee, or (ii) would result in the ratio of net operating income from the OZRE Leased Fee Portfolio Properties subject to the ground lease (following such transfer) or the new lease, respectively, when compared to the rent payable under such lease, to be less than 1.75x, as determined by the borrower). The OZRE Leased Fee Portfolio Loan agreement provides for lender consent to any transfers which require the consent of the borrower. Any involuntary transfer of the leasehold estate which occurred due to a foreclosure or similar remedial action by the leasehold lender, or the first voluntary transfer by such lender following acquisition of title, or any severed lease created in connection therewith, is permitted without the consent of the borrower. The ground lessee has pledged its interest as security for an unrelated loan.

(13)	Upon the occurrence of a ground lease termination, the borrower will be required to deposit an amount equal to (i) $65,503 if no severed lease exists or (ii) the allocated replacement reserve amount as described in the loan documents if a severed lease exists into a replacement reserve account and an amount equal to (i) $327,392 if no severed leased exists or (ii) the allocated rollover reserve amount as described in the loan documents if a severed lease exists into a tenant improvements and leasing commissions reserve account.

(14)	The portfolio Appraised Value of $250.4 million reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio Properties as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.3%.

(15)	The 2277 Dabney Road Property is subject to a Land Use Restriction (“LUR”) which, among other conditions, (i) prohibits use of the 2277 Dabney Road Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities.

(16)	The collateral for the OZRE Leased Fee Portfolio Mortgage Loan consists of the borrower’s fee interest in the OZRE Leased Fee Portfolio Mortgaged Properties. Neither the tenants’ leasehold interests nor the improvements are part of the collateral.

(17)	In the event that as of March 5, 2022, the borrower has not paid the premium required to extend the PLL Policy for three additional years, the borrower is required to deposit $26,019 each month for 12 months (commencing March 6, 2022), into a lender-controlled escrow account, which amount may be used to pay premium amounts due in connection with the extension of the PLL Policy to allow for the reporting of claims for an additional three years.

(18)	In the event that the ground lease trigger period has commenced and is continuing and the ground lessee is not paying taxes and/or insurance premiums (or otherwise self-insuring) as required under the ground lease, the borrower will be required to deposit one-twelfth of the annual taxes and/or one-twelfth of the insurance premiums necessary to bind coverage required by the OZRE Leased Fee Portfolio loan documents (in each case as determined by the lenders) into a tax and insurance reserve account.

(19)	The Cut-off Date Balance of $54,000,000 represents the controlling note A-1-1 of a $200,000,000 loan combination evidenced by six pari passu notes. The companion loans, evidenced by the non-controlling notes A-1-2, A-2, A-3, A-4, and A-5 have an outstanding principal balance of $146,000,000 as of the Cut-off Date and are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $200,000,000.

(20)	The Hyatt Regency Huntington Beach Resort & Spa Loan is structured with a soft springing lockbox and springing cash management: until the occurrence of certain triggers under the related Hyatt Regency Huntington Beach Resort & Spa Loan documents, the hotel manager pays operating expenses and deposits any remaining revenue into a lender-controlled lockbox monthly. Upon the occurrence of a trigger period, credit card companies are directed to remit funds directly to the lender-controlled lockbox, after which they are swept daily into a cash management account.

(21)	The Cut-off Date Balance of $41,000,000 represents the controlling note A-1 of a $82,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by the non-controlling note A-2 has an outstanding principal balance of $41,000,000 as of the Cut-off Date and is expected to be contributed to the JPMDB 2016-C2 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $82,000,000.

(22)	The Appraised Value represents the “as complete” value of the Mortgaged Property, assuming completion of an approximately $8.3 million PIP. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated on the basis of such Appraised Value.

(23)	The Marriott Savannah Riverfront Loan has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is evidenced by the controlling note A-1-1 and the non-controlling note A-2-1 of the $73,500,000 Marriott Savannah Riverfront Loan Combination, which is evidenced by six pari passu notes. The related companion loans, which are evidenced by the non-controlling notes A-1-2 and A-3 (currently held by Cantor Commercial Real Estate Lending, L.P.) and the non-controlling notes A-2-2 and A-4 (currently held by Citigroup Global Markets Realty Corp.), have an aggregate outstanding principal balance as of the Cut-off Date of $33,500,000 and are expected to be contributed to one or more future commercial mortgage securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $73,500,000.

(24)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of June 6, 2016. For the purposes of this Prospectus, the assumed lockout period of 24 payments is based on the expected CGCMT 2016-C1 securitization closing date of June 1, 2016. The actual lockout period may be longer.

(25)	The borrower is required to make deposits into the seasonality reserve as follows: (a) on each of the due dates occurring in June 2016, October 2016, and November 2016, $250,000, and thereafter (b) on each due date occurring in April, May, June, October and November of each year during the term of the Marriott Savannah Riverfront Loan Combination, $250,000 to the extent the balance of the seasonality reserve is less than $1,250,000.

(26)	The Second Largest Tenant, National General, has two expiration dates. 79,579 SF of the total 81,822 SF expires on February 29, 2028. The remaining 2,243 SF expires on March 31, 2028.

(27)	The loan documents require a monthly FF&E reserve of one-twelfth of 4% of the projected annual gross revenues from operations of the Strathallan DoubleTree Property for the prior year, which currently equates to $43,656.

(28)	The Cut-off Date Principal Balance of $20,000,000 represents the non-controlling note A-2 of the $49,000,000 Madbury Commons Loan Combination, which is evidenced by two pari passu notes. The related companion loan is evidenced by the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $29,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C4 securitization transaction.

(29)	The borrower owns a fee simple interest in (i) a 525 bed student housing property and (ii) 42,859 sq. ft. of ground floor commercial space. Per unit calculations are based on the 525 beds.

(30)	Occupancy reflects the 2015/2016 school year.

(31)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of February 6, 2016. For the purposes of this Prospectus, the assumed lockout period of 28 payments is based on the expected CGCMT 2016-C1 securitization closing date of June 1, 2016. The actual lockout period may be longer.

(32)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated using the “prospective stabilized/completed renovation” Appraised Value of $24,600,000 as of February 1, 2018 which reflects the borrower spending funds on renovations and other improvements with an expected total cost of approximately $3,600,000, for which $2,475,000 was reserved for at origination, and the remainder of which are expected to be funded from borrower equity. The Cut-off Date LTV Ratio and LTV Ratio at Maturity using the Plumtree Apartments Property’s “as-is” value of $20,750,000 are 82.8% and 76.5%, respectively.

(33)	The Cut-off Date Balance of $17,150,000 represents the controlling note A-1 of a $31,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by note A-2 has an aggregate principal balance of $13,850,000 as of the Cut-off Date and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield

on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $31,000,000.

(34)	The collateral for the DeSoto Town Center Mortgaged Property includes 161 multifamily units and 14,556 SF of ground floor retail space. As of March 8, 2016, the multifamily portion of the collateral was 95.7% occupied, while the ground floor retail space was 100.0% occupied by six tenants. Additionally, Cut-off Date Principal Balance per Unit is calculated on a per unit basis based upon the 161 multifamily units.

(35)	At origination, the borrower deposited $75,000 into the TI/LC reserve for future tenant improvements and leasing commissions with respect to the retail portion of the DeSoto Town Center Mortgaged Property. Monthly deposits into the TI/LC reserve will be suspended until the balance in the reserve is less than $5,000, at which time the borrower will be required to make monthly deposits of $607.

(36)	Following the completion of the lockout period of 15 months, the borrower has the right to prepay a portion of the Loan equal to 125% of the allocated loan amount with respect to the individual Bushwick Retail Portfolio properties located at (i) 1419 Broadway, Brooklyn, NY and (ii) 1441 Broadway, Brooklyn, NY and obtain a release of such release properties from the security of the mortgage. The remaining property, 1467-1469 Broadway, Brooklyn, NY cannot be released from the security of the mortgage and is subject to a lockout period of 116 months.

(37)	Beeline Self Storage Property may be released as collateral of the Mortgage Loan provided that (a) the Mortgage Loan is partially defeased in an amount equal to the greater of (i) 100% of any net sales proceeds from a sale or (ii) 120% of the allocated loan amount, (b) after giving effect to the release the remaining portfolio has an NOI debt yield of at least 10.25%, (iii) DSCR of remaining property is 1.50x, (iv) LTV of remaining property is not greater than 60.0% and (c) other conditions as further detailed in the Loan documents.

(38)	Under the terms of the related Mortgage Loan documents, the first due date is July 1, 2016, and the Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity and Remaining Term to Maturity is actually 120 months. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the Mortgage Loan at the related Net Mortgage Rate with respect to a June 1, 2016 payment date, such Mortgage Loan is being treated as having a First Due Date on June 1, 2016, and as having an Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity and Remaining Term to Maturity of 121 months.

(39)	The TI/LC Cap is $50,000 provided that the entire second floor space at the 46 Geary Street Property is in accordance with the terms of the loan documents.

(40)	At origination of the Mortgage Loan, the borrower deposited $250,000 into the TI/LC reserve for future costs related to tenant improvements and leasing commission. Monthly deposits in the amount of $13,825 into the TI/LC reserve are required. So long as no sweep event (as defined in the loan documents) then exists and the borrower provides satisfactory evidence that JC Penney and Hastings Entertainment have each renewed or entered into new leases that expire no earlier than August 31, 2024 and March 31, 2024, respectively, on terms no less beneficial to the landlord than their current leases and all outstanding landlord obligations have been satisfied, and/or the borrower has entered into a satisfactory replacement lease that has a term expiring no earlier than the date indicated above for such tenant, any funds held in the TI/LC Reserve in excess of $125,000 will be released to borrower and monthly deposits into the TI/LC reserve will be reduced to $11,060. Additionally, so long as no sweep event (as defined in the loan documents) then exists and the borrower provides satisfactory evidence that JC Penney and

Hastings Entertainment have each renewed or entered into new leases that expire no earlier than August 31, 2029 and March 31, 2029, respectively, on terms no less beneficial to the landlord than their current leases and all outstanding landlord obligations have been satisfied, and/or the borrower has entered into a satisfactory replacement lease that has a term expiring no earlier than the date indicated above for such tenant, any funds held in the TI/LC Reserve in excess of $100,000 will be released to borrower and monthly deposits into the TI/LC reserve will be reduced to $9,217. Following the aforementioned 2029 renewals with both JC Penney and Hastings Entertainment, so long as no sweep event (as defined in the loan documents) then exists and the borrower provides satisfactory evidence that Bealls has renewed or entered into a new lease that extends beyond its current January 31, 2026 lease expiration on terms no less beneficial to the landlord than its current lease and all outstanding landlord obligations have been satisfied, and/or the borrower has entered into a satisfactory replacement lease that has a term expiring no earlier than the date indicated above for Bealls, any funds held in the TI/LC Reserve in excess of $75,000 will be released to borrower.

(41)	The Cut-off Date Balance of $12,000,000 represents the non-controlling note A-2-2-1 of a $93,000,000 loan combination evidenced by four pari passu notes. The companion loan, evidenced by notes A-1, A-2-1, and A-2-2-2 have an aggregate principal balance of $81,000,000 as of the Cut-off Date. The controlling note A-1 ($50,000,000) was contributed to the CGCMT 2016-GC36 securitization transaction. The non-controlling note A-2-1 ($20,000,000) was contributed to the CGCMT 2016-GC37 securitization transaction. The non-controlling note A-2-2-2 ($11,000,000) is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $93,000,000.

(42)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of February 6, 2016. For the purposes of this Prospectus, the assumed lockout period of 28 payment dates is based on the expected CGCMT 2016-C1 securitization closing date of June 1, 2016. The actual lockout period may be longer.

(43)	Following the first occurrence of the balance of the TI/LC Reserve equaling or exceeding the TI/LC Reserve cap ($2,094,692), should the borrower draw upon the funds in the TI/LC Reserve and reduce the balance in the TI/LC Reserve to less than $1,000,000, the Ongoing TI/LC Reserve will be increased to $65,460.

(44)	The Cut-off Date Balance of $11,000,000 represents the non-controlling note A-2 of a $42,000,000 whole loan evidenced by two pari passu notes. The companion loan, the controlling note A-1, has a principal balance of $31,000,000 as of the Cut-off Date and is expected to be contributed to a future securitization. Underwritten NCF DSCR and Loan Per Unit calculations are based on the whole loan Cut-off Date Balance of $42,000,000.

(45)	The Mortgage Loan is structured with a $3,400,000 Earnout Reserve, of which $1,700,000 will be released upon the net cash flow at the Mortgaged Property achieving a minimum of $4,500,000 based on a trailing 12 months and the remaining $1,700,000 will be released upon the net cash flow at the Mortgaged Property achieving a minimum of $4,700,000 based on a trailing 12 months. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow calculations are based on the net whole loan Cut-off Date Balance of $38,600,000. Assuming the gross whole loan Cut-off Date Balance of $42,000,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow calculations are 68.0%, 56.7%, 11.7% and 10.1%, respectively.

(46)	The Mortgaged Property was shut down during the 3rd and 4th quarters of 2014 due to a comprehensive renovation.

(47)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of June 6, 2016. Defeasance of the $42,000,000 Embassy Suites Lake Buena Vista Loan Combination in full is permitted after the earlier of (i) the date that is the third anniversary of the closing date of the Embassy Suites Lake Buena Vista Loan Combination or (ii) the second anniversary of the last securitization of any portion of the Embassy Suites Lake Buena Vista Loan Combination. For the purposes of this Prospectus, the assumed lockout period of 24 payment dates is based on the expected CGCMT 2016-C1 Closing Date of June 1, 2016. The actual lockout period may be longer.

(48)	The borrower is required to deposit into the replacement reserve account on the closing date an amount equal to $125,000 and on each monthly payment date an amount equal to $1,403.17. However, the borrower is required to have no obligation to make any replacement reserve monthly deposits on any monthly payment date to the extent the amount of replacement reserve funds in the replacement reserve account equals or exceeds an amount equal to $67,352.16.

(49)	The borrower is required to deposit into the leasing reserve account on the closing date an amount equal to $125,000 and on each monthly payment date an amount equal to $8,598.50. However, the borrower is required to have no obligation to make any leasing reserve monthly deposits on any monthly payment date to the extent the amount of leasing reserve funds in the leasing reserve account equals or exceeds an amount equal to $412,728.

(50)	Monthly deposits in the amount of $9,026 into the replacement reserve are required up to the due day in May 2020, and monthly deposits in the amount of $1,289 into the replacement reserve are required thereafter.

(51)	On each payment date commencing June 6, 2021, borrower is required to deposit $3,689.58 into the rollover reserve to be held by lender for approved leasing expenses. Notwithstanding the foregoing, in the event that at any time prior to June 6, 2021, the property fails to maintain at least 85.0% occupancy rate based on the current rent roll delivered by borrower to lender pursuant to the loan documents and taking into account tenants that are in place and paying full unabated rent, then on the Payment Date following written notice from lender that the property fails to maintain such occupancy rate, the borrower is required to pay to lender on each payment date $3,689.58 until written notice from lender that such occupancy rate has been achieved.

(52)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated using the “As Stabilized Appraised Value” of $12,800,000 which reflects the borrower reserving funds for tenant improvements the cost of which were escrowed at closing. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio using the property’s “as-is” Appraised Value of $11,500,000 are 75.0% and 64.8%, respectively.

(53)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated using the “As Stabilized Appraised Value” of $11,325,000 which reflects expected capital improvements the estimated costs of which were escrowed at closing. The Cut-off Date LTV Ratio and LTV Ratio at Maturity using the Amsdell Devon 2.0 Property’s “as-is” Appraised Value of $11,200,000 are 75.0% and 66.9%, respectively.

(54)	The Underwritten NOI DSCR, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR and Debt Yield on Underwritten Net Cash Flow are calculated based on the Cut-off Date Balance net of a $1,200,000 holdback from the borrower. The unadjusted Underwritten NOI DSCR and Underwritten NCF DSCR is 1.10x and 1.06x, respectively, and the unadjusted Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow is 7.4% and 7.1%, respectively.

(55)	The lockbox agreement is set up as soft except for the tenant Publix. Publix is set up to have a hard lockbox at closing.

(56)	In addition to the required tenant improvements and leasing commissions monthly reserve of $3,376, commencing on the monthly payment date occurring in December 2021 and continuing on each monthly payment date until and including the monthly payment date in November 2022, the borrower is required to deposit monthly into the leasing reserve account $18,293 for additional tenant improvements and leasing commissions that may be incurred following November 2022.

(57)	The mortgage loan was originated by Western Alliance Bank and acquired by Cantor Commercial Real Estate Lending, L.P..

(58)	The Leasing Reserve Monthly Deposit is funded in the amount equal to $2,250 on each monthly payment date through May 2020. The monthly deposit will increase to an amount equal to $2,750 on each monthly payment date beginning in June 2020 through the maturity date.

(59)	2014 cash flows represent the trailing 12 months ending January 31, 2015.

(60)	The leasing reserve monthly deposit will be equal to $5,585.33 prior to the monthly payment date in January 2018. On and after the monthly payment in January 2018, the Leasing Reserve monthly deposit will be decreased to $1,396.33.

(61)	With respect to Shifrin Verizon & Aspen Oxford and Shifrin Verizon Centerville, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of such Mortgage Loans are presented in the aggregate.

(62)	After the expiration of the lockout period, each borrower may obtain the release of its related Mortgaged Property in connection with a bona fide, third-party sale, provided that, among other subject to the following conditions, (i) the related borrower prepays, together with the applicable yield maintenance premium, an amount equal to the outstanding principal balance of the Mortgage Loan related to the Mortgaged Property being sold and all accrued and unpaid interest on the outstanding principal balance repaid, (ii) after giving effect to the release, the remaining Mortgaged Property (a) has a loan-to-value ratio of no greater than 50% and (b) a debt yield of (x) 12.1% if the Shifrin Verizon & Aspen Mortgaged Property remains, or (y) 12.5% if the Shifrin Verizon Centerville Mortgaged Property remains, (iii) (a) if the Shifrin Verizon & Aspen Oxford Mortgaged Property is released, the term of the Verizon lease at the Shifrin Verizon Centerville Mortgaged Property has been extended or (b) if the Shifrin Verizon Centerville Mortgaged Property is released, the termination option in favor of Cellco Partnership d/b/a Verizon Wireless at the Shifrin Verizon & Aspen Oxford Mortgaged Property has already expired and has not been exercised and (iv) Borrower funds a debt service reserve for the remaining loan equivalent to a year of debt service.

(63)	Upon release of the Shifrin Verizon & Aspen Oxford property from the lien of the crossing arrangement, the borrower is required to deposit $165,000 into the debt service reserve.

(64)	As long as no cash management period exists and the term of the Aspen Dental lease has been extended by the Aspen Dental tenant and the term of the Verizon lease has been extended by the Verizon tenant, in each case for a period extending at least 1 full year past maturity date, the TI/LC reserve will be subject to a cap of $78,610.

(65)	Upon the release of the Shifrin Verizon Centerville property from the lien of the crossing arrangement, the borrower is required to deposit $131,000 into the debt service reserve.

(66)	As long as no cash management period exists and the term of the Verizon lease has been extended by the Verizon tenant for a period extending at least 1 full year past maturity date, the TI/LC reserve will be subject to a cap of $50,000.

(67)	Upon the satisfaction of certain leasing reserve cap conditions, the leasing reserve monthly deposit will be reduced to $4,712.29. The borrower will have no obligation to make any leasing reserve monthly deposit on any monthly payment date to the extent the amount of leasing reserve funds in the leasing reserve account equals or exceeds $450,000.

(68)	TI/LC Cap subject to DY of at least 10% and 80% of new space of the property is subject to leases with tenants that are in occupancy.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

SIGNIFICANT LOAN SUMMARIES

THE STRIP

THE STRIP

THE STRIP

THE STRIP

The Strip
6338-6765 Strip Avenue Northwest
North Canton, OH 44720
AKRON CANTON REGIONAL AIRPORT
PORTAGE ST NW
BRUNNERDALE AVE
Kent State University-Stark
Lake Cable
Westfield Belden Village Mall
FULTON DR NW
EVERHARD RD NW
WHIPPLE AVE NW
North Canton
N MAIN ST
S MAIN ST
Walsh University
The Fairways of North Canton
North Lawn Cemetery
MARKET AVE N
Shady Hollow Country Club
Glenmoor Country Club
Tam O'Shanter Golf Course
Brookside Country Club
Malone College
Meyers Lake
Mercy Medical Center
Monument Park
12TH ST NW
Sippo Lake
Meyers Lake
Stark County Fairgrounds
Stark State College Timken Campus
Canton
Canton Centre
Aultman Hospital
Sanctuary Golf Club
Edgewood Golf Club
77
172
30
CANADA
Moore
Warren
Chatham
Detroit
Erie
Leamington
Monroe
Lake Erie
Painesville
Meadville
Toledo
Euclid
PENN.
Sandusky
Cleveland
Oil City
Elyria
Aurora
Warren
Fostoria
Norwalk
Medina
Tiffin
Akron
Boardman
Bucyrus
Ashland
Canton
Butler
Marion
OHIO
Dover
East Liverpool
Cranberry
Mount Vernon
Coshocton
Pittsburgh
Bethel Park
Westerville
Newark
Cambridge
Wheeling
Columbus
Uniontown
Lancaster
Moundsville
CARTIFACT

THE STRIP

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CGMRC
Location (City/State)	North Canton, Ohio		Cut-off Date Principal Balance	$101,871,670
Property Type	Retail		Cut-off Date Principal Balance per SF	$129.45
Size (SF)	786,928		Percentage of Initial Pool Balance	13.5%
Total Occupancy as of 3/22/2016	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/22/2016	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	1996 / NAP		Mortgage Rate	4.75000%
Appraised Value	$140,640,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Term (Months)	NAP

Underwritten Revenues	$11,127,798
Underwritten Expenses	$2,535,228	Escrows
Underwritten Net Operating Income (NOI)	$8,592,570		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,156,832	Taxes	$249,647	$83,216
Cut-off Date LTV Ratio	72.4%	Insurance	$0	$0
Maturity Date LTV Ratio	59.1%	Replacement Reserve	$1,681,291	$9,837
DSCR Based on Underwritten NOI / NCF	1.35x / 1.28x	TI/LC(1)	$0	$33,333
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.0%	Other(2)	$1,219,697	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$102,000,000	99.9%	Loan Payoff	$78,716,668	77.1%
Other Sources	150,000	0.1	Principal Equity Distribution	19,296,708	18.9
			Reserves	3,150,635	3.1
			Closing Costs	985,988	1.0
Total Sources	$102,150,000	100.0%	Total Uses	$102,150,000	100.0%

(1)	The TI/LC reserve is capped at $2,000,000. See “—Escrows” below.

(2)	Other upfront reserves represent (i) $800,399 for upfront deferred maintenance and (ii) $419,298 for upfront unfunded obligations relating to leasing commissions. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (“The Strip Loan”) is evidenced by a note in the original principal amount of $102,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 786,928 SF retail center located in North Canton, Ohio (“The Strip Property”). The Strip Loan was originated by Citigroup Global Markets Realty Corp. on April 6, 2016 and represents approximately 13.5% of the Initial Pool Balance. The note evidencing The Strip Loan has an outstanding principal balance as of the Cut-off Date of $101,871,670 and accrues interest at an interest rate of 4.75000% per annum. The proceeds of The Strip Loan were primarily used to refinance the existing debt on The Strip Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Strip Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Strip Loan requires monthly payments of interest and principal during its term based on a 30-year amortization schedule. The scheduled maturity date of The Strip Loan is the due date in April 2026. Voluntary prepayment of The Strip Loan without payment of any prepayment premium is permitted at any time after the date that is 90 days prior to the scheduled maturity date. Provided no event of default under The Strip Loan documents has occurred and is continuing, at any time after the first due date following the second anniversary of the securitization Closing Date, The Strip Loan may be either (x) defeased with certain direct non-callable obligations of the United States of America or other obligations which are “government securities” permitted under The Strip Loan documents or (y) prepaid in full, provided that the borrower pays a prepayment fee equal to the greater of a yield maintenance premium and 1% of the principal amount being prepaid.

■	The Mortgaged Property. The Strip Property was constructed in 1996 and consists of 14 single-story buildings situated on approximately 91 acres. The Strip Property is currently 100.0% occupied by a mix of national, regional and local retail tenants and has averaged 99.2% occupancy since 2010. The Strip Property is anchored by Wal-Mart, Lowe’s and Giant Eagle, and the fourth largest tenant, by net rentable area, is Cinemark. As of March 22, 2016, Total Occupancy and Owned Occupancy for The Strip Property were both 100.0%.

THE STRIP

The following table presents certain information relating to the major tenants at The Strip Property:

Tenant Name	Tenant Description	Renewal/Extension Options
Cinemark

Cinemark USA, Inc. is an American movie theatre chain owned by Cinemark Holdings, Inc. operating in North America, Central America, South America and Taiwan. It is headquartered in Plano, Texas. The Cinemark circuit is geographically diverse and is the third largest in the United States with 337 theatres and 4,518 screens in 41 states. Cinemark reported financials for year-end 2015 with total assets of $4.1 billion and net income of $218.7 million.

3, 5-year options
Giant Eagle	Giant Eagle is a supermarket chain with stores in Pennsylvania, Ohio, West Virginia, Indiana and Maryland. The company was founded in 1931 in Pittsburgh, Pennsylvania and incorporated on August 31, 1931. As of mid-2014, the company reported sales of $9.9 million across more than 400 stores. The company also operates 190 fuel station/convenience stores under the GetGo banner. Giant Eagle reported financials for year-end 2015 with total revenue of approximately $9.3 billion.	5, 5-year options

Best Buy Stores

Best Buy is an American multinational consumer electronics corporation headquartered in Richfield, Minnesota. It operates in the United States, Mexico and Canada. The company was founded in 1966 and it has more than 125,000 employees. Best Buy reported financials for year-end 2015 with total assets of $15.3 billion and operating income of $1.45 billion as of the trailing 12-month period ending January 30, 2016.

4, 5-year options
Wal-Mart	Wal-Mart is an American multinational retail corporation that operates a chain of hypermarkets, discount department stores and grocery stores. Wal-Mart is headquartered in Bentonville, Arkansas and was founded in 1962. As of January 31, 2016, Wal-Mart had 11,528 stores and clubs in 28 countries. Wal-Mart reported financials for its fiscal year-end 2015 with total assets of $199.6 billion and net income of $14.7 billion.	5, 5-year options

Lowe’s	Lowe’s Corporation, Inc. operates a chain of retail home improvement and appliance stores. The company was founded in 1946 and has 1,840 stores in the United States, Canada and Mexico. Lowe’s is the second-largest hardware chain in the United States behind The Home Depot. Lowe’s reported financials for its fiscal year-end 2015 with total assets of $31.2 billion and net income of $2.9 billion.	6, 5-year options

The following table presents certain information relating to the major tenants at The Strip Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen	Occupancy Cost	Renewal / Extension Options(2)
Cinemark(3)	NR / B2 / BB	66,338	8.4%	$928,732	9.8%	$14.00	12/31/2025	$614,732	12.1%	3, 5-year options
Giant Eagle	NR / NR / NR	90,854	11.5	908,540	9.6	10.00	1/31/2022	$466	2.9%	5, 5-year options
Best Buy Stores	BBB- / Baa1 / BB+	42,496	5.4	828,672	8.8	19.50	1/31/2021	NA	NA	4, 5-year options
Wal-Mart	AA / Aa2 / AA	149,429	19.0	763,582	8.1	5.11	10/25/2021	NA	NA	5, 5-year options
Lowe’s	NR / A3 / A-	130,497	16.6	759,492	8.0	5.82	10/31/2021	NA	NA	6, 5-year options
Books A Million	NR / NR / NR	30,000	3.8	604,800	6.4	20.16	9/30/2021	$171	13.1%	1, 5-year option
Bed Bath & Beyond	NR / Baa1 / BBB+	40,000	5.1	585,600	6.2	14.64	1/31/2022	$335	5.2%	2, 5-year options
Marshall’s	NR / A2 / A+	34,277	4.4	510,720	5.4	14.90	1/31/2020	$386	4.8%	1, 5-year option
Babies R Us	CC / Caa2 / B-	42,296	5.4	400,000	4.2	9.46	10/31/2021	NA	NA	NA
OfficeMax	NR / B3 / NR	30,220	3.8	332,420	3.5	11.00	10/17/2021	NA	NA	3, 5-year options
Ten Largest Tenants		656,407	83.4%	$6,622,558	69.9%	$10.09
Remaining Tenants		130,521	16.6	2,846,774	30.1	21.81
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		786,928	100.0%	$9,469,332	100.0%	$12.03

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	None of the Ten Largest Tenants have lease termination options or an option to terminate its lease based on not achieving a sales threshold.

(3)	There are 15 screens (with tenant sales per SF of $139) at Cinemark.

THE STRIP

The following table presents the lease rollover schedule at The Strip Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	11,049	1.4	1.4%	245,429	2.6	22.21	4
2018	26,090	3.3	4.7%	649,175	6.9	24.88	4
2019	18,538	2.4	7.1%	551,002	5.8	29.72	4
2020	55,779	7.1	14.2%	886,999	9.4	15.90	3
2021	430,280	54.7	68.8%	3,887,120	41.0	9.03	9
2022	138,004	17.5	86.4%	1,694,340	17.9	12.28	3
2023	26,625	3.4	89.8%	267,581	2.8	10.05	1
2024	2,625	0.3	90.1%	73,500	0.8	28.00	1
2025	66,338	8.4	98.5%	928,732	9.8	14.00	1
2026	0	0.0	98.5%	0	0.0	0.00	0
2027 & Thereafter	11,600	1.5	100.0%	285,453	3.0	24.61	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	786,928	100.0%		$9,469,332	100.0%	$12.03	32

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at The Strip Property:

Historical Leased %(1)

	2011	2012	2013	2014	2015	As of 3/22/2016
Owned Space	96.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The following table presents certain information relating to the historical average annual base rent per SF at The Strip Property:

Historical Average Base Rent per SF(1)

	2013	2014	2015
Base Rent per SF	$11.57	$11.60	$11.71

(1)	Base Rent per SF calculation is based on borrower-provided rental figures.

THE STRIP

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Strip Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent	$9,103,145	$9,129,813	$9,213,547	$9,278,803	$11.79
Contractual Rent Steps(2)	0	0	0	190,528	0.24
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$9,103,145	$9,129,813	$9,213,547	$9,469,332	$12.03
Total Reimbursables	1,984,666	2,051,863	2,127,633	2,176,160	2.77
Other Income	23,444	50,181	10,451	3,000	0.00
Vacancy & Credit Loss	0	0	0	(520,693)	(0.66)
Effective Gross Income	$11,111,255	$11,231,857	$11,351,631	$11,127,798	$14.14

Real Estate Taxes	$1,044,073	$1,043,565	$1,025,040	$1,130,123	$1.44
Insurance	136,772	136,682	148,363	148,363	0.19
Management Fee	333,338	336,956	340,549	333,834	0.42
Other Operating Expenses	937,781	960,254	948,551	922,908	1.17
Total Operating Expenses	$2,451,964	$2,477,457	$2,462,503	$2,535,228	$3.22

Net Operating Income(3)	$8,659,291	$8,754,400	$8,889,128	$8,592,570	$10.92
TI/LC	0	0	0	317,698	0.40
Replacement Reserves	0	0	0	118,039	0.15
Net Cash Flow	$8,659,291	$8,754,400	$8,889,128	$8,156,832	$10.37

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through February 2017.

(3)	The Net Operating Income for the period beginning on January 1, 2016 and ending on March 31, 2016 was $2,395,114.

■	Appraisal. According to the appraisal, The Strip Property had an “as-is” appraised value of $140,640,000 as of March 1, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated March 14, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action at The Strip Property.

■	Market Overview and Competition. According to the appraisal, the Canton-Massillon Metropolitan Statistical Area (“MSA”) consists of two counties: Carroll County and Stark County. The MSA had a 2015 total population of 404,422. The Strip Property is an anchored retail shopping center located on approximately 91 acres in North Canton, Ohio. The Strip Property is located in the main retail thoroughfare of North Canton with hotels, small retail, BJ’s Wholesale and Home Depot to the north, Kent State University Stark to the south, Interstate 77 to the east and Sam’s Club to the west. The Strip Property’s immediate area also consists of office, retail, industrial and mixed-use properties along major arterials that are interspersed with multifamily and single-family neighborhoods. Both healthcare and manufacturing are major industries in Stark County with the following major employers: The Timken Company, Aultman Hospital, Diebold, Mercy Medical Center and Republic Engineered Products. The Strip Property is approximately two miles from Westfield Belden Village Mall, a super-regional mall anchored by Dillard’s, Macy’s and Sears and a short drive from the Pro Football Hall of Fame.

According to a third-party report, The Strip Property is part of the Stark County retail submarket of the Cleveland, Ohio retail market. As of year-end 2015, the Cleveland retail market contained approximately 230.4 million SF of retail space and exhibited a vacancy rate of 6.7% with average asking rents of $9.80 per SF. The Cleveland retail market had a positive net absorption of approximately 2.3 million SF in 2015 with projected new retail construction supply of 911,434 SF. As of year-end 2015, the Stark County retail submarket contained approximately 25.8 million SF of retail space and had a vacancy rate of 4.9% with average asking rents of $7.73 per SF. The Stark County retail submarket had a positive net absorption of 370,267 SF in 2015. According to the appraisal, nine properties that directly compete with The Strip Property had vacancies ranging from 0% (four properties) to 24.0% (one property) and an average vacancy of 10.8%. Excluding the one property that is 24.0% vacant, the eight remaining properties, totaling approximately 1.1 million SF, had an average vacancy of 4.8%.

■	The Borrower. The borrower is The Strip Delaware LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Strip Loan. The non-recourse carveout guarantors for The Strip Loan are Robert L. Stark and Morry

THE STRIP

Weiss, and they jointly indirectly control the borrower. Robert L. Stark serves as the President and CEO of Stark Enterprises. Stark Enterprises is a full service development, leasing, construction and management company, headquartered in Cleveland, Ohio, focusing on retail, office, hotel and multifamily properties. Morry Weiss is the chairman of American Greetings Corporation.

■	Escrows. In connection with the origination of The Strip Loan, the borrower funded aggregate reserves of $3,150,635 with respect to The Strip Property, comprised of (i) $249,647 for real estate taxes, (ii) $1,681,291 for replacement reserves, (iii) $800,399 for deferred maintenance and (iv) $419,298 for an unfunded obligation reserve relating to leasing commissions.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to The Strip Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under The Strip Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a replacement reserve in the amount of $9,837 and (iv) a tenant improvements and leasing commissions reserve in the amount of $33,333, subject to a cap of $2,000,000.

■	Lockbox and Cash Management. The Strip Loan documents require a hard lockbox with springing cash management. The Strip Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to The Strip Property be promptly deposited into such lockbox account following receipt. Every fourth business day that no The Strip Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the continuance of a The Strip Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account every fourth business day and, provided no event of default under The Strip Loan documents is continuing, applied to payment of applicable debt service, payment of operating expenses and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under The Strip Loan documents is continuing, funds in the excess cash flow reserve are (i) to the extent a The Strip Trigger Period is continuing, to be held by the lender as additional collateral for The Strip Loan; provided that, so long as no event of default is then ongoing pursuant to The Strip Loan documents, such excess cash flow reserves may (to the extent there are insufficient reserves on deposit in the leasing reserve account) be disbursed for payment of Approved Leasing Expenses (as defined below) and (ii) to the extent no The Strip Trigger Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under The Strip Loan documents, the lender may apply any funds in the cash management account to amounts payable under The Strip Loan (and/or toward the payment of expenses of The Strip Property), in such order of priority as the lender may determine.

A “The Strip Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under The Strip Loan documents and continuing until the same is cured or (ii) on the date that the debt service coverage ratio is less than 1.15x and continuing until the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter. Notwithstanding the foregoing, no The Strip Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions (as defined below) are satisfied.

“Approved Leasing Expenses” means expenses incurred in connection with tenant improvement and leasing commissions which are (A) contained or referenced in any Major Lease (defined below) which has been approved or deemed approved by the lender in accordance with the terms of The Strip Loan documents, (B) incurred in the ordinary course of business and on standard market terms in connection with any lease which does not require the lender’s approval pursuant to the terms of The Strip Loan documents or (C) otherwise approved by the lender, which approval will not be unreasonably withheld, conditioned or delayed.

A “Major Lease” means, as to The Strip Property (i) any lease which, individually or when aggregated with all other leases at The Strip Property with the same tenant or its affiliate, demises 25,000 SF or more of The Strip Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of The Strip Property, (iii) any lease with an affiliate of The Strip Loan borrower as tenant (other than (x) a lease with any property manager for the space that is occupied by

THE STRIP

the property manager at origination (which space constitutes approximately 5,286 SF) for office purposes to the extent such space is let to the property manager as part of its compensation package and provided further that the property manager is required to vacate the space if the property management agreement with the applicable property manager terminates for any reason and (y) the lease with Menchie’s Frozen Yogurt) and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

“Collateral Cure Conditions” exist when the borrower has deposited cash into an account with the lender or delivered to the lender a letter of credit which, in either case, serves as additional collateral for The Strip Loan, in an amount equal to 15% of the annual debt service payments that are due as of the origination of The Strip Loan (the “Collateral Deposit Amount”) and thereafter, on each one year anniversary date of the date that the borrower made the deposit (or delivered the letter of credit), the borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable.

■	Property Management. The Strip Property is currently managed by Robert L. Stark Enterprises, Inc., an affiliate of the borrower. Under The Strip Loan documents, The Strip Property may not be managed by any party other than Robert L. Stark Enterprises, Inc.; provided, however, if no event of default under The Strip Loan documents exists, the borrower is permitted to replace Robert L. Stark Enterprises, Inc. with a property manager that is reasonably approved by the lender, with 30 days’ written notice and, if such property manager is an affiliate of the borrower, a new non-consolidation opinion provided by the borrower’s counsel, as well as a rating agency confirmation. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists an event of default under The Strip Loan documents, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Strip Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the six months following restoration). The “all-risk” policy containing terrorism insurance is required to contain a deductible no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

OZRE LEASED FEE PORTFOLIO

OZRE LEASED FEE PORTFOLIO

MI
Detroit
Binghamton
NY
MA
Boston
Hartford
Providence
CT
RI
Cleveland
Scranton
Bridgeport
PA
New York
OH
Pittsburgh
NJ
Newark
Philadelphia
Columbus
Baltimore
Cincinnati
Washington, D.C.
MD
DE
Charleston
WV
Richmond
VA
Norfolk
Atlantic Ocean
Knoxville
NC
Raleigh
Charlotte
SC
11 13 18 29 32 34
12 22 35 36 42
2 14 16 17 30 37 41 44 57 58
9 15 26
8 19 25
3 4 5 10 21 24 27 39 45 46 47 48 49 50 51 52 53 54 56
1 6 7 20 23 28 31 33 38 40 55
43
CARTIFACT

OZRE Leased Fee Portfolio

#	ADDRESS	CITY/STATE	ZIP
1	300 Arboretum Place	North Chesterfield, VA	23236
2	700 East Gate Drive	Mount Laurel, NJ	08054
3	6802 Paragon Place	Richmond, VA	23230
4	6800 Paragon Place	Richmond, VA	23230
5	2100 West Laburnum Avenue	Richmond, VA	23227
6	7501 Boulder View Drive	North Chesterfield, VA	23225
7	7300 Beaufont Springs Drive	North Chesterfield, VA	23225
8	4870 Sadler Road	Glen Allen, VA	23060
9	12015 Lee Jackson Memorial Highway	Fairfax, VA	22033
10	6806 Paragon Place	Richmond, VA	23230
11	925 Harvest Drive	Blue Bell, PA	19422
12	555 Croton Road	King of Prussia, PA	19406
13	980 Harvest Drive	Blue Bell, PA	19422
14	309 Fellowship Road	Mount Laurel, NJ	08054
15	11781 Lee Jackson Memorial Highway	Fairfax, VA	22033
16	305 Fellowship Road	Mount Laurel, NJ	08054
17	701 East Gate Drive	Mount Laurel, NJ	08054
18	920 Harvest Drive	Blue Bell, PA	19422
19	4880 Sadler Road	Glen Allen, VA	23060
20	1025 Boulders Parkway	North Chesterfield, VA	23225
21	2201 Tomlynn Street	Richmond, VA	23230
22	2240-2250 Butler Pike	Plymouth Meeting, PA	19462
23	7401 Beaufont Springs Drive	North Chesterfield, VA	23225
24	2511 Brittons Hill Road	Richmond, VA	23230
25	4805 Lake Brook Drive	Glen Allen, VA	23060
26	4401 Fair Lakes Court	Fairfax, VA	22033
27	2812 Emerywood Parkway	Richmond, VA	23294
28	9100 Arboretum Parkway	North Chesterfield, VA	23236
29	500 Enterprise Road	Horsham, PA	19044
30	303 Fellowship Road	Mount Laurel, NJ	08054
31	9011 Arboretum Parkway	North Chesterfield, VA	23236
32	910 Harvest Drive	Blue Bell, PA	19422
33	7325 Beaufont Springs Drive	North Chesterfield, VA	23225
34	1 Progress Drive	Horsham, PA	19044
35	2260 Butler Pike	Plymouth Meeting, PA	19462
36	140 West Germantown Pike	Plymouth Meeting, PA	19462
37	307 Fellowship Road	Mount Laurel, NJ	08054
38	9210 Arboretum Parkway	North Chesterfield, VA	23236
39	2221 Dabney Road	Richmond, VA	23230
40	9200 Arboretum Parkway	North Chesterfield, VA	23236
41	815 East Gate Drive	Mount Laurel, NJ	08054
42	120 West Germantown Pike	Plymouth Meeting, PA	19462
43	4364 South Alston Avenue	Durham, NC	27713
44	308 Harper Drive	Moorestown, NJ	08057
45	2251 Dabney Road	Richmond, VA	23230
46	2212 Tomlynn Street	Richmond, VA	23230
47	2256 Dabney Road	Richmond, VA	23230
48	2246 Dabney Road	Richmond, VA	23230
49	2244 Dabney Road	Richmond, VA	23230
50	2130 Tomlynn Street	Richmond, VA	23230
51	2161 Tomlynn Street	Richmond, VA	23230
52	2248 Dabney Road	Richmond, VA	23230
53	2112 Tomlynn Street	Richmond, VA	23230
54	2277 Dabney Road	Richmond, VA	23230
55	9211 Arboretum Parkway	North Chesterfield, VA	23236
56	2240 Dabney Road	Richmond, VA	23230
57	817 East Gate Drive	Mount Laurel, NJ	08054
58	161 Gaither Drive	Mount Laurel, NJ	08054

OZRE LEASED FEE PORTFOLIO

Mortgaged Properties Information		Mortgage Loan Information
Number of Mortgaged Properties	58	Loan Seller		CCRE
Location (City/State)	Various/ VA, PA, NJ, NC	Cut-off Date Principal Balance(6)		$65,750,000
Property Type(1)	Leased Fee	Cut-off Date Principal Balance per SF(4)		$44.76
Size (SF)(1)	3,926,180	Percentage of Initial Pool Balance		8.7%
Total Occupancy as of 1/5/2016(1)	90.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/5/2016(1)	90.4%	Type of Security(1)		Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		4.30000%
Appraised Value(2)	$250,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)	120

In Place Contractual Ground Rent	$11,894,564
Loan Term Average Ground Rent	$13,325,934	Escrows
Year 10 Contractual Ground Rent	$14,854,680		Upfront	Monthly
Ground Lease Expiration(3)	February 3, 2114 / February 3, 2115	Taxes	$0	$0
Cut-off Date LTV Ratio(2)(4)	70.2%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(4)	70.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(4)(5)	1.74x / 1.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	7.6% / 7.6%	Other(7)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination (OZRE Leased Fee Portfolio)	$175,750,000	41.0%	Allocated Purchase Price (OZRE Leased Fee Portfolio)(8)	$184,815,376	43.1%
Sponsor Equity (OZRE Leased Fee Portfolio)	$15,717,555	3.7	Closing Costs (OZRE Leased Fee Portfolio)	$6,652,178	1.6
Mortgage Loan (Leasehold Interest)(9)	$180,800,000	42.2	Allocated Purchase Price (Leasehold Interest)	$198,270,821	46.2
Och-Ziff Equity (Leasehold Interest)	$28,304,610	6.6	Closing Costs (Leasehold Interest)	$39,138,399	9.1
Brandywine Implied Equity (Leasehold Interest)	$28,304,610	6.6
Total Sources	$428,876,775	100.0%	Total Uses	$428,876,775	100.0%

(1)	The collateral for the OZRE Leased Fee Portfolio Loan Combination represents the fee simple interests in the land (and not the related improvements). Year built and renovated, square footage and occupancy are based on the improvements, which are not collateral for the OZRE Leased Fee Portfolio Loan Combination.

(2)	The portfolio Appraised Value of $250.4 million reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio Properties as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is approximately $236,425,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 74.3%.

(3)	Ten Properties located in New Jersey have a lease expiration of February 3, 2114.

(4)	Calculated based on the aggregate outstanding principal balance of the OZRE Leased Fee Portfolio Loan Combination.

(5)	The NOI DSCR and NCF DSCR based on the in-place contractual ground rent is 1.55x.

(6)	The Cut-off Date Principal Balance of $65,750,000 represents the non-controlling notes A-3, A-6, A-7 and A-8 of the $175,750,000 OZRE Leased Fee Portfolio Loan Combination, which is evidenced by eight pari passu notes. The non-controlling notes A-1, A-4 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000, are currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate and are expected to be contributed to the CFCRE 2016-C4 securitization transaction. The controlling note A-2, which has an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 is currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(7)	See “—Escrows” below.

(8)	At origination of the OZRE Leased Fee Portfolio Loan Combination, the borrower acquired 100% of the fee simple interests in the underlying land beneath the 58 OZRE Leased Fee Portfolio Properties, each of which is subject to the Ground Lease (as defined below). See “–Ground Lease” below.

(9)	Simultaneous with origination of the OZRE Leased Fee Portfolio Loan Combination, the owner of the leasehold interest mortgaged its leasehold interest in the improvements on each of the OZRE Leased Fee Portfolio Properties.

■	The Mortgage Loan. The mortgage loan (the “OZRE Leased Fee Portfolio Loan”) is part of a loan combination (the “OZRE Leased Fee Portfolio Loan Combination”) evidenced by eight pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interests in the underlying land beneath a 3,926,180 SF, 58-property portfolio of office and industrial properties located in four states and subject to a unitary 98/99-year ground lease (each a “Property” or an “OZRE Leased Fee Portfolio Property”, and collectively, the “OZRE Leased Fee Portfolio Properties”). The OZRE Leased Fee Portfolio Loan (evidenced by the non-controlling notes A-3, A-6, A-7 and A-8) had an original principal balance of $65,750,000, has an outstanding principal balance as of the Cut-off Date of $65,750,000 and represents approximately 8.7% of the Initial Pool Balance. The related companion loans (the “OZRE Leased Fee Portfolio Companion Loans”) are evidenced by notes A-1, A-2, A-4 and A-5. The non-controlling notes A-1, A-4 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000, are currently held by Cantor Commercial Real Estate Lending, L.P. and are expected to be contributed to the CFCRE 2016-C4 securitization transaction. The controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate and is expected to be contributed to one or more future commercial mortgage securitization transactions. The OZRE Leased Fee Portfolio Loan Combination was originated by Cantor Commercial Real Estate Lending, L.P. or an affiliate on February 4, 2016, had an original principal balance of $175,750,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $175,750,000. Both the OZRE Leased Fee Portfolio Loan and the OZRE Leased Fee Portfolio Companion Loans accrue interest at an interest rate of 4.30000% per annum. The borrower utilized the proceeds of the OZRE Leased Fee Portfolio Loan Combination along with approximately $15.7 million of borrower sponsor equity were primarily used to acquire the OZRE Leased Fee Portfolio Properties as part of a larger transaction and pay closing costs. See “Sources and Uses” above.

OZRE LEASED FEE PORTFOLIO

The OZRE Leased Fee Portfolio Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 117 months. The OZRE Leased Fee Portfolio Loan requires monthly payments of interest only during its term. The scheduled maturity date of the OZRE Leased Fee Portfolio Loan is the due date in February 2026. Provided that no event of default under the OZRE Leased Fee Portfolio Loan is continuing, the OZRE Leased Fee Portfolio Loan may be voluntarily prepaid at any time on or after the first due date following the earlier of (a) February 4, 2019 and (b) the second anniversary of the last securitization of any portion of the OZRE Leased Fee Portfolio Loan Combination. Prepayment of the OZRE Leased Fee Portfolio Loan Combination is subject to a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the OZRE Leased Fee Portfolio Loan Combination is permitted on and after September 6, 2025 without payment of any yield maintenance or prepayment premium.

■	The Mortgaged Property. The OZRE Leased Fee Portfolio Properties consist of the borrower’s fee simple interests in the underlying land beneath a 3,926,180 SF, 58-property portfolio of office (44 Properties; 83.6% of the net rentable area (the “NRA”); 89.4% of the allocated loan amount) and industrial properties (14 Properties; 16.3% of NRA; 10.6% of the allocated loan amount). The OZRE Leased Fee Portfolio Properties are subject to a 99-year Ground Lease (98 years for Properties located in New Jersey). See “—Ground Lease” below. The OZRE Leased Fee Portfolio Properties are located in four metropolitan statistical areas (“MSAs”): the Richmond-Petersburg, VA MSA (33 Properties), the Philadelphia, PA MSA (21 Properties), the Washington, DC MSA (3 Properties) and the Durham-Chapel Hill, NC MSA (1 Property). The OZRE Leased Fee Portfolio Properties are leased to Map Ground Lease Owner LLC (the “Ground Lessee”) who in turn leases the OZRE Leased Fee Portfolio Properties to office and industrial tenants. As of January 5, 2016, the improvements at the OZRE Leased Fee Portfolio Properties were 90.4% leased to 475 tenants, with no individual tenant representing more than 4.4% of the NRA. The top three tenants at the improvements include PPD Development, LLC (172,237 SF; 4.4% of the NRA), Parallon Holdings, LLC (149,466 SF; 3.8% of the NRA) and the Commonwealth of Virginia (110,815 SF; 2.8% of the NRA).

MSA Summary

MSA	# of Properties	SF(1)	Occupancy(1)	UW NCF(2)	Allocated Loan Amount(3)	Appraised Value(4)	LTV	UW NCF Debt Yield
Richmond-Petersburg, VA	33	2,362,952	94.5%	$7,823,233	$105,400,000	$135,125,000	78.0%	7.4%
Philadelphia, PA(5)	21	1,169,016	85.9	4,719,859	57,850,000	86,220,000	67.1	8.2
Washington, DC(6)	3	336,967	76.9	664,032	11,050,000	13,150,000	84.0	6.0
Durham-Chapel Hill, NC	1	57,245	95.6	118,810	1,450,000	1,930,000	75.1	8.2
Total / Wtd. Avg.	58	3,926,180	90.4%	$13,325,934	$175,750,000	$236,425,000	74.3%	7.6%
Portfolio Value						$250,400,000	70.2%

(1)	Reflects SF and occupancy of the improvements, which are not collateral for the OZRE Leased Fee Portfolio Loan Combination.

(2)	Based on the average ground rent payment due under the Ground Lease.

(3)	Based on the OZRE Leased Fee Portfolio Loan Combination.

(4)	The portfolio appraised value of $250.4 million reflects a premium attributed to the aggregate value of the OZRE Leased Fee Portfolio Properties as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

(5)	Includes 10 Properties located in New Jersey that are within the Philadelphia, PA MSA.

(6)	Includes three Properties located in Virginia that are within the Washington, DC MSA.

OZRE LEASED FEE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule for the non-collateral improvements at the OZRE Leased Fee Portfolio Properties based on initial lease expiration dates:

Non-Collateral Improvements Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	161,025	4.1%	4.1%	$1,835,083	3.2%	$11.40	44
2016	265,794	6.8	10.9%	4,439,428	7.8	16.70	47
2017	463,447	11.8	22.7%	8,272,374	14.5	17.85	87
2018	381,909	9.7	32.4%	6,014,879	10.6	15.75	69
2019	356,291	9.1	41.5%	6,301,048	11.1	17.69	60
2020	533,785	13.6	55.1%	9,494,774	16.7	17.79	51
2021	328,711	8.4	63.4%	5,442,131	9.5	16.56	35
2022	618,623	15.8	79.2%	8,060,661	14.1	13.03	29
2023	198,062	5.0	84.2%	3,489,617	6.1	17.62	17
2024	39,244	1.0	85.2%	544,667	1.0	13.88	5
2025	138,430	3.5	88.8%	2,211,336	3.9	15.97	6
2026	24,377	0.6	89.4%	341,278	0.6	14.00	1
2027 & Thereafter	41,446	1.1	90.4%	558,275	1.0	13.47	24
Vacant	375,036	9.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	3,926,180	100.0%		$57,005,550	100.0%	$16.05	475

(1)	Rollover schedule based on the leases for tenants occupying space at the improvements, which are not collateral for the OZRE Leased Fee Portfolio Loan Combination.

OZRE LEASED FEE PORTFOLIO

Portfolio Summary(1)

Property	Location	Property Type	Year Built	SF	# of Tenants	Occupancy	Allocated Loan Amount ($)(2)	Allocated Loan Amount (%)	Appraised Value(3)
300 Arboretum Pl	N. Chesterfield, VA	Office	1988	214,209	20	100.0%	$12,750,000	7.3%	$16,300,000
700 East Gate Dr	Mount Laurel, NJ	Office	1984	119,272	12	84.4%	10,000,000	5.7	13,840,000
6802 Paragon Pl	Richmond, VA	Office	1998, 2000	143,783	22	100.0%	9,250,000	5.3	11,775,000
6800 Paragon Pl	Richmond, VA	Office	1986	146,365	27	88.4%	9,175,000	5.2	10,475,000
7501 Boulder View Dr	N. Chesterfield, VA	Office	1989	136,654	14	88.8%	6,650,000	3.8	8,425,000
2100 West Laburnum Ave	Richmond, VA	Office	1984	128,301	34	95.8%	6,650,000	3.8	8,100,000
7300 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	120,665	3	100.0%	6,650,000	3.8	7,450,000
4870 Sadler Rd	Glen Allen, VA	Office	2000	62,100	8	100.0%	5,350,000	3.0	6,218,099
12015 Lee Jackson Mem Hwy	Fairfax, VA	Office	1985	150,758	8	72.2%	5,250,000	3.0	6,150,000
6806 Paragon Pl	Richmond, VA	Office	1998, 2000	74,480	7	91.2%	5,200,000	3.0	5,950,000
925 Harvest Dr	Blue Bell, PA	Office	1990	62,957	11	93.4%	4,500,000	2.6	6,650,000
555 Croton Rd	King of Prussia, PA	Office	1999	96,909	14	71.1%	4,250,000	2.4	7,400,000
980 Harvest Dr	Blue Bell, PA	Office	1988	62,379	8	77.8%	4,000,000	2.3	6,150,000
309 Fellowship Rd	Mount Laurel, NJ	Office	1982	55,698	8	93.0%	3,400,000	1.9	4,660,000
11781 Lee Jackson Mem Hwy	Fairfax, VA	Office	1982	130,381	16	77.9%	3,250,000	1.8	3,950,000
305 Fellowship Rd	Mount Laurel, NJ	Office	1980	56,583	8	95.3%	3,025,000	1.7	4,840,000
701 East Gate Dr	Mount Laurel, NJ	Office	1986	61,794	10	91.2%	3,000,000	1.7	4,380,000
920 Harvest Dr	Blue Bell, PA	Office	1989	51,875	1	100.0%	3,000,000	1.7	4,210,000
1025 Boulders Pkwy	N. Chesterfield, VA	Office	1994	93,143	13	84.4%	3,000,000	1.7	4,050,000
4880 Sadler Rd	Glen Allen, VA	Office	1998, 2000	63,427	3	100.0%	3,000,000	1.7	3,506,901
2240-2250 Butler Pike	Plymouth Mtng, PA	Office	1970-1984	52,229	3	100.0%	2,750,000	1.6	4,200,000
7401 Beaufont Springs Dr	N. Chesterfield, VA	Office	1996	82,781	7	92.8%	2,750,000	1.6	4,175,000
2511 Brittons Hill Rd	Richmond, VA	Industrial	1988	132,548	4	100.0%	2,750,000	1.6	3,675,000
2201 Tomlynn St	Richmond, VA	Industrial	1990	85,861	13	95.0%	2,750,000	1.6	3,675,000
4805 Lake Brook Dr	Glen Allen, VA	Office	1995	60,208	8	73.9%	2,575,000	1.5	3,875,000
4401 Fair Lakes Ct	Fairfax, VA	Office	1987	55,828	8	87.6%	2,550,000	1.5	3,050,000
2812 Emerywood Pkwy	Richmond, VA	Office	1979-2000	56,984	8	84.6%	2,500,000	1.4	3,525,000
9100 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	58,446	26	100.0%	2,500,000	1.4	3,325,000
500 Enterprise Rd	Horsham, PA	Office	1991	66,751	1	100.0%	2,350,000	1.3	2,950,000
303 Fellowship Rd	Mount Laurel, NJ	Office	1979	53,768	9	85.4%	2,275,000	1.3	3,810,000
9011 Arboretum Pkwy	N. Chesterfield, VA	Office	1990	73,183	15	85.0%	2,250,000	1.3	3,950,000
910 Harvest Dr	Blue Bell, PA	Office	1989	52,611	2	100.0%	2,250,000	1.3	3,360,000
7325 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	77,648	4	66.0%	2,250,000	1.3	2,975,000
1 Progress Dr	Horsham, PA	Office	1988	79,204	2	70.4%	2,000,000	1.1	3,400,000
2260 Butler Pike	Plymouth Mtng, PA	Office	1984	31,892	3	100.0%	2,000,000	1.1	3,210,000
140 West Germantown Pike	Plymouth Mtng, PA	Office	1985	25,357	8	100.0%	1,850,000	1.1	2,850,000
307 Fellowship Rd	Mount Laurel, NJ	Office	1981	54,073	15	80.8%	1,850,000	1.1	2,500,000
9210 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	48,423	6	100.0%	1,650,000	0.9	2,600,000
2221 Dabney Rd	Richmond, VA	Industrial	1983	45,250	6	100.0%	1,650,000	0.9	2,190,221
9200 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	49,542	6	100.0%	1,650,000	0.9	2,025,000
815 East Gate Dr	Mount Laurel, NJ	Office	1986	25,500	3	100.0%	1,600,000	0.9	2,364,963
120 West Germantown Pike	Plymouth Mtng, PA	Office	1985	30,574	6	79.9%	1,575,000	0.9	2,420,000
4364 South Alston Ave	Durham, NC	Office	1985	57,245	4	95.6%	1,450,000	0.8	1,930,000
308 Harper Dr	Moorestown, NJ	Office	1976	59,500	7	72.2%	1,425,000	0.8	2,020,000
2251 Dabney Rd	Richmond, VA	Industrial	1983	42,000	5	100.0%	1,400,000	0.8	1,884,779
2212 Tomlynn St	Richmond, VA	Industrial	1985	45,353	1	100.0%	1,400,000	0.8	1,763,612
2256 Dabney Rd	Richmond, VA	Industrial	1983	33,413	6	100.0%	1,125,000	0.6	1,500,000
2246 Dabney Rd	Richmond, VA	Industrial	1991	33,271	1	100.0%	1,125,000	0.6	1,425,000
2244 Dabney Rd	Richmond, VA	Industrial	1995	33,050	1	100.0%	1,100,000	0.6	1,425,000
2130 Tomlynn St	Richmond, VA	Industrial	1986, 1988	29,700	5	100.0%	1,050,000	0.6	1,336,388
2161 Tomlynn St	Richmond, VA	Industrial	1985	41,550	6	100.0%	1,000,000	0.6	1,800,000
2248 Dabney Rd	Richmond, VA	Industrial	1991	30,184	2	100.0%	1,000,000	0.6	1,375,000
2112 Tomlynn St	Richmond, VA	Industrial	1984	23,850	6	100.0%	925,000	0.5	1,200,000
2277 Dabney Rd	Richmond, VA	Industrial	1986	50,400	4	100.0%	925,000	0.5	1,175,000
9211 Arboretum Pkwy	N. Chesterfield, VA	Office	1991	30,791	4	100.0%	900,000	0.5	1,400,000
2240 Dabney Rd	Richmond, VA	Industrial	1984	15,389	2	100.0%	500,000	0.3	600,000
817 East Gate Dr	Mount Laurel, NJ	Office	1986	25,351	6	80.7%	375,000	0.2	515,037
161 Gaither Dr	Mount Laurel, NJ	Office	1987	44,739	5	58.2%	375,000	0.2	490,000
Total				3,926,180	475	90.4%	$175,750,000	100.0%	$236,425,000
Portfolio Value									$250,400,000

(1)	The collateral for the OZRE Leased Fee Portfolio Loan represents the fee simple interests in the land (and not the related improvements) but Property Type, Year Built, SF, # of Tenants and Occupancy in the table above are shown based on the non-collateral leasehold improvements.

(2)	Based on the OZRE Leased Fee Portfolio Loan Combination amount.

(3)	The portfolio appraised value of $250.4 million reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio Properties as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

OZRE LEASED FEE PORTFOLIO

The following table presents certain information relating to historical occupancy for the non-collateral improvements at the OZRE Leased Fee Portfolio Properties:

Historical Leased %(1)

2013	2014	As of 6/30/2015	As of 1/5/2016
88.1%	90.3%	89.4%	90.4%

(1)	The collateral for the OZRE Leased Fee Portfolio Loan Combination represents the fee simple interests in the land (and not the related improvements).

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the OZRE Leased Fee Portfolio Properties:

In-Place Ground Rent Cash Flow Analysis

	In-Place Ground Rent(1)	Underwritten(2)	Year 10 Contractual
Base Rent(3)	$11,894,564	$13,325,934	$14,854,680
Value of Vacant Space	N/A	N/A	N/A
Net Operating Income / Net Cash Flow	$11,894,564	$13,325,934	$14,854,680

(1)	The NOI and NCF DSCR based on the In-Place Ground Rent is 1.55x.

(2)	Based on the average ground rent through the OZRE Leased Fee Portfolio Loan term.

(3)	Base Rent represents the ground rent that is paid on the 58 OZRE Leased Fee Portfolio Properties.

Cash Flow Analysis of Non-Collateral Improvements(1)

	2012	2013	2014	2015	In-Place / Budget(2)	In Place/ Budget Per SF
Base Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$57,005,550	$14.52
Value of Vacant Space	0	0	0	0	$7,355,637	$1.87
Gross Potential Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$64,361,187	$16.39
Total Recoveries	8,674,973	8,807,735	8,853,860	9,445,509	9,139,235	2.33
Total Other Income	1,337,883	1,032,078	635,980	633,382	383,411	0.10
Less: Vacancy	0	0	0	0	(9,726,724)	(2.48)
Effective Gross Income	$60,996,972	$60,978,680	$59,411,516	$61,488,595	$64,157,108	$16.34
Total Operating Expenses	25,132,968	25,516,841	26,106,844	26,811,288	27,582,608	7.03
Net Operating Income	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$36,574,500	$9.32
TI/LC	0	0	0	0	3,926,444	1.00
Capital Expenditures	0	0	0	0	785,289	0.20
Net Cash Flow	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$31,862,767	$8.12

(1)	Based on the cash flow of the improvements of the OZRE Leased Fee Portfolio Properties. Neither the cash flow nor the improvements are collateral for the OZRE Leased Fee Portfolio Loan.

(2)	Non-Collateral In-Place/Budget based on January 2016 rent roll for tenants at the improvements with vacant units leased-up to assumed market rents and approximately $1.3 million in rent steps through January 2017. Total Recoveries and Total Operating Expenses are based on the borrower’s 2016 budget, inclusive of a 4% management fee. Non-Collateral In-Place/Budget also includes a 15.1% market vacancy adjustment, $1.00 per SF in TI/LCs and $0.20 in Capital Expenditures. Non-Collateral In-Place/Budget excludes ground rent payments due under the Ground Lease.

■	Appraisal. According to the appraisal, the OZRE Leased Fee Portfolio Properties had an “as-is” portfolio appraised value of $250,400,000 as of January 2016, which reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio Properties as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

■	Environmental Matters. The Phase I environmental reports dated September 2015 to January 2016 recommended (i) the development of an in-place asbestos operations and maintenance plan for certain OZRE Leased Fee Portfolio Properties, (ii) the establishment of a reserve account (as described below under “—Escrows”) related to the environmental insurance policy (the “PLL Policy”) (as described below) and (iii) with respect to the 2277 Dabney Road Property (which is subject to a voluntary remediation program), the borrower’s obtaining closure and recording a deed restriction. See “Description of the Mortgage Pool – Environmental Considerations” in the Prospectus.

OZRE LEASED FEE PORTFOLIO

■	Market Overview and Competition. The OZRE Leased Fee Portfolio Properties are located in Virginia, Pennsylvania, New Jersey and North Carolina.

Market Overview(1)

MSA	Submarket	NRA	In-Place Rent(2)	Market Rent(3)	In-Place Vacancy(2)	Market Vacancy

Raleigh / Durham, NC	RTP / RDU	57,245	$17.64	$19.95	4.4%	12.8%
Philadelphia	North Burlington County	556,278	$10.83	$13.19	15.8%	9.6%
Philadelphia	Plymouth Mtg. / Blue Bell	369,874	$19.54	$22.50	6.5%	11.2%
Philadelphia	Horsham / Willow Grove	145,955	$11.38	$22.75	16.1%	11.2%
Philadelphia	King of Prussia / Wayne	96,909	$16.39	$25.47	28.9%	11.2%
Washington, DC	Fairfax Center	336,967	$22.37	$28.12	21.9%	15.5%
Richmond VA	Innsbrook	185,735	$20.11	$18.84	8.5%	9.0%
Richmond VA	Midlothian Corridor	985,485	$14.53	$16.06	7.9%	8.6%
Richmond VA	Scott’s Add / West End Ind	641,819	$7.02	$6.86	0.7%	6.5%
Richmond VA	Glenside / Broad St.	421,612	$17.66	$17.96	7.7%	9.0%
Richmond VA	West End	128,301	$15.22	$15.41	4.6%	9.0%
Total / Wtd Avg.		3,926,180	$14.52	$16.64	9.6%	9.5%

(1)	Source: Appraisals.

(2)	Based on in-place triple-net lease rent for tenants occupying space at the improvements and in-place vacancy for the improvements, which are not collateral for the OZRE Leased Fee Portfolio Loan Combination.

(3)	Based on the appraisals’ concluded market rent for the improvements at the OZRE Leased Fee Portfolio Properties.

■	The Borrower. The borrower, Map Fee Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the OZRE Leased Fee Portfolio Loan. The sponsors of the borrower and non-recourse carveout guarantors are Och-Ziff Real Estate Fund III L.P., Och-Ziff Real Estate Parallel Fund III A, L.P., Och-Ziff Real Estate Parallel Fund III B, L.P., Och-Ziff Real Estate Parallel Fund III D, L.P. and Och-Ziff Real Estate Parallel Fund III E, L.P. (collectively, the “OZRE III Funds”) on a joint and several basis.

The OZRE III Funds are controlled by a single general partner, Och-Ziff Real Estate Capital III, L.P. (“Och-Ziff Real Estate”), which is an affiliate of one of the largest alternative asset managers in the world (“Och-Ziff”). As of December 31, 2015, Och-Ziff had $45.5 billion of assets under management with approximately $2.0 billion in real estate funds. Och-Ziff Real Estate was founded by Steven E. Orbuch to make investments in real estate and real estate related assets. Och-Ziff Real Estate has acquired over $5 billion of real estate assets including eight million SF of office and industrial property, over 10,000 multifamily and senior housing units, 7,000 hotel rooms and seven million SF of retail assets throughout the United States.

■	Escrows. Upon the occurrence of a Ground Lease Termination, the borrower will be required to deposit an amount equal to $65,503 into a replacement reserve account and an amount equal to $327,392 into a tenant improvements and leasing commissions reserve account.

In the event that the Ground Lease Trigger Period (as defined below) has commenced and is continuing and the Ground Lessee is not paying taxes and/or insurance premiums (or otherwise self-insuring) as required under the Ground Lease, the borrower will be required to deposit one-twelfth of the annual taxes and/or one-twelfth of the insurance premiums necessary to bind coverage required by the OZRE Leased Fee Portfolio Loan documents (in each case, as determined by the lender) into a tax and insurance reserve account.

If the Ground Lease has been partially terminated as described below under “—Ground Lease”, and the related severed lease is subject to a Ground Lease Termination, the borrower is required to deposit an allocated amount to each reserve described above that corresponds to the OZRE Leased Fee Portfolio Property demised by such severed lease.

If at any time all or any portion of the improvements to any OZRE Leased Fee Portfolio Property becomes subject to one or more leases to a tenant that leases 20% or more of the aggregate net rentable square footage or in-place rents of the improvements at the OZRE Leased Fee Portfolio Properties as a whole, the borrower will be required to deposit all excess cash flow with the lender to be used to pay any reimbursement costs associated

OZRE LEASED FEE PORTFOLIO

with re-tenanting such space, commencing on (i) the date that is 30 days from the date such tenant ceases operations at its leased premises, (ii) the date such tenant provides notice to vacate or not renew its lease or (iii) the date such tenant is involved in a bankruptcy action.

In the event that as of March 5, 2022, the borrower has not paid the premium required to extend the PLL Policy for three additional years, the borrower is required to deposit $26,019 each month for 12 months (commencing March 6, 2022), into a lender-controlled escrow account (the “PLL Policy Escrow”), which amount may be used to pay premium amounts due in connection with the extension of the PLL Policy to allow for the reporting of claims for an additional three years.

■	Lockbox and Cash Management. The OZRE Leased Fee Portfolio Loan Combination is structured with a hard lockbox and in place cash management. Pursuant to the Ground Lease, the Ground Lessee is required to make monthly rent payments into the lender controlled lockbox account, which payments will be transferred on the next business day to the lender controlled cash management account. On each due date, any amounts remaining after payment of debt service and required reserves will be transferred to the borrower. During the continuance of a Cash Trap Period, all excess cash will be swept into an excess cash flow reserve and held by the lender as additional collateral for the OZRE Leased Fee Portfolio Loan Combination.

A “Cash Trap Period” will occur (i) during any event of default, (ii) during any bankruptcy action of the borrower, guarantor, or property manager or (iii) during a Ground Lease Trigger Period.

A “Ground Lease Trigger Period” will occur (i) upon an event of default under the Ground Lease (or a severed ground lease, if applicable), (ii) upon the Ground Lessee’s delivery of written notice of its intention to terminate the Ground Lease (or a severed ground lease, if applicable), other than in connection with a partial release effectuated in accordance with the terms of the OZRE Leased Fee Portfolio Loan Combination documents, (iii) upon the institution of legal action by the borrower or the Ground Lessee seeking to terminate or cancel the Ground Lease (or any severed ground lease, if applicable) without lender consent, (iv) upon a Ground Lease Termination or (v) upon the occurrence of any bankruptcy action with respect to the Ground Lessee.

A “Ground Lease Termination” will exist when (a) the Ground Lease (or any severed ground lease, if applicable) has been terminated, cancelled or otherwise ceases to remain in full force and effect as to any portion of the OZRE Leased Fee Portfolio Properties, other than in connection with a partial release, and/or (b) title to and/or possession of all or any portion of the improvements has been returned to or otherwise acquired by the borrower.

■	Property Management. The OZRE Leased Fee Portfolio Properties are self-managed by the borrower. The improvements located at the OZRE Leased Fee Portfolio Properties are managed by Brandywine, pursuant to an agreement between Brandywine and the Ground Lessee. Brandywine is one of the largest, full-service, integrated real estate companies in the country. Founded in 1994 and based in Radnor, Pennsylvania, Brandywine is organized as a real estate investment trust which invests in office, mixed-use, and industrial properties. As of June 30, 2015, Brandywine owned 199 properties (the OZRE Leased Fee Portfolio Properties account for 33.7% of such properties), including 167 office properties and 20 industrial facilities, containing an aggregate of approximately 25.1 million net rentable SF.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Ground Lease. The OZRE Leased Fee Portfolio Properties are subject to a Ground Lease, which was executed at origination of the OZRE Leased Fee Portfolio Loan Combination (the “Ground Lease”). The Ground Lessee is 50% owned by but not day-to-day controlled by affiliates of the borrower and 50% owned by and day-to-day controlled by Brandywine Realty Trust (“Brandywine”). See “—Property Management” above for additional information relating to Brandywine.

At origination, the borrower delivered a true lease opinion with respect to the Ground Lease. With respect to the OZRE Leased Fee Portfolio Properties located in Virginia, Pennsylvania and North Carolina, the Ground Lease has a term of 99 years with a lease expiration date of February 3, 2115 and with respect to the OZRE Leased Fee Portfolio Properties located in New Jersey, the Ground Lease has a term of 98 years with a lease expiration of February 3, 2114. Annual ground rent is currently $11,894,564 with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by the consumer price index escalation for the most recent 12-month period, subject to lender approval.

OZRE LEASED FEE PORTFOLIO

The Ground Lessee has a one-time option to purchase the borrower’s leased fee interests effective February 4, 2026 at a price to be determined at the then prevailing fair market value (based on criteria specified in the Ground Lease), subject to a floor of $330.0 million. The OZRE Leased Fee Portfolio Loan Combination is required to be paid in full prior to the exercise of the purchase option.

The Ground Lessee has the right to voluntarily transfer less than all of its leasehold interest in one or more OZRE Leased Fee Portfolio Properties to a third party and to cause those transferred OZRE Leased Fee Portfolio Properties to be removed from the Ground Lease, and to be instead demised under an identical new ground lease between that third party, as Ground Lessee, and the borrower, as ground lessor. Any such transfer is subject to the borrower’s consent (which may not be unreasonably withheld, except that the borrower may withhold its consent in its sole and absolute discretion if the transfer: (i) would be to a person who violates OFAC or similar representations or who does not possess experience owning and operating properties like the Ground Lease substantially equivalent to that of the Ground Lessee, or (ii) would result in the ratio of net operating income from the OZRE Leased Fee Portfolio Properties subject to the Ground Lease (following such transfer) or the new lease, respectively, when compared to the rent payable under such lease, to be less than 1.75x, as determined by the borrower). The OZRE Leased Fee Portfolio Loan agreement provides for lender consent to any transfers which require the consent of the borrower. Any involuntary transfer of the leasehold estate which occurred due to a foreclosure or similar remedial action by the leasehold lender, or the first voluntary transfer by such lender following acquisition of title, or any severed lease created in connection therewith, is permitted without the consent of the borrower. The Ground Lessee has pledged its interest as security for an unrelated loan.

■	Release of Collateral. Any time during the term of the OZRE Leased Fee Portfolio Loan Combination, the borrower may obtain the release of an individual OZRE Leased Fee Portfolio Property if, among other requirements, (i) the debt service coverage ratio as calculated under the OZRE Leased Fee Portfolio Loan documents after the release is at least the greater of (a) 1.55x (the debt service coverage ratio based on the year one ground rent payment) and (b) the debt service coverage ratio immediately prior to such release, (ii) the debt yield as calculated under the OZRE Leased Fee Portfolio Loan documents after the release is at least the greater of (a) 6.77% (the debt yield based on the year one ground rent payment) and (b) the debt yield immediately preceding such release, and (iii) the borrower partially prepays the OZRE Leased Fee Portfolio Loan Combination in an amount equal to the applicable Release Amount, together with the applicable yield maintenance premium.

The “Release Amount” means (i) with respect to each of the 300 Arboretum Place, 6802 Paragon Place, 6800 Paragon Place, 7501 Boulder View Drive, 2100 West Laburnum Avenue, 7300 Beaufont Springs Drive, 4870 Sadler Road, 12015 Lee Jackson Memorial Highway, 6806 Paragon Place, 4880 Sadler Road, 7401 Beaufont Springs Drive, 4805 Lake Brook Drive and 4401 Fair Lakes Court Properties, 125% of the related allocated loan amount and (ii) with respect to any other release, 105% of the related allocated loan amount, or if prior release prices paid are greater than or equal to $17,575,000 in the aggregate, 120% of the related allocated loan amount.

■	Terrorism Insurance. The borrower is required to maintain insurance for, among other forms of coverage, terrorism and acts of terrorism, subject to certain conditions under the related OZRE Leased Fee Portfolio Loan documents, so long as the lender determines that either (i) prudent owners of real estate comparable to the OZRE Leased Fee Portfolio Properties are maintaining same or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

MARINERS BALLROOM
LOWER LEVEL
FOOT BRIDGE TO BEACH
PACIFIC COAST HIGHWAY
BEACH AMENITIES
WATERTABLE
Camp Hyatt
PACIFIC WATERS Spa
AESTHETYX
TOES ON THE NOSE
PET FRIENDLY AREAS

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT.
DOWNTOWN HUNTINGTON BEACH
Huntington Beach
Hyatt Regency Huntington Beach Resort & Spa
21500 Pacific Coast Highway
Huntington Beach, CA 92648
PACIFIC OCEAN
Pacific City
(191,000 SQ FT Retail)
(165 Room Hotel)
(516 Unit Condominiums)
Retail Development
Hotel Development
Hilton Waterfront Beach Hotel
Surf City Beach Cottages
Manning Park
Huntington State Beach
Huntington Beach Pier
Duke's Huntington Beach
Savannah at the Beach
Huntington Beach Community Services
PACIFIC COAST HIGHWAY
HUNTINGTON BEACH BIKE TRAIL
Cucina Alessa
Steve's Liquor Market
Jax Bicycle Center
Electric Chair
Sushi On Fire
Beach Front 301
Avila's El Ranchito
Bulldog Lounge
Hurricane Bar & Grill
Pete's Mexican Food
Luggatti's Italian Grill
Sanchos Tacos
The Strand
Skechers USA
Huntington Beach Beer
BJ's Restaurant
Jack's Surfboards
Johnny Rockets
Gallagher's Pub & Grill
Fred's Mexican Cafe
Spark Woodfire Grill
FRANKFORT AVE
ELMIRA AVE
DETROIT AVE
CHICAGO AVE
BALTIMORE AVE
ATLANTA AVE
BEACHCOMBER DR
CORAL LN
BLUE FIN
DRIFTWOOD DR
PACIFIC VIEW AVE
MAIN ST
LAKE ST
HUNTINGTON ST
CALIFORNIA ST
DELAWARE ST
SUNDOWN LN
POOLSIDE LN
COAST WATCH LN
PECAN AVE
OLIVE AVE
ORANGE AVE
WALNUT AVE
8TH ST
7TH ST
6TH ST
5TH ST
2ND ST
1ST ST
4TH ST
Burbank
Pasadena
Glendale
Azusa
Arcadia
Irwindale
Beverly Hills
West Hollywood
Alhambra
Santa Monica
Los Angeles
DTLA
Monterey Park
West Covina
Walnut
Culver City
Montebello
Industry
Vernon
Marina Del Rey
LAX
South Gate
Whittier
Downey
Santa Fe Springs
La Habra
El Segundo
Brea
Norwalk
Manhattan Beach
Lynwood
Fullerton
Carson
Lakewood
Cerritos
Torrance
LGB
Buena Park
Anaheim
Cypress
Lomita
Long Beach
Garden Grove
Rancho Palos Verdes
Seal Beach
Westminster
Santa Ana
San Pedro Bay
Huntington Beach
Fountain Valley
SNA
Costa Mesa
Newport Beach

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Huntington Beach, California	Cut-off Date Principal Balance(2)		$54,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$386,847.20
Size (Rooms)	517	Percentage of Initial Pool Balance		7.1%
Total TTM Occupancy as of 12/31/2015	83.5%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 12/31/2015	83.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / 2009-2015	Mortgage Rate		5.07000%
Appraised Value	$367,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		48
Underwritten Revenues	$88,435,908
Underwritten Expenses	$62,406,949	Escrows
Underwritten Net Operating Income (NOI)	$26,028,959
Underwritten Net Cash Flow (NCF)	$22,537,164		Upfront	Monthly
Cut-off Date LTV Ratio(1)	54.4%	Taxes	$898,739	$299,580
Maturity Date LTV Ratio(1)	49.2%	Insurance	$743,645	$63,174
DSCR Based on Underwritten NOI / NCF(1)	2.00x / 1.74x	FF&E(3) (4)	$9,300,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 11.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$200,000,000	99.9%	Loan Payoff	$102,519,949	51.2%
Other Sources	136,576	0.1	Principal Equity Distribution	77,797,460	38.9
			Reserves	10,942,384	5.5
			Other Uses(5)	7,900,000	3.9
			Closing Costs	976,782	0.5
Total Sources	$200,136,576	100.0%	Total Uses	$200,136,576	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination.

(2)	The Hyatt Regency Huntington Beach Resort & Spa Loan has an outstanding principal balance as of the Cut-off Date of $54,000,000 and represents the controlling note A-1-1 of the $200,000,000 Hyatt Regency Huntington Beach Resort & Spa Loan Combination, which is evidenced by six pari passu notes. The related companion loans are evidenced by (i) the non-controlling note A-1-2 (with an outstanding principal balance as of the Cut-off Date of $6,000,000), which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions, (ii) the non-controlling note A-2 (with an outstanding principal balance as of the Cut-off Date of $40,000,000), which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-3 (with an outstanding principal balance as of the Cut-off Date of $40,000,000), which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions, (iv) the non-controlling note A-4 (with an outstanding principal balance as of the Cut-off Date of $50,000,000), which is currently held by UBS Real Estate Securities Inc. and expected to be contributed to one or more future commercial mortgage securitization transactions, and (v) the non-controlling note A-5 (with an outstanding principal balance as of the Cut-off Date of $10,000,000), which is currently held by UBS Real Estate Securities Inc. and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	The $9,300,000 for FF&E is held by the Hyatt Manager (as defined below) in an account in which the lender has a perfected security interest. See “—Escrows” below.

(4)	The monthly FF&E reserve is one-twelfth of 4.0% of total revenue, however the requirement to fund the FF&E reserve on each monthly payment due date is waived per the terms of the Hyatt Regency Huntington Beach Resort & Spa Loan agreement under certain conditions. See “—Escrows” below.

(5)	Other Uses of $7,900,000 represents the borrower’s purchase of the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property was previously encumbered by a ground lease.

■	The Mortgage Loan. The mortgage loan (the “Hyatt Regency Huntington Beach Resort & Spa Loan”) is part of a loan combination (the “Hyatt Regency Huntington Beach Resort & Spa Loan Combination”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 517-room full service hotel located in Huntington Beach, California (the “Hyatt Regency Huntington Beach Resort & Spa Property”). The Hyatt Regency Huntington Beach Resort & Spa Loan, which is evidenced by note A-1-1 and represents the controlling interest in the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, had an original principal balance of $54,000,000, has an outstanding principal balance as of the Cut-off Date of $54,000,000 and represents approximately 7.1% of the Initial Pool Balance. The related companion loans (the “Hyatt Regency Huntington Beach Resort & Spa Companion Loans”) had an aggregate original principal balance of $146,000,000, have an outstanding principal balance as of the Cut-off Date of $146,000,000 and are evidenced by (i) the non-controlling notes A-1-2, A-2 and A-3, which are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future commercial mortgage securitization transactions and (ii) the non-controlling notes A-4 and A-5, which are currently held by UBS Real Estate Securities Inc. and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Hyatt Regency Huntington Beach Resort & Spa Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and UBS Real Estate Securities Inc. on April 27, 2016, had an original principal balance of $200,000,000, has an outstanding principal balance as of the Cut-off Date of $200,000,000 and accrues interest at an interest rate of 5.07000% per annum. The proceeds of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination were primarily used to refinance the existing debt on the Hyatt Regency Huntington Beach Resort & Spa Property, return equity to the borrower sponsor, fund reserves, acquire the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property and pay origination costs. The previous mortgage loan secured by the Hyatt Regency Huntington Beach Resort & Spa Property was included in the JPMCC 2006-LDP7 securitization trust.

The Hyatt Regency Huntington Beach Resort & Spa Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Hyatt Regency Huntington Beach Resort & Spa Loan requires

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

interest only payments on each due date through and including the due date occurring in May 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Hyatt Regency Huntington Beach Resort & Spa Loan is the due date in May 2026. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, at any time after the earlier of the third anniversary of origination of the Hyatt Regency Huntington Beach Resort & Spa Loan and the second anniversary of the securitization of the last portion of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, the Hyatt Regency Huntington Beach Resort & Spa Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Hyatt Regency Huntington Beach Resort & Spa Loan documents. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, voluntary prepayment of the Hyatt Regency Huntington Beach Resort & Spa Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in February 2026.

■	The Mortgaged Property. The Hyatt Regency Huntington Beach Resort & Spa Property is a 517-room, full service hotel located on approximately 15.1 acres in Huntington Beach, California. The Hyatt Regency Huntington Beach Resort & Spa Property consists of two main buildings, the hotel and the conference center, which were constructed in 2003 and underwent renovations totaling approximately $24.0 million from 2009 to 2015. Of the 517 guestrooms, 57 are suites ranging in size from 888 SF to 2,515 SF. All guestrooms include a balcony or patio. There are 990 on-site parking spaces located in a two-level subterranean parking garage located beneath the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property is directly connected to the beachfront of Huntington Beach by a pedestrian bridge which extends over the Pacific Coast Highway.

Meeting space at the Hyatt Regency Huntington Beach Resort & Spa Property is approximately 112,000 SF, including a 20,000 SF grand ballroom with Pacific Ocean views and a maximum capacity of over 2,000 people, as well as two additional ballrooms with Pacific Ocean views and a maximum capacity ranging from 366 to 677 people. In addition to multiple ballrooms, the Hyatt Regency Huntington Beach Resort & Spa Property contains meeting and boardroom space for smaller groups and approximately 40,000 SF of outdoor function space.

The Hyatt Regency Huntington Beach Resort & Spa Property contains six restaurants including Watertable, which received an Open Table Diners’ Choice Award as one of the Top 100 Best Restaurants in America. Watertable formerly operated as The Californian before The Californian was closed and fully renovated between November 2013 and April 2014. Over $4.5 million was spent on renovating and converting The Californian into Watertable and increasing the restaurant’s capacity from 150 to 250 seats. In 2012, The Californian had revenues of approximately $2.0 million. After reopening as Watertable, the restaurant had revenues of approximately $5.6 million in 2015.

Pacific Waters Spa, located at the Hyatt Regency Huntington Beach Resort & Spa Property, is a 20,000 SF spa available to both hotel guests and non-guests. The spa features 17 treatment rooms in addition to outdoor private treatment areas, a dry sauna, a steam room, men’s and women’s lounges with private whirlpools, waterfall showers, a fitness center and a full service salon. Recreational facilities at the Hyatt Regency Huntington Beach Resort & Spa include a lagoon-style swimming pool and a separate water playground featuring three water slides, a hot tub and a children’s pool.

Hyatt Hotels Corporation owns a 40% indirect ownership interest in the borrower. Thus, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The Hyatt Regency Huntington Beach Resort & Spa Property instead operates under a management agreement with Hyatt Corporation which expires in December 2028 and has one five-year renewal option remaining (such agreement, the “Hyatt Management Agreement”).

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency Huntington Beach Resort & Spa Property and its competitive set, as provided in a third-party industry travel research report for the Hyatt Regency Huntington Beach Resort & Spa Property:

Historical Statistics

	Hyatt Regency Huntington Beach Resort & Spa Property(1)			Competitive Set(2)			Penetration(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	73.4%	$211.18	$154.91	59.5%	$220.75	$131.25	123.4%	95.7%	118.0%
2012	75.9%	$219.51	$166.70	63.9%	$229.06	$146.35	118.9%	95.8%	113.9%
2013	77.2%	$233.14	$179.92	68.4%	$208.54	$142.62	112.8%	111.8%	126.2%
2014	83.4%	$247.21	$206.10	72.3%	$212.91	$153.93	115.3%	116.1%	133.9%
2015	83.5%	$260.59	$217.50	72.9%	$224.74	$163.86	114.5%	116.0%	132.7%

(1)	As provided by the borrower.
(2)	Source: industry travel research report.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency Huntington Beach Resort & Spa Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per Room
Room Revenue	$33,951,287	$38,892,228	$41,155,432	$41,155,432	$79,604
Food & Beverage Revenue	29,359,486	35,702,200	38,650,718	38,650,718	74,760
Other Revenue(2)	7,470,962	8,682,344	8,448,331	8,629,758	16,692
Total Revenue	$70,781,735	$83,276,772	$88,254,481	$88,435,908	$171,056

Room Expense	$9,428,529	$10,934,411	$10,884,686	$10,884,686	$21,054
Food & Beverage Expense	19,920,331	23,973,352	25,639,989	25,639,989	49,594
Other Expense	2,521,073	2,940,575	3,291,782	3,286,142	6,356
Total Departmental Expense	$31,869,933	$37,848,338	$39,816,457	$39,810,817	$ 77,004
Total Undistributed Expense	17,064,467	18,437,251	18,894,270	18,909,767	36,576
Total Fixed Charges	3,013,600	3,179,772	3,238,484	3,686,365	7,130
Total Operating Expenses	$51,948,000	$59,465,361	$61,949,211	$62,406,949	$120,710

Net Operating Income	$18,833,735	$23,811,411	$26,305,270	$26,028,959	$50,346
FF&E	3,539,087	4,163,839	4,412,724	3,491,795	6,754
Net Cash Flow	$15,294,648	$19,647,573	$21,892,546	$22,537,164	$43,592

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists primarily of parking fees, resorts fees, health club, spa and fitness center revenue, and revenue generated from three third-party tenant leases related to 5,845 SF of retail space at the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Appraisal. According to the appraisal, the Hyatt Regency Huntington Beach Resort & Spa Property had an “as-is” appraised value of $367,900,000 as of March 18, 2016 and is expected to have an “as stabilized” appraised value of $383,500,000 as of March 18, 2018. The “as stabilized” appraised value of $383,500,000 reflects the appraiser’s assumption of stabilized occupancy of 84.0% and stabilized ADR of $285.89.

■	Environmental Matters. According to the Phase I environmental report, dated January 20, 2016, there were no recognized environmental conditions or recommendations for further action at the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Market Overview and Competition. The Hyatt Regency Huntington Beach Resort & Spa Property is located in Huntington Beach, Orange County, California, approximately 35 miles southeast of Los Angeles International Airport, 21 miles southwest of Anaheim, California and 5 miles north of Newport Beach, California. According to the U.S. Census Bureau, as of July 2015, Orange County was the sixth most populous county in the United States. According to the appraisal, the 2015 population within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was 13,036, 104,896 and 277,280, respectively. According to the appraisal, 2015 estimated average household income within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was $106,813, $115,117 and $104,743, respectively. Tourism

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

is one of the leading industries in Huntington Beach, with the city reporting approximately 11.0 million visitors annually. Nicknamed “Surf City, USA”, Huntington Beach has access to 9.5 miles of Pacific Ocean beachfront which attracts surfers from around the world. Popular tourist destinations in the area include Disneyland, Knott’s Berry Farm, Newport Beach, Fashion Island Shopping Center and Laguna Beach.

According to the city of Huntington Beach, there are over 650 industrial businesses located in Huntington Beach including Boeing, Quicksilver, Cambro Manufacturing, and C&D Aerospace. Orange County is also the headquarters of several Fortune 1,000 companies including Ingram Micro, First American Corporation and Broadcom, as well as the regional headquarters for international businesses such as Mazda, Toshiba, Toyota and Samsung. According to the appraisal, the Hyatt Regency Huntington Beach Resort & Spa Property had a meeting and group penetration factor of approximately 130.0% in 2015, as a result of having a large number of guestrooms, the largest concentration of meeting and group space in the area, expansive grounds and the ability to utilize the beach area for activities.

The appraiser identified seven properties with varying degrees of competitiveness to the Hyatt Regency Huntington Beach Resort & Spa Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hyatt Regency Huntington Beach Resort & Spa Property.

Hyatt Regency Huntington Beach Resort & Spa Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Distance (in miles)	Transient Demand	Meeting & Group Demand	Appraiser’s Estimated 2015 Occupancy	Appraiser’s Estimated 2015 ADR	Appraiser’s Estimated 2015 RevPAR
Hyatt Regency Huntington Beach Resort & Spa	2003	517	—	55%	45%	83.5%(2)	$261(2)	$217.50(2)
Kimpton Shorebreak Hotel	2009	157	1.0	75%	25%	80.0%	$220	$176.00
Hilton Huntington Beach Waterfront	1990	290	0.3	75%	25%	80.0%	$240	$192.00
Balboa Bay Resort	2003	159	5.0	70%	30%	75.0%	$200	$150.00
Marriott Newport Beach Hotel & Spa	1975	532	7.0	65%	35%	75.0%	$185	$138.75
Marriott Laguna Cliffs Resort & Spa	1987	378	22.0	60%	40%	75.0%	$215	$161.25
Omni La Costa Resort & Spa	1965	607	57.0	60%	40%	70.0%	$275	$192.50
Loews Coronado Bay Resort	1991	439	81.0	60%	40%	80.0%	$210	$168.00
Total / Wtd. Average		3,079		63%	37%	76.9%	$230	$177.00

(1)	Source: Appraisal.

(2)	As provided by the borrower.

■	The Borrower. The borrower is PCH Beach Resort, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the conversion of the borrower into a Delaware limited liability company that occurred shortly after origination of the Hyatt Regency Huntington Beach Resort & Spa Loan. The non-recourse carveout guarantors are Hyatt Hotels Corporation (which owns a 40% indirect ownership interest in the borrower), Robert L. Mayer Jr., Mayer Financial, L.P. and Grand Resort, LLC.

Hyatt Hotels Corporation (NYSE: H, rated Baa2/BBB by Moody’s/S&P) is a global hospitality company with a 59- year history in developing, owning, operating, managing, franchising and licensing hotels, resorts, branded residences and vacation ownership properties. As of March 31, 2016, Hyatt Hotels Corporation’s worldwide portfolio consisted of 652 properties in 53 countries. For the year ended December 31, 2015, Hyatt Hotels Corporation’s reported revenue and adjusted EBITDA were approximately $4.3 billion and $727 million, respectively. As the Hyatt Regency Huntington Beach Resort & Spa Property is managed by Hyatt Corporation, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The management agreement with Hyatt Corporation expires in December 2028 and has one five-year renewal option remaining.

Robert L. Mayer, Jr. is the Chairman and Chief Operating Officer of The Robert Mayer Corporation. The Robert Mayer Corporation has been involved in the financing and development of more than 25,000 residential units and the construction and operation of fourteen hotels including the Hyatt Regency Huntington Beach Resort & Spa Property and the Hilton Huntington Beach Waterfront Resort located adjacent to the Hyatt Regency Huntington Beach Resort & Spa Property.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

■	Escrows. On the origination date, the borrower funded aggregate reserves of $10,942,384 with respect to the Hyatt Regency Huntington Beach Resort & Spa Property, comprised of (i) $9,300,000 for FF&E (which is held by the Hyatt Manager (as defined below)), (ii) $898,739 for real estate tax expenses and (iii) $743,645 for insurance expenses.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates (initially $299,580) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates (initially $63,174) will be necessary to pay insurance over the then succeeding 12-month period and (iii) a reserve for FF&E, in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the Hyatt Manager on account of FF&E under the Hyatt Management Agreement.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2016 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in May 2017 and on each monthly payment date falling in each subsequent May thereafter. Notwithstanding anything in the Hyatt Regency Huntington Beach Resort & Spa Loan documents to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Hyatt Regency Huntington Beach Resort & Spa Loan documents upon 30 days’ notice to the borrower if (1) a Hyatt Regency Huntington Beach Resort & Spa Trigger Period is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Hyatt Regency Huntington Beach Resort & Spa Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the Hyatt Management Agreement and/or set forth in any amendment to the most recently determined approved annual budget.

Provided no event of default has occurred and is continuing, the requirement to fund the FF&E reserve on each due date will be waived, provided that Hyatt Corporation reserves funds for FF&E that will be required to be made to the Hyatt Regency Huntington Beach Resort & Spa Property during each calendar year in a manner substantially consistent with the requirements for FF&E set forth in the Hyatt Management Agreement. The lender has a perfected security interest in the FF&E reserve account held by the Hyatt Manager, which security interest is subject to the Hyatt Manager’s right to use this reserve as described in the Hyatt Management Agreement.

On each due date (other than a monthly payment date on which sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall (a “Deposit Shortfall”), projected as the monthly payment dates in November and December in 2016) the borrower is required to fund a Seasonality Reserve Monthly Deposit (as defined below) until such time as the seasonality reserve funds deposited for the calendar year equals or exceeds 100% of the aggregate Negative Monthly Amounts (as defined below) for that calendar year based on the then current approved annual budget. The “Seasonality Reserve Monthly Deposit” equals 100% of the quotient of (x) the aggregate Negative Monthly Amounts for the 12 month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then current approved annual budget to be adjusted annually on January 1 of each calendar year. The “Negative Monthly Amount” means, with respect to any due date, the amount, if any, by which operating income for the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar month is insufficient to establish a debt service coverage ratio for the applicable month of 1.10x based on the then current approved annual budget to be adjusted annually on January 1 of each year. If at any time the lender reasonably determines that the amount on deposit in the seasonality reserve account will be insufficient to fund the actual or anticipated aggregate cash management account shortfalls expected to be incurred (such amount, the “Aggregate Shortfall”), the borrower is required to deposit with the lender an amount equal to the Aggregate Shortfall.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

Provided that no event of default (except any event of default which would be satisfied by the disbursement from the seasonality reserve account) has occurred and is continuing, if, on the due dates where a Deposit Shortfall is projected (projected as the monthly payment dates in November and December 2016), sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall, the lender is required to disburse a portion of the seasonality reserve funds in an amount equal to the applicable shortfall into the cash management account to be disbursed in accordance with the cash management waterfall. See “—Lockbox and Cash Management” below.

■	Lockbox and Cash Management. The Hyatt Regency Huntington Beach Resort & Spa Loan is structured with a soft springing lockbox and springing cash management. Provided no Hard CM Trigger (as defined below) has occurred, all hotel revenue is collected by the Hyatt Manager and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The lender has a perfected security interest in the Hotel Operating Account. Provided no event of default has occurred and the Hyatt Management Agreement is in full force and effect, the Hyatt Manager is required to pay all operating expenses from the Hotel Operating Account pursuant to the Hyatt Management Agreement and deposit such funds necessary to maintain the $1,500,000.00 minimum working capital balance required under the Hyatt Management Agreement. All remaining sums are remitted to the lender-controlled lockbox account prior to the 15th day of each month. Upon the occurrence and during the continuance of an event of default, provided (1) the Hyatt Management Agreement is in full force and effect, (2) the Hyatt Manager continues to be the property manager, and (3) none of the Hyatt Manager, the related guarantors or any affiliate of the foregoing controls the borrower, the Hyatt Manager is required to make disbursements from the Hotel Operating Account as follows: (a) first, funds sufficient to pay the monthly real estate tax deposit due for the then applicable due date, if any, to the lender; (b) second, funds sufficient to pay the monthly insurance deposit due for the then applicable due date, if any, to the lender; (c) third, to fund all other approved operating expenses per the approved annual budget (including the base management fee associated with the capital management of the Hyatt Regency Huntington Beach Resort & Spa Property and a working capital amount approved by the lender in its sole discretion) with monthly comparisons reasonably acceptable to the lender of (x) actual operating expenses paid or reimbursed by or on behalf of the borrower pursuant to the prior distributions under this clause (c), to (y) the approved operating expenses per the approved annual budget for the subject month; and (d) fourth, the balance of all revenue derived from the Hyatt Regency Huntington Beach Resort & Spa Property to the lender-controlled lockbox account. Upon the occurrence and continuance of a Hard CM Trigger, all hotel revenue is required to be deposited directly into the lender-controlled lockbox account.

A “Hard CM Trigger” means the occurrence of either (x) the Hyatt Management Agreement not being in full force and effect or (y) an event of default occurring and continuing and the Hyatt Manager, Hyatt Hotels Corporation or any affiliate of the foregoing controlling the borrower. All amounts in the lender-controlled lockbox account are swept daily into the lender’s cash management account.

Provided no event of default is continuing, on each due date, the lender is required to disburse funds in the cash management account in the following amounts and order of priority: (i) first, to make the monthly reserve deposit for real estate taxes; (ii) second, to make the monthly reserve deposit for insurance premiums; (iii) third, to pay any default interest and late payment charges; (iv) fourth, to pay the monthly debt service amount; (v) fifth, to make the monthly reserve deposit for FF&E (assuming the Hyatt Manager is not holding the FF&E reserve); (vi) sixth, to make the seasonality reserve monthly deposit; (vii) seventh, to pay any other amounts due and owing to the lender; (viii) eighth, to pay for operating expenses for the applicable month; and (ix) ninth, all amounts remaining are required (a) to the extent that a Hyatt Regency Huntington Beach Resort & Spa Trigger Period has occurred and is continuing, to be deposited into the excess cash flow account to be held as additional cash collateral for the Hyatt Regency Huntington Beach Resort & Spa Loan and (b) to the extent that no Hyatt Regency Huntington Beach Resort & Spa Trigger Period exists, to be disbursed to the borrower.

A “Hyatt Regency Huntington Beach Resort & Spa Trigger Period” means (a) a period commencing upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default and continuing until the cure of such event of default, (b) a period commencing when the debt service coverage ratio is less than 1.30x and continuing until the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters, (c) the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period, (d) a period commencing upon the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event and continuing until the Hyatt Management Agreement is

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents, or (e) commencing upon the bankruptcy of the property manager and continuing until such property manager is replaced in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default by the borrower under the Hyatt Management Agreement (other than de minimis defaults that do not have a material adverse effect), (ii) the borrower or the Hyatt Manager giving notice that it is terminating the Hyatt Management Agreement, (iii) any termination or cancellation of the Hyatt Management Agreement or the Hyatt Management Agreement expiring or otherwise failing to be in full force and effect, (iv) any bankruptcy or similar insolvency of the Hyatt Manager and (v) the Hyatt Regency Huntington Beach Resort & Spa Property failing to be operated or branded pursuant to the Hyatt Management Agreement; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable of satisfaction of the applicable Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period cure conditions and, to the extent a property improvement plan is required, the deposits of any corresponding amounts into a property improvement plan reserve account to pay for the costs of such plan.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event” means an event which will be deemed to have occurred if the Hyatt Management Agreement is not renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents on or before the date which is 12 months prior to the expiration of the Hyatt Management Agreement.

■	Property Management. The Hyatt Regency Huntington Beach Resort & Spa Property is currently managed by Hyatt Corporation, an affiliate of the borrower (the “Hyatt Manager”). The borrower may not replace Hyatt Corporation as the property manager of the Hyatt Regency Huntington Beach Resort & Spa Property without the lender’s consent. The lender may replace (or require the borrower to replace) the property manager if: (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists a default by the property manager beyond all applicable notice and cure periods under the Hyatt Management Agreement; or (c) the lender is exercising its remedies under the Hyatt Regency Huntington Beach Resort & Spa Loan documents following an event of default.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Huntington Beach Resort & Spa Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Hyatt Regency Huntington Beach Resort & Spa Property for a period continuing from the time of loss until restoration, not to exceed 24 months plus a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $10,000. In the event the Terrorism Risk Insurance Act of 2002, as extended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and as it may be further extended from time to time (“TRIPRA”) or a similar or subsequent statute is not renewed or extended any time during the term, of the Hyatt Regency Huntington Beach Resort & Spa Loan and terrorism coverage is then subject to rating and availability on the open market, the borrower is required to obtain and maintain terrorism coverage for property, loss of rents/business income, general liability and excess liability/umbrella at a cost not to exceed 200% of all the then-current premiums for all coverages required for the Hyatt Regency Huntington Beach Resort & Spa Loan, excluding earthquake and flood if required, for each subsequent policy term (the “Terrorism Cap”) and, if the cost exceeds the Terrorism Cap, the borrower is required to purchase the maximum amount of coverage available with funds equal to the Terrorism Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

ONE HARBOR POINT SQUARE

ONE HARBOR POINT SQUARE

ONE HARBOR POINT SQUARE

One Harbor Point Square
2200 Atlantic Street
Stamford, CT 06902
Stamford
DOWNTOWN
COVE - EAST SIDE - SHIPPAN
WEST SIDE - WATERSIDE - SOUTH END
Stewart B. McKinney Transportation Center
Stamford/Norwalk Judicial District
Village at Stamford Apartments
The Townhouse Apartments
AVA Stamford
ParcGrove Apartments
Ferguson Library
Trump Tower
Sheraton Stamford Hotel
One Landmark Square
BLT Financial Center
Stamford Town Center
Stamford Old Town Hall
Hotel Zero Degrees
Stamford Plaza
Stamford Marriott Hotel & Spa
One Stamford Forum
75 Tresser
UBS Financial Services
Harbor View
Fairway Market Stamford
Metro Center
121 Towne
The Lofts at Yale and Towne
Plaza Business Center
Hilton Stamford Hotel & Executive Meeting Center
Postmark Apartments
Infinity Harbor Point
101 Park Place
Starwood Hotels & Resorts
Woodland Cemetery
East Branch
Long Island Sound
BROAD ST
TRESSER BLVD
WASHINGTON BLVD
ATLANTIC ST
GROVE ST
STAMFORD FORUM
STAMFORD PLZ
N STATE ST
S STATE ST
DOCK ST
W MAIN ST
GREENWICH AVE
PACIFIC ST
DYKE LN
New York
MANHATTAN
QUEENS
BROOKLYN
BRONX
Yonkers
Stamford
Norwalk
Darien
Glen Cove
Port Washington
Huntington Station
Muttontown
East Meadow
Levittown
Jersey City
Fort Lee
Hackensack
Paramus
Mount Vernon
Mamaroneck
Scarsdale
White Plains
Harrison
Tarrytown
Nyack
Nanuet
Spring Valley
New City
Briarcliff Manor
Armonk
Ossining
Chappaqua
LAGUARDIA AIRPORT
JFK INT'L AIRPORT
Long Island Sound
Hudson River
CARTIFACT
MAP © 2016 CARTIFACT · DATA © OSM

ONE HARBOR POINT SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Stamford, Connecticut	Cut-off Date Principal Balance(3)		$41,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$326.31
Size (SF)	251,295	Percentage of Initial Pool Balance		5.4%
Total Occupancy as of 2/1/2016(1)	96.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/1/2016(1)	96.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2011 / NAP	Mortgage Rate		4.69950%
Appraised Value	$119,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	12
Underwritten Revenues	$13,227,054
Underwritten Expenses	$4,741,524	Escrows
Underwritten Net Operating Income (NOI)	$8,485,530		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,892,973	Taxes	$718,539	$119,757
Cut-off Date LTV Ratio(2)	68.8%	Insurance	$30,763	$7,691
Maturity Date LTV Ratio(2)	57.6%	Replacement Reserve	$0	$4,188
DSCR Based on Underwritten NOI / NCF(2)	1.66x / 1.55x	TI/LC	$0	$26,177
Debt Yield Based on Underwritten NOI / NCF(2)	10.3% / 9.6%	Other(4)	$20,165,432	$2,219

	Sources and Uses(5)
Sources	$	%	Uses	$	%
Loan Combination Amount	$82,000,000	82.8%	Loan Payoff	$53,276,047	53.8%
Mezzanine Loan	16,900,000	17.1	Reserves	20,914,734	21.1
Other Sources	175,000	0.2	Principal Equity Distribution	19,676,367	19.9
			Closing Costs(6)	5,207,852	5.3
Total Sources	$99,075,000	100.0%	Total Uses	$99,075,000	100.0%

(1)	The Total Occupancy and Owned Occupancy excludes two retail tenants, Walgreens and William Pitt Sotheby’s International Realty, which are currently in-place tenants but were underwritten as vacant due to both tenants’ leases expiring in December 2016. The Total Occupancy and Owned Occupancy each include an office tenant, Bridgewater Associates, that has executed a lease with a commencement date of March 2016 but has not yet taken occupancy. Additionally, Total Occupancy and Owned Occupancy each include HP Fitness/Exhale Spa, which occupies 10,238 SF but is not obligated to pay rent; the borrower sponsor is obligated to operate this on-site fitness center in association with the Bridgewater Associates lease.
(2)	Calculated based on the aggregate outstanding principal balance of the One Harbor Point Square Loan Combination.
(3)	The One Harbor Point Square Loan, with an outstanding principal balance as of the Cut-off Date of $41,000,000, is evidenced by the controlling note A-1 of the $82,000,000 One Harbor Point Square Loan Combination. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding balance as of the Cut-off Date of $41,000,000, is currently held by German American Capital Corporation or an affiliate and is expected to be contributed to the JPMDB 2016-C2 securitization transaction. See “— The Mortgage Loan” below.
(4)	Upfront other reserves include the following: (i) outstanding tenant improvements ($10,425,850), (ii) free rent ($9,699,890), (iii) a declaration assessment reserve ($24,174) and (iv) a WPCA Assessment Reserve ($15,518). See “— Escrows” below.
(5)	Based on the aggregate original principal balance of the One Harbor Point Square Loan Combination.
(6)	Includes a $3.5 million leasing commission payment related to the Bridgewater Associates lease.

■	The Mortgage Loan. The mortgage loan (the “One Harbor Point Square Loan”) is part of a loan combination (the “One Harbor Point Square Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a condominium unit (the “Master Unit”) within the Harbor Point Planned Community Development in Stamford, Connecticut. The Master Unit consists of a 251,295 SF office and retail building (the “One Harbor Point Square Property”). The One Harbor Point Square Loan, which is evidenced by note A-1 and represents the controlling interest in the One Harbor Point Square Loan Combination, had an original principal balance of $41,000,000, has an outstanding principal balance as of the Cut-off Date of $41,000,000 and represents approximately 5.4% of the Initial Pool Balance. The related companion loan (the “One Harbor Point Square Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the One Harbor Point Square Combination, is currently held by German American Capital Corporation or an affiliate and is expected to be contributed to the JPMDB 2016-C2 securitization transaction. The One Harbor Point Square Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Deutsche Bank AG, New York Branch on April 11, 2016. The One Harbor Point Square Loan Combination had an original principal balance of $82,000,000 and has an outstanding balance as of the Cut-off Date of $82,000,000. The One Harbor Point Square Loan accrues interest at an interest rate of 4.69950% per annum. The proceeds of the One Harbor Point Square Loan Combination were primarily used to refinance the debt on the One Harbor Point Square Property, fund reserves, return equity to the borrower sponsor and pay origination costs.

ONE HARBOR POINT SQUARE

The One Harbor Point Square Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The One Harbor Point Square Loan requires interest only payments for the first 12 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the One Harbor Point Square Loan is May 6, 2026. Voluntary prepayment of the One Harbor Point Square Loan without payment of any prepayment premium is permitted on or after March 6, 2026. Provided no event of default under the One Harbor Point Square Loan Combination documents has occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the One Harbor Point Square Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the One Harbor Point Square Loan Combination documents. The borrower has the right to prepay the One Harbor Point Square Loan in whole, but not in part, on any date before March 6, 2026, provided that the borrower pays a prepayment fee equal to the greater of (i) a yield maintenance premium and (ii) 1% of the principal amount being prepaid.

■	The Mortgaged Property. The One Harbor Point Square Property consists of a 251,295 SF, eight-story Class A, office and retail building located in Stamford, Connecticut and was developed by the borrower sponsor in 2011 as part of the larger Harbor Point Planned Community Development (the “Harbor Point Planned Community”). The One Harbor Point Square Property represents one condominium unit within the Harbor Point Planned Community and 13.58% by ownership share. Total Occupancy and Owned Occupancy at the One Harbor Point Square Property were both 96.3% as of February 1, 2016. The One Harbor Point Square Property is comprised of 223,718 SF of fully occupied office space, 17,339 SF of first floor retail space and a 10,238 SF on-site fitness space. One Harbor Point Square features column free floor plates ranging from 29,000 to 33,000 SF, high ceilings and panoramic views of Stamford and the Long Island Sound.

The office space is 100.0% leased to four tenants. The largest office tenant is Bridgewater Associates (“Bridgewater”), which leases 137,986 SF or 54.9% of the net rentable area (the “NRA”) across five floors through June 2032. Bridgewater’s lease commenced in March 2016 and the tenant anticipates taking occupancy of its space in August 2016. Bridgewater is currently in a free rent period and is required to commence paying rent on June 13, 2017. Bridgewater is one of the largest hedge funds in the world and manages approximately $150 billion in global investments for a wide array of institutional clients, including foreign governments and central banks, corporate and public pension funds, university endowments and charitable foundations. The second largest tenant, Castleton Commodities Int. (“CCI”), leases 26.3% of the NRA across the top two floors through May 2027. CCI, formerly known as Louis Dreyfus Highbridge Energy, is an energy commodity trading company founded in 1997 that is headquartered at the One Harbor Point Square Property. The third largest tenant, MC Credit Partners (“MCCP”), leases 5.9% of the NRA through May 2028. MCCP is currently in a free rent period and is required to commence paying rent on November 15, 2016 with respect to 11,272 SF of the MCCP leased space and to commence paying rent on June 15, 2018 with respect to 3,495 SF of the MCCP leased space. MCCP is a direct lending fund which provides debt capital to middle market companies across industries.

The retail space is occupied by Fortina, Pinot’s Palette, BareBurger, Walgreens and William Pitt Sotheby’s International Realty. Walgreens and William Pitt Sotheby’s International Realty are currently occupying their respective spaces; however, they were underwritten as vacant due to near-term lease expirations. The One Harbor Point Square Property also includes a multi-story atrium entrance, central elevator banks and a parking component with 429 covered parking spaces (1.71 spaces per 1,000 SF).

The One Harbor Point Square Property relies on an insured easement to provide the parking required under certain tenant leases. The One Harbor Point Square Loan documents permit the borrower to terminate the easement provided that certain conditions are met, including that the borrower has entered into a replacement parking easement.

ONE HARBOR POINT SQUARE

The following table presents certain information relating to the major tenants at the One Harbor Point Square Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Bridgewater Associates(3)	NR / NR / NR	137,986	54.9%	$5,795,412	60.1%	$42.00	6/30/2032	2, 5-year options
Castleton Commodities Int.(4)	NR / NR / NR	66,012	26.3	2,696,001	28.0	40.84	5/31/2027	3, 5-year options
MC Credit Partners(5)	NR / NR / NR	14,767	5.9	590,680	6.1	40.00	5/31/2028	2, 5-year options
HP Fitness/Exhale Spa(6)	NR / NR / NR	10,238	4.1	NAP	NAP	NAP	NAP	NA
Waypoint Residential(7)	NR / NR / NR	4,953	2.0	222,885	2.3	45.00	11/30/2022	1, 5-year option
Fortina(8)	NR / NR / NR	3,700	1.5	151,700	1.6	41.00	7/31/2025	1, 10-year option
BareBurger(9)	NR / NR / NR	2,756	1.1	118,508	1.2	43.00	12/31/2024	2, 5-year options
Pinot’s Palette(10)	NR / NR / NR	1,700	0.7	68,000	0.7	40.00	6/30/2024	1, 5-year option
Largest Tenants		242,112	96.3%	$9,643,186	100.0%	$39.83
Vacant Spaces (Owned Space)		9,183	3.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		251,295	100.0%	$9,643,186	100.0%	$39.83

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent per SF for CCI, Waypoint Residential and BareBurger takes into account all applicable rent bumps through January 1, 2017.
(3)	Bridgewater has the right to terminate its lease on the seventh, tenth, eleventh, twelfth, thirteenth and fourteenth anniversary dates of its rent commencement of June 13, 2017 with 12 months’ prior notice and payment of a termination fee. Bridgewater has two, five-year renewal options with 12 months’ prior notice for at least two contiguous full floors at 95% of fair market rent or 90% of fair market rent if 100,000 SF or more is renewed. Bridgewater is not yet in occupancy and anticipates taking occupancy of its space in August 2016. Bridgewater is currently in a free rent period and is required to commence paying rent on June 13, 2017.
(4)	CCI has three, five-year (or one ten-year and one five-year) renewal options with 12 months’ prior notice at 95% of fair market rent.
(5)	MCCP has two, five-year renewal options with nine months’ prior notice at 95% of fair market rent. MCCP is currently in a free rent period and is required to commence paying rent on November 15, 2016 with respect to 11,272 SF of the MCCP leased space and to commence paying rent on June 15, 2018 with respect to 3,495 SF of the MCCP leased space.
(6)	There is no rent or lease associated with the HP Fitness/Exhale Spa space as the borrower sponsor is obligated to operate this on-site fitness center under the Bridgewater lease.
(7)	Waypoint Residential has a termination option effective on the last day of the 60th month following its lease commencement date of August 1, 2015 with 12 months’ prior notice and payment of a termination fee. Waypoint Residential has one, five-year renewal option with 12 months’ prior notice at 95% of fair market rent.
(8)	If Fortina closes for more than 90 days during any 12-month period, the borrower may terminate the lease and the tenant is obligated to pay the unamortized tenant improvements, leasing commissions and attorney fees.
(9)	If BareBurger closes for more than 90 days during any 12-month period, the borrower may terminate the lease and the tenant is obligated to pay the unamortized tenant improvements, leasing commissions and attorney fees.
(10)	If Pinot’s Palette closes for more than 90 days during any 12-month period, the borrower may terminate the lease and the tenant is obligated to pay the unamortized tenant improvements, leasing commissions and attorney fees.

The following table presents the lease rollover schedule at the One Harbor Point Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	4,953	2.0	2.0%	222,885	2.3	45.00	1
2023	0	0.0	2.0%	0	0.0	0.00	0
2024	4,456	1.8	3.7%	186,508	1.9	41.86	2
2025	3,700	1.5	5.2%	151,700	1.6	41.00	1
2026	0	0.0	5.2%	0	0.0	0.00	0
2027 & Thereafter(2)	229,003	91.1	96.3%	9,082,093	94.2	39.66	3
Vacant(3)	9,183	3.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	251,295	100.0%		$9,643,186	100.0%	$39.83	7

(1)	Calculated based on approximate square footage occupied by each Owned Tenant. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.
(2)	The # of Expiring Tenants in 2027 & Thereafter includes a 10,238 SF on-site fitness space that is a non-revenue generating amenity.
(3)	Vacant Expiring Owned GLA includes Walgreens and William Pitt Sotheby’s International Realty, which are currently in-place tenants but were underwritten as vacant due to near term lease expirations.

ONE HARBOR POINT SQUARE

The following table presents certain information relating to historical leasing at the One Harbor Point Square Property:

Historical Leased %(1)

	2013(2)	2014(2)	2015(2)	As of 2/1/2016
Owned Space	35.0%	39.8%	65.8%	96.3%

(1)	As provided by the borrower and which reflects occupancy as of December 31 for the specified year unless otherwise indicated. Current occupancy includes Bridgewater, which has not yet taken occupancy.
(2)	The increases from 2013 occupancy to 2015 occupancy is attributed to the One Harbor Point Square Property being leased up by the borrower sponsor after completing construction of the One Harbor Point Square Property. The increase from 2015 occupancy to occupancy as of February 1, 2016 is attributed to the commencement of the Bridgewater lease.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Harbor Point Square Property:

Cash Flow Analysis(1)

	2013(2)	2014(2)	2015(2)(3)	Underwritten(3)	Underwritten $ per SF
Base Rent	$2,495,568	$2,598,231	$3,171,366	$9,564,209	$38.06
Contractual Rent Steps(4)	0	0	0	78,977	0.31
Gross Up Vacancy	0	0	0	466,961	1.86
Total Rent	$2,495,568	$2,598,231	$3,171,366	$10,110,147	$40.23
Total Reimbursables	1,051,829	954,811	1,240,869	4,018,140	15.99
Other Income(5)	91,900	103,241	157,693	374,624	1.49
Vacancy & Credit Loss(6)	0	0	0	(1,275,857)	(5.08)
Effective Gross Income	$3,639,297	$3,656,283	$4,569,928	$13,227,054	$52.64

Real Estate Taxes	$1,477,479	$1,162,749	$1,368,285	$1,372,922	$5.46
Insurance	154,925	164,859	75,527	73,830	0.29
Management Fee	109,179	109,688	142,487	396,812	1.58
Other Operating Expenses	1,811,008	1,958,151	2,538,724	2,897,961	11.53
Total Operating Expenses	$3,552,591	$3,395,447	$4,125,023	$4,741,524	$18.87

Net Operating Income	$86,706	$260,836	$444,905	$8,485,530	$33.77
TI/LC	0	0	0	542,298	2.16
Replacement Reserves	0	0	0	50,259	0.20
Net Cash Flow	$86,706	$260,836	$444,905	$7,892,973	$31.41

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The increase in 2013 NOI to 2015 NOI is a result of the One Harbor Point Square Property being leased up by the borrower sponsor after construction was completed.
(3)	The increase from 2015 NOI to the Underwritten NOI is primarily the result of the Bridgewater lease commencement as of March 1, 2016. At origination, the borrower deposited into escrow $9,699,890 for free rent obligations related to Bridgewater and MCCP, which fully funds all outstanding free rent obligations.
(4)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases occurring through January 1, 2017 for CCI, Waypoint Residential and BareBurger.
(5)	Other income includes electricity reimbursements, parking income and income from Fortina’s rooftop seating.
(6)	The appraisal concluded a 5.0% vacancy and a 1.0% credit loss. The One Harbor Point Square Loan was underwritten to an 8.9% vacancy and a credit loss based on a 5.0% factor for Bridgewater and the retail tenants and 15.0% for the remaining office tenants.

■	Appraisal. According to the appraisal, the One Harbor Point Square Property had an “as-is” appraised value of $119,200,000 as of February 1, 2016.

■	Environmental Matters. The Harbor Point Planned Community was built on top of a former brownfield site and has undergone remediation. An environmental land use restriction has been recorded against the One Harbor Point Square Property which, among other things, restricts the disturbance of the soil and certain other work without first obtaining a release from the Connecticut Department of Energy & Environmental Protection. Based on the Phase I environmental report dated March 4, 2016, there were no recommendations for further action regarding the One Harbor Point Square Property other than periodic review of monitoring data for the impacted area.

ONE HARBOR POINT SQUARE

■	Market Overview and Competition. The One Harbor Point Square Property is located in the Harbor Point Planned Community waterfront district in Stamford, Connecticut. BLT HP Holding, LLC (“BLT”) is the developer of the Harbor Point Planned Community, an approximately $3.5 billion 100-acre planned community with a mile of waterfront, more than 2,300 residential units and several million SF of commercial development. The residential buildings have an average occupancy of 93.8% and the office buildings within Harbor Point have an average occupancy of 92.8%. The Harbor Point Planned Community is home to retailers, restaurants, public transportation, more than 20 acres of green space and four public marinas. The One Harbor Point Square Property shares the same driveway and roundabout as restaurants such as World of Beer, Boothbay Lobster Company, Paloma and Sign of the Whale. The One Harbor Point Square Property is a six minute walk from the Stamford Transportation Center and a 45 minute train ride to New York City. In addition, the Harbor Point trolley stops directly in front of the One Harbor Point Square Property, providing free trolley service throughout Harbor Point and downtown Stamford. The 2014 population of 126,962 is predicted to increase 3.4% from 2014 to 2019 after already expanding by 3.5% from 2010 to 2014. The 2014 median annual household income was $75,103, with over 37.0% of the population having an annual household income of over $100,000. In addition to finance, Stamford also has other industries in the area with Starwood Hotels & Resorts, NBC and Nestle representing some of the larger non-finance tenants. Stamford has captured 13 corporate headquarters relocations since 2009, including Deloitte, Charter, Tronox, Kayak, and Design Within Reach, among others.

The One Harbor Point Square Property is located within the Bridgeport-Stamford-Norwalk metropolitan statistical area and the Stamford non-central business district submarket of Fairfield Country, which competes directly with the Stamford central business district submarket. According to a market research report, as of the fourth quarter of 2015, the Stamford Class A office market has a vacancy rate of 21.3% and an asking rent of $40.78 per SF. Within Stamford, Class A office properties near the train station similar to the One Harbor Point Square Property had a lower vacancy rate than the overall Stamford submarket. According to the appraisal, a sample of competitive transit oriented properties in Stamford had a 7.0% vacancy rate and an average rent of $50.81 per SF, with the lack of new supply further driving the low vacancy. Approximately 4.9% of the underwritten gross potential income at the One Harbor Point Square Property is derived from retail tenants. According to a market research report, the Stamford retail market is comprised of approximately 4.7 million SF with a vacancy rate of 2.8%.

■	The Borrower. The borrower is One Harbor Point Square LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Harbor Point Square Loan Combination. The guarantor of the non-recourse carveouts under the One Harbor Point Square Loan is Harbor Point Holding Company LLC. BLT indirectly owns approximately 32% of the borrower, passive limited investors hold 12% of the borrower, and the remaining 56% of the borrower is owned by ten limited partnership entities, six of which are entities controlled by Ira Lubert and Dean Adler. BLT is a privately held real estate private equity, development and property management firm founded in 1982.

■	Escrows. On the origination date, the borrower funded (i) $718,539 for real estate taxes; (ii) $30,763 for insurance premiums; (iii) $20,125,740 for unfunded obligations, $10,425,850 of which is allocable to outstanding tenant improvements and $9,699,890 of which is allocable to free rent related to Bridgewater and MCCP; (iv) $24,174 into a declaration assessments reserve and (v) $15,518 for a WPCA Assessment reserve (as defined below).

On each due date, the borrower is required to fund reserves for: (i) one-twelfth of the taxes (including amounts due under special revenue bonds) that the lender estimates will be payable over the then-succeeding 12-month period, initially $119,757; (ii) a TI/LC reserve in the amount of $26,177; (iii) a replacement reserve in the amount of $4,188; (iv) (a) to the extent that all of the insurance required under the One Harbor Point Square Loan documents is provided through a blanket insurance policy (the “Blanket Condition”), one-twelfth of an amount sufficient to pay the annual insurance premiums necessary to maintain a stand-alone policy which complies with the insurance requirements set forth in the One Harbor Point Square Loan documents and (b) to the extent that the Blanket Condition does not exist, an amount equal to one-twelfth of an amount which would be sufficient to pay the annual insurance premiums due for the renewal of the coverage afforded by the existing policies upon the expiration thereof (as of origination of the One Harbor Point Square Loan, a Blanket Condition exists and the lender anticipates a monthly escrow in the amount of $7,691); (v) an operating expense reserve and (vi) during the occurrence of a One Harbor Point Square Trigger Period (as defined below), a reserve of all excess cash flow generated by the One Harbor Point Square Property.

ONE HARBOR POINT SQUARE

A “WPCA Assessment Reserve” means on a monthly basis, the borrower is required to escrow $2,219 for annual sewer assessments by the Water Pollution Control Authority of the City of Stamford for connecting the One Harbor Point Square Property to the Stamford sewer system. The borrower filed an appeal, dated October 10, 2012, challenging the amount of the assessments. The appeal is pending in Connecticut Superior Court and the borrower has made and has agreed under the One Harbor Point Square Loan documents to continue to make full annual assessment payments “under protest” until the matter is fully resolved.

A “Declaration Assessment Reserve” means on a monthly basis, during the continuance of a One Harbor Point Square Trigger Period and/or a One Harbor Point Square Mezzanine Trigger Period (both as defined below), the borrower is required to escrow the sum of one-twelfth of an amount which would be sufficient to pay any assessments incurred under the Declaration of Harbor Point Planned Community, dated August 13, 2008, that are anticipated to accrue during the next 12-month period (provided, however, to the extent any anticipated declaration assessment will be of a non-recurring nature, the borrower is required to deposit the full amount of the anticipated assessment).

■	Lockbox and Cash Management. The One Harbor Point Square Loan documents require a hard lockbox with in place cash management. The One Harbor Point Square Loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the One Harbor Point Square Property be promptly deposited into such lockbox account following receipt. All funds in the lockbox account are swept daily into a cash management account under the control of the lender and disbursed during each interest period of the term of the One Harbor Point Square Loan in accordance with the One Harbor Point Square Loan documents. To the extent that a One Harbor Point Square Trigger Period (as defined below) has occurred and is ongoing, after payment of: (a) debt service; (b) required reserves; (c) operating expenses; and (d) provided no event of default is ongoing under the One Harbor Point Square Loan documents, monthly debt service on the mezzanine loan, all excess cash flow will be held as additional collateral for the One Harbor Point Square Loan.

A “One Harbor Point Square Trigger Period” means the period commencing on the earliest of (i) the combined debt service coverage ratio being below 1.20x and continuing until the combined debt service coverage ratio is 1.20x or greater for one calendar quarter, (ii) an event of default under the One Harbor Point Square Loan documents and continuing until the applicable event of default is cured and/or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and continuing until the applicable Specified Tenant Trigger Period is cured.

A “One Harbor Point Square Mezzanine Trigger Period” means a period (A) commencing on the earlier to occur of (i) the mezzanine lender delivering a written notice to the senior lender stating that an event of default has occurred and is continuing pursuant to the terms of the mezzanine loan documents and (ii) the mezzanine lender delivering a written notice to the senior lender that it is entitled to sums pursuant to the mezzanine loan documents in excess and/or addition to regular mezzanine loan monthly debt service and (B) expiring upon (x) with regard to any One Harbor Point Square Mezzanine Trigger Period commenced in connection with clause (i) above, the mezzanine lender delivering a written notice to the senior lender that the applicable mezzanine loan event of default has been cured and no mezzanine loan event of default is ongoing and (y) with regard to any One Harbor Point Square Mezzanine Trigger Period commenced in connection with clause (ii) above, the mezzanine lender delivering a written notice to the senior lender stating that it is no longer entitled to such sums and the only amounts then due and payable pursuant to the terms of the mezzanine loan documents are the regular mezzanine loan monthly debt service payments.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark” (other than during the initial build-out of its premises (which is required not to exceed 12 months), (iii) except in connection with a minor partial termination permitted under the One Harbor Point Square Loan documents, any Specified Tenant giving written notice that it is terminating its lease for all or any portion of its premises, (iv) any termination or cancellation of any lease with a Specified Tenant (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) any Specified Tenant failing to extend or renew its lease on or prior to the earlier of (a) 12 months before expiration and (b) the date on which notice must be given to the

ONE HARBOR POINT SQUARE

borrower to exercise the applicable extension option (unless the borrower has entered into a replacement lease which satisfies certain conditions set forth in the One Harbor Point Square Loan documents); and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the satisfaction of all applicable cure conditions under the One Harbor Point Square Loan documents or (2) the borrower re-leasing the entire space that was demised pursuant to the Specified Tenant’s lease to a new tenant (or series of new tenants) in accordance with the applicable terms and conditions of the One Harbor Point Square Loan documents.

A “Specified Tenant” means (i) Bridgewater, (ii) CCI and (iii) any other lessee(s) of the space demised to the Specified Tenants on the origination date (or any portion thereof) and any guarantor(s) of the applicable related leases.

■	Property Management. The One Harbor Point Square Property is currently managed by Harbor Point Development, LLC. Prime Real Estate LLC is the leasing manager of the One Harbor Point Square Property. Both entities are affiliated with the borrower. Under the One Harbor Point Square Loan documents, Harbor Point Development, LLC may not be replaced as the property manager of the One Harbor Point Square Property by the borrower, except with a management company which is approved by the lender in writing (which approval may be conditioned upon delivery to the lender of a rating agency confirmation), and provided the replacement is permitted under the mezzanine loan documents, that no event of default is continuing under the One Harbor Point Square Loan documents and the borrower provides notice to the lender. The lender may require the borrower to replace the manager if (i) the manager is insolvent or a debtor in a voluntary bankruptcy or insolvency proceeding or involuntary proceeding not dismissed within 90 days, (ii) an event of default is continuing under the One Harbor Point Square Loan documents, (iii) the combined debt service coverage ratio falls below 1.20x, (iv) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (v) there exists a default by the manager under the management agreement beyond all applicable notice and cure periods.

■	Mezzanine or Secured Subordinate Indebtedness. A $16.9 million mezzanine loan was funded concurrently with the One Harbor Point Square Loan Combination. The mezzanine loan is coterminous with the One Harbor Point Square Loan Combination, accrues interest at a rate of 10.80000% per annum and amortizes on a 30-year schedule after an initial 12-month interest only period. The mezzanine borrower under the mezzanine loan is One Harbor Point Square Mezz LLC. The current holder of the mezzanine loan is SMHF Cayman Hotel, LLC.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the One Harbor Point Square Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration) with a deductible no greater than $50,000 except as specifically permitted by the One Harbor Point Square Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

MARRIOTT SAVANNAH RIVERFRONT

MARRIOTT SAVANNAH RIVERFRONT

Marriott Savannah Riverfront
100 General McIntosh Boulevard
Savannah, GA 31401
Atlanta
Columbia
Augusta
SOUTH CAROLINA
GEORGIA
Macon
Savannah
SOUTH CAROLINA
GEORGIA
SAVANNAH/HILTON HEAD INT'L AIRPORT
Garden City
Savannah
Little Back River
Savannah River
W BAY ST
City Market
SCAD Museum of Art
Savannah History Museum
HISTORIC DISTRICT
EASTSIDE
MIDTOWN
Thunderbolt
VETERANS PKWY
HUNTER ARMY AIRFIELD
Oglethorpe Mall
Savannah Mall
St Joseph's Hospital
Armstrong Atlantic State University
Memorial University Medical Center
Candler Hospital
Savannah State University
Bacon Park Shopping Center
Georgia Regional Hospital at Savannah
Montgomery Crossroads Shopping Center
Memorial Stadium
Picadilly Square Shopping Center
McAlpin Square
Victory Square
Wilmington River
Vernonburg
E VICTORY DR
E DERENNE AVE
EISENHOWER DR
ABERCORN ST
ISLANDS EXPY
CARTIFACT

MARRIOTT SAVANNAH RIVERFRONT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE / CGMRC
Location (City/State)	Savannah, Georgia	Cut-off Date Principal Balance(3)		$40,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$189,922.48
Size (Rooms)	387	Percentage of Initial Pool Balance		5.3%
Total TTM Occupancy as of 2/29/2016	71.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/29/2016	71.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1992 / 2006	Mortgage Rate		5.58400%
Appraised Value	$110,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)	NAP

Underwritten Revenues	$23,616,568
Underwritten Expenses	$14,799,845
Underwritten Net Operating Income (NOI)	$8,816,723	Escrows
Underwritten Net Cash Flow (NCF)	$7,635,895		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	66.5%	Taxes	$105,000	$105,000
Maturity Date LTV Ratio(1)(2)	50.7%	Insurance	$69,302	$33,923
DSCR Based on Underwritten NOI / NCF(1)	1.61x / 1.40x	FF&E(4)	$0	$98,402
Debt Yield Based on Underwritten NOI / NCF(1)	12.0% / 10.4%	Other(5)	$9,807,740	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$73,500,000	88.6%	Loan Payoff	$71,391,766	86.1%
Principal’s New Cash Contribution	9,412,409	11.4	Reserves	9,982,042	12.0
			Closing Costs	1,538,601	1.9
Total Sources	$82,912,409	100.0%	Total Uses	$82,912,409	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Marriott Savannah Riverfront Loan Combination.

(2)	The Cut-off Date LTV and Maturity Date LTV are calculated utilizing the “as complete” appraised value of $110,600,000 after the completion of the PIP.

(3)	The Marriott Savannah Riverfront Loan has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is evidenced by the controlling note A-1-1 and the non-controlling note A-2-1 of the $73,500,000 Marriott Savannah Riverfront Loan Combination, which is evidenced by six pari passu notes. The related companion loans, which are evidenced by the non-controlling note A-1-2 (currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate), the non-controlling note A-2-2 (currently held by Citigroup Global Markets Realty Corp.), the non-controlling note A-3 (currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate) and the non-controlling note A-4 (currently held by Citigroup Global Markets Realty Corp.), have an aggregate outstanding principal balance as of the Cut-off Date of $33,500,000 and are expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(4)	The Marriott Savannah Riverfront Loan documents require a monthly reserve for FF&E, in an amount equal to one-twelfth of 5% of the annual gross income for the Marriott Savannah Riverfront Property. See “—Escrows” below.

(5)	Other upfront reserves include a PIP reserve of $9,148,700, a seasonality reserve of $500,000 and an immediate repair reserve of $159,040. Additionally, the borrower is required to make deposits into the seasonality reserve as follows: (a) on each of the due dates occurring in June 2016, October 2016 and November 2016, $250,000, and thereafter (b) on each due date occurring in April, May, June, October and November of each year during the term of the Marriott Savannah Riverfront Loan Combination, $250,000 to the extent the balance of the seasonality reserve is less than $1,250,000. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Marriott Savannah Riverfront Loan”) is part of a loan combination (the “Marriott Savannah Riverfront Loan Combination”) comprised of six pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 387-room Marriott located in Savannah, Georgia (the “Marriott Savannah Riverfront Property”). The Marriott Savannah Riverfront Loan is evidenced by the controlling note A-1-1 and the non-controlling note A-2-1, with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 5.3% of the Initial Pool Balance. The related companion loans (the “Marriott Savannah Riverfront Companion Loans”), which are evidenced by the non-controlling note A-1-2 (currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate), the non-controlling note A-2-2 (currently held by Citigroup Global Markets Realty Corp.), the non-controlling note A-3 (currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate) and the non-controlling note A-4 (currently held by Citigroup Global Markets Realty Corp.), have an aggregate outstanding principal balance as of the Cut-off Date of $33,500,000 and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Marriott Savannah Riverfront Loan Combination was co-originated by Cantor Commercial Real Estate Lending, L.P. and Citigroup Global Markets Realty Corp. on April 22, 2016, had an original principal balance of $73,500,000, has an outstanding principal balance as of the Cut-off Date of $73,500,000 and accrues interest at an interest rate of 5.58400% per annum. The proceeds of the Marriott Savannah Riverfront Loan Combination were primarily used to refinance the debt on the Marriott Savannah Riverfront Property, fund reserves and pay closing costs.

The Marriott Savannah Riverfront Loan Combination had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The Marriott Savannah Riverfront Loan Combination requires monthly payments of interest and principal based on a 25-year amortization schedule. The scheduled maturity date is the due date in May 2026. Voluntary prepayment of the Marriott Savannah Riverfront Loan is prohibited prior to the due date in February 2026. Provided that no event of default under the Marriott Savannah Riverfront Loan documents has occurred and is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the earlier of (a) the fourth anniversary of the first due date or (b) the second anniversary of the closing date of the securitization into which the last piece of the Marriott Savannah Riverfront Loan Combination is deposited.

MARRIOTT SAVANNAH RIVERFRONT

■	The Mortgaged Property. The Marriott Savannah Riverfront Property is an eight-story, 387-room full-service hotel located in the Savannah Historic District of Savannah, Georgia. The Marriott Savannah Riverfront Property was constructed by the borrower sponsor in 1992 and originally operated as a Radisson before being re-flagged as a Marriott in 1994. The Marriott Savannah Riverfront Property features two food and beverage outlets, two swimming pools (one year-round indoor pool and one seasonal outdoor pool), a full-service spa, business center, fitness center and below and above-ground parking totaling 489 spaces. Additionally, the Marriott Savannah Riverfront Property features 36,000 SF of meeting and event space, which is the largest total meeting space in the competitive set. The Marriott Savannah Riverfront Property features 222 king guestrooms, 123 double/double guestrooms and 42 suites in three separate configurations. Additionally, a total of 60 guestrooms feature river views from private balconies. As of January 21, 2015, the Marriott Savannah Riverfront Property renewed its franchise agreement with Marriott International, Inc. for a 20-year term, with an expiration date of July 22, 2034.

The borrower is currently engaged in a property improvement plan (“PIP”) renovation in conjunction with the January 2015 extension of the Marriott franchise agreement. According to the borrower, there are approximately $8.3 million ($21,491 per room) in remaining costs related to the PIP, which include approximately $1.6 million ($4,227 per room) in public space and amenity renovations, $1.3 million ($3,359 per room) in renovations to meeting spaces and the concierge lounge, and $5.1 million ($13,258 per room) in guestroom and corridor renovations. At origination, approximately $9.1 million ($23,640 per room), approximately 110% of the borrower’s total estimated PIP costs, was funded into a PIP reserve to fund the outstanding PIP renovations. In addition, the Marriott Savannah Riverfront Loan Combination is structured with a completion guarantee for the initial PIP. Following the completion of the PIP, the borrower sponsor will have invested approximately $19.8 million in capital expenditures at the Marriott Savannah Riverfront Property since 2005.

The following table presents certain information relating to the 2016 demand analysis with respect to the Marriott Savannah Riverfront Property based on market segmentation, as provided in the appraisal for the Marriott Savannah Riverfront Property:

Estimated 2016 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Marriott Savannah Riverfront	20.0%	45.0%	35.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing 12-month period through February 2016 penetration rates relating to the Marriott Savannah Riverfront Property, as provided in the February 2016 travel research report:

Penetration Rates(1)

Year	Occupancy	ADR	RevPAR
TTM 2/29/2016	90.2%	97.6%	88.0%
TTM 2/28/2015	95.4%	97.3%	92.9%
TTM 2/28/2014	93.9%	99.4%	93.3%

(1)	Source: February 2016 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Savannah Riverfront Property:

Marriott Savannah Riverfront Property(1)

	2013	2014	2015	TTM 2/29/2016
Occupancy	70.8%	72.8%	73.4%	71.8%
ADR	$146.82	$152.63	$160.69	$161.96
RevPAR	$103.99	$111.07	$117.88	$116.35

(1)	As provided by the borrower.

MARRIOTT SAVANNAH RIVERFRONT

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Marriott Savannah Riverfront Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 2/29/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$14,689,501	$15,689,307	$16,651,617	$16,480,400	$16,435,372	$42,469
Food & Beverage Revenue	4,952,748	5,947,690	6,203,866	6,056,180	6,039,633	15,606
Other Operating Revenue(2)	1,142,337	1,111,373	1,049,646	1,054,076	1,051,196	2,716
Other Revenue	112,783	157,072	100,432	90,615	90,367	234
Total Revenue	$20,897,369	$22,905,442	$24,005,561	$23,681,271	$23,616,568	$61,025

Room Expense	$2,870,849	$3,102,846	$3,577,963	$3,608,799	$3,598,939	$9,300
Food & Beverage Expense	2,608,897	3,006,924	3,031,265	3,006,395	2,998,181	7,747
Other Operating Expense	319,915	296,064	318,140	313,974	313,116	809
Total Departmental Expense	$5,799,661	$6,405,834	$6,927,368	$6,929,168	$6,910,236	$17,856
Total Undistributed Expense	5,469,716	5,809,383	6,177,781	6,111,777	6,121,093	15,817
Total Fixed Expense	1,451,256	1,764,883	1,780,226	1,770,925	1,768,516	4,570
Total Operating Expenses	$12,720,633	$13,980,100	$14,885,375	$14,811,870	$14,799,845	$38,242

Net Operating Income	$8,176,736	$8,925,342	$9,120,186	$8,869,401	$8,816,723	$22,782
FF&E Reserve	1,044,868	1,145,272	1,200,278	1,184,064	1,180,828	3,051
Net Cash Flow	$7,131,868	$7,780,070	$7,919,908	$7,685,337	$7,635,895	$19,731

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Operating Revenue includes all parking, gift shop and spa revenues.

■	Appraisal. According to the appraisal, the Marriott Savannah Riverfront Property had an “as-is” appraised value of $102,300,000 as of March 28, 2016 and an “as complete” appraised value of $110,600,000 (which assumes the completion of the work required under the PIP). The Marriott Savannah Riverfront Loan Combination is structured with an upfront reserve for the remaining costs and a completion guarantee for the PIP.

■	Environmental Matters. The Phase I environmental report dated April 19, 2016 recommended no further action at the Marriott Savannah Riverside Property other than (i) the assignment to the borrower of an existing indemnification agreement whereby the owner of a nearby property has assumed responsibility for the presence of impacted soil and groundwater on the subject property and the recordation of a deed restriction (relating to the use of ground water) related thereto and (ii) the movement of certain 55-gallon drums containing diesel fuel to a secondary containment tray, to prevent potential spills (both of which the Marriott Savannah Riverfront Loan documents require the borrower to complete).

■	Market Overview and Competition. The Marriott Savannah Riverfront Property is located in the Savannah Historic District of Savannah, Georgia alongside the Savannah River. The Savannah Historic District is a two-square mile area featuring numerous museums, churches and monuments of the Revolutionary & Civil War eras and is the largest National Historic Landmark District in the United States. Savannah’s waterfront location and historic sites are a major tourist attraction, drawing 13.4 million visitors in 2014, a 4.1% increase over 2013. Tourism is one of Savannah’s main economic drivers, responsible for providing nearly 25,000 jobs and approximately $2.5 billion in revenue in 2014.

Additional attractions in the area include the Savannah International Trade and Convention Center, a 330,000 SF complex featuring 100,000 SF of exhibition space, 50,000 SF of meeting space and a state-of-the-art 367-seat auditorium. The Savannah International Trade and Convention Center is located on nearby Hutchinson Island, across the Savannah River from downtown Savannah. Hutchinson Island is accessed via the Savannah Belles Ferry, which connects the island with the mainland and makes regular stops at the Marriott Savannah Riverfront Property, one of only two departure locations on the mainland.

MARRIOTT SAVANNAH RIVERFRONT

The following table presents certain information relating to the primary competition for the Marriott Savannah Riverfront Property:

Marriott Savannah Riverfront Competitive Set (1)

Property	Number of Rooms	Year Built	TTM February 2016 Occupancy	TTM February 2016 ADR	TTM February 2016 RevPAR
Marriott Savannah Riverfront(2)	387	1992	72%	$161.96	$116.35
Hilton DeSoto	246	1890	82%	$165.00	$135.30
Hyatt Regency	351	1981	80%	$170.00	$136.00
Westin Savannah Harbor	403	1999	77%	$185.00	$142.45
Marriott Courtyard	156	2001	82%	$145.00	$118.90
Holiday Inn	127	2007	81%	$130.00	$105.30

(1)	Source: Appraisal.
(2)	As provided by the borrower.

■	The Borrower. The borrower, Columbia Properties Savannah, LLC, a Delaware limited liability company, is a recycled single purpose, single asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Savannah Riverfront Loan. The non-recourse carveout guarantors under the Marriott Savannah Riverfront Loan are CSC Holdings, LLC and Columbia Sussex Corporation, on a joint and several basis.

Founded in 1972, Columbia Sussex Corporation is a privately-owned company specializing in owning and operating hospitality properties. Currently, Columbia Sussex Corporation owns and manages a $2.6 billion portfolio of 39 hotels with the majority having Marriott flags.

■	Escrows. At origination, the borrower deposited (i) $105,000 into a tax reserve account, (ii) $69,302 into an insurance reserve account, (iii) $9,148,700 into a PIP reserve, (iv) $500,000 into a seasonality reserve and (v) $159,040 into an immediate repair reserve.

On each due date, the borrower is required to make deposits of (i) one-twelfth of the required annual taxes, which currently equates to $105,000, into a tax reserve account, (ii) one-twelfth of the required insurance premiums, which currently equates to $33,923, into an insurance reserve account and (iii) a monthly FF&E reserve of 5% of one-twelfth of the projected annual gross revenues of the Marriott Savannah Riverfront Property, which currently equates to $98,402. Additionally, the borrower is required to make deposits into the seasonality reserve as follows: (a) on each of the due dates occurring in June 2016, October 2016 and November 2016, $250,000 and thereafter (b) on each due date occurring in April, May, June, October and November of each year during the term of the Marriott Savannah Riverfront Loan Combination, $250,000 to the extent the balance of the seasonality reserve is less than $1,250,000.

■	Lockbox and Cash Management. The Marriott Savannah Riverfront Loan Combination is structured with a hard lockbox and springing cash management. The borrower delivered notices to credit card companies at origination directing them to pay receivables into the lender-controlled lockbox, and any amounts received by the borrower or property manager are required to be deposited in the lender-controlled lockbox within two business days. Prior to and after the conclusion of a Marriott Cash Management Period (as defined below), funds in the lockbox are transferred to the borrower’s operating account; during the continuance of a Marriott Cash Management Period, funds in the lockbox are transferred to a cash management account to pay debt service and fund reserves. Upon the occurrence of an event of default under the Marriott Savannah Riverfront Loan documents, the lender is permitted to apply any funds in the lockbox to the payment of the debt in its discretion.

A “Marriott Cash Management Period” exists following (i) an event of default until such default is cured; (ii) any bankruptcy action of borrower, guarantor or property manager occurring until, solely as to the bankruptcy action of the property manager, the property manager is replaced in accordance with the Marriott Savannah Riverfront Loan documents; (iii) the failure of the borrower to maintain a debt service coverage ratio of 1.20x for two consecutive calendar quarters until the debt service coverage ratio is 1.25x and no defaults have occurred for two consecutive calendar quarters; or (iv) the date that is 12 months prior to the expiration of the franchise agreement or the date the franchise agreement is terminated until the borrower satisfies the Marriott Savannah Riverfront Loan document requirements for a replacement franchise agreement.

MARRIOTT SAVANNAH RIVERFRONT

■	Property Management. The Marriott Savannah Riverfront Property is managed by Columbia Sussex Management, LLC which is an affiliate of the borrower, pursuant to a management agreement. The Marriott Savannah Riverfront Property may not be managed by another party without the consent of the lender, provided that the borrower may replace the property manager with a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Marriott Savannah Riverfront Property, provided that (i) the borrower obtains a rating agency confirmation with respect to the change of management, (ii) if the replacement manager is an affiliate of the borrower, the borrower obtained a new non-consolidation opinion and (iii) the replacement manager entered into a satisfactory replacement management agreement. The lender may require the borrower to replace the property manager with a property manager chosen by the lender upon an event of default, a bankruptcy action of the property manager or in the event the property manager becomes insolvent, a material default occurs under the management agreement or control of at least 50% of ownership of the property manager has changed other than as permitted under the Marriott Savannah Riverfront Property Loan documents.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy, with a deductible no greater than $100,000, that provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Savannah Riverfront Property plus 18 months of rental loss and/or business interruption coverage with an additional period of indemnity covering the six months following restoration, so long as the lender determines that either (i) prudent owners of real estate comparable to the Marriott Savannah Riverfront Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

(THIS PAGE INTENTIONALLY LEFT BLANK)

4455 LBJ FREEWAY

4455 LBJ FREEWAY

4455 LBJ FREEWAY

E BELT LINE RD
Addison
Brookhaven Country Club
WEBB CHAPEL RD
Farmers Branch
Brookhaven College
Galleria Dallas
Valley View Center
Northwood Club
VALLEY VIEW LN
635
4455 LBJ Freeway
4455 LBJ Freeway
Farmers Branch, TX 75244
Dallas Medical Center
NORTH DALLAS
PRESTON RD
MARSH LN
FOREST LN
FOREST LN
Northaven Park
MIDWAY RD
INWOOD RD
Preston Royal Village
Preston Oaks
ROYAL LN
ROYAL LN
PRESTON HOLLOW
DALLAS NORTH TOLLWAY
75
LAKE HIGHLANDS
Royal Oaks Country Club
ABRAMS RD
WALNUT HILL LN
WALNUT HILL LN
Texas Health Dallas
Fair Oaks Park
HARRY HINES BLVD
Crown Hill Cemetery
HILLCREST RD
Northpark Center
Park Lane
W NORTHWEST HWY
W NORTHWEST HWY
Bachman Creek Greenbelt
Timber Creek Crossing
Timber Creek Crossing
University Park
W LOVERS LN
LOVERS LN
E LOVERS LN
DALLAS LOVE FIELD
Dallas Country Club
Southern Methodist University
E MOCKINGBIRD LN
W MOCKINGBIRD LN
MOCKINGBIRD LN
Highland Park Village
GREENVILLE AVE
ABRAMS RD
INWOOD RD
ABBOTT AVE
MONTICELLO AVE
Dallas
Southwestern Medical District
Ut Southwestern Medical Center
Parkland Memorial Hospital
LEMMON AVE
BELMONT AVE
Lakewood Country Club
NORTHWEST DALLAS
IRVING BLVD
35e
Trinity River Greenbelt
Tenison Park Golf Course
CANADA DR
Baylor University Medical Center At Dallas
30
N WESTMORELAND RD
N HAMPTON RD
CBD
Fair Park
121
75
Plano
Hebron
Murphy
Carrollton
Farmers Branch
Richardson
Coppell
ADDISON AIRPORT
190
Addison
114
635
Garland
DALLAS/ FT WORTH INT'L AIRPORT
KCS - DALLAS - ZACHA JUNCTION RAIL TERMINAL
Irving
University Park
DALLAS LOVE FIELD
Highland Park
360
Dallas
UP - MESQUITE RAIL TERMINAL
Cockrell Hill
Balch Springs
45

4455 LBJ FREEWAY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Farmers Branch, Texas	Cut-off Date Principal Balance	$29,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$98.36
Size (SF)	294,850	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 4/1/2016	93.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2016	93.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1980 / NAP	Mortgage Rate	4.96000%
Appraised Value	$46,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Original Interest Only Term (Months)	12
Underwritten Revenues	$5,409,291
Underwritten Expenses	$1,699,421	Escrows
Underwritten Net Operating Income (NOI)	$3,709,870	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,188,467	Taxes	$120,888	$24,178
Cut-off Date LTV Ratio	62.9%	Insurance	$65,965	$6,597
Maturity Date LTV Ratio	48.9%	Replacement Reserve	$0	$4,914
DSCR Based on Underwritten NOI / NCF	1.83x / 1.57x	TI/LC(1)	$0	$25,000
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.0%	Other(2)	$8,165,330	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	98.7%	Principal Equity Distribution(3)	$20,316,119	69.2%
Other Sources	370,000	1.3	Reserves	8,352,184	28.4
Closing Costs	701,697	2.4

Total Sources	$29,370,000	100.0%	Total Uses	$29,370,000	100.0%

(1)	The tenant improvements and leasing commissions (“TI/LC”) reserve is capped at $1,200,000, at which point no further monthly deposits will be required unless the remaining balance of the TI/LC reserve falls below $1,000,000. See “—Escrows” below.

(2)	Other reserves are comprised of $7,987,080 for an unfunded obligations reserve for tenant improvements and $178,250 for a deferred maintenance reserve.

(3)	The borrower sponsor purchased the 4455 LBJ Freeway Property for $21.5 million in an all-cash transaction in August 2015 when the 4455 LBJ Freeway Property was approximately 30% occupied. The 4455 LBJ Freeway Loan was used to recapitalize the 4455 LBJ Freeway Property.

■	The Mortgage Loan. The mortgage loan (the “4455 LBJ Freeway Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office building located in Farmers Branch, Texas (the “4455 LBJ Freeway Property”). The 4455 LBJ Freeway Loan was originated by Citigroup Global Markets Realty Corp. on April 7, 2016 and represents approximately 3.8% of the Initial Pool Balance. The note evidencing the 4455 LBJ Freeway Loan has an outstanding principal balance as of the Cut-off Date of $29,000,000 and an interest rate of 4.96000% per annum. The proceeds of the 4455 LBJ Freeway Loan were used to recapitalize the 4455 LBJ Freeway Property, fund reserves and pay loan origination costs.

The 4455 LBJ Freeway Loan has an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The 4455 LBJ Freeway Loan requires interest only payments on each due date through and including the due date occurring in May 2017 and thereafter requires payments of principal and interest based on a 25-year amortization schedule. The scheduled maturity date of the 4455 LBJ Freeway Loan is May 6, 2026. Voluntary prepayment of the 4455 LBJ Freeway Loan in whole without payment of any prepayment premium is permitted on or after February 6, 2026. Provided no event of default under the 4455 LBJ Freeway Loan documents has occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the 4455 LBJ Freeway Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the 4455 LBJ Freeway Loan documents.

■	The Mortgaged Property. The 4455 LBJ Freeway Property consists of a 12-story, 294,850 SF multi-tenant office building located in Farmers Branch, Texas, approximately 11 miles north of Dallas. The 4455 LBJ Freeway Property was built in 1980. Total Occupancy and Owned Occupancy at the 4455 LBJ Freeway Property were both 93.5% as of April 1, 2016. The 4455 LBJ Freeway property has 943 parking spaces, which equates to a parking ratio of 3.20 spaces per 1,000 SF of the net rentable area (the “NRA”). The borrower sponsor acquired the 4455 LBJ Freeway Property in August 2015 when it was approximately 30% occupied and has since executed two leases with affiliated tenants totaling 189,171 SF, which leases are contributing base rent of $3,687,713 in aggregate. The 4455 LBJ Freeway Property is leased to 10 tenants. The largest tenant is AmTrust (as defined below), which leases 107,349 SF on the 6th through 10th floors, representing 36.4% of the NRA. The second largest tenant is National General (as defined below), which leases 81,822 SF on the 2nd through 5th floors, representing 27.8% of the NRA.

4455 LBJ FREEWAY

AmTrust Financial Services, Inc. (NASDAQ: AFSI) (“AmTrust”) is an insurance holding company. Through its wholly owned subsidiaries, AmTrust provides specialty property and casualty insurance focusing on workers’ compensation and commercial package coverage for small businesses, specialty risk and extended warranty coverage, and property and casualty coverage for middle market businesses. AmTrust is affiliated with the borrower sponsor of the 4455 LBJ Freeway Loan and is consolidating its Dallas-Fort Worth operations into the 4455 LBJ Freeway Property. AmTrust is a publicly traded company and had a market capitalization of $4.4 billion as of April 19, 2016.

National General Holdings Corp. (NASDAQ: NGHC) (“National General”) is a specialty personal lines insurance holding company. Through its subsidiaries, National General provides a variety of insurance products, including personal and commercial automobile, supplemental health, homeowners and umbrella and other niche products. National General is affiliated with the borrower sponsor of the 4455 LBJ Freeway Loan and is relocating to the 4455 LBJ Freeway Property. National General is a publicly traded company and had a market capitalization of $2.4 billion as of April 19, 2016.

The following table presents certain information relating to the major tenants at the 4455 LBJ Freeway Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
AmTrust(1)	NR / NR / NR	107,349	36.4%	$2,093,306	41.9%	$19.50	2/29/2028	1, 3-year option
National General(1)(2)	NR / NR / NR	81,822	27.8	1,594,408	31.9	19.49	Various	1, 3-year option
Credit Union Resource	NR / NR / NR	31,159	10.6	529,703	10.6	17.00	10/31/2016	1, 5-year option
Musa Financial	NR / NR / NR	21,153	7.2	349,025	7.0	16.50	8/31/2018	NA
Lone Star Investment	NR / NR / NR	12,021	4.1	204,357	4.1	17.00	4/30/2025	NA
Highpoint Administrative SVCS	NR / NR / NR	8,042	2.7	132,693	2.7	16.50	3/31/2019	1, 5-year option
William Chu	NR / NR / NR	3,387	1.1	44,678	0.9	13.19	3/31/2017	1, 3-year option
US Merchant Systems	NR / NR / NR	2,644	0.9	34,372	0.7	13.00	5/1/2019	1, 3-year option
MCIMetro Access	NR / NR / NR	211	0.1	11,431	0.2	54.18	11/30/2017	NA
IAC Services LLC	NR / NR / NR	251	0.1	5,999	0.1	23.90	9/30/2016	NA
Ten Largest Tenants		268,039	90.9%	$4,999,970	100.0%	$18.65
Building Common Area(3)		7,653	2.6	0	0.0	0.00
Vacant Spaces		19,158	6.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		294,850	100.0%	$4,999,970	100.0%	$18.14

(1)	AmTrust has an A.M. Best financial strength rating of A and National General has an A.M. Best financial strength rating of A-.

(2)	National General has two expiration dates; one on February 29, 2028 and the other on March 31, 2028.

(3)	Represents fitness center, mail room, workshop, security, deli, janitorial and management office.

4455 LBJ FREEWAY

The following table presents the lease rollover schedule at the 4455 LBJ Freeway Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	7,653	2.6%	2.6%	$0	0.0%	$0.00	0
2016	31,410	10.7	13.2%	535,702	10.7	17.06	2
2017	3,598	1.2	14.5%	56,109	1.1	15.59	2
2018	21,153	7.2	21.6%	349,025	7.0	16.50	1
2019	10,686	3.6	25.3%	167,065	3.3	15.63	2
2020	0	0.0	25.3%	0	0.0	0.00	0
2021	0	0.0	25.3%	0	0.0	0.00	0
2022	0	0.0	25.3%	0	0.0	0.00	0
2023	0	0.0	25.3%	0	0.0	0.00	0
2024	0	0.0	25.3%	0	0.0	0.00	0
2025	12,021	4.1	29.3%	204,357	4.1	17.00	1
2026	0	0.0	29.3%	0	0.0	0.00	0
2027 & Thereafter	189,171	64.2	93.5%	3,687,713	73.8	19.49	3
Vacant	19,158	6.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	294,850	100.0%		$4,999,970	100.0%	$18.14	11

(1)	Calculated based on approximate square footage occupied by each Owned Tenant. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

(2)	Approximately 7,653 SF of month-to-month space represents non-rentable space at the 4455 LBJ Freeway Property. Such space is currently utilized as a fitness center, deli, janitorial, mail room, workshop, security and management office.

The following table presents certain information relating to historical leasing at the 4455 LBJ Freeway Property:

Historical Leased %(1)(2)

	2013	2014	2015	As of 4/1/2016
Owned Space	36.0%	36.0%	33.0%	93.5%

(1)	As provided by the borrower and which reflects occupancy as of December 31 for the specified year unless otherwise indicated.

(2)	The LBJ Freeway was under construction from 2011 through October 2015, which hindered access to the 4455 LBJ Freeway Property and surrounding area.

4455 LBJ FREEWAY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 4455 LBJ Freeway Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$1,561,591	$1,309,943	$1,384,353	$4,885,243	$16.57
Contractual Rent Steps	0	0	0	114,728	0.39
Gross Up Vacancy	0	0	0	411,514	1.40
Total Rent	$1,561,591	$1,309,943	$1,384,353	$5,411,484	$18.35
Total Reimbursables	200,877	173,209	180,359	390,281	1.32
Other Income(3)	58,713	41,407	45,359	24,120	0.08
Vacancy & Credit Loss	0	0	0	(416,594)	(1.41)
Effective Gross Income	$1,821,181	$1,524,559	$1,610,071	$5,409,291	$18.35

Real Estate Taxes	$270,677	$277,120	$276,997	$276,997	$0.94
Insurance	60,687	59,673	61,694	75,389	0.26
Management Fee	94,690	79,091	69,197	216,372	0.73
Other Operating Expenses	992,853	1,029,273	1,034,874	1,130,663	3.83
Total Operating Expenses	$1,418,907	$1,445,157	$1,442,762	$1,699,421	$5.76

Net Operating Income	$402,274	$79,402	$167,309	$3,709,870	$12.58
TI/LC	0	0	0	462,433	1.57
Replacement Reserves	0	0	0	58,970	0.20
Net Cash Flow	$402,274	$79,402	$167,309	$3,188,467	$10.81

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Underwritten Base Rent is higher than the historical Base Rent due to two new leases (AmTrust - $2,093,306 in base rent and National General - $1,594,408 in base rent) executed in the first quarter of 2016. Additionally, construction on the LBJ Freeway between 2011 and October 2015 hindered access to the 4455 LBJ Freeway Property and surrounding area.

(3)	Other Income includes parking income, roof rental income, NSF fees, late fees, and miscellaneous income.

■	Appraisal. According to the appraisal, the 4455 LBJ Freeway Property had an “as-is” appraised value of $46,100,000 as of February 17, 2016 and an “as-stabilized” value of $54,600,000 as of April 1, 2017. The borrower sponsor acquired the 4455 LBJ Freeway Property in August 2015 and executed two new leases for a total of 189,171 SF. The “as-is” appraised value assumes that the tenant improvements and leasing commissions costs associated with the two aforementioned leases will be incurred by the owner of the 4455 LBJ Freeway Property. The “as-stabilized” appraised value assumes that tenant improvements and leasing commissions costs have already been made and will not be incurred by the owner of the 4455 LBJ Freeway Property.

■	Environmental Matters. Based on the Phase I environmental report dated March 14, 2016, there were no recommendations for further action at the 4455 LBJ Freeway Property.

■	Market Overview and Competition. The 4455 LBJ Freeway Property is located directly along the LBJ Freeway in the city of Farmers Branch, within the Dallas Fort Worth metropolitan statistical area. The LBJ Freeway is a densely developed major roadway in Farmers Branch, Texas that underwent a freeway expansion project from 2011 through October 2015. While under construction, the project negatively impacted the area due to reduced traffic lanes and limited access to nearby buildings. However, with construction now complete, the LBJ Freeway is expected to support an estimated 500,000 vehicles per day.

The 4455 LBJ Freeway Property is also within one mile of Interstate 635, a six and eight lane highway that is a semi-loop around the northern and eastern sections of the Dallas metroplex. The Dallas North Tollway, a three-lane concrete paved toll road, is located approximately 1.5 miles east of the 4455 LBJ Freeway Property and connects the northern suburbs to downtown Dallas. The Galleria Dallas is located one mile east of the 4455 LBJ Freeway Property and is an upscale shopping mall anchored by Nordstrom, Macy’s, and Belk and a mixed-use development that includes over 200 stores and restaurants, office towers, an ice skating rink and The Westin Galleria Hotel.

4455 LBJ FREEWAY

According to the appraisal, the Dallas office market was comprised of a total inventory of 190.3 million SF as of fourth quarter 2015. The vacancy rate for fourth quarter 2015 was 17.1% and asking rents were $24.15 per SF. The appraisal identified five properties located within 2.5 miles of the 4455 LBJ Freeway Property that are considered comparable to the 4455 LBJ Freeway Property. The comparables were built between 1976 and 1986 and range from 185,851 SF to 540,514 SF with reported rents ranging from $18.75 per SF to $23.00 per SF. The average rent of the five comparable properties was $21.05 per SF. The appraisal concluded a full service gross plus electricity rental rate of $20.00 per SF for the 4455 LBJ Freeway Property. The weighted average in-place rent at the 4455 LBJ Freeway Property is $18.14 per SF, gross plus electricity.

The following table presents certain information relating to certain office rent comparables provided in the appraisal for the 4455 LBJ Freeway Property:

Lease Comparables(1)

	4455 LBJ Freeway Property(2)	North Dallas Bank Tower	The Crossings I	The Crossings II	LBJ Financial Center	Occidental Tower
Total GLA	294,850	201,665	232,541	296,587	185,851	540,514
Year Built	1980	1976	1986	1980	1982	1986
Lease Term (Years)	Various	5	7	3	5	NAV
Rental Rate (per SF)	$18.14	$21.00	$22.50	$20.00	$18.75	$23.00
Tenant Improvements (per SF)	Various	$15.00	$14.00	$7.50	$0.00	$30.00-$40.00
Lease Type(3)	FSG + E	FSG + E	FSG + E	FSG + E	FSG + E	Net

(1)	Source: Appraisal.

(2)	As provided by the borrower.

(3)	FSG + E means full service gross plus electricity.

■	The Borrower. The borrower is 4455 LBJ Freeway LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4455 LBJ Freeway Loan. The guarantors of the non-recourse carveouts under the 4455 LBJ Freeway Loan are AmTrust and National General, which are tenants at the 4455 LBJ Freeway Property, as well as affiliates of the borrower.

■	Escrows. On the origination date of the 4455 LBJ Freeway Loan, the borrower funded a reserve of (i) $120,888 for real estate taxes, (ii) $65,965 for insurance premiums, (iii) $178,250 for deferred maintenance and (iv) $7,987,080 for unfunded tenant improvement costs associated with the AmTrust tenant and the National General tenant.

On each due date, the borrower is required to fund: (i) a reserve for one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period (initially $24,178); (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 4455 LBJ Freeway Loan documents, an insurance reserve equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period (initially $6,597); (iii) a TI/LC reserve (the “Leasing Reserve Funds”) in the amount of $25,000 per month, subject to a cap of $1,200,000 and a minimum balance of $1,000,000 and (iv) a replacement reserve in the amount of $4,914 per month.

■	Lockbox and Cash Management. The 4455 LBJ Freeway Loan documents require a hard lockbox with springing cash management. The 4455 LBJ Freeway Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 4455 LBJ Freeway Property be promptly deposited into such lockbox account following receipt. So long as no 4455 LBJ Freeway Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept on each business day to a borrower-controlled operating account. During the continuance of a 4455 LBJ Freeway Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis. Provided no event of default under the 4455 LBJ Freeway Loan documents is continuing, such amounts are applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the 4455 LBJ Freeway Loan documents exists, funds in the excess cash flow reserve are (i) to the extent a 4455 LBJ Freeway Trigger Period is continuing, to be held by the lender as additional collateral; provided that, such excess cash flow reserves may be

4455 LBJ FREEWAY

disbursed to the borrower to pay for certain leasing commissions and tenant improvements at the 4455 LBJ Freeway Property to the extent Leasing Reserve Funds available to the borrower are insufficient to pay for the same and the borrower otherwise satisfies all of the conditions applicable to withdrawal from the Leasing Reserve Funds, and (ii) to the extent no 4455 LBJ Freeway Trigger Period exists, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the 4455 LBJ Freeway Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 4455 LBJ Freeway Loan (and/or toward the payment of expenses of the 4455 LBJ Freeway Property), in such order of priority as the lender may determine.

A “4455 LBJ Freeway Trigger Period” means a period: (A) commencing upon the earliest of, (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a 4455 LBJ Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with respect to clause (A)(i) above, the cure of such event of default, (y) with respect to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with respect to clause (A)(iii) above, such 4455 LBJ Specified Tenant Trigger Period ceasing to exist.

A “4455 LBJ Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods set forth in the Specified Tenant lease, (ii) the occurrence of a Specified Tenant Dark Event, (as defined below) (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect and (v) any bankruptcy or similar insolvency of a Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of (I) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (II) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the 4455 LBJ Freeway Loan documents and the applicable Specified Tenant under such lease being in possession of the space demised under its lease and paying the full amount of the rent due under its lease, and none of the conditions set forth in clauses (A)(i) – (A)(v) above existing with respect to such new lease or series of leases.

A “Specified Tenant” means, as applicable, (i) AmTrust, (ii) National General, (iii) any other lessee(s) of the specified tenant space (or any portion thereof) and (iv) any guarantor(s) of the applicable related specified tenant lease(s).

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all applicable defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of its applicable Specified Tenant space, occupying the Specified Tenant space (or applicable portion thereof) for conduct of its business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded any termination or cancellation notices previously delivered by it with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect: (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

A “Specified Tenant Dark Event” means any Specified Tenant failing to be in actual, physical possession of its applicable Specified Tenant space (or applicable portion thereof), failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof); provided, however, that (i) any standard and customary temporary vacancy of any Specified Tenant space (or any portion thereof) solely for purposes of renovation or reorganization of the applicable premises or (ii) any vacancy in 5% or less of the square footage of any applicable Specified Tenant space, will not be considered a Specified Tenant Dark Event. Notwithstanding the foregoing, a Specified Tenant Dark Event will not be deemed to exist as the result of an initial Specified Tenant not being in actual, physical possession of the applicable Specified Tenant space as of the closing date of the 4455 LBJ Freeway Loan and

4455 LBJ FREEWAY

during the period commencing upon the execution of the applicable Specified Tenant lease and ending upon the earlier of (A) the applicable Specified Tenant’s initial, physical possession of the applicable Specified Tenant space and (B) 12 months following the closing date of the 4455 LBJ Freeway Loan (it being understood that if a Specified Tenant is not in actual, physical possession of its applicable Specified Tenant space, open in and/or occupying its premises for the conduct of its business at any time following the date that is twelve (12) months following the closing date of the 4455 LBJ Freeway Loan, the same will be considered a Specified Tenant Dark Event), if the applicable Specified Tenant lease has been executed and delivered by the borrower and the Specified Tenant thereunder and the Specified Tenant has waived, in writing, all rights of termination in connection with the borrower’s failure to timely deliver the leased premises or to complete any other delivery obligations set forth in the applicable Specified Tenant lease.

■	Property Management. The 4455 LBJ Freeway Property is currently managed by Harkinson Investment Corporation. Under the 4455 LBJ Freeway Loan documents, the 4455 LBJ Freeway Property may not be managed by any party other than Harkinson Investment Corporation without the lender’s reasonable consent; provided, however, that so long as no event of default under the 4455 LBJ Freeway Loan documents exists, the borrower may replace Harkinson Investment Corporation with a Qualified Manager (as defined below). Notwithstanding the foregoing, the borrower may replace Harkinson Investment Corporation with CB Richard Ellis (“CBRE”) on or before October 7, 2016 provided the borrower enters into a management agreement with CBRE with terms and conditions that are substantially similar to the form attached to the 4455 LBJ Freeway Loan agreement.

A “Qualified Manager” means (i) CBRE, (ii) a person satisfying the Manager Criteria (as defined below) and reasonably approved by the lender in writing or (iii) any other person approved by the lender in writing, which such approval may be conditioned upon a rating agency confirmation. The lender has the right to require that the borrower terminate the management agreement and replace the property manager with a Qualified Manager selected by the borrower or another property manager chosen by the borrower and approved by the lender if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding, (b) a 4455 LBJ Freeway Trigger Period exists and remains uncured, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

“Manager Criteria” means a manager which (i) is a reputable management company having at least seven years’ experience in the management of Comparable Properties (as defined below), (ii) has, for at least seven years preceding the applicable date of determination, managed at least five Comparable Properties (exclusive of the 4455 LBJ Freeway Property or any portion thereof), each being of approximately the same size as the 4455 LBJ Freeway Property, (iii) is managing Comparable Properties (exclusive of the 4455 LBJ Freeway Property) with at least 1,000,000 leasable SF (in the aggregate) and (iv) is not the subject of any proceeding under any applicable Creditors Rights Laws (as defined below).

“Comparable Properties” means office properties with similar scope and class as the 4455 LBJ Freeway Property, located in similar geographic areas to the geographic area in which the 4455 LBJ Freeway Property is located.

“Creditors Rights Laws” means any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 4455 LBJ Freeway Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the 6 months following restoration). The “all-risk” policy containing terrorism insurance is required to contain a deductible no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

STORAGE DEPOT PORTFOLIO

STORAGE DEPOT PORTFOLIO

CARTIFACT
Newport
New Buffalo
Halifax
Duncannon
Dauphin
Marysville
Harrisburg
DOWNTOWN
Wormleysburg
Paxtang
Lemoyne
Camp Hill
Shiremanstown
Mechanicsburg
Hershey
Hummelstown
NS-RUTHERFORD INTERMODAL TERMINAL
Steelton
Highspire
Middletown
CAPITAL CITY AIRPORT
HARRISBURG INTERNATIONAL AIRPORT
Royalton
Elizabethtown
Goldsboro
Lewisberry
Dillsburg
York Haven
Franklintown
Mt Wolf
Manchester
1
2
3
4
5

Storage Depot Portfolio

#	Property Name	Address	City/State	Zip Code
1	Storage Depot-South	115 Cumberland Parkway	Mechanicsburg, PA	17055
2	Storage Depot-Northeast	6325 Allentown Boulevard	Harrisburg, PA	17112
3	Storage Depot-North	4401 North 6th Street	Harrisburg, PA	17110
4	Storage Depot-West	350 South 7th Street	Lemoyne, PA	17043
5	Storage Depot-East	321 Milroy Road	Harrisburg, PA	17111

STORAGE DEPOT PORTFOLIO

Mortgaged Properties Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		CGMRC
Location (City/State)	Various, Pennsylvania	Cut-off Date Principal Balance		$25,250,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$77.78
Size (SF)	324,641	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 3/31/2016	81.0%	Number of Related Mortgage Loans		1
Owned Occupancy as of 3/31/2016	81.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.95000%
Appraised Value	$37,275,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		48

Underwritten Revenues	$3,159,816
Underwritten Expenses	$1,026,628	Escrows
Underwritten Net Operating Income (NOI)	$2,133,188
Underwritten Net Cash Flow (NCF)	$2,100,724		Upfront	Monthly
Cut-off Date LTV Ratio	67.7%	Taxes	$108,381	$23,676
Maturity Date LTV Ratio	61.2%	Insurance	$11,006	$2,751
DSCR Based on Underwritten NOI / NCF	1.32x / 1.30x	Replacement Reserve(1)	$165,559	$0
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.3%	Other(2)	$750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,250,000	68.6%	Purchase Price	$35,000,000	95.0%
Principal’s New Cash Contribution	11,080,743	30.1	Closing Costs	1,544,473	4.2
Other Sources	499,425	1.4	Reserves	285,696	0.8

Total Sources	$36,830,169	100.0%	Total Uses	$36,830,169	100.0%

(1)	If the replacement reserve is less than $46,269, the borrower is required to deposit $3,856 on each payment date until the replacement reserve meets or exceeds $165,559. See “—Escrows” below.

(2)	The other upfront reserve of $750 is for environmental remediation. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Storage Depot Portfolio Loan”) is evidenced by a note in the original principal amount of $25,250,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in five self storage properties located in various cities within Pennsylvania (the “Storage Depot Portfolio Properties”). The Storage Depot Portfolio Loan was originated by Citigroup Global Markets Realty Corp. on April 18, 2016. The Storage Depot Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $25,250,000, which represents approximately 3.3% of the Initial Pool Balance, and accrues interest at an interest rate of 4.95000% per annum. The proceeds of the Storage Depot Portfolio Loan were used for the acquisition of the Storage Depot Portfolio Properties, to pay closing costs and to fund reserves.

The Storage Depot Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Storage Depot Portfolio Loan requires payments of interest only for the initial 48 months, followed by monthly payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Storage Depot Portfolio Loan is the due date in May 2026. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date. Voluntary prepayment of the Storage Depot Portfolio Loan, without prepayment premium or yield maintenance charge, is permitted on or after the due date in February 2026.

■	The Mortgaged Properties. The Storage Depot Portfolio Properties consist of five self storage properties located in Harrisburg, Mechanicsburg and Lemoyne, all within the Commonwealth of Pennsylvania. The Storage Depot Portfolio Properties, comprising an aggregate 324,641 SF, were constructed between 1984 and 2004. As of March 31, 2016, Total Occupancy and Owned Occupancy were both 81.0%.

STORAGE DEPOT PORTFOLIO

The following table presents certain information relating to the Storage Depot Portfolio Properties:

Property Name	Year Built / Renovated	Total GLA	Climate Controlled Units / Total Units	Occupancy(1)	Allocated Cut- off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	UW NCF
Storage Depot-Northeast	2004 / NAP	68,250	53 / 536	74.9%	$5,700,000	22.6%	$7,775,000	$458,601
Storage Depot-North	1995 / NAP	76,384	23 / 541	88.7%	5,700,000	22.6	8,225,000	468,004
Storage Depot-South	1994 / 2015	84,151	139 / 637	69.8%	5,450,000	21.6	9,275,000	456,751
Storage Depot-West	1986 / 1997	48,542	8 / 401	90.6%	5,000,000	19.8	6,875,000	409,172
Storage Depot-East	1984 / NAP	47,314	20 / 429	87.1%	3,400,000	13.5	5,125,000	308,197
Total / Wtd. Avg.		324,641	243 / 2,544	81.0%	$25,250,000	100.0%	$37,275,000	$2,100,724

(1)	Occupancy as of 3/31/2016.

Storage Depot – Northeast (the “Storage Depot – Northeast Property”) is located in Harrisburg, Pennsylvania. The Storage Depot – Northeast Property consists of an approximately 8.46-acre lot containing two parcels of land developed with 10 single-story buildings. The Storage Depot – Northeast Property consists of 536 self storage rooms within nine buildings. One building at the northwestern portion of the Storage Depot – Northeast Property contains the rental retail office. The facility has a secured gate, control keypads and 24/7 digital surveillance with security cameras located throughout. Additional property amenities include climate controlled units, drive up units, RV, boat and car parking and a retail store which sells moving supplies on site. The Storage Depot – Northeast Property is located on Allentown Boulevard which is an east-west thoroughfare connecting the surrounding communities. Allentown Boulevard boasts traffic counts of 17,074 vehicles per day and the Storage Depot – Northeast Property sits adjacent to several retail shopping centers and is across the street from various medical office complexes.

Storage Depot – North (the “Storage Depot – North Property”) is located in Harrisburg, Pennsylvania. The Storage Depot – North Property consists of an approximately 10.21-acre parcel developed with 13 single-story buildings and 541 units. Eleven of the buildings are utilized for self storage. Two single-story buildings with mezzanine levels at the southeastern developed portion of the Storage Depot – North Property contain the rental retail office, warehouse space, climate controlled self storage units and office space. The facility has a secured gate, control keypads and 24/7 digital surveillance with security cameras located throughout. Additional property amenities include climate controlled units, drive up units, RV, boat and car parking and a retail store which sells moving supplies on site. The Storage Depot – North Property is located at the intersection of Linglestown Road and North 6th Street. Daily traffic counts on Linglestown Road are approximately 23,737 cars per day.

Storage Depot – South (the “Storage Depot – South Property”) is located in Mechanicsburg, Pennsylvania. The Storage Depot – South Property consists of an approximately 5.86-acre parcel developed with 12 single-to-two story buildings with 637 units. Eleven of the buildings are single-story utilized for self storage. One two-story building at the southeastern portion of the Storage Depot – South Property contains a lower level rental retail office and an upper level rented office space. The facility has a secured gate, control keypads and 24/7 digital surveillance with security cameras located throughout. Additional property amenities include climate controlled units, drive up units and a retail store which sells moving supplies on site. The Storage Depot – South Property is located on Cumberland Parkway which is situated between Route 15 and South Market Street in Mechanicsburg. The Storage Depot – South Property has strong visibility from Interstate 76 which has a daily traffic count of 31,810.

Storage Depot – West (the “Storage Depot – West Property”) is located in Lemoyne, Pennsylvania, one mile west of the Harrisburg Central Business District. The Storage Depot – West Property consists of an approximately 4.64-acre parcel developed with 12 single- to two-story buildings with 401 self storage rooms within the buildings. Ten of the buildings are utilized for self storage. The two-story building near the front of the Storage Depot – West Property consists of the rental retail office and a manager’s apartment on the upper level. The Storage Depot – West Property is located off of exit 41A on Interstate 83. Interstate 83 boasts traffic counts of 89,800 vehicles per day and is the main thoroughfare between downtown Harrisburg and the surrounding western suburbs.

STORAGE DEPOT PORTFOLIO

Storage Depot – East (the “Storage Depot – East Property”) is located in Harrisburg, Pennsylvania, eight miles east of downtown Harrisburg. The Storage Depot – East Property consists of a 3.20-acre parcel developed with nine, single-to-two story buildings with 429 self storage units. Eight of the buildings are utilized for self storage. The two-story building holds the rental retail office and manager’s apartment on the upper level and self storage units and office space on the lower level. The facility has a secured gate, control keypads, and 24/7 digital surveillance with security cameras located throughout. The Storage Depot – East Property is located at the intersection of Milroy Road and Paxton Street. Paxton Street is the main thoroughfare connecting Hershey and Hummelstown to downtown Harrisburg and reports a daily traffic count of 45,066 at the intersection of Milroy Road.

The following table presents certain information relating to historical leasing at the Storage Depot Portfolio Properties:

Historical Leased %(1)

	2013(2)	2014(2)	2015(2)	As of 3/31/2016(3)
Storage Depot-Northeast	62.8%	78.8%	83.3%	74.9%
Storage Depot-North	76.4%	84.8%	86.6%	88.7%
Storage Depot-South	60.8%	67.7%	75.0%	69.8%
Storage Depot-West	81.9%	86.1%	88.6%	90.6%
Storage Depot-East	76.6%	79.2%	78.2%	87.1%

(1)	As provided by the borrowers and which reflects end of year occupancy for the specified year unless otherwise indicated.

(2)	The historical occupancy figures were calculated based on the occupied square footage of both the storage space and the respective RV, boat, and/or car parking at each of the Storage Depot Portfolio Properties.

(3)	The occupancy figures as of 3/31/2016 were calculated based on the occupied square footage of the storage space only. The square footage of the respective RV, boat, and/or car parking at each of the Storage Depot Portfolio Properties was excluded from both the numerator and denominator of the occupancy calculation. Furthermore, due to previous expansions at the Storage Depot Portfolio Properties, the respective total square footages used in the calculation of historical occupancy figures may not correspond to the total square footage used to calculate the occupancy figures as of 3/31/2016. As a result, the occupancy trend does not accurately reflect the performance of the Storage Depot Portfolio Properties which have experienced continuous increase in Effective Gross Income since 2013. See “Cash Flow Analysis”

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Storage Depot Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$2,408,404	$2,610,967	$2,820,278	$2,866,600	$3,083,076	$9.50
Gross Up Vacancy	0	0	0	0	798,576	2.46
Total Rent	$2,408,404	$2,610,967	$2,820,278	$2,866,600	$3,881,652	$11.96
Other Income(2)	232,201	264,284	281,350	283,884	292,381	0.90
Vacancy & Credit Loss	(44,358)	(32,236)	(26,371)	(24,674)	(1,014,217)	(3.12)
Effective Gross Income	$2,596,248	$2,843,016	$3,075,257	$3,125,810	$3,159,816	$9.73

Real Estate Taxes	$257,551	$260,941	$265,978	$267,557	$268,248	$0.83
Insurance	23,380	24,676	28,218	28,789	31,445	0.10
Management Fee	103,850	113,721	123,010	125,032	126,393	0.39
Other Operating Expenses	545,508	609,615	636,348	614,932	600,542	1.85
Total Operating Expenses	$930,289	$1,008,953	$1,053,554	$1,036,310	$1,026,628	$3.16

Net Operating Income	$1,665,959	$1,834,063	$2,021,703	$2,089,500	$2,133,188	$6.57
Replacement Reserves	0	0	0	0	32,464	0.10
Net Cash Flow	$1,665,959	$1,834,063	$2,021,703	$2,089,500	$2,100,724	$6.47

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Income includes apartment and office rent, billboard income, auction proceeds, late charges, administrative fees, retail sales, miscellaneous income, insurance administration and car wash income.

■	Appraisal. As of the appraisal valuation date of February 10, 2016, the Storage Depot Portfolio Properties had an aggregate “as-is” appraised value of $37,275,000 and an “as-stabilized” appraised value of $37,350,000.

STORAGE DEPOT PORTFOLIO

■	Environmental Matters. Based on the Phase I environmental reports dated February 29, 2016, there were no recommendations for further action other than, with respect to the Storage Depot – West Property, Storage Depot – North Property, and Storage Depot – East Property, operations and maintenance plans for asbestos, which were implemented in connection with the origination of the Storage Depot Portfolio Loan, and with respect to Storage Depot – West Property, radon testing.

■	Market Overview and Competition. The Storage Depot Portfolio Properties are located within the Harrisburg-Carlisle PA metropolitan statistical area (“MSA”). According to the appraisals, the Harrisburg-Carlisle economy (ranked A1 by Moody’s) is experiencing its strongest job growth since the mid-1990s, due in part to its central location in Pennsylvania accompanied by its extensive transportation and distribution network, the region’s low living costs, and its broad-based gains in the private sector services. The region’s largest employers include The Commonwealth of Pennsylvania (21,885), Penn State Hershey Medical Center (9,659), Giant Food Stores (8,800), Hershey Entertainment & Resorts (7,500), and JFC Staffing Associates (6,550).

The following table presents certain information relating to demographics at the Storage Depot Portfolio Properties:

Storage Depot Portfolio Demographics(1)

	Average Household Income ($) (1-Mile / 3-Mile / 5-Mile Radius)	2015 Population (1-Mile / 3-Mile / 5-Mile Radius)
Storage Depot-Northeast	89,361 / 87,416 / 80,686	5,114 / 40,067 / 97,427
Storage Depot-North	80,838 / 73,480 / 66,915	1,781 / 29,048 / 115,502
Storage Depot-South	63,109 / 77,273 / 86,186	5,322 / 44,417 / 88,931
Storage Depot-West	71,347 / 61,256 / 66,802	9,879 / 91,276 / 174,491
Storage Depot-East	70,014 / 83,288 / 76,139	4,734 / 34,978 / 111,146

(1)	Source: Appraisal.

Storage Depot – Northeast Property

The appraiser analyzed the local market and identified four comparables located within 4.5 miles of the Storage Depot – Northeast Property which are considered the competitive set for the Storage Depot – Northeast Property. The four comparables represent a total of 160,175 SF and were built between 1990 and 2005. The comparable properties revealed physical occupancy ranging from 84.0% to 95.0%, with an average of 87.8%. The Storage Depot – Northeast Property is currently 74.9% occupied as of 3/31/2016.

Storage Depot – North Property

The appraiser analyzed the local market and identified four comparables located within 6.0 miles of the Storage Depot – North Property which are considered the competitive set for the Storage Depot – North Property. The four comparables represent a total of 182,909 SF and were built between 1989 and 2005. The comparable properties revealed physical occupancy ranging from 85.0% to 95.0%, with an average of 88.0%. The Storage Depot – North Property is currently 88.7% occupied as of 3/31/2016.

Storage Depot – South Property

The appraiser analyzed the local market and identified four comparables located within 5.0 miles of the Storage Depot – South Property which are considered the competitive set for the Storage Depot – South Property. The four comparables represent a total of 305,839 SF and were built between 1983 and 1999. The comparable properties revealed physical occupancy ranging from 80.0% to 92.0%, with an average of 85.8%. The Storage Depot – South Property is currently 69.8% occupied as of 3/31/2016.

Storage Depot – West Property

The appraiser analyzed the local market and identified four comparables located within 5.0 miles of the Storage Depot – West Property which are considered the competitive set for the Storage Depot – West Property. The four comparables represent a total of 324,319 SF and were built between 1972 and 1999. The comparable properties revealed physical occupancy ranging from 85.0% to 86.0%, with an average of 85.3%. The Storage Depot – West Property is currently 90.6% occupied as of 3/31/2016.

STORAGE DEPOT PORTFOLIO

Storage Depot – East Property

The appraiser analyzed the local market and identified four comparables located within 5.0 miles of the Storage Depot – East Property, which are considered the competitive set for the Storage Depot – East Property. The four comparables represent a total of 144,460 SF and were built between 1990 and 2005. The comparable properties revealed physical occupancy ranging from 84.0% to 95.0%, with an average of 88.3%. The Storage Depot – East Property is currently 87.1% occupied as of 3/31/2016.

■	The Borrowers. The borrowers are SSCP Harrisburg LLC, SSCP Harrisburg North LLC, SSCP Harrisburg Northeast LLC, SSCP Harrisburg West LLC and SSCP Harrisburg South LLC, each a single-purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Storage Depot Portfolio Loan. Jacob Ramage and Matthew Lang are guarantors of the non-recourse carveouts under the Storage Depot Portfolio Loan.

■	Escrows. In connection with the origination of the Storage Depot Portfolio Loan, the borrowers funded aggregate reserves of $285,696 with respect to the Storage Depot Portfolio Properties, comprised of (i) $108,381 for real estate taxes, (ii) $11,006 for insurance, (iii) $165,559 for replacement reserves and (iv) $750 for an environmental remediation reserve.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the Storage Depot Portfolio Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Storage Depot Portfolio Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period and (iii) following the replacement reserve being less than $46,269, a replacement reserve in the amount of $3,856 until the replacement reserve equals or exceeds $165,559.

■	Lockbox and Cash Management. The Storage Depot Portfolio Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Storage Depot Portfolio Trigger Period (as defined below) the Storage Depot Portfolio Loan documents require the borrowers and property manager to deposit all rents and the borrowers to direct all credit card companies to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrowers with respect to the Storage Depot Portfolio Properties be promptly deposited into such lockbox account following receipt. So long as a Storage Depot Portfolio Trigger Period is not then in effect, all funds in the lockbox are required to be remitted on each business day to the borrowers’ operating account. During the continuance of a Storage Depot Portfolio Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account and, provided no event of default is continuing, applied to pay debt service and operating expenses of the Storage Depot Portfolio Properties and to fund required reserves in accordance with the Storage Depot Portfolio Loan documents. After the foregoing disbursements are made and so long as a Storage Depot Portfolio Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the Storage Depot Portfolio Loan. During the continuance of an event of default under the Storage Depot Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Storage Depot Portfolio Loan and/or toward the payment of expenses of the Storage Depot Portfolio Properties, in such order of priority as the lender may determine.

A “Storage Depot Portfolio Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio being less than (a) 1.40x during any period prior to the monthly payment date occurring in June 2020 (based on the interest only payments then due) or (b) 1.15x thereafter (based on the amortizing debt service payments then due), and (B) expiring upon (x) with regard to any Storage Depot Portfolio Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Storage Depot Portfolio Trigger Period commenced in connection with clause (ii)(a) above, the date that the interest only debt service coverage ratio is equal to or greater than 1.45x for two consecutive calendar quarters, and (z) with regard to any Storage Depot Portfolio Trigger Period commenced in connection with clause (ii)(b) above, the date that the amortizing debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

STORAGE DEPOT PORTFOLIO

■	Property Management. The Storage Depot Portfolio Properties are currently managed by SSCP Property Management LLC, an affiliate of the borrowers. Under the Storage Depot Portfolio Loan documents, the borrowers may terminate and replace the property manager without the lender’s consent, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least 60 days prior written notice and (iii) the applicable replacement property manager is a national property management company with at least ten years of experience managing self storage properties and at least ten self storage properties, containing at least 10,000 units then under management (exclusive of the Storage Depot Portfolio Properties) or is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate, or cause the borrowers to terminate, the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in certain involuntary bankruptcy proceedings not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (b) a Storage Depot Portfolio Trigger Period has occurred and is continuing; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Storage Depot Portfolio Properties, covering no less than 12 months of business interruption coverage as calculated under the Storage Depot Portfolio Loan documents in an amount equal to 100% of the projected gross income from the Storage Depot Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Storage Depot Portfolio Properties is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000, except as otherwise permitted in the Storage Depot Portfolio Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Strathallan DoubleTree by Hilton

Strathallan DoubleTree by Hilton

Lake Ontario
Buffalo
Rochester
Syracuse
Albany
Binghamton
Scranton
Hartford
New York
Harrisburg
Trenton
Philadelphia
Wilmington
Baltimore
Washington DC
Atlantic Ocean
NY
PA
MD
NJ
VA
DE
CT
MA
VT
NH
LAKE ONTARIO STATE PKWY
Charlotte
Greece
Irondequoit
Rochester
Brighton
Pittsford
Gates
MAPLEWOOD
DOWNTOWN
BROWNCROFT
19TH WARD
GATES-NORTH GATES
EAST ROCHESTER
Penfield
Elm Ridge Center
The Mall at Greece Ridge
Unity Health Hospital
The Medley Centre
Rochester General Hospital
Strathallan DoubleTree by Hilton
546 East Avenue
Rochester, NY 14607
Sahlen's Stadium
Frontier Field
Convention Center
The Strong Museum
University of Rochester
GREATER ROCHESTER INTERNATIONAL AIRPORT
Monroe Community College
Nazareth College of Rochester
Southtown Plaza
The Marketplace
Rochester Institute of Technology
LAKE SHORE BLVD
ENGLISH RD
TITUS AVE
RIDGE RD
W RIDGE RD
NORTON ST
LYELL AVE
CHILI AVE
COLUMBIA AVE
ELMWOOD AVE
MONROE AVE
ATLANTIC AVE
CLIFFORD AVE
PAUL RD
BALLANTYNE RD
W JEFFERSON RD
CARTIFACT

Strathallan DoubleTree by Hilton

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Rochester, New York	Cut-off Date Principal Balance	$22,329,301
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$144,060.01
Size (Rooms)	155	Percentage of Initial Pool Balance	3.0%
Total TTM Occupancy as of 3/31/2016	72.3%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 3/31/2016	72.3%	Type of Security(1)	Fee Simple
Year Built / Latest Renovation	1975 / 2012	Mortgage Rate	5.47050%
Appraised Value	$33,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$14,272,397
Underwritten Expenses	$11,048,776
Underwritten Net Operating Income (NOI)	$3,223,622	Escrows(2)
Underwritten Net Cash Flow (NCF)	$2,652,726	Upfront	Monthly
Cut-off Date LTV Ratio	67.7%	Taxes	$171,195	$28,533
Maturity Date LTV Ratio	51.9%	Insurance	$14,925	$7,462
DSCR Based on Underwritten NOI / NCF	1.95x / 1.60x	FF&E	$0	$43,656
Debt Yield Based on Underwritten NOI / NCF	14.4% / 11.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,500,000	100.0%	Loan Payoff	$20,385,726	90.6%
Principal Equity Distribution	1,628,961	7.2
Closing Costs	299,193	1.3
Reserves	186,120	0.8
Total Sources	$22,500,000	100.0%	Total Uses	$22,500,000	100.0%

(1)	Borrower transferred its leasehold interest to the County of Monroe Industrial Development Agency (“IDA”) until such time that the related PILOT Program expires. See “—PILOT Program” below.

(2)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Strathallan DoubleTree Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in the 155-room Strathallan DoubleTree by Hilton located in Rochester, New York (the “Strathallan DoubleTree Property”). The Strathallan DoubleTree Loan has an outstanding principal balance as of the Cut-off Date of $22,329,301 and represents approximately 3.0% of the Initial Pool Balance. The Strathallan DoubleTree Loan was originated by Cantor Commercial Real Estate Lending, L.P. on November 20, 2015 and has an interest rate of 5.47050% per annum. The borrower utilized the proceeds of the Strathallan DoubleTree Loan to refinance the existing debt on the Strathallan DoubleTree Property, return equity to the borrower sponsor, pay closing costs and fund reserves.

The Strathallan DoubleTree Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 115 months, with a 25-year amortization schedule. The scheduled maturity date of the Strathallan DoubleTree Loan is the due date in December 2025. Voluntary prepayment of the Strathallan DoubleTree Loan is prohibited prior to the due date in September 2025. Provided that no event of default under the Strathallan DoubleTree Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted on or after the first due date following the date that is two years after the securitization closing date.

■	The Mortgaged Property. The Strathallan DoubleTree Property is a 155-room full service hotel located in Rochester, New York. The Strathallan DoubleTree Property was purchased by the borrower for $7.5 million in January 2012. The borrower entered into a 15-year franchise agreement dated March 6, 2012 with Hilton Franchise Holding LLC that expires on March 31, 2027.

The Strathallan DoubleTree Property was originally constructed in 1975 as a senior housing development and subsequently renovated and reopened as the Strathallan Hotel in 1980. After the purchase of the Strathallan DoubleTree Property in 2012, it underwent a complete-renovation costing approximately $16.2 million ($104,355 per room) that included extensive upgrades to the lobby, ground area, fitness center, and the construction of an indoor pool. In June 2015, following a $1.9 million redesign on the roof, the Strathallan DoubleTree Property opened a 3,000 SF conference center/ catering hall and Hattie’s Restaurant on the ninth floor.

The room mix at the nine-story Strathallan DoubleTree Property consists of 95 king rooms, 45 queen rooms, 14 ADA rooms and one suite. Guestrooms feature a 37-inch HDTV with premium cable channels, free wireless high-speed internet access, DoubleTree’s Sweet Dreams Sleep Experience, microwave, coffee maker and mini refrigerators.

Strathallan DoubleTree by Hilton

The Strathallan DoubleTree Property offers two food and beverage venues which include Char Steak & Lounge, a full service restaurant that offers breakfast, lunch, dinner and a late-night bar, and Hattie’s Restaurant which offers a Japanese-centric menu and late-night cocktails at the bar. Additional amenities include 7,500 SF of meeting space, a 24-hour Pavilion Pantry Market, on-site convenience store, patios, an indoor pool, fitness center and a 24-hour business center.

In 2014 the Strathallan DoubleTree Property won the most improved market share award as well as the DoubleTree Pride Award which is presented to the top five small and top five large performing DoubleTree hotels. In 2015 the Strathallan DoubleTree Property received TripAdvisor’s Certificate of Excellence Award which is awarded to establishments with outstanding reviews on TripAdvisor.

The following table presents certain information relating to the 2014 demand analysis with respect to the Strathallan DoubleTree Property based on market segmentation, as provided in the appraisal for the Strathallan DoubleTree Property:

Estimated 2014 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Strathallan DoubleTree	40.0%	15.0%	45.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing 12-month period through March 2016 penetration rates relating to the Strathallan DoubleTree Property, as provided in a March 2016 hospitality research report:

Penetration Rates(1)

Year	Occupancy	ADR	RevPAR
TTM 3/31/2016	126.0%	167.1%	210.6%
TTM 3/31/2015	130.4%	156.6%	204.2%
TTM 3/31/2014	124.6%	149.2%	186.0%

(1)	Source: March 2016 hospitality research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Strathallan DoubleTree Property:

Strathallan DoubleTree Property(1)

	2013	2014	2015	TTM 3/31/2016
Occupancy	66.5%	71.7%	72.5%	72.3%
ADR	$153.79	$167.44	$167.81	$169.35
RevPAR	$102.30	$120.05	$121.66	$122.41

(1)	As provided by the borrower.

Strathallan DoubleTree by Hilton

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Strathallan DoubleTree Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten(2)(3)	Underwritten $ per Room(4)
Rooms Revenue	$5,787,634	$6,792,078	$6,882,917	$6,944,147	$6,925,174	$44,679
Food & Beverage Revenue	3,621,868	4,332,081	6,613,117	7,182,890	7,279,136	46,962
Other Operating Revenue	48,357	72,860	63,224	68,274	68,087	439
Total Revenue	$9,457,859	$11,197,019	$13,559,258	$14,195,311	$14,272,397	$92,080

Room Expense	$1,246,513	$1,424,134	$1,589,156	$1,643,484	$1,638,994	$10,574
Food & Beverage Expense	3,432,431	3,515,562	4,811,349	5,147,592	5,147,592	33,210
Other Operating Expense	66,805	39,870	52,130	51,518	51,377	331
Total Departmental Expense	$4,745,749	$4,979,566	$6,452,635	$6,842,594	$6,837,963	$44,116
Total Undistributed Expense	2,784,275	3,162,448	3,688,489	3,755,596	3,735,947	24,103
Total Fixed Expense	314,769	330,514	390,973	396,391	474,866	3,064
Total Operating Expenses	$7,844,793	$8,472,528	$10,532,097	$10,994,581	$11,048,776	$71,282

Net Operating Income	$1,613,066	$2,724,491	$3,027,161	$3,200,730	$3,223,622	$20,798
FF&E Reserve	378,314	447,881	542,370	567,812	570,896	3,683
Net Cash Flow	$1,234,752	$2,276,611	$2,484,791	$2,632,917	$2,652,726	$17,114

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on TTM 3/31/2016 Occupancy and ADR figures of 72.3% and $169.35 respectively.

(3)	Underwritten Total Fixed Expense includes the average real estate tax expense, net of the tax abatements from the PILOT program, over the Strathallan DoubleTree Loan term. See “—PILOT Program” below.

(4)	Underwritten $ per Room calculations are based on 155 rooms.

■	Appraisal. According to the appraisal dated as of October 1, 2015, the Strathallan DoubleTree Property had an “as-is” appraised value of $33,000,000.

■	Environmental Matters. The Phase I environmental report dated November 20, 2015 recommended no further action at the Strathallan DoubleTree Property.

■	Market Overview and Competition. The Strathallan DoubleTree Property is located in the “Neighborhood of The Arts” in Rochester, New York, along Strathallan Park and the north side of East Avenue. The Strathallan DoubleTree Property is approximately 1.5 miles from Downtown Rochester, 1.5 miles from Interstate 490 and 5.5 miles from the Greater Rochester International Airport.

In addition to on-site amenities, the Strathallan DoubleTree Property is located near a number of notable attractions, including the Strong Museum of Play, Memorial Art Gallery, the Rochester Museum and Science Center, the Blue Cross Arena and the Seneca Park Zoo. The Strathallan DoubleTree Property is also in close proximity to Lake Erie, a major leisure destination for hiking, biking, boating and fishing.

The Neighborhood of The Arts is known for the Memorial Art Gallery, the Anderson Arts Building and other art-related venues such as the Auditorium Theater which hosts a wide variety of touring Broadway shows.

The City of Rochester has a large student population with a total enrollment of nearly 19,500 undergraduate students between the University of Rochester and Rochester Institute of Technology alone. The College Town district of Rochester, which is three miles from the Strathallan DoubleTree Property, is a 14-acre mixed-use development that was created to establish a unity between the university atmosphere of the city and the greater community. The total cost of the development was approximately $100 million and the city invested approximately $8.5 million in streetscape renovations.

Rochester’s 2010 population was approximately 210,000, making it the third largest city in New York following New York City and Buffalo. Rochester is home to a number of local, regional and international corporations including Eastman Kodak, Earthlink, IBM, Bausch & Lomb, Xerox, Harris Corporation, CareStream Healthcare and Golisano Children’s Hospital.

Strathallan DoubleTree by Hilton

The following table presents certain information relating to the primary competition for the Strathallan DoubleTree Property:

Strathallan DoubleTree Competitive Set (1)

Property	Number of Rooms	Year Built	Estimated 2014 Occupancy	Estimated 2014 ADR	Estimated 2014 RevPAR
Strathallan DoubleTree	155	1975	72%	$167.45	$120.05
Radisson Hotel Rochester Riverside	460	1970	45%	75.00	33.75
DoubleTree Rochester	249	1985	60%	125.00	75.00
Holiday Inn Rochester Downtown	217	1969	30%	55.00	16.50
Hyatt Regency Rochester	338	1992	70%	117.00	81.90
Staybridge Suites Rochester University	88	2008	70%	120.00	84.00
Renaissance the Del Monte Lodge Rochester Hotel	99	2000	65%	160.00	104.00

(1)	Source: Appraisal.

■	The Borrower. The borrower, 550 East Ave LLC, a New York limited liability company, is a single purpose, single asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Strathallan DoubleTree Loan. The sponsors of the borrower and non-recourse carveout guarantors are David F. Christa and Robert C. Morgan on a joint and several basis.

David Christa founded Christa Construction, LLC in 1982 and since then, has completed over $5 billion of construction work. Christa Construction, LLC covers a wide range of professional services such as construction management, design/building, general construction, project/program management and real estate development. In 1989 Christa Construction, LLC opened Christa Development Corporation, a full service real estate development company that focuses on mixed-use office, flex, production and residential space.

Robert Morgan founded Morgan Management, LLC in 1979 and has owned and operated a residential real estate portfolio in the greater Rochester area since 1976. The real estate portfolio includes RV resorts, multifamily properties, self-storage facilities, commercial office buildings and shopping plazas.

■	PILOT Program. The Strathallan DoubleTree Property is subject to a payment in lieu of taxes (“PILOT Program”) Program with the IDA, which commenced in 2013 and expires no earlier than 2023.

In connection with the PILOT Program, the borrower retained the fee interest in the Strathallan DoubleTree Property and transferred its leasehold interest to the IDA and the IDA leased back to the borrower the related subleasehold interest. Pursuant to the PILOT Program, the borrower receives a reduction of its real estate taxes on certain eligible improvements at the Strathallan DoubleTree Property through 2023, with the tax savings phasing out at the rate of 10% per year beginning in 2013. Real estate taxes were underwritten based on the average in-place assessed values and real estate taxes, net of abatements, over the term of the Strathallan DoubleTree Loan. The leasehold interest in the Strathallan DoubleTree Property will revert back to the borrower upon expiration of the related lease agreement on April 30, 2023.

■	Escrows. At origination, the borrower deposited $171,195 into a tax reserve account and $14,925 into an insurance reserve account.

On each due date, the borrower is required to make deposits of (i) one-twelfth of the required annual taxes, which currently equates to $28,533, into a tax reserve account, (ii) one-twelfth of the required insurance premiums, which currently equates to $7,462, into an insurance reserve account and (iii) a monthly FF&E reserve of one-twelfth of 4% of the projected annual gross revenues from operations of the Strathallan DoubleTree Property for the prior year, which currently equates to $43,656.

Strathallan DoubleTree by Hilton

■	Lockbox and Cash Management. The Strathallan DoubleTree Loan is structured with a hard lockbox and springing cash management. The Strathallan DoubleTree Loan documents require the borrower to deliver notices to all tenants under leases instructing them to deliver all rents payable directly into a lender-controlled lockbox account and require that all credit card and cash revenues relating to the Strathallan DoubleTree Property be deposited directly into such lockbox and all other amounts received by the borrower or property manager with respect to the Strathallan DoubleTree Property be deposited into such lockbox account within two business days following receipt. During a Cash Sweep Event Period, amounts in the lockbox account will be applied to the payment of debt service and reserves, with any remaining amounts returned to the borrower and all excess amounts will remain in a lender controlled account as additional collateral for the Strathallan DoubleTree Loan.

A “Cash Sweep Event Period” will commence on the occurrence of (i) an event of default, (ii) a bankruptcy event of the borrower, principal, guarantor or manager, (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.20x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.25x.

■	Property Management. The Strathallan DoubleTree Property is managed by MC Management, LLC which is an affiliate of the borrower, pursuant to a management agreement.

■	Mezzanine or Additional Indebtedness. None.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as the lender determines that either (i) prudent owners of real estate comparable to the Strathallan DoubleTree Property are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Strathallan DoubleTree Property, plus 18 months of business interruption coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MADBURY COMMONS

MADBURY COMMONS

Madbury Commons
17-21 Madbury Road
Durham, NH 03824
University of New Hampshire
Durham
Dover
NEW HAMPSHIRE
MAINE
Portsmouth
Little Bay
Great Bay
Newington Center Historic District
Fox Run Mall
Newington Mall Shopping Center
Durgan Square
PORTSMOUTH INTERNATIONAL AIRPORT AT PEASE
PORTSMOUTH NAVAL SHIPYARD
Warner House
Place 800
Portsmouth Public Library
Portsmouth Regional Hospital
Water Country
Atlantic Ocean
Concord
NH
Manchester
Dublin
Nashua
Lowell
Westford
MA
Acton
Woburn
Lynn
Salem
Boston
Worcester
Framingham
Quincy
Gloucester
Wells
Portsmouth
Broad Sound
Massachusetts Bay
UNIVERSITY OF NEW HAMPSHIRE
CARTIFACT

MADBURY COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Durham, New Hampshire	Cut-off Date Principal Balance(5)		$20,000,000
Property Type(1)	Multifamily	Cut-off Date Principal Balance per Bed(3)		$93,333.33
Size (Beds)(1)	525	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 11/6/2015(2)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/6/2015(2)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate		4.92900%
Appraised Value	$71,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36

Underwritten Revenues	$6,659,528
Underwritten Expenses	$2,485,278	Escrows
Underwritten Net Operating Income (NOI)	$4,174,250		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,112,813	Taxes	$287,612	$95,871
Cut-off Date LTV Ratio(3)	68.6%	Insurance	$87,953	$8,795
Maturity Date LTV Ratio(3)	60.7%	Replacement Reserves	$0	$5,120
DSCR Based on Underwritten NOI / NCF(3)(4)	1.33x / 1.31x	TI/LC	$64,278	$0
Debt Yield Based on Underwritten NOI / NCF(3)	8.5% / 8.4%	Other Reserve(6)	$10,014	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$49,000,000	100.0%	Loan Payoff	$37,138,304	75.8%
			Principal Equity Distribution	8,765,322	17.9
			Closing Costs	2,646,516	5.4
			Reserves	449,858	0.9
Total Sources	$49,000,000	100.0%	Total Uses	$49,000,000	100.0%

(1)	The collateral consists of 525 beds, as well as 42,859 SF of ground floor commercial space.

(2)	The most recent occupancy does not include the retail component at the Madbury Commons Property.

(3)	Calculated based on the aggregate outstanding principal balance of the Madbury Commons Loan Combination.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR based on Underwritten NOI and Underwritten NCF are 1.70x and 1.68x, respectively.

(5)	The Cut-off Date Principal Balance of $20,000,000 represents the non-controlling note A-2 of the $49,000,000 Madbury Commons Loan Combination, which is evidenced by two pari passu notes. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $29,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C4 securitization transaction.

(6)	The Other Reserve represents a Saxbys Coffee rent abatement reserve, see “─Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Madbury Commons Loan”) is part of a loan combination (the “Madbury Commons Loan Combination”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a student housing property located in Durham, New Hampshire (the “Madbury Commons Property”). The Madbury Commons Loan (evidenced by note A-2), which represents a non-controlling interest in the Madbury Commons Loan Combination, which has an outstanding principal balance as of the Cut-off Date of $20,000,000 and represents approximately 2.6% of the Initial Pool Balance. The related companion loan, which is evidenced by note A-1 and represents the controlling interest in the Madbury Commons Loan Combination, which has an outstanding principal balance as of the Cut-off Date of $29,000,000, is currently held by Cantor Commercial Real Estate Lending, L.P. or an affiliate and is expected to be contributed to the CFCRE 2016-C4 securitization transaction. The Madbury Commons Loan Combination was originated by Cantor Commercial Real Estate L.P. on December 15, 2015. The Madbury Commons Loan Combination has an original principal balance of $49,000,000 and each note has an interest rate of 4.92900% per annum. The borrower utilized the proceeds of the Madbury Commons Loan Combination to refinance the existing debt on the Madbury Commons Property, return equity to the borrower sponsor, pay origination costs and fund reserves.

The Madbury Commons Loan had an initial term of 120 months and has a remaining term of 116 months. The Madbury Commons Loan requires interest only payments on each due date through and including the due date in January 2019, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in January 2026. Voluntary prepayment of the Madbury Commons Loan is prohibited prior to the due date in August 2025 without the payment of a yield maintenance premium or any other premium or fee. Provided no event of default has occurred and is continuing under the Madbury Commons Loan documents, defeasance of the Madbury Commons Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

MADBURY COMMONS

■	The Mortgaged Property. The Madbury Commons Property is a Class A, student housing property totaling 525 beds (126 units), located in Durham, New Hampshire. The Madbury Commons Property is situated adjacent to the University of New Hampshire (“UNH”) campus. The newly constructed property was developed in 2015, and features four first-floor retail spaces totaling 42,859 SF in addition to the 126 residential units. The Madbury Commons Property is located across the street from the student union, as well as the new Paul College of Business. All academic buildings as well as the athletic facilities are within walking distance of the Madbury Commons Property.

The residential component of the Madbury Commons Property features unit types ranging from two to six bedrooms, with an average unit size of approximately 1,065 SF. Each unit is furnished and amenities include a washer/dryer, a flat screen television, stainless steel appliances, granite countertops, climate control and a video intercom system. Utilities, cable television and Wi-Fi are also included in the rent. Additionally, the borrower plans to open a new on-site fitness center in the summer of 2016.

As of November 6, 2015, the student housing component of the Madbury Commons Property was 100.0% leased for the 2015/2016 school year with parental guarantees on most of the leases.

The retail component of the Madbury Commons Property features four ground floor commercial units. As of December 1, 2015, the retail component was 94.2% occupied by UNH, Saxbys Coffee and Kennebunk Savings Bank.

The following table presents certain information relating to the units and rent at the Madbury Commons Property:

Unit Mix(1)

Unit Type	# of Beds	# of Units	Average SF per Unit	Monthly Market Rent per Bed(2)	Monthly Actual Rent per Bed	Underwritten Monthly Rent	Total Underwritten Annual Rent
2 Bedroom / 1 Bath	5	2	727	$1,011	$980	$4,900	$58,800
3 Bedroom / 1 Bath	23	7	842	973	955	21,955	263,460
3 Bedroom / 2 Bath	28	7	1,028	932	911	25,520	306,240
4 Bedroom / 2 Bath	378	93	1,038	937	916	346,185	4,154,220
5 Bedroom / 2 Bath	79	15	1,358	947	919	72,570	870,840
6 Bedroom / 2 Bath	12	2	1,390	970	915	10,980	131,760
Total / Wtd. Avg.	525	126	1,065	$941	$918	$482,110	$5,785,320

(1)	As provided by the borrower for the 2015/2016 school year.

(2)	Source: Appraisal.

MADBURY COMMONS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Madbury Commons Property:

Cash Flow Analysis(1)

	T-3 1/31/2016 Annualized	Underwritten	Underwritten $ per Bed(2)
Residential Gross Potential Rent(3)	$5,814,700	$5,785,320	$11,020
Residential Vacancy(4)	0	(289,266)	(551)
Residential Net Rental Income	$5,814,700	$5,496,054	$10,469
Commercial Income(5)	801,380	1,077,167	2,052
Commercial Vacancy(6)	0	(71,193)	(136)
Commercial Net Rental Income	$801,380	$100,5974	$1,916
Other Income	12,820	157,500	300
Effective Gross Income	$6,628,900	$6,659,528	$12,685

Total Operating Expenses	$1,581,984	$2,485,278	$4,734

Net Operating Income	$5,046,916	$4,174,250	$7,951
Replacement Reserves	0	61,437	117
Net Cash Flow	$5,046,916	$4,112,813	$7,834

(1)	Construction on the Madbury Commons Property was completed in August 2015. As such, historical financials are not applicable.

(2)	The Madbury Commons Property contains 525 beds.

(3)	Residential Gross Potential Rent is based on the in-place rent roll for the 2015/2016 school year.

(4)	Residential Vacancy represents 5.0% of gross potential rent. The residential portion of the Madbury Commons Property is currently 100.0% occupied and the appraisal concluded an economic vacancy rate of 4.0%.

(5)	Commercial Income is based on executed leases with UNH, Saxbys Coffee and Kennebunk Savings Bank. UNH’s underwritten rent was averaged over the Madbury Commons Loan term.

(6)	Represents the in-place commercial economic vacancy.

■	Appraisal. According to the appraisal, the Madbury Commons Property had an “as-is” appraised value of $71,400,000 as of an effective date of November 9, 2015.

■	Environmental Matters. The Phase I environmental report dated November 17, 2015 recommended no further action at the Madbury Commons Property.

■	Market Overview and Competition. The Madbury Commons Property is located in Durham, New Hampshire, adjacent to the UNH campus. Founded in 1866, UNH is the largest university in New Hampshire with a student population of 14,891 as of 2015. Additionally, UNH is a large employer in the Durham metropolitan statistical area, employing over approximately 4,000 staff members. In 2015, the population and median household income in Durham, New Hampshire were 15,290 and $71,582, respectively.

As of November 6, 2015, there were currently 14,891 students enrolled at the UNH Durham Campus. On-campus housing at UNH currently features 28 residence halls containing approximately 6,000 beds. This allows only approximately 40% of the student body to live on campus. The average monthly rent at the Madbury Commons Property is $918 per bed. The appraisal concluded an average monthly rent of $941 per bed for the Madbury Commons Property, which is based on either the average pre-leased rent for the 2016/2017 school year or a 2.0% increase over the in-place rents. In addition, 97% of the beds at the Madbury Commons Property are preleased for the 2016/2017 school year as of April 4, 2016.

MADBURY COMMONS

The following table presents certain information relating to the primary competition for the Madbury Commons Property:

Competitive Set(1)

	Madbury Commons Property	University Edge Main St	The Lodges at West	10 Pette Brooke	Cottages of Durham	University Downtown	Rivers Edge Apartments
Walk to Campus (Minutes)	5	8	23	5	38	7	32
Year Built	2015	2015	2014	2013	2011	2010	2009
Occupancy	100%	96%	100%	100%	98%	100%	100%
No. of Beds	525	197	460	60	619	120	112
No. of Units	126	54	143	15	141	26	48
Avg. SF per Unit	1,065	1,318	1,115	1,387	1,383	1,060	1,066
Avg. Monthly Rent per Bed	$918	$895	$989	$856	$806	$756	$730

(1)	Source : Appraisal.

■	The Borrower. The borrower is GP Madbury 17, LLC, a single purpose, New Hampshire limited liability company, structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsors of the borrower and the non-recourse carveout guarantors are Eamonn T. Healy, Kenneth Rubin and Barrett Bilotta on a joint and several basis.

Eamonn T. Healy, Kenneth Rubin and Barrett Bilotta are the principals of Golden Goose Capital, a developer, owner and manager of student housing properties. Golden Goose Capital maintains a portfolio of student housing properties around the campus of UNH totaling 788 beds. The borrower sponsors developed the Madbury Commons Property for a total cost of $45.2 million.

■	Escrows. At origination, the borrower deposited (i) $287,612 into a tax reserve account, (ii) $87,953 into an insurance reserve account, (iii) $64,278 into a TI/LC reserve account and (iv) $10,014 into a Saxbys Coffee rent abatement account.

On a monthly basis, the borrower is required to deposit reserves of (i) one-twelfth of the estimated annual real estate taxes, which currently equates to $95,871, into a tax reserve account, (ii) one-twelfth of the annual insurance premiums, which currently equates to $8,795, into an insurance reserve account and (iii) $5,120 (approximately $117 per bed annually) into a replacement reserve account. Additionally, on each due date during a Lease Sweep Period (as defined below), all excess cash will be deposited into a lease sweep reserve account.

■	Lockbox and Cash Management. The Madbury Commons Loan is structured with a springing lockbox and springing cash management. A hard lockbox and in place cash management are required during a Cash Management Period (as defined below). The Madbury Commons Loan documents require, upon the occurrence of a Cash Management Period, the borrower to establish and maintain a lockbox account for the sole benefit of the lender. During a Cash Management Period, the Madbury Commons Loan documents require that all rents received by the borrower be deposited into the lender-controlled lockbox account within two days after receipt. On each due date during the continuance of a Cash Management Period, the Madbury Commons Loan documents require that all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses be remitted to a borrower account unless an event of default has occurred in which case all remaining amounts will be held as additional collateral in an excess cash flow reserve. During the continuance of an event of default, funds on deposit in the cash management account may be applied by the lender in such order and priority as it determines in its sole discretion.

A “Cash Management Period” will occur upon (i) an event of default, (ii) a bankruptcy action of the borrower, managing member of the borrower, guarantor or property manager, (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain an actual debt service coverage ratio of at least 1.10x until the debt service coverage ratio is at least equal to 1.15x for two consecutive calendar quarters or (iv) the occurrence of a Lease Sweep Period.

A “Lease Sweep Period” will occur upon the first monthly payment date following (i) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, (ii) receipt by the borrower of notice from the tenant under the Lease Sweep Lease (such tenant, a “Lease Sweep Tenant”) that it

MADBURY COMMONS

intends to exercise any right of early termination, (iii) the date that a Lease Sweep Tenant goes dark, fails to open for business during customary hours or fails to be in physical possession of its space, (iv) a default under the Lease Sweep Lease that continues beyond any applicable notice or cure period or (v) the occurrence of a Lease Sweep Tenant insolvency proceeding.

A “Lease Sweep Lease” means (i) the UNH lease and/or (ii) any replacement tenant lease with respect to the space demised pursuant to the UNH lease.

■	Property Management. The Madbury Commons Property is managed by Golden Goose Property Management, LLC, a New Hampshire limited liability company and an affiliate of the borrower. Upon the occurrence of any event which would entitle the lender to terminate the management agreement, the manager shall, (a) at the request of the lender continue to perform all of the manger obligations or (b) transfer its responsibility for the management of the property to a qualified manager selected by the borrower and approved by the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Madbury Commons Property (plus 18 months of business interruption coverage), so long as (i) prudent owners of real estate comparable to the Madbury Commons Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Madbury Commons Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PLUMTREE APARTMENTS

PLUMTREE APARTMENTS

CARTIFACT
Plumtree Apartments
229 Parkwood Drive
Lansing, MI 48917
Lansing
East Lansing
Dewitt
Grand Ledge
Delta Township
Dimondale
Flint
Waterford
Pontiac
Warren
Southfield
Livonia
Detroit
Ann Arbor
Dearborn Heights
Taylor
Jackson
Adrian
CAPITAL REGION INT'L AIRPORT
GRAND LEDGE ARMY AVIATION SUPPORT
Lansing Mall
Sparrow St Lawrence Hospital
Sparrow Hospital
Ingham Regional Medical Center
Spartan Stadium
Michigan State University
Funtyme Adventure Park

PLUMTREE APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Lansing, Michigan	Cut-off Date Principal Balance	$17,175,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$42,302.96
Size (Units)	406	Percentage of Initial Pool Balance	2.3%
Total Occupancy as of 1/21/2016	94.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/21/2016	94.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1968, 1970 / NAP	Mortgage Rate	5.13000%
Appraised Value	$20,750,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	60
Underwritten Revenues	$3,436,917
Underwritten Expenses	$1,750,596	Escrows
Underwritten Net Operating Income (NOI)	$1,686,321	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,584,821	Taxes	$155,175	$25,863
Cut-off Date LTV Ratio(1)	69.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	64.5%	Replacement Reserve(2)	$2,475,000	$8,458
DSCR Based on Underwritten NOI / NCF	1.50x / 1.41x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,175,000	73.2%	Purchase Price	$20,200,000	86.0%
Principal’s Equity Contribution	6,254,331	26.6	Reserves	2,630,175	11.2
Other Sources	47,500	0.2	Closing Costs	646,656	2.8

Total Sources	$23,476,831	100.0%	Total Uses	$23,476,831	100.0%

(1)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “prospective stabilized/completed renovations” appraised value of $24,600,000 as of February 1, 2018. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $20,750,000 are 82.8% and 76.5%, respectively. See “—Appraisal” below.

(2)	The $2,475,000 in Upfront Replacement Reserve is for planned capital upgrades at the Plumtree Apartments Property. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Plumtree Apartments Loan”) is evidenced by a note in the original principal amount of $17,175,000 secured by a first mortgage encumbering the borrower’s fee simple interest in a 406-unit multifamily complex located in Lansing, Michigan (the “Plumtree Apartments Property”). The Plumtree Apartments Loan was originated by Citigroup Global Markets Realty Corp. on March 29, 2016 and represents approximately 2.3% of the Initial Pool Balance. The note evidencing the Plumtree Apartments Loan has an outstanding principal balance as of the Cut-off Date of $17,175,000 and an interest rate of 5.13000% per annum. The proceeds of the Plumtree Apartments Loan were primarily used to finance the acquisition of the Plumtree Apartments Property, fund reserves and pay origination costs.

The Plumtree Apartments Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Plumtree Apartments Loan requires monthly payments of interest only during the first five years of its term. The scheduled maturity date of the Plumtree Apartments Loan is the due date in April 2026. Provided that no event of default has occurred and is continuing under the Plumtree Apartments Loan documents, at any time after the second anniversary of the securitization Closing Date, the Plumtree Apartments Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Plumtree Apartments Loan documents. Provided that no event of default has occurred and is continuing under the Plumtree Apartments Loan documents, voluntary prepayment of the Plumtree Apartments Loan in whole is permitted on or after the due date occurring in January 2026 without payment of any prepayment premium.

■	The Mortgaged Property. The Plumtree Apartments Property is a 406-unit garden-style multifamily property built in 1968 and 1970 on approximately 27.20 acres. The Plumtree Apartments Property is comprised of 36 three-story buildings and an on-site leasing office, which houses an indoor swimming pool. The unit mix at the Plumtree Apartments Property includes 64 1-bedroom 1-bathroom garden units (665 SF); 204 2-bedroom 1-bathroom garden units (900 SF); 50 2-bedroom 1.5-bathroom garden units (950 SF); and 88 3-bedroom 1.5-bathroom garden units (1,200 SF).

PLUMTREE APARTMENTS

Subsequent to acquisition of the Plumtree Apartments Property, the borrower commenced renovations with an expected total cost of approximately $3,600,000 ($8,867/unit). The renovations include interior unit upgrades for the flooring, cabinets, counters, lighting, hardware, plumbing, and appliances in 40% of the units, along with new roofs on select buildings, windows, clubhouse/pool area upgrades and other various improvements to the hallways, brick work, parking lot, lighting, balconies, trim, HVAC system, and signage. The upgrades are expected to take two years to complete. The lender has held back a reserve in the amount of $2,475,000 upfront to fund these capital expenditures (“Designated Replacement Reserve Funds”). The remainder of the cost is expected to be funded from borrower equity.

The following table presents certain information relating to the units and rents at the Plumtree Apartments Property:

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Average Monthly Actual Rent per Unit(1)	Average Yearly Actual Rent(1)
1 Bedroom / 1 Bath	58	6	64	664	$615	$472,320	$613	$426,480
2 Bedroom / 1 Bath	193	11	204	896	710	1,738,080	703	1,629,300
2 Bedroom / 1.5 Bath	47	3	50	950	755	456,600	752	424,080
3 Bedroom / 1.5 Bath	86	2	88	1,166	850	902,400	831	857,112
Total / Wtd. Avg.	384	22	406	925	$731	$3,569,400	$724	$3,336,972

(1)	As provided by the borrower per January 21, 2016 rent roll.

(2)	As provided in the appraisal.

The following table presents certain information relating to historical leasing at the Plumtree Apartments Property:

Historical Leased %(1)

	2012	2013	2014	2015	As of 1/21/2016
Owned Space	95.3%	94.8%	94.8%	95.6%	94.6%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.

PLUMTREE APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plumtree Apartments Property:

Cash Flow Analysis(1)

	2012	2013	2014	2015	TTM 2/29/2016	Underwritten	Underwritten $ per Unit
Base Rent	$2,799,827	$2,910,683	$3,097,435	$3,232,325	$3,251,821	$3,336,972	$8,219
Gross Up Vacancy	0	0	0	0	0	185,580	$457
Gross Potential Rent	$2,799,827	$2,910,683	$3,097,435	$3,232,325	$3,251,821	$3,522,552	$8,676
Vacancy, Credit Loss & Concessions	0	0	0	0	0	(270,731)	(667)
Total Rent	$2,799,827	$2,910,683	$3,097,435	$3,232,325	$3,251,821	$3,251,821	$8,009
Other Income(2)	141,286	160,604	183,633	183,963	185,096	185,096	456
Effective Gross Income	$2,941,113	$3,071,287	$3,281,068	$3,416,288	$3,436,917	$3,436,917	$8,465

Real Estate Taxes	$288,785	$288,782	$284,288	$293,219	$294,447	$354,686	$874
Insurance	152,423	194,018	209,756	185,670	181,511	93,937	231
Management Fee	117,645	122,851	131,243	136,652	137,477	137,477	339
Other Expenses	1,104,287	1,135,629	1,225,903	1,278,232	1,222,087	1,164,497	2,868
Total Operating Expenses	$1,663,140	$1,741,280	$1,851,190	$1,893,773	$1,835,522	$1,750,596	$4,312

Net Operating Income	$1,277,973	$1,330,007	$1,429,878	$1,522,515	$1,601,395	$1,686,321	$4,153
Replacement Reserves	0	0	0	0	0	101,500	250
Net Cash Flow	$1,277,973	$1,330,007	$1,429,878	$1,522,515	$1,601,395	$1,584,821	$3,903

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Income includes administrative fees, cable TV income, carports, court charges, damage charges, late charges, laundry, and pet charges.

■	Appraisal. According to the appraisal, the Plumtree Apartments Property had an “as-is” appraised value of $20,750,000 as of February 4, 2016 and a “prospective stabilized/completed renovations” appraised value of $24,600,000 as of February 1, 2018 which assumes completion of renovations to the Plumtree Apartments Property and increases in rental rates following such renovations.

■	Environmental Matters. Based on the Phase I environmental report dated February 11, 2016, there were no recommendations for further action for the Plumtree Apartments Property other than the recommendation for the implementation of an asbestos O&M plan.

■	Market Overview and Competition. The Plumtree Apartments Property is located in Lansing, Michigan. Lansing is approximately 60 miles southeast of Grand Rapids and approximately 80 miles northwest of Detroit. The Plumtree Apartments Property is specifically located on the north side of West Michigan Avenue approximately 3.5 miles to the west of the Lansing Central Business District and in close proximity to several major highways including the I-69 Business Route, I-69/West Saginaw Highway interchange and I-496/I-69 interchange. The immediate neighborhood is mature and consists of residential, office, and retail developments. The nearest shopping facilities serving the area are located directly north of the Plumtree Apartments Property and are within walking distance.

Lansing has become a hub for insurance companies in the Midwest, with the industry accounting for over 15,000 employees in the Lansing area. The headquarters of six insurance companies are located within Lansing. Further, Lansing is home to several large colleges and universities including Michigan State University and Lansing Community College. According to a third party report, the population within a one-, three-, and five-mile radius is 9,098, 47,712, and 116,548, respectively, and the average household income is $58,963, $62,766, and $54,648, respectively.

The appraisal identified a competitive set of seven multifamily properties within 2.1 miles of the Plumtree Apartments Property. The properties ranged in size from 52 units to 456 units for an average of 207 units, with occupancy rates ranging from 90.4% to 98.6% for a weighted average of 96.1%. Rental rates at the competitive properties ranged from $484 per unit to $1,230 per unit for an average range of $615 per unit to $893 per unit.

PLUMTREE APARTMENTS

The following table presents certain information relating to certain residential lease comparables provided in the appraisal for the Plumtree Apartments Property:

Competitive Set(1)

	Village Green of Lansing Apts	Delta Square Apts	Newberry Apartments	Verndale Apartments	Ramblewood Apts	Crimson Cove	Devonshire on Canal Apts
Location	Lansing, MI	Lansing, MI	Lansing, MI	Lansing, MI	Lansing, MI	Lansing, MI	Lansing, MI
Year Built	1973	1977	1986	1980	1976	1971	1972
Number of Units	353	144	110	72	456	52	264
Occupancy %	95.8%	98.4%	94.7%	98.6%	98.0%	90.4%	93.0%
Average Quoted Rents $/SF/Month	$0.85 - $1.15	$0.73 - $0.87	$0.82 - $1.68	$0.78 - $0.98	$0.69 -$0.91	$0.75 - $1.46	$0.77 - $1.00

(1)	Source: Appraisal.

■	The Borrower. The borrower is Plumtree Apartment Associates, LLC, a single-purpose, single-asset Delaware limited liability company. The guarantor of the non-recourse carveouts is Alan Hayman.

Alan Hayman is one of the principals of The Hayman Company, a privately owned commercial real estate organization founded in 1965. The company is headquartered in suburban Detroit and has satellite offices in Chicago and Dallas with a total of 450 employees nationwide. The company’s focus includes acquisitions and investments, property management and leasing, receivership services for lenders and special servicers, and asset management. The company owns or manages in excess of 16 million square feet of commercial properties and over 40,000 apartments in 24 states.

■	Escrows. On the origination date of the Plumtree Apartments Loan, the borrower funded a reserve of (i) $155,175 for real estate taxes and (ii) $2,475,000 for Designated Replacement Reserve Funds.

On each due date, the borrower is required to pay to the lender: (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, initially $25,863, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Plumtree Apartments Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period and (iii) a replacement reserve in the amount of $8,458.

■	Lockbox and Cash Management. The Plumtree Apartments Loan documents require a springing lockbox with springing cash management. The Plumtree Apartments Loan documents require the borrower, upon the first occurrence of a Plumtree Apartments Trigger Period (as defined below), to establish a lender-controlled lockbox account and direct the property manager to deposit all rents directly to such lender-controlled lockbox account and require that all other money received by the borrower with respect to the Plumtree Apartments Property be promptly deposited into such lockbox account. So long as a Plumtree Apartments Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrower’s operating account. During the continuance of a Plumtree Apartments Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and if no event of default under the Plumtree Apartments Loan documents is continuing, applied to pay debt service and operating expenses of the Plumtree Apartments Property and to fund required reserves in accordance with the Plumtree Apartments Loan documents. After the foregoing disbursements are made and so long as a Plumtree Apartments Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the Plumtree Apartments Loan. During the continuance of an event of default under the Plumtree Apartments Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Plumtree Apartments Loan and/or toward the payment of expenses of the Plumtree Apartments Property, in such order of priority as the lender may determine.

A “Plumtree Apartments Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Plumtree Apartments Loan documents and continuing until the same is cured, or (ii) the trailing 12-month debt service coverage ratio being less than 1.15x and continuing until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

PLUMTREE APARTMENTS

■	Property Management. The Plumtree Apartments Property is currently managed by The Hayman Company, an affiliate of the borrower. Under the Plumtree Apartments Loan documents, the borrower may terminate and replace the property manager if, among other conditions, no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to replace the property manager upon (i) an event of default under the Plumtree Apartments Loan documents, (ii) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or a voluntary bankruptcy or insolvency proceeding with respect to the property manager, or (iii) a continuing default by the property manager under the management agreement beyond all notice and cure periods.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Plumtree Apartments Property providing for a deductible no more than $25,000 (plus 12 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the 6 months following restoration). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

(THIS PAGE INTENTIONALLY LEFT BLANK)

247 bedford avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance(3)		$17,150,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$1,579.62
Size (SF)	19,625	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 3/1/2016(1)	96.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/1/2016(1)	96.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1930 / 2016	Mortgage Rate		4.75000%
Appraised Value	$51,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsors(4)	RedSky Capital, LLC, Benjamin Bernstein and Benjamin Stokes

Underwritten Revenues	$2,308,820
Underwritten Expenses	$295,696	Escrows
Underwritten Net Operating Income (NOI)	$2,013,125		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,989,984	Taxes	$92,611	$15,435
Cut-off Date LTV Ratio(2)	60.5%	Insurance	$37,403	$3,117
Maturity Date LTV Ratio(2)	60.5%	Replacement Reserves	$0	$245
DSCR Based on Underwritten NOI / NCF(2)	1.35x / 1.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	6.5% / 6.4%	Other(5)	$4,193,933	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$31,000,000	99.8%	Loan Payoff	$20,791,645	66.9%
Other Sources	65,000	0.2	Principal Equity Distribution	4,434,412	14.3
			Reserves	4,323,947	13.9
			Closing Costs	1,514,996	4.9
Total Sources	$31,065,000	100.0%	Total Uses	$31,065,000	100.0%

(1)	The 247 Bedford Avenue Property is leased to two tenants, both of which are currently completing the build-out of their space, are not yet in physical occupancy and are in a free rent period.

(2)	Calculated based on the aggregate outstanding principal balance of the 247 Bedford Avenue Loan Combination.

(3)	The 247 Bedford Avenue Loan, with an outstanding principal balance as of the Cut-off Date of $17,150,000, is evidenced by the controlling note A-1 of the $31,000,000 247 Bedford Avenue Loan Combination. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding balance as of the Cut-off Date of $13,850,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions.

(4)	Benjamin Bernstein and Benjamin Stokes are the non-recourse carveout guarantors under the 247 Bedford Avenue Loan.

(5)	Other Upfront Reserves of $4,193,933 consists of (i) $1,975,463 of free rent related to the leases for Investment Grade Tenant and The Corcoran Group, (ii) $1,468,470 of outstanding tenant improvement and leasing commission obligations and (iii) $750,000 related to The Corcoran Group’s planned expansion to occupy an additional 700 SF of the currently vacant ground floor retail space.

The following table presents certain information relating to historical leasing at the 247 Bedford Avenue Property:

Historical Leased %(1)(2)

3/1/2016
Owned Space	96.4%

(1)	As provided by the borrower.

(2)	The 247 Bedford Avenue Property was acquired by the borrower in 2012. As part of the building’s redevelopment, the borrower vacated existing residential leases at the 247 Bedford Avenue Property and invested approximately $8.1 million into renovating the 247 Bedford Avenue Property. In 2013, Investment Grade Tenant and The Corcoran Group executed leases at the 247 Bedford Avenue Property. As of the date of the Prospectus, both tenants are currently completing the build-out of their space, are not yet in physical occupancy and are in a free rent period, thus historical occupancy information is unavailable.

247 bedford avenue

The following table presents certain information relating to the tenants at the 247 Bedford Avenue Property:

Owned Tenants at the 247 Bedford Avenue Property

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	Lease Expiration	Renewal / Extension Options
Investment Grade Tenant	NR/Aa1/AA+	13,700	69.8%	5/31/2027	NA
The Corcoran Group	NR/NR/NR	5,225	26.6	3/31/2026	2, 5-year options
Largest Owned Tenants		18,925	96.4%
Remaining Owned Tenants		0	0.0
Vacant Spaces (Owned Space)		700	3.6
Total / Wtd. Avg. All Owned Tenants		19,625	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents the lease rollover schedule at the 247 Bedford Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	# of Expiring Tenants
MTM	0	0.0%	0.0%	0
2016	0	0.0	0.0%	0
2017	0	0.0	0.0%	0
2018	0	0.0	0.0%	0
2019	0	0.0	0.0%	0
2020	0	0.0	0.0%	0
2021	0	0.0	0.0%	0
2022	0	0.0	0.0%	0
2023	0	0.0	0.0%	0
2024	0	0.0	0.0%	0
2025	0	0.0	0.0%	0
2026	5,225	26.6	26.6%	1
2027 & Thereafter	13,700	69.8	96.4%	1
Vacant	700	3.6	100.0%	0
Total / Wtd. Avg.	19,625	100.0%		2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

247 bedford avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 247 Bedford Avenue Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$2,106,470	$107.34
Contractual Rent Steps	171,208	8.72
Gross Up Vacancy	175,000	8.92
Gross Potential Rent	$2,452,678	$124.98
Reimbursements	31,142	1.59
Vacancy & Credit Loss	(175,000)	(8.92)
Effective Gross Income	$2,308,820	$117.65

Real Estate Taxes	176,402	8.99
Insurance	35,122	1.79
Management Fee	69,265	3.53
Operating Expenses	14,907	0.76
Total Operating Expenses	$295,696	$15.07

Net Operating Income	$2,013,125	$102.58
TI/LC	20,197	1.03
Replacement Reserves	2,944	0.15
Net Cash Flow	$1,989,984	$101.40

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The 247 Bedford Avenue Property was acquired by the borrower in 2012. As part of the building’s redevelopment, the borrower vacated the existing residential leases at the 247 Bedford Avenue Property and invested approximately $8.1 million into renovating the 247 Bedford Avenue Property. In 2013, Investment Grade Tenant and The Corcoran Group executed leases at the 247 Bedford Avenue Property. As of the date of the Prospectus, both tenants are currently completing the build-out of their space, are not yet in physical occupancy and are in a free rent period, thus historical financial information is unavailable.

(THIS PAGE INTENTIONALLY LEFT BLANK)

desoto town center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	DeSoto, Texas	Cut-off Date Principal Balance		$16,250,000
Property Type(1)	Multifamily	Cut-off Date Principal Balance per Unit(1)		$100,931.68
Size (Units)(1)	161	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 3/8/2016(1)	95.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/8/2016(1)	95.7%	Type of Security		Leasehold
Year Built / Latest Renovation	2009 / NAP	Mortgage Rate		5.40500%
Appraised Value	$22,560,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
		Borrower Sponsor(2)	2005 ZST/TBT Descendant’s Trust -
Underwritten Revenues	$2,426,999		T Trust
Underwritten Expenses	$1,015,982	Escrows
Underwritten Net Operating Income (NOI)	$1,411,017		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,382,359	Taxes	$122,520	$30,630
Cut-off Date LTV Ratio	72.0%	Insurance	$42,515	$3,270
Maturity Date LTV Ratio	66.8%	Replacement Reserves	$0	$2,388
DSCR Based on Underwritten NOI / NCF	1.29x / 1.26x	TI/LC(3)	$75,000	$0
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.5%	Other(4)	$83,320	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,250,000	100.0%	Loan Payoff	$9,536,225	58.7%
			Principal Equity Distribution	6,225,867	38.3
			Reserves	323,355	2.0
			Closing Costs	164,554	1.0
Total Sources	$16,250,000	100.0%	Total Uses	$16,250,000	100.0%

(1)	The collateral for the DeSoto Town Center Property includes 161 multifamily units and 14,556 SF of ground floor retail space. As of March 8, 2016, the multifamily portion of the collateral was 95.7% occupied, while the ground floor retail space was 100.0% occupied by six tenants. Additionally, Cut-off Date Principal Balance per Unit is calculated on a per unit basis based upon the 161 multifamily units.

(2)	2005 ZST/TBT Descendant’s Trust - T Trust is the guarantor of the non-recourse carveouts under the DeSoto Town Center Loan.

(3)	At origination, the borrower deposited $75,000 into the TI/LC reserve for future tenant improvements and leasing commissions with respect to the retail portion of the DeSoto Town Center Property. Monthly deposits into the TI/LC reserve will be suspended until the balance in the reserve is less than $5,000, at which time the borrower will be required to make monthly deposits of $607.

(4)	Upfront other reserve represents outstanding tenant improvements and leasing commissions owed to BB&T Corporation.

The following table presents certain information relating to the multifamily units and rent at the DeSoto Town Center Property:

Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Underwritten Rent per Unit	Underwritten Annual Rent
Studio	3	0	3	758	$835	$826	$826	$29,724
Studio (Upgraded)	12	3	15	664	841	841	868	156,264
1 Bed	93	1	94	754	978	982	981	1,107,058
1 Bed (Upgraded)	0	2	2	1,010	1,460	N/A	1,460	35,040
2 Bed	44	0	44	1,033	1,332	1,300	1,300	686,374
2 Bed (Upgraded)	1	2	3	841	1,470	1,379	1,483	53,388
Total / Wtd. Avg.	153	8	161	827	$1,074	$1,062	$1,064	$2,067,848

(1)	Based on the rent roll dated March 8, 2016 with vacant units grossed up to market rent.

The following table presents certain information relating to historical leasing at the DeSoto Town Center Property:

Historical Leased %(1)(2)

	2014	2015	As of 3/8/2016
Owned Space	94.7%	94.0%	95.7%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise stated.
(2)	Excludes ground floor retail space.

desoto town center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DeSoto Town Center Property:

Cash Flow Analysis(1)

	2014	2015	TTM 1/31/2016	Underwritten	Underwritten $ per Unit/SF(2)
Multifamily Base Rent	$1,677,940	$1,752,182	$1,765,073	$1,949,592	$12,109.27
Commercial Base Rent	56,037	162,424	164,424	226,355	15.55
Multifamily Gross Up Vacancy	0	0	0	118,260	734.53
Commercial Gross Up Vacancy	0	0	0	0	0.00
Gross Potential Rent	$1,733,977	$1,914,606	$1,929,497	$2,294,207	$14,249.73
Multifamily Economic Vacancy & Credit Loss	0	0	0	(118,260)	(734.53)
Commercial Economic Vacancy & Credit Loss	0	0	0	(17,208)	(1.18)
Total Rent Revenue	$1,733,977	$1,914,606	$1,929,497	$2,158,739	$13,408.32
Commercial Reimbursements	0	24,552	26,598	86,514	5.94
Other Income(3)	164,754	181,519	181,746	181,746	1,128.86
Effective Gross Income	$1,898,731	$2,120,677	$2,137,841	$2,426,999	$15,074.53

Total Operating Expenses	$952,382	$1,020,345	$1,005,460	$1,015,982	$6,310.45

Net Operating Income	$946,349	$1,100,332	$1,132,381	$1,411,017	$8,764.08
TI/LC	0	0	0	0	0.00
Replacement Reserves	0	0	0	28,658	178.00
Net Cash Flow	$946,349	$1,100,332	$1,132,381	$1,382,359	$8,586.08

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	The collateral for the DeSoto Town Center Property includes 161 multifamily units and 14,556 SF of ground floor retail space. Underwritten $ per Unit for line items particular to the multifamily component are represented on a per unit basis based upon the 161 multifamily units. All cash flow line items specific to the retail component are represented on a per SF basis based upon the 14,556 SF of retail space. The cash flow line items shared between both the multifamily and retail spaces are represented on a per unit basis based upon 161 multifamily units.

(3)	Other Income consists primarily of late fees, utility reimbursements and other miscellaneous fees.

DOUBLETREE – COCOA BEACH

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Cocoa Beach, Florida	Cut-off Date Principal Balance		$14,183,590
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$95,835.07
Size (Rooms)	148	Percentage of Initial Pool Balance		1.9%
Total TTM Occupancy as of 2/29/2016	77.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/29/2016	77.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1987 / 2012-2015	Mortgage Rate		5.21000%
Appraised Value	$25,400,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		NAP
		Borrower Sponsors(1)		Prakash Pandey and Pandey Hotel Corporation
Underwritten Revenues	$7,313,320
Underwritten Expenses	$5,531,747	Escrows
Underwritten Net Operating Income (NOI)	$1,781,573		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,489,040	Taxes	$56,363	$9,394
Cut-off Date LTV Ratio	55.8%	Insurance	$235,400	$33,629
Maturity Date LTV Ratio	51.7%	FF&E	$0	$13,068
DSCR Based on Underwritten NOI / NCF	1.90x / 1.59x	Deferred Maintenance	$17,500	$0
Debt Yield Based on Underwritten NOI / NCF	12.6% / 10.5%	Other(2)	$50,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,200,000	88.8%	Loan Payoff	$15,013,472	93.9%
Principal’s New Cash Contribution	1,749,608	10.9	Closing Costs	621,874	3.9
Other Sources	45,000	0.3	Reserves	359,263	2.2

Total Sources	$15,994,608	100.0%	Total Uses	$15,994,608	100.0%

(1)	Prakash Pandey and Pandey Hotel Corporation are the non-recourse carveout guarantors under the DoubleTree - Cocoa Beach Loan.
(2)	Other Upfront reserve represents a PIP reserve in the amount of $50,000. A monthly seasonality reserve will commence if operating income falls below certain thresholds as described in the DoubleTree – Cocoa Beach Loan documents.

The following table presents certain information relating to the January 2016 penetration rates relating to the DoubleTree – Cocoa Beach Property, as provided in a travel research report for the DoubleTree – Cocoa Beach Property:

January 2016 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
DoubleTree – Cocoa Beach	69.0%	130.4%	90.0%

(1)	Source: travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree – Cocoa Beach Property:

DoubleTree – Cocoa Beach Property(1)

	2013	2014	2015	TTM 2/29/2016
Occupancy	78.2%	78.1%	78.1%	77.6%
ADR	$124.56	$130.72	$138.34	$140.67
RevPAR	$97.36	$102.09	$108.00	$109.14

(1)	As provided by the borrower and which reflects occupancy as of December 31 for the specified year unless otherwise indicated.

DOUBLETREE – COCOA BEACH

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the DoubleTree – Cocoa Beach Property:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	Underwritten	Underwritten $ per Room
Room Revenue	$5,154,046	$5,514,741	$5,512,960	$5,570,937	$5,851,207	$39,535
Food & Beverage Revenue	1,319,665	1,319,502	1,368,986	1,339,658	1,407,055	9,507
Other Revenue(1)	59,760	62,380	63,001	68,215	55,058	372
Total Revenue	$6,533,471	$6,896,623	$6,944,947	$6,978,810	$7,313,320	$49,414

Room Expense	$1,115,968	$1,141,172	$1,165,134	$1,172,101	$1,233,335	$8,333
Food & Beverage Expense	1,002,524	1,012,659	1,028,759	1,022,002	1,091,839	7,377
Other Expense	51,401	41,979	56,780	59,303	71,694	484
Total Departmental Expense	$2,169,893	$2,195,810	$2,250,673	$2,253,406	$2,396,868	$16,195
Total Undistributed Expense	2,397,747	2,567,100	2,548,057	2,532,641	2,638,875	17,830
Total Fixed Charges	448,417	510,766	499,467	498,529	496,005	3,351
Total Operating Expenses	$5,016,057	$5,273,676	$5,298,197	$5,284,576	$5,531,747	$37,377

Net Operating Income	$1,517,414	$1,622,947	$1,646,750	$1,694,234	$1,781,573	$12,038
FF&E	261,339	275,865	277,798	279,152	292,533	1,977
Net Cash Flow	$1,256,075	$1,347,082	$1,368,952	$1,415,082	$1,489,040	$10,061

(1)	Other Revenue consists of movie rentals, telephone, no-show revenue, unclaimed deposits, gift shop sales and parking revenue that commenced in 2013, transportation revenue that commenced in 2014 and other miscellaneous revenue.

BUSHWICK RETAIL PORTFOLIO

Mortgaged Properties Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CGMRC
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance		$14,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$369.88
Size (SF)	37,850	Percentage of Initial Pool Balance		1.9%
Total Occupancy as of 3/15/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/15/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.07000%
Appraised Value	$24,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsors(1)	David Feldman, Daniel Gerard and Henry Hewes

Underwritten Revenues	$1,463,330
Underwritten Expenses	$288,710	Escrows
Underwritten Net Operating Income (NOI)	$1,174,620		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,121,305	Taxes	$53,307	$10,661
Cut-off Date LTV Ratio	58.3%	Insurance	$3,415	$1,707
Maturity Date LTV Ratio	58.3%	Replacement Reserves	$0	$820
DSCR Based on Underwritten NOI / NCF	1.63x / 1.56x	TI/LC(2)	$0	$3,154
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.0%	Defered Maintenance	$14,125	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,000,000	99.7%	Loan Payoff	$10,603,149	75.5%
Other Sources	45,000	0.3	Principal Equity Distribution	2,832,338	20.2
			Closing Costs	538,666	3.8
			Reserves	70,847	0.5
Total Sources	$14,045,000	100.0%	Total Uses	$14,045,000	100.0%

(1)	David Feldman, Daniel Gerard and Henry Hewes are the non-recourse carveout guarantors under the Bushwick Retail Portfolio Loan.

(2)	The TI/LC Reserve is subject to a cap of $56,775.

The following table presents certain information relating to the Bushwick Retail Portfolio Properties:

Property Address	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated	UW NCF
1467-1469 Broadway	Brooklyn	NY	$5,900,000	16,000	100.0%	2004 / NAP	$551,977
1419 Broadway	Brooklyn	NY	4,850,000	14,350	100.0%	1994 / 2006	340,476
1441 Broadway	Brooklyn	NY	3,250,000	7,500	100.0%	1997 / 2007	228,851
Total / Wtd. Avg. Portfolio			$14,000,000	37,850	100.0%		$1,121,305

(1)	As provided by the borrowers and represents physical occupancy based on square footage as of March 15, 2016.

The following table presents certain information relating to historical leasing at the Bushwick Retail Portfolio Properties:

Historical Leased %(1)

Property Address	2013	2014	2015
1467-1469 Broadway	100.0%	100.0%	100.0%
1419 Broadway	100.0%	100.0%	100.0%
1441 Broadway	100.0%	100.0%	100.0%
Total / Wtd. Avg. Portfolio	100.0%	100.0%	100.0%

(1)	Based on underwritten cash flow statement, which reflects December 31 for the specified year unless otherwise indicated.

BUSHWICK RETAIL PORTFOLIO

The following table presents certain information relating to the major tenants at the Bushwick Retail Portfolio Properties:

Largest Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Portfolio GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Hospital Clinic Home Center	NR/NR/NR	21,850	57.7%	$689,944	51.7%	$31.58	Various(1)	NA
Traditional Day Care	NR/NR/NR	12,000	31.7	468,161	35.1	39.01	Various(2)	NA
Bushwick Laundry, Inc.	NR/NR/NR	4,000	10.6	175,282	13.1	43.82	6/30/2029	NA
Largest Owned Tenants		37,850	100.0%	$1,333,387	100.0%	$35.23
Vacant Spaces (Owned Space)		0	0	0	0	0.00
Total / Wtd. Avg. All Owned Tenants		37,850	100.0%	$1,333,387	100.0%	$35.23

(1)	Hospital Clinic Home Center has two expiration dates. 7,500 SF of the total 21,850 SF expires on July 14, 2017. The remaining 14,350 SF expires on November 30, 2026. Hospital Clinic Home Center is the sole tenant at the Bushwick Retail Portfolio Properties located at 1419 Broadway and 1441 Broadway.

(2)	Traditional Day Care has one space at 4,000 SF that expires March 31, 2023 and a second space at 8,000 SF that expires December 31, 2020.

The following table presents the lease rollover schedule at the Bushwick Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	7,500	19.8	19.8%	274,055	20.6	36.54	1
2018	0	0.0	19.8%	0	0.0	0.00	0
2019	0	0.0	19.8%	0	0.0	0.00	0
2020	8,000	21.1	41.0%	305,009	22.9	38.13	1
2021	0	0.0	41.0%	0	0.0	0.00	0
2022	0	0.0	41.0%	0	0.0	0.00	0
2023	4,000	10.6	51.5%	163,152	12.2	40.79	1
2024	0	0.0	51.5%	0	0.0	0.00	0
2025	0	0.0	51.5%	0	0.0	0.00	0
2026	14,350	37.9	89.4%	415,889	31.2	28.98	1
2027 & Thereafter	4,000	10.6	100.0%	175,282	13.1	43.82	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	37,850	100.0%		$1,333,387	100.0%	$35.23	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

BUSHWICK RETAIL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bushwick Retail Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent	$992,524	$1,159,049	$1,269,834	$1,294,550	$34.20
Contractual Rent Steps	0	0	0	38,837	1.03
Reimbursements	0	0	0	206,961	5.47
Total Rent Revenue	$992,524	$1,159,049	$1,269,834	$1,540,347	$40.70
Vacancy & Credit Loss	0	0	0	(77,017)	(2.03)
Effective Gross Income	$992,524	$1,159,049	$1,269,834	$1,463,330	$38.66

Real Estate Taxes	0	0	0	206,961	5.47
Insurance	0	0	0	19,512	0.52
Management Fee	0	0	0	43,900	1.16
Operating Expenses	0	0	0	18,338	0.48
Total Operating Expenses	$0	$0	$0	$288,710	$7.63

Net Operating Income	$992,524	$1,159,049	$1,269,834	$1,174,620	$31.03
TI/LC	0	0	0	43,474	1.15
Replacement Reserves	0	0	0	9,841	0.26
Net Cash Flow	$992,524	$1,159,049	$1,269,834	$1,121,305	$29.62

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(THIS PAGE INTENTIONALLY LEFT BLANK)

VICTORIAN SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Midlothian, Virginia	Cut-off Date Principal Balance		$13,950,239
Property Type	Retail	Cut-off Date Principal Balance per SF	$51.56
Size (SF)	270,575	Percentage of Initial Pool Balance	1.8%
Total Occupancy as of 1/19/2016	95.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/19/2016	95.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1987 / 2013-2014	Mortgage Rate		5.10000%
Appraised Value	$25,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsors(1)	Morris Missry, Ezra Missry and Daniel Betesh

Underwritten Revenues	$2,050,115
Underwritten Expenses	$457,388	Escrows
Underwritten Net Operating Income (NOI)	$1,592,727		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,401,919	Taxes	$30,000	$10,000
Cut-off Date LTV Ratio	55.6%	Insurance	$7,101	$3,550
Maturity Date LTV Ratio	46.0%	Replacement	$0	$4,510
DSCR Based on Underwritten NOI / NCF	1.75x / 1.54x	TI/LC	$200,000	$11,274
Debt Yield Based on Underwritten NOI / NCF	11.4% / 10.0%	Other(2)	$424,592	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,000,000	100.0%	Loan Payoff	$10,004,224	71.5%
			Principal Equity Distribution	2,296,373	16.4
			Closing Costs	1,037,711	7.4
			Reserves	661,693	4.7
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%

(1)	Morris Missry and Ezra Missry are the guarantors on a joint and several basis of the non-recourse carveout under the Victorian Square Loan.
(2)	Other Upfront reserve represents a $140,450 outstanding TI reserve, a $100,000 Ashley Furniture rollover reserve, a $100,000 parking reserve, a $79,142 rent abatement reserve and a $5,000 upfront deferred maintenance reserve.

The following table presents certain information relating to the major tenants at the Victorian Square Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Market Bazaar	NR / NR / NR	53,996	20.0%	$323,976	16.5%	$6.00	3/31/2028	NA	NA	NA
Gabe’s(2)(3)	NR / NR / NR	57,599	21.3	302,395	15.4	5.25	7/31/2025	$119	4.4%	4, 5-year options
Ashley Furniture Home Store	NR / NR / NR	50,712	18.7	214,038	10.9	4.22	9/30/2017	NA	NA	3, 5-year options
Planet Fitness	NR / NR / NR	26,715	9.9	203,826	10.4	7.63	6/30/2026	NA	NA	2, 5-year options
Dollar Tree	NR / Ba2 / BB+	17,276	6.4	159,803	8.2	9.25	1/31/2021	NA	NA	NA
Empire Beauty School	NR / NR / NR	6,800	2.5	102,000	5.2	15.00	4/30/2018	NA	NA	1, 5-year option
Shogun Japanese Steak (Naki Corp)	NR / NR / NR	6,000	2.2	90,000	4.6	15.00	8/31/2020	NA	NA	2, 5-year options
Beauty Zone	NR / NR / NR	4,540	1.7	64,057	3.3	14.11	4/30/2019	NA	NA	1, 5-year option
Anna’s Italian Restaurant	NR / NR / NR	3,600	1.3	60,000	3.1	16.67	7/31/2017	NA	NA	NA
Safe Haven (Option Won)	NR / NR / NR	4,087	1.5	50,019	2.6	12.24	12/31/2018	NA	NA	NA
Ten Largest Owned Tenants		231,325	85.5%	$1,570,114	80.2%	$6.79
Remaining Owned Tenants		27,449	10.1	387,706	19.8	14.12
Vacant Spaces (Owned Space)		11,801	4.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		270,575	100.0%	$1,957,820	100.0%	$7.57

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Gabe’s has certain options to reduce its rent or terminate the lease based on co-tenancy provisions and achieving sales thresholds. See “Description of the Mortgage Pool-Tenant Issues-Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” in the Prospectus.
(3)	Gabe’s Tenant Sales per SF are based on trailing five month sales through November, 2015 annualized.

VICTORIAN SQUARE

The following table presents certain information relating to the lease rollover schedule at the Victorian Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned NRSF	% of Owned NRSF	Cumulative % of Owned NRSF	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,268	1.2%	1.2%	$37,371	1.9%	$11.44	3
2016(3)	8,400	3.1	4.3%	92,802	4.7	11.05	4
2017	56,820	21.0	25.3%	320,834	16.4	5.65	4
2018	14,222	5.3	30.6%	197,619	10.1	13.90	4
2019	13,278	4.9	35.5%	199,194	10.2	15.00	6
2020	6,000	2.2	37.7%	90,000	4.6	15.00	1
2021	17,276	6.4	44.1%	159,803	8.2	9.25	1
2022	0	0.0	44.1%	0	0.0	0.00	0
2023	0	0.0	44.1%	0	0.0	0.00	0
2024	1,200	0.4	44.5%	30,000	1.5	25.00	1
2025	57,599	21.3	65.8%	302,395	15.4	5.25	1
2026	26,715	9.9	75.7%	203,826	10.4	7.63	1
2027 & Thereafter	53,996	20.0	95.6%	323,976	16.5	6.00	1
Vacant	11,801	4.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	270,575	100.0%		$1,957,820	100.0%	$7.57	27

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.
(3)	Vannessia Slappy, H&R Block and AK Wasabi have leases that expired in 2016 prior to the Cut-off Date.

The following table presents certain information relating to historical leasing at the Victorian Square Property:

Historical Leased %(1)

	2012	2013	2014	As of 1/19/2016
Owned Space	67.0%	62.0%	63.0%	95.6%

(1)	Source: Bloomberg

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Victorian Square Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 10/31/2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$1,565,354	$1,062,504	$1,429,395	$1,401,648	$1,957,820	$7.24
Gross Up Vacancy	0	0	0	0	212,418	0.79
Total Rent	$1,565,354	$1,062,504	$1,429,395	$1,401,648	$2,170,238	$8.02
Total Reimbursables	236,158	190,349	109,957	110,433	153,921	0.57
Other Income	4,325	4,218	5,700	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(274,044)	(1.01)
Effective Gross Income	$1,805,837	$1,257,071	$1,545,051	$1,512,081	$2,050,115	$7.58

Total Operating Expenses	$511,843	$468,902	$465,690	$483,447	$457,388	$1.69

Net Operating Income	$1,293,995	$788,169	$1,079,360	$1,028,634	$1,592,727	$5.89
TI/LC	0	0	0	0	136,693	0.51
Capital Expenditures	0	0	0	0	54,115	0.20
Net Cash Flow	$1,293,995	$788,169	$1,079,360	$1,028,634	$1,401,919	$5.18

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on the 11/18/15 rent roll with rent bumps as of 12/1/16, and vacant space grossed up to market rents. Rent for Market Bazaar (53,996 SF) was adjusted from contractual ($480K/YR; ~$9 PSF) to reflect the appraiser’s conclusion of market rent (~$324K/YR; $6 PSF). Underwritten Base Rent also includes rent for a new tenant that will take over the space previously occupied by Aloha Cafe (1,200 SF) at the same terms ($12.20 PSF/YR NNN)

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	42	$567,580,809	75.1%	$13,513,829	1.47x	5.036%	117.4	65.3%	55.5%
Acquisition	10	154,779,235	20.5	15,477,924	1.52x	4.767%	118.0	69.6%	65.0%
Recapitalization	2	33,350,000	4.4	16,675,000	1.55x	4.998%	119.9	63.4%	49.9%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only, Then Amortizing(2)	20	$298,160,000	39.5%	$14,908,000	1.47x	5.025%	119.2	65.4%	57.2%
Amortizing (30 Years)	24	257,295,744	34.0	10,720,656	1.39x	4.975%	115.5	68.0%	56.2%
Interest Only	6	125,325,000	16.6	20,887,500	1.68x	4.563%	118.1	64.3%	64.3%
Amortizing (25 Years)	2	62,329,301	8.2	31,164,650	1.47x	5.543%	118.2	66.9%	51.1%
Amortizing (22 Years)	1	8,700,000	1.2	8,700,000	1.72x	5.459%	120.0	60.8%	42.4%
Amortizing (20 Years)	1	3,900,000	0.5	3,900,000	1.75x	5.040%	120.0	48.8%	30.8%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1,866,047 - 4,999,999	15	$54,876,080	7.3%	$3,658,405	1.57x	5.087%	118.0	62.4%	52.8%
5,000,000 - 9,999,999	17	124,963,292	16.5	7,350,782	1.39x	5.134%	119.2	68.7%	57.8%
10,000,000 - 14,999,999	10	126,094,702	16.7	12,609,470	1.54x	5.067%	111.8	61.2%	54.7%
15,000,000 - 19,999,999	3	50,575,000	6.7	16,858,333	1.33x	5.090%	119.3	67.4%	63.9%
20,000,000 - 29,999,999	4	96,579,301	12.8	24,144,825	1.45x	5.069%	118.0	66.4%	55.3%
30,000,000 - 44,999,999	2	81,000,000	10.7	40,500,000	1.48x	5.136%	120.0	67.7%	54.2%
45,000,000 - 59,999,999	1	54,000,000	7.1	54,000,000	1.74x	5.070%	120.0	54.4%	49.2%
60,000,000 - 101,871,670	2	167,621,670	22.2	83,810,835	1.46x	4.573%	118.2	71.5%	63.5%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

	Min	$1,866,047
	Max	$101,871,670
	Average	$13,994,630

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.21 - 1.35	17	$258,488,414	34.2%	$15,205,201	1.29x	4.948%	119.1	70.2%	60.2%
1.36 - 1.50	16	172,168,018	22.8	10,760,501	1.41x	5.223%	119.1	66.9%	56.5%
1.51 - 1.65	11	165,882,408	22.0	15,080,219	1.57x	5.032%	113.3	63.8%	53.2%
1.66 - 1.80	5	134,940,901	17.9	26,988,180	1.74x	4.721%	118.5	62.4%	58.4%
1.81 - 2.00	4	13,230,304	1.8	3,307,576	1.93x	4.849%	116.3	53.9%	50.3%
2.01 - 2.30	1	11,000,000	1.5	11,000,000	2.30x	4.440%	119.0	52.5%	52.5%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

	Min	1.21x
	Max	2.30x
	Average	1.48x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
4.300 - 4.500	2	$76,750,000	10.2%	$38,375,000	1.82x	4.320%	117.3	67.7%	67.7%
4.501 - 4.950	16	267,505,202	35.4	16,719,075	1.39x	4.810%	118.9	68.4%	58.3%
4.951 - 5.200	19	231,875,637	30.7	12,203,981	1.52x	5.064%	119.2	62.9%	54.6%
5.201 - 5.450	13	97,549,905	12.9	7,503,839	1.38x	5.304%	110.1	66.7%	58.3%
5.451 - 5.584	4	82,029,301	10.9	20,507,325	1.50x	5.526%	118.6	65.7%	50.2%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

	Min	4.300%
	Max	5.584%
	Average	4.980%

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
37.7 - 49.9	3	$8,005,304	1.1%	$2,668,435	1.84x	4.976%	117.9	43.1%	30.9%
50.0 - 54.9	3	70,450,000	9.3	23,483,333	1.82x	4.958%	119.8	54.1%	49.6%
55.0 - 59.9	7	66,794,730	8.8	9,542,104	1.54x	5.119%	106.2	56.9%	52.6%
60.0 - 64.9	8	88,247,240	11.7	11,030,905	1.54x	5.082%	119.2	62.0%	52.1%
65.0 - 69.9	18	259,242,807	34.3	14,402,378	1.42x	5.120%	118.6	68.0%	57.2%
70.0 - 74.6	15	262,969,963	34.8	17,531,331	1.42x	4.778%	118.6	71.9%	63.1%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Cut-off Date LTV Ratio” in the Prospectus including, without limitation: (i) with respect to any mortgage loan with a pari passu companion loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such mortgage loan and the related pari passu companion loan(s), unless otherwise indicated; (ii) with respect to the Shifrin Verizon & Aspen Oxford and Shifrin Verizon Centerville mortgage loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio is presented in the aggregate; (iii) with respect to the Embassy Suites Lake Buena Vista mortgage loan, the Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less an earnout reserve taken at origination; (iv) with respect to each of the OZRE Leased Fee Portfolio and Marriott Savannah Riverfront mortgage loans, the Cut-off Date LTV Ratio was calculated using the related Appraised Value, which in each case is subject to certain adjustments as described under the definition of “Appraised Value” above; and (v) with respect to each of the Plumtree Apartments, Pflugerville SC and Amsdell Devon 2.0 mortgage loans, the Cut-off Date LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A.

	Min	37.7%
	Max	74.6%
	Average	66.1%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
30.8 - 49.9	10	$126,666,444	16.8%	$12,666,644	1.66x	5.072%	119.4	56.5%	47.0%
50.0 - 54.9	10	126,085,131	16.7	12,608,513	1.57x	5.305%	111.8	63.0%	51.6%
55.0 - 59.9	17	265,410,364	35.1	15,612,374	1.39x	4.893%	119.0	68.9%	58.3%
60.0 - 64.9	14	147,148,105	19.5	10,510,579	1.35x	5.012%	118.9	69.1%	61.6%
65.0 - 69.9	2	24,650,000	3.3	12,325,000	1.25x	5.390%	119.0	72.7%	66.6%
70.0 - 70.2	1	65,750,000	8.7	65,750,000	1.74x	4.300%	117.0	70.2%	70.2%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Balloon Balance of that mortgage loan as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Maturity Date LTV Ratio” in the Prospectus including, without limitation: (i) with respect to any mortgage loan with a pari passu companion loan, the calculation of the Maturity Date LTV Ratio is based on the aggregate Balloon Balance at maturity of such mortgage loan and the related pari passu companion loan(s); (ii) with respect to the Shifrin Verizon & Aspen Oxford and Shifrin Verizon Centerville mortgage loans, which are cross-collateralized and cross-defaulted with each other, the Maturity Date LTV Ratio is presented in the aggregate; (iii) with respect to the Embassy Suites Lake Buena Vista mortgage loan, the related Maturity Date LTV Ratio was calculated based on the Balloon Balance less an earnout reserve taken at origination; (iv) with respect to each of the OZRE Leased Fee Portfolio and Marriott Savannah Riverfront mortgage loans, the Maturity Date LTV Ratio was calculated using the related Appraised Value, which in each case is subject to certain adjustments as described under the definition of “Appraised Value” above; and (v) with respect to each of the Plumtree Apartments, Pflugerville SC and Amsdell Devon 2.0 mortgage loans, the Maturity Date LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A.

	Min	30.8%
	Max	70.2%
	Average	57.2%

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	1	$14,183,590	1.9%	$14,183,590	1.59x	5.210%	59.0	55.8%	51.7%
120 - 121(1)	53	741,526,454	98.1	13,991,065	1.48x	4.975%	118.8	66.3%	57.3%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) The 46 Geary Street mortgage loan has a first due date of July 1, 2016 and an original term of 120 months (according to the 46 Geary Street loan documents), however, the original term is reflected as 121 months as the mortgage loan seller will deposit the interest only payment that would be due with respect to a June 1, 2016 payment.

	Min	60	months
	Max	121	months
	Average	119	months

Distribution of Remaining Terms to Maturity
Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
59	1	$14,183,590	1.9%	$14,183,590	1.59x	5.210%	59.0	55.8%	51.7%
120 - 121(1)	53	741,526,454	98.1	13,991,065	1.48x	4.975%	118.8	66.3%	57.3%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) The 46 Geary Street mortgage loan has a first due date of July 1, 2016 and an original term of 120 months (according to the 46 Geary Street loan documents), however, the original term is reflected as 121 months as the mortgage loan seller will deposit the interest only payment that would be due with respect to a June 1, 2016 payment.

	Min	59	months
	Max	121	months
	Average	118	months

Distribution of Original Amortization Term(1)

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	6	$125,325,000	16.6%	$20,887,500	1.68x	4.563%	118.1	64.3%	64.3%
240	1	3,900,000	0.5	3,900,000	1.75x	5.040%	120.0	48.8%	30.8%
264	1	8,700,000	1.2	8,700,000	1.72x	5.459%	120.0	60.8%	42.4%
300	3	91,329,301	12.1	30,443,100	1.50x	5.358%	118.8	65.7%	50.4%
360	43	526,455,744	69.7	12,243,157	1.43x	5.005%	117.3	66.8%	57.2%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) All of the mortgage loans will have balloon payments at maturity.

	Min	240	months
	Max	360	months
	Average	349	months

Distribution of Remaining Amortization Term(1)

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	6	$125,325,000	16.6%	$20,887,500	1.68x	4.563%	118.1	64.3%	64.3%
240	1	3,900,000	0.5	$3,900,000	1.75x	5.040%	120.0	48.8%	30.8%
264	1	8,700,000	1.2	$8,700,000	1.72x	5.459%	120.0	60.8%	42.4%
293 - 300	3	91,329,301	12.1	$30,443,100	1.50x	5.358%	118.8	65.7%	50.4%
353 - 360	43	526,455,744	69.7	$12,243,157	1.43x	5.005%	117.3	66.8%	57.2%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) All of the Mortgage Loans will have balloon payments at maturity.
	Min	240	months
	Max	360	months
	Average	349	months

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
12	3	$74,350,000	9.8%	$24,783,333	1.55x	4.833%	119.9	66.4%	54.2%
24	7	$53,685,000	7.1%	$7,669,286	1.37x	5.114%	118.8	67.2%	58.3%
36	5	$53,050,000	7.0%	$10,610,000	1.34x	5.065%	117.3	69.4%	61.6%
48	2	$79,250,000	10.5%	$39,625,000	1.60x	5.032%	120.0	58.6%	53.0%
60	3	$37,825,000	5.0%	$12,608,333	1.40x	5.210%	119.0	69.5%	64.3%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	44	$493,838,169	65.3%	$11,223,595	1.49x	5.121%	117.2	64.2%	54.9%
Yield Maintenance or Defeasance	3	159,121,670	21.1	53,040,557	1.35x	4.804%	119.3	71.4%	59.5%
Yield Maintenance	6	88,750,206	11.7	14,791,701	1.68x	4.495%	117.4	68.5%	66.1%
Lockout(1)	1	14,000,000	1.9	14,000,000	1.56x	5.070%	119.0	58.3%	58.3%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

(1) Bushwick Retail Portfolio mortgage loan permits prepayments for specified property releases during the lockout period.

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
6.5 - 7.9	3	$95,600,000	12.7%	$31,866,667	1.62x	4.490%	118.1	66.6%	66.6%
8.0 - 8.9	13	234,181,911	31.0	18,013,993	1.30x	4.946%	119.0	70.2%	60.1%
9.0 - 9.9	11	86,863,422	11.5	7,896,675	1.39x	5.084%	118.8	70.4%	60.8%
10.0 - 10.9	10	106,081,123	14.0	10,608,112	1.59x	4.883%	118.7	65.4%	56.4%
11.0 - 11.9	5	38,774,493	5.1	7,754,899	1.57x	5.078%	117.7	61.9%	51.5%
12.0 - 12.9	7	100,879,795	13.3	14,411,399	1.51x	5.303%	111.2	62.1%	49.5%
13.0 - 17.3	5	93,329,301	12.3	18,665,860	1.71x	5.188%	118.8	58.1%	48.7%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

	Min	6.5%
	Max	17.3%
	Average	10.1%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
6.4 - 7.9	3	$95,600,000	12.7%	$31,866,667	1.62x	4.490%	118.1	66.6%	66.6%
8.0 - 8.9	18	267,489,183	35.4	14,860,510	1.31x	4.959%	119.1	70.5%	60.4%
9.0 - 9.9	15	152,014,208	20.1	10,134,281	1.47x	4.986%	118.7	68.1%	58.3%
10.0 - 10.9	8	100,581,148	13.3	12,572,643	1.59x	5.245%	110.2	61.0%	50.7%
11.0 - 11.9	5	118,920,202	15.7	23,784,040	1.65x	5.159%	119.0	59.8%	49.8%
12.0 - 12.9	3	8,505,304	1.1	2,835,101	1.92x	4.856%	117.6	48.6%	42.8%
13.0 - 13.9	2	12,600,000	1.7	6,300,000	1.73x	5.329%	120.0	57.1%	38.8%
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%	$13,994,630	1.48x	4.980%	117.7	66.1%	57.2%

	Min	6.4%
	Max	13.9%
	Average	9.3%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	12	$359,687,434	47.6%
Springing	34	307,652,423	40.7
Soft Springing	3	68,941,959	9.1
Soft	4	15,028,229	2.0
None	1	4,400,000	0.6
Total/Avg./Wtd.Avg.	54	$755,710,045	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	51	$680,524,803	90.1%
Replacement Reserves(1)	51	$674,974,803	89.3%
Insurance	47	$548,068,134	72.5%
TI/LC(2)	30	$393,461,324	92.9%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail and mixed use properties as well as two multifamily properties and one self storage property with retail tenants.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Retail	26	$266,063,704	35.2%	$10,233,219	1.37x	4.927%	119.1	67.4%	57.1%
Anchored	10	182,445,767	24.1	18,244,577	1.33x	4.862%	119.1	68.5%	57.1%
Unanchored	7	41,456,649	5.5	5,922,378	1.50x	5.095%	118.8	64.6%	56.1%
Shadow Anchored	3	22,760,000	3.0	7,586,667	1.36x	5.082%	119.6	71.9%	62.8%
Single Tenant Retail	6	19,401,288	2.6	3,233,548	1.56x	4.998%	118.7	57.6%	52.3%
Hospitality	6	$150,212,891	19.9%	$25,035,482	1.60x	5.332%	113.5	60.7%	50.0%
Full Service	5	141,512,891	18.7	28,302,578	1.59x	5.324%	113.1	60.7%	50.5%
Limited Service	1	8,700,000	1.2	8,700,000	1.72x	5.459%	120.0	60.8%	42.4%
Office	5	$94,562,860	12.5%	$18,912,572	1.54x	4.850%	119.3	66.7%	54.9%
General Suburban	4	53,562,860	7.1	13,390,715	1.54x	4.966%	118.8	65.0%	52.9%
CBD	1	41,000,000	5.4	41,000,000	1.55x	4.700%	120.0	68.8%	57.6%
Self Storage	22	$82,435,857	10.9%	$3,747,084	1.47x	5.035%	118.7	66.7%	59.1%
Multifamily	9	$74,629,830	9.9%	$8,292,203	1.39x	5.096%	117.8	69.9%	62.9%
Garden	8	54,629,830	7.2	6,828,729	1.41x	5.157%	118.4	70.4%	63.7%
Student Housing	1	20,000,000	2.6	20,000,000	1.31x	4.929%	116.0	68.6%	60.7%
Leased Fee	58	$65,750,000	8.7%	$1,133,621	1.74x	4.300%	117.0	70.2%	70.2%
Mixed Use (Office/Retail)	2	$17,670,000	2.3%	$8,835,000	1.37x	5.168%	120.7	57.0%	54.2%
Manufactured Housing	2	$4,384,902	0.6%	$2,192,451	1.64x	5.290%	117.0	60.7%	50.6%
Total/Wtd Avg	130	$755,710,045	100%	$5,813,154	1.48x	4.980%	117.7	66.1%	57.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Ohio	2	$105,005,053	13.9%	$52,502,526	1.28x	4.768%	119.0	72.5%	59.2%
Texas	8	79,706,115	10.5	9,963,264	1.45x	5.125%	119.0	66.5%	55.6%
California	3	73,392,315	9.7	24,464,105	1.64x	5.095%	120.1	55.3%	50.6%
New York	6	64,479,301	8.5	10,746,550	1.64x	5.016%	117.9	61.2%	55.7%
Virginia	38	61,111,130	8.1	1,608,188	1.67x	4.524%	117.1	67.1%	64.1%
Georgia	4	53,516,047	7.1	13,379,012	1.40x	5.516%	119.7	65.9%	52.0%
Pennsylvania	17	45,069,737	6.0	2,651,161	1.40x	4.862%	119.1	69.5%	64.4%
Florida	6	44,341,040	5.9	7,390,173	1.45x	5.190%	100.1	63.6%	54.3%
Connecticut	1	41,000,000	5.4	41,000,000	1.55x	4.700%	120.0	68.8%	57.6%
North Carolina	6	37,430,372	5.0	6,238,395	1.53x	5.078%	119.7	65.7%	52.2%
Michigan	6	36,146,959	4.8	6,024,493	1.41x	5.079%	119.2	71.0%	61.8%
Arizona	3	22,027,393	2.9	7,342,464	1.45x	5.005%	116.9	68.8%	59.7%
New Hampshire	1	20,000,000	2.6	20,000,000	1.31x	4.929%	116.0	68.6%	60.7%
New Jersey	12	17,472,582	2.3	1,456,048	1.60x	4.688%	118.1	67.5%	64.1%
Colorado	1	8,250,000	1.1	8,250,000	1.33x	5.193%	119.0	72.4%	64.3%
South Carolina	3	7,325,000	1.0	2,441,667	1.40x	5.204%	117.8	66.7%	57.2%
Illinois	2	6,990,901	0.9	3,495,451	1.85x	4.942%	118.3	58.6%	51.9%
New Mexico	2	6,951,602	0.9	3,475,801	1.38x	4.977%	119.0	74.3%	61.2%
Kentucky	4	6,275,000	0.8	1,568,750	1.41x	5.136%	116.0	66.4%	57.7%
Indiana	1	4,970,000	0.7	4,970,000	1.35x	5.290%	120.0	58.5%	48.5%
Oklahoma	1	4,725,000	0.6	4,725,000	1.94x	4.839%	114.0	63.6%	63.6%
Tennessee	1	3,985,241	0.5	3,985,241	1.27x	5.040%	119.0	69.3%	57.1%
Washington	1	3,300,000	0.4	3,300,000	1.65x	4.890%	119.0	54.8%	47.3%
Alabama	1	2,239,257	0.3	2,239,257	1.92x	4.915%	116.0	37.7%	31.0%
Total/Wtd. Avg.	130	$755,710,045	100.0%	5,813,154	1.48x	4.980%	117.7	66.1%	57.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-C1 Commercial Mortgage Pass-Through Certificates Series 2016-C1

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2

		Distribution Summary (Factors)	3

		Interest Distribution Detail	4

Master Servicer	Wells Fargo Bank, National Association	Principal Distribution Detail	5

		Reconciliation Detail	6

		Stratification Detail	7
Operating Advisor / Asset	Park Bridge Lender Services LLC
Representations Reviewer		Mortgage Loan Detail	11

		NOI Detail	12

		Delinquency Loan Detail	13
Trustee / Custodian	Deutsche Bank Trust Company Americas
		Appraisal Reduction Detail	15

		Loan Modification Detail	17

		Specially Serviced Loan Detail	19
Special Servicer	LNR Partners, LLC
		Unscheduled Principal Detail	21

		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at sf.citidirect.com	D-1	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-C1 Commercial Mortgage Pass-Through Certificates Series 2016-C1

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-2	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-C1 Commercial Mortgage Pass-Through Certificates Series 2016-C1

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-C1 Commercial Mortgage Pass-Through Certificates Series 2016-C1

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-C1 Commercial Mortgage Pass-Through Certificates Series 2016-C1

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-C1 Commercial Mortgage Pass-Through Certificates Series 2016-C1

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee
Prepayment Interest Shortfall	Operating Advisor Fee
Interest Adjustments	Trustee/Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	CREFC® Intellectual Property Royalty License Fee
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Scheduled Principal	Additional Servicing Fee
Curtailments	Special Servicing Fee
Principal Prepayments	Workout Fee
Net Liquidation Proceeds	Liquidation Fee
Repurchased Principal	Additional Trust Fund Expenses
Substitution Principal	Reimbursement for Interest on Advances
Other Principal	Other Expenses
Total Principal Funds Available:	Total Additional Fees, Expenses, etc.:
Other Funds Available	Distribution to Certificateholders
Yield Maintenance Charges	Interest Distribution
Prepayment Premiums	Principal Distribution
Other Charges	Yield Maintenance Charges Distribution
Total Other Funds Available:	Prepayment Premiums Distribution
Total Funds Available	Total Distribution to Certificateholders:
Total Funds Allocated

Reports Available at sf.citidirect.com	D-6	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1
Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1
Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1
Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

Mortgage Loan Detail

Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-C1

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-C1 Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-C1 Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-C1 Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-C1 Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-C1 Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-C1
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-C1 Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	D-24	© Copyright 2016 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged

E-1-1

Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the

E-1-2

Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the

E-1-3

Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

E-1-4

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such

E-1-5

Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the

E-1-6

related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately

E-1-7

preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Loan Combination) in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

E-1-8

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance

E-1-9

outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an Actual/360 Basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the

E-1-10

Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that

E-1-11

such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in a state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably

E-1-12

estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1-13

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	The Strip (Loan No. 1)	The tenant IHOP has a right of first refusal to purchase the building it currently occupies if Mortgagor receives a bona fide offer from a third party to purchase such building. The rights do not apply to any sale or conveyance of the property in foreclosure or to any deed in lieu of foreclosure.
(6) Permitted Liens; Title Insurance	One Harbor Point Square (Loan No. 4)	The related Mortgaged Property is subject to a recorded Environmental Land Use Restriction which prohibits disturbance of the engineered controls and demolition or construction on parts of the Mortgaged Property without first obtaining a release from the Connecticut Department of Energy & Environmental Protection.
(6) Permitted Liens; Title Insurance	Marriott Savannah Riverfront (Loan No. 5)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a competitor of the franchisor. The right of first refusal does apply to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor as defined under the Mortgage Loan documents.
(6) Permitted Liens; Title Insurance	Marriott Savannah Riverfront (Loan No. 5)	The Mortgaged Property is subject to a recorded Land Use Restriction that prohibits (i) the use of groundwater at the Mortgaged Property and (ii) any residential uses at the Mortgaged Property.
(6) Permitted Liens; Title Insurance	Rite Aid – ACV Portfolio (Loan No. 36)	Each of the single tenants at the Mortgaged Properties in the related portfolio has a right of first refusal to purchase its respective property. The rights do no apply to any sale or conveyance of the property in foreclosure or to any deed in lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Walgreens Clinton (Loan No. 49)	In the event the Mortgagor receives a bona fide offer to purchase the leased premises, the sole tenant has a right of first refusal to purchase the Mortgaged Property. The right of first refusal is not exercisable in connection the transfer of the premises via foreclosure or deed-in-lieu of foreclosure.
(8) Assignment of Leases and Rents	247 Bedford Avenue (Loan No. 11)	The lease demising space to NRT New York LLC, d/b/a The Corcoran Group (the “Corcoran Lease”), includes provisions relating to the lease and occupancy of space (x) at the Mortgaged Property and (y) at a different building (the “Temporary Space”) owned by an affiliate of Mortgagor, which space will be occupied on a temporary basis until the space at the Mortgaged Property is available. The Borrower has an interest in those portions of the Corcoran Lease relating to the leasing and occupancy of space at the Mortgaged Property, while the affiliate of Borrower, as owner of the Temporary Space, has an interest in those portions of the Corcoran Lease relating to the leasing and occupancy of space at the Temporary Space. The related lender has a security interest in those portions of the Corcoran Lease relating the leasing and occupancy of space at the Mortgaged Property only.
(16) Insurance Considerations	Rite Aid – ACV Portfolio (Loan No. 36)	The Mortgage Loan documents provide that for so long as the tenant known as Rite Aid maintains the insurance coverage policies for the Mortgaged Properties in accordance with the related Mortgage Loan documents, Rite Aid is permitted to maintain a policy with up to a $500,000 deductible.

E-2-1

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance Considerations	Walgreens Clinton (Loan No. 49)	To the extent certain conditions are satisfied under the Mortgage Loan documents, including, but not limited to, that (i) the single tenant Walgreens’ lease is in full force and effect, (ii) no default is continuing under Walgreens’ lease, (iii) if Walgreens self-insures, Walgreens or its lease guarantor maintains (a) a credit rating of at least “BBB” or higher by S&P or an equivalent rating and (b) a net worth of at least $100,000,000, and (iv) Walgreens maintains the insurance required under its lease, the Mortgagor’s obligations to provide insurance under the Mortgage Loan documents are deemed satisfied.
(24) Local Law Compliance	Marriott Savannah Riverfront (Loan No. 5)	Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure all open fire code violations.
(26) Recourse Obligations	Plumtree Apartments (Loan No. 10)	Transfer violations other than voluntary sale or pledge of a direct interest in the Mortgaged Property do not result in full recourse if corrected within 30 days of notice from the lender.
(26) Recourse Obligations	Brookfield Office (Loan No. 23)	Transfers in violation of the related Mortgage Loan documents, other than a voluntary sale or pledge of a direct interest in the Mortgaged Property, are not full recourse to the Mortgagor and related guarantor if such violation is corrected within 30 days of notice from the related lender.
(27) Mortgage Releases	One Harbor Point Square (Loan No. 4)	The Mortgaged Property is benefitted by an insured parking easement which provides non-exclusive parking rights to the related Mortgagor. The related Mortgage Loan documents allow a termination of the parking easement provided that certain requirements set forth in the related Mortgage Loan documents are satisfied, including, without limitation: (i) no event of default is then ongoing under the Mortgage Loan documents, (ii) prior to (or concurrently with) termination of the parking easement, the grantor thereunder (or an affiliate thereof) shall grant a new parking easement on a nearby parcel on substantially the same terms as the parking easement which is being terminated, (iii) Mortgagor provides evidence that the termination and replacement of the subject parking easement satisfies all REMIC requirements and (iv) after giving effect to the termination and replacement of the parking easement, the Mortgaged Property shall continue to satisfy all zoning requirements relating to parking and the Mortgagor shall be in a position to satisfy all parking obligations set forth in the leases at the property.
(31) Single-Purpose Entity	Marriott Savannah Riverfront (Loan No. 5)	The Mortgagor is a recycled single-purpose entity that previously owned an adjacent parcel which was condemned by and transferred to the City of Savannah prior to the origination of the Mortgage Loan. The Mortgagor is currently contesting the condemnation award for the condemned parcel.
(31) Single-Purpose Entity	Mountainside Crossing (Loan No. 39)	The related Mortgagor previously owned certain parcels of land adjacent to the Mortgaged Property that are not a part of the collateral for the Mortgage Loan. The adjacent parcels were released prior to origination of the Mortgage Loan.
(39) Organization of Mortgagor	Storage Depot Portfolio (Loan No. 7) Cape Atlantic Self Storage (Loan No. 37)	The related Mortgagors are affiliates.
(40) Environmental Conditions	Storage Depot Portfolio – Storage Depot-West (Loan No. 7)	The ESA for the Mortgaged Property identifies elevated concentrations of radon above the U.S. Environmental Protection Agency (USEPA) guideline of 4 pCi/L within the manager’s apartment at the leasing office building. Based on the initial radon testing, the Phase I ESA consultant recommended additional, long-term radon testing to determine whether any radon mitigation system may be required. At origination, the lender held back $750, covering approximately 150% of the cost estimated to conduct long-term radon testing. Should any radon mitigation system ultimately be required as a result of the long-term testing, the cost for such mitigation system is estimated by the environmental consultant to be $1,500.
(40) Environmental Conditions	My Space Storage Portfolio – My Space	The Phase I Environmental Site Assessment (ESA) for the related Mortgaged Property identifies impacts to the soils at the Mortgaged

E-2-2

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
	Storage 4th Street (Loan No. 25)	Property in relation to historic operations. The Michigan Department of Environmental Quality (MDEQ) has not identified any party responsible for the soil impacts. The Mortgagor ultimately placed asphalt over impacted soils and the MDEQ determined that the placement of such an impervious surface over the impacted soils was sufficient to address MDEQ due care requirements and that no further action was required by the Mortgagor. Based on the MDEQ determination, the Phase I ESA consultant concluded that no additional investigation into the matter was necessary, but has recommended that, as owner of the site, the Mortgagor continue to maintain the asphalt covering as required by MDEQ due care obligations.

E-2-3

Cantor Commercial Real Estate Lending, L.P.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	OZRE Leased Fee Portfolio (Loan No. 2)

The ground lessee, Map Ground Lease Owner LLC, has a one-time option to purchase the entire portfolio of Mortgaged Properties in whole on February 4, 2026 or such other date as may be mutually agreed to by the Mortgagor and the ground lessee for a purchase price equal to the greater of (x) the then-current fair market value of the portfolio (based on criteria specified in the ground lease) and (y) $330,000,000, provided, among other conditions, (i) the ground lessee provides written notice to the Mortgagor no later than ninety days and no greater than 180 days prior to February 4, 2026 and (ii) the Mortgagor prepays the Mortgage Loan in full, together with the applicable yield maintenance premium. The purchase option has not been subordinated to the Mortgage Loan.

The 2277 Dabney Road Mortgaged Property is subject to a recorded Land Use Restriction that (i) prohibits the use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater at the Mortgaged Property for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to excavation, utility installation or construction activities.

(6) Permitted Liens; Title Insurance	Marriott Savannah Riverfront (Loan No. 5)

The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide mortgagee who is not a competitor as defined under the related franchise agreement.

The Mortgaged Property is subject to a recorded Land Use Restriction that prohibits (i) the use of groundwater at the Mortgaged Property and (ii) any residential uses at the Mortgaged Property.

(6) Permitted Liens; Title Insurance	Plaza Frontier (Loan No. 38)

The second largest tenant, FP Stores, Inc., has a right of first refusal (during its lease term and any remaining renewal terms) to purchase either its leased premises or the adjacent premises (which is part of the Mortgaged Property), or both, in the event the Mortgagor desires to sell such space. The right of first refusal does not apply to a sale or lease of the entire Mortgaged Property and such lease has been subordinated to the Mortgage Loan.

The third largest tenant, 99 Cent Only Stores, has a right of first refusal (during its lease term and any remaining renewal terms) to purchase its leased premises in the event the Mortgagor desires to sell such space. The right of first refusal does not apply to a sale or lease of the entire Mortgaged Property and such lease has been subordinated to the Mortgage Loan.

(24) Local Law Compliance	Marriott Savannah Riverfront (Loan No. 5)	Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure all open fire code violations.
(24) Local Law Compliance	Victorian Square (Loan No. 15)	The Mortgaged Property is non-conforming due to a parking deficiency of 73 spaces. At origination, the Mortgagor reserved $100,000 with mortgagee to be held as additional collateral for the Mortgage Loan until such time that the Mortgagor has cured the deficiency, as evidenced by an updated zoning report that indicates that the Mortgaged Property is conforming as to parking.
(24) Local Law Compliance	Elite Stor Portfolio – Beeline Self Storage (Loan No. 16)	The Mortgaged Property is legal non-conforming as to use (current zoning requires limited industrial use). In the event any building or accessory structure is damaged, it may be restored to its current use provided that (i) application for a building permit related to the damage is submitted within 18 months of the date of damage, (ii) all restorations are completed and either a certificate of completion or certificate of occupancy is obtained within three years from the date the related building permit was issued and (iii) all restorations comply with then-current building and fire codes (but not the zoning code).

E-2-4

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	OZRE Leased Fee Portfolio (Loan No. 2)	The Mortgage Loan is not recourse to the Mortgagor or the Guarantor for misapplication (as opposed to misappropriation or conversion) of rents, insurance proceeds or condemnation awards. Additionally, the Mortgage Loan is not recourse to the Guarantor for breach of the environmental covenants contained in the Mortgage Loan documents; instead, the Mortgagor obtained an environmental insurance policy from Allied World Assurance Company that expires on February 4, 2026, has a $50,000 deductible and a limit of $20,000,000 per occurrence and in the aggregate. Policy premiums through February 4, 2026 have been paid in full.
(27) Mortgage Loan Releases	OZRE Leased Fee Portfolio (Loan No. 2)	The Mortgage Loan documents permit the release of an individual Mortgaged Property that is not designated as a “Core Asset” in the Mortgage Loan documents upon the prepayment of an amount equal to 105% of the related allocated loan amount if the aggregate sum of all release prices prepaid in connection with a partial release (including the Mortgaged Property then to be released) is less than $17,575,000, together with the applicable yield maintenance premium. The Mortgage Loan documents permit the release of other individual Mortgaged Properties in compliance with the allocated loan amount percentage included in the representation. Any such releases must comply with the REMIC requirements.
(31) Single-Purpose Entity	Marriott Savannah Riverfront (Loan No. 5)	The Mortgagor is a recycled single-purpose entity that previously owned an adjacent parcel which was condemned by and transferred to the City of Savannah prior to the origination of the Mortgage Loan. The Mortgagor is currently contesting the condemnation award for the condemned parcel.
(31) Singe-Purpose Entity	Victorian Square (Loan No. 15)	The Mortgagor is a recycled single-purpose entity that previously owned property other than the Mortgaged Property, which property was conveyed to a third-party prior to the origination of the Mortgage Loan. Prior to the Mortgage Loan origination, the Mortgagor filed tax returns and prepared financial statements on a consolidated basis with its sole member. The Mortgagor has covenanted that it will not file consolidated tax returns or financial statements.
(31) Single-Purpose Entity	Plaza Frontier (Loan No. 38)	The Mortgagor previously owned a parcel of non-collateral property, which, in connection with the origination of the Mortgage Loan, was conveyed to a third-party purchaser through a 1031 exchange. The Mortgagor is required to indemnify the related purchaser of such non-collateral property for any misrepresentation or breach of warranty made under the related purchase and sale agreement governing such exchange. The indemnification period will expire two years after the origination date of the Mortgage Loan. The Mortgage Loan documents provide for recourse to the Mortgagor and the Guarantor for any losses arising from all obligations, liabilities and indemnities of the Mortgagor under such purchase and sale agreement.

E-2-5

Starwood Mortgage Funding V LLC

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(13) Actions Concerning Mortgage Loan	Fairfield Inn Asheville South (Loan No. 27)	A deficiency judgment remains outstanding against the related guarantor (who is also the Mortgagor’s primary owner) for payment of an amount equal to $2,408,366.01 that accrues interest at a rate of $923.45 per day. The Mortgagor deposited funds in the amount of $450,000 into a liquidity reserve account, which funds are to be released to the Mortgagor, pursuant to the Mortgage Loan documents, upon receipt of evidence acceptable to the Mortgagee that all obligations of the guarantor under the deficiency judgment have been satisfied in full, expired or otherwise terminated and no further obligations remain. In addition, the guarantor has covenanted to maintain liquid assets of $3,000,000 until receipt of evidence acceptable to the Mortgagee that all obligations of the guarantor under the deficiency judgment have been satisfied in full, expired or otherwise terminated and no further obligations remain.
(24) Local Law Compliance	Bosque River Shopping Center (Loan No. 19)	As of the date of origination of the Mortgage Loan, the Mortgaged Property was the subject of several fire code violations. The related fire department issued a letter requiring that such violations be corrected by February 11, 2017. The Mortgagor has agreed to cause such violations to be removed as matters of record by October 2016, and the Mortgagor and guarantor have agreed to indemnify the Mortgagee against actual losses incurred by the Mortgagee arising out of such violations, the removal of such violations or the Mortgagor’s failure to timely complete such removal or by reason of any investigation or other proceedings by a governmental agency relating to such violations. The Mortgagor deposited into a reserve account funds in the amount of $9,750, which amount equals approximately 125% of the estimated cost of correcting such violations.

E-2-6

FCRE REL, LLC

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

None

E-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
6/10/2016	$55,255,000.00	7/10/2021	$52,480,933.83
7/10/2016	$55,255,000.00	8/10/2021	$51,602,537.61
8/10/2016	$55,255,000.00	9/10/2021	$50,720,305.81
9/10/2016	$55,255,000.00	10/10/2021	$49,753,490.42
10/10/2016	$55,255,000.00	11/10/2021	$48,863,184.42
11/10/2016	$55,255,000.00	12/10/2021	$47,888,521.07
12/10/2016	$55,255,000.00	1/10/2022	$46,990,071.14
1/10/2017	$55,255,000.00	2/10/2022	$46,087,697.80
2/10/2017	$55,255,000.00	3/10/2022	$44,941,147.96
3/10/2017	$55,255,000.00	4/10/2022	$44,029,827.07
4/10/2017	$55,255,000.00	5/10/2022	$43,034,737.65
5/10/2017	$55,255,000.00	6/10/2022	$42,115,091.33
6/10/2017	$55,255,000.00	7/10/2022	$41,111,909.75
7/10/2017	$55,255,000.00	8/10/2022	$40,183,866.08
8/10/2017	$55,255,000.00	9/10/2022	$39,251,769.38
9/10/2017	$55,255,000.00	10/10/2022	$38,236,486.28
10/10/2017	$55,255,000.00	11/10/2022	$37,295,884.70
11/10/2017	$55,255,000.00	12/10/2022	$36,272,335.01
12/10/2017	$55,255,000.00	1/10/2023	$35,323,155.07
1/10/2018	$55,255,000.00	2/10/2023	$34,369,829.52
2/10/2018	$55,255,000.00	3/10/2023	$33,177,056.74
3/10/2018	$55,255,000.00	4/10/2023	$32,214,357.99
4/10/2018	$55,255,000.00	5/10/2023	$31,169,330.27
5/10/2018	$55,255,000.00	6/10/2023	$30,197,862.29
6/10/2018	$55,255,000.00	7/10/2023	$29,144,311.04
7/10/2018	$55,255,000.00	8/10/2023	$28,163,998.07
8/10/2018	$55,255,000.00	9/10/2023	$27,179,403.10
9/10/2018	$55,255,000.00	10/10/2023	$26,113,092.66
10/10/2018	$55,255,000.00	11/10/2023	$25,119,539.30
11/10/2018	$55,255,000.00	12/10/2023	$24,044,521.47
12/10/2018	$55,255,000.00	1/10/2024	$23,041,932.32
1/10/2019	$55,255,000.00	2/10/2024	$22,034,963.58
2/10/2019	$55,255,000.00	3/10/2024	$20,870,216.44
3/10/2019	$55,255,000.00	4/10/2024	$19,853,761.16
4/10/2019	$55,255,000.00	5/10/2024	$18,756,483.08
5/10/2019	$55,255,000.00	6/10/2024	$17,730,794.15
6/10/2019	$55,255,000.00	7/10/2024	$16,624,541.13
7/10/2019	$55,255,000.00	8/10/2024	$15,589,538.77
8/10/2019	$55,255,000.00	9/10/2024	$14,550,014.80
9/10/2019	$55,255,000.00	10/10/2024	$13,430,314.37
10/10/2019	$55,255,000.00	11/10/2024	$12,381,357.43
11/10/2019	$55,255,000.00	12/10/2024	$11,252,488.32
12/10/2019	$55,255,000.00	1/10/2025	$10,194,016.91
1/10/2020	$55,255,000.00	2/10/2025	$9,130,921.05
2/10/2020	$55,255,000.00	3/10/2025	$7,838,566.51
3/10/2020	$55,255,000.00	4/10/2025	$6,765,180.23
4/10/2020	$55,255,000.00	5/10/2025	$5,612,566.24
5/10/2020	$55,255,000.00	6/10/2025	$4,529,454.40
6/10/2020	$55,255,000.00	7/10/2025	$3,367,387.32
7/10/2020	$55,255,000.00	8/10/2025	$2,274,465.87
8/10/2020	$55,255,000.00	9/10/2025	$1,176,769.01
9/10/2020	$55,255,000.00	10/10/2025	$525.55
10/10/2020	$55,255,000.00	11/10/2025	$0.00
11/10/2020	$55,255,000.00	and thereafter
12/10/2020	$55,255,000.00
1/10/2021	$55,255,000.00
2/10/2021	$55,255,000.00
3/10/2021	$55,255,000.00
4/10/2021	$55,254,352.22
5/10/2021	$54,306,696.27
6/10/2021	$53,436,272.27

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Summary of Terms	17
Risk Factors	61
Description of the Mortgage Pool	150
Transaction Parties	243
Description of the Certificates	302
The Mortgage Loan Purchase Agreements	337
The Pooling and Servicing Agreement	346
Use of Proceeds	442
Yield, Prepayment and Maturity Considerations	442
Material Federal Income Tax Consequences	455
Certain State, Local and Other Tax Considerations	468
ERISA Considerations	468
Legal Investment	476
Certain Legal Aspects of the Mortgage Loans	477
Ratings	498
Plan of Distribution (Underwriter Conflicts of Interest)	500
Incorporation of Certain Information by Reference	502
Where You Can Find More Information	502
Financial Information	503
Legal Matters	503
Index of Certain Defined Terms	504

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$638,574,000
(Approximate)

Citigroup Commercial
Mortgage Trust 2016-C1
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2016-C1

Class A-1	$36,205,000
Class A-2	$15,052,000
Class A-3	$185,000,000
Class A-4	$237,485,000
Class A-AB	$55,255,000
Class X-A	$567,727,000
Class X-B	$35,896,000
Class A-S	$38,730,000
Class B	$35,896,000
Class EC	$109,577,000
Class C	$34,951,000

PROSPECTUS

Co-Lead Managers and Joint Bookrunners

Citigroup

Cantor Fitzgerald & Co.

Co-Manager

Drexel Hamilton

May 17, 2016